UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant          ☑

Filed by a Party other than the Registrant          ☐

Check the appropriate box:

☒	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☐	Definitive Additional Materials.
☐	Soliciting Material Pursuant to § 240.14a-12.

AmREIT

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, schedule or registration statement no.:

	(3)	Filing party:

	(4)	Date filed:

The information contained in this joint proxy statement/prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This joint proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY — SUBJECT TO COMPLETION — DATED October 8, 2009

PROPOSED MERGER – YOUR VOTE IS VERY IMPORTANT

          This joint proxy statement/prospectus and the enclosed proxy cards are being first sent to shareholders of AmREIT and REITPlus, Inc., or REITPlus, on or about          , 2009 in connection with the solicitation of proxies by (i) the Board of Trustees of AmREIT, to be voted at the special meeting of AmREIT shareholders to be held at 8 Greenway Plaza, Suite 1000, Houston, Texas 77046, on Tuesday, November 24, 2009, at 9:30 a.m., Central Daylight Time, and at any adjournment for the purposes set forth in the accompanying AmREIT Notice of Special Meeting of Shareholders and in this joint proxy statement/prospectus, and (ii) the Board of Directors of REITPlus, to be voted at the special meeting of REITPlus shareholders to be held at 8 Greenway Plaza, Suite 1000, Houston, Texas 77046, on Tuesday, November 24, 2009, at 11:00 a.m., Central Daylight Time, and at any adjournment for the purposes set forth in the accompanying REITPlus Notice of Special Meeting of Shareholders and in this joint proxy statement/prospectus.

          REITPlus and AmREIT have entered into an Amended and Restated Agreement and Plan of Merger dated as of July 10, 2009, or the merger agreement, pursuant to which AmREIT would merge with and into REITPlus, with REITPlus being the surviving corporation in the merger. It is anticipated that the name of the surviving corporation will be changed to AmREIT, Inc. at the time of the merger, and the combined company will operate under the AmREIT name. Subject to the satisfaction of conditions set forth in the merger agreement, including requisite approvals by the shareholders of REITPlus and AmREIT, upon consummation of the merger contemplated by the merger agreement, which we refer to as the merger:

•	Each share of common stock of REITPlus, par value $0.01 per share, will remain outstanding;

•	Each common share of beneficial interest in AmREIT, par value $0.01 per share, of whatever class or series, will be cancelled;

•	Each Class A common share of beneficial interest in AmREIT, par value $0.01 per share, will be converted into 1.0 share of REITPlus common stock;

•	Each Class C common share of beneficial interest in AmREIT, par value $0.01 per share, will be converted into 1.16 shares of REITPlus common stock; and

•	Each Class D common share of beneficial interest in AmREIT, par value $0.01 per share, will be converted into 1.11 shares of REITPlus Common Stock.

          If the merger is consummated, 22,161,213 shares of REITPlus common stock will be issued to AmREIT shareholders.

          REITPlus and AmREIT cannot complete the proposed merger unless the shareholders of both REITPlus and AmREIT approve the merger. Proxies, in the accompanying forms, which are properly executed, duly returned to REITPlus or AmREIT, as applicable, and not revoked, will be voted in accordance with the instructions contained therein and, in the absence of specific instructions, will be voted FOR the merger of AmREIT with and into REITPlus pursuant to the merger agreement and FOR the approval of any adjournment or postponement of the special meeting, if necessary. Each proxy granted may be revoked at any time before its exercise. After careful consideration, the Board of Trustees of AmREIT and the Board of Directors of REITPlus have each determined in its business judgment that the merger is advisable and in the best interests of such entity and its shareholders, has approved the merger agreement and recommends that its shareholders vote FOR the merger and FOR the approval of the adjournment or postponement of the special meeting, if necessary .

          Under the Maryland REIT Law and the Declaration of Trust of AmREIT, or the Declaration of Trust, the merger must be approved by the affirmative vote of holders of a majority of the common shares of beneficial interest of AmREIT entitled to vote on the merger. Pursuant to the Declaration of Trust, holders of Class A, Class C and Class D shares of beneficial interest in AmREIT will vote on the merger together as a single class. Under the Maryland General Corporation Law and the Articles of Amendment and Restatement of REITPlus, or the REITPlus Charter, the merger must be approved by the affirmative vote of holders of a majority of the shares of REITPlus Common Stock entitled to vote on the merger.

          Holders of record of AmREIT common shares of beneficial interest at the close of business on October 8, 2009, which we refer to as the Record Date, are entitled to notice of, and to vote at, the AmREIT special meeting or any adjournment thereof. As of the Record Date, 20,385,141 shares of AmREIT common shares were issued and outstanding, consisting of 5,279,084 Class A shares, 4,139,802 Class C shares and 10,966,255 Class D shares. Holders of record of REITPlus common stock at the close of business on the Record Date are entitled to vote at the REITPlus special meeting or any adjournment thereof. As of the Record Date, 752,307 shares of REITPlus common stock were issued and outstanding and entitled to vote at the REITPlus special meeting.

          We urge you to read this joint proxy statement/prospectus carefully, including “Risk Factors” beginning on page 20 of this joint proxy statement/prospectus for a discussion of the risks related to the merger.

          We strongly support the merger of REITPlus and AmREIT and join our respective boards in recommending that the shareholders of REITPlus and AmREIT vote FOR the merger and FOR the approval of any adjournment or postponement of the applicable special meeting, if necessary, at the REITPlus special meeting and the AmREIT special meeting, respectively.

REITPlus, Inc.	AmREIT

H. Kerr Taylor	H. Kerr Taylor

President, Chairman of the Board and	President, Chairman of the Board and
Chief Executive Officer	Chief Executive Officer

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

This joint proxy statement/prospectus is dated October 19, 2009 and is first being mailed to REITPlus shareholders and AmREIT shareholders on or about October 19, 2009.

REITPlus, Inc.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 24, 2009

          NOTICE IS HEREBY GIVEN that a special meeting of shareholders of REITPlus, Inc., a Maryland corporation, will be held at 8 Greenway Plaza, Suite 1000, Houston, Texas 77046, on Tuesday, November 24, 2009, at 11:00 a.m., Central Daylight Time, to consider and act upon the following:

(1)

The approval of the Amended and Restated Agreement and Plan of Merger, dated as of July 10, 2009, by and among REITPlus, REITPlus Advisor, Inc. and AmREIT, a copy of which is attached as Annex D to the accompanying joint proxy statement/prospectus, and the transactions contemplated thereby, including the merger of AmREIT with and into REITPlus; and

(2)

The adjournment or postponement of the special meeting, if necessary, to permit the further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the above proposal.

          Shareholders of record at the close of business on October 8, 2009 are entitled to receive notice of, and to vote at, the meeting, or at any adjournment or postponement thereof.

          All shareholders are cordially invited to attend the meeting. If you are a shareholder of record, you may vote using any one of the following methods:

•

BY MAIL: Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided. The named proxies will vote your shares according to your directions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your shares in favor of both proposals.

•

BY PHONE: Call 1-800-560-1965 and use any touch-tone telephone to transmit your voting instruction up until 12:00 Noon Central Daylight Time on November 23, 2009. Have your proxy card in hand when you call and then follow the instructions as prompted.

•

BY INTERNET: Go to www.eproxy.com/reitplus/ and use the Internet to transmit your voting instructions until 12:00 Noon Central Daylight Time on November 23, 2009. Have your proxy card in hand when you access the Web site and then follow the instructions.

•	BY ATTENDING THE SPECIAL MEETING IN PERSON: The special meeting will be held at 11:00 a.m., Central Daylight Time, on November 24, 2009, at 8 Greenway Plaza, Suite 1000, Houston, Texas 77046.

•	If you are a shareholder of record, you may revoke your proxy at any time before it is exercised by:

	•	Giving written notice of revocation to our Secretary, Chad C. Braun, at REITPlus, 8 Greenway Plaza, Suite 1000, Houston, Texas 77046;

	•	Timely delivering a properly executed, later-dated proxy;

	•	Authorizing a proxy via the telephone or the internet at a later date; or

	•	Voting in person at the special meeting.

          Voting by proxy will in no way limit your right to vote at the special meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy in order to vote your shares at the special meeting. If you submit a validly executed proxy and no direction is given, your shares will be voted in favor of the merger and any adjournment or postponement, if neccessary, of the special meeting. Under Maryland law and our charter and bylaws, no business other than procedural matters relating to the special meeting or the business described above may properly be raised at the special meeting. The persons authorized under the proxies will vote upon any such procedural matter in their discretion to the same extent as the person delivering the proxy would be entitled to vote.

Very truly yours,
REITPLUS, Inc.
By:
Chad C. Braun
Secretary

Houston, TX
October 19, 2009

IMPORTANT: The prompt return of proxies will ensure that the shareholders’ votes will be cast. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed within the United States.

AmREIT
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 24, 2009

          NOTICE IS HEREBY GIVEN that a special meeting of shareholders of AmREIT, a Maryland real estate investment trust, will be held at 8 Greenway Plaza, Suite 1000, Houston, Texas 77046, on Tuesday, November 24, 2009, at 9:30 a.m., Central Daylight Time, to consider and act upon the following:

(1)

The approval of the Amended and Restated Agreement and Plan of Merger, dated as of July 10, 2009, by and among REITPlus, REITPlus Advisor, Inc. and AmREIT, a copy of which is attached as Annex D to the accompanying joint proxy statement/prospectus, and the transactions contemplated thereby, including the merger of AmREIT with and into REITPlus; and

(2)

The adjournment or postponement of the special meeting, if necessary, to permit the further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the above proposal.

          Shareholders of record at the close of business on October 8, 2009 are entitled to receive notice of, and to vote at, the meeting, or at any adjournment or postponement thereof.

          All shareholders are cordially invited to attend the meeting. If you are a shareholder of record, you may vote using any one of the following methods:

•

BY MAIL: Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided. The named proxies will vote your shares according to your directions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your shares in favor of both proposals.

•

BY PHONE: Call 1-800-560-1965 and use any touch-tone telephone to transmit your voting instruction up until 12:00 Noon Central Daylight Time on November 23, 2009. Have your proxy card in hand when you call and then follow the instructions as prompted.

•

BY INTERNET: Go to www.eproxy.com/amy/ and use the Internet to transmit your voting instructions until 12:00 Noon Central Daylight Time on November 23, 2009. Have your proxy card in hand when you access the Web site and then follow the instructions.

•	BY ATTENDING THE SPECIAL MEETING IN PERSON: The special meeting will be held at 9:30 a.m., Central Daylight Time, on November 24, 2009, at 8 Greenway Plaza, Suite 1000, Houston, Texas 77046.

•	If you are a shareholder of record, you may revoke your proxy at any time before it is exercised by:

	•	Giving written notice of revocation to our Corporate Secretary, Chad C. Braun, at AmREIT, 8 Greenway Plaza, Suite 1000, Houston, Texas 77046;

	•	Timely delivering a properly executed, later-dated proxy;

	•	Authorizing a proxy via the telephone or the internet at a later date; or

	•	Voting in person at the special meeting.

          Voting by proxy will in no way limit your right to vote at the special meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy in order to vote your shares at the special meeting. If you submit a validly executed proxy and no direction is given, your shares will be voted in favor of the merger and any adjournment or postponement, if necessary, of the special meeting. Under Maryland law and the AmREIT Declaration of Trust and Bylaws, no business other than procedural matters relating to the special meeting or the business described above may properly be raised at the special meeting. The persons authorized under the proxies will vote upon any such procedural matter in their discretion to the same extent as the person delivering the proxy would be entitled to vote.

Very truly yours,
AmREIT
By:
Chad C. Braun
Secretary

Houston, TX
October 19, 2009

IMPORTANT: The prompt return of proxies will ensure that the shareholders’ votes will be cast. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed within the United States.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETINGS

About the Merger

Q: Why am I receiving this joint proxy statement/prospectus?

A: The Board of Trustees of AmREIT, or the AmREIT Board, including all of the independent trustees, and the Board of Directors of REITPlus, or the REITPlus Board, including all of the independent directors, have each approved an Amended and Restated Agreement and Plan of Merger, which we refer to as the merger agreement, by and among AmREIT, REITPlus and REITPlus’s advisor, REITPlus Advisor, Inc., dated as of July 10, 2009. The merger agreement provides for the merger of AmREIT with and into REITPlus, which we refer to as the merger, with REITPlus being the surviving corporation in the merger. See “Comparison of Shareholder Rights.”

Shares of REITPlus Common Stock to be issued in the merger have been authorized by REITPlus and will be issued pursuant to an effective registration statement, of which this joint proxy statement/prospectus is a part, on Form S-4 filed with the Securities and Exchange Commission, which we refer to as the SEC.

This joint proxy statement/prospectus is being furnished to the shareholders of record of each of REITPlus and AmREIT as of October 8, 2009, or the Record Date, for the purpose of voting on the following proposals:

(1)	To approve the merger agreement and the transactions contemplated thereby; and

(2)	To approve the adjournment or postponement of the respective special meeting, if necessary, to permit the further solicitation of proxies.

This joint proxy statement/prospectus contains important information about the proposed merger and the special meetings, and you should read it carefully.

Q: Why has the merger been proposed?

A: The AmREIT Board and the REITPlus Board have each determined in its respective business judgment that the merger is advisable and in the best interests of the respective entity and its shareholders. Both companies believe that the combined company will achieve administrative cost savings that will benefit all shareholders. In addition, both the REITPlus Board and the AmREIT Board believe that the merger will simplify the capital structure of AmREIT, facilitating the raising of additional equity capital to fund future growth and generating interest about the combined company in the investment community. Both companies further believe that the merger will eliminate conflicts of interest between AmREIT and REITPlus and will better enable the combined company to pay a stable dividend. For a description of factors considered by the AmREIT Board and the REITPlus Board, please see “Proposal No. 1: The Merger — Reasons for and Consequences of the Merger” below.

Q: What are the important dates in considering, voting on and consummating the merger?

A: The following is a table of important actions to be taken and expected completion dates for your consideration in evaluating the merger transaction and deciding how to vote on the proposals submitted:

	Action	Party Executing Action	Expected Completion Date

1.	Mailing of joint proxy statement/prospectus	AmREIT and REITPlus	October 19, 2009

2.	AmREIT shareholders receive regular monthly dividend for October 2009	AmREIT and REITPlus	October 30, 2009

3.	Consent to merger by Wells Fargo Bank, AmREIT’s credit facility lender	Wells Fargo Bank	November 15, 2009

4.	Consent to merger by JPMorgan, REITPlus’ joint venture partner in Shadow Creek Ranch	JPMorgan	November 15, 2009

5.	AmREIT Special Meeting	AmREIT	November 24, 2009

6.	REITPlus Special Meeting	REITPlus	November 24, 2009

7.	Closing of transaction, with delivery of officers’ certificates, legality and tax opinions	REITPlus, AmREIT and Bass, Berry & Sims PLC	November 25, 2009

8.	Articles of Merger filed and merger effective	REITPlus and AmREIT	November 25, 2009

9.	REITPlus Holdings, LLC, owner of Special Units in REITPlus Operating Partnership, LP, tenders Special Units to REITPlus Operating Partnership, LP for no consideration, and Special Units are cancelled	REITPlus Holdings, LLC	November 25, 2009

10.	Advisory Agreement between REITPlus Advisor, Inc. and REITPlus, Inc. and Management Agreement between AmREIT Realty Investment Corporation and REITPlus, Inc. are cancelled by mutual agreement	REITPlus Advisor, Inc., AmREIT Realty Investment Corporation and REITPlus	November 25, 2009

11.

Amendment of Articles of Incorporation of REITPlus and Certificate of Limited Partnership of REITPlus Operating Partnership, LP to change names to AmREIT, Inc. and AmREIT Operating Partnership, LP, respectively

		Combined Company	November 25, 2009

12.	Combined company deposits with transfer agent cash in lieu of fractional shares and share certificates (if any) deliverable as merger consideration	Combined Company	November 25, 2009

13.	Delivery of merger consideration to former AmREIT shareholders	Transfer Agent	After November 30, 2009

14.	Payment of November 2009 dividend	AmREIT, Inc. (Combined Company)	November 30, 2009

Q: What is the historical relationship between REITPlus and AmREIT?

A: REITPlus was formed by AmREIT in April 2007 to raise capital and use such capital to acquire a portfolio of retail and mixed-use properties, including a combination of stabilized, income-producing properties and value-added opportunities. REITPlus was organized as an externally managed Maryland corporation governed by the Maryland General Corporation Law, or MGCL, that intended to elect to be taxed as a REIT. REITPlus has no employees and is externally managed by REITPlus Advisor, Inc., a wholly owned subsidiary of AmREIT, pursuant to an advisory agreement that provides for a 1% annual advisory fee, a deferred incentive fee upon termination of the advisory agreement equal to 15% of net value created over a 7% annual return, and transaction based fees upon the acquisition of properties. The officers of AmREIT actively manage the business of REITPlus on a day-to-day basis. AmREIT owns 100 shares of REITPlus common stock. The remaining common shares of REITPlus are held by shareholders who purchased shares in REITPlus’s best efforts public offering, which was conducted from November 2007 through September 2008. Upon formation of REITPlus, AmREIT invested approximately $1 million in exchange for 100,000 units of limited partnership interest in REITPlus Operating Partnership, LP, which we refer to as REITPlus OP, representing a 16.45% interest in REITPlus OP. In addition, REITPlus Holdings, LLC, an entity owned 67.5% by AmREIT and 32.5% by AmREIT’s management, acquired for $1,000 special units of partnership interest in REITPlus OP, which special units entitle the holder to 15% of any excess net proceeds from the sale or liquidation of the REITPlus properties over contributed capital plus a 7% cumulative return. The following diagrams set forth REITPlus’s corporate structure prior to and following the proposed merger:

Prior to Merger

After Merger

Q: Are there any conflicts of interest related to the merger?

A: REITPlus and its shareholders, on the one hand, may have interests in the merger that may be different from or in addition to the interests of AmREIT and its shareholders, on the other hand, including the following:

▪

Upon consummation of the merger, the advisory agreement between REITPlus and REITPlus Advisor, Inc., a wholly owned subsidiary of AmREIT, will be terminated; upon such termination, REITPlus and its shareholders will save, and AmREIT and its shareholders will forgo, approximately $160,000 per year in advisory, management and other fees, as well as the right to earn a deferred performance fee of up to 15% of any net value created in REITPlus in excess of contributed capital plus a 7% cumulative annual return.

▪

Upon consummation of the merger, the special units of partnership interest in REITPlus Operating Partnership, LP owned by AmREIT and AmREIT management will be cancelled, and AmREIT will forgo the right to earn 67.5% of an amount equal to 15% of any excess net proceeds from the sale of liquidation of REITPlus’s properties over contributed capital plus a 7% cumulative annual return.

▪

The AmREIT management team, through a limited liability company of which they own all membership interests, owns 32.5% of the special units of partnership interest in REITPlus Operating Partnership, LP. The special units will be cancelled upon consummation of the merger, and the AmREIT management team will forgo the right to earn 32.5% of the excess proceeds described in the preceding bullet.

▪

REITPlus reimburses AmREIT for the services of its personnel, including those who serve as REITPlus’s officers. Examples of reimbursable personnel costs include legal services (such as negotiating leases and tenant collection issues), preparation of sales materials for use in REITPlus’s best efforts initial public offering, accounting and financial reporting services, and investor services. These reimbursements will terminate upon consummation of the merger.

▪

The chief executive officer and chief financial officer, respectively, of AmREIT also hold the identical offices for REITPlus. In making executive officer level decisions for REITPlus, each of these executive officers could be influenced by reason of their executive positions with AmREIT to act in a manner that in the short-term or longer-term could be of greater benefit to AmREIT than to REITPlus. For example, the AmREIT chief executive officer could direct AmREIT leasing personnel, who are also responsible for leasing REITPlus properties, to devote all their efforts to AMREIT property leasing to the exclusion of REITPlus property leasing or could direct AmREIT finance personnel to focus on financing AmREIT’s operations and properties to the exclusion of financing REITPlus.

Q: What will AmREIT shareholders receive in the merger?

A: In the merger, each common share of beneficial interest in AmREIT, par value $0.01 per share, or AmREIT Common Stock, other than shares held by REITPlus, will be converted into the right to receive whole shares of common stock of REITPlus, par value $0.01 per share, or REITPlus Common Stock. Each Class A common share of beneficial interest in AmREIT, par value $0.01 per share, which we refer to as Class A Stock, will be converted into 1.0 share of REITPlus Common Stock, which conversion ratio we refer to as the Class A Exchange Ratio. Each Class C common share of beneficial interest in AmREIT, par value $0.01 per share, which we refer to as Class C Stock, will be converted into 1.16 shares of REITPlus Common Stock, which conversion ratio we refer to as the Class C Exchange Ratio. Each Class D common share of beneficial interest in AmREIT, par value $0.01 per share, which we refer to as Class D Stock, will be converted into 1.11 shares of REITPlus Common Stock, which conversion ratio we refer to as the Class D Exchange Ratio. No fractional shares of REITPlus Common Stock will be issued in the merger, and all fractional shares will be settled in cash. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, REITPlus will forward payments to such holders of fractional interests. The combined company will not immediately list its common stock on a national securities exchange after consummation of the merger, and it is unlikely that any person will make a market in the REITPlus Common Stock immediately after the merger or that an active market for the REITPlus Common Stock will develop in the near future, if at all.

Q: What will holders of REITPlus Common Stock receive in the merger?

A: Holders of REITPlus Common Stock will receive no additional shares or other consideration in connection with the merger. Each outstanding share of REITPlus Common Stock will remain outstanding and continue to represent one share of REITPlus Common Stock after the consummation of the merger.

Q: Will REITPlus shareholders be diluted as a result of the merger?

A: REITPlus shareholders, who before the merger own 100% of the outstanding REITPlus Common Stock, will own only approximately 3.3% of the REITPlus Common Stock immediately after the merger; consequently, the voting power of REITPlus shareholders will be diluted by approximately 96.7% by reason of the merger, and the holders of REITPlus Common Stock prior to the merger will have little voting power in the combined company.

Q: Will AmREIT shareholders continue to receive distributions prior to the merger?

A: After the merger, REITPlus will continue to operate as a real estate investment trust, or REIT, and, as such, expects to pay regular dividends on the REITPlus Common Stock in order to meet the requirements in the Internal Revenue Code of 1986, as amended, or the Code, for continued qualification as a REIT. No monthly dividends or other distributions will be paid on outstanding shares of AmREIT Common Stock during the month in which the merger is consummated, but the REITPlus Board intends to authorize a dividend payable on shares of REITPlus Common Stock on the last day of the month in which the merger is consummated. It is anticipated that the rate of such dividend will be the same as the then-current monthly dividend rate with respect to the Class A Stock, currently $0.041667 per share of Class A Stock. The timing and amount of any future dividend and/or distribution on the REITPlus Common Stock after consummation of the merger will be subject to the approval of the REITPlus Board. Until the merger is consummated, or in the event the merger is not consummated, in which case AmREIT may decrease the amount of, or suspend, its regular monthly dividend, AmREIT expects to continue paying a dividend with respect to each class of AmREIT Common Stock, subject to the approval of the AmREIT Board.

Q: What will happen to AmREIT if the merger is not completed?

A: If, under certain specified circumstances, either REITPlus or AmREIT determines that it is no longer advisable to complete the merger, they may terminate the merger agreement and the merger will not be completed. In such event, or if the merger is not completed for another reason, AmREIT shareholders will remain holders of AmREIT Common Stock entitled to the rights and benefits under the AmREIT Declaration of Trust, the Maryland REIT Law and the MGCL. No termination fees are payable by either party if the merger agreement is terminated.

Q: Do AmREIT shareholders have objecting shareholder rights in connection with the merger?

A: AmREIT currently is a Maryland real estate investment trust governed by the Maryland REIT Law and, with respect to mergers and the rights of objecting shareholders, the MGCL. The AmREIT Declaration of Trust provides, in accordance with Section 3-202(c)(4) of the MGCL, that holders of AmREIT Common Stock shall not be entitled to exercise the rights of objecting shareholders with respect to the merger unless AmREIT’s Common Stock is owned of record by less than 2,000 holders. As of the close of business on the record date for AmREIT’s special meeting, AmREIT’s Common Stock was owned of record by more than 5,000 holders. Therefore, AmREIT shareholders will have no right to object to the merger and receive fair value for their shares of AmREIT Common Stock.

Q: Do REITPlus shareholders have objecting shareholder rights in connection with the merger?

A: REITPlus currently is a Maryland corporation governed by the MGCL. The REITPlus Charter provides, in accordance with Section 3-202(c)(4) of the MGCL, that holders of REITPlus Common Stock shall not be entitled to exercise the rights of objecting shareholders with respect to the merger unless the REITPlus Board determines that such rights apply. The REITPlus Board has not made such determination, and, therefore, REITPlus shareholders will have no right to object to the merger and receive fair value for their shares of REITPlusCommon Stock.

Q: What are the tax consequences to me of the proposed mergers?

A: REITPlus and AmREIT intend that the merger will qualify as a “reorganization” under the provisions of Section 368(a) of the Code. If the merger so qualifies, then for U.S. federal income tax purposes, holders of AmREIT Common Stock will not recognize any gain or loss upon the exchange of their shares of AmREIT Common Stock for REITPlus Common Stock in the merger (except with respect to cash received instead of a fractional share of REITPlus Common Stock). Your tax consequences will depend on your personal situation. You are urged to consult your own tax advisor for a full understanding of the tax consequences of the merger to you.

Q: Who will constitute the Board of Directors of the combined company?

A: It is anticipated that all of the current independent directors/trustees of AmREIT and REITPlus, as well as H. Kerr Taylor, who is currently the chief executive officer of both companies, will constitute a seven-member Board of Directors of the combined company.

Q: What will be the name of the combined company?

A: It is anticipated that the name of the surviving corporation will be changed to AmREIT, Inc. at the time of the merger, and the combined company will operate under the AmREIT name.

Q: What business will the combined company conduct after the merger?

A: After the merger, the combined company will continue to own and operate commercial properties in high-traffic, highly populated areas, referred to as Irreplaceable Corners™.

About the Special Meetings

Q: Where and when are the special meetings?

A: The REITPlus special meeting will take place at 8 Greenway Plaza, Suite 1000, Houston, Texas 77046 on Tuesday, November 24, 2009, at 11:00 a.m. Central Daylight Time.

The AmREIT special meeting will take place at 8 Greenway Plaza, Suite 100, Houston, Texas 77046 on Tuesday, November 24, 2009, at 9:30 a.m. Central Daylight Time

Q: Who is entitled to vote?

A: Holders of record of REITPlus Common Stock at the close of business on the Record Date are entitled to vote at the REITPlus special meeting. Each share held of record on the Record Date of REITPlus Common Stock entitles the holder to cast one vote. As of the Record Date, there were 752,307 shares of REITPlus Common Stock outstanding and entitled to vote at the REITPlus special meeting.

Holders of record of AmREIT Common Stock at the close of business on the Record Date are entitled to vote as a single class at the AmREIT special meeting. Each share of AmREIT Common Stock shall be entitled to one vote. As of the Record Date, there were 20,385,141 shares of AmREIT Common Stock outstanding and entitled to vote at the AmREIT special meeting.

Q: How do I cast my vote?

A: If you are a holder of record of REITPlus Common Stock or AmREIT Common Stock, you may vote in the following manner:

•

BY MAIL: Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided. The named proxies will vote your shares according to your directions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your shares FOR the merger and FOR the adjournment or postponement of the special meeting, if necessary.

•

BY PHONE: Call 1-800-560-1965 and use any touch-tone telephone to transmit your voting instruction up until 12:00 Noon Central Daylight Time on November 23, 2009. Have your proxy card in hand when you call and then follow the instructions as prompted.

•

BY INTERNET: For AmREIT shareholders, go to www.eproxy.com/amy/ and use the Internet to transmit your voting instructions until 12:00 Noon Central Daylight Time on November 23, 2009. Have your proxy card in hand when you access the Web site and then follow the instructions. For REITPlus shareholders, go to www.eproxy.com/reitplus/ and use the Internet to transmit your voting instructions until 12:00 Noon Central Daylight Time on November 23, 2009. Have your proxy card in hand when you access the Web site and then follow the instructions.

•

BY ATTENDING THE SPECIAL MEETINGS IN PERSON: The REITPlus special meeting will be held at 11:00 a.m., Central Daylight Time on November 24, 2009, at 8 Greenway Plaza, Suite 1000, Houston, Texas 77046. The AmREIT special meeting will be held at 9:30 a.m., Central Daylight Time on November 24, 2009, at 8 Greenway Plaza, Suite 1000, Houston, Texas 77046.

Q: What vote is required and how will the votes be counted?

A: The presence, in person or by proxy, of the holders of 50% of the shares of REITPlus Common Stock and a majority of the shares of AmREIT Common Stock, respectively, entitled to vote at the special meeting of each of REITPlus and AmREIT, respectively, is necessary to constitute a quorum. However, if a quorum is not present at either the REITPlus special meeting or the AmREIT special meeting, the chairman of the respective special meeting may adjourn the special meeting from time to time.

Under Maryland law and the applicable governing documents of REITPlus and AmREIT, the approval of the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of REITPlus Common Stock entitled to vote at the REITPlus special meeting, and a majority of the outstanding shares of AmREIT Common Stock entitled to vote at the AmREIT special meeting, voting together as a single class.

Shareholders may be asked to vote on a proposal to adjourn or postpone either the REITPlus or AmREIT special meeting, if there are not sufficient votes at the time of either special meeting to approve the merger. The affirmative vote of a majority of the votes cast by the holders of REITPlus Common Stock or AmREIT Common Stock, respectively, voting in person or by proxy at the REITPlus special meeting or the AmREIT special meeting, respectively, is required to approve the adjournment or postponement of either special meeting, if necessary, to permit further solicitation of proxies. Under the governing documents of both REITPlus and AmREIT, a special meeting may be adjourned to a date not more than 120 days after the record date for the special meeting.

Votes cast in person or by proxy will be counted by two persons appointed by the REITPlus Board and the chair of the AmREIT special meeting to act as inspectors for each special meeting.

Q: Can AmREIT shareholders change their votes after they have granted their proxies?

A: Yes. AmREIT shareholders of record may revoke their proxies and change their votes at any time before their proxies are voted at the AmREIT special meeting. To revoke their proxies, they must: (i) so advise the AmREIT Corporate Secretary, Chad C. Braun, 8 Greenway Plaza, Suite 1000, Houston, Texas 77046 in writing before their shares of AmREIT Common Stock have been voted by the proxy holders at the meeting; (ii) execute and deliver a subsequently dated proxy; (iii) authorize a proxy via the telephone or the internet at a later date; or (iv) attend the meeting and vote their AmREIT Common Stock in person.

Q: Can REITPlus shareholders change their votes after they have granted their proxies?

A: Yes. REITPlus shareholders may revoke their proxies and change their votes at any time before their proxies are voted at the REITPlus special meeting. To revoke their proxies, they must: (i) so advise the REITPlus Secretary, Chad C. Braun, 8 Greenway Plaza, Suite 1000, Houston, Texas 77046 in writing before their shares of REITPlus Common Stock have been voted by the proxy holders at the meeting; (ii) execute and deliver a subsequently dated proxy; (iii) authorize a proxy via the telephone or the internet at a later date; or (iv) attend the meeting and vote their REITPlus Common Stock in person.

Q: What happens if I hold shares of AmREIT Common Stock and I do not indicate how I want to vote, do not vote or abstain from voting on the merger?

A: If you sign and send in your proxy but do not indicate how you want to vote on the merger, your shares of AmREIT Common Stock represented by your proxy will be voted in favor of the merger at the AmREIT special meeting and any adjournment or postponement, if necessary, of the special meeting. If you do not submit your proxy and do not attend the AmREIT special meeting, or you otherwise abstain from voting, your failure to vote your AmREIT Common Stock will have the same effect as a vote against the merger and no effect on any adjournment or postponement of the special meeting.

Broker non-votes will also count as votes against the merger. A broker non-vote occurs when a nominee, such as a broker or bank, holding shares for a beneficial owner does not have discretionary voting authority with respect to a proposal and has not received instructions with respect to that proposal from the beneficial owner. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals. The merger proposal is a non-routine proposal. If your shares are held by a bank or broker, you should follow the instructions provided by the bank or broker to ensure your shares are voted. Broker non-votes will have no effect on the proposal for the adjournment or postponement, if necessary, of the special meeting.

Q: What happens if I hold REITPlus Common Stock and I do not indicate how I want to vote, do not vote or abstain from voting on the merger?

A: If you sign and send in your proxy but do not indicate how you want to vote on the merger, your shares of REITPlus Common Stock represented by your proxy will be voted in favor of the merger at the REITPlus special meeting and any adjournment or postponement, if necessary, of the special meeting. If you do not submit your proxy and do not attend the REITPlus special meeting, or you otherwise abstain from voting, your failure to vote your REITPlus Common Stock will have the same effect as a vote against the merger and no effect on any adjournment or postponement of the special meeting.

Broker non-votes will also count as votes against the merger. A broker non-vote occurs when a nominee, such as a broker or bank, holding shares for a beneficial owner does not have discretionary voting authority with respect to a proposal and has not received instructions with respect to that proposal from the beneficial owner. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals. The merger proposal is a non-routine proposal. If your shares are held by a bank or broker, you should follow the instructions provided by the bank or broker to ensure your shares are voted. Broker non-votes will have no effect on the proposal for the adjournment or postponement, if necessary, of the special meeting.

Q: Will anyone contact me regarding this vote?

A: In addition to the solicitation of proxies by use of the mails, AmREIT, REITPlus and officers and regular employees of AmREIT and REITPlus may solicit proxies by telephone, facsimile, e-mail, or personal interviews without additional compensation. The companies reserve the right to engage solicitors and pay compensation to them for the solicitation of proxies.

Q: Who has paid for this proxy solicitation?

A: AmREIT will bear the cost of preparing, printing, assembling and mailing the proxy cards, the joint proxy statement/prospectus and other materials that may be sent to shareholders in connection with this solicitation.

How to Get More Information

Q: Who can answer my questions?

A: If you have questions about the merger or want additional copies of this joint proxy statement/prospectus or additional proxy cards, you should contact: Investor Relations, AmREIT, 8 Greenway Plaza, Suite 1000, Houston, Texas 77046, telephone (713) 850-1400 or Investor Relations, REITPlus, 8 Greenway Plaza, Suite 1000, Houston, Texas 77046, telephone (713) 850-1400. The toll free number for both AmREIT and REITPlus Investor Relations is (800) 888-4400.

SUMMARY

          This summary highlights selected information from this joint proxy statement/prospectus. It does not contain all of the information that may be important to you. You should carefully read this entire joint proxy statement/prospectus for a more complete understanding of the matters being considered at the special meetings. In addition, we incorporate important business and financial information about AmREIT and REITPlus set forth in Annexes A, B and C attached to this joint proxy statement/prospectus. Please note that REITPlus has supplied all information contained in this joint proxy statement/prospectus relating to REITPlus, and AmREIT has supplied all information contained in this joint proxy statement/prospectus relating to AmREIT.

Special Meetings

          This joint proxy statement/prospectus is being furnished to the shareholders of record of each of REITPlus and AmREIT as of the Record Date for the purpose of voting on the following proposals:

(1)	To approve the merger agreement and the transactions contemplated thereby; and

(2)

The adjournment or postponement of the special meeting, if necessary, to permit the further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the above proposal.

          The REITPlus special meeting will take place at 8 Greenway Plaza, Suite 1000, Houston, Texas 77046, on Tuesday, November 24, 2009, at 11:00 a.m. Central Daylight Time. The AmREIT special meeting will take place at 8 Greenway Plaza, Suite 1000, Houston, Texas 77046, on Tuesday, November 24, 2009, at 9:30 a.m. Central Daylight Time.

Parties to the Merger

          REITPlus is a corporation organized under the MGCL that has elected to be taxed as a REIT for federal income tax purposes. REITPlus is externally managed by REITPlus Advisor, Inc., a wholly owned subsidiary of AmREIT. Following the merger, the combined company will be internally managed by the current management team of AmREIT. The primary business activity of REITPlus is the acquisition, ownership and management of retail and mixed-use properties, including high-quality, multi-tenant shopping centers and mixed-use properties throughout the United States. The principal executive offices of REITPlus are located at 8 Greenway Plaza, Suite 1000, Houston, Texas 77046, and the telephone number is (713) 850-1400. Until November 2008, REITPlus was required to file periodic reports and other information with the SEC. In November 2008, REITPlus de-registered its Common Stock with the SEC, as those shares were held of record by less than 300 individuals, and discontinued filing reports with the SEC.

          AmREIT is a Maryland real estate investment trust organized under the Maryland REIT Law that has elected to be taxed as a REIT for federal income tax purposes. AmREIT is internally managed, and its management team currently manages REITPlus through REITPlus Advisor, Inc., the external advisor of REITPlus. AmREIT owns commercial properties in high-traffic, highly-populated areas, which it refers to as Irreplaceable CornersTM and leases those properties primarily to investment grade corporate tenants. AmREIT’s principal executive offices are located at 8 Greenway Plaza, Suite 1000, Houston, Texas 77046, and its telephone number is (713) 850-1400. AmREIT currently files periodic reports and other information with the SEC.

          REITPlus was formed by AmREIT in April 2007 to raise capital and use such capital to acquire a portfolio of retail and mixed-use properties, including a combination of stabilized, income-producing properties and value-added opportunities. REITPlus was organized as an externally managed Maryland corporation governed by the Maryland General Corporation Law, or MGCL, that intended to elect to be taxed as a REIT. REITPlus has no employees and is externally managed by REITPlus Advisor, Inc., a wholly owned subsidiary of AmREIT, pursuant to an advisory agreement that provides for a 1% annual advisory fee, a deferred incentive fee upon termination of the advisory agreement equal to 15% of net value created over a 7% annual return, and transaction based fees upon the acquisition of properties. The officers of AmREIT actively manage the business of REITPlus on a day-to-day basis. AmREIT owns 100 shares of REITPlus common stock. The remaining common shares of REITPlus are held by shareholders who purchased shares in REITPlus’s best efforts public offering, which was conducted from November 2007 through September 2008. Upon formation of REITPlus, AmREIT invested approximately $1 million in exchange for 100,000 units of limited partnership interest in REITPlus Operating Partnership, LP, which we refer to as REITPlus OP, representing a 16.45% interest in REITPlus OP. In addition, REITPlus Holdings, LLC, an entity owned 67.5% by AmREIT and 32.5% by AmREIT’s management, acquired for $1,000 special units of partnership interest in REITPlus OP, which special units entitle the holder to 15% of any excess net proceeds from the sale or liquidation of the REITPlus properties over contributed capital plus a 7% cumulative return. Upon consummation of the merger, the special units of partnership interest will be cancelled and the advisory agreement between REITPlus and REITPlus Advisor, Inc. will be terminated, in both cases with no payment to AmREIT or its officers or affiliates. See page 5 of this joint proxy statement/prospectus for a diagram of the relationship between REITPlus and AmREIT before the merger and the corporate structure of the combined company after the merger.

          Copies of reports filed with the SEC by REITPlus or AmREIT may be obtained at the SEC’s Public Reference Room at 100 F. Street, NE, Washington, D.C. 20549, on official business days during the hours of 10:00 a.m. to 3:00 p.m. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. In addition, the SEC maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding registrants.

Merger

          The merger agreement provides for the merger of AmREIT with and into REITPlus, with REITPlus being the surviving corporation in the merger. It is anticipated that the name of the surviving corporation will be changed to AmREIT, Inc. at the time of the merger, and the combined company will operate under the AmREIT name.

Approval Requirement

          The presence, in person or by proxy, of the holders of 50% of the shares of REITPlus Common Stock and a majority of the shares of AmREIT Common Stock entitled to vote at the special meeting of each of REITPlus and AmREIT, respectively, is necessary to constitute a quorum. However, if a quorum is not present at either the REITPlus special meeting or the AmREIT special meeting or if there are not sufficient votes to approve the proposal, the chairman of the respective special meeting may adjourn the special meeting from time to time.

          Under Maryland law, the REITPlus Charter and the AmREIT Declaration of Trust, the approval of the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of a majority of the outstanding shares of REITPlus Common Stock entitled to vote at the REITPlus special meeting, and a majority of the outstanding shares of AmREIT Common Stock entitled to vote at the AmREIT special meeting, voting together as a single class. Shareholders may be asked to vote on a proposal to adjourn or postpone either the REITPlus or AmREIT special meeting, if there are not sufficient votes at the time of either special meeting to approve the merger. The affirmative vote of a majority of the votes cast by the holders of REITPlus Common Stock or AmREIT Common Stock, respectively, voting in person or by proxy at the REITPlus special meeting or the AmREIT special meeting, respectively, is required to approve the adjournment or postponement of either special meeting, if necessary, to permit further solicitation of proxies. Under the governing documents of both REITPlus and AmREIT, a special meeting may be adjourned to a date not more than 120 days after the record date for the special meeting.

          As reflected in the tables below under “Security Ownership of Certain Beneficial Owners and Management,” as of August 15, 2009, the trustees and executive officers of AmREIT, as a group, beneficially owned 7.06% of outstanding AmREIT Common Stock and REITPlus directors and executive officers, as a group, owned less than 1% of outstanding REITPlus Common Stock. In addition, REITPlus owns approximately 89,641 shares of AmREIT Common Stock, representing less than 1% of AmREIT Common Stock outstanding, which it intends to vote in favor of the merger and in favor of the adjournment or postponement of the AmREIT Special Meeting, if necessary. The AmREIT trustees and executive officers and the REITPlus directors intend to vote all voting shares they own in favor of the merger and in favor of any adjournment or postponement of the AmREIT special meeting, if applicable.

Record Date

          The REITPlus Board has set the close of business on October 8, 2009 as the Record Date for REITPlus shareholders who are entitled to notice of and/or to vote on of the action to be taken at the REITPlus special meeting.

          The AmREIT Board has set the close of business on October 8, 2009 as the Record Date for AmREIT shareholders who are entitled to notice of and/or to vote on of the action to be taken at the REITPlus special meeting.

Merger Consideration

          In the merger, each share of AmREIT Common Stock, other than shares held by REITPlus, will be converted into the right to receive whole shares of REITPlus Common Stock. Each share of Class A Stock will be converted into the right to receive 1.0 share of REITPlus Common Stock. Each share of Class C Stock will be converted into the right to receive 1.16 shares of REITPlus Common Stock. Each share of Class D Stock will be converted into the right to receive 1.11 shares of REITPlus Common Stock. No fractional shares of REITPlus Common Stock will be issued in the merger, and all fractional shares will be settled in cash. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, REITPlus will forward payments to such holders of fractional interests.

Distributions

          After the merger, REITPlus will continue to operate as a REIT and, as such, expects to pay regular dividends in respect of the REITPlus Common Stock in order to meet the requirements in the Code for continued qualification as a REIT. No monthly dividends or other distributions will be paid with respect to outstanding shares of AmREIT Common Stock during the month in which the merger is consummated, but the REITPlus Board intends to authorize a dividend payable on the last day of the month in which the merger is consummated to holders of REITPlus Common Stock immediately after consummation of the merger. It is anticipated that the rate of such dividend will be the same as the then-current monthly dividend rate with respect to Class A Stock of AmREIT, currently $0.041667 per share. Based on the Class C Exchange Ratio of 1.16 to 1.0, this translates to an equivalent monthly dividend rate of $0.048 per share, or approximately $0.01 per month, or $0.12 per year, less than the dividend rate on the Class C Stock. Based on the Class D Exchange Ratio of 1.11 to 1.0, this translates to an equivalent monthly dividend rate of $0.04625 per share, or approximately $0.008 per month, or $0.096 per year, less than the dividend rate on the Class D Stock. The timing and amount of any future dividends and/or distributions on the REITPlus Common Stock after consummation of the merger will be subject to the approval of the REITPlus Board. Until the merger is consummated, or in the event the merger is not consummated, in which case AmREIT may decrease the amount of, or suspend, its regular monthly dividend, AmREIT expects to continue paying such dividend with respect to each class of AmREIT Common Stock, subject to the approval of the AmREIT Board.

Conflicts of Interest

          REITPlus and its shareholders, on the one hand, may have interests in the merger that may be different from or in addition to the interests of AmREIT and its shareholders, on the other hand, including the following:

▪

Upon consummation of the merger, the advisory agreement between REITPlus and REITPlus Advisor, Inc., a wholly owned subsidiary of AmREIT, will be terminated; upon such termination, REITPlus and its shareholders will save, and AmREIT and its shareholders will forgo, approximately $160,000 per year in advisory, management and other fees, as well as the right to earn a deferred performance fee of up to 15% of any net value created in REITPlus in excess of contributed capital plus a 7% cumulative annual return.

▪

Upon consummation of the merger, the special units of partnership interest in REITPlus Operating Partnership, LP owned by AmREIT and AmREIT management will be cancelled, and AmREIT will forgo the right to earn 67.5% of an amount equal to 15% of any excess net proceeds from the sale of liquidation of REITPlus’s properties over contributed capital plus a 7% cumulative annual return.

▪

The AmREIT management team, through a limited liability company of which they own all membership interests, owns 32.5% of the special units of partnership interest in REITPlus Operating Partnership, LP. The special units will be cancelled upon consummation of the merger, and the AmREIT management team will forgo the right to earn 32.5% of the excess proceeds described in the preceding bullet.

▪

REITPlus reimburses AmREIT for the services of its personnel, including those who serve as REITPlus’s officers. Examples of reimbursable personnel costs include legal services (such as negotiating leases and tenant collection issues), preparation of sales materials for use in REITPlus’s best efforts initial public offering, accounting and financial reporting services, and investor services. These reimbursements will terminate upon consummation of the merger.

▪

The chief executive officer and chief financial officer, respectively, of AmREIT also hold the identical offices for REITPlus. In making executive officer level decisions for REITPlus, each of these executive officers could be influenced by reason of their executive positions with AmREIT to act in a manner that in the short-term or longer-term could be of greater benefit to AmREIT than to REITPlus. For example, the AmREIT chief executive officer could direct AmREIT leasing personnel, who are also responsible for leasing REITPlus properties, to devote all their efforts to AMREIT property leasing to the exclusion of REITPlus property leasing or could direct AmREIT finance personnel to focus on financing AmREIT’s operations and properties to the exclusion of financing REITPlus.

Material Tax Consequences of the Merger

          The merger is intended to qualify as a reorganization within the provisions of Section 368(a) of the Code. If the merger so qualifies, then for U.S. federal income tax purposes, holders of AmREIT Common Stock who receive REITPlus Common Stock in exchange for their AmREIT Common Stock in the merger are not expected to recognize any gain or loss, except with respect to cash received instead of a fractional share of REITPlus Common Stock. See “United States Federal Income Tax Considerations,” below. Your tax consequences will depend on your personal situation. You are urged to consult your own tax advisor for a full understanding of the tax consequences of the merger to you.

Recommendations of the AmREIT Board and the REITPlus Board

          The AmREIT Board (including all of the independent trustees) and the REITPlus Board (including all of the independent directors) have approved the merger and the related transactions pursuant to the merger agreement. The AmREIT Board has determined that the merger is advisable and in the best interests of AmREIT and its shareholders. The REITPlus Board has determined that the merger is advisable and in the best interests of REITPlus and its shareholders.

          The AmREIT Board recommends that shareholders of AmREIT vote “FOR” the approval of the merger agreement, the merger and the related transactions and “FOR” the approval of the adjournment or postponement of the AmREIT special meeting, if necessary, to permit the further solicitation of proxies. The REITPlus Board recommends that shareholders of REITPlus vote “FOR” the approval of the merger agreement, the merger and the related transactions and “FOR” the approval of the adjournment or postponement of the REITPlus special meeting, if necessary, to permit the further solicitation of proxies.

Summary Risk Factors

          The consummation of the merger, as well as an investment in shares of REITPlus Common Stock and the combined company involve significant risks, including the following:

•

The values of the Class A Stock and the REITPlus Common Stock, which values are an important factor in determining the Class A Exchange Ratio, the Class C Exchange Ratio and the Class D Exchange Ratio, are estimates by the AmREIT Board and the REITPlus Board, respectively, and were based on the appraised value of the real estate and the delivery of a fairness opinion by KeyBanc Capital Markets, not on an active trading market. Accordingly, there can be no assurance that the exchange ratios accurately represent the relative values of the various classes of AmREIT Common Stock and the REITPlus Common Stock or appropriately allocate the merger consideration among the various classes of AmREIT Common Stock.

•

AmREIT shareholders have no rights to demand cash payment for their shares of AmREIT Common Stock in connection with the merger and objecting AmREIT shareholders will be required to accept REITPlus Common Stock if the merger is consummated. Therefore, AmREIT shareholders will have no right to receive fair value in cash for their shares of AmREIT Common Stock and will generally have no means of disposing of such stock.

•

The combined company’s common stock will not have a trading market and will have some limited restrictions on transferability which may prevent the combined company’s shareholders from selling or transferring their REITPlus Common Stock.

•

REITPlus and AmREIT expect to incur significant costs and expenses in connection with the merger which could result in the combined company not realizing some or all of the anticipated benefits of the merger.

•

There may be unexpected delays in the consummation of the merger which would delay AmREIT shareholders’ receipt of the merger consideration and could impact AmREIT’s ability to timely achieve cost savings associated with the merger.

•

REITPlus has interests in the merger that may be different from, or in addition to, the interests of other AmREIT shareholders generally which may cause REITPlus and its shareholders to realize financial benefits at the expense of AmREIT and its shareholders.

•

Failure to complete the merger could negatively impact REITPlus’s and/or AmREIT’s business, financial condition, operating results and cash flows, including the ability to service debt and to make distributions.

•	After the merger is completed, AmREIT shareholders will be governed by the REITPlus Charter and AmREIT shareholders will have different rights that may be less advantageous than their current rights.

•	The combined company may be unable to effectuate the contemplated growth strategy which may curtail further property acquisitions or reduce cash available for distributions to shareholders.

•	The interest of the combined company’s shareholders could be diluted, which may adversely impact the ownership position and other interests of the combined company’s shareholders.

•

The combined company may own properties in joint ventures with unrelated third parties, which properties could be adversely affected by the combined company’s lack of sole decision-making authority, its reliance on its joint venture partner’s financial condition and disputes between the combined company and its joint venture partner.

•

The combined company may not be able to obtain capital to make investments which could adversely affect its growth, its ability to make capital expenditures and its ability to make distributions to shareholders.

•

AmREIT is subject to conflicts of interest arising out of its relationships with its merchant development funds, and there can be no assurances that AmREIT shareholder interests and investment objectives will take priority.

•	Tenant, geographic or retail product concentrations in AmREIT’s real estate portfolio could make the combined company vulnerable to negative economic and other trends.

•	Covenants in AmREIT’s debt instruments could adversely affect the combined company’s financial condition and its acquisitions and development activities.

Security Ownership of Certain Beneficial Owners and Management

AmREIT

          The following table sets forth certain information regarding the beneficial ownership of the AmREIT Common Stock as of August 15, 2009 by (1) each person known by AmREIT to own beneficially more than 5% of its outstanding common shares, (2) all current AmREIT trustees, (3) each current AmREIT executive officer, and (4) all current AmREIT trustees and executive officers as a group. The number of shares of AmREIT Common Stock beneficially owned by each entity, person, trustee or executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has a right to acquire as of October 14, 2009 (60 days after August 15, 2009) through the exercise of any share option or other right. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his spouse) with respect to the shares set forth in the following table.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Voting Common Stock
H. Kerr Taylor – President, Chairman of the Board & Chief Executive Officer	1,355,999	(1)(2)	6.65%
Chad C. Braun – Secretary, CFO and Executive VP	95,979	(1)	*
Robert S. Cartwright – Trustee	41,791	(1)	*
Philip Taggart – Trustee	26,374	(1)	*
H.L. “Hank” Rush, Jr. – Trustee	18,400	(1)	*
All trustees and executive officers as a group	1,538,543		7.55%

* Less than 1%

(1)

Management and the trustees of AmREIT only have beneficial ownership of Class A Stock. However, because all classes of AmREIT Common Stock will vote as a single class on the merger, their percent of voting common stock is a calculation of their ownership of the shares of Class A Stock divided by the total AmREIT Common Stock outstanding.

(2)

Includes 89,641 shares of Class A Stock owned by REITPlus over which Mr. Taylor exercises voting power in his capacity as chief executive officer of REITPlus. The REITPlus Board has directed Mr. Taylor to vote these shares FOR the merger and any adjournment or postponement of the special meeting, if necessary.

REITPlus

          The following table sets forth certain information regarding the beneficial ownership of the REITPlus Common Stock as of August 15, 2009 by (1) each person known by REITPlus to own beneficially more than 5% of the outstanding REITPlus Common Stock, (2) all current REITPlus directors, (3) each current REITPlus executive officer, and (4) all current REITPlus directors and executive officers as a group. The number of shares beneficially owned by each entity, person, director or executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has a right to acquire as of October 14, 2009 (60 days after August 15, 2009) through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his spouse) with respect to the shares set forth in the following table.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Voting REITPlus Common Stock
H. Kerr Taylor – President, Chairman of the Board and Chief Executive Officer	—	—%
Chad C. Braun – Executive Vice President and Chief Financial Officer	—	—
Brent M. Longnecker - Director	2,000	*
Scot J. Luther – Director	2,000	*
Mack D. Pridgen III –Director	2,000	*
All directors and executive officers as a group	6,000	* %

* Less than 1%

Combined Company

          The following table sets forth information with respect to the beneficial ownership of the common stock of the combined company by the directors and officers of the combined company following the merger.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Voting Common Stock of Combined Company
H. Kerr Taylor – President, Chairman of the Board and Chief Executive Officer	1,355,999	5.89%
Chad C. Braun – Executive Vice President and Chief Financial Officer	95,979	*
Robert S. Cartwright - Director	41,791	*
Brent M. Longnecker - Director	2,000	*
Scot J. Luther – Director	2,000	*
Mack D. Pridgen III –Director	2,000	*
H.L. “Hank” Rush, Jr. - Director	18,400	*
Philip Taggart - Director	26,374	*
All directors and executive officers as a group	1,544,543	6.71%

Less than 1%

Federal and State Regulatory Requirements

          Other than the Form S-4 of which this joint proxy statement/prospectus forms a part becoming effective, our filing notice documentation with certain states and obtaining any necessary approvals under state securities or “blue sky” laws of such states, the consent of AmREIT’s credit facility lender, the consent of REITPlus’s joint venture partner and the filing of articles of merger by REITPlus and AmREIT with the State Department of Assessments and Taxation of the State of Maryland, or the SDAT, we are unaware of any other material federal, state or foreign regulatory requirements or other consent or approval that may be required to consummate the merger.

          REITPlus has filed documentation with certain states that require only notification of the merger. Additionally, contingent upon the approval of the merger by the shareholders of REITPlus and AmREIT, the Texas State Securities Board has represented that it will recommend no action to require the registration of REITPlus Common Stock with the state of Texas. REITPlus is not required to register REITPlus Common Stock in the remaining states pursuant to applicable exemptions from registration relating to the issuance of common stock in connection with a merger.

The Merger Agreement

          The merger agreement is included in this joint proxy statement/prospectus as Annex D. We encourage you to read the merger agreement in its entirety because it is the legal document that governs the merger.

What We Need to Do to Complete the Merger (See page 59 of the merger agreement)

REITPlus and AmREIT will complete the merger only if the conditions in the merger agreement are satisfied or, in some cases, waived. These conditions include:

•	the approval of the merger by the shareholders of REITPlus and AmREIT at their respective special meetings pursuant to which this joint proxy statement/prospectus is being circulated;

•

the receipt of all material approvals, authorizations and consents required to consummate the merger, including the consents of the lender under AmREIT’s unsecured credit facility and REITPlus’s unaffiliated joint venture partner in AmREIT Shadow Creek Acquisition, LLC (which conditions can be waived by REITPlus and AmREIT, respectively);

•	the absence of preliminary or permanent injunctions issued by any court or other governmental authority that would render the merger illegal or would otherwise prohibit its consummation;

•

the registration statement of which this joint proxy statement/prospectus is a part will have been declared effective by the SEC and no stop order suspending its effectiveness will have been issued by the SEC;

•

each of the representations and warranties of REITPlus and AmREIT contained in the merger agreement will be true and correct in all material respects as of the Closing Date (as defined in the merger agreement); and

•	REITPlus and AmREIT will have performed or complied with all agreements and covenants required by the merger agreement.

If either party fails to obtain a required consent under any agreement and the other party waives the condition of obtaining such consent then consummation of the merger could result in a default under the applicable agreement requiring such consent.

REITPlus Is Prohibited from Soliciting Other Offers (See page 45 of the merger agreement)

          Under the terms of the merger agreement, REITPlus is prohibited from soliciting any proposal for the acquisition of greater than 10% of the equity or consolidated assets of REITPlus. The merger agreement contains standard exceptions to this prohibition for instances of (i) responding to a tender or exchange offer, (ii) responding to an acquisition offer that is superior to the proposed value derived from the merger or (iii) complying with the fiduciary obligations of the REITPlus Board.

Termination of the Merger Agreement (See page 61 of the merger agreement)

          The merger agreement may be terminated at any time before the date of the closing of the merger if:

•	the REITPlus Board and the AmREIT Board mutually consent in writing;

•	any governmental authority permanently restrains, enjoins or otherwise prohibits the transactions contemplated by the merger;

•	any federal or state legal requirement that makes the consummation of the merger illegal is in effect or is enacted or adopted since the date of the merger agreement;

•	the shareholders of either REITPlus or AmREIT fail to approve the merger at their respective special meetings;

•

AmREIT accepts an offer to acquire its capital stock or consolidated assets that would result in the realization of greater value for AmREIT shareholders than would the merger, including over a longer time period than that contemplated by the merger;

•	REITPlus or AmREIT breaches a material representation, warranty, covenant or agreement without curing such a breach within the acceptable time or before the outside closing date for the merger;

•	the closing of the merger does not occur before the outside date set forth in the merger agreement; or

•	the REITPlus Board withdraws, modifies or changes in any manner adverse to AmREIT its approval or recommendation of the merger, or recommends or approves another merger transaction.

No termination fees are payable if the merger agreement is terminated by either party.

Continuing Indemnification of AmREIT Officers and Trustees (see page 52 of the merger agreement)

          Under the terms of the merger agreement, all rights to indemnification, advancement of expenses, and exculpation and release that currently exist in favor of the officers and trustees of AmREIT under applicable law or as provided by AmREIT’s governing documents with respect to matters occurring at or prior to the date of the merger will continue in full force and effect for at least six years following the date of the merger. The surviving corporation has agreed under the merger agreement to honor those rights to indemnification, advancement of expenses, and exculpation and release to the fullest extent of the law. Furthermore, REITPlus has agreed that the AmREIT officers and trustees will have the benefit of their current trustees’ and officers’ liability insurance. The current REITPlus directors and officers have comparable indemnification rights and director and officer liability insurance. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling REITPlus, REITPlus has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is unenforceable.

Other Information

Rights of Objecting Shareholders under the MGCL and the Merger Agreement.

          AmREIT currently is a Maryland real estate investment trust governed by the Maryland REIT Law and, with respect to mergers and the rights of objecting shareholders, the MGCL. The AmREIT Declaration of Trust provides, in accordance with Section 3-202(c)(4) of the MGCL, that holders of AmREIT Common Stock shall not be entitled to exercise the rights of objecting shareholders with respect to the merger unless AmREIT’s Common Stock is owned of record by less than 2,000 holders. As of the close of business on the Record Date for AmREIT’s special meeting, AmREIT’s Common Stock was owned of record by more than 5,000 holders. Therefore, AmREIT shareholders will have no right to object to the merger and receive fair value for their shares of AmREIT Common Stock.

          REITPlus currently is a Maryland corporation governed by the MGCL. The REITPlus Charter provides, in accordance with Section 3-202(c)(4) of the MGCL, that holders of REITPlus Common Stock shall not be entitled to exercise the rights of objecting shareholders with respect to the merger unless the REITPlus Board determines that such rights apply. The REITPlus Board has not made such determination, and, therefore, REITPlus shareholders shall have no right to object to the merger and receive fair value for their shares of REITPlusCommon Stock.

Accounting Treatment

          The merger has the legal form of a statutory merger under the MGCL, but it will be treated as an asset acquisition for financial reporting purposes. This means that AmREIT will be deemed to have purchased all of the net assets of REITPlus in exchange for shares of AmREIT Common Stock. For purposes of accounting for the asset acquisition, we have determined that the fair value of AmREIT Common Stock is equal to $9.50 per share. AmREIT’s management and the AmREIT Board and the REITPlus Board believe that the aggregate fair value of AmREIT Common Stock deemed to be delivered to REITPlus shareholders in exchange for the net assets of REITPlus, which is approximately $7.1 million of AmREIT Common Stock deemed given in the transaction (determined by multiplying 752,307 shares of REITPlus Common Stock outstanding by $9.50 per share of AmREIT Common Stock), reflects the fair value of the net assets of REITPlus deemed acquired by AmREIT in the merger. See “Unaudited Pro Forma Condensed Consolidated Financial Statements beginning on page A-2 of this joint proxy statement/prospectus.

Differences in Rights of REITPlus Common Shareholders and AmREIT Shareholders

          The rights of AmREIT shareholders are currently governed by the Maryland REIT Law and AmREIT’s Declaration of Trust and Bylaws. The rights of REITPlus shareholders are currently governed by the MGCL and the REITPlus Charter and Bylaws. Following the merger, the rights of former AmREIT shareholders who receive REITPlus Common Stock will be governed by the MGCL and the REITPlus Charter and Bylaws. For a comparison of shareholder rights under the REITPlus Charter and the AmREIT Declaration of Trust, see “Comparison of Shareholder Rights.”

AMREIT COMMON STOCK

Class A Stock - As of August 15, 2009, there were approximately 512 holders of record of 5,279,084 outstanding shares of Class A Stock. On December 1, 2008 the AmREIT Board approved the privatization of AmREIT through the voluntary withdrawal of its shares of Class A Stock from listing on the NYSE Alternext Exchange (NYX, formerly the American Stock Exchange). On December 19, 2008, trading on the NYX ceased and all AmREIT share classes became unlisted. Since the voluntary withdrawal of the listing on the NYX on December 19, 2008, shares of Class A Stock have been exchanged sporadically in The Pink Sheets, which is an electronic market where quotations to purchase and sell securities may be entered by registered broker-dealers. Upon voluntarily delisting on the NYX in December, the AmREIT Board intended that no trading market exist for the company’s shares of Class A Stock, and trading in The Pink Sheets market, which began on December 22, 2008, was not requested by AmREIT or the AmREIT Board and has been increasingly limited and sporadic, with volume during the month of May 2009 (through May 21, 2009) being an average of less than 1,000 shares per day. The AmREIT Board has determined in its business judgment that the prices at which the Class A Stock has been exchanged in the Pink Sheets are not indicative of the fair market value of the Class A Stock.

Class C Stock - As of August 15, 2009, there were approximately 1,203 holders of record of 4,139,802 outstanding shares of Class C Stock. The Class C Stock is not listed on an exchange and there is currently no available trading market for the Class C Stock. Each share of Class C Stock has the same general voting rights as each share of Class A Stock and is entitled to vote as a separate class on any sale of all or substantially all of AmREIT’s assets, AmREIT’s liquidation or any amendment, alteration or repeal of AmREIT’s Declaration of Trust or Bylaws that materially and adversely affects the voting powers, rights or preferences of the holders of Class C Stock. The shares of Class C Stock were issued at $10.00 per share. Holders of shares of Class C Stock are entitled to a fixed 7.0% non-cumulative preferred annual dividend, payable in monthly installments, when, as and if declared by the AmREIT Board. The AmREIT Declaration of Trust requires prior or contemporaneous payment of monthly dividends with respect to shares of Class C Stock before a monthly dividend can be paid with respect to shares of Class A Stock and Class D Stock. Shares of Class C Stock are convertible into shares of Class A Stock after a 7-year lock out period (which ends in August 2010 with respect to the earliest issued shares of Class C Stock) at a conversion price equal to 110% of invested capital (or $11.00 per share), at the holder’s option. After three years and beginning in August 2006, subject to the issuance date of the respective shares, AmREIT has the right to redeem, in whole or in part, shares of Class C Stock for a cash redemption price of $11.00 per share, or at the holder’s option, one share of Class A Stock.

Class D Stock - As of August 15, 2009, there were approximately 3,312 holders of record of 10,993,010 outstanding shares of Class D Stock. The Class D Stock is not listed on an exchange and there is currently no available trading market for the Class D Stock. Each share of Class D Stock has the same general voting rights as each share of Class C Stock. The shares of Class D Stock were issued at $10.00 per share, and dividends on Class D Stock reinvested pursuant to the Class D Dividend Reinvestment Plan were reinvested in Class D Stock at $9.50 per share. Holders of shares of Class D Stock are entitled to a fixed 6.5% non-cumulative annual dividend on the $10.00 per share original issuance price, paid in monthly installments, when, as and if declared by the AmREIT Board, subject to prior or contemporaneous payment of monthly dividends then payable with respect to shares of Class C Common Stock. The AmREIT Declaration of Trust does not require prior or contemporaneous payment of monthly dividends with respect to shares of Class D Stock before monthly dividends can be paid with respect to shares of Class A Stock. Consequently, holders of Class A Stock and Class C Stock could receive payments of monthly dividends in certain months when no dividends are paid with respect to the Class D Stock. After a 7-year lock out period (which ends in July 2011 with respect to the earliest issued shares of Class D Stock), shares of Class D Stock that were purchased are convertible at the holder’s option into shares of Class A Stock at a conversion price equal to the $10.00 per share issuance price plus a 7.7% premium on original capital. Shares of Class D Stock issued pursuant to the Class D Dividend Reinvestment Plan are convertible into shares of Class A Stock at the same time as Class D Stock that was purchased, on a one-for-one basis with no conversion premium. After one year and beginning in July 2005, subject to the issuance date of the respective shares, AmREIT has the right to redeem, in whole or in part, shares of Class D Stock at a cash price of $10.00 per share plus the accreted portion of the conversion premium.

REITPLUS COMMON STOCK

As of August 15, 2009, there were 257 holders of record of 752,307 outstanding shares of REITPlus Common Stock. There is no established public trading market for shares of REITPlus Common Stock.

COMPARATIVE PER SHARE DATA

          The following table presents, for the periods indicated, selected historical per share data for REITPlus Common Stock and AmREIT Common Stock. You should read this information in conjunction with, and the information is qualified in its entirety by, the consolidated financial statements and accompanying notes of REITPlus and AmREIT, which are attached hereto as Annexes B and C.

	Six Months Ended June 30, 2009	Year Ended December 31, 2008
	Unaudited
REITPlus-Historical
Income (loss) from continuing operations per common share - basic and diluted	$(0.55)	$1.02
Book value per share at period end	$7.08	$7.78

AmREIT-Historical
Income (loss) from continuing operations per common share - basic and diluted	$(0.57)	$(1.42)
Book value per share at period end	$6.18	$6.30

Unaudited Pro Forma Combined
Income from continuing operations per common share - basic and diluted	$0.07	$0.04
Book value per share at period end	$5.86
Cash dividends declared per share	$0.1250	$0.50

Dividend Information

          The REITPlus Common Stock and the AmREIT Common Stock are not traded on any national securities exchange. The following table shows the cash dividends paid per share of REITPlus Common Stock and the distributions paid per share of AmREIT Common Stock. REITPlus dividends represent a return of capital and AmREIT distributions represent both a return of and return on capital. There is no trading market for the REITPlus Common Stock or AmREIT Common Stock.

	REITPlus Common Stock	AmREIT Class A Stock	AmREIT Class C Stock	AmREIT Class D Stock

	Dividends	Distributions	Distributions	Distributions

2007
First Quarter	$—	$0.1242	$0.1750	$0.1625
Second Quarter	$—	$0.1242	$0.1750	$0.1625
Third Quarter	$—	$0.1242	$0.1750	$0.1625
Fourth Quarter	$—	$0.1242	$0.1750	$0.1625

2008
First Quarter	$—	$0.1242	$0.1750	$0.1625
Second Quarter	$0.0500	$0.1242	$0.1750	$0.1625
Third Quarter	$0.1089	$0.1242	$0.1750	$0.1625
Fourth Quarter	$0.1250	$0.1242	$0.1750	$0.1625

	REITPlus Common Stock	AmREIT Class A Stock	AmREIT Class C Stock	AmREIT Class D Stock

	Dividends	Distributions	Distributions	Distributions
2009
First Quarter	$0.0750	$0.1242	$0.1750	$0.1625
Second Quarter	$0.0750	$0.1242	$0.1750	$0.1625

Dividend Policy

          The REITPlus Board determines the time and amount of dividends to holders of REITPlus Common Stock. Future dividends with respect to the REITPlus Common Stock will be authorized at the discretion of the REITPlus Board and will depend on REITPlus’s actual cash flow, its financial condition, its capital requirements, the annual distribution requirements under the REIT provisions of the Code, and such other factors as the REITPlus Board may deem relevant.

          After the merger, REITPlus will continue to operate as a REIT and, as such, expects to pay regular dividends in respect of the REITPlus Common Stock in order to meet the requirements in the Code for continued qualification as a REIT. No monthly dividends or other distributions will be paid with respect to outstanding shares of AmREIT Common Stock during the month in which the merger is consummated, but the REITPlus Board intends to authorize a dividend payable on the last day of the month in which the merger is consummated to holders of REITPlus Common Stock immediately after consummation of the merger. It is anticipated that the rate of such dividend will be the same as the then-current monthly dividend rate with respect to the AmREIT Class A Stock, currently $0.041667 per share. The current dividend rate with respect to the Class A Stock, adjusted as appropriate to take into account the Class C Exchange Ratio and the Class D Exchange Ratio, is less than the current dividend rate with respect to the Class C Stock and the Class D Stock. The following table reflects the dividend rates that were in effect for the year ended December 31, 2008 and the six months ended June 30, 2009 for REITPlus and all classes of AmREIT Common Stock compared to the current dividend rate for the Class A Stock, adjusted as appropriate for the applicable exchange ratio:

Dividend Pre-Merger	REITPlus	Class A Stock	Class C Stock	Class D Stock
Per month	$0.0250	$0.041667	$0.058333	$0.054167
Per year	$0.30	$0.50	$0.70	$0.65

As Converted Based on Exchange Ratio

Exchange Ratio	1.0 to 1.0	1.0 to 1.0	1.16 to 1.0	1.11 to 1.0
Per month	$0.041667	$0.041667	$0.048333	$0.045833
Per year for the year ended December 31, 2008	$0.50	$0.50	$0.58	$0.55
Per quarter as of June 30, 2009	$0.125	$0.125	$0.1450	$0.1375

Annual difference per 1,000 shares	$200.00	$—	$(120.00)	$(100.00)

RISK FACTORS

          The merger involves certain risks and other adverse factors. You are urged to read this joint proxy statement/prospectus carefully in its entirety, including all annexes and supplements hereto and including the matters addressed in “Warning About Forward-Looking Statements,” and should carefully consider the following risk factors in evaluating the merger.

Risks Relating to the Merger

The values of the Class A Stock and the REITPlus Common Stock, which values are an important factor in determining the Class A Exchange Ratio, the Class C Exchange Ratio and the Class D Exchange Ratio, are estimates by the AmREIT Board and the REITPlus Board, respectively, and are not based on an active trading market. Accordingly, there can be no assurance that the exchange ratios accurately represent the relative values of the various classes of AmREIT Common Stock and the REITPlus Common Stock or appropriately allocate the merger consideration among the various classes of AmREIT Common Stock.

          The AmREIT Board, after considering independent appraisals of AmREIT’s real estate properties by CB Richard Ellis, or CBRE, a full-service real estate firm, and Valuation Associates, a nationally-recognized real estate appraisal firm specializing in the appraisal of restaurant properties, input and analyses from management and a fairness opinion received from KeyBanc Capital Markets, has determined that the current fair market value of the Class A Stock is $9.50 per share. The REITPlus Board, after considering an independent appraisal of REITPlus’s single real estate property by CBRE, with input from AmREIT management, has estimated the current fair market value of the REITPlus Common Stock to be $9.50 per share. Based on these respective estimates, the parties have agreed that the Class A Exchange Ratio will be 1.0 share of REITPlus Common Stock for each share of Class A Stock. These estimates are not based on quoted prices in an established trading market and may not accurately reflect what an independent buyer under no compulsion to purchase would pay for either the Class A Stock or the REITPlus Common Stock.

          The conversion price of Class C Stock as set forth in the Declaration of Trust is equal to $11.00 per share, which is referred to as the Class C Conversion Price. The conversion price of Class D Stock as set forth in the Declaration of Trust is equal to the original $10.00 issuance price of the Class D Stock, increased by a premium of 1.1% per year outstanding (with a maximum increase of 7.7%), such increased price being referred to as the Class D Conversion Price. The conversion ratio of Class C Stock or Class D Stock, as the case may be, into Class A Stock is determined under the Declaration of Trust by dividing the applicable conversion price by the fair market value of the Class A Stock. Accordingly, in determining the Class C Exchange Ratio and the Class D Exchange Ratio, the AmREIT Board has used the following methodology: (1) the Class C Conversion Price of $11.00 per share has been divided by an estimated fair market value of $9.50 per share of Class A Stock to derive a conversion ratio of Class C Stock into Class A Stock of 1.16, which, when multiplied by the Class A Exchange Ratio of 1.0, yields a Class C Exchange Ratio of 1.16 shares of REITPlus Common Stock for each share of Class C Stock; and (2) the Class D Conversion Price of $10.55 per share (equal to $10.00 per share increased by 1.1% per year for the five years since the date of issue of the earliest-issued share of Class D Stock) has been divided by an estimated fair market value of $9.50 per share of Class A Stock to derive a conversion ratio of Class D Stock into Class A Stock of 1.11, which when multiplied by the Class A Exchange Ratio of 1.0 yields a Class D Exchange Ratio of 1.11 shares of REITPlus Common Stock per share of Class D Stock. Because the fair market value of the Class A Stock and the REITPlus Common Stock are estimates that are not based on published quotations in any established trading market, there can be no assurance that the Class A Exchange Ratio, the Class C Exchange Ratio or the Class D Exchange Ratio accurately represent the relative values of the various classes of AmREIT Common Stock and the REITPlus Common Stock or appropriately allocate the merger consideration among the various classes of AmREIT Common Stock.

AmREIT shareholders have no rights to demand cash payment for their shares of AmREIT Common Stock in connection with the merger and objecting AmREIT shareholders will be required to accept REITPlus Common Stock if the merger is consummated. Therefore, AmREIT shareholders will have no right to receive fair value in cash for their shares of AmREIT Common Stock and will generally have no means of disposing of such stock.

          AmREIT currently is a Maryland real estate investment trust governed by the Maryland REIT Law and, with respect to mergers and the rights of objecting shareholders, the MGCL. The AmREIT Declaration of Trust provides, in accordance with Section 3-202(c)(4) of the MGCL, that holders of AmREIT Common Stock shall not be entitled to exercise the rights of objecting shareholders with respect to the merger unless AmREIT’s Common Stock is owned of record by less than 2,000 holders. As of the close of business on the record date for the AmREIT special meeting, AmREIT’s Common Stock was owned of record by more than 5,000 holders. Therefore, AmREIT shareholders will have no right to object to the merger and receive fair value for their shares of AmREIT Common Stock. This provision is consistent with the rights of objecting shareholders under Texas law, AmREIT’s previous jurisdiction. Consequently, if the merger is consummated, objecting AmREIT shareholders will be required to accept REITPlus Common Stock and will generally have no means of disposing of such stock, as no market for REITPlus Common Stock is expected to exist immediately after consummation of the merger, and there can be no assurance that such market will exist in the future.

REITPlus and AmREIT expect to incur significant costs and expenses in connection with the merger which could result in the combined company not realizing some or all of the anticipated benefits of the merger.

          REITPlus and AmREIT are expected to incur one-time, pre-tax closing costs of approximately $1.3 million in connection with the merger. These costs include regulatory filing fees, investment banking expenses, appraisal fees, legal and accounting fees, printing expenses and other related charges incurred and expected to be incurred by REITPlus and AmREIT. Completion of the merger could trigger a mandatory prepayment (including a penalty in some cases) of AmREIT debt unless appropriate lender consents or waivers are received. Although AmREIT does not believe that it has any such debt outstanding, if those consents and waivers cannot be obtained prior to completion of the merger, the existing AmREIT debt might be accelerated and need to be prepaid. There can be no assurance that the costs incurred by REITPlus and AmREIT in connection with the merger will not be higher than expected or that the combined company will not incur additional unanticipated costs and expenses in connection with the merger.

There may be unexpected delays in the consummation of the merger which would delay AmREIT shareholders’ receipt of the merger consideration and could impact AmREIT’s ability to timely achieve cost savings associated with the merger.

          The merger is expected to close during September 2009. However, certain events may delay the consummation of the merger. If these events were to occur, the receipt of shares of REITPlus Common Stock by holders of AmREIT Common Stock would be delayed. Some of the events that could delay the consummation of the merger include difficulties in obtaining shareholder approval of the merger or the satisfaction of any closing conditions to which the merger is subject. If the merger were to not close in a timely manner as expected, the realization by the surviving company of the anticipated cost savings associated with the merger may be delayed, thereby prolonging the duplicative cost burden on AmREIT and its shareholders.

REITPlus has interests in the merger that may be different from, or in addition to, the interests of other AmREIT shareholders generally which may cause REITPlus and its shareholders to realize additional financial benefits at the expense of AmREIT and its shareholders.

          REITPlus may have interests in the merger that may be different from, or in addition to, the interests of other AmREIT shareholders generally. Specifically, upon consummation of the merger, AmREIT will forgo, and REITPlus will save, management and other fees that REITPlus is obligated to pay AmREIT pursuant to various agreements between the parties, and AmREIT will forgo any right to its deferred incentive fee under its Advisory Agreement with REITPlus. The merger consideration to be received by AmREIT’s shareholders has not been increased on account of AmREIT forgoing these fees, therefore REITPlus shareholders may realize a financial benefit, and AmREIT’s shareholders a financial detriment, on account of AmREIT’s forgoing these fees. The AmREIT Board was aware of these interests and considered them, among other matters, in approving the merger.

          REITPlus is the holder of approximately 0.5% of the outstanding AmREIT Common Stock and intends to vote its AmREIT Common Stock in favor of the merger.

          The chief executive officer and chief financial officer, respectively, of AmREIT also hold the identical offices for REITPlus. In making executive officer level decisions for REITPlus, each of these executive officers could be influenced by reason of their executive positions with AmREIT to act in a manner that in the short-term or longer-term could be of greater benefit to AmREIT than to REITPlus. For example, the AmREIT chief executive officer could direct AmREIT leasing personnel, who are also responsible for leasing REITPlus properties, to devote all their efforts to AMREIT property leasing to the exclusion of REITPlus property leasing or could direct AmREIT finance personnel to focus on financing of AmREIT’s operations and properties to the exclusion of financing REITPlus.

Failure to complete the merger could negatively impact REITPlus’s and/or AmREIT’s business, financial condition, operating results and cash flows, including the ability to service debt and to make distributions.

          It is possible that the merger may not be completed. If the merger is not completed, the respective businesses and operations of REITPlus and AmREIT may be harmed to the extent that there is uncertainty surrounding the future direction of REITPlus and AmREIT and the strategy of their respective management teams. The parties’ obligations to complete the merger are subject to the satisfaction or waiver of specified conditions, some of which are beyond the control of REITPlus and AmREIT. For example, the merger is conditioned on the receipt of the required approvals of REITPlus shareholders and AmREIT shareholders. If these approvals are not received, the merger cannot be completed even if all of the other conditions to the merger agreement are satisfied or waived. If the merger is not completed for any reason, REITPlus and/or AmREIT may be subject to certain material risks, including (i) the incurrence of substantial costs related to the merger, such as legal, accounting and financial advisor fees, which must be paid even if the merger is not completed; (ii) the fact that activities relating to the merger and related uncertainties may lead to a loss of revenue that REITPlus and/or AmREIT may not be able to regain if these transactions do not occur; and (iii) the focus of the parties’ management being directed toward the merger instead of on their core businesses and other opportunities that could have been beneficial to REITPlus and AmREIT. If the merger is not completed, there can be no assurance to REITPlus shareholders and AmREIT shareholders that these risks will not materialize or materially adversely affect the business, financial condition, operating results and cash flows, including the ability to service debt and to make distributions, of REITPlus and/or AmREIT.

REITPlus, AmREIT and/or the combined company may be subject to the risks of litigation relating to the merger which could result in the required payment of a material sum of money that may adversely affect either or both companies’ financial condition and the financial condition of the combined company if the merger is consummated.

          Any merger transaction generates some degree of litigation risk, and both REITPlus and AmREIT may be subject to claims and actions incidental to the pending merger, potentially from shareholders or other third parties who seek to disrupt the transaction to serve their own interests. REITPlus and AmREIT are not currently aware of, nor do they presently anticipate, any such litigation, however the transaction may result in litigation prior to or upon closing of the transaction, if completed. If such litigation arises, the outcome of these proceedings cannot be predicted. If a plaintiff were successful in a claim against either or both REITPlus or AmREIT, either or both of the companies, or the combined company if the merger is closed, could be burdened with the required payment of a material sum of money. If this were to occur, it could have an adverse effect on either or both companies’ financial condition and the financial condition of the combined company if the merger is consummated. Moreover, both REITPlus and AmREIT are generally obligated to indemnify their respective directors and trustees in the event those persons are named as defendants in any such litigation and to advance expenses incurred by those persons, including legal fees, in defending such litigation. The cost of such indemnification could have a material adverse effect on the indemnifying entity.

After the merger is completed, AmREIT shareholders will be governed by the REITPlus Charter and AmREIT shareholders will have different rights that may be less advantageous than their current rights.

          After the closing of the merger, holders of AmREIT Common Stock will become holders of REITPlus Common Stock. REITPlus is a Maryland corporation and AmREIT is a Maryland real estate investment trust. The combined company will be governed by the MGCL and the REITPlus Charter, the provisions of which are substantially similar to the AmREIT Declaration of Trust except that the AmREIT Common Stock will be converted into a single class of REITPlus Common Stock. Differences between the REITPlus Charter and the AmREIT Declaration of Trust may result in changes to the rights of AmREIT shareholders. AmREIT shareholders may conclude that their current rights are more advantageous than the rights they may have under the REITPlus Charter and the MGCL. See “Comparison of Shareholder Rights.”

Risks Related to the Combined Company

The prospective management of the combined company believes that the risks associated with the combined company are not materially different from the risks attendant to REITPlus and AmREIT prior to the merger, and may include the following:

The combined company’s common stock will not have a trading market and its charter will have some limited restrictions on ownership and transfer of its shares which may prevent the combined company’s shareholders from selling or transferring their REITPlus Common Stock.

          The REITPlus Common Stock currently has no public or other trading market. The combined company will not immediately list its common stock on a national securities exchange, and it is unlikely that any person will make a market in the REITPlus Common Stock immediately after the merger, or that an active market for the REITPlus Common Stock will develop in the near future, if at all.

          The REITPlus Common Stock will also be subject to restrictions on ownership and transfer. Under its charter, no person or entity may own more than 9.8% (in value or number of shares, whichever is more restrictive) of any class or series of the combined company or otherwise own or transfer shares of the combined company that would result in REITPlus losing its REIT status under the Code and being treated as an association taxable as a corporation for federal income tax purposes. As a result of these restrictions on ownership and transfer, the combined company’s shareholders may not be able to sell their REITPlus Common Stock should a need for immediate liquidity arise and, even if REITPlus Common Stock is sold, the price at which it is sold may be significantly less than its fair market value.

The operating performance, revenues and value of the combined company’s properties will be subject to varying degrees of risks associated with real estate assets and the real estate industry.

          The operating performance, revenues and value of the combined company’s properties may be adversely affected by a number of factors, including:

•	acts of God, including earthquakes, floods and other natural disasters, which may result in uninsured losses;
•	acts of war or terrorism, including the consequences of terrorist attacks;
•	adverse changes in national and local economic and market conditions;
•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;
•	the perceptions of prospective tenants of the attractiveness of the properties;
•	costs of remediation and liabilities associated with environmental conditions; and/or
•	the potential for uninsured or under-insured property losses.

          In addition, real estate values and income from properties are also affected by factors such as applicable laws, including tax laws, interest rate levels and the availability of financing. If the combined company’s properties do not generate revenue sufficient to meet operating expenses, debt service, tenant improvements, leasing commissions and other capital expenditures, it may have to borrow additional amounts to cover its expenses. Incurring additional debt may harm the combined company’s cash flow and ability to make distributions to its shareholders.

The combined company would be subject to a range of complex organizational and operational requirements and would succeed to and may incur adverse tax consequences if AmREIT or REITPlus failed to qualify as a REIT for U.S. federal income tax purposes.

          As REITs, REITPlus and AmREIT must each distribute at least 90% of their REIT taxable income to their respective shareholders each year. Other restrictions apply to a REIT’s income and assets. In any taxable year that REITPlus or AmREIT fails to qualify as a REIT, they would not be allowed a deduction for dividends paid to their respective shareholders in computing taxable income and thus would become subject to U.S. federal income tax as if they were regular taxable corporations. In such an event, either REITPlus or AmREIT could be subject to potentially significant tax liabilities. Unless entitled to relief under certain statutory provisions, REITPlus or AmREIT, as the case may be, would also be disqualified from treatment as a REIT for the four taxable years following the year in which they lost their qualification. REITPlus has assumed that AmREIT has qualified and will continue to qualify as a REIT for U.S. federal income tax purposes and that the combined company will be able to continue to qualify as a REIT following the merger. However, if AmREIT has failed or fails to qualify as a REIT and the merger is completed, the combined company generally would succeed to and may incur significant tax liabilities, and the combined company could possibly lose its REIT status should disqualifying activities continue after the merger.

The combined company may be unable to effectuate the contemplated growth strategy which may curtail further property acquisitions or reduce cash available for distributions to shareholders.

          The combined company’s growth strategy is currently contemplated to focus upon the acquisition and development of additional properties and related assets, including acquisitions through co-investment programs such as joint ventures. The combined company’s plan to grow through the acquisition and development of new properties could be adversely affected by trends in the real estate and financing businesses. The consummation of any future acquisitions will be subject to satisfactory completion of an extensive valuation analysis and due diligence review and to the negotiation of definitive documentation. The combined company’s ability to implement its contemplated strategy may be impeded because it may have difficulty finding new properties and investments at attractive prices that meet its investment criteria, negotiating with new or existing tenants or securing acceptable financing. If the combined company is unable to carry out its contemplated strategy, its financial condition and results of operations could be adversely affected.

          Acquisitions of additional properties entail the risk that investments will fail to perform in accordance with expectations, including operating and leasing expectations. Redevelopment and new project development are subject to numerous risks, including risks of construction delays, cost overruns or force majeure events that may increase project costs, new project commencement risks such as the receipt of zoning, occupancy and other required governmental approvals and permits, and the incurrence of development costs in connection with projects that are not pursued to completion.

          Some of the combined company’s acquisitions and developments may be financed using the proceeds of periodic equity or debt offerings, lines of credit or other forms of secured or unsecured financing that may result in a risk that permanent financing for newly acquired projects might not be available or would be available only on disadvantageous terms. If permanent debt or equity financing is not available on acceptable terms to refinance acquisitions undertaken without permanent financing, further acquisitions may be curtailed or cash available for distribution to shareholders may be adversely affected.

The interest of the combined company’s shareholders could be diluted which may adversely impact the ownership position and other interests of the combined company’s shareholders.

          The combined company’s future growth will depend in part on its ability to raise additional capital. If the combined company raises additional capital through the issuance of common shares, the interests of the combined company’s shareholders could be diluted. Likewise, the combined company’s board of directors will be authorized to cause the combined company to issue preferred shares in one or more series, the holders of which would be entitled to dividends and voting and other rights as the combined company’s board of directors determines, and which could be senior to or convertible into the combined company’s common shares. Accordingly, an issuance by the combined company of common and/or preferred shares could be dilutive to or otherwise adversely affect the interests of the combined company’s shareholders.

The combined company may own properties in joint ventures with unrelated third parties, which properties could be adversely affected by the combined company’s lack of sole decision-making authority, its reliance on its joint venture partner’s financial condition and disputes between the combined company and its joint venture partner.

          Both AmREIT and REITPlus currently have joint venture investments that will constitute a portion of the combined company’s assets upon consummation of the merger. In addition, the combined company may enter into additional joint ventures after consummation of the merger. These joint venture investments involve risks not present with a property wholly owned by the combined company. Risks related to joint venture investments include:

•

one or more of the combined company’s joint venture partners might become bankrupt or fail to fund a share of required capital contributions (in which event the combined company and other remaining joint venture partners could be liable for the liabilities of the joint venture);

•

one or more of the combined company’s joint venture partners may have economic or other business interests or goals which are inconsistent with the business interests or goals of the combined company, which differing interests or goals could include holding a joint venture property longer or shorter than desired by the combined company, engaging a property manager other than the combined company or utilizing more or less leverage on the property than desired by the combined company;

•

one or more of the combined company’s joint venture partners may be in a position to take actions contrary to the combined company’s instructions, requests, policies or objectives (including those related to qualification as a REIT for federal tax purposes);

•

disputes between the combined company and one or more of its joint venture partners may result in litigation or arbitration that would increase the operating expenses of the combined company and divert management time and attention away from the business;

•

the combined company and its joint venture partners may reach an impasse on decisions to sell or refinance a joint venture property, causing all parties to the joint venture to miss opportunities to generate liquidity and profits for all joint venture partners; and

•

the joint venture agreements to which AmREIT and REITPlus are parties typically prohibit the transfer of joint venture interests to unaffiliated third parties unless all joint venture partners consent to such transfer, thereby causing the combined company to maintain its investment in such joint ventures for an indefinite period of time.

          The occurrence of one or more of the events described above could cause unanticipated significant disruption to the operations of the combined company or unanticipated costs and liabilities to the combined company, which could in turn adversely affect the financial condition, results of operations and cash flows of the combined company and limit its ability to make distributions to its shareholders.

The combined company will be dependent upon its key personnel, and the company’s operating success may suffer if it is unable to retain the services of such personnel.

          The combined company will be dependent on its key personnel for strategic business direction and real estate experience, the continued employment of any of whom cannot be guaranteed. AmREIT has previously entered into employment agreements with H. Kerr Taylor, its President, Chairman of the Board and Chief Executive Officer, Chad C. Braun, its Executive Vice-President, Chief Financial Officer and Secretary, Tenel H. Tayar, its Senior Vice-President and Chief Investment Officer, Charles Scoville, its Managing Vice-President and Director of Leasing/Property Management, and Brett Treadwell, its Managing Vice-President – Finance and Chief Accounting Officer. Upon consummation of the merger, the following persons have agreed to assume the following positions at the combined company:

Name	Title

H. Kerr Taylor	President, Chairman of the Board and Chief Executive Officer
Chad C. Braun	Executive Vice-President, Chief Financial Officer and Secretary
Tenel H. Tayar	Senior Vice-President and Chief Investment Officer
Charles Scoville	Managing Vice-President and Director of Leasing/Property Management
Brett Treadwell	Managing Vice-President – Finance and Chief Accounting Officer

The combined company’s inability to retain the services of any of these executives or the combined company’s loss of any of their services after the merger could adversely impact the operations of the combined company.

Certain limitations will exist with respect to a third party’s ability to acquire the combined company or effectuate a change in control, even if a change in control would be in the best interests of the combined company’s shareholders.

          Limitations imposed to protect the combined company’s REIT status. In order to protect the combined company against the loss of its REIT status, among other purposes, the REITPlus Charter restricts any shareholder from owning more than 9.8% (in value or number of shares, whichever is more restrictive) of the combined company’s outstanding common shares or the outstanding shares of any class or series of preferred shares of the combined company, subject to certain exceptions. The ownership limit may have the effect of precluding acquisition of control of the combined company.

          Limitation due to the combined company’s ability to issue preferred shares. The REITPlus Charter authorizes the REITPlus Board to authorize REITPlus to issue up to 50,000,000 preferred shares. The REITPlus Board will be able to establish the preferences and rights of any preferred shares issued which could have the effect of delaying or preventing someone from taking control of the combined company, even if a change in control were in its shareholders’ best interests. Prior to the merger, the AmREIT Board may not designate or cause the issuance of AmREIT preferred shares ranking senior to the Class C Stock or Class D Stock as to dividends or upon liquidation without the approval of the holders of Class C Stock and Class D Stock.

          Limitation imposed by the Maryland Business Combination Act. The MGCL establishes special restrictions against “business combinations” between a Maryland corporation, including the combined company, and “interested shareholders” or their affiliates unless an exemption is applicable. An interested shareholder includes a person who beneficially owns, and an affiliate or associate of the combined company who, at any time within the two-year period prior to the date in question, was the beneficial owner of, 10% or more of the voting power of the combined company’s then-outstanding voting shares, but a person is not an interested shareholder if the board of directors shall have approved in advance the transaction by which the person otherwise would have been an interested shareholder. Among other things, Maryland law prohibits (for a period of five years) a merger and certain other transactions between a Maryland corporation, including the combined company, and an interested shareholder. The five-year period runs from the most recent date on which the interested shareholder became an interested shareholder. Thereafter, to consummate such business combination, the business combination (1) must be recommended by the combined company’s board of directors and approved by the affirmative vote of holders of two-thirds of the number of shares of the combined company entitled to vote on the matter, among other conditions, or (2) must provide common shareholders with a minimum price for their shares and the consideration must be received in cash or in the same form as previously paid by the interested shareholder for its shares. The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested shareholder becomes an interested shareholder. The business combination statute could have the effect of discouraging offers to acquire the combined company and of increasing the difficulty of consummating any such offers, even if the combined company’s acquisition would be in its shareholders’ best interests.

          Maryland Control Share Acquisition Act. The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” shall have no voting rights except to the extent approved by a vote of two-thirds of the vote eligible to be cast on the matter under the Maryland Control Share Acquisition Act. The term “control shares” means shares that, if aggregated with all other shares previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: one-tenth or more but less than one-third, one-third or more but less than a majority or a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. The term “control share acquisition” means the acquisition of control shares, subject to certain exceptions. If voting rights of control shares acquired in a control share acquisition are not approved at a shareholders’ meeting, then, subject to certain conditions and limitations, the combined company may redeem any or all of the control shares for fair value. If voting rights of such control shares are approved at a shareholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The Maryland Control Share Acquisition Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Risk Factors Associated with AmREIT’s Business

AmREIT is subject to conflicts of interest arising out of its relationships with its merchant development funds, and there can be no assurances that AmREIT shareholder interests and investment objectives will take priority.

          AmREIT experiences competition for acquisition properties. Through its advisory business, AmREIT invests in and advises multiple merchant development funds, which can develop and manage certain types of properties similar to those in which AmREIT invests. In evaluating property acquisitions, certain properties may be appropriate for acquisition by either AmREIT or one of its merchant development funds. AmREIT shareholders do not have the opportunity to evaluate the manner in which these conflicts of interest are resolved. Generally, AmREIT evaluates each property, considering the investment objectives, creditworthiness of the tenants, expected holding period of the property, available capital and geographic and tenant concentration issues when determining the allocation of properties among AmREIT and its merchant development funds.

          There are competing demands on AmREIT’s management and the AmREIT Board. AmREIT’s management team and the AmREIT Board are not only responsible for AmREIT, but also for its merchant development funds. For this reason, the management team and the AmREIT Board divide their management time and services among those funds and AmREIT, do not devote all of their attention to AmREIT and could take actions that are more favorable to the other entities than to AmREIT.

          AmREIT may invest along side its merchant development funds. AmREIT may also invest in joint ventures, partnerships or limited liability companies for the purpose of owning or developing retail real estate projects. In either event, AmREIT may be a general partner and fiduciary for and owe certain duties to its other partners in such ventures. The interests, investment objectives and expectations regarding timing of dispositions may be different for the other partners than those of AmREIT shareholders, and there are no assurances that AmREIT shareholder interests and investment objectives will take priority.

          AmREIT may, from time to time, purchase one or more properties from its merchant development funds. In such circumstances, AmREIT will work with the applicable merchant development fund to ascertain, and AmREIT will pay, the market value of the property. By AmREIT dealing directly with its merchant development funds in this manner, generally no brokerage commissions will be paid; however, there can be no assurance that the price AmREIT pays for any property will be equal to or less than the price AmREIT would have been able to negotiate from an independent third party. These property acquisitions from the merchant development funds will be limited to properties that the merchant development funds developed.

The economic performance and value of AmREIT’s shopping centers depend on many factors, each of which could have an adverse impact on its cash flows and operating results.

          The economic performance and value of AmREIT’s properties can be affected by many factors, including the following:

•	Changes in the national, regional and local economic climate;
•	Local conditions such as an oversupply of space or a reduction in demand for retail real estate in the area;
•	The attractiveness of the properties to tenants;
•	Competition from other available space;
•	AmREIT’s ability to provide adequate management services and to maintain its properties;
•	Increased operating costs, if these costs cannot be passed through to tenants;
•	The expense of periodically renovating, repairing and re-leasing spaces;
•	The financial condition of AmREIT’s tenants;
•	Fluctuations in interest rates;
•	Changes in taxation or zoning laws;
•	Availability of financing on acceptable terms or at all; and/or
•	Potential liability under environmental or other laws or regulations.

The rents AmREIT receives and occupancy levels at its properties may decline as a result of adverse changes in any of these factors. If, following the merger, the rental revenues and/or occupancy levels of the combined company decline, the combined company will have less cash available to pay its indebtedness and distribute to its shareholders.

The bankruptcy or insolvency of AmREIT tenants may decrease AmREIT’s revenues and available cash.

          From time to time, some of AmREIT’s tenants have declared bankruptcy, and other tenants may declare bankruptcy or become insolvent in the future. If a major tenant declares bankruptcy or becomes insolvent, the rental property at which it leases space may have lower revenues and experience operational difficulties. In the case of AmREIT’s shopping centers, the bankruptcy or insolvency of a major tenant could cause AmREIT to have difficulty leasing the remainder of the affected property. AmREIT’s leases generally do not contain restrictions designed to ensure the creditworthiness of its tenants. As a result, the bankruptcy or insolvency of a major tenant could result in a lower level of net income and funds available for the payment of the combined company’s indebtedness or for distribution to its shareholders.

AmREIT’s dependence on rental income may adversely affect its ability to meet its debt obligations and make distributions to its shareholders.

          The majority of AmREIT’s income is derived from rental income from its portfolio of properties. As a result, the combined company’s performance will depend on AmREIT’s ability to collect rent from tenants. AmREIT’s income and therefore the combined company’s ability to make distributions would be negatively affected if a significant number of its tenants, or any of its major tenants:

•	Delay lease commencements;
•	Decline to extend or renew leases upon expiration;
•	Fail to make rental payments when due; and/or
•	Close stores or declare bankruptcy.

Any of these actions could result in the termination of the tenant’s leases and the loss of rental income attributable to the terminated leases. Lease terminations by an anchor tenant or a failure by that anchor tenant to occupy the premises could also result in lease terminations or reductions in rent by other tenants in the same shopping center under the terms of some leases. In addition, AmREIT cannot be sure that any tenant whose lease expires will renew that lease or that AmREIT will be able to re-lease space on economically advantageous terms. The loss of rental revenues from a number of AmREIT’s tenants and AmREIT’s inability to replace such tenants may adversely affect the combined company’s profitability and its ability to meet debt and other financial obligations and make distributions to shareholders.

Tenant, geographic or retail product concentrations in AmREIT’s real estate portfolio could make the combined company vulnerable to negative economic and other trends.

          There is no limit on the number of properties that AmREIT may lease to a single tenant. However, under investment guidelines established by the AmREIT Board, no single tenant may represent more than 15% of AmREIT’s total annual revenue unless approved by the AmREIT Board. The AmREIT Board reviews AmREIT’s properties and potential investments in terms of geographic and tenant diversification. IHOP, Kroger and CVS/pharmacy accounted for 8.96%, 8.51% and 3.7%, respectively, of AmREIT’s total operating revenues for the year ended December 31, 2008. There is a risk that any adverse developments affecting either Kroger, IHOP or CVS/Pharmacy could materially adversely affect revenues (thereby affecting the combined company’s ability to make distributions to shareholders).

          Approximately 59% of AmREIT’s rental income for the year ended December 31, 2008, was generated from properties located in the Houston, Texas metropolitan area. Additionally, approximately 92% of AmREIT’s rental income for the year was generated from properties located throughout major metropolitan areas in the State of Texas. Therefore, AmREIT is vulnerable to economic downturns affecting Houston and Texas, or any other metropolitan area where it might in the future have a concentration of properties.

          If in the future properties AmREIT acquires result in or extend geographic or tenant concentrations or concentration of product types, such acquisitions may increase the risk that the combined company’s financial condition will be adversely affected by the poor judgment of a particular tenant’s management group, by poor performance of AmREIT’s tenants’ brands, by a downturn in a particular market sub-segment or by market disfavor with a certain product type.

          The combined company’s profitability and its ability to diversify its investments, both geographically and by type of properties purchased, will be limited by the amount of capital at its disposal. An economic downturn in one or more of the markets in which the combined company has invested could have an adverse effect on its financial condition and its ability to make distributions.

If the combined company cannot meet its REIT distribution requirements, it may have to borrow funds or liquidate assets to maintain its REIT status.

          REITs generally must distribute 90% of their taxable income annually. In the event that the combined company does not have sufficient available cash to make these distributions, the ability of the combined company to acquire additional properties may be limited. Also, for the purposes of determining taxable income, the combined company may be required to include interest payments, rent and other items it has not yet received and exclude payments attributable to expenses that are deductible in a different taxable year. As a result, the combined company could have taxable income in excess of cash available for distribution. In such event, the combined company could be required to borrow funds or sell assets in order to make sufficient distributions and maintain its REIT status.

AmREIT must comply with the Americans with Disabilities Act and failure to comply with the Act or other safety regulations and requirements could result in substantial costs.

          The Americans with Disabilities Act generally requires that public buildings, including AmREIT properties, be made accessible to disabled persons. Noncompliance could result in the imposition of fines by the federal government or the award of damages to private litigants. To date, neither REITPlus nor AmREIT has had any such claims that have resulted in any material expense or liability. If, under the Americans with Disabilities Act, the combined company is required to make substantial alterations and capital expenditures in one or more of its properties, including the removal of access barriers, it could adversely affect its financial condition and results of operations, as well as the amount of cash available for distribution to its shareholders.

          AmREIT’s properties are subject to various federal, state and local regulatory requirements, such as state and local fire and life safety requirements. If the combined company fails to comply with these requirements, it could incur fines or private damage awards. AmREIT does not know whether existing requirements will change or whether compliance with future requirements will require significant unanticipated expenditures that will affect its cash flow and results of operations.

The combined company may not be able to obtain capital to make investments which could impede its growth and its ability to make capital expenditures.

          AmREIT depends primarily on external financing to fund the growth of its business. This is because one of the requirements of the Internal Revenue Code of 1986, as amended, for a REIT is that it distribute 90% of its net taxable income, excluding net capital gains, to its shareholders. There is a separate requirement to distribute net capital gains or pay a corporate level tax in lieu thereof. Following the merger, the access to debt or equity financing of the combined company will depend on the willingness of third parties to lend or make equity investments and on conditions in the capital markets generally. AmREIT and other companies in the real estate industry have experienced limited availability of financing from time to time. Although AmREIT believes that the combined company will be able to finance any investments it may wish to make in the foreseeable future, new financing may not be available on acceptable terms.

Covenants in AmREIT’s debt instruments could adversely affect the combined company’s financial condition and its acquisitions and development activities.

          The mortgages on AmREIT’s properties contain customary covenants such as those that limit its ability, without the prior consent of the lender, to further mortgage the applicable property or to discontinue insurance coverage. AmREIT’s unsecured credit facilities, unsecured debt securities and other loans that the combined company may obtain in the future contain customary restrictions, requirements and other limitations on its ability to incur indebtedness, including covenants that limit its ability to incur debt based upon the level of its ratio of total debt to total assets, its ratio of secured debt to total assets, its ratio of EBITDA to interest expense, and fixed charges, and that will require the combined company to maintain a certain level of unencumbered assets to unsecured debt. AmREIT’s ability to borrow under these facilities is subject to compliance with certain financial and other covenants. In addition, failure to comply with these covenants could cause a default under the applicable debt instrument, and the combined company may then be required to repay such debt with capital from other sources. Under those circumstances, other sources of capital may not be available to the combined company or be available only on unattractive terms. Additionally, the ability of the combined company to satisfy current or prospective lenders’ insurance requirements may be adversely affected if lenders generally insist upon greater insurance coverage against acts of terrorism than is available to the combined company in the marketplace or on commercially reasonable terms.

          AmREIT relies upon debt financing, including borrowings under its unsecured credit facilities, issuances of unsecured debt securities and debt secured by individual properties, to finance acquisitions and development activities and for working capital. If the combined company is unable to obtain debt financing from these or other sources, or refinance existing indebtedness upon maturity, the financial condition and results of operations of the combined company would likely be adversely affected. If the combined company breaches covenants in its debt agreements, the lenders can declare a default and, if the debt is secured, can take possession of the property securing the defaulted loan.

Risks Associated with an Investment in Real Estate

Adverse macroeconomic and business conditions may significantly and negatively affect the combined company’s revenues, profitability and results of operations.

          The United States is currently in a deep recession that has resulted in higher unemployment, shrinking demand for products, large-scale business failures and tight credit markets. The combined company’s results of operations may be sensitive to changes in overall economic conditions that impact tenant leasing practices. A continuation of ongoing adverse economic conditions affecting disposable tenant income, such as employment levels, business conditions, interest rates, tax rates, fuel and energy costs, and other matters could reduce overall tenant leasing and cause an increase in vacancy rates. The combined company’s operating results will be dependent upon its ability to maximize occupancy levels and rental rates in its properties. A general reduction in the level of tenant leasing or shifts in tenant leasing practices could adversely affect the combined company’s growth and profitability.

          It is difficult to determine the breadth and duration of the economic and financial market problems and the many ways in which they may affect the combined company’s tenants and its business in general. Nonetheless, continuation or further worsening of these difficult financial and macroeconomic conditions could have a significant adverse effect on the combined company’s sales, profitability and results of operations.

Illiquidity of real estate investments could significantly impede the combined company’s ability to respond promptly to adverse changes in the performance of its properties.

          Real estate investments are relatively illiquid. Illiquidity will limit the ability of the combined company to vary its portfolio promptly in response to changes in economic or other conditions. In addition, federal income tax provisions applicable to REITs may limit the ability of the combined company to sell properties at a time which would be in the best interest of its shareholders.

The properties of the combined company will be subject to general real estate operating risks which could negatively impact occupancy or rental rates and, in turn, adversely affect the company’s ability to make distributions to shareholders.

          In general, a downturn in the national or local economy, changes in zoning or tax laws or the lack of availability of financing could adversely affect occupancy or rental rates. In addition, increases in operating costs due to inflation and other factors may not be offset by increased rents. If operating expenses increase, the local rental market for properties similar to those of the combined company may limit the extent to which rents may be increased to meet increased expenses without decreasing occupancy rates. If any of the above occurs, the ability of the combined company to make distributions to shareholders could be adversely affected.

The combined company may construct improvements, the cost of which may not be recoverable.

          The combined company may on occasion acquire properties and construct improvements or acquire properties under contract for development. Investment in properties to be developed or constructed is more risky than investments in fully developed and constructed properties with operating histories. In connection with the acquisition of these properties, the combined company may advance, on an unsecured basis, a portion of the purchase price in the form of cash, a conditional letter of credit and/or a promissory note. The combined company will be dependent upon the seller or lessee of the property under construction to fulfill its obligations, including the return of advances and the completion of construction. This party’s ability to carry out its obligations may be affected by financial and other conditions which are beyond the control of the combined company.

          If the combined company acquires construction properties, the general contractors and the subcontractors may not be able to control the construction costs or build in conformity with plans, specifications and timetables. The failure of a contractor to perform may necessitate the commencing of legal action by the combined company to rescind the construction contract, to compel performance or to rescind the combined company’s purchase contract. These legal actions may result in increased costs to the combined company. Performance may also be affected or delayed by conditions beyond the contractor’s control, such as building restrictions, clearances and environmental impact studies imposed or caused by governmental bodies, labor strikes, adverse weather, unavailability of materials or skilled labor and by financial insolvency of the general contractor or any subcontractors prior to completion of construction. These factors can result in increased project costs and corresponding depletion of the combined company’s working capital and reserves and in the loss of permanent mortgage loan commitments relied upon as a primary source for repayment of construction costs.

          The combined company may make periodic progress payments to the general contractors of properties prior to construction completion. By making these payments, the combined company may incur substantial additional risk, including the possibility that the developer or contractor receiving these payments may not fully perform the construction obligations in accordance with the terms of the contractor’s agreement with the combined company and that the combined company may be unable to enforce the contract or to recover the progress payments.

An uninsured loss or a loss that exceeds the insurance policy limits on AmREIT’s properties could adversely impact the financial condition of the combined company by subjecting the combined company to lost capital or revenue on those properties.

          Under the terms and conditions of the leases currently in force on AmREIT’s properties, tenants generally are required to indemnify and hold AmREIT harmless from liabilities resulting from injury to persons, air, water, land or property, on or off the premises, due to activities conducted on the properties, except for claims arising from AmREIT’s negligence or intentional misconduct or that of AmREIT’s agents. Tenants are generally required, at the tenant’s expense, to obtain and keep in full force during the term of the lease, liability and property damage insurance policies. AmREIT has obtained comprehensive liability, casualty, property, flood and rental loss insurance policies on its properties. All of these policies may involve substantial deductibles and certain exclusions. In addition, AmREIT cannot assure shareholders of the combined company that the tenants will properly maintain their insurance policies or have the ability to pay the deductibles. Should a loss occur that is uninsured or in an amount exceeding the combined aggregate limits for the policies noted above, or in the event of a loss that is subject to a substantial deductible under an insurance policy, the combined company could lose all or part of the capital AmREIT invested in, and anticipated revenue from, one or more of the properties, which could have a material adverse effect on the operating results and financial condition of the combined company, as well as its ability to make distributions to shareholders.

The combined company will have no economic interest in leasehold estate properties which exposes it to the loss of the right to use such properties upon termination of the ground leases.

          AmREIT currently owns properties, and may acquire additional properties, in which it owns only the leasehold interest, and does not own or control the underlying land. With respect to these leasehold estate properties, the combined company will have no economic interest in the land at the expiration of the lease, and therefore may lose the right to the use of the properties at the end of the ground lease.

The combined company could be exposed to liability and remedial costs related to environmental matters which could adversely affect its ability to sell or lease such properties or to borrow against such properties.

          Under various federal and state environmental laws and regulations, as an owner or operator of real estate, the combined company may be required to investigate and clean up certain hazardous or toxic substances, asbestos-containing materials, or petroleum product releases at its properties. The combined company may also be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by those parties in connection with the contamination. In addition, some environmental laws create a lien in favor of the government on the contaminated site for damages and costs the government incurs in connection with the contamination. The presence of contamination or the failure to remediate contaminations at any of the combined company’s properties may adversely affect its ability to sell or lease the properties or to borrow using the properties as collateral. The combined company could also be liable under common law to third parties for damages and injuries resulting from environmental contamination coming from its properties.

          Certain of AmREIT’s properties that will become the combined company’s properties have had prior tenants such as gasoline stations and, as a result, have existing underground storage tanks and/or other deposits that currently or in the past contained hazardous or toxic substances. Other properties have known asbestos containing materials. The existence of underground storage tanks, asbestos containing materials or other hazardous substances on or under the combined company’s properties could have the consequences described above. Also, AmREIT has not recently had environmental reports produced for many of its older properties, and, as a result, many of the environmental reports relating to its older properties are significantly outdated. In addition, AmREIT has not obtained environmental reports for five of its older properties. These properties could have environmental conditions with unknown consequences.

          All of the combined company’s future properties will be acquired subject to satisfactory Phase I environmental assessments, which generally involve the inspection of site conditions without invasive testing such as sampling or analysis of soil, groundwater or other media or conditions; or satisfactory Phase II environmental site assessments, which generally involve the testing of soil, groundwater or other media and conditions. The board of directors of the combined company may determine that it will acquire a property in which a Phase I or Phase II environmental assessment indicates that a problem exists and has not been resolved at the time the property is acquired, provided that (i) the seller has (a) agreed in writing to indemnify the combined company and/or (b) established in escrow cash equal to a predetermined amount greater than the estimated costs to remediate the problem; or (ii) the combined company has negotiated other comparable arrangements, including, without limitation, a reduction in the purchase price. The combined company cannot be sure, however, that any seller will be able to pay under an indemnity the combined company obtains or that the amount in escrow will be sufficient to pay all remediation costs. Further, the combined company cannot be sure that all environmental liabilities have been identified or that no prior owner, operator or current occupant has created an environmental condition not known to the combined company. Moreover, the combined company cannot be sure that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of its properties will not be affected by tenants and occupants of the properties, by the condition of land or operations in the vicinity of the properties (such as the presence of underground storage tanks), or by third parties unrelated to the combined company. Environmental liabilities that the combined company may incur could have an adverse effect on its financial condition or results of operations.

AmREIT depends upon its anchor tenants to attract shoppers, and, after the merger, the revenue derived from and value of the combined company’s properties would be adversely affected if tenants or anchors failed to meet their contractual obligations, sought concessions in order to continue operations or ceased their operations.

          AmREIT owns several grocery anchored and other shopping centers that are typically anchored by well-known national or regional tenants who generate shopping traffic at the shopping center or property. Following the merger, the revenue derived from and value of the combined company’s properties would be adversely affected if tenants or anchors failed to meet their contractual obligations, sought concessions in order to continue operations or ceased their operations. If the sales of stores operating in the combined company’s properties were to decline significantly due to economic conditions, closing of anchors or for other reasons, tenants may be unable to pay their minimum rents or expense recovery charges. In the event of a default by a tenant or anchor, the combined company may experience delays and costs in enforcing its rights as landlord.

Risks Associated with Federal Income Taxation of the Combined Company

The failure by the combined company to qualify as a REIT for tax purposes would result in taxation of the combined company as a corporation and the reduction of funds available for shareholder distribution.

          Although we believe the combined company will be organized and will operate so as to qualify as a REIT, the combined company may not be able to continue to remain so qualified. In addition, REIT qualification provisions under the tax laws may change. We are not aware, however, of any currently pending tax legislation that would adversely affect the combined company’s ability to qualify as a REIT.

          For any taxable year that the combined company fails to qualify as a REIT, it will be subject to federal income tax on its taxable income at corporate rates. In addition, unless entitled to relief under certain statutory provisions, the combined company also will be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. This treatment would reduce the net earnings available for investment or distribution to shareholders because of the additional tax liability for the year or years involved. In addition, distributions no longer would qualify for the dividends paid deduction nor would there be any requirement that such distributions be made. To the extent that distributions to shareholders would have been made in anticipation of its qualifying as a REIT, the combined company might be required to borrow funds or to liquidate certain of its investments to pay the applicable tax.

The combined company may be liable for prohibited transaction tax and/or penalties.

          A violation of the REIT provisions, even where it does not cause failure to qualify as a REIT, may result in the imposition of substantial taxes, such as the 100% tax that applies to net income from a prohibited transaction if the combined company is determined to be a dealer in real property. Because the question of whether that type of violation occurs may depend on the facts and circumstances underlying a given transaction, these violations could inadvertently occur. To reduce the possibility of an inadvertent violation, the board of directors of the combined company intends to rely on the advice of legal counsel in situations where they perceive REIT provisions to be inconclusive or ambiguous.

Changes in the tax law may adversely affect the REIT status of the combined company.

          The discussions of the federal income tax considerations are based on current tax laws. Changes in the tax laws could result in tax treatment that differs materially and adversely from that described herein.

THE MERGER

Historical Context

          AmREIT’s direct predecessor, American Asset Advisers Trust, Inc. (“AAA”), was formed as a Maryland corporation in 1993. Prior to 1998, AAA was externally advised by American Asset Advisors Corp., which was formed in 1985. Each of these entities was founded by H. Kerr Taylor, AmREIT’s chairman and chief executive officer. In June 1998, AAA merged with its advisor and changed its name to AmREIT, Inc. and became a self-advised, self-managed REIT, of which Mr. Taylor was the chairman and chief executive officer. In December 2002, AmREIT, Inc. reorganized as a Texas REIT and became AmREIT and operated as a self-advised, self-managed Texas REIT. In 2002, in connection with AmREIT’s rollup of three limited partnerships it managed, AmREIT issued shares of class B convertible common stock (“Class B Stock”) as well as additional shares of Class A Stock. The Class B Stock was convertible into Class A Stock at a conversion price of $9.50 per share and was not listed on a securities exchange. At that time, AmREIT’s Class A Stock was also listed for trading on the American Stock Exchange.

          On May 21, 2009, AmREIT changed its state of domicile from Texas to Maryland by merging with a newly formed Maryland REIT. The AmREIT Board believed that, because of Maryland’s more comprehensive laws governing REITs and the number of REITs domiciled in that state, Maryland courts have developed a greater expertise than Texas courts in dealing with REITs and REIT issues and thus have developed a greater body of relevant case law. The AmREIT Board also believed that the comprehensive Maryland statutes, Maryland’s policies with respect to REITs and the established body of relevant case law were more conducive to the operations of a REIT than the laws and policies of Texas and that they provided the board and management of a REIT with greater certainty and predictability in managing the affairs of the company. Further, the AmREIT Board believed that investors, securities underwriters and other financing sources are very familiar with Maryland REITs, and that by redomesticating in Maryland, it would be better able to access financing in the future than if AmREIT remained a Texas REIT. In addition, at the time of the redomestication, the AmREIT Board had previously announced its approval in concept of a merger with REITPlus, and considered that any such merger as approved by the shareholders would be more easily accomplished if AmREIT was a Maryland REIT and the proposed merger was between two Maryland entities.

          REITPlus was formed by AmREIT in April 2007 to raise capital and use such capital to acquire a portfolio of retail and mixed-use properties, including a combination of stabilized, income-producing properties and value-added opportunities. REITPlus was organized as a Maryland corporation that intended to elect to be taxed as a REIT. REITPlus was structured as an externally managed and advised REIT, with a wholly owned subsidiary of AmREIT to provide investment advisory and property and corporate management services. On May 31, 2007, REITPlus filed with the SEC a registration statement for the offer and sale of up to 50 million shares of REITPlus Common Stock at a fixed price of $10.00 per share and up to an additional 5,263,158 shares of REITPlus Common Stock at a fixed price of $9.50 per share pursuant to a dividend reinvestment plan. The registration statement was declared effective by the SEC on November 21, 2007, at which time REITPlus commenced its public offering of REITPlus Common Stock. The REITPlus Board intended to continuously offer and sell shares of REITPlus Common Stock pursuant to the registration statement, but did not intend to list or cause the quotation of such shares on any securities exchange or in any automated quotation system. In September 2008, the REITPlus Board elected to discontinue the offering of REITPlus Common Stock pursuant to the registration statement. At such time, REITPlus had offered and sold 752,307 shares of REITPlus Common Stock.

          In early 2008, at a time when securities analysts and potential institutional equity investors were advising AmREIT management that the company’s earnings were too volatile due to heavy emphasis on transaction fee income and the company’s capital structure was too complicated, AmREIT management perceived the need to engage in a strategic planning process to position AmREIT for future growth. At the time, it was apparent that the continuous offering of REITPlus Common Stock launched in November 2007 would not produce a large amount of net proceeds to invest and that future growth would likely be funded with capital raised on the basis of the AmREIT platform rather than through REITPlus. These realizations prompted AmREIT management to engage in the strategic planning process that produced the company’s Vision 2010 strategic plan discussed in the “Background of the Merger” section below. One element of the strategic plan was the simplification of AmREIT’s capital structure, which would entail combining the three classes of AmREIT Common Stock into a single class and eliminating the externally-advised and managed structure of REITPlus that potentially diverted management attention and focus away from the much larger AmREIT platform. Management believed that the merger of AmREIT and REITPlus would achieve the goal of simplifying the overall organizational and capital structure underpinning the AmREIT investment and operating platform.

Background of the Merger

          From the time of its reorganization in 1998 until late 2008, AmREIT operated three separate businesses: (1) its real estate investment business, (2) a real estate securities brokerage business and (3) a real estate development and management business for affiliates and third party clients. The securities business primarily acted as a wholesaler for private and public funds promoted by AmREIT, but also assisted in the distribution of shares of Class C Stock and Class D Stock. The real estate development and management business provided a fully integrated real estate solution including construction and development, property management, asset acquisition and disposition, brokerage and leasing, tenant representation, sale/leaseback and joint venture management services to affiliates and third parties, deriving fee income in return.

          In August 2003 and September 2004, respectively, AmREIT commenced registered public offerings of up to 4,400,000 shares of Class C Stock and up to 17,000,000 shares of Class D Stock, which shares were convertible into Class A Stock at conversion prices of $11.00 per share and $10.77 per share, respectively, beginning seven years after issuance. Neither the Class C Stock nor the Class D Stock was listed on a securities exchange. In May 2005, AmREIT issued 2,400,000 shares of Class A Stock in an underwritten public offering. Between the fourth quarter 2006 and the third quarter 2008, through a series of tender offers, AmREIT used a portion of the proceeds of the offering of Class A Stock to acquire all outstanding shares of Class B Stock, so that at end of the third quarter 2008, AmREIT’s outstanding common stock consisted only of Class A Stock, Class C Stock and Class D Stock. The balance of the proceeds from these AmREIT Common Stock issuances was used to acquire retail properties, including Uptown Park in Houston, Texas, the flagship property in AmREIT’s portfolio.

          In connection with its underwritten public offering in May 2005, AmREIT’s management received feedback from potential institutional investors and REIT industry equity analysts that its capital structure, particularly the existence of the Class B Stock and the Class C Stock and Class D Stock held exclusively by a large number of retail investors, was complicated and a potential deterrent to institutional ownership of the American Stock Exchange-listed Class A Stock. Management first sought to address this issue through a tender offer for the outstanding Class B Stock, but lack of funding precluded a significant redemption or tender offer for the Class C Stock and Class D Stock. During the period from May 2005 until the beginning of 2008, the trading prices of the Class A Stock remained in a range of $6.70 per share to $9.75 per share, but on very small volume, and AmREIT attracted very little interest from sell-side securities analysts and had virtually no institutional ownership.

          During the period of time from early 2005 through the end of 2007, utilizing the net proceeds from its various offerings of AmREIT Common Stock, AmREIT continued to invest in properties on what management calls “Irreplaceable Corners,” which are locations with high traffic, substantial visibility and in neighborhoods with excellent demographics and high barriers to entry. In early 2008, AmREIT management perceived that its shares were undervalued relative to the quality of the company’s real estate assets due primarily to (1) the high operating costs of its fee-based securities and real estate development and management businesses, revenue from which had declined significantly, (2) AmREIT’s complicated capital structure, and (3) AmREIT’s small public float and low trading volume of the Class A Stock. Management realized that to continue growing its Irreplaceable Corner portfolio, AmREIT would need to become more focused on its investing business and more efficient from an operational standpoint. In addition, AmREIT would require access to additional equity capital to finance future growth. Management believed that the complexity of the capital structure, as previously noted by potential institutional investors at the time of the 2005 underwritten offering, and more recently from REIT industry equity analysts, could impede access to the equity capital markets. Management, with approval of the AmREIT Board, undertook a strategic planning process called Vision 2010, the purpose of which was to position AmREIT to capture value that management perceived shareholders were missing.

          In the third quarter of 2008, AmREIT management presented to the AmREIT Board, and the AmREIT Board approved, the Vision 2010 strategic plan. Vision 2010 consists of the following distinct steps intended to make AmREIT a more attractive company to prospective investors and to position it for growth and liquidity:

•	Making AmREIT’s operations more efficient immediately;

•	Simplifying AmREIT’s capital structure; and

•	Preparing for growth when the economy improves.

          In September 2008, AmREIT terminated the REITPlus continuous offering, which in nine months had only yielded approximately $5 million of net proceeds. It also discontinued its securities and third party real estate development and management businesses, cutting AmREIT’s overhead by approximately 50%, or over $7 million per year, rendering AmREIT much less dependent on third party fee revenue to cover its operating costs and providing stability to AmREIT’s earnings and cash flows. After discontinuing these businesses, AmREIT’s cash flows were sufficient to cover the dividends on the three classes of AmREIT Common Stock.

          After accomplishing phase one of Vision 2010, management then began considering ways in which to simplify AmREIT’s capital structure. Management and the AmREIT Board perceived the trading prices of AmREIT’s Class A Stock on the NYSE Alternext exchange, or NYX (the successor to the American Stock Exchange) to be volatile, disproportionately impacted by the low public float and small trading volume and not reflective of the true value inherent in AmREIT’s Irreplaceable Corners portfolio. In addition, management believed that it could not issue additional Class A Stock so long as there existed the overhang of the Class C Stock and Class D Stock, which were both convertible into Class A Stock beginning in 2010 and 2011, respectively, at conversion prices of $11.00 and $10.77, respectively, and at an exchange ratio per share of Class A Stock tied to the value of the Class A Stock.

          Accordingly, management and the AmREIT Board, in November 2008, approved the delisting of the Class A Stock on the NYX, effective on December 20, 2008. AmREIT notified the SEC of its intention to discontinue its NYX listing, notified its shareholders of the proposed delisting, and on December 20, 2008, the Class A Stock ceased trading on the NYX.

          On January 7, 2009, the AmREIT Board and the REITPlus Board met separately to consider their respective strategic plans in light of market conditions and capital constraints. The AmREIT Board discussed AmREIT’s progress in implementing Vision 2010. Management informed the AmREIT Board that the next phase of Vision 2010 to be implemented was simplification of AmREIT’s capital structure to position the company to attract institutional equity capital. The AmREIT Board considered the alternative means of simplifying AmREIT’s capital structure, including redemption of the Class C Stock and the Class D Stock or otherwise consolidating the three current class of AmREIT Common Stock into a single class. The AmREIT Board believed that the recent delisting of the Class A Stock, the complexity of AmREIT’s capital structure and the depressed state of the real estate equity and debt capital markets would impede AmREIT’s ability to raise the funds necessary to redeem the Class C Stock and the Class D Stock, therefore making consolidation of the three classes of AmREIT Common Stock into a single class the preferable course of action. The AmREIT Board believed that the most efficient means for consolidating its three outstanding classes of AmREIT Common Stock into a single class would be through a merger with another REIT. REITPlus, being externally advised by a wholly owned subsidiary of AmREIT, the management of which consisted of the senior management team of AmREIT, was, in the view of the AmREIT Board, the most logical merger partner. Moreover, the REITPlus continuous offering had resulted in only approximately 752,307 shares of REITPlus Common Stock being issued to 257 shareholders, and REITPlus had raised capital sufficient to acquire an interest in only one property, which was located in AmREIT’s market and was of a quality consistent with AmREIT’s portfolio. The REITPlus Board had discontinued the continuous offering in September 2008. The REITPlus Board discussed REITPlus’s lack of success raising equity capital during 2008, leaving REITPlus with minimal capital and a 10% interest in a single asset. After a lengthy discussion the AmREIT Board approved the concept of a merger with REITPlus and authorized management to publicly announce its action. The REITPlus Board discussed the likelihood that the cost of continuing to operate REITPlus as a separate company, given the small amount of capital that REITPlus had been able to raise, outweighed the benefits of continuing to operate independently of AmREIT. Both the AmREIT Board and the REITPlus Board believed that AmREIT’s role as manager of REITPlus, the small size of REITPlus and the similarity of the single real estate asset owned by REITPlus to the portfolio of AmREIT’s real estate assets was the functional equivalent of the two companies operating as one. Accordingly, the AmREIT Board and the REITPlus Board each approved the concept of a merger of AmREIT into REITPlus. On January 8, 2009, AmREIT publicly announced that the AmREIT Board had approved a merger with REITPlus in concept, subject to negotiation of a definitive merger agreement.

          At its regular quarterly meeting on March 5, 2009, the AmREIT Board engaged in a discussion about the process for negotiating and entering into a merger agreement with REITPlus consistent with its approval of the concept of a merger with REITPlus at its January 7, 2009 special meeting. AmREIT management recommended that AmREIT management, supported by professional appraisals, conduct a “bottom-up” valuation of the real estate assets of both AmREIT and REITPlus. AmREIT management would then apply generally accepted valuation methodologies to value the common shares of both AmREIT and REITPlus, which valuation would form the basis for fixing an exchange ratio of REITPlus Common Stock for the Class A Stock, Class C Stock and Class D Stock. AmREIT management informed the AmREIT Board that it had interviewed several nationally recognized real estate appraisal firms and presented its recommendations to the AmREIT Board. After a lengthy discussion regarding management’s proposed process for effecting a merger between AmREIT and REITPlus, the AmREIT Board authorized AmREIT to engage CB Richard Ellis, or CBRE, a nationally recognized real estate management investment and appraisal firm to conduct appraisals on each of AmREIT’s owned properties other than its 19-property IHOP portfolio, and Valuation Associates, a nationally recognized appraisal firm for single-tenant restaurant properties, to appraise the IHOP portfolio, with the effect that every property owned by AmREIT would be appraised. The AmREIT Board also authorized AmREIT to engage KeyBanc Capital Markets, or KeyBanc, a nationally-recognized investment banking firm with substantial experience in the REIT industry, to deliver an opinion on the fairness, from a financial point of view, of the consideration received by the holders of the Class A Stock, the Class C Stock and the Class D Stock in the merger. Mr. Taylor and Mr. Braun, AmREIT’s chief executive officer and chief financial officer, respectively, had interviewed five nationally-known investment banking firms during the NAREIT annual meeting in November 2008 and had informed the AmREIT Board that KeyBanc was well qualified and desired the engagement. The AmREIT Board considered two other investment banking firms with REIT experience to provide such fairness opinion and chose KeyBanc because of its platform, qualifications and experience in REITs, real estate and investment banking, and because its fee proposal was more competitive. In making its decision, the AmREIT Board considered the fact that KeyBanc provided research coverage on 38 REITs, was a top-5 underwriter of REIT equity offerings in 2008 and had completed a number of financial advisory engagements for five separate REITs. The AmREIT Board also considered the fact that neither AmREIT nor REITPlus had any historical relationship with KeyBanc, and believed that the lack of such historical relationship was an additional qualification that supported KeyBanc’s engagement. The AmREIT Board also approved the engagement of Bass Berry & Sims PLC, or Bass Berry, as AmREIT’s legal adviser in connection with the prospective merger. The REITPlus Board authorized REITPlus to engage CBRE to appraise its sole property interest.

          In mid-April 2009, CBRE and Valuation Associates delivered to AmREIT appraisal reports with respect to each AmREIT property and CBRE delivered to REITPlus an appraisal report with respect to its sole property interest. AmREIT management, based on the appraisal reports and its estimate of the value of AmREIT’s third party property management contracts, workforce in place, goodwill and other intangibles and the $11.00 and $10.55 current conversion prices, respectively, of the Class C Stock and Class D Stock, determined that the Class A Stock had a market value of between $9.00 and $12.00 per share.

          Prior to the regular meetings of the REITPlus Board and the AmREIT Board on May 6, 2009, AmREIT management distributed to the independent members of the REITPlus Board and the AmREIT Board a draft merger agreement providing for the merger of AmREIT into REITPlus. The merger agreement provided for a one-for-one exchange ratio of Class A Stock for REITPlus Common Stock, and a corresponding exchange of Class C Stock and Class D Stock for REITPlus Common Stock that provided for the conversion of those classes of AmREIT Common Stock at the conversion prices set forth in the merger agreement.

          At the regular meeting of the REITPlus Board on May 6, 2009, the REITPlus Board held a discussion regarding the potential merger of AmREIT into REITPlus. During the meeting, management of AmREIT, the external manager of REITPlus, made a detailed presentation to the REITPlus Board with respect to the overall value of AmREIT, their opinion regarding the overall value of REITPlus, and the relative benefits of a merger of AmREIT into REITPlus. The REITPlus Board held a lengthy discussion concerning the difficulties of REITPlus continuing to operate as a separate company, the relative efficiencies to be obtained from a merger with AmREIT and their opinions regarding the accuracy of the valuation model presented by AmREIT management. At the close of the meeting, the REITPlus Board considered the engagement of Bass Berry as its counsel in connection with any proposed merger with AmREIT. AmREIT management and Bass Berry informed the REITPlus Board that Bass Berry was representing both companies on an ongoing basis and had been engaged by AmREIT at the March 5, 2009 meeting of the AmREIT Board to represent AmREIT in connection with the potential merger of AmREIT with and into REITPlus. Bass Berry informed the REITPlus Board that it had drafted the merger agreement that the REITPlus Board had received prior to the meeting. After these disclosures, the REITPlus Board discussed whether it would be appropriate for Bass Berry to represent both AmREIT and REITPlus in the merger. After discussing the facts that (1) REITPlus had a single real estate asset consisting of a minority interest in a property controlled by a third party carried at a cost of approximately $5.5 million, (2) the balance sheet of REITPlus at March 31, 2009 reflected approximately $6.7 million of total assets, (3) REITPlus was entirely dependent on its relationship with AmREIT as external manager for its very existence, (4) REITPlus shareholders would own approximately 3% of the combined company after a merger, and (5) the cost of engaging separate legal advisers in the merger would far exceed the benefit to be derived, given REITPlus’s small size, the REITPlus Board agreed to engage Bass Berry as REITPlus’s legal counsel in the merger, subject to the consent of the AmREIT Board to Bass Berry representing both parties. At the close of the meeting, Bass Berry advised the REITPlus Board members of their fiduciary duties, including careful review of the draft merger agreement prior to adoption of the merger agreement and approval and recommendation of the merger.

          At the regular meeting of the AmREIT Board on May 6, 2009, the AmREIT Board held a discussion regarding the potential merger of AmREIT into REITPlus. During the meeting, management made a detailed presentation to the AmREIT Board providing an analysis of the relative values of the Class A Stock, the Class C Stock and the Class D Stock, expressing management’s conclusion that the fair market value of the Class A Stock was in a range of $9.00 to $12.00 and that the Class C Stock and Class D Stock had relative values equal to their current conversion prices of $11.00 and $10.55, respectively. The AmREIT Board engaged in a lengthy discussion about the reasons for a merger with REITPlus, including the simplification of AmREIT’s capital structure, the efficiencies to be gained by owning and operating all assets managed by AmREIT in a single platform and the cost savings to be achieved by combining the companies. After a lengthy discussion and consideration of all relevant factors, including current market and economic conditions, lack of an established trading market for the Class A Stock and the dividend preference of the Class C Stock, the AmREIT Board determined that for purposes of a merger with REITPlus and conversion of AmREIT Common Stock into a single class, the fair market value of the Class A Stock should be fixed at the low end of the range, or $9.50, which was a 20% discount from the high end of the range. The AmREIT Board, in consultation with Bass Berry, determined that under the AmREIT Declaration of Trust and the designating resolutions for the Class C Stock and the Class D Stock, Class C Stock and Class D Stock should be treated in a merger on the same basis as if they had been converted into Class A Stock in the manner described in the Declaration of Trust and the designating resolutions for optional conversions. Therefore, the AmREIT Board directed Bass Berry to confirm that the exchange ratios of Class C Stock and Class D Stock for REITPlus Common Stock be equal to their respective conversion prices. At the close of the meeting, Bass Berry advised the AmREIT Board members of their fiduciary duties, including careful review of the draft merger agreement prior to adoption of the merger agreement and approval and recommendation of the merger.

          The AmREIT Board held a special meeting on May 20, 2009 to consider approval of the merger agreement and the transactions contemplated in the merger agreement. Also attending the meeting were members of AmREIT’s management as well as representatives from KeyBanc and Bass Berry. At the beginning of the meeting, Bass Berry advised the AmREIT Board members of their fiduciary duties. AmREIT’s management made a presentation to the AmREIT Board recapping the Vision 2010 strategic plan and outlining management’s reasons for proposing the merger. Bass Berry then described for the AmREIT Board the material terms of the merger agreement, including the proposed exchange ratios of Class A Stock, Class C Stock and Class D Stock, respectively, for REITPlus Common Stock, the representations, warranties and covenants of AmREIT under the merger agreement and the termination provisions. Bass Berry explained to the AmREIT Board that the exchange ratios of Class C Stock and Class D Stock for REITPlus Common Stock provided for an exchange as if the Class C Stock and Class D Stock had been converted into Class A Stock immediately prior to the merger at the conversion prices set forth in the Declaration of Trust. AmREIT’s management team described for the AmREIT Board in detail the process followed in appraising AmREIT’s and REITPlus’s assets and determining the relative values of AmREIT Common Stock and REITPlus Common Stock, in connection with the merger, including valuation methodologies followed and material assumptions. KeyBanc then delivered to the AmREIT Board its opinion regarding the fairness to the holders of the Class A Stock, the Class C Stock and the Class D Stock, from a financial point of view, of the consideration to be received in the merger. KeyBanc’s analysis and opinion are described in the section of this joint proxy statement/prospectus entitled “Proposal No. 1: The Merger – Opinion of AmREIT’s Financial Opinion Provider.” After considering the description of the merger agreement delivered by Bass Berry and the fairness opinion delivered by KeyBanc and asking questions of, and receiving answers from, the respective advisers and management of AmREIT and considering the potential negative effects to AmREIT and its shareholders, including the absence of any objecting shareholder rights, the AmREIT Board unanimously deemed the merger advisable and in the best interests of AmREIT and its shareholders, approved the merger agreement and the transactions described therein and recommended that the holders of AmREIT Common Stock approve the merger. The AmREIT Board also consented to the representation by Bass Berry of both of AmREIT and REITPlus in connection with the merger.

          The REITPlus Board held a special meeting on May 20, 2009 to consider approval of the merger agreement and the transactions contemplated in the merger agreement. Also attending the meeting were members of AmREIT’s management as well as representatives from Bass Berry. At the beginning of the meeting, Bass Berry advised the REITPlus Board members of their fiduciary duties. AmREIT’s management made a presentation to the REITPlus Board recapping AmREIT’s Vision 2010 strategic plan and outlining management’s reasons for proposing the merger. Bass Berry then described for the REITPlus Board the material terms of the merger agreement, including the proposed exchange ratios of Class A Stock, Class C Stock and Class D Stock, respectively, for REITPlus Common Stock. AmREIT management made a lengthy presentation to the REITPlus Board describing the process followed for appraising AmREIT’s and REITPlus’s assets, including valuation methodologies followed and material assumptions. Management’s presentation also outlined the cost savings and other synergies to be obtained from the merger as well as their analysis of and justification for an exchange ratio of one share of REITPlus Common Stock for each share of Class A Stock. The REITPlus Board engaged in a lengthy discussion regarding the value of REITPlus Common Stock both before and after consummation of the merger, including the material dilution in voting power to current REITPlus shareholders, and concluded that the one-for-one exchange ratio based on a $9.50 estimated fair market value of both Class A Stock and REITPlus Common Stock was fair and that the $9.50 estimated fair market value per share of the combined company after the merger was supported by the valuation analysis of management indicating a range of fair market value for AmREIT Common Stock of $9.00 to $12.00 per share. After considering the presentations of Bass Berry and AmREIT management and asking questions of, and receiving answers from, the respective advisers and management of AmREIT and considering the potential negative effects to REITPlus and its shareholders of the merger, the REITPlus Board unanimously deemed the merger advisable and in the best interests of REITPlus and its shareholders, approved the merger agreement and the transactions described therein and recommended that the holders of REITPlus Common Stock approve the merger. The REITPlus Board also consented to the representation by Bass Berry of both of AmREIT and REITPlus in connection with the merger.

          By written consent on July 8, 2009, the REITPlus Board and the AmREIT Board each approved the Amended and Restated Agreement and Plan of Merger, which made certain changes, including an increase in the merger consideration for shares of Class D Stock purchased pursuant to AmREIT’s Class D Dividend Reinvestment Plan, and determined that the merger, on the terms set forth in the Amended and Restated Agreement and Plan of Merger, was advisable and directed that the merger be submitted to their respective shareholders for approval. REITPlus’s Board of Directors (including REITPlus’s independent directors) also determined that that the merger and the other transactions contemplated by the Amended and Restated Agreement and Plan of Merger are fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties.

          In approving the merger agreement and the transactions contemplated thereby, including the merger, both the AmREIT Board and the REITPlus Board, in furtherance of their respective fiduciary duties, considered the interests of their respective shareholders and companies in the merger as well as the reasons for and consequences of the merger, all as set forth above in this “Background of the Merger” section and in the section of this joint proxy statement/prospectus entitled “Proposal No. 1: The Merger – Reasons for and Consequences of the Merger.”

THE AMREIT SPECIAL MEETING

          The special meeting of holders of AmREIT Common Stock will be held at 8 Greenway Plaza, Suite 1000, Houston, Texas 77046, on Tuesday, November 24, 2009, at 9:30 a.m., Central Daylight Time, to consider and act upon the approval of the merger agreement and the transactions contemplated thereby and the adjournment or postponement of the special meeting, if necessary, to permit the further solicitation of proxies.

          All shareholders of record at the close of business on October 8, 2009 are entitled to receive notice of and to vote at, the meeting, or at any adjournment or postponements thereof.

          Shareholders of record may vote by mail, by phone, by Internet or by attending the special meeting in person. If you are a record holder of AmREIT common stock, voting by proxy will in no way limit your right to vote at the special meeting if you later decide to attend in person. If your shares of AmREIT Common Stock are held in the name of a bank, broker or other holder of record you must follow the instructions of your bank or broker to provide, change or revoke your voting instructions or obtain a proxy in order to vote your shares at the special meeting. If you submit a validly executed proxy and no direction is given your shares will be voted in favor of the merger and the adjournment or postponement of the special meeting, if necessary, to permit further solicitation of proxies. Under the AmREIT Declaration of Trust and Bylaws, the special meeting may be adjourned to a date not more than 120 days after the record date for the special meeting.

          AmREIT shareholders of record may revoke their proxy and change their vote at any time before their proxy is voted at the special meeting. To revoke their proxy instructions, they must: (i) so advise AmREIT’s Secretary, Chad C. Braun, 8 Greenway Plaza, Suite 1000, Houston, Texas 77046, in writing before their shares of AmREIT Common Stock have been voted by the proxy holders at the meeting; (ii) execute and deliver a subsequently dated proxy; (iii) authorize a proxy via the telephone or the internet at a later date; or (iv) attend the meeting and vote their shares of AmREIT Common Stock in person.

          AmREIT will bear the cost of preparing, printing, assembling and mailing the proxy cards, this joint proxy statements/prospectus and other materials that may be sent to shareholders in connection with this solicitation.

          Under Maryland law and the AmREIT Declaration of Trust and Bylaws, no business other than procedural matters relating to the AmREIT special meeting or the business described above may properly be brought before the AmREIT special meeting. The persons authorized under the proxies will vote upon any such procedural matters in their discretion to the same extent as the person delivering the proxy would be entitled to vote.

THE REITPLUS SPECIAL MEETING

          The special meeting of holders of REITPlus Common Stock will be held at 8 Greenway Plaza, Suite 1000, Houston, Texas 77046, on Tuesday, November 24, 2009, at 11:00 a.m., Central Daylight Time, to consider and act upon the approval of the merger agreement and the transactions contemplated thereby and the adjournment or postponement of the special meeting, if necessary, to permit the further solicitation of proxies.

          All shareholders of record at the close of business on October 8, 2009 are entitled to receive notice of and to vote at, the meeting, or at any adjournment or postponements thereof.

          Shareholders may vote by mail, by phone, by Internet or by attending the special meeting in person. Voting by proxy will in no way limit your right to vote at the special meeting if you later decide to attend in person. If your shares of REITPlus Common Stock are held in the name of a bank, broker or other holder of record you must follow the instructions of your bank or broker to obtain a proxy in order to vote your shares at the special meeting. If you submit a validly executed proxy and no direction is given your shares will be voted in favor of the merger and the adjournment or postponement of the special meeting, if necessary, to permit further solicitation of proxies. Under the REITPlus Charter and Bylaws, the special meeting may be adjourned to a date not more than 120 days after the record date for the special meeting.

          REITPlus shareholders may revoke their proxy and change their vote at any time before their proxy is voted at the special meeting. To revoke their proxy instructions, they must: (i) so advise REITPlus’s Corporate Secretary, Chad C. Braun, 8 Greenway Plaza, Suite 1000, Houston, Texas 77046, in writing before their shares of REITPlus Common Stock have been voted by the proxy holders at the meeting; (ii) execute and deliver a subsequently dated proxy; (iii) authorize a proxy via the telephone or the internet at a later date; or (iv) attend the meeting and vote their shares of REITPlus Common Stock in person.

          REITPlus will bear the cost of preparing, printing, assembling and mailing the proxy cards, this joint proxy statements/prospectus and other materials that may be sent to shareholders in connection with this solicitation.

          Under Maryland law and REITPlus’s Charter and Bylaws, no business other than procedural matters relating to the REITPlus special meeting or the business described above may properly be brought before the REITPlus special meeting. The persons authorized under the proxies will vote upon any such procedural matters in their discretion to the same extent as the person delivering the proxy would be entitled to vote.

PROPOSAL NUMBER 1: THE MERGER

Parties to the Merger

          REITPlus. REITPlus is a corporation organized under the MGCL that has elected to be taxed as a REIT for federal income tax purposes. REITPlus is externally managed by REITPlus Advisor, Inc., a wholly owned subsidiary of AmREIT. Following the merger, REITPlus will be internally managed by AmREIT’s current management team. The primary business of REITPlus is the acquisition, ownership and management of retail and mixed-use properties, including high-quality, multi-tenant shopping centers and mixed-use properties throughout the United States. As of June 30, 2009, REITPlus had an interest in one consolidated property in Texas.

          The REITPlus Common Stock is not traded on an exchange. See Annex B for more information concerning REITPlus and its business and assets.

          REITPlus owns its real estate asset through an operating partnership, REITPlus Operating Partnership, L.P., a Delaware limited partnership, which we refer to as REITPlus OP. This provides REITPlus with an umbrella partnership REIT, or UPREIT, structure which the REITPlus Board believes facilitates the acquisition of properties in exchange for units of limited partnership interest, or OP Units, on a tax deferred basis. OP Units are redeemable for REITPlus Common Stock on a one-for-one basis or, at REITPlus’s option, cash, twelve months after issuance of the OP Units. REITPlus is the sole general partner of REITPlus OP. REITPlus Holdings, LLC, a wholly owned subsidiary of AmREIT, is a limited partner of REITPlus OP and will continue to hold its interest as a wholly owned subsidiary of REITPlus after the merger. In addition, AmREIT owns 100,000 OP units, which it acquired for $1 million cash in connection with the formation and initial capital raise of REITPlus. The OP Units currently owned by AmREIT will be acquired by operation of law, along with all other assets and properties of AmREIT by REITPlus upon consummation of the merger. Upon acquisition of the 100,000 OP Units in connection with the merger, REITPlus will own, directly or indirectly, 100% of the partnership interests in REITPlus OP. In addition, AmREIT and AmREIT management own special units of limited partnership interest in REITPlus OP, which entitle them to 15% of any excess net proceeds from the sale or liquidation of REITPlus properties over contributed capital plus a 7% cumulative return. These special units will be cancelled upon consummation of the merger.

          AmREIT. AmREIT is a Maryland REIT that has elected to be taxed as a REIT for federal income tax purposes. AmREIT is internally managed, and AmREIT owns commercial properties in high-traffic, highly-populated areas, most of which are leased to investment grade corporate tenants.

          AmREIT’s Class A Stock, Class C Stock and Class D Stock are not traded on an exchange. See Annex C for more information concerning AmREIT and its business and assets.

          Under the Maryland REIT Law and the AmREIT Declaration of Trust, the approval of the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of AmREIT Common Stock, with all classes of common stock voting together as a single class. Under the MGCL and the REITPlus Charter, approval of the merger requires the affirmative vote of the holders of a majority of the outstanding shares of REITPlus Common Stock.

          As of the Record Date, REITPlus held approximately 90,000 shares of Class A Stock, representing less than 1% of the AmREIT Common Stock outstanding as of the date of this joint proxy statement/prospectus. REITPlus intends to vote those shares FOR the merger and any adjournment or postponement of the AmREIT special meeting, if necessary.

Record Date

          The REITPlus Board has set the close of business on October 8, 2009 as the Record Date for REITPlus shareholders who are entitled to notice of and/or to vote on the action to be taken at the REITPlus special meeting.

          The AmREIT Board has set the close of business on October 8, 2009 as the Record Date for AmREIT shareholders who are entitled to notice of and/or to vote on the action to be taken at the AmREIT special meeting.

Merger Consideration

          Subject to the satisfaction of conditions set forth in the merger agreement, including requisite approvals by the shareholders of REITPlus and AmREIT, upon consummation of the merger contemplated by the merger agreement, shares of AmREIT Common Stock and REITPlus Common Stock, respectively, outstanding at the time of the merger will be affected in the following manner:

•	Each share of REITPlus Common Stock will remain outstanding;

•	Each share of AmREIT Common Stock shall be cancelled;

•	Each share of Class A Stock will be converted into 1.0 share of REITPlus Common Stock;

•	Each share of Class C Stock will be converted into 1.16 shares of REITPlus Common Stock; and

•	Each share of Class D Stock will be converted into 1.11 shares of REITPlus Common Stock.

          If the merger is consummated, based on the fully-diluted shares of capital stock outstanding of each of REITPlus and AmREIT as of the Record Date, current holders of REITPlus Common Stock will own approximately 3.3% of the outstanding capital stock of the surviving company, and current holders of AmREIT Common Stock will own approximately 96.7% of the outstanding capital stock of the surviving company.

Distributions

          After the merger, REITPlus will continue to operate as a REIT and, as such, expects to pay regular dividends in respect of the REITPlus Common Stock in order to meet the requirements in the Code for continued qualification as a REIT. No monthly dividends or other distributions will be paid with respect to outstanding shares of AmREIT Common Stock during the month in which the merger is consummated, but the REITPlus Board intends to authorize a dividend payable on the last day of the month in which the merger is consummated to holders of REITPlus Common Stock immediately after consummation of the merger. It is anticipated that the rate of such dividend will be the same as the then-current monthly dividend rate with respect to the Class A Stock, currently $0.041667 per share. Based on the Class C Exchange Ratio of 1.16 to 1.0, this translates to an equivalent monthly dividend rate of $0.048 per share, or approximately $0.01 per month, or $0.12 per year, less than the dividend rate on the Class C Stock. Based on the Class D Exchange Ratio of 1.11 to 1.0, this translates to an equivalent monthly dividend rate of $0.04625 per share, or approximately $0.008 per month, or $0.096 per year, less than the dividend rate on the Class D Stock. The timing and amount of any future dividends and/or distributions on the REITPlus Common Stock after consummation of the merger will be subject to the approval of the REITPlus Board. Until the merger is consummated, or in the event the merger is not consummated, in which case AmREIT may decrease the amount of or suspend the payment of its regular monthly dividend, AmREIT expects to continue paying such dividend with respect to each class of AmREIT Common Stock, subject to the approval of the AmREIT Board.

Conflicts of Interest

          REITPlus and its shareholders, on the one hand, may have interests in the merger that may be different from or in addition to the interests of AmREIT and its shareholders, on the other hand, including the following:

▪

Upon consummation of the merger, the advisory agreement between REITPlus and REITPlus Advisor, Inc., a wholly owned subsidiary of AmREIT, will be terminated; upon such termination, REITPlus and its shareholders will save, and AmREIT and its shareholders will forgo, approximately $160,000 per year in advisory, management and other fees, as well as the right to earn a deferred performance fee of up to 15% of any net value created in REITPlus in excess of contributed capital plus a 7% cumulative annual return.

▪

Upon consummation of the merger, the special units of partnership interest in REITPlus Operating Partnership, LP owned by AmREIT and AmREIT management will be cancelled, and AmREIT will forgo the right to earn 67.5% of an amount equal to 15% of any excess net proceeds from the sale of liquidation of REITPlus’ properties over contributed capital plus a 7% cumulative annual return.

▪

The AmREIT management team, through a limited liability company of which they own all membership interests, owns 32.5% of the special units of partnership interest in REITPlus Operating Partnership, LP. The special units will be cancelled upon consummation of the merger, and the AmREIT management team will forgo the right to earn 32.5% of the excess proceeds described in the preceding bullet.

▪

REITPlus reimburses AmREIT for the services of its personnel, including those who serve as REITPlus’s officers. Examples of reimbursable personnel costs include legal services (such as negotiating leases and tenant collection issues), preparation of sales materials for use in REITPlus’ best efforts initial public offering, accounting and financial reporting services, and investor services. These reimbursements will terminate upon consummation of the merger.

▪

The chief executive officer and chief financial officer, respectively, of AmREIT also hold the identical offices for REITPlus. In making executive officer level decisions for REITPlus, each of these executive officers could be influenced by reason of their executive positions with AmREIT to act in a manner that in the short-term or longer-term could be of greater benefit to AmREIT than to REITPlus. For example, the AmREIT chief executive officer could direct AmREIT leasing personnel, who are also responsible for leasing REITPlus properties, to devote all their efforts to AMREIT property leasing to the exclusion of REITPlus property leasing or could direct AmREIT finance personnel to focus on financing AmREIT’s operations and properties to the exclusion of financing REITPlus.

Conditions to the Merger

          REITPlus and AmREIT will complete the merger only if the conditions in the merger agreement are satisfied or, in some cases, waived. These conditions include:

•	the approval of the merger by the shareholders of REITPlus and AmREIT at their respective special meetings with respect to which this joint proxy statement/prospectus is being circulated;

•

the receipt of all material approvals, authorizations and consents required to consummate the merger, including the consents of the lender under AmREIT’s unsecured credit facility and REITPlus’s unaffiliated joint venture partner in AmREIT Shadow Creek Acquisition, LLC (which conditions can be waived by REITPlus and AmREIT, respectively);

•	there being no preliminary or permanent injunctions issued by any court or other governmental authority that would render the merger illegal or would otherwise prohibit its consummation;

•	the registration statement circulated with this joint proxy statement/prospectus having been declared effective by the SEC and no stop order suspending its effectiveness having been issued by the SEC;

•

each of the representations and warranties of REITPlus and AmREIT contained in the merger agreement being true and correct in all material respects as of the Closing Date (as defined in the merger agreement); and

•	REITPlus and AmREIT having performed or complied with all agreements and covenants required by the merger agreement.

If either party fails to obtain a required consent under any agreement and the other party waives the condition of obtaining such consent, then consummation of the merger could result in a default under the applicable agreement requiring such consent.

Reasons for and Consequences of the Merger

          In deciding to approve the merger and the merger agreement, the AmREIT Board and the REITPlus Board considered a number of factors, both potentially positive and potentially negative, with respect to the merger, including the following:

•

Implementation of Vision 2010 Strategic Plan. The AmREIT Board adopted the Vision 2010 strategic plan in September 2008 in order to eliminate the volatility in AmREIT’s earnings, simplify its capital structure and position AmREIT for future growth. AmREIT accomplished phase 1 of Vision 2010 in September 2008 by discontinuing its fee-based securities and third party real estate development and management businesses, eliminating approximately $7 million per year in overhead. AmREIT effected the delisting of its Class A Stock on the NYX in December 2008 as a preliminary step to simplifying AmREIT’s capital structure. After consideration of alternatives to further simplify AmREIT’s capital structure, the AmREIT Board adopted the merger agreement and recommended the merger to AmREIT’s shareholders as the final step in simplifying AmREIT’s capital structure. The AmREIT Board believes that simplification of AmREIT’s capital structure was necessary to enable AmREIT to access institutional equity capital to fund future growth under phase 3 of Vision 2010.

•

Administrative Cost Savings. The merger is expected to result in administrative and operational economies of scale and cost savings for the benefit of both holders of shares of AmREIT Common Stock and REITPlus Common Stock, primarily in the form of decreased expense from duplicate audits, duplicate legal fees and planned reduction of certain other overhead expenses.

•

Additional Liquidity. Prior to December 2008, AmREIT’s Class A Stock was listed on the NYX, but experienced very low trading volume and a very inefficient market where the trading of a small number of shares could significantly impact the trading price of the Class A Stock. AmREIT’s management team was repeatedly informed by investment bankers, sell-side securities analysts and institutional investors that AmREIT’s complex capital structure was not in conformity with other listed REITs and served as an impediment to additional capital raising and an efficient secondary trading market for AmREIT’s Common Stock. With a more traditional operating structure and simplified capital structure resulting from the merger, the AmREIT Board and REITPlus Board believe that the surviving company will have greater access to capital from lenders, institutional equity and retail investors. The AmREIT Board and REITPlus Board believe that this improved capital structure and greater access to capital will increase the likelihood that the combined company can successfully list its common stock after consummation of the merger, a public trading market will develop and all shareholders will have improved liquidity.

•

Ability to Attract Additional Equity. As discussed above, AmREIT’s management team was repeatedly informed by investment bankers, sell-side securities analysts and institutional investors that its capital structure was complex and not in conformity with other listed REITs. Based on that input, the AmREIT Board believes that attracting additional capital would be difficult unless and until AmREIT’s capital structure conforms more closely to the capital structures of other listed REITs, who generally have a single class of common stock that receive discretionary dividends based on the REIT’s operating performance. REITPlus, on the other hand, was unsuccessful in raising significant equity capital in 2008 and terminated its continuous offering after having raised only approximately 1% of the capital that it had hoped to raise. With minimal equity capital, the REITPlus Board believed that REITPlus was too small to attract interest from capital sources. The AmREIT Board and the REITPlus Board believe that the merger, combination of the operating platforms of AmREIT and REITPlus and the resulting simplification of the capital structure of the combined company will conform more to the capital structures of other listed REITs. The AmREIT Board and the REITPlus Board believe that the combined company will therefore be more likely to attract the interest of investment banks, sell-side securities analysts and institutional and retail investors. The AmREIT Board and REITPlus Board believe that increased interest in the combined company from the investment community will enable the combined company to raise additional equity capital, allowing the combined company to implement phase 3 of Vision 2010, which contemplates growth through the acquisition and selective development of additional properties.

•

Tax Consequences. The merger is intended to qualify as a reorganization within the provisions of Section 368(a) of the Code. If the merger so qualifies, then for U.S. federal income tax purposes, holders of shares of AmREIT Common Stock who receive REITPlus Common Stock in exchange for their shares in the merger are not expected to recognize any gain or loss, except with respect to cash received instead of a fractional share of REITPlus Common Stock. If for any reason the merger does not so qualify, AmREIT shareholders would be required to pay taxes on any gain as a result of their receipt of shares of REITPlus Common Stock.

•

Avoidance of Conflicts of Interest. AmREIT conducts businesses similar to that of REITPlus. The conduct of these businesses and the allocation of business opportunities and investments between REITPlus and AmREIT may give rise to conflicts of interest. In addition, there are complexities associated with allocating resources and costs for overhead, personnel and other matters between REITPlus and AmREIT. These conflict situations will be eliminated through the merger.

•

Future Investment Opportunities. Upon consummation of the merger, AmREIT and REITPlus will have completed the initial two phases of Vision 2010. Prior to implementation of Vision 2010, AmREIT’s management team was responsible for compliance and reporting for two public REITs, managing the continuous securities offering for REITPlus, searching for capital to fund the growth of AmREIT while burdened by a complicated capital structure and lack of investor interest and reporting to two separate boards of directors and four separate shareholder constituencies (considering the three classes of AmREIT Common Stock). Consummation of the merger will consolidate the shareholders into a single shareholder base, combine the boards of directors of the two companies, eliminate duplicative reporting, eliminate the need for management of a continuous securities offering and free the management team to pursue growth and strategic opportunities. The AmREIT Board and the REITPlus Board believe that the foregoing benefits will afford management of the combined company more time and resources to identify new investment opportunities, conduct due diligence on acquisition and development properties and seek financing for new projects. The AmREIT Board and REITPlus Board believe that the combined company will be better able to take advantage of the opportunities so identified, resulting in future growth and further diversification of the investment risk borne by shareholders of the combined company.

•

Elimination of Dependency on AmREIT and its Personnel. REITPlus is externally managed by and is dependent upon AmREIT and its wholly-owned subsidiary, REITPlus Advisor, Inc., which provides advisory services to REITPlus pursuant to an advisory agreement and whose continued service is not guaranteed. REITPlus’s inability to continue to retain the services of AmREIT and REITPlus Advisor, Inc. or REITPlus’s loss of any of their services could adversely impact REITPlus’s operation. The merger would ensure the continued service of AmREIT and its advisory services because AmREIT is a self-administered and a self-managed real estate investment trust.

•

Governing Documents. The merger agreement provides that at the effective time of the merger the combined company will be governed by the REITPlus Charter. The existing REITPlus Bylaws will remain in effect for the combined company, but may be amended by the board of directors of the combined company.

•

Sustainability of Dividends. The AmREIT Board believes that the current capital structure of AmREIT, with multiple classes of stock and mandatory, fixed preferential dividends, could in the future impair AmREIT’s liquidity and result in erratic dividend payments. The AmREIT Board believes that simplification of the capital structure and elimination of mandatory, fixed preferential dividends through the merger will better enable the surviving corporation to pay a stable dividend in the future and will lessen the likelihood of liquidity issues and severe dividend cuts.

•

Significant Costs Involved. The AmREIT Board and REITPlus Board considered the significant costs involved in connection with completing the merger, the substantial management time and effort required to complete the merger and the related disruption to operations of AmREIT and REITPlus, substantially all of which have been incurred and will be expenses to the companies whether or not the merger is consummated.

          The AmREIT Board and REITPlus Board also considered the potential conflicts of interest set forth in “Conflicts of Interest” above.

          In view of the wide variety of factors considered by AmREIT and REITPlus, neither AmREIT nor REITPlus found it practicable to quantify or otherwise attempt to assign relative weights to the specific factors considered. In the opinion of the respective boards, the above factors represent the material potential positive and adverse consequences which could occur as a result of the merger. In considering the merger, the boards considered the impact of these factors on their respective shareholders and concluded that the benefits noted above outweigh the negative factors.

Opinion of AmREIT’s Fairness Opinion Provider

          KeyBanc was asked by the AmREIT Board to render an opinion to the AmREIT Board as to the fairness, from a financial point of view, of the consideration to be received by the holders of the Class A Stock, Class C Stock and Class D Stock in the proposed merger with REITPlus. KeyBanc’s fees are not contingent upon completion of the merger.

          On May 20, 2009, KeyBanc delivered to the AmREIT Board its oral opinion, subsequently confirmed in writing, that, as of the date of its opinion, based upon and subject to the assumptions, limitations and qualifications contained in its opinion, and other matters KeyBanc considers relevant, the consideration to be received by the holders of the issued and outstanding shares of Class A Stock, Class C Stock and Class D Stock was fair, from a financial point of view.

          The full text of the written opinion of KeyBanc is included as Annex E to this joint proxy statement/prospectus. AmREIT urges you to read that opinion carefully and in its entirety for the assumptions made, procedures followed, other matters considered and limits of the review undertaken in arriving at the opinion.

          KeyBanc’s opinion was prepared for the information and assistance of the AmREIT Board and is limited only to the consideration to be received by the holders of the issued and outstanding shares of Class A Stock, Class C Stock and Class D Stock and does not address the fairness of any other aspect of the proposed merger and does not address AmREIT’s underlying business decision to effect the proposed merger or any other terms thereof. KeyBanc’s opinion does not constitute a recommendation to any stockholder of AmREIT as to how such stockholder should vote at any meeting held in connection with the merger. In addition, KeyBanc’s opinion does not express any opinion as to the fairness of the amount or the nature of the compensation now paid or to be paid to any of AmREIT’s officers, managers, or employees, or class of such persons, relative to the compensation to public shareholders.

          The consideration to be received by the holders of the issued and outstanding shares of Class A Stock, Class C Stock and Class D Stock in the merger was determined in arm’s-length negotiations between AmREIT and REITPlus and not by KeyBanc. KeyBanc did not recommend the consideration to be paid in the proposed merger. The consideration was determined in negotiations among the parties to the merger agreement, in which KeyBanc did not advise the AmREIT Board.

          No restrictions or limitations were imposed by the AmREIT Board on KeyBanc with respect to the investigations made or the procedures followed by KeyBanc in rendering its opinion.

          In rendering its opinion, KeyBanc reviewed, among other things:

1.	a draft of the merger agreement dated May 20, 2009, which KeyBanc understood to be in substantially final form;

2.

certain publicly available information concerning AmREIT, including the Annual Reports on Form 10-K of AmREIT for each of the years in the three year period ended December 31, 2008, a draft of the Quarterly Report on Form 10-Q of AmREIT for the quarter ended March 31, 2009, which KeyBanc understood to be in substantially final form;

3.

certain other internal information, primarily financial in nature, including projections, concerning the business and operations of AmREIT furnished to KeyBanc by AmREIT for purposes of KeyBanc’s analysis;

4.	third party property appraisal reports for AmREIT and REITPlus prepared by CB Richard Ellis, Inc. and Valuation Associates Real Estate Group, Inc.;

5.	certain publicly available information concerning REITPlus;

6.	certain other internal information, primarily financial in nature concerning REITPlus;

7.

certain publicly available information with respect to certain other publicly traded companies that KeyBanc believes to be comparable to AmREIT and the trading markets for certain of such other companies’ securities; and

8.	certain publicly available information concerning the nature and terms of certain other transactions that KeyBanc considers relevant to its inquiry.

          KeyBanc also held meetings with certain officers and employees of AmREIT to discuss the business and prospects of AmREIT, as well as other matters KeyBanc believed relevant to its inquiry, and considered such other data and information it judged necessary to render its opinion.

          In rendering its opinion, KeyBanc assumed and relied upon the accuracy and completeness of all of the financial and other information provided to it or publicly available. KeyBanc also assumed the accuracy of and relied upon the representations and warranties of the parties contained in the merger agreement. KeyBanc was not engaged to, and did not independently attempt to, verify any of such information. KeyBanc also relied upon the management of AmREIT as to the reasonableness and achievability of the financial and operating projections (and the assumptions and bases for those projections) provided to it, and assumed, with the consent of the AmREIT Board, that those projections reflected the best available estimates and judgment of AmREIT’s management. KeyBanc was not engaged to assess the reasonableness or achievability of those projections or the assumptions on which they were based and expressed no view on those matters. KeyBanc did not conduct a physical inspection or appraisal of any of the assets, properties or facilities of AmREIT. KeyBanc was furnished with and has relied upon the completeness and accuracy of certain appraisals prepared for AmREIT by CB Richard Ellis, a national full-service real estate firm, and Valuation Associates Real Estate Group, Inc., a recognized leader in valuation of restaurant properties. KeyBanc also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the proposed transaction will be obtained without material adverse effect on AmREIT or the proposed merger.

          KeyBanc’s opinion is based on economic and market conditions and other circumstances existing on, and information made available, as of the date of its opinion and does not address any matters after such date. Although subsequent developments may affect its opinion, KeyBanc does not have the obligation to update, revise or reaffirm its opinion. As of the date of this joint proxy statement/prospectus, there have been no material changes in the matters and conditions considered by KeyBanc in rendering its opinion and no material changes are anticipated to occur prior to the special meetings of REITPlus and AmREIT.

          The following is a brief summary of the analyses performed by KeyBanc in connection with its opinion. This summary is not intended to be an exhaustive description of the analyses performed by KeyBanc but includes all material factors considered by KeyBanc in rendering its opinion. KeyBanc drew no specific conclusions from any individual analysis, but subjectively factored its observations from all of these analyses into its assessments.

          Each analysis performed by KeyBanc is a common methodology utilized in determining valuations. Although other valuation techniques may exist, KeyBanc believes that the analyses described below, when taken as a whole, provide the most appropriate analyses for KeyBanc to arrive at its opinion.

Comparable Public Company Analysis

          KeyBanc reviewed and compared certain financial data and stock trading prices for eight publicly traded retail REIT companies chosen by KeyBanc. The eight comparable companies were chosen because, like AmREIT, they are focused on the acquisition and ownership of shopping center retail properties. Retail REITs focusing on the acquisition and ownership of malls were not included in the analysis. Although AmREIT is not a publicly traded company, the comparable public company analysis is an appropriate valuation technique because there is a liquid market for the shares of public companies so that, unlike private companies, their values are continually “marked to market”. Since there have been very few recent transactions involving private retail real estate companies, there is not adequate information to determine current valuations based on an analysis of private transactions only. While no company is identical to AmREIT, the process of analyzing the current valuations for REITs focused on property types similar to those found in AmREIT’s portfolio is helpful as one of many tools used to determine a valuation range for AmREIT. The comparable companies chosen by KeyBanc included:

•	Acadia Realty Trust	•	Regency Centers Corporation

•	Equity One, Inc.	•	Saul Centers, Inc.

•	Federal Realty Investment Trust	•	Urstadt Biddle Properties Inc

•	Kimco Realty Corporation	•	Weingarten Realty Investors

          For each of these comparable companies, KeyBanc calculated the applicable company’s total enterprise value as of May 18, 2009 (based on market data as of May 18, 2009), as a multiple of that company’s implied capitalization rate (“Cap Rate”) for the last twelve months (“LTM”). Total enterprise value for a public company is calculated by (1) multiplying the company’s share price times shares outstanding, which is the equity value, (2) adding the total amount of debt and minority interest from the financial statements most recently filed with the SEC, and (3) subtracting the cash amounts from the financial statements most recently filed with the SEC. The Cap Rate is calculated by taking a company’s net operating income (“NOI”), in this case the LTM NOI, and dividing it by the total enterprise value. NOI is gross income received from properties minus the expenses associated with operating those properties. Comparable company implied LTM Cap Rate was calculated from information set forth in the applicable company’s most recently filed Form 10-K or Form 10-Q, as applicable, and was 4.8%, 5.8%, 6.5%, 6.9%, 7.4%, 7.6%, 8.4%, and 8.7%, having a mean of 7.0%. The estimated price range of $7.25 - $9.75 per share was calculated based on the range of Cap Rates of 6.5% to 7.5%. The range of the Cap Rates was determined by taking the mean implied LTM Cap Rates of the comparable public companies of approximately 7.0% and adding and subtracting 50 basis points. The Cap Rate range was applied to AmREIT’s LTM NOI of approximately $26 million to determine the range of AmREIT’s total enterprise value of $343 million to $396 million. Net debt of approximately $181 million was then subtracted to calculate an equity value range of $162 million to $215 million. The equity value range was then divided by the aggregate number of Class A, C, and D shares (as converted by their respective contractual conversion ratios) of approximately 22 million shares. Using these calculations, the estimated per share range was approximately $7.25 to $9.75.

          No company utilized in the comparable public company analysis is identical to AmREIT. KeyBanc made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the parties to the merger agreement. Mathematical analysis of comparable public companies (such as determining means and medians) in isolation from other analyses is not an effective method of evaluating transactions.

Discounted Cash Flow Analysis

          KeyBanc analyzed various financial projections prepared by the management of AmREIT for the fiscal years 2009 through 2013 and performed a discounted cash flow analysis of AmREIT based on these projections. The basis for these projections were the actual and budgeted 2009 operating results for AmREIT. Management then evaluated and assessed property level lease maturities and tenant lease renewals in order to determine lease renewal probabilities and to apply the applicable lease rates. Management also assessed the operating expenses of the properties as well as the general corporate overhead, assessing on an annual basis items such as reimbursable and non-reimbursable tenant operating expenses, compensation expense, interest expense, accounting fees, legal and professional expense, marketing expense, regulatory expenses and other general and administrative costs associated with operating the business. This resulted in annual net income and Funds From Operations that were then compared to historical operating results for consistency, comparability, and reasonableness. A discounted cash flow analysis is a methodology used to derive a valuation of a corporate entity by discounting to the present its future expected cash flows. The discounted cash flow analysis was conducted by estimating AmREIT’s weighted average cost of capital (“WACC”) at a range of 9.5% to 11.0%. WACC was calculated by using various assumptions, including, but not limited to, an assumed cost of equity of 14.1% and an assumed pre-tax cost of debt of 6.2%. These assumptions were based upon KeyBanc’s judgment relating to the debt to total capitalization ratios of the selected comparable companies, current effective tax rates, current debt market rates for debt issues relevant to AmREIT, current risk free rates of return, and measures of risk for AmREIT and its competitors, suppliers and customers. The WACC calculation resulted in an approximate 10.4% WACC for AmREIT. KeyBanc performed a sensitivity analysis to illustrate the effect of different assumptions for changes in WACC. The sensitivity analysis range resulted in an adjusted WACC of 10.2%, which was used as a midpoint for the 9.5%-11.0% discount rate range. KeyBanc discounted to present value AmREIT’s projected free cash flows for each of the fiscal years 2009 through 2013, and a range of terminal values of AmREIT (the calculated range of values of AmREIT at the end of the projection period). KeyBanc calculated the range of terminal values in year 2013 by applying (i) a range of Cap Rate exit multiples (6.0% to 7.0%) to AmREIT’s projected property net operating income and (ii) a range of exit multiples (4.5x – 6.5x) to the operating company’s terminal year operating Company Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”). The range of the Cap Rate exit multiples was determined by taking the mean implied LTM Cap Rate of 6.6% from the appraised value of the AmREIT portfolio from the appraisals completed by CBRE and Valuation Associates and creating a range between 6.0% to 7.0%. The range of the exit multiples was determined by taking the implied EBITDA multiples of the comparable public companies. KeyBanc calculated a range of enterprise values of AmREIT by adding together the ranges of discounted cash flows and discounted terminal values calculated as described above. KeyBanc then calculated a range of equity values of AmREIT as a whole and the implied values per share of AmREIT Common Stock ($7.47 to $10.73).

          While discounted cash flow analysis is a widely accepted and practiced valuation methodology, it relies on a number of assumptions, including growth rates, terminal multiples and discount rates. The valuation derived from the discounted cash flow analysis is not necessarily indicative of AmREIT’s present or future value or results. Discounted cash flow analysis in isolation from other analyses is not an effective method of evaluating transactions.

Net Asset Value Analysis

          Using information provided by the management of AmREIT and individual property appraisals completed by CBRE and Valuation Associates, KeyBanc calculated the net asset value, or NAV, per share for AmREIT. CBRE conducted individual property appraisals on AmREIT’s 12 wholly-owned shopping centers and 18 single tenant properties. CBRE used a variety of methods in determining the appraised value of each property including, but not limited to, comparable property sales analysis and the income capitalization approach. As part of the income capitalization approach, CBRE estimated the net operating income of each property by applying market rent to each property rent roll and making certain assumptions regarding tenant rollover, vacancy, and expense reimbursements. Valuation Associates determined the value of the leasehold (improvements only) and leased fee interest of each of AmREIT’s 19 IHOP properties using a variety of methods including, but not limited to, discounted cash flow analysis, income capitalization, and comparable property sales. Valuation Associates relied upon AmREIT that the underlying ground lease terms and conditions are typical for each location and that the properties are being rented at market levels.

          For this analysis, KeyBanc relied upon individual property appraisals completed by CBRE and Valuation Associates to value AmREIT’s real estate holdings. A range of the value of AmREIT’s third party fee-based business was determined by using certain valuation techniques, including public company comparable analysis, discounted cash flow analysis, and comparable transaction analysis. The value of the core real estate portfolio as determined by the appraisals and the value of the third party fee-based business were then added together with other assets to determine the aggregate value of AmREIT’s assets. AmREIT’s liabilities were subtracted from the aggregate value of AmREIT’s assets to calculate AmREIT’s sum-of-parts valuation.

          The AmREIT NAV per share was then calculated by dividing AmREIT’s sum-of-parts valuation by the number of the shares of AmREIT Common Stock outstanding. The resulting NAV per share of AmREIT Common Stock had a range of $10.83 to $11.87 per share.

Conclusion

          The summary set forth above describes the principal analyses performed by KeyBanc in connection with its opinion delivered to the AmREIT Board on May 20, 2009. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, the analyses underlying the opinion are not readily susceptible to summary description. Each of the analyses conducted by KeyBanc was carried out in order to provide a different perspective on the proposed merger and add to the total mix of information available.

          KeyBanc did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, KeyBanc considered the results of the analyses in light of each other and ultimately reached its opinion based upon the results of all analyses taken as a whole. Except as indicated above, KeyBanc did not place particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, support its determination. Accordingly, notwithstanding the separate factors summarized above, KeyBanc believes that its analyses must be considered as a whole and that selecting portions of its analysis and the factors considered by it, without considering all analyses and factors, could create an incomplete or misleading view of the evaluation process underlying its opinion. In performing its analyses, KeyBanc made numerous assumptions with respect to industry performance, business and economic conditions and other matters. Due in part to the inherent unpredictability of industry performance, business conditions and economic conditions, the analyses performed by KeyBanc are not necessarily indicative of actual value or future results, which may be significantly more or less favorable than suggested by the analyses.

Miscellaneous

          Pursuant to the terms of an engagement letter dated March 30, 2009, AmREIT agreed to pay KeyBanc fees for rendering its May 20, 2009 opinion to the AmREIT Board that are customary in transactions similar to the proposed merger. The terms of the fee arrangement with KeyBanc were negotiated at arm’s-length between the Board and KeyBanc. In accordance with the terms of the engagement letter, AmREIT paid KeyBanc a fee of $400,000 upon the delivery of KeyBanc’s fairness opinion. The Board also agreed to cause AmREIT to reimburse KeyBanc for certain expenses and indemnify KeyBanc under certain circumstances.

          KeyBanc has not provided any services to AmREIT other than in connection with the fairness opinion summarized above. In the ordinary course of business, KeyBanc may actively trade the securities of AmREIT for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in those securities.

Certain Forecasts

          AmREIT does not publicly disclose forecasts of future revenues, earnings or other results. However, management provided KeyBanc with certain non-public financial information about AmREIT in connection with KeyBanc’s preparation of its fairness opinion and related financial analysis. The information provided to KeyBanc included historical financial information that had been previously filed with the SEC and various forecasts for the fiscal years 2010 through 2013 based on growth and no growth assumptions. The forecast included estimates of revenues, expenses, net income, and funds from operations (FFO). The inclusion of the forecasts in this joint proxy statement/prospectus should not be regarded as an indication that such forecasts will be predictive of actual future results, and the forecasts should not be relied upon as such. No representation is made by AmREIT, REITPlus or any other person to any security holder of either AmREIT or REITPIus regarding the ultimate performance of AmREIT compared to the information contained in the forecasts. AmREIT does not intend to update or otherwise revise the forecasts to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the forecasts are shown to be in error or become out-dated. These forecasts do not give effect to the merger.

          The following summarized forecast is shown in millions, except per share data and reflects overall company and asset growth:

	2010	2011	2012	2013

Lease Income	$32.4	$33.8	$34.8	$35.8

Total Revenue	38.5	40.1	41.2	42.3

Property Expense	7.8	8.2	8.5	8.9

Total Expense	24.0	24.1	24.5	24.8

Net Income, after tax	$6.7	$7.8	$8.2	$8.6

Total Company FFO	$13.7	$14.8	$15.2	$15.6

          In preparing the above projections, AmREIT made a number of assumptions, including assumptions regarding growth, inflation, lease rates, occupancy, interest rates and lease growth rates. No assurances can be given that these assumptions will accurately reflect future conditions. Although presented with numerical specificity, these projections reflect numerous assumptions and estimates as to future events made by AmREIT’s management that management believed were reasonable at the time the projections were prepared and other factors such as industry performance and general business, economic, regulatory and market conditions, all of which are difficult to predict and beyond the control of AmREIT’s management. Accordingly, there can be no assurance that the projections will be realized, and actual results may be materially greater or less than those reflected in the projections. You should review the section in this joint proxy statement/prospectus entitled “Risk Factors” for a description of those factors that could adversely affect these projections.

Rights of Objecting Shareholders to Seek Fair Value for their Common Stock

          AmREIT currently is a Maryland real estate investment trust governed by the Maryland REIT Law and, with respect to the rights of objecting shareholders, the MGCL. The AmREIT Declaration of Trust provides, in accordance with Section 3-202(c)(4) of the MGCL, that holders of AmREIT Common Stock shall not be entitled to exercise the rights of objecting shareholders with respect to the merger unless AmREIT’s Common Stock is owned of record by less than 2,000 holders as of the record date for the determination of shareholders entitled to vote on the merger. As of the close of business on the record date for the AmREIT special meeting, AmREIT’s Common Stock was owned of record by more than 5,000 holders. Therefore, AmREIT shareholders will have no right to object to the merger and receive fair value for their shares of AmREIT Common Stock.

          REITPlus currently is a Maryland corporation governed by the MGCL. The REITPlus Charter provides, in accordance with Section 3-202(c)(4) of the MGCL, that holders of REITPlus Common Stock shall not be entitled to exercise the rights of objecting shareholders with respect to the merger unless the REITPlus Board determines that such rights apply. The REITPlus Board has not made such determination, and, therefore, REITPlus shareholders will have no right to object to the merger and receive fair value for their shares of REITPlusCommon Stock.

Terms of the Merger Agreement

          The complete text of the merger agreement is included as Annex D and is incorporated by reference into this joint proxy statement prospectus.

          Structure of the Merger. The merger agreement provides for the merger of AmREIT with and into REITPlus, with REITPlus as the surviving corporation. It is anticipated that the name of the surviving corporation will be changed to AmREIT, Inc. at the time of the merger, and the combined company will operate under the AmREIT name.

          Merger Consideration. At the effective time of the merger, each issued and outstanding share of AmREIT Common Stock shall be converted into the following rights: (1) each share of Class A Stock outstanding shall be entitled to receive 1.0 share of REITPlus Common Stock, (2) each share of Class C Stock outstanding shall be entitled to receive 1.16 shares of REITPlus Common Stock and (3) each share of Class D Stock outstanding shall be entitled to receive 1.11 shares of REITPlus Common Stock. No fractional shares of REITPlus Common Stock will be issued in the merger, but persons entitled to such fractional shares shall be entitled to receive cash in lieu thereof. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, REITPlus will forward payments to such holders of fractional interests.

          Closing and Effective Time of the Merger. The closing of the merger is expected to occur on or about November 25, 2009.

          Governing Documents. The REITPlus Charter in effect immediately before the effective time of the Merger will be the charter of the surviving company, except that the name of the surviving company will be changed to AmREIT, Inc. The existing REITPlus bylaws will remain in effect.

          Exchange of Securities; No Fractional Shares; Withholding Rights.

          Exchange of Securities. REITPlus will deposit with Phoenix American cash and book-entry shares evidencing REITPlus Common Stock to be paid or issued to the holders of AmREIT Common Stock under and as contemplated by the merger agreement. Promptly after the merger and upon execution of a letter of transmittal, each record holder of AmREIT Common Stock will receive book-entry shares evidencing the number of full shares of REITPlus Common Stock for which the aggregate number of shares of AmREIT Common Stock owned by such holder have been exchanged pursuant to the merger agreement, plus any cash that such holder is entitled to receive in lieu of fractional shares of REITPlus Common Stock.

          No Fractional Shares. All fractional shares of REITPlus Common Stock that a holder of AmREIT Common Stock would otherwise be entitled to receive as a result of the merger shall be aggregated and if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash without interest determined by multiplying the fraction of a share of REITPlus Common Stock to which such holder would otherwise have been entitled by $9.50.

          Withholding Rights. REITPlus will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the merger agreement to any holder of AmREIT Common Stock such amounts as they are required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law.

          Representations and Warranties

The merger agreement contains customary representations and warranties made by REITPlus to AmREIT and by AmREIT to REITPlus. These representations and warranties relate to, among other things:

•	Organization and qualifications of the entities

•	Capitalization of the entities

•	Subsidiaries of the entities

•	Authorizations and execution of the merger agreement

•	Absence of conflict; governmental authorizations

•	SEC reports and financial statements

•	Absence of certain changes or events

•	Litigation involving the parties

•	No undisclosed liabilities

•	Information supplied

•	Permits

•	Compliance with legal requirements

•	Taxes

•	Properties

•	Environmental

•	Intellectual property

•	Material contracts

•	Brokers

•	Opinion of financial advisor

•	Insurance

•	Voting requirements

•	Affiliate transactions

•	Investment Company Act of 1940

•	Business relationships

•	Vote required

•	Certain payments

•	Tax treatment

          Certain of these representations are qualified as to “materiality” or “material adverse effect.” For purposes of the merger agreement, “material adverse effect” means, with respect to REITPlus only, any change, event, circumstance or effect that, individually or in the aggregate, is materially adverse to the business, operations, financial condition, results of operations, properties, assets or liabilities of REITPlus and its subsidiaries taken as a whole or on the ability of REITPlus to timely consummate the transactions contemplated by the merger agreement; provided, however, that this definition shall exclude any such change, event, circumstance or effect to the extent arising out of, attributable to or resulting from (a) conditions generally affecting the real estate industry (including economic, legal and regulatory changes); (b) changes in general international, national or regional economic or financial conditions or changes in the securities markets in general; (c) changes in any laws or regulations or accounting regulations or principles applicable to REITPlus and its subsidiaries; (d) any outbreak or escalation of hostilities (including any declaration of war by the United States) or act of terrorism; (e) the announcement, execution or consummation of this merger agreement and the transactions contemplated thereby; (f) REITPlus’s compliance with the terms of, or taking any actions required by, this merger agreement, or taking or not taking any actions at the request of or with the consent of AmREIT; or (g) any decrease in the fair market value of REITPlus Common Stock, provided that this exception will not prevent or otherwise affect a determination that any change, event, circumstance or effect underlying such decrease had or contributed to a material adverse effect.

          Except for certain specified exceptions, the representations and warranties in the merger agreement do not survive the effective time of the merger and if the agreement is validly terminated, neither party will have any liability or obligation for its representations and warranties, or otherwise under the merger agreement, unless the party has willfully breached any representation, warranty or covenant contained therein.

Termination of the Merger Agreement

          The merger agreement may be terminated at any time before the date of the closing of the merger if:

•	the REITPlus Board and the AmREIT Board mutually consent in writing;

•	any governmental authority permanently restrains, enjoins or otherwise prohibits the transactions contemplated by the merger;

•	any federal or state legal requirement that makes the consummation of the merger illegal is in effect or is enacted or adopted since the date of the merger agreement;

•	the shareholders of either REITPlus or AmREIT fail to approve the merger at their respective special meetings;

•	AmREIT accepts an offer to acquire its capital stock or consolidated assets that would result in the realization of greater long-term value for AmREIT shareholders than would the merger;

•	REITPlus or AmREIT breaches a material representation, warranty, covenant or agreement without curing such a breach within the acceptable time or before the outside closing date for the merger;

•	the closing of the merger does not occur before the outside date set forth in the merger agreement; and

•	the AmREIT Board withdraws, modifies or changes in any manner adverse to REITPlus its approval or recommendation of the merger, or recommends or approves another merger transaction.

          Effect of Termination. If the merger agreement is terminated, the merger agreement will be void and have no effect, and there will be no liability or obligation of AmREIT or REITPlus, or their respective officers, directors, trustees, subsidiaries or partners, as applicable, except for willful breaches of the merger agreement. No termination fees are payable if the merger agreement is terminated by either party.

Continuing Indemnification of AmREIT officers and Trustees

          Under the terms of the merger agreement, all rights to indemnification, advancement of expenses, and exculpation and release that currently exist in favor of the officers and trustees of AmREIT under applicable law or as provided by AmREIT’s governing documents with respect to matters occurring at or prior to the date of the merger will continue in full force and effect for at least six years following the date of the merger. The surviving corporation has agreed under the merger agreement to honor those rights to indemnification, advancement of expenses, and exculpation and release to the fullest extent of the law. Furthermore, REITPlus has agreed that the AmREIT officers and trustees will have the benefit of their current trustees’ and officers’ liability insurance. The current REITPlus directors and officers have comparable indemnification rights and director and officer liability insurance. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling REITPlus, REITPlus has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is unenforceable.

Material Tax Consequences of the Merger

          The merger is intended to qualify as a reorganization within the provisions of Section 368(a) of the Code. If the merger so qualifies, then for U.S. federal income tax purposes, holders of AmREIT Common Stock who receive REITPlus Common Stock in exchange for their AmREIT Common Stock in the merger are not expected to recognize any gain or loss, except with respect to cash received instead of a fractional share of REITPlus Common Stock. See “United States Federal Income Tax Considerations,” below. Your tax consequences will depend on your personal situation. You are urged to consult your own tax advisor for a full understanding of the tax consequences of the merger to you.

Regulatory or Other Approvals

          Other than the Form S-4 of which this joint proxy statement/prospectus forms a part becoming effective, our obtaining any necessary approvals under state securities or “blue sky” laws, the consent of AmREIT’s credit facility lender, the consent of REITPlus’s joint venture partner and the filing of articles of merger by REITPlus and AmREIT with the SDAT, we are unaware of any other material federal, state or foreign regulatory or other approvals as requirements necessary to consummate the merger.

          REITPlus has filed documentation with certain states which require notification of the merger. Additionally, contingent upon the approval of the merger by the shareholders of REITPlus and AmREIT, the Texas State Securities Board has represented that it will recommend no action to require the registration of REITPlus Common Stock with the state of Texas. REITPlus is not required to register REITPlus Common Stock in the remaining states pursuant to applicable exemptions from registration relating to the issuance of common stock in connection with a merger.

Conduct of REITPlus and AmREIT’s Businesses in the Event the Merger is not Consummated

          In the event that the merger is not consummated for any reason, the AmREIT Board will continue to operate AmREIT’s business in accordance with AmREIT’s business plan. The REITPlus Board will likely cause REITPlus to sell all its assets and discontinue execution of REITPlus’s business plan.

Accounting Treatment

          The merger has the legal form of a statutory merger under the MGCL, but it will be treated as an asset acquisition for financial reporting purposes. This means that AmREIT will be deemed to have purchased all of the net assets of REITPlus in exchange for shares of AmREIT Common Stock. For purposes of accounting for the asset acquisition, we have determined that the fair value of AmREIT Common Stock is equal to $9.50 per share. AmREIT’s management and the AmREIT Board and the REITPlus Board believe that the aggregate fair value of AmREIT Common Stock deemed to be delivered to REITPlus shareholders in exchange for the net assets of REITPlus, which is approximately $7.1 million of AmREIT Common Stock deemed given in the transaction (determined by multiplying 752,307 shares of REITPlus Common Stock outstanding by $9.50 per share of AmREIT Common Stock), reflects the fair value of the net assets of REITPlus deemed acquired by AmREIT in the merger. See “Unaudited Pro Forma Condensed Consolidated Financial Statements beginning on page A-2 of this joint proxy statement/prospectus.

Restrictions on Resale of REITPlus Common Stock Issued in the Merger

          REITPlus Common Stock issued in the merger will be freely transferable under the Securities Act of 1933, except for shares issued to any person who may be deemed to be an “affiliate” of AmREIT within the meaning of Rule 145 under the Securities Act or who will become an “affiliate” of REITPlus within the meaning of Rule 144 under the Securities Act of 1933 after the merger. REITPlus Common Stock received by persons who are deemed to be AmREIT affiliates or who will become REITPlus affiliates may be resold by these persons only in transactions permitted by the limited resale provisions of Rule 145 or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of AmREIT or REITPlus generally include individuals or entities that, directly or indirectly through one or more intermediaries, control, are controlled by or are under common control with AmREIT or REITPlus, respectively. Notwithstanding the free transferability of REITPlus Common Stock after the merger, no market is expected to exist for REITPlus Common Stock immediately after the merger. The REITPlus Common Stock will also be subject to certain restrictions on ownership and transfer, as described in “Description of REITPlus’s Common Stock – Restrictions on Ownership.”

Directors and Executive Officers of the Combined Company

          At the effective time of the merger, the independent directors of REITPlus and the independent trustees of AmREIT immediately prior to the merger, plus Mr. Taylor, will comprise the REITPlus Board until REITPlus’s next annual meeting of shareholders or a director’s earlier resignation or removal.

          REITPlus’s current executive officers are expected to continue to hold office after the effective time of the merger in their current capacities, until their successors are duly elected and qualified or until their earlier resignations or removals.

Who Can Answer Other Questions

          If you have any questions about the merger or would like additional copies of this joint proxy statement/prospectus, you should contact:

AmREIT	REITPlus, Inc.
8 Greenway Plaza, Suite 1000	8 Greenway Plaza, Suite 1000
Houston, Texas 77046	Houston, Texas 77046
(713) 850-1400	(713) 850-1400
Attention: Investor Relations	Attention: Investor Relations

THE AMREIT BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE MERGER
AGREEMENT, THE MERGER AND THE RELATED TRANSACTIONS.

THE REITPLUS BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT,
THE MERGER AND THE RELATED TRANSACTIONS.

          It is important that proxies be returned promptly. Shareholders are, therefore, urged to fill in, date, sign and return the enclosed proxy card immediately. No postage need be affixed if mailed in the enclosed envelope in the United States.

INFORMATION ABOUT REITPLUS

In addition to the information set forth below, additional information about REITPlus may be found in Annex B.

REITPlus Historical Developments

          REITPlus was formed as a Maryland corporation in April 2007 and initially capitalized on May 16, 2007 to invest in a portfolio of retail and mixed-use properties, including a combination of stabilized, income-producing properties and value-added opportunities. REITPlus’s investment in a stabilized, income-producing property focuses on an investment that it believes has the potential based on demographic and market trends and forecasts to become a premier retail property in high-traffic, highly populated, affluent metropolitan areas, and REITPlus refers to this property as “Tomorrow’s Irreplaceable Corners.” Value-added opportunities are properties REITPlus believes possess a strong potential for significant enhancement in value and cash flow through development and redevelopment, product repositioning, capital expenditures or improved property management. REITPlus’s targeted investments include high-quality, multi-tenant shopping centers and mixed-use properties throughout the United States. REITPlus has no employees and is externally managed by its Advisor pursuant to an advisory agreement, or the Advisory Agreement, between REITPlus’s advisor, AmREIT, REITPlus OP and REITPlus. The Advisory Agreement initially had a one year term that expired on October 30, 2008 and is subject to successive one-year renewals upon the mutual consent of the parties. REITPlus’s Advisor supervises and manages REITPlus’s day-to-day operations and will select the properties and securities REITPlus acquires, subject to oversight by the REITPlus Board. REITPlus’s Advisor will also provide marketing, sales and client services on REITPlus’s behalf. Upon consummation of the merger, the Advisory Agreement will terminate and REITPlus will thereafter be internally managed by AmREIT’s management team.

REITPlus Investment Objectives, Strategy And Policies

          The following investment objectives, strategy and policies were established when REITPlus was formed in 2007. Due to the termination of REITPlus’s offering in 2008 and the purchase of an interest in only one asset, these investment objectives, strategies and policies may not be achieved.

Investment Objectives

REITPlus’s primary investment objectives are:

•	to provide current income to its stockholders in the form of monthly cash distributions;
•	to preserve and protect its stockholders’ capital contributions; and
•	to realize growth in the value of its assets upon the ultimate sale of its properties.

The methods of implementing REITPlus’s investment policies may vary over time or as new investment techniques are developed. REITPlus cannot assure you that it will attain these objectives or that the value of its assets will not decrease. REITPlus’s independent directors review its investment policies at least annually, and the REITPlus Board may change its investment objectives without the approval of its stockholders if it determines that such change is advisable and in the best interest of REITPlus stockholders. Each determination and the basis therefore shall be set forth in the minutes of the meetings of the REITPlus Board.

Investment Strategy

           The focus of REITPlus’s investment strategy is to acquire a portfolio of retail and mixed-use properties, including a combination of stabilized, income-producing properties and value-added opportunities. REITPlus believes that a diversified investment portfolio comprised of both stabilized, income-producing properties and value-added opportunities offers investors the potential for a higher investment return for a given level of risk relative to a more concentrated investment portfolio. REITPlus seeks to maximize its income and capital growth during its operating period by (1) selling a portion of the properties in its portfolio when appropriate and reinvesting the net sales proceeds into additional properties and (2) owning and managing the remainder of its portfolio as income-producing assets during its entire operating period.

           The properties that REITPlus will retain in its portfolio as long-term investments will generally have strong operating histories and a steady stream of current income from existing leases. The remainder of REITPlus’s portfolio will be comprised of value-added properties. Value-added opportunities arise in circumstances where a property may be undervalued or where product re-positioning, capital expenditures, development, redevelopment or improved property management may increase cash flows. Development and redevelopment projects allow REITPlus to deploy capital in real estate properties that it builds or improves. REITPlus anticipates that it will sell properties it has acquired as value-added projects on an opportunistic basis after completion of substantial value creation and then redeploy the net proceeds in other investments that are complimentary to its overall portfolio. REITPlus expects that the total investment return from its value-added projects will have a relatively larger component derived from capital appreciation than from current income, whereas the total investment return from the core, stabilized assets in its portfolio will represent a relatively larger current income component.

           REITPlus’s primary investment strategy is to seek to acquire properties which it refers to as “Tomorrow’s Irreplaceable Corners.” These types of properties generally possess the following attributes:

•	located in markets with increasing urban densities;
•	located at the intersections of major roads that REITPlus anticipates will become high-traffic areas;
•	located in markets with increasing household incomes which REITPlus expects will become affluent areas; and
•	projected optimal investment horizon of five to seven years, providing for the potential for near-term value creation.

           REITPlus believes that if it (i) invests in properties that are located in areas that do not meet all of these factors at the time of its investment, but where market research demonstrates the opportunity to meet all or substantially all of these factors in the near term, and (ii) applies development, redevelopment, repositioning and/or active property management techniques to the acquisition, REITPlus will have a greater potential for value creation and appreciation in the investments it makes upon ultimate disposition of its properties than if it were to acquire properties that are already fully leased, stabilized and recently developed or redeveloped in markets which had already been recognized as having superior density and demographics. REITPlus’s advisor will use the criteria it associates with Tomorrow’s Irreplaceable Corners to measure the quality and value of investment opportunities relative to others in evaluating each proposed real estate investment. REITPlus believes that the sound real estate fundamentals associated with Tomorrow’s Irreplaceable Corners investments will allow it (i) to meet its current income objectives by enhancing the tenant mix and rental income from its properties and (ii) to meet its capital appreciation objectives by enhancing the likelihood of growth in the value of its properties over time.

           REITPlus’s advisor has primary responsibility for implementing its investment strategy and actively monitors and manages its portfolio. Pursuant to the advisory agreement, AmREIT has agreed that, in the event that an investment opportunity becomes available which is suitable for REITPlus and one or more other public or private entities affiliated with REITPlus’s advisor or its affiliates, for which both entities have sufficient uninvested funds, then AmREIT will provide REITPlus with the first opportunity to invest in any property that it deems, in good faith and consistent with the attributes described above, to be a Tomorrow’s Irreplaceable Corner.

           REITPlus intends to aggressively manage each property it acquires in order to maximize the return on its investment. For its retail and mixed-use properties, REITPlus regularly evaluates the property’s overall tenant mix to ensure that it has the tenants most appropriate for the property. Where appropriate, REITPlus may terminate leases in order to promote tenant diversification and enhance overall tenant credit quality. REITPlus also invests in improved landscaping and signage, where needed. When a property has one or more vacancies, REITPlus seeks to attract tenants which it expects to increase traffic to the property, thereby allowing REITPlus to increase rents of other tenants.

Investments in Stabilized Properties

           REITPlus intends to invest the majority of its assets in existing properties leased to high quality tenants, which it sometimes refers to as “core” properties. These investments are anticipated to consist primarily of stabilized, income-producing properties which are multi-tenant shopping centers, mixed-use properties and, on a selective basis, free standing single-tenant retail properties. These properties will generally be fully constructed and have significant operating histories. REITPlus will seek to purchase shopping centers that are primarily grocery-anchored, strip center, mixed-use or lifestyle properties whose tenants consist of national, regional and local retailers. REITPlus anticipates that its grocery-anchored shopping centers will be anchored by an established grocery store operator in the region. REITPlus’s other shopping centers typically will be leased to well-established national and regional tenants as well as a mix of local and value retailers. Lifestyle centers are typically anchored by a combination of national and regional tenants that provide customer traffic and tenant draw for specialty and restaurant tenants that support the local consumer. REITPlus may also invest in shopping centers that are leased to national drug stores, national restaurant chains, national value-oriented retail stores and other regional and local retailers. Mixed-use properties incorporate density into retail with components of other property types such as office, residential and hotels. REITPlus seeks existing properties where the majority of the leases are either leased or guaranteed by the lessor’s parent company, not just the operator of the individual location, and in areas of substantial retail shopping traffic. REITPlus seeks to acquire properties that generally attract tenants that provide basic staples and convenience items to local customers. REITPlus believes retailers who offer these items are less sensitive to business cycle fluctuations than higher priced retail stores.

Investments in Value-Added Opportunities

           REITPlus intends to invest the portion of its portfolio that it does not invest in core properties in value-added opportunities, either directly or indirectly through joint ventures. REITPlus seeks opportunities for investment in value-added opportunities in order to apply its advisor’s expertise in development and redevelopment, property management, leasing and repositioning to increase the income and value of assets it identifies as undervalued in the marketplace in relation to other real estate fundamentals such as location and surrounding market demographics. Value-added opportunities arise in retail centers that are lacking amenities, parking facilities or common area aesthetics which provide attractive environments for retail tenants and their customers. Other cases may include distressed assets with serious deferred maintenance or poorly structured financing where REITPlus believes that applying value-oriented solutions to the asset can subsequently create substantial appreciation. REITPlus’s value-added investment properties will frequently involve a development or redevelopment component.

           REITPlus may invest in unimproved land upon which improvements are to be constructed or completed. REITPlus will seek to invest in development and redevelopment projects in locations where its advisor believes the potential for enhanced value creation in the retail marketplace is strong, and the potential exists for its advisor’s experience in development and construction management to add value to the overall investment. REITPlus expects to enter into joint ventures with entities which have secured or closed on property locations and which have construction financing in place but require additional equity financing and its advisor’s construction management expertise. REITPlus will work closely with local development partners in these transactions throughout the development process.

           REITPlus seeks to develop properties in locations that provide limited competition, quality location and strong market fundamentals. REITPlus anticipates that a substantial portion of its development projects will be mixed-use developments, which may include retail, hospitality, office and residential components. REITPlus’s advisor will analyze the market surrounding each mixed-use development to determine the optimal mix of components. REITPlus will commence the leasing process for all new development projects before construction. When REITPlus develops or redevelops a property, it will pay its advisor or its affiliate a development fee that is usual and customary for comparable services rendered to similar projects in the geographic market of the project and that is approved by its independent directors.

           REITPlus may also invest in development projects through joint venture arrangements with established commercial developers located near the development property and with whom management of its advisor has established relationships. In exchange for providing equity to the joint venture, REITPlus expects to require a preferred return and to receive a portion of the potential profits of the project. REITPlus’s advisor will closely monitor the local developers throughout the development process, structuring the joint venture in order to ensure that it has operating, development and disposition control. REITPlus’s advisor will be active in negotiating the lease terms and mitigating the development risks with its in-house development capabilities. Should a local developer fail to perform, REITPlus’s advisor’s in-house development team, working with the developer, will be prepared to take the project over with minimum disruption. REITPlus’s advisor’s management will seek to utilize its relationships with developers across the country for REITPlus’s benefit.

           REITPlus’s advisor may hire a general contractor to provide construction and construction management services for each of REITPlus’s development and redevelopment projects. The general contractor will be entitled to fees for providing these services, and these fees may be paid on a fixed price basis or a cost plus basis. REITPlus anticipates that AmREIT Construction Company, an affiliate of REITPlus’s advisor, will provide general contracting services for many of REITPlus’s development and redevelopment projects. Where AmREIT Construction Company is selected to provide general contracting services, such services will only be provided on terms and conditions no less favorable to REITPlus than can be obtained from independent third parties for comparable services in the same geographic market.

           Each of REITPlus’s development and redevelopment projects will have a project manager assigned to ensure all necessary functions are performed in a manner consistent with REITPlus requirements. The project manager will be responsible for coordinating all phases of the project, including the feasibility study of each project prior to the commencement of development and much of the pre-development work. Each development and redevelopment project will also have a construction manager who will be responsible for coordinating all of the outsourced trades, including architectural, engineering, environmental and construction contractors. The construction manager will be an employee of AmREIT Construction Company in the event that it serves as the general contractor of a project. The project and construction managers will be jointly responsible for the preparation and adherence to the budgets. Actual cost versus budget reports will be prepared on a monthly basis for review by various parties including the development team, management team and lenders.

           REITPlus may employ capital in at-risk situations to tie up developable land sites using, among other things, purchase agreements and options. Such commitments may not necessarily result in the eventual acquisition of a land site, as REITPlus may elect to forfeit funds after completing its due diligence.

Location of Investments

           REITPlus currently intends to invest in properties located throughout the United States, with a primary focus on markets with increasing population growth and urban density. As a result of its advisor’s experience in developing, acquiring and managing retail real estate in metropolitan Texas markets, REITPlus expects that a significant portion of its investments will be located in those areas. The economies in the regions where REITPlus will focus our investments will have a significant impact on its cash flow and the value of its properties. Although a downturn in the economies of the major metropolitan areas in these regions could adversely affect its business, general retail and grocery anchored shopping centers that provide necessity-type items tend to be less sensitive to macroeconomic downturns.

           Although it intends to invest only in properties in the United States, REITPlus is not prohibited from making investments in foreign countries that meet its investment criteria.

Investment Decisions

           REITPlus’s advisor will present to REITPlus suitable investment opportunities consistent with REITPlus’s investment objectives and policies. REITPlus’s advisor will have substantial discretion with respect to the selection of real property investments. In pursuing REITPlus’s investment objectives and making investment recommendations to REITPlus, the advisor will consider relevant real estate property and financial factors, including the following:

•	positioning the overall portfolio to achieve an optimal mix of investments in core real property investments with an appropriate portion of value-added projects;
•	suitability for any development contemplated or in progress;
•	credit quality of in-place tenants and the potential for future rent increases;
•	income-producing capacity;
•	opportunities for capital appreciation based on product repositioning, operating expense reductions and other factors;
•	liquidity and tax considerations; and
•	additional factors considered important to meeting our investment objectives.

           To the extent feasible, REITPlus’s advisor will strive to select a diversified portfolio of properties in terms of geography, type of property and industry of the tenants, although the number and mix of properties acquired will largely depend upon real estate and market conditions and other circumstances existing at the time properties are acquired. All real property acquisitions must be approved by the REITPlus Board or, with respect to investments up to 10% of the aggregate cost of our portfolio, the REITPlus Board’s investment committee comprised of a majority of independent directors.

Investment Due Diligence

           Prior to acquiring a property, REITPlus’s advisor will undertake an extensive site review. REITPlus’s advisor will typically also undertake a long-term viability and market value analysis, including an inspection of the property and surrounding area by an acquisition specialist and an assessment of market area demographics, consumer demand, traffic patterns, surrounding land use, accessibility, visibility, competition and parking. REITPlus’s advisor also may take the following steps, depending on the property and terms agreed to:

•	obtain an independent appraisal of the property;
•	obtain surveys of the property;
•	obtain evidence of marketable or indefeasible title subject to such liens and encumbrances as are acceptable to our advisor;
•	obtain audited financial statements covering recent operations of properties with operating histories unless such statements are not required to be filed with the SEC and delivered to stockholders;
•	obtain title and liability insurance policies;
•	obtain an independent engineering report of the property’s mechanical, electrical and structural integrity (sale/leaseback properties only);
•	evaluate the existing property leases relating to the property;
•	evaluate both the current and potential alternative uses of the property; and
•	obtain an independent Phase I environmental site assessment.

Acquisition of Properties from AmREIT and its Affiliates

           REITPlus may acquire properties or interests in properties from or in co-ownership arrangements with AmREIT and its affiliated entities, including properties acquired from affiliates engaged in construction and development of commercial real properties. REITPlus will not acquire any property from an affiliate unless a majority of its directors, including a majority of its independent directors, not otherwise interested in the transaction determine that the transaction is fair and reasonable to REITPlus. The purchase price that REITPlus will pay for any property we acquire from its affiliates will not exceed the appraised value of the property, provided that in the case of a development, redevelopment or refurbishment project that REITPlus agrees to acquire prior to completion of the project, the appraised value will be based upon the completed value of the project as determined at the time the agreement to purchase the property is entered into. In addition, the price of the property REITPlus acquires from an affiliate may not exceed the cost of the property to its affiliate, unless a majority of its directors and a majority of its independent directors determine that substantial justification for the excess exists and the excess is reasonable.

Joint Venture Investments

           REITPlus may enter into joint ventures, general partnerships, co-tenancies and other participation arrangements with one or more institutions or individuals, including real estate developers, operators, owners, investors and others, some of whom may be affiliates, for the purpose of acquiring, developing, owning and managing one or more real properties. In determining whether to recommend a particular joint venture, REITPlus’s advisor will evaluate the real property that such joint venture owns or is being formed to own under the same criteria used for the selection of REITPlus’s real property investments.

           REITPlus may enter into joint ventures with affiliates of its advisor for the acquisition of real properties, but only provided that:

•	a majority of REITPlus’s directors, including a majority of the independent directors, not otherwise interested in the transaction approve the transaction as being fair and reasonable to REITPlus; and
•	the investment by REITPlus and such affiliate are on substantially the same terms and conditions as those that would be available to the other joint venturers.

           In certain cases, REITPlus may be able to obtain a right of first refusal to buy a real property if a particular joint venture partner elects to sell its interest in the real property held by the joint venture. In the event that the joint venture partner were to elect to sell real property held in any such joint venture, however, REITPlus may not have sufficient funds to exercise its right of first refusal to buy the joint venture partner’s interest in the real property held by the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one real property, the interest in each such real property will be generally allocated based upon the respective proportion of funds invested by each co-venturer in each such property.

Real Property Ownership

           REITPlus’s investment in real properties will generally take the form of holding fee title or a long-term leasehold estate. REITPlus intends to acquire such interests either (1) directly through its operating partnership or (2) indirectly through taxable REIT subsidiaries, limited liability company interests or through investments in joint ventures, general partnerships, co-tenancies or other co-ownership arrangements with the developers of the real properties, affiliates of its advisor or other entities. In addition, REITPlus may purchase properties and lease them back to the sellers of such properties. While REITPlus will use its best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” so that REITPlus will be treated as the owner of the property for federal income tax purposes, REITPlus cannot assure you that the Internal Revenue Service will not challenge such characterization. In the event that any such recharacterization were successful, deductions for depreciation and cost recovery relating to such real property would be disallowed and it is possible that under some circumstances REITPlus could fail to qualify as a REIT as a result.

           In determining whether to purchase a particular real property, REITPlus may, in accordance with customary practices, obtain a purchase option on such real property. The amount paid for a purchase option, if any, is normally surrendered if the real property is not purchased and is normally credited against the purchase price if the real property is purchased.

           REITPlus intends to purchase insurance for casualty losses for all of the properties it acquires, including insurance related to losses that are generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes and floods. REITPlus’s board of directors will determine whether coverage for such catastrophic losses is economically feasible. REITPlus will also ensure that the properties it acquires comply with applicable laws, including the Americans with Disabilities Act.

Tenant Creditworthiness and Lease Terms

           REITPlus will seek to lease the majority of the rentable square feet at its properties to high quality tenants. REITPlus anticipates that its anchor tenants will be major corporations and well-established smaller organizations and that REITPlus will lease smaller spaces to local companies and local service providers. A tenant will generally be considered high quality if the tenant has a regional or national presence, an operating history of 10 or more years and a net worth in excess of $50 million. When available, REITPlus’s advisor will rely on national credit rating agencies, such as Standard & Poor’s, to assist in its determination of tenant creditworthiness. If public data is not available, REITPlus’s advisor will rely on its experience, its own credit analysis and resources provided by its lenders to qualify a prospective tenant.

           The terms and conditions of any lease that REITPlus enters into with its tenants may vary substantially from those it describes in this joint proxy statement/prospectus. However, REITPlus expects that a majority of its leases will be leases customarily used between landlords and tenants for the specific type and use of the property in the geographic area where the property is located. REITPlus anticipates that most of its leases will be for fixed rentals with periodic increases based on the consumer price index or similar adjustments. Certain rentals may be based in part on the income of the retail tenant. In such cases where the tenant is required to pay rent based on a percentage of the tenant’s income from its operations at the real property, the actual rental income REITPlus receives under such a lease may be inadequate to cover the operating expenses associated with the real property if a tenant’s income is substantially lower than projected. In such case, REITPlus may not have access to funds required in the future to pay the operating expenses associated with the real property.

Tenant Improvements

           At such time as a tenant at one of REITPlus’s properties does not renew its lease or otherwise vacates its space in one of REITPlus’s properties, it is likely that REITPlus will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space in order to attract new tenants. Since REITPlus does not anticipate maintaining permanent working capital reserves, REITPlus may not have access to funds required in the future for tenant improvements and tenant refurbishments in order to attract new tenants to lease vacated space.

Borrowing Policies

           REITPlus intends to use secured and unsecured debt as a means of providing additional funds for the acquisition of its real estate investments. By operating on a leveraged basis, REITPlus expects that it will have more funds available for investments. This will generally allow REITPlus to purchase more properties than would otherwise be possible, potentially resulting in enhanced investment returns and a more diversified portfolio. However, REITPlus’s use of leverage increases the risk of default on loan payments and the resulting foreclosure on a particular property. In addition, lenders may have recourse to assets other than those specifically securing the repayment of the indebtedness. When debt financing is unattractive due to high interest rates or other reasons, or when financing is otherwise unavailable on a timely basis, REITPlus may purchase certain properties for cash with the intention of obtaining debt financing at a later time.

           REITPlus’s advisor will use its best efforts to obtain financing on the most favorable terms available to REITPlus and will seek to refinance assets during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing loan, when an existing loan matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of any such refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing and an increase in diversification and assets owned if all or a portion of the refinancing proceeds are reinvested.

           There is no limitation on the amount REITPlus may invest in any single improved real property. Additionally, there is no limit on the number of mortgages that may be placed on any single property. REITPlus’s aggregate borrowings, secured and unsecured, will be reviewed by the board of directors at least quarterly.

Disposition Policies

As a property reaches what REITPlus believes to be its optimum value, REITPlus will consider disposing of the property and may do so for the purpose of either distributing the net sale proceeds to its stockholders or investing the proceeds in other properties that REITPlus believes may produce a higher overall future return to its investors. In accordance with its investment objective of achieving maximum capital appreciation from its overall portfolio, REITPlus expects to sell a portion of the assets in its portfolio on an opportunistic basis before the end of its operating period in order to reinvest the proceeds in additional properties. REITPlus’s advisor will recommend to REITPlus’s board of directors that REITPlus sell a property before the end of its operating period if:

•	there exists an opportunity to enhance overall investment returns by raising capital through sale of the property;
•	there exist diversification benefits associated with disposing of the property and rebalancing REITPlus’s real estate portfolio;
•	in the judgment of the advisor, the value of the property might decline;
•	an opportunity has arisen to pursue a more attractive real property investment;
•	the property was acquired as part of a portfolio acquisition and does not meet REITPlus’s general acquisition criteria; or
•	in the judgment of the advisor, the sale of the property is in REITPlus’s best interests.

The REITPlus Board will make the determination of whether a particular real property should be sold or otherwise disposed of after consideration of relevant factors, including prevailing economic conditions, with a view toward achieving maximum capital appreciation. The investment committee of the REITPlus Board may approve dispositions comprising up to 10% of the cost of REITPlus’s portfolio. The selling price of a real property which is net leased will be determined in large part by the amount of rent payable under the leases for such property. When selling a property, REITPlus may lend the purchaser all or a portion of the purchase price. In these instances, REITPlus’s taxable income may exceed the cash received in the sale.

          REITPlus’s ability to dispose of property during the first few years following acquisition is restricted to a substantial extent as a result of its REIT status. Under applicable provisions of the Code regarding prohibited transactions by REITs, REITPlus will be subject to a 100% tax on any gain realized on the sale or other disposition of any property (other than foreclosure property) REITPlus owns, directly or through any subsidiary entity, including its operating partnership, but excluding its taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of business. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. REITPlus intends to avoid the 100% prohibited transaction tax by (i) conducting activities that may otherwise be considered prohibited transaction through a taxable REIT subsidiary, (ii) conducting its operations in such a manner so that no sale or other disposition of an asset REITPlus owns, directly or through any subsidiary other than a taxable REIT subsidiary, will be treated as a prohibited transactions, or (iii) structuring certain dispositions of its properties to comply with certain safe harbors available under the Internal Revenue Code for properties held at least four years. However, despite its present intention, no assurance can be given that any particular property REITPlus owns, directly or through any subsidiary entity, including its operating partnership, but excluding its taxable REIT subsidiaries, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

Liquidity Strategy

          REITPlus intends to complete a transaction providing liquidity for its stockholders within seven years following the completion of its offering stage. REITPlus will view its offering stage as complete if it has not conducted a public equity offering during any continuous two-year period, and its operating stage will begin from the termination of the previous public equity offering preceding this two-year period. REITPlus may determine not to pursue a liquidity transaction if it believes that then-current market conditions are not favorable for a liquidity transaction, and that such conditions will improve in the future. A liquidity transaction could include (1) the sale of all or substantially all of its assets either on a portfolio basis or individually followed by a liquidation, (2) a listing of its shares on a national securities exchange, or (3) a merger or another transaction approved by its board of directors in which its stockholders will receive cash or shares of a publicly traded company. While REITPlus’s intention is to seek to complete a liquidity transaction within seven years following the completion of its offering stage, there can be no assurance that a suitable transaction will be available or that market conditions for a liquidity transaction will be favorable during that timeframe. Alternatively, REITPlus may seek to complete a liquidity transaction earlier than seven years following the completion of its offering stage. While REITPlus is considering liquidity alternatives, REITPlus may choose to limit the making of new investments, unless its board of directors, including a majority of its independent directors, determines that, in light of its expected term of existence at that time, it is in the best interest of the stockholders of REITPlus for REITPlus to make new investments.

Investment Limitations

Aside from the policies and investment activities described above, REITPlus has not, will not and does not propose to:

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with its ordinary business of investing in real property;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•

make or invest in individual mortgage loans (excluding any investments in mortgage pools, CMBS or residential mortgage-backed securities) unless an appraisal is obtained concerning the underlying property except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of its independent directors determines, and in all cases in which the transaction is with any of its directors or its advisor and its affiliates, such appraisal shall be obtained from an independent appraiser. REITPlus will maintain such appraisal in our records for at least five years and it will be available for inspection and duplication. REITPlus will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

•	make or invest in mortgage loans that are subordinate to any lien or other indebtedness of any of its directors, its advisor or its affiliates;

•

issue (1) equity securities redeemable solely at the option of the holder, (2) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is anticipated to be sufficient to properly service that higher level of debt or (3) options or warrants to the directors, its advisor, or any of their affiliates except on the same terms as such options or warrants are sold to the general public; options or warrants may be issued to persons other than the directors, its advisor, or any of their affiliates, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a market value less than the value of such option or warrant on the date of grant;

•

make any investment that is inconsistent with its objectives of qualifying and remaining qualified as a REIT unless and until its board of directors determines, in its sole discretion, that REIT qualification is not in its best interests;

•

make or invest in mortgage loans, including construction loans but excluding any investment in CMBS or residential mortgage-backed securities, on any one real property if the aggregate amount of all mortgage loans on such real property would exceed an amount equal to 85.0% of the appraised value of such real property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria;

•

borrow in excess of 300.0% of the value of its net assets (net assets for purposes of this calculation is defined to be REITPlus’s total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities); the preceding calculation is generally expected to approximate 75.0% of the cost of its real properties before non-cash reserves and depreciation; provided, however, REITPlus may temporarily borrow in excess of these amounts if such excess is approved by a majority of the independent directors and disclosed to stockholders in its next quarterly report, along with a justification for such excess;

•	make investments in unimproved real property or indebtedness secured by a deed of trust or mortgage loans on unimproved real property in excess of 10.0% of its total assets;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue senior securities;

•	make loans to other persons;

•	invest in the securities of other issuers for the purpose of exercising control;

•	underwrite securities of other issuers;

•	engage in the purchase and sale (or turnover) of investments;

•	offer securities in exchange for property; or

•	repurchase or otherwise reacquire its shares or other securities.

          The REITPlus Board can change, suspend, expand or eliminate all of the foregoing limitations without a vote of the REITPlus shareholders. REITPlus delivers to each stockholder an annual report containing information regarding advisor and related fees, and also include financial statements covering the previous year. Additionally, REITPlus was subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On November 13, 2008, however, REITPlus filed Form 15 with the SEC, thereby suspending its duty to file annual, periodic and current and other reports with the SEC.

REITPlus Property

          As of June 30, 2009, REITPlus owned a 10% interest in AmREIT Shadow Creek Acquisition, LLC (“Shadow Creek”), which owns a multi-tenant retail property located in Pearland, Texas with a combined gross leasable area of 616,370 square feet. REITPlus entered into a joint venture with JP Morgan Strategic Property Fund, which acquired fee simple title to the property. The ownership interest was acquired at net book value for $5.3 million from AmREIT Realty Investment Company, an affiliated AmREIT entity. The remaining 90% is owned by an unaffiliated third party (80%) and by an affiliated AmREIT entity, AmREIT Monthly Income & Growth Fund IV, L.P. (10%).

          Shadow Creek, Pearland, Texas. Shadow Creek is REITPlus’s only property interest. The Shadow Creek property, which was built in 2008, has a combined gross leasable area of approximately 600,000 square feet and is located in the city of Pearland, Texas. The typical retail space is roughly 2,100 square feet and primarily consists of retail shopping space. As of June 30, 2009, the building was 76% leased to 41 tenants. Typical lease terms are generally net lease where the tenant pays a monthly base rent and a reimbursement of operating expenses to the landlord. These expense reimbursements include, but are not limited to, property taxes, insurance, security, utilities, landscaping and other common area maintenance items. Generally in-line leased space has a term of between 3-7 years and anchor space has a term of between 10-20 years. The property is held primarily for its income-producing capabilities. REITPlus has no present intention for significant improvements. There are approximately five comparable properties located in the surrounding market that might compete with Shadow Creek Ranch. Most of the retail centers with which Shadow Creek Ranch competes have similar retail tenants, including Target, Wal-Mart, and Barnes & Noble. REITPlus believes the property to be adequately covered by insurance.

          The following table sets forth certain leasing and other information for the Shadow Creek property at December 31, 2008.

Occupancy Rate	Non-Anchor Average Annual Base Rent per Leased Square Foot(1)	Federal Income Tax Basis
72.20%	$29.14	$107,864,000

(1)	Including anchor tenants the average annual base rent per square foot is $11.20 per square foot.

          Depreciation on the Shadow Creek property is taken on a straight line basis over up to 39 years for book purposes, resulting in a depreciation rate of approximately 3.0% per year.

          The following table sets forth information with respect to the property’s major tenants (tenants occupying more than 10%), principal lease provisions and lease expirations.

Major Tenants

Name	Principal Nature of Business	Lease Expiration	Leased Square Feet	Percentage of Property’s Total Leased Square Feet	Annualized Base Rent (1)	Percentage of Annualized Base Rent (2)	Renewal Options
HEB Grocery	Grocery	11/30/27	150,615	33.53%	758,016	14.83%	6 5-yr options
Academy Sports	Sporting Goods	6/30/27	85,584	19.05%	620,484	12.14%	3 5-yr options
Hobby Lobby	Craft Supplies	9/30/22	59,166	13.17%	473,328	9.26%	3 5-yr options
Ashley Furniture	Furniture	7/31/23	50,016	11.13%	350,148	6.85%	4 5-yr options

(1)

Calculated as the tenant’s actual June 2009 base rent multiplied by 12. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts.

(2)	Calculated as the percentage of the tenant’s annualized base rent divided by the product of the property’s actual total June 2009 base rent and 12.

Lease Expiration Schedule — Shadow Creek

Year of Lease Expiration	Number of Leases Expiring	Square Footage of Expiring Leases	Percentage of Property’s Total Leased Square Feet	Annualized Base Rent of Expiring Leases (1)	Percentage of Property’s Annualized Base Rent (2)
2009	0	—	—	—	—
2010	0	—	—	—	—
2011	0	—	—	—	—
2012	0	—	—	—	—
2013	11	19,888	4.43%	555,617	10.87%
2014	5	14,549	3.24%	388,995	7.61%
2015	6	15,625	3.48%	453,012	8.86%
2016	0	—	—	—	—
2017	0	—	—	—	—
2018	7	17,805	3.96%	490,170	9.59%
Thereafter	12	381,389	84.89%	3,223,202	63.06%
Total	41	449,256	100%	5,110,996	100%

(1)

Calculated as the product of actual June 2009 base rent of expiring leases at the property and 12. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts.

(2)	Calculated as the percentage of annualized base rent of expiring leases divided by the product of the actual total June 2009 base rent for the property and 12.

          The property is subject to a mortgage loan with a principal balance, as of June 30, 2009, of approximately $65.0 million. The loan requires monthly interest-only payments for the first three years, bears interest at a fixed rate of 5.48% and matures in March 2015. While prepayment of the loan is not restricted, prepayments are subject to a penalty provision. The outstanding balance at the time of maturity will be approximately $61.2 million.

          Real estate taxes for 2008 on the Shadow Creek property were $1,656,000, and the current real property tax rate with respect to the property is 3.56% of the assessed value.

REITPlus Common Stock

          As of August 15 2009, there were 257 holders of record of 752,307 shares of REITPlus Common Stock. There is no established public trading market for shares of REITPlus Common Stock. REITPlus dividends represent a return of capital.

          The following table shows the cash dividends paid per share of REITPlus Common Stock since it began paying dividends. No dividends were paid prior to the second quarter of 2008.

Dividends
2008
Second Quarter	$0.0500
Third Quarter	$0.1089
Fourth Quarter	$0.1250

2009
First Quarter	$0.0750
Second Quarter	$0.0750

Legal proceedings of REITPlus

          REITPlus is involved in various matters of litigation arising in the normal course of business. While it is unable to predict with certainty the amounts involved, the management of REITPlus and counsel to the company believe that when such litigation is resolved, the resulting liability of REITPlus, if any, will not have a material adverse effect on its consolidated financial statements.

DESCRIPTION OF REITPLUS’S COMMON STOCK

          The following summary of the material terms and provisions of the REITPlus Common Stock does not purport to be complete and is subject to the detailed provisions of the REITPlus Charter. You should carefully read each of these documents in order to fully understand the terms and provisions of the REITPlus Common Stock.

General

          Under the REITPlus Charter, REITPlus has the authority to issue up to 1,050,000,000 total shares, consisting of 1,000,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, $0.01 par value per share.

Terms

          The shares of REITPlus Common Stock will be subject to the express terms of any series of shares of REITPlus preferred stock. Except as may otherwise be specified in the terms of any class or series of REITPlus Common Stock, each share of REITPlus Common Stock will entitle the holder thereof to one vote per share on all matters upon which the shareholders are entitled to vote.

          In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of REITPlus, the aggregate assets available for distribution to holders of shares of the REITPlus Common Stock will be determined in accordance with applicable law. Each holder of shares of REITPlus Common Stock of a particular class will be entitled to receive, ratably with each other holder of REITPlus Common Stock of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of REITPlus Common Stock of such class held by such holder bears to the total number of outstanding shares of REITPlus Common Stock of such class then outstanding.

          Subject to the provisions of the REITPlus Charter relating to restrictions on ownership and transfer of REITPlus Common Stock and the express terms of any series of shares of preferred stock, the holders of shares of the REITPlus Common Stock will have the exclusive right to vote on all matters as to which a holder of shares of REITPlus Common Stock will be entitled to vote pursuant to the REITPlus Charter and applicable law at all meetings of the REITPlus shareholders.

          The REITPlus Board may from time to time authorize REITPlus to declare and pay to its stockholders such dividends or distributions, in cash or other assets of REITPlus or in securities of REITPlus or from any other source as the REITPlus Board in its discretion shall determine. The REITPlus Board will endeavor to authorize REITPlus to declare and pay such dividends and distributions as will be necessary for REITPlus to qualify as a REIT under the Code; however, REITPlus stockholders will have no right to any dividend or distribution unless and until authorized by the REITPlus Board and declared by REITPlus.

Restrictions on Ownership

          For REITPlus to qualify as a REIT under the Code, not more than 50% in value of its outstanding capital shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist REITPlus in meeting this requirement, REITPlus may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person of REITPlus’s outstanding equity securities. See “Certain Provisions of Maryland Law and of the REITPlus Charter,” below.

          The REITPlus Charter also provides certain limitations and restrictions on ownership of shares of the REITPlus Common Stock including limitations on ownership of more than 9.8% in value or number of shares, whichever is more restrictive of the outstanding shares of REITPlus Common Stock and on aggregate share ownership that would result in REITPlus being “closely held” within the meaning of the Code and restrictions on ownership that would result in shares of the REITPlus Common Stock being beneficially owned by less than one hundred persons.

Transfer Agent

          The transfer agent and registrar for REITPlus’s Common Stock is Phoenix American.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE REITPLUS CHARTER

Restrictions Relating To REIT Status

          For REITPlus to qualify as a REIT under the Code, among other things, not more than 50% in value of REITPlus’s outstanding capital shares may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year, and such capital shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (in each case, other than the first such year).

Maryland Law

          Business Combinations. Under Maryland law, “business combinations” between a Maryland corporation and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested shareholder is defined as:

•	any person who beneficially owns ten percent or more of the voting power of the corporation’s voting shares; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding shares of the corporation.

          A person is not an interested shareholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested shareholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms or conditions determined by the board.

          After the five-year prohibition, any business combination between the Maryland corporation and an interested shareholder generally must be recommended by the board of directors and approved by the affirmative vote of at least:

•	eighty percent of the votes entitled to be cast by holders of outstanding voting shares of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting shares of the corporation other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

          These super-majority vote requirements do not apply if the corporation’s common shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

          The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested shareholder becomes an interested shareholder.

          The business combination statute may discourage others from trying to acquire control of REITPlus and increase the difficulty of consummating any offer.

          Control Share Acquisitions. Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares which, if aggregated with all other shares owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

          A person who has made or proposes to make a control share acquisition may compel the corporation’s board of directors to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any shareholders meeting.

          If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

          The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if REITPlus is a party to the transaction or (b) to acquisitions approved or exempted by the REITPlus Charter or REITPlus Bylaws. REITPlus’s Bylaws, which will be the bylaws of the combined corporation, contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of REITPlus stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

          Certain Elective Provisions of Maryland Law. A Maryland corporation with at least three independent directors and a class of securities registered under the Securities Exchange Act of 1934, as amended, may elect to be governed by all or any part of certain elective provisions of Maryland law. The election to be governed by one or more of these provisions can be made by an eligible Maryland corporation in its charter or bylaws or by resolution adopted by its board of directors so long as the Maryland corporation has at least three directors who, at the time of the election, are not:

•	officers or employees of the corporation;

•	persons seeking to acquire control of the corporation;

•	directors, officers, affiliates or associates of any person seeking to acquire control of the corporation; or

•	nominated or designated as directors by a person seeking to acquire control of the corporation.

          Articles supplementary must be filed with the Maryland SDAT if a Maryland corporation elects to be subject to any or all of the provisions by board resolution or bylaw amendment. Shareholder approval is not required for the filing of these articles supplementary.

          A Maryland corporation can elect to be subject to all or any portion of the following provisions, notwithstanding any contrary provisions contained in that corporation’s existing charter or bylaws:

          Classified Board: The corporation may divide its board into three classes which, to the extent possible, will have the same number of directors, the terms of which will expire at the third annual meeting of shareholders after the election of each class;

          Two-thirds Shareholder Vote to Remove Directors: The shareholders may remove any director only by the affirmative vote of at least two-thirds of all votes entitled to be cast by the shareholders generally in the election of directors;

          Size of Board Fixed by Vote of Board: The number of directors will be fixed only by resolution of the board;

          Board Vacancies Filled by the Board for the Remaining Term: Vacancies that result from an increase in the size of the board, or the death, resignation, or removal of a director, may be filled only by the affirmative vote of a majority of the remaining directors even if they do not constitute a quorum. Directors elected to fill vacancies will hold office for the remainder of the full term of the class of directors in which the vacancy occurred, as opposed to until the next annual meeting of shareholders, and until a successor is elected and qualified; and

          Shareholder Calls of Special Meetings: Special meetings of shareholders must be called by the secretary of the corporation upon the request of shareholders only upon the written request of shareholders entitled to cast at least a majority of all votes entitled to be cast at the meeting.

          Through provisions of the REITPlus Charter and REITPlus’s Bylaws unrelated to these elective provisions of Maryland law, (a) a two-thirds vote will be required to remove any director from the surviving company’s board of directors and (b) the exclusive power to fix the number of directors will be vested in the REITPlus board of directors. The REITPlus Charter also provides that, at such time as the surviving company becomes eligible, vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors then in office for the full term of the class of directors in which the vacancy occurred.

INFORMATION ABOUT AMREIT

          In addition to the information set forth below, additional information about AmREIT may be found in Annex C.

AmREIT’s Investment Policies

          AmREIT seeks to create value and drive net operating income (NOI) growth on the properties owned in its institutional-grade portfolio of Irreplaceable Corners™ and those owned by a series of closed-end, merchant development funds. It also seeks to support a growing advisory business that raises capital through an extensive independent broker dealer channel as well as through institutional joint venture partners.

          The institutional-grade portfolio of Irreplaceable Corners – premier retail properties in high-traffic, highly-populated areas throughout the United States – are held for long-term value and to provide a foundation to our funds from operations (FFO) through a steady stream of rental income. AmREIT’s advisory business has a 24-year track record of delivering returns to its investor partners through a series of closed-end, merchant development funds, resulting in recurring income from assets under management and in transactional income through profit participation interests and real estate fees, including acquisition, development and leasing fees. Management generally believes that no more than 20% of AmREIT’s total assets should be invested in any one property. AmREIT typically uses secured and unsecured debt as a means of providing funds for the acquisition of its real estate investments.

          The recurring-income nature of the institutional-grade portfolio of Irreplaceable Corners and the advisory business can be complemented by the added growth potential of our real estate development and operating business. This model seeks to provide value through offering an array of services to AmREIT’s tenants and to the properties owned in both the institutional-grade portfolio of Irreplaceable Corners and those owned by the closed-end, merchant development funds as well as to third parties.

          AmREIT’s investment policies have been adopted by the AmREIT Board and set forth the policies and restrictions pursuant to which AmREIT conducts its affairs. The AmREIT Board may change any investment policy without the approval of shareholders. Set forth below is a summary of AmREIT’s investment policies.

Investments in Properties. AmREIT does:

▪

invest only in interests in (including mortgage loan interests secured by) income-producing, undeveloped, development stage and improved real estate properties using borrowed capital only where prudent as determined by the board;

▪	not invest more than 10% of its total assets in unimproved real property or mortgage loans on unimproved real property;

▪	not acquire properties leased, or to be leased, to one tenant generating annual rental income in excess of 15% of AmREIT’s total annual rental income, without the prior approval of the AmREIT Board;

▪

not engage in the purchase and sale of investments, other than real property interests which satisfy AmREIT’s investment objectives or for the purpose of investing on a short-term basis reserves and funds available for the purchase of properties; and

▪

pay consideration for a property which is based on its fair market value as determined by a majority of the trustees. In cases where the majority of the independent trustees determine, and in all acquisitions from interested persons, such fair market value shall be determined by an independent expert selected by the independent trustees.

Policy Restrictions. AmREIT does not:

▪	invest more than ten percent (10%) of its total assets in second mortgages, excluding wrap-around type second mortgage loans;

▪

make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including AmREIT’s loan(s), would exceed an amount equal to eighty-five percent (85%) of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the “aggregate amount of all mortgage loans outstanding on the property” shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds five percent (5%) per annum of the principal balance of the loan;

▪

make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of any affiliate of AmREIT; invest in any mortgage loans that are subordinate to any liens or other indebtedness on a property if the effect of such mortgage loans would be to cause the aggregate value of all such subordinated indebtedness to exceed twenty-five percent (25%) of AmREIT’s tangible assets;

▪

invest in equity securities of other issuers unless a majority of the trustees, including a majority of the independent trustees, not otherwise interested in the transaction approve the transaction as being fair, competitive and commercially reasonable;

▪

invest in the equity securities of any non-governmental issue, including other real estate investment trusts or limited partnerships for a period in excess of eighteen (18) months, unless approved by a majority of the trustees, including a majority of the independent trustees;

▪	engage in underwriting or the agency distribution of securities issued by others;

▪	invest in commodities or commodity futures contracts, other than solely for hedging purposes;

▪	engage in short sales of securities or trading, as distinguished from investment activities;

▪	invest in real estate contracts of sale, otherwise known as land sale contracts, unless such contracts are in recordable form and appropriately recorded in the chain of title;

▪	issue equity securities which are redeemable at the election of the holder of such securities;

▪

issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt;

▪	issue warrants, options or similar evidences of a right to buy its securities, unless issued to all of its security holders ratably, or issued as part of a financing arrangement; or

▪	issue shares on a deferred payment basis or other similar arrangement.

          Restrictions on Leverage. AmREIT may not borrow funds in order to distribute the proceeds to the shareholders and thereby offset under-performance by the properties, unless it is required to do so for REIT qualification purposes.

          The AmREIT Board must review AmREIT’s borrowings at least quarterly for reasonableness in relation to its net assets. AmREIT may not incur indebtedness if, after giving effect to the incurrence thereof, aggregate indebtedness, secured and unsecured, would exceed fifty-five percent (55%) of its net assets on a consolidated basis. For this purpose, the term “net assets” means the value of AmREIT’s total assets (less intangibles) based on market capitalization rates and current year rental income, as determined by AmREIT’s Board, before deducting depreciation or other non-cash reserves, less total liabilities, as calculated at the end of each quarter on a basis consistently applied.

          Joint Venture Investments. AmREIT may enter into joint ventures with unaffiliated third parties. AmREIT may also invest jointly with another publicly-registered entity sponsored by a sponsor, advisor or trustee that has investment objectives and management compensation provisions substantially identical to those of AmREIT, provided that the following conditions must be satisfied:

•	the joint venture must have approval of a majority of the trustees, including a majority of the independent trustees;

•	the joint venture must have investment objectives comparable to AmREIT;

•

the investment by each party to the joint venture must be on substantially the same terms and conditions; provided, however, AmREIT shall own more than fifty percent (50%) of any joint venture between it and its affiliate;

•

in making any such joint venture investment, AmREIT may not pay more than once, directly or indirectly, for the same services and may not act indirectly through any such joint venture if AmREIT would be prohibited from doing so directly because of restrictions contained in its bylaws; and

•	in the event of a proposed sale of the property initiated by the other joint venture partner, AmREIT must have a right of first refusal to purchase the other party’s interest.

AmREIT’s Strategy

          During 2007, AmREIT initiated a strategic plan which it refers to as “Vision 2010”. Vision 2010 is designed to create a more confirming structure that will reduce the earnings volatility of AmREIT’s business model while also simplifying its capital structure, with the ultimate goal of growing its portfolio of Irreplaceable Corners. AmREIT expects that Vision 2010 will have three phases as follows:

•

Phase I consisted of business model changes which were designed to reduce the earnings volatility created by some of AmREIT’s transactional operating subsidiaries. In connection with phase I of the plan AmREIT simplified its operating platform and reduced its transactional volatility by exiting the general contracting business and the fund raising business. Additionally, AmREIT suspended the REITPlus, Inc. best efforts equity offering. Together, these restructuring initiatives resulted in a one-time restructuring charge of approximately $2.5 million during 2008 and reduced the annual overhead and general and administrative expenses by approximately $4.5 million.

•

Phase II consists of changes which are designed to simplify AmREIT’s equity capital structure. As the first step in Phase II, in December 2008, it voluntarily de-listed its Class A Common Stock from trading on the NYX. The Class A Common Stock is therefore no longer traded on a national exchange. Additionally, it announced the potential merger of AmREIT into REITPlus, resulting in a combined, conforming entity with a single class of common stock.

•

Phase III will consist of growing AmREIT’s portfolio of Irreplaceable Corners and identifying additional sources of liquidity for shareholders once it has accomplished the first two phases of Vision 2010 and the country begins to move into recovery.

          On January 7, 2009, the AmREIT Board approved in concept the merger of AmREIT with REITPlus. The merger is the next step in Vision 2010 and would combine all AmREIT capital stock into a single class, accomplishing its goal of simplifying its capital structure. AmREIT believe these steps would better position the combined company to raise Wall Street and/or institutional capital either through joint ventures at the entity level or through an IPO and re-listing of its shares.

AmREIT’s Structure

          AmREIT’s structure consists of an institutional grade portfolio of Irreplaceable Corners and its advisory business, each of which is supported by its real estate development and operating group.

Portfolio of Irreplaceable Corners

          AmREIT’s core portfolio consists of Today’s Irreplaceable Corners™. These are corner properties in Top U.S. Growth Markets with the following characteristics:

•	Located on a corner in major metropolitan area

•	High barriers to entry

•	High daytime and evening population

•	High count of cars per day

•	High average household income within 3-5 mile radius

          As of June 30, 2009, AmREIT owned a real estate portfolio consisting of 45 properties located in 15 states. Leased to national, regional and local tenants, its properties are primarily located throughout Texas. AmREIT is currently focused in three of the top six population and job growth markets in the United States: Houston, Dallas and San Antonio. Its long term goal is to be in six of the top ten population and job growth major markets in the United States. As owners of real estate, AmREIT implements high standards of excellence in maintaining the value, aesthetics, tenant mix and safety of each of our properties. As of June 30, 2009, our operating properties were leased at 91.5% based on leasable square footage.

Advisory Business

          For 25 years, AmREIT has created financial solutions for its investors by offering real estate investment opportunities as a stable and dependable source of income and portfolio growth. It has successfully advised 17 private and public investment vehicles over the past two and a half decades that have led to the acquisition, development and redevelopment of Tomorrow’s Irreplaceable Corners™ properties throughout the United States. Tomorrow’s Irreplaceable Corners are properties that are located on dominant regional intersections within fast growing markets. AmREIT creates value for its clients and investors through its expertise in development, redevelopment and daily operation of these properties.

           As of June 30, 2009, the advisory group directly managed, through its seven merchant development funds, a total of $172 million in contributed capital. Two of the seven partnerships, AmREIT Opportunity Fund, Ltd. (AOF) and AmREIT Income and Growth Fund, Ltd. (AIG), entered into their liquidation phase in 2003 and 2007 respectively, and the remaining five partnerships are scheduled to enter their liquidation phases in 2010, 2011, 2012, 2013, and 2016. As these partnerships enter into liquidation, AmREIT, acting as the general partner/advisor, expects to receive economic benefit from its profit participation, after certain preferred returns have been paid to the limited partners. During the years ended December 31, 2008, 2007 and 2006, AmREIT recognized approximately $80,000, $401,000 and $414,000, respectively, related to its general partner interest in AOF, which fully liquidated during 2008.

Real Estate Development and Operating Group

           AmREIT’s real estate operating and development business is comprised of a fully integrated real estate team that works directly with landlords, builders and developers. This team is primarily focused on managing, leasing and creating value on AmREIT’s owned and managed portfolio of Irreplaceable Corners and gives AmREIT a competitive edge on pricing and development opportunities. Having a full complement of real estate professionals helps secure strong tenant relationships for both the portfolio and the merchant development portfolios managed by AmREIT’s advisory business. During the years ended December 31, 2008, 2007 and 2006, the real estate operating and development business generated net real estate and asset management fees of $5.8 million, $6.5 million, and $9.1 million, which represented 14%, 13%, and 16% of the Company’s total revenues, respectively. This business is structured as a taxable REIT.

AmREIT Significant Properties

          Uptown Park, Houston, Texas. Uptown Park accounts for 21% of AmREIT’s total assets. The Uptown Park property, which was built in 1999 and then expanded in 2005, consists of 169,000 rentable square foot in several buildings located in the Galleria area of Houston, Texas. AmREIT acquired the property in June 2005. The typical retail space is roughly 3,000 square feet. As of June 30, 2009, the building was 99% leased to 49 tenants. Typical lease terms are generally net lease where the tenant pays a monthly base rent and a reimbursement of operating expenses to the landlord. These expense reimbursements include, but are not limited to, property taxes, insurance, security, utilities, landscaping and other common area maintenance items. Generally in-line leased space has a term of between 3-7 years and anchor space has a term of between 10-20 years. The federal income tax basis for the Uptown Park property is $67,631,000.

          The following table sets forth the occupancy rate and average annual rent per leased rentable square foot for the Uptown Park property at the end of each year indicated.

	Occupancy Rate	Average Annual Base Rent per Leased Square Foot
2005	85%	$27
2006	93%	$29
2007	99%	$31
2008	98%	$32

          Depreciation on the Uptown Park property is taken on a straight line basis over 15 to 41 years for book purposes, resulting in a depreciation rate of approximately 4% per year.

          The following table sets forth information with respect to the property’s major tenants and lease expirations.

			Major Tenants

Name	Principal Nature of Business	Lease Expiration	Leased Square Feet	Percentage of Property’s Total Leased Square Feet	Annualized Base Rent (1)	Percentage of Annualized Base Rent (2)	Renewal Options
Champps	Restaurant	8/5/2014	11,384	7%	$409,824.00	8%	None
McCormick & Schmicks	Restaurant	7/11/2014	8,822	5%	$327,093.00	6%	None
Tasting Room	Wine Bar	10/31/2013	7,568	5%	$248,684.52	5%	1 5-yr option

(1)

Calculated as the tenant’s actual June 2009 base rent multiplied by 12. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts.

(2)	Calculated as the percentage of the tenant’s annualized base rent divided by the product of the property’s actual total June 2009 base rent times 12 months.

		Lease Expiration Schedule — Uptown Park

Year of Lease Expiration	Number of Leases Expiring	Square Footage of Expiring Leases	Percentage of Property’s Total Leased Square Feet	Annualized Base Rent of Expiring Leases (1)	Percentage of Property’s Annualized Base Rent (2)
2009	4	8,443	5%	$256,266	5%
2010	8	18,715	11%	473,888	9%
2011	2	8,415	5%	241,615	4%
2012	7	16,100	10%	536,452	10%
2013	11	37,112	22%	1,218,198	23%
2014	9	41,769	25%	1,399,550	26%
2015	—	—	—	—	—
2016	4	21,033	13%	654,855	12%
2017	2	6,860	4%	250,797	5%
2018	1	1,337	1%	53,480	1%
Thereafter	2	6,540	4%	253,720	5%
Total	50	166,321		$5,338,821

(1)

Calculated as the product of actual June 2009 base rent of expiring leases at the property times 12 months. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts.

(2)	Calculated as the percentage of annualized base rent of expiring leases divided by the product of the actual total June 2009 base rent for the property times 12 months.

          AmREIT holds fee simple title to this property, which is subject to a mortgage loan with a principal balance, as of June 30, 2009, of approximately $49.0 million. The loan requires monthly interest-only payments for the entire term, bears interest at a fixed rate of 5.37% and matures on June 1, 2015. While prepayment of the loan is not restricted, prepayments are subject to a penalty provision. The outstanding balance at the time of maturity will be approximately $49.0 million.

          The property is held primarily for its income producing capabilities. Uptown Park directly competes with approximately 10 other shopping centers in the Galleria submarket of Houston, Texas. The most directly competitive centers are Highland Village, Boulevard Place, the Centre at Post Oak and Post Oak Plaza, each of which has similar tenants to those occupying space at Uptown Park. AmREIT is in the early stages of creating a master development plan for Uptown Park that may require significant capital and may include additional uses of the property, such as office and hotel space. AmREIT management believes the property to be adequately covered by insurance.

          Real estate taxes for 2008 on the Uptown Park property were $899,000, and the current real property tax rate with respect to the property is 2.67% of the assessed value.

          MacArthur Park, Irving, Texas, MacArthur Park accounts for 15% of AmREIT’s total assets. The MacArthur park property, which was built in 2000, has a combined gross leasable area of 237,381 square feet and is located in the city of Irving, Texas. AmREIT acquired the property in 2004 and 2005. The typical retail space is roughly 2,200 square feet. Typical lease terms are generally net lease where the tenant pays a monthly base rent and a reimbursement of operating expenses to the landlord. These expense reimbursements include, but are not limited to, property taxes, insurance, security, utilities, landscaping and other common area maintenance items. Generally in-line leased space has a term of between 3-7 years and anchor space has a term of between 10-20 years. As of June 30, 2009, the building was 82% leased, including the Linen-N-Things vacancy of 35,000 square feet or 15%, to 39 tenants. The federal income tax basis for the MacArthur Park property is $48,541,953.

          The following table sets forth the occupancy rate and average annual rent per leased rentable square foot for the MacArthur Park property at the end of each year indicated.

	Occupancy Rate	Average Annual Base Rent per Leased Square foot
2004	100%	$15
2005	98%	$16
2006	97%	$17
2007	97%	$17
2008	96%	$17

          Depreciation on the MacArthur Park property is taken on a straight line basis up to 39 years for book purposes, resulting in a rate of approximately 3% per year.

          The following tables set forth information with respect to the property’s top three major tenants and lease expirations, respectively.

Major Tenants

Name	Principal Nature of Business	Lease Expiration	Leased Square Feet	Percentage of Property’s Total Leased Square Feet	Annualized Base Rent (1)	Percentage of Annualized Base Rent (2)	Renewal Options

Kroger	Grocery	11/30/2020	63,373	33%	$522,827.28	15%	6 5-yr options
Pier 1 Import, Inc.	Home Décor	2/28/2010	9,028	5%	$192,115.80	5%	3 5-yr options
Men’s Wearhouse	Men’s Wear	2/2/2010	6,660	3%	$168,964,20	5%	2 5-yr options

(1) Calculated as the tenant’s actual June 2009 base rent multiplied by 12. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annulized amounts.

(2) Calculated as the percentage of the tenant’s annualized base rent divided by the product of the property’s actual total June 2009 base rent times 12 months.

Lease Expiration Schedule- MacArthur Park

Year of Lease Expiration	Number of Leases Expiring	Square Footage of Expiring Leases	Percentage of Properties Total Leased Square Feet	Annualized Base Rent of Expiring Leases (1)	Percentage of Property’s Annualized Base Rent (2)
2009	3	7,088	4%	$189,937	6%
2010	7	37,351	19%	863,555	25%
2011	17	63,203	33%	1,301,682	38%
2012	2	4,792	3%	115,008	3%
2013	5	7,514	4%	211,082	6%
2014	1	4,000	2%	108,000	3%
2015	n/a	n/a	n/a	n/a	n/a
2016	n/a	n/a	n/a	n/a	n/a
2017	1	2,818	1%	112,720	3%
2018	1	1,400	1%	36,399	1%
Thereafter	1	63,373	33%	522,827	15%
Total	38	191,539		$3,461,210

(1)

Calculated as the product of actual June 2009 base rent of expiring leases at the property times 12 months. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts.

(2)	Calculated as the percentage of annualized base rent of expiring leases divided by the product of the actual total June 2009 base rent for the property times 12 months.

          AmREIT holds fee simple title to this property, which is subject to a mortgage loan with a principal balance, as of June 30, 2009, of approximately $17 million. The loan requires monthly interest -only payments for the entire term, bears interest at a fixed rate of 5.11% and matures on December 1, 2011. While prepayment of the loan is not restricted, prepayments are subject to a penalty provision. The outstanding balance at the time of maturity will be approximately $17 million.

          McArthur Park competes directly with six shopping centers that are all located within 1.5 miles of McArthur Park. The most directly competitive centers are Las Colinas Village and McArthur Crossing, each of which has similar tenants to those occupying space at McArthur Park.

          The property is held primarily for its income producing capabilities. AmREIT has no present intention for significant improvements. AmREIT management believes the property to be adequately covered by insurance.

          Real estate taxes for 2008 on the MacArthur Park property were $1,247,000, and the current real property tax rate with respect to the property is 3.16% of the assessed value.

COMPARISON OF SHAREHOLDER RIGHTS

          On May 20, 2009, the shareholders of AmREIT approved a redomestication merger pursuant to which AmREIT migrated from a Texas REIT to a Maryland REIT. In connection with that transaction, AmREIT adopted a Maryland declaration of trust. The following table sets forth a comparison of the provisions of the existing REITPlus Charter and Bylaws, REITPlus being the surviving company, and the AmREIT Declaration of Trust filed in connection with the redomestication merger and AmREIT’s Bylaws. The provisions of the AmREIT Declaration of Trust and the REITPlus Charter are substantially similar.

	AmREIT Declaration of Trust	Charter of Surviving Company (REITPlus)

Name	AmREIT’s Declaration of Trust provides for the name “AmREIT.” The board of trustees may change the name without shareholder approval.

The surviving company’s Charter provides for the name “REITPlus, Inc.” The name of the surviving corporation will be changed to AmREIT, Inc. at the time of the completion of the merger. The board of directors may change the name without shareholder approval.

Repurchase of Shares

AmREIT’s Declaration of Trust does not specifically allow or preclude the repurchase of shares of AmREIT Common Stock by AmREIT.

After the 3rd anniversary of the issue date, shares of Class C Stock are subject to mandatory redemption by AmREIT, in whole or in part, at any time or from time to time, for a specified price or Class A stock, upon not less than 30 days nor more than 60 days notice. After the 7th anniversary of the issue date, a holder of Class C Stock who has held shares for more than one year may present such shares to AmREIT for redemption, and AmREIT may, at its sole option, redeem such shares for cash. No more than 5% of all Class C Stock may be redeemed during any 12-month period.

After the 1st anniversary of the issue date, shares of Class D Stock are subject to mandatory redemption by AmREIT, in whole or in part, at any time or from time to time, for a price based upon a pro rata portion of the conversion premium.

After the 7th anniversary of the issue date, a holder of Class D Stock who has held shares for more than one year may present such shares to AmREIT for redemption, and AmREIT may, at it s sole option, redeem such shares for cash. No more than 5% of all Class D Stock may be redeemed during any 12-month period.

Except in connection with the restrictions on ownership and transfer of its shares, the surviving company’s Charter does not specifically require, allow or preclude the repurchase of shares of common stock by the surviving company.

Term of Directors/Trustees	Each initial trustee holds office until the first meeting of shareholders of AmREIT and until his or her successor is duly elected and qualified.	Each director holds office until the next meeting of shareholders of the surviving company and until his or her successor is duly elected and qualified.

Number of Directors/ Trustees

The number of trustees is currently four (4) and the trustees may increase the number of trustees and fill any vacancy, whether resulting from an increase in the number of trustees or otherwise, on the board of trustees in the manner provided in the bylaws.

The number of directors is currently four (4) and the directors may increase the number of directors and fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the board of directors in the manner provided in the bylaws.

The board of the surviving company will increase the number of directors to seven (7) at the effective time of the merger.

Removal of Directors/ Trustees	A trustee may be removed only for cause by the affirmative vote of at least two-thirds (2/3) of all votes entitled to be cast.	A director may be removed only for cause by the affirmative vote of at least two-thirds (2/3) of all votes entitled to be cast.

	AmREIT Declaration of Trust	Charter of Surviving Company (REITPlus)

Limitation of Director/ Trustee and Officer Liability

The AmREIT Declaration of Trust eliminates trustees’ and officers’ liability to the maximum extent permitted by Maryland law, which eliminates the liability of trustees and officers to the trust and its shareholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

The surviving company’s Charter eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law, which eliminates the liability of directors and officers to the corporation and its shareholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Distributions

The Class C Common Stock and the Class D Common Stock receive specified distributions as set forth in the AmREIT Declaration of Trust.

No dividends may be declared or paid with respect to Class A Stock unless and until all dividends are declared or paid with respect to Class C Stock. No dividends may be declared or paid with respect to the Class D Stock unless and until full dividends are paid in respect of the Class C Stock. The Declaration of Trust does not require prior or contemporaneous payment of monthly dividends with respect to the Class D Stock before monthly dividends can be paid with respect to the Class A Stock. Consequently, holders of Class A Stock and Class C Stock could receive payments of monthly dividends in certain months when no dividends are paid with respect to the Class D Stock.

The surviving corporation’s Charter provides that the board of directors may from time to time authorize dividends as the board in its discretion shall determine.

Mergers, Consolidations and Sale of Company Property

Pursuant to its Declaration of Trust, AmREIT may merge, consolidate or sell, lease, exchange or otherwise transfer all or substantially all of its property only if such action is approved by the board of trustees and by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

Any sale of substantially all of the assets of AmREIT requires the affirmative vote of at least 2/3 of the holders of each of the Class C Stock and Class D Stock, each voting as a separate class.

Pursuant to the Charter, the surviving company may merge, consolidate or sell, lease, exchange or otherwise transfer all or substantially all of its property only if such action is approved by the board of directors and by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

Appraisal Rights

The AmREIT Declaration of Trust provides that shareholders will be entitled to exercise any rights of an objecting shareholder provided for under the Maryland REIT Law and the MGCL if (i) the trust is a party to a merger, (ii) as of the record date fixed to determine the shareholders entitled to vote on a plan of merger, the shares of the trust are held of record by less than 2,000 holders, and (iii) consideration for the shares of the trust are shares of a surviving domestic or foreign entity, which, immediately after the effective date of the merger, will be held of record by less than 2,000 holders.

If the conditions described above are not met, the AmREIT Declaration of Trust provides that shareholders will not be entitled to exercise any rights of an objecting shareholder unless the board of trustees, upon the affirmative vote of a majority of the entire board of trustees, determines that such rights apply, with respect to all or any classes or series of shares, to one or more transactions occurring after the date of such determination.

The surviving company’s Charter provides that shareholders will not be entitled to exercise any rights of an objecting stockholder provided for under the MGCL or any successor statute unless the board of directors, upon the affirmative vote of a majority of the board of directors, determines that such rights apply, with respect to all or any classes or series of shares, to one or more transactions occurring after the date of such determination.

	AmREIT Declaration of Trust	Charter of Surviving Company (REITPlus)

Amendment to Declaration of Trust/Charter

If an amendment materially and adversely affects the voting powers, rights or preferences of the holders of the Class C Stock, the affirmative vote of holders of at least two-thirds of the votes entitled to be cast by the holders of the Class C Stock, voting as a class, is required to approve such amendment. Except for amendments permitted to be made without shareholder approval by Maryland law, which include amendments to qualify as a REIT, amendments to the AmREIT Declaration of Trust will generally require the affirmative vote of shareholders of not less than a majority of all shares entitled to vote on the matter. However, any amendment to provisions regarding the removal of trustees must be deemed advisable by the board of trustees and approved by the affirmative vote of shareholders entitled to cast not less than two-thirds (2/3) of all the votes entitled to be cast on the matter. If an amendment materially and adversely affects the voting powers, rights or preferences of the holders of the Class D Stock, the affirmative vote of holders of at least two-thirds of the votes entitled to be cast by the holders of the Class D Stock, voting as a class, is required to approve such amendment.

In addition, the board of trustees may suspend, but not amend (without shareholder approval), any redemption plan relating to the Class C Stock or the Class D Stock.

Except for amendments permitted to be made without shareholder approval by Maryland law or the surviving company’s Charter (which do not include amendments required for the surviving company to qualify as a REIT), amendments to the surviving company’s Charter will generally require the affirmative vote of shareholders of not less than a majority of all shares entitled to vote on the matter. However, any amendment to provisions regarding the removal of directors must be deemed advisable by the board of directors and approved by the affirmative vote of shareholders entitled to cast not less than two-thirds (2/3) of all the votes entitled to be cast on the matter.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Introduction

          The following summary discusses the material U.S. federal income tax consequences of the merger. This summary is based on current law, is for general information only and is not tax advice. This discussion is based on the Code, applicable Treasury Regulations, judicial authority, and administrative rulings and practice, all as currently in effect and which are subject to change or differing interpretations, possibly with retroactive effect. This summary assumes that the AmREIT Common Stock is held as capital assets for U.S. federal income tax purposes. This summary is not intended to be a complete description of all of the U.S. federal income tax consequences of the merger. In addition, except as specifically set forth below, this summary does not discuss any state or local income taxation or foreign income taxation or other tax consequences. This discussion does not address all of the aspects of U.S. federal income taxation that may be relevant to a particular holder of AmREIT Common Stock in light of their personal circumstances, or to holders of AmREIT Common Stock that are subject to special treatment under U.S. federal income tax laws, including but not limited to:

•	dealers in securities or foreign currencies, financial institutions, insurance companies or tax-exempt organizations;

•	persons who are subject to the alternative minimum tax, or who elect to apply a mark-to-market method of accounting;

•	persons that hold their AmREIT Common Stock as part of a hedge, straddle, constructive sale or conversion transaction;

•	persons whose functional currency is not the U.S. dollar;

•	persons who are not “United States persons” (as defined in Section 7701(a)(30) of the Code);

•	persons that are, or hold their AmREIT Common Stock through partnerships or other pass-through entities; or

•	holders of options granted by AmREIT or persons who acquired AmREIT Common Stock through the exercise of employee stock options or otherwise as compensation.

          In connection with the delivery to shareholders of AmREIT and REITPlus of this joint proxy statement/prospectus, Bass, Berry & Sims, PLC has rendered its opinion, which is filed as an exhibit to the registration statement of which this document is a part, and subject to and on the basis of the facts, representations and assumptions set forth in its opinion, to the effect that (1) the merger will qualify as a reorganization under Section 368(a) of the Code, and (2) REITPlus qualified to be taxed as a REIT for its taxable year ended December 31, 2008, and REITPlus’ organization and current and proposed method of operation will enable REITPlus to continue to qualify as a REIT for the taxable year ending December 31, 2009 and in the future.

          In addition, at the time of closing of the merger and as a condition to such closing, Bass, Berry & Sims, PLC will deliver an opinion to REITPlus to the effect that (1) the merger will qualify as a reorganization under Section 368(a) of the Code, and (2) for AmREIT’s taxable year ended December 31, 2006 through its taxable year ended December 31, 2008, AmREIT qualified as a REIT under the Code, and from January 1, 2009 through the closing date of the merger, AmREIT’s organization and current and proposed method of operation will enable AmREIT to continue to meet the requirements for qualification as a REIT under the Code. Moreover, Bass, Berry & Sims, PLC will at the same time and as a condition to closing the merger deliver to AmREIT an opinion to the effect that (1) the merger will qualify as a reorganization under Section 368(a) of the Code, and (2) REITPlus qualified to be taxed as a REIT for the taxable year ended December 31, 2008 and taking into account the merger, REITPlus’s organization and current and proposed method of operation will enable REITPlus to continue to qualify as a REIT for its taxable year ending December 31, 2009 and in the future.

THE U.S. FEDERAL INCOME TAX LAWS ARE COMPLEX, AND A SHAREHOLDER’S INDIVIDUAL CIRCUMSTANCES MAY AFFECT THE SHAREHOLDER’S TAX CONSEQUENCES. CONSEQUENTLY, ALL HOLDERS OF COMMON STOCK RECEIVED IN THE MERGER ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE AND LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS TO THEIR PARTICULAR CIRCUMSTANCES.

U.S. Federal Income Tax Consequences of the Merger

General

          The following is a summary of the material anticipated U.S. federal income tax consequences of the merger. This summary is generally applicable to holders of AmREIT Common Stock who are U.S. persons (as defined in Section 7701(a)(30) of the Code) and who hold their AmREIT Common Stock as capital assets for U.S. federal income tax purposes.

          In addition to the Code, applicable Treasury regulations, judicial authority, and administrative rulings and practice, all as in effect as of the date of this document, this summary is based on representations, covenants, and assumptions as to factual matters provided by AmREIT and REITPlus to Bass, Berry & Sims PLC, counsel to AmREIT and REITPlus. The failure of any such factual representations, covenants or assumptions to be true, accurate, and complete in all material respects, may adversely affect the accuracy of the statements and conclusions described in this discussion.

          The merger is intended to qualify as a reorganization under the provisions of Section 368(a) of the Code, and the income tax consequences summarized below are based on the assumption that the merger will qualify as a reorganization. Bass, Berry & Sims PLC is of the opinion that, on the basis of certain facts, representations, and assumptions, the merger will qualify as a reorganization under the provisions of Section 368(a) of the Code. In addition, the obligations of AmREIT and REITPlus to complete the merger are conditioned upon the receipt by each of an opinion from Bass, Berry & Sims PLC, that on the basis of the facts, representations and assumptions set forth or referred to in such opinions, the merger will qualify as a reorganization under the provisions of Section 368(a) of the Code. In rendering these opinions, Bass, Berry & Sims PLC may rely upon customary representations of AmREIT and REITPlus reasonably requested by counsel, including those contained in customary tax representation letters.

          No ruling has been or will be requested from the Internal Revenue Service (which we refer to as the IRS) with respect to the tax consequences of the merger. Moreover, the opinions of Bass, Berry & Sims PLC described in this discussion are not binding on the IRS, and no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

Federal Income Tax Consequences of the Merger to holders of AmREIT Common Stock

          The treatment of the merger as a reorganization under Section 368(a) of the Code will have the following U.S. federal income tax consequences to holders of AmREIT Common Stock:

•

Exchange of AmREIT Common Stock for REITPlus Common Stock. AmREIT shareholders who receive REITPlus Common Stock in exchange for their AmREIT Common Stock in the merger will not recognize any gain or loss with respect to shares of REITPlus Common Stock received (except with respect to cash received instead of a fractional share interest in REITPlus Common Stock, as discussed below). The aggregate tax basis of the REITPlus Common Stock received by a holder of AmREIT Common Stock in the merger (including fractional shares deemed received and redeemed as described below) will be the aggregate tax basis of the AmREIT Common Stock surrendered in exchange therefor reduced by any basis allocable to any fractional share for which cash is received. An AmREIT shareholder’s holding period in the REITPlus Common Stock received in the merger in exchange for AmREIT Common Stock will include the holding period for the AmREIT Common Stock surrendered in exchange therefor.

•

Cash in Lieu of Fractional Shares. Cash received in the merger by a holder of AmREIT Common Stock instead of a fractional share of REITPlus Common Stock will be treated as though the fractional share had been received and then redeemed for cash, and in general gain or loss will be recognized, measured by the difference between the amount of cash received and the portion of the basis of the AmREIT Common Stock allocable to such fractional interest. Such gain or loss generally will be long-term capital gain or loss if the holding period for such shares of AmREIT Common Stock was more than one year as of the effective date of the merger.

Federal Income Tax Consequences of the Merger to the Entities

          No gain or loss will be recognized by REITPlus or AmREIT as a result of the merger if the merger qualifies as a reorganization under Section 368(a) of the Code.

Backup Withholding

          In general, merger consideration that includes cash (i.e., cash paid in the merger in lieu of fractional shares of REITPlus Common Stock) will be subject to information reporting to the IRS. In addition, backup withholding at the applicable rate, currently 28%, will generally apply to such merger consideration if the exchanging AmREIT shareholder fails to properly certify that it is not subject to backup withholding, generally on a substitute IRS Form W-9. Certain holders, including, among others, U.S. corporations, are not subject to information reporting or backup withholding, but they may still need to furnish an IRS Form W-9 or otherwise establish an exemption. Any amount withheld as backup withholding from payments to an exchanging AmREIT shareholder will be creditable against the shareholder’s U.S. federal income tax liability, provided that it timely furnishes the required information to the IRS. AmREIT shareholders should consult their tax advisors as to their qualifications for exemption from backup withholding and the procedure for obtaining such an exemption.

Federal Income Tax Consequences of the Merger if the Merger Does Not Qualify as a Reorganization

          It is a condition to consummation of the merger that REITPlus and AmREIT receive opinions of counsel that the merger will qualify as a reorganization under the provisions of Section 368(a) of the Code, but these opinions will not be binding upon the IRS or the courts.

          If the merger fails to qualify as a reorganization, then the tax consequences to AmREIT shareholders are as follows:

•

a holder of AmREIT Common Stock would recognize gain or loss, as applicable, equal to the difference between (1) the aggregate fair market value of the REITPlus Common Stock received by such holder in the merger plus any cash received instead of a fractional share of REITPlus Common Stock, and (2) the shareholder’s adjusted basis in its AmREIT Common Stock.

          If the merger fails to qualify as a reorganization, but AmREIT qualifies as a REIT at the time of the merger, AmREIT would not incur a tax liability so long as AmREIT has made distributions (which would be deemed to include for this purpose the fair market value of the REITPlus Common Stock issued pursuant to the merger) to AmREIT shareholders in an amount at least equal to the net income or gain on the deemed sale of its assets to REITPlus. In the event that such distributions were not sufficient to eliminate all of AmREIT’s tax liability as a result of the deemed sale of its assets to REITPlus, REITPlus would be liable for any remaining tax owed by AmREIT as a result of the merger.

          If the merger fails to qualify as a reorganization and AmREIT fails to qualify as a REIT at the time of the merger, AmREIT would generally recognize gain or loss on the deemed transfer of its assets to REITPlus and REITPlus, as its successor, could incur a very significant current tax liability.

          If the merger qualifies as a reorganization and AmREIT fails to qualify as a REIT at the time of the merger, REITPlus would be subject to tax on the built-in gain on each AmREIT asset existing at the time of the merger if REITPlus were to dispose of the AmREIT asset within the ten-year period following the merger. Such tax would be imposed at the highest regular corporate rate in effect at the date of the disposition.

REIT Qualification of REITPlus and AmREIT

          As a condition to closing the merger transaction, Bass, Berry & Sims PLC will deliver an opinion to REITPlus to the effect that for AmREIT’s taxable year ended December 31, 2006 through its taxable year ended December 31, 2008, AmREIT qualified as a REIT under the Code, and from January 1, 2009 through the closing date of the merger, AmREIT’s organization and current and proposed method of operation will enable AmREIT to continue to meet the requirements for qualification as a REIT under the Code. This opinion will not be binding on the IRS or the courts.

          The opinion of Bass, Berry & Sims PLC will rely upon customary representations made by AmREIT about factual matters relating to the organization and operation of AmREIT and its subsidiaries. In addition, this opinion will be based on factual representations of AmREIT concerning its business and properties as set forth in this joint proxy statement/prospectus and the other documents annexed to this joint proxy statement/prospectus. If AmREIT did not qualify as a REIT in any of its prior tax years, AmREIT would be liable for (and, as successor to AmREIT in the merger, REITPlus would be obligated to pay any) federal income tax on its income earned in any year that it did not qualify as a REIT.

          As a condition to closing the merger transaction, Bass, Berry & Sims PLC will deliver an opinion to AmREIT to the effect that REITPlus qualified to be taxed as a REIT under the Code for its taxable year ended December 31, 2008, and taking into account the merger, REITPlus’s organization and current and proposed method of operation will enable REITPlus to continue to qualify as a REIT for its taxable year ending December 31, 2009 and in the future. This opinion will not be binding on the IRS or the courts.

          The opinion of Bass, Berry & Sims PLC will rely upon customary representations made by REITPlus about factual matters relating to the organization and operation of REITPlus and its subsidiaries. In addition, this opinion will be based upon factual representations of REITPlus concerning its business and properties as set forth in this joint proxy statement/prospectus and the other documents annexed to this joint proxy statement/prospectus. Finally, the portion of the Bass, Berry & Sims PLC opinion that will address the qualification of REITPlus as a REIT following the merger is based in part upon the opinion of Bass, Berry & Sims PLC described above relating to the qualification of AmREIT as a REIT currently and at the closing of the merger and the factual representations made by AmREIT in connection with such opinion.

          REITPlus intends to continue to operate in a manner to qualify as a REIT following the merger, but there is no guarantee that REITPlus will qualify or remain qualified as a REIT. Qualification and taxation as a REIT depend upon REITPlus’s ability to meet, through actual annual (or, in some cases, quarterly) operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership, and the various REIT qualification requirements imposed under the Code. Bass, Berry & Sims PLC will not review REITPlus’s compliance with these tests on a continuing basis. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in the circumstances of REITPlus, REITPlus cannot guarantee that its actual operating results will satisfy the requirements for taxation as a REIT under the Code for any particular tax year.

Failure to Qualify

          Specified cure provisions may be available to REITPlus in the event that REITPlus discovers a violation of a provision of the Code that would otherwise result in its failure to qualify as a REIT. Except with respect to violations of the REIT income tests and assets tests, and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If REITPlus fails to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Code do not apply, REITPlus will be required to pay tax, including any applicable alternative minimum tax, on its taxable income at regular corporate tax rates. Distributions to REITPlus’s shareholders in any year in which REITPlus fails to qualify as a REIT will not be deductible by REITPlus, and REITPlus will not be required to distribute any amounts to its shareholders. As a result, REITPlus anticipates that its failure to qualify as a REIT would reduce the cash available for distribution by it to its shareholders. In addition, if REITPlus fails to qualify as a REIT, all distributions to REITPlus’s shareholders will be taxable as regular corporate dividends to the extent of REITPlus’s current and accumulated earnings and profits. In this event, subject to certain limitations under the Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, REITPlus will also be disqualified from taxation as a REIT for the four taxable years following the year in which REITPlus lost its qualification. It is not possible to state whether in all circumstances REITPlus would be entitled to this statutory relief.

Tax Liabilities and Attributes Inherited from AmREIT

          If AmREIT failed to qualify as a REIT for any of its taxable years, AmREIT would be liable for (and, as successor to AmREIT in the merger, REITPlus would be obligated to pay) federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Furthermore, after the merger, the asset and income tests will apply to all of REITPlus’s assets, including the assets REITPlus acquires from AmREIT, and to all of REITPlus’s income, including the income derived from the assets REITPlus acquires from AmREIT. As a result, the nature of the assets that REITPlus acquires from AmREIT and the income REITPlus derives from those assets may have an effect on REITPlus’s tax status as a REIT.

          Qualification as a REIT requires AmREIT to satisfy numerous requirements, some on an annual and others on a quarterly basis, as described above with respect to REITPlus. There are only limited judicial and administrative interpretations of these requirements and qualification as a REIT involves the determination of various factual matters and circumstances which were not entirely within AmREIT’s control.

Federal Income Tax Considerations Relating to the REIT

          This section summarizes the current material federal income tax consequences generally resulting from our election to be taxed as a REIT. As used in this section, the terms “we” and “our” refer solely to REITPlus and not to our subsidiaries and affiliates which have not elected to be taxed as REITs under the Code. This discussion is not exhaustive of all possible tax considerations and does not provide a detailed discussion of any state, local or foreign tax considerations.

          The statements in this section and the opinion of Bass, Berry & Sims PLC, described below, are based on the current federal income tax laws governing qualification as a REIT. We cannot assure you that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

          We urge you to consult your own tax advisor regarding the specific tax consequences to you of ownership of our securities and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such ownership and election, and regarding potential changes in applicable tax laws.

Taxation of REITPlus

          We elected to be taxed as a REIT under the federal income tax laws beginning with our taxable year ended December 31, 2008. We believe that, beginning with such taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the Code and intend to continue to operate in such a manner. However, no assurances can be given that our beliefs or expectations will be fulfilled, since qualification as a REIT depends on our continuing to satisfy numerous asset, income, stock ownership and distribution tests described below, the satisfaction of which depends, in part, on our operating results.

          The sections of the Code relating to qualification and operation as a REIT, and the federal income taxation of a REIT, are highly technical and complex. The following discussion sets forth only the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions and the related rules and regulations.

          In the opinion of Bass, Berry & Sims PLC, we qualified to be taxed as a REIT for our taxable year ended December 31, 2008 and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable year ending December 31, 2009 and in the future. Investors should be aware that Bass, Berry & Sims PLC’s opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the future conduct of our business, and is not binding upon the IRS or any court and speaks as of the date issued. In addition, Bass, Berry & Sims PLC’s opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change, possibly on a retroactive basis. Moreover, our continued qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. While Bass, Berry & Sims PLC has reviewed those matters in connection with the foregoing opinion, Bass, Berry & Sims PLC will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “— Requirements for Qualification — Failure to Qualify” below.

          Pursuant to our charter, our board of directors has the authority to make any tax elections on our behalf that, in its sole judgment, are in our best interest. This authority includes the ability to revoke or otherwise terminate our status as a REIT. Our board of directors has the authority under our charter to make these elections without the necessity of obtaining the approval of our shareholders. In addition, our board of directors has the authority to waive any restrictions and limitations contained in our charter that are intended to preserve our status as a REIT during any period in which our board of directors has determined not to pursue or preserve our status as a REIT.

          If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our shareholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and shareholder levels, that generally results from owning shares in a corporation. However, we will be subject to federal tax in the following circumstances:

•

We are subject to the corporate federal income tax on any taxable income, including net capital gain that we do not distribute to shareholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the corporate “alternative minimum tax” on any items of tax preference, including any deductions of net operating losses.

•	We are subject to tax, at the highest corporate rate, on:

	•	net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business, and

	•	other non-qualifying income from foreclosure property.

•

We are subject to a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•

If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “— Requirements for Qualification — Gross Income Tests,” but nonetheless continue to qualify as a REIT because we meet other requirements, we will be subject to a 100% tax on:

•

the greater of (1) the amount by which we fail the 75% gross income test, or (2) the amount by which 95% of our gross income exceeds the amount of our income qualifying under the 95% gross income test, multiplied, in either case, by

	•	a fraction intended to reflect our profitability.

•

If we fail to distribute during a calendar year at least the sum of: (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, then we will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

•

If we fail any of the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test), as described below under “— Requirements for Qualification — Asset Tests,” as long as (1) the failure was due to reasonable cause and not to willful neglect, (2) we file a description of each asset that caused such failure with the IRS, and (3) we dispose of the assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•	We may elect to retain and pay income tax on our net long-term capital gain.

•	We will be subject to a 100% excise tax on transactions with a taxable REIT subsidiary that are not conducted on an arm’s-length basis.

•

If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset. The amount of gain on which we will pay tax generally is the lesser of:

	•	the amount of gain that we recognize at the time of the sale or disposition, and

	•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “— Requirements for Qualification—Recordkeeping Requirements.”

•	The earnings of our lower-tier entities that are subchapter C corporations, including taxable REIT subsidiaries, are subject to federal corporate income tax.

          In addition, we may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

          To qualify as a REIT, we must elect to be treated as a REIT, and we must meet various (a) organizational requirements, (b) gross income tests, (c) asset tests, and (d) annual distribution requirements.

          Organizational Requirements. A REIT is a corporation, trust or association that meets each of the following requirements:

          (1) It is managed by one or more trustees or directors;

          (2) Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest;

          (3) It would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

          (4) It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws;

          (5) At least 100 persons are beneficial owners of its shares or ownership certificates (determined without reference to any rules of attribution);

          (6) Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the federal income tax laws define to include certain entities, during the last half of any taxable year;

          (7) It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

          (8) It uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws; and

          (9) It meets certain other qualifications, tests described below, regarding the nature of its income and assets and the distribution of its income.

          We must meet requirements 1 through 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining information concerning the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. Our charter provides for restrictions regarding the ownership and transfer of our shares of beneficial interest so that we should continue to satisfy these requirements. The provisions of the charter restricting the ownership and transfer of our shares of beneficial interest are described in “Description of Our Capital Shares — Restrictions on Ownership and Transfer.”

          For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6. We believe we have issued sufficient shares of beneficial interest with enough diversity of ownership to satisfy requirements 5 and 6 set forth above.

          A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. A “qualified REIT subsidiary” is a corporation, all of the capital stock of which is owned by the REIT and that has not elected to be a taxable REIT subsidiary. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

          An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an interest, directly or indirectly, is treated as our assets and gross income for purposes of applying the various REIT qualification requirements. For purposes of the 10% value test (described in “—Requirements for Qualification—Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by a partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital of the partnership.

          A REIT is permitted to own up to 100% of the stock of one or more “taxable REIT subsidiaries.” A taxable REIT subsidiary is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A taxable REIT subsidiary will pay income tax at regular corporate rates on any income that it earns. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We may engage in activities indirectly through a taxable REIT subsidiary as necessary or convenient to avoid obtaining the benefit of income or services that would jeopardize our REIT status if we engaged in the activities directly. In particular, we would likely engage in activities through a taxable REIT subsidiary if we wished to provide services to unrelated parties which might produce income that does not qualify under the gross income tests described below. We might also dispose of an unwanted asset through a taxable REIT subsidiary as necessary or convenient to avoid the 100% tax on income from prohibited transactions. See description below under “Prohibited Transactions.”

          We own interests in various entities described above.

          Gross Income Tests. We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs (excluding dividends from our taxable REIT subsidiaries);

•	gain from the sale of real estate assets;

•	income and gain derived from foreclosure property; and

•

income derived from the temporary investment of new capital that is attributable to the issuance of our shares of beneficial interest or a public offering of our debt with a maturity date of at least five years and that we receive during the one year period beginning on the date on which we receive such new capital.

          Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends (including dividends from our taxable REIT subsidiaries), gain from the sale or disposition of stock or securities, or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. In addition, any gains from “hedging transactions,” as defined in “— Hedging Transactions,” that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 95% gross income test (but not the 75% gross income test). Income and gain from “hedging transactions” entered into after July 30, 2008 that are clearly and timely identified as such will also be excluded from both the numerator and the denominator for purposes of the 75% gross income test. In addition, certain foreign currency gains recognized after July 30, 2008 will be excluded from gross income for purposes of one or both of the gross income tests. See “— Foreign Currency Gain.” The following paragraphs discuss the specific application of the gross income tests to us.

          Rents from Real Property. Rent that we receive from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

          First, the rent must not be based in whole or in part on the income or profits of any person. Participating rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages:

•	are fixed at the time the leases are entered into;

•	are not renegotiated during the term of the leases in a manner that has the effect of basing percentage rent on income or profits; and

•	conform with normal business practice.

          More generally, the rent will not qualify as “rents from real property” if, considering the relevant lease and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the rent on income or profits. We have represented to Bass, Berry & Sims PLC that we intend to set and accept rents which are fixed dollar amounts or a fixed percentage of gross revenue, and not to any extent by reference to any person’s income or profits, in compliance with the rules above.

          Second, we must not own, actually or constructively, 10% or more of the stock of any corporate tenant or the assets or net profits of any tenant, referred to as a related party tenant, other than a taxable REIT subsidiary. The constructive ownership rules generally provide that, if 10% or more in value of our shares is owned, directly or indirectly, by or for any person, we are considered as owning the stock owned, directly or indirectly, by or for such person. We do not own any stock or any assets or net profits of any tenant directly. Additionally, we have represented to Bass, Berry & Sims PLC that we will not rent any property to a related-party tenant. However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our shares, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a tenant (or a subtenant, in which case only rent attributable to the subtenant is disqualified) other than a taxable REIT subsidiary at some future date.

          Under an exception to the related-party tenant rule described in the preceding paragraph, rent that we receive from a taxable REIT subsidiary will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the property is leased to persons other than taxable REIT subsidiaries and related-party tenants, and (2) the amount paid by the taxable REIT subsidiary to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The “substantially comparable” requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the taxable REIT subsidiary. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any taxable REIT subsidiary or related party tenant. Any increased rent attributable to a modification of a lease with a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock (a “controlled taxable REIT subsidiary”) will not be treated as “rents from real property.”

          Third, the rent attributable to the personal property leased in connection with a lease of real property must not be greater than 15% of the total rent received under the lease. The rent attributable to personal property under a lease is the amount that bears the same ratio to total rent under the lease for the taxable year as the average of the fair market values of the leased personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property covered by the lease at the beginning and at the end of such taxable year (the “personal property ratio”). With respect to each of our leases, we believe that the personal property ratio generally is less than 15%. Where that is not, or may in the future not be, the case, we believe that any income attributable to personal property will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 75% or 95% gross income test and thus lose our REIT status.

          If a portion of the rent we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT status, unless we qualified for certain statutory relief provisions. By contrast, in the following circumstances, none of the rent from a lease of property would qualify as “rents from real property”: (1) the rent is considered based on the income or profits of the tenant; (2) the lessee is a related party tenant or fails to qualify for the exception to the related-party tenant rule for qualifying taxable REIT subsidiaries; or (3) we furnish noncustomary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a taxable REIT subsidiary. In any of these circumstances, we could lose our REIT status, unless we qualified for certain statutory relief provisions, because we would be unable to satisfy either the 75% or 95% gross income test.

          Fourth, we cannot furnish or render noncustomary services to the tenants of our properties, or manage or operate our properties, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Finally, we may own up to 100% of the stock of one or more taxable REIT subsidiaries, which may provide noncustomary services to our tenants without tainting our rents from the related properties. We have not performed, and do not intend to perform, any services other than customary ones for our tenants, other than services provided through independent contractors or taxable REIT subsidiaries.

          Tenants may be required to pay, in addition to base rent, reimbursements for certain amounts we are obligated to pay to third parties (such as a lessee’s proportionate share of a property’s operational or capital expenses), penalties for nonpayment or late payment of rent or additions to rent. These and other similar payments should qualify as “rents from real property.” To the extent they do not, they should be treated as interest that qualifies for the 95% gross income test.

          Interest. The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of the amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely because it is based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that interest from a loan that is based on the profit or net cash proceeds from the sale of the property securing the loan constitutes a “shared appreciation provision,” income attributable to such participation feature will be treated as gain from the sale of the secured property.

          Prohibited Transactions. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets are held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•	the REIT has held the property for not less than four years (or, for sales made after July 30, 2008, two years);

•

the aggregate expenditures made by the REIT, or any partner of the REIT, during the four-year period (or, for sales made after July 30, 2008, two-year period) preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

•

either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Internal Revenue Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year or (3) for sales made after July 30, 2008, the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;

•

in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least four years (or, for sales made after July 30, 2008, two years) for the production of rental income; and

•

if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

          We will attempt to comply with the terms of the safe-harbor provision in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property held “primarily for sale to customers in the ordinary course of a trade or business.” We may, however, form or acquire a taxable REIT subsidiary to hold and dispose of those properties we conclude may not fall within the safe-harbor provisions.

          Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions recognized subsequent to July 30, 2008, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. “Foreclosure property” is any real property, including interests in real property, and any personal property incident to such real property:

•

that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan or leased property was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

          A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property (or longer if an extension is granted by the Secretary of the Treasury). This period (as extended, if applicable) terminates, and foreclosure property ceases to be foreclosure property on the first day:

•

on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•

on which any construction takes place on the property, other than completion of a building or, any other improvement, where more than 10% of the construction was completed before default became imminent; or

•

which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

          Hedging Transactions. From time to time, we may enter into hedging transactions with respect to our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. For hedging transactions entered into on or before July 30, 2008, income and gain from “hedging transactions” will be excluded from gross income for purposes of the 95% gross income test, but not the 75% gross income test. For hedging transactions entered into after July 30, 2008, income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests. A “hedging transaction” means either (1) any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets or (2) for transactions entered into after July 30, 2008, any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). We will be required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. No assurance can be given that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the gross income tests, and will not adversely affect our ability to satisfy the REIT qualification requirements.

          Foreign Currency Gain. Certain foreign currency gains recognized after June 30, 2008 will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income test. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

          Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions will be available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect; and

•

following such failure for any taxable year, a schedule of the sources of our income is filed with the Internal Revenue Service in accordance with regulations prescribed by the Secretary of the Treasury.

          We cannot predict, however, whether any failure to meet these tests will qualify for the relief provisions. As discussed above in “Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of (1) the amount by which we fail the 75% gross income test, or (2) the excess of 95% of our gross income over the amount of gross income qualifying under the 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.

          Asset Tests. To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.

          First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgages on real property;

•	stock in other REITs; and

•

investments in stock or debt instruments during the one year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five year term.

          Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets, or the “5% asset test”.

          Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities, or the “10% vote test” and “10% value test”, respectively.

          Fourth, no more than 20% of the value of our total assets (or, beginning with our 2009 taxable year, 25% of the value of our total assets) may consist of the securities of one or more taxable REIT subsidiaries.

          Fifth, no more than 25% of the value of our total assets may consist of the securities of taxable REIT subsidiaries and other taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

          For purposes of the 5% asset test, the 10% vote test and 10% value test, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or taxable REIT subsidiary, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

•

“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled taxable REIT subsidiary hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•

a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

• a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate.

•	Any “section 467 rental agreement,” other than an agreement with a related party tenant.

•	Any obligation to pay “rents from real property.”

•	Certain securities issued by governmental entities.

•	Any security issued by a REIT.

•

Any debt instrument issued by an entity treated as a partnership for federal income tax purposes in which we are a partner to the extent of our proportionate interest in the debt and equity securities of the partnership.

•

Any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Requirements for Qualification—Gross Income Tests.” For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

          We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we would not lose our REIT status if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•

the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

          If we did not satisfy the condition described in the second item above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

          In the event that, at the end of any calendar quarter, we violate the 5% asset test, the 10% vote test or the 10% value test described above, we will not lose our REIT status if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of any other failure of the asset tests, we will not lose our REIT status if (i) the failure was due to reasonable cause and not to willful neglect, (ii) we file a description of each asset causing the failure with the Internal Revenue Service, (iii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, and (iv) we pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

          Annual Distribution Requirements. Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our shareholders in an aggregate amount not less than:

•	the sum of

	•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and

	•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the sum of certain items of non-cash income.

          Generally, we must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (a) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (b) we declare the distribution in October, November, or December of the taxable year, payable to shareholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

          We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to shareholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January of the following calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for the year,

•	95% of our REIT capital gain income for the year, and

•	any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above.

          It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain from a partnership in which we own an interest attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the 4% nondeductible excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common or preferred shares.

          Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the Internal Revenue Service based upon the amount of any deduction we take for deficiency dividends.

          Recordkeeping Requirements. We must maintain certain records in order to qualify as a REIT. In addition, to avoid paying a penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding common shares.

          Failure to Qualify. If we were to fail to qualify as a REIT in any taxable year and no relief provision applied, we would have the following consequences: We would be subject to federal income tax and any applicable alternative minimum tax at regular corporate rates applicable to regular C corporations on our taxable income, determined without reduction for amounts distributed to shareholders. We would not be required to make any distributions to shareholders. Unless we qualified for relief under specific statutory provisions, we would not be permitted to elect taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT.

          If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Requirements for Qualification — Gross Income Tests” and “— Requirements for Qualification — Asset Tests.”

          Taxable REIT Subsidiaries. As described above, we may own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary is a fully taxable corporation that is permitted to have income that would not be qualifying income if earned directly by us. A taxable REIT subsidiary may provide services to our tenants and engage in activities unrelated to our tenants, such as third-party management, development, and other independent business activities.

          We and a subsidiary must elect for the subsidiary to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary directly or indirectly owns more than 35% of the value or voting power of all outstanding stock of a corporation, the corporation will automatically also be treated as a taxable REIT subsidiary.

          Rent we receive from our taxable REIT subsidiaries will qualify as “rents from real property” as long as at least 90% of the leased space in the property is leased to persons other than taxable REIT subsidiaries and related party tenants, and the amount paid by the taxable REIT subsidiary to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The “substantially comparable” requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the taxable REIT subsidiary. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any taxable REIT subsidiary or related party tenant. Any increased rent attributable to a modification of a lease with a controlled taxable REIT subsidiary will not be treated as “rents from real property.” The taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to us to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and us or our tenants that are not conducted on an arm’s-length basis.

          State and Local Taxes. We may be subject to taxation by various states and localities, including those in which we transact business or own property. The state and local tax treatment in such jurisdictions may differ from the federal income tax treatment described above.

Taxation of our Shareholders

Certain Distributions of Our Shares

          The IRS recently issued guidance that permits certain distributions made by a REIT consisting of both cash and its stock to be treated as dividend distributions for purposes of satisfying the annual distribution requirements applicable to REITs. Based on that guidance, if we satisfy certain requirements, including the requirement that at least 10% of the total value of any such distribution consists of cash, the cash and our shares that we distribute will be treated as a dividend, to the extent of our earnings and profits. If we make such a distribution to our shareholders, each of our shareholders will be required to treat the total value of the distribution that each shareholder receives as a dividend, to the extent of each shareholder’s pro-rata share of our earnings and profits, regardless of whether such shareholder receives cash, our shares or a combination of cash and our shares. For a general discussion of the federal income tax consequences to our shareholders on the receipt of dividends, see below, “— Taxation of Taxable U.S. Shareholders,” “— Taxation of Tax-Exempt Shareholders” and “— Taxation of Non-U.S. Shareholders.”

          We advise each of our shareholders that the taxes resulting from your receipt of a distribution consisting of cash and our shares may exceed the cash that you receive in the distribution. We urge each of our shareholders to consult your tax advisor regarding the specific federal, state, local and foreign income and other tax consequences of distributions consisting of both cash and our shares.

Taxation of Taxable U.S. Shareholders

          For purposes of our discussion, the term “U.S. shareholder” means a holder of our common shares that, for U.S. federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

          As long as we qualify as a REIT, distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gains will be ordinary dividend income to taxable U.S. shareholders. A U.S. shareholder will not qualify for the dividends-received deduction generally available to corporations. Dividends paid to a U.S. shareholder generally will not qualify for the 15% tax rate for “qualified dividend income.” Legislation enacted in 2003 and 2006 reduced the maximum tax rate for qualified dividend income from 38.6% to 15% for tax years 2003 through 2010. Without future congressional action, the maximum tax rate on qualified dividend income will increase to 39.6% in 2011. Qualified dividend income generally includes dividends paid by domestic “C” corporations and certain qualified foreign corporations to most noncorporate U.S. shareholders. Because a REIT is not generally subject to federal income tax on the portion of its REIT taxable income distributed to its shareholders, our dividends generally will not be eligible for the 15% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher rate applicable to ordinary income. Currently, the highest marginal individual income tax rate on ordinary income is 35%. The 15% tax rate for qualified dividend income will apply, however, to our ordinary REIT dividends, if any, that are (i) attributable to dividends received by us from non-REIT corporations, such as our taxable REIT subsidiary, and (ii) attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income under such circumstances, a U.S. shareholder must hold our common shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common shares become ex-dividend.

          If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our common shares, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common shares, you should consult your tax advisor regarding the consequences of the ownership and disposition of our common shares by the partnership.

          Any distribution we declare in October, November, or December of any year that is payable to a U.S. shareholder of record on a specified date in any of those months will be treated as paid by us and received by the U.S. shareholder on December 31 of the year, provided we actually pay the distribution during January of the following calendar year.

          Distributions to a U.S. shareholder which we designate as capital gain dividends will generally be treated as long-term capital gain, without regard to the period for which the U.S. shareholder has held our shares. We generally will designate our capital gain dividends as either 15% or 25% rate distributions. A corporate U.S. shareholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

          We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. shareholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. shareholder would increase the basis in its common shares by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

          A U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. shareholder’s common shares. Instead, the distribution will reduce the adjusted basis of the shares, and any amount in excess of both our current and accumulated earnings and profits and the adjusted basis will be treated as capital gain, long-term if the shares have been held for more than one year, provided the shares are a capital asset in the hands of the U.S. shareholder.

          Shareholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of common shares will not be treated as passive activity income; and, therefore, shareholders generally will not be able to apply any “passive activity losses,” such as, for example, losses from certain types of limited partnerships in which the shareholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of common shares generally will be treated as investment income for purposes of the investment interest limitations. We will notify shareholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

          Taxation of Taxable U.S. Shareholders on the Disposition of Common Stock. In general, a U.S. shareholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our common shares as long-term capital gain or loss if the U.S. shareholder has held the shares for more than one year, and otherwise as short-term capital gain or loss. In general, a U.S. shareholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. shareholder’s adjusted tax basis. A U.S. shareholder’s adjusted tax basis generally will equal the U.S. shareholder’s acquisition cost, increased by the excess of undistributed net capital gains deemed distributed to the U.S. shareholder over the tax deemed paid by it and decreased by any returns of capital. However, a U.S. shareholder must treat any loss upon a sale or exchange of common shares held by such shareholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any actual or deemed distributions from us that such U.S. shareholder treats as long-term capital gain. All or a portion of any loss that a U.S. shareholder realizes upon a taxable disposition of common shares may be disallowed if the U.S. shareholder purchases other common shares within 30 days before or after the disposition.

          Capital Gains and Losses. The tax-rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is currently 35% (which rate currently is scheduled to apply through December 31, 2010). The maximum tax rate on long-term capital gain applicable to U.S. shareholders taxed at individual rates currently is 15% (which rate currently is scheduled to apply through December 31, 2010). The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property” (i.e., generally, depreciable real property) is 25% to the extent the gain would have been treated as ordinary income if the property were “section 1245 property” (i.e., generally, depreciable personal property). We generally may designate whether a distribution we designate as capital gain dividends (and any retained capital gain that we are deemed to distribute) is taxable to non-corporate shareholders at a 15% or 25% rate. The characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum of $3,000 annually. A non-corporate taxpayer may carry unused capital losses forward indefinitely. A corporate taxpayer must pay tax on its net capital gain at corporate ordinary-income rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses carried back three years and forward five years.

          Information Reporting Requirements and Backup Withholding. We will report to our shareholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. A shareholder may be subject to backup withholding at a rate of up to 28% with respect to distributions unless the holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

          A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us.

Taxation of Tax-Exempt Shareholders

          Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their “unrelated business taxable income.” While many investments in real estate generate unrelated business taxable income, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts we distribute to tax-exempt shareholders generally should not constitute unrelated business taxable income. However, if a tax-exempt shareholder were to finance its acquisition of common shares with debt, a portion of the income it received from us would constitute unrelated business taxable income pursuant to the “debt-financed property” rules.

Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions they receive from us as unrelated business taxable income.

          Finally, in certain circumstances, a qualified employee pension or profit-sharing trust that owns more than 10% of our shares of beneficial interest (by value) must treat a percentage of the dividends it receives from us as unrelated business taxable income. This rule applies to a pension trust holding more than 10% of our shares only if:

•	the percentage of our dividends that the tax-exempt trust must treat as unrelated business taxable income is at least 5%;

•

we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares of beneficial interest be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our shares in proportion to their actuarial interests in the pension trust; and

•	either:

	•	one pension trust owns more than 25% of the value of our shares of beneficial interest; or

	•	one or more pension trusts each individually holding more than 10% of the value of our shares of beneficial interest collectively owns more than 50% of the value of our shares of beneficial interest.

          As a result of limitations included in our charter on the transfer and ownership of our shares, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described in this paragraph should be inapplicable to our shareholders. However, because our common shares are publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Shareholders

          For purposes of our discussion, the term “non-U.S. shareholder” means a holder of our common shares that is neither a U.S. shareholder nor a partnership (or an entity treated as a partnership for federal income tax purposes). The rules governing U.S. federal income taxation of non-U.S. shareholders are complex. This section is only a summary of such rules. We urge non-U.S. shareholders to consult their own tax advisors to determine the impact of federal, state, local and foreign income tax laws on the ownership of our common shares, including any reporting requirements.

          A non-U.S. shareholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest” (a “USRPI”) (discussed below) and that we do not designate a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. However, a non-U.S. shareholder generally will be subject to federal income tax at graduated rates on any distribution treated as effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, in the same manner as U.S. shareholders are taxed on distributions. A corporate non-U.S. shareholder may, in addition, be subject to the 30% branch profits tax with respect to that distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. shareholder unless either:

•	a lower treaty rate applies and the non-U.S. shareholder submits an IRS Form W-8BEN to us evidencing eligibility for that reduced rate; or

•	the non-U.S. shareholder submits an IRS Form W-8ECI to us claiming that the distribution is effectively connected income.

          A non-U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its common shares. Instead, the excess portion of the distribution will reduce the adjusted basis of such shares. A non-U.S. shareholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its shares, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of common shares, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the applicable rate. However, a non-U.S. shareholder may obtain a refund of amounts we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

          We may be required to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent we do not do so, we may withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

          For any year in which we qualify as a REIT, a non-U.S. shareholder will incur tax on distributions attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). A USRPI includes certain interests in real property and shares in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of USRPIs as if the gain were effectively connected with the conduct of a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. shareholder may receive a credit against its tax liability for the amount we withhold.

          Capital gain distributions to the holders of our common shares that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as (i) our common shares continue to be “regularly traded” on an established securities market in the United States and (ii) the non-U.S. shareholder did not own more than 5% of our common shares any time during the one-year period prior to the distribution. As a result, non-U.S. shareholders owning 5% or less of our common shares generally would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on other distributions. If our common shares cease to be regularly traded on an established securities market in the United States or the non-U.S. shareholder owned more than 5% of our common shares any time during the one-year period prior to the distribution, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA, as described in the preceding paragraph. Moreover, if a non-U.S. shareholder disposes of our common shares during the 30-day period preceding a dividend payment, and such non-U.S. shareholder (or a person related to such non-U.S. shareholder) acquires or enters into a contract or option to acquire our common shares within 61 days of the 1st day of the 30 day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. shareholder, then such non-U.S. shareholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

          A non-U.S. shareholder generally will not incur tax under FIRPTA with respect to gain on a sale of common shares as long as, at all times, non-U.S. persons hold, directly or indirectly, less than 50% in value of the outstanding common shares. We cannot assure you that this test will be met. In addition, a non-U.S. shareholder that owned, actually or constructively, 5% or less of the outstanding common shares of a REIT at all times during a specified testing period will not incur tax under FIRPTA on gain from a sale of common shares if the shares are “regularly traded” on an established securities market. Because our common shares are “regularly traded” on an established securities market, we expect that a non-U.S. shareholder generally will not incur tax under FIRPTA on gain from a sale of our common shares unless it owns or has owned more than 5% of our common shares at any time during the five year period prior to such sale. Any gain subject to tax under FIRPTA will be treated in the same manner as it would be in the hands of U.S. shareholders subject to alternative minimum tax, but under a special alternative minimum tax in the case of nonresident alien individuals.

          A non-U.S. shareholder generally will incur tax on gain not subject to FIRPTA if:

•

the gain is effectively connected with the conduct of the non-U.S. shareholder’s U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to the gain; or

•

the non-U.S. shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. shareholder will incur a 30% tax on capital gains.

Other Tax Consequences

          Tax Aspects of Our Investments in the Partnerships. The following discussion summarizes certain federal income tax considerations applicable to our direct or indirect investment in any subsidiary partnerships or limited liability companies we form or acquire that are treated as partnerships for federal income tax purposes, each individually referred to as a “Partnership” and, collectively, as “Partnerships.” The following discussion does not address state or local tax laws or any federal tax laws other than income tax laws.

          Classification as Partnerships. We are required to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses but only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member), rather than as a corporation or an association taxable as a corporation.

          An organization with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

•	is treated as a partnership under the Treasury regulations relating to entity classification (the “check-the-box regulations”); and

•	is not a “publicly traded” partnership.

          Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it generally will be treated as a partnership for federal income tax purposes. We intend that each Partnership will be classified as a partnership for federal income tax purposes (or else a disregarded entity where there are not at least two separate beneficial owners).

          A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or a substantial equivalent). A publicly traded partnership is generally treated as a corporation for federal income tax purposes, but will not be so treated if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, at least 90% of the partnership’s gross income consisted of specified passive income, including real property rents (which includes rents that would be qualifying income for purposes of the 75% gross income test, with certain modifications that make it easier for the rents to qualify for the 90% passive income exception), gains from the sale or other disposition of real property, interest, and dividends (the “90% passive income exception”).

          Treasury regulations, referred to as PTP regulations, provide limited safe harbors from treatment as a publicly traded partnership. Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. For the determination of the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in the partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership should qualify for the private placement exclusion.

          We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that the Partnerships will be classified as partnerships (or disregarded entities, if the entity has only one owner or member) for federal income tax purposes. If for any reason a Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we may not be able to qualify as a REIT, unless we qualify for certain relief provisions. See “— Requirements for Qualification — Gross Income Tests” and “— Requirements for Qualification — Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “— Requirements for Qualification — Annual Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and Their Partners

          Partners, Not the Partnerships, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. We will therefore take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for each taxable year of the Partnership ending with or within our taxable year, even if we receive no distribution from the Partnership for that year or a distribution less than our share of taxable income. Similarly, even if we receive a distribution, it may not be taxable if the distribution does not exceed our adjusted tax basis in our interest in the Partnership.

          Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item.

          Tax Allocations With Respect to Contributed Properties. Income, gain, loss, and deduction attributable to (a) appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership or (b) property revalued on the books of a partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss, referred to as “built-in gain” or “built-in loss,” is generally equal to the difference between the fair market value of the contributed or revalued property at the time of contribution or revaluation and the adjusted tax basis of such property at that time, referred to as a book-tax difference. Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Unless we, as general partner, select a different method, our operating partnership will use the traditional method for allocating items with respect to which there is a book-tax difference.

          Basis in Partnership Interest. Our adjusted tax basis in any partnership interest we own generally will be:

•	the amount of cash and the basis of any other property we contribute to the partnership;

•	increased by our allocable share of the partnership’s income (including tax-exempt income) and our allocable share of indebtedness of the partnership; and

•

reduced, but not below zero, by our allocable share of the partnership’s loss (excluding any non-deductible items), the amount of cash and the basis of property distributed to us, and constructive distributions resulting from a reduction in our share of indebtedness of the partnership.

          Loss allocated to us in excess of our basis in a partnership interest will not be taken into account until we again have basis sufficient to absorb the loss. A reduction of our share of partnership indebtedness will be treated as a constructive cash distribution to us, and will reduce our adjusted tax basis. Distributions, including constructive distributions, in excess of the basis of our partnership interest will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

          Sale of a Partnership’s Property. Generally, any gain realized by a Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of the gain treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed or revalued properties will be allocated first to the partners who contributed the properties or who were partners at the time of revaluation, to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners’ built-in gain or loss on contributed or revalued properties is the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution or revaluation. Any remaining gain or loss recognized by the Partnership on the disposition of contributed or revalued properties, and any gain or loss recognized by the Partnership on the disposition of other properties, will be allocated among the partners in accordance with their percentage interests in the Partnership.

          Our share of any Partnership gain from the sale of inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction subject to a 100% tax. Income from a prohibited transaction may have an adverse effect on our ability to satisfy the gross income tests for REIT status. See “— Requirements for Qualification — Gross Income Tests.” We do not presently intend to acquire or hold, or to allow any Partnership to acquire or hold, any property that is likely to be treated as inventory or property held primarily for sale to customers in the ordinary course of our, or the Partnership’s, trade or business.

INFORMATION ON EXECUTIVE OFFICERS AND DIRECTORS OF THE SURVIVING COMPANY

Executive Officers

Name	Title

H. Kerr Taylor	President, Chairman of the Board and Chief Executive Officer
Chad C. Braun	Executive Vice-President, Chief Financial Officer and Secretary
Tenel H. Tayar	Senior Vice-President and Chief Investment Officer
Charles Scoville	Managing Vice-President and Director of Leasing/Property Management
Brett Treadwell	Managing Vice-President – Finance and Chief Accounting Officer

          H. Kerr Taylor - As founder, Chairman of the AmREIT Board and Chief Executive Officer, Mr. Taylor is responsible for overseeing the building of the AmREIT personnel team, cultivating the “4C” corporate culture, directing the AmREIT strategic initiatives and expanding AmREIT’s investor and partner relationships. Since founding AmREIT in 1985, Mr. Taylor has led the growth of the AmREIT team from three to more than 50 professionals, has grown the AmREIT property portfolio to one approaching a $1 billion of primarily Irreplaceable CornersTM, and has increased AmREIT’s investor base to more than 6,000 shareholders and partners.

          Chad C. Braun. As Executive Vice President and Chief Financial Officer of AmREIT, Mr. Braun is responsible for leading the corporate finance and accounting team as well as AmREIT’s equity capital and debt structuring initiatives. Mr. Braun joined AmREIT in 1999, and has helped lead its growth from $100 million in assets to approximately $1 billion in real estate assets. Prior to joining AmREIT in 1999, Mr. Braun served as a manager in the real estate advisory services group at Ernst & Young, LLP where he provided extensive consulting and audit services to a number of REITs, private real estate companies and other Fortune 500 companies. Mr. Braun is one of AmREIT’s two executive officers.

          Tenel Tayar. Mr. Tayar serves as Senior Vice President and Chief Investment Officer of AmREIT. Mr. Tayar has been with AmREIT since January 2003 and leads the team that is responsible for creating and executing the investment strategy for AmREIT and its advisory funds. Under Mr. Tayar’s leadership, this team has sourced, negotiated and closed over $700 million in real estate transactions. Mr. Tayar has 16 years of real estate experience. Prior to joining AmREIT, he served as the director of finance at The Woodlands Operating Company where he directed dispositions, construction financing and permanent financing for office, retail, industrial, land and multi-family properties, resulting in over $300 million in real estate transactions.

          Charles Scoville. Mr. Scoville serves as Managing Vice President and Director of Leasing and Property Management for AmREIT. Mr. Scoville leads the leasing and property management team for AmREIT’s property and advisory portfolio. In that capacity, he supervises a team of 10 leasing and property management professionals who are dedicated to enhancing the value of AmREIT properties on a daily basis. Prior to joining AmREIT in 2007, Mr. Scoville was vice president of leasing for the Southwest Region of New Plan Excel Realty Trust, one of the nation’s largest retail REITs. In that capacity, he was responsible for all leasing activities for a portfolio of over 100 shopping centers in seven states. Mr. Scoville began his commercial real estate career in 1980 as a project leasing agent for a Texas-based shopping center development firm. Since then, he has been active in the industry in various roles including acquisitions, dispositions, development, and property management in addition to leasing.

          Brett P. Treadwell. Mr. Treadwell serves as Managing Vice president of Finance and Chief Accounting Officer of AmREIT. Mr. Treadwell is responsible for leading AmREIT’s financial reporting team as well as assisting in the setting and execution of AmREIT’s strategic financial initiatives. He oversees AmREIT’s filings with the SEC. its periodic internal reporting to management and its compliance with the Sarbanes-Oxley Act of 2002. Mr. Treadwell has over 17 years of accounting, financial, and SEC reporting experience and prior to joining AmREIT in 2004, he served as a senior manager with Arthur Andersen LLP and most recently with PricewaterhouseCoopers, LLP. He has provided extensive audit services, regularly dealt with both debt and equity offerings for publicly traded and privately owned clients in various industries and has strong experience with SEC reporting and registration statements and offerings.

Directors

          H. Kerr Taylor. For a description of the business experience and background of Mr. Taylor, please see “Information on Executive Officers and Directors of the Surviving Company - Executive Officers.”

          Robert S. Cartwright, Jr. - Mr. Cartwright, age 58, has been a trustee, trust manager or director of AmREIT or its predecessor corporation since 1993. Mr. Cartwright is a Professor of Computer Science at Rice University. Mr. Cartwright earned a bachelor’s degree magna cum laude in Applied Mathematics from Harvard College (Phi Beta Kappa) in 1971 and a doctoral degree in Computer Science from Stanford University in 1977. Mr. Cartwright has been a member of the Rice faculty since 1980 and twice served as department Chair. Mr. Cartwright has compiled an extensive record of professional service. He is a Fellow of the Association for Computing Machinery (ACM), a member of the Sun Microsystems Developer Advisory Council, and the Computer Science Advisory Committee for Prairie View A&M University. He served on the ACM Education Board from 1997 to 2006 and the Board of Directors of the Computing Research Association from 1994 to 2000. Mr. Cartwright has served as a charter member of the editorial boards of two professional journals and has also chaired several major ACM conferences. From 1991-1996, he was a member of the ACM Turing Award Committee, which selects the annual recipient of the most prestigious international prize for computer science research.

          Brent M. Longnecker – Mr. Longnecker, age 52, serves as one of REITPlus’s independent directors. Mr. Longnecker serves as President of Longnecker & Associates, an executive compensation and corporate governance consulting firm. Prior to forming Longnecker & Associates in 2003, Mr. Longnecker served as president of Resources Consulting Group, and executive vice president of Resources Connection since June 1999. Mr. Longnecker has over 20 years of consulting experience, including as National Principal-In-Charge for the Performance Management and Compensation Consulting Practice of Deloitte & Touche and as partner at KPMG Peat Marwick. Mr. Longnecker’s consulting experience includes working with real estate companies, including publicly traded companies, on corporate governance issues and on the management of their assets. Mr. Longnecker received Bachelor of Business Administration and Masters of Business Administration degrees from the University of Houston.

          Scot J. Luther – Mr. Luther, age 46, serves as one of REITPlus’s independent directors. Mr. Luther is president and sole owner of Luther Properties, LLC, a commercial real estate development company that develops and manages commercial property. During the past eight years, Luther Properties, LLC has acquired and developed 22 retail and medical properties totaling over 250,000 square feet in 3 states. Prior to the formation of Luther Properties, LLC, Mr. Luther spent a combined twelve years as director of acquisitions for CenterAmerica Property Trust, a Morgan Stanley-owned real estate investment trust, and as leasing executive at Weingarten Realty Investors, a REIT listed on the New York Stock Exchange. Mr. Luther received his Bachelors of Finance and Masters in Land Economics & Real Estate degrees from Texas A&M in College Station, Texas and a law degree from South Texas College of Law in Houston, Texas.

          Mack D. Pridgen III – Mr. Pridgen, age 59, serves as one of REITPlus’s independent directors. From 1997 until March 2007, Mr. Pridgen served as general counsel, vice president and secretary of Highwoods Properties, Inc., a commercial REIT that owns and operates primarily suburban office properties, as well as industrial, retail and residential properties. Prior to joining Highwoods Properties, Inc., Mr. Pridgen was a partner with Smith, Helms, Mulliss and Moore, LLP, with a specialized focus on the tax, corporate and REIT practices. Mr. Pridgen also served as a tax consultant for Arthur Andersen & Co. for fifteen years. Mr. Pridgen received his Bachelor of Business Administration and Accounting degree from the University of North Carolina at Chapel Hill and his law degree from the University of California at Los Angeles School of Law.

          H. L. “Hank” Rush, Jr. – Mr. Rush, age 57, has been a trustee or trust manager of AmREIT since 2006 and currently serves as its Lead Independent Trustee. In 2008, Mr. Rush was appointed to serve as the President and CEO of The Star of Hope Mission, Houston’s 102 year old mission to Houston’s homeless. This role answers a life-long desire to serve in full-time ministry while utilizing the business skills developed in his professional life. Mr. Rush formerly served as Executive Vice President and Chief Operating Officer, President and CEO of various subsidiaries, and a member of the Compensation Committee of the Board of Directors of PropertyInfo Corporation, a wholly owned subsidiary of Stewart Information Services Corp. from 2005 to 2008. This corporation provides real estate information and online software tools for the title, realtor, lender, builder/developer and government sectors of the real estate industry. He has over 20 years of senior executive and start-up management experience in IT development and outsourcing, residential and commercial construction and energy. Prior to joining PropertyInfo Corporation, Mr. Rush served as chairman and co-founder of EC Power, Inc. for ten years, an internet transaction services company. In addition, he founded and served for eight years as President and Chief Executive Officer of a high-end residential construction company in Houston and served as a senior executive with BMC Software, Inc., where he managed the initial phase of BMC’s new headquarters land acquisition and construction. Texas Eastern Corp., now a part of Duke Energy, was his professional home for almost 17 years prior to his move to BMC.

          Philip Taggart - Mr. Taggart, age 78, has been a trustee, trust manager or director of AmREIT or its predecessor corporation since 2000. Mr. Taggart has specialized in investor relations activities since 1964 and is the President and Chief Executive Officer of Taggart Financial Group, Inc. He is the co-author of the book “Taking Your Company Public” and has provided communications services for 58 initial public offerings, more than 200 other new issues, 210 mergers and acquisitions, 3,500 analyst meetings and annual and quarterly reports for over 25 years. Mr. Taggart serves on the boards of International Expert Systems, Inc. and served on the board of the Foundation of Texas State Technical College for 10 years. A distinguished alumnus of the University of Tulsa, he also has been a university instructor in investor relations at the University of Houston.

          Each of the directors listed above, with the exception of Mr. Taylor, is “independent,” as that term is defined by the listing standards of the New York Stock Exchange.

AmREIT Executive Officer and Director Compensation

Overview of Compensation Program

          The compensation committee of the AmREIT Board has responsibility for establishing, implementing and continually monitoring adherence with our compensation philosophy. The compensation committee ensures that the total compensation paid to AmREIT’s executive leadership team is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to members of the executive leadership team, including the executive officers, are similar to those provided to other executive officers at other Real Estate Investment Trusts.

Compensation Objectives and Philosophy

          The compensation committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by AmREIT, and which aligns executives’ interests with those of the shareholders by rewarding performance above established goals, with the ultimate objective of improving shareholder value. The compensation committee evaluates both performance and compensation to ensure that AmREIT maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of AmREIT’s peer companies. To that end, the compensation committee believes executive compensation packages provided by AmREIT to its executives, including the executive officers, should include both cash and share-based compensation that reward performance as measured against established goals.

          The compensation committee believes that measures such as FFO and growth in assets play an important part in the decision making, however, the compensation committee also recognizes that often outside forces beyond the control of management, such as economic conditions, capital market conditions, changing retail and real estate markets and other factors, may contribute to less favorable near term results. The compensation committee also strives to assess whether management is making the right strategic decisions that will allow AmREIT to succeed over the long term and build long term shareholder value. These may include ensuring that AmREIT has the appropriate leasing pipelines to ensure a future stream of recurring and increasing revenues, assessing AmREIT’s risks associated with real estate markets and tenant credit, managing our debt maturities, and determining whether AmREIT’s staffing and G&A is appropriate given AmREIT’s projected operating requirements.

Role of Executive Officers in Compensation Decisions

          The compensation committee makes the compensation decisions for AmREIT’s President and Chief Executive Officer and establishes the general parameters within which the Chief Executive Officer establishes the compensation for AmREIT’s other executive officers and management team, including its Chief Financial Officer. The compensation committee also approves recommendations regarding equity awards to all of AmREIT’s other officers and employees.

          H. Kerr Taylor, AmREIT’s President and Chief Executive Officer, annually reviews the performance of AmREIT’s other executive officers. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the compensation committee. The compensation committee can exercise its discretion in modifying any recommended adjustment or award. The Committee reviews the performance of AmREIT’s executive officers.

Peer Groups for Executive Compensation Purposes

          The compensation committee used the 2008 NAREIT Compensation and Benefits Survey and the 2008 Real Estate Executive Compensation Review (the “Compensation Surveys”) to assist it in considering compensation for executive officers. Among other items, the Surveys provided company specific, sector specific and positions specific compensation information including base salary, total annual cash compensation and long term compensation for various percentiles. The compensation committee relied on the Compensation Survey to provide it with relevant market compensation data for its executive officers compared to the peer companies, sector averages and position averages in order to make compensation decisions for AmREIT’s executive officers. The information provided from the various REITs was based on 2007 compensation data, which was the most recent available data.

          For executive compensation purposes, AmREIT started with the established retail REIT peer group of:

Acadia Realty Trust	Kite Realty Group Trust
Cedar Shopping Centers, Inc.	Ramco-Gershenson Properties Trust
Equity One, Inc.	Saul Centers, Inc.
Tanger Factory	Urstadt Biddle Properties Inc.
Inland Real Estate Corporation

          The REIT peer group had total capitalization ranging from approximately $693 million to $16.6 billion, with a median of $2.5 billion. AmREIT’s total capitalization at that time was $625 million, including $285 million of total capitalization in AmREIT’s managed funds through its asset advisory group.

          As such, AmREIT further refined the peer group for compensation purposes to those companies that more closely approximated AmREIT’s total capitalization. Therefore, the following REITs, whose total capitalization ranged from approximately $550 million to $1.5 billion, comprised AmREIT’s peer group:

•	Urstadt Biddle;
•	Ramco – Gershenson; and
•	Cedar Shopping Centers

          As this refined peer group still has a greater capitalization than AmREIT’s, AmREIT has further discounted its compensation metrics in order to more appropriately compare to the refined peer group. As AmREIT is able to grow its capitalization in relation to the peer group, it is anticipated that this additional discount will be reduced and as AmREIT’s size is comparable, the discount will ultimately go away.

Total Compensation

          In setting compensation for AmREIT’s executive officers, including its Chief Executive Officer, the compensation committee focuses on total annual compensation as well as the components of total compensation. For this purpose, total annual compensation consists of base salary, cash incentive at target levels of performance and long-term equity incentive compensation in the form of restricted shares. In setting the total annual compensation for AmREIT’s executive officers, the compensation committee evaluates market data provided by the Compensation Surveys and information on the performance of each executive officer for the prior year and compared to the refined peer group. This evaluation is comprised of both quantitative assessment as well as qualitative assessment. In order to remain competitive in the marketplace for executive talent, the target levels for the total annual compensation of AmREIT’s executive officers, including its Chief Executive Officer, are set to the average of the refined peer group. AmREIT believes this is an appropriate target that contemplates both the quantitative and qualitative elements of each position and rewards for performance. In addition, each executive officer has corporate level quantitative goals, qualitative strategic goals and team oriented goals. The compensation committee believes that this approach allows AmREIT to attract and retain skilled and talented executives to guide and lead AmREIT’s business and supports a “pay for performance” culture. AmREIT’s 2008 target total compensation is comprised of the following components:

•	base salary: 41% of target total compensation;
•	cash incentives: 33% of target total compensation; and
•	equity incentives: 26% of target total compensation

Annual Cash Compensation

          In order to remain competitive in the marketplace for executive talent, the targeted levels for the total annual compensation of AmREIT’s executive officers, including its Chief Executive Officer, are set to the average of the refined peer group, and then discounted for size to more appropriately compare to the refined peer group.

Base Salary. Each of AmREIT’s executive officers receives a base salary to compensate him for services performed during the year. When determining the base salary for each of AmREIT’s executive officers, the compensation committee considers the market levels of similar positions, discounted for size, at the refined peer group companies through the data provided to them by the Compensation Surveys, the performance of the executive officer, the experience of the executive officer in his position, and in comparison to the other components of compensation and total compensation. The base salaries of AmREIT’s executive officers are established by the terms of their employment agreements. The executive officers are eligible for annual increases in their base salaries as determined by the compensation committee. In accordance with AmREIT’s Vision 2010 strategic plan, the current macro economic conditions and AmREIT’s performance goals, the CEO, CFO and entire company were not awarded any increase to base salary for 2009. The compensation committee felt that this was appropriate and consistent with the goals and steps delineated in Vision 2010. The base salaries paid to AmREIT’s executive officers in 2008 are set forth below in the “Executive Compensation — Summary Compensation Table.”

Annual Non-Equity Compensation. The compensation committee’s practice is to provide a significant portion of each executive officer’s compensation in the form of an annual cash bonus. These annual bonuses are primarily based upon quantifiable company performance objectives. This practice is consistent with AmREIT’s compensation objective of supporting a performance-based environment. As such, AmREIT’s historical assessment of these goals has been strictly objective, and has generally resulted in lower payouts of performance bonuses than others in AmREIT’s industry. Each year, the compensation committee sets for the executive officers the threshold target and maximum bonus that may be awarded to those officers if the threshold goals are achieved.

For 2008, the compensation committee established the following goals for our Chief Executive Officer and set a target bonus of 100% of base salary. As reflected in the table, our chief executive officer did not achieve certain goals and only partly achieved the remaining goals, resulting in his being awarded a bonus of 20% of his potential bonus.

2008 Goal	2008 Actual	% of Company Goal	% Attained	Incentive paid, as Percentage of Base Salary
Increase FFO to $0.55	$0.47 as adjusted	55%	0%	0%
Capital raised for advisory business, up to $80 million	Approximately $16 million	20%	40%	8%
Build and retain management team	Substantially achieved.	10%	85%	8.5%
Grow Irreplaceable Corner Portfolio by up to $250 million	Approximately $125 million	10%	0%	0%
Set forth and Execute Upon Strategic Initiatives and Advancement	Set out Vision 2010, executed Phase I.	5%	70%	3.5%

For 2008, the compensation committe established the following goals for AmREIT’s Chief Financial Officer:

2008 Goal	2008 Actual	% of Company Goal	% Attained	Incentive paid, as Percentage of Base Salary
Increase FFO to $0.55	$0.47 as adjusted	40%	0%	0%
Department financial performance to budget	Finance dept. (25%) Yes, Securities dept. (75%) did not achieve budget	10%	25%	2.5%
Grow Combined Portfolio by up to $250 million	Approximately $125 million	10%	50%	5.0%
Capital raised for Advisory business, up to $80 million	Approximately $16 million	15%	15%	2.25%
Create Institutional Joint Venture Fund	Not Accomplished	10%	0%	0%
Sale of refinance of AAA CTL Notes, Ltd.	Not Accomplished	15%	0%	0%
Set forth and Execute Upon Strategic Initiatives and Advancement	Set out Vision 2010, executed Phase I.	10%	100%	10%

          Based upon the named executive officers’ achievements, the compensation committee awarded the Chief Executive Officer $49,875, which was 20% of his potential bonus and the Chief Financial Officer $37,620, which was 20% of his potential bonus. The compensation committee makes an annual determination as to the appropriate split between company-wide and executive specific goals based on its assessment of the appropriate balance.

Long-Term Incentive Compensation. AmREIT awards long-term equity incentive grants to its executive officers as part of AmREIT’s overall compensation package. These awards are consistent with AmREIT’s policies of fostering a performance-based environment and aligning the interests of AmREIT’s senior management with the financial interests of its shareholders. When determining the amount of long-term equity incentive awards to be granted to AmREIT’s executive officers, the compensation committee considered, among other things, the following factors, based on current year performance and three-year historical performance: AmREIT’s business performance, such as growth in FFO and performance of real estate assets (including but not limited to occupancy, same property NOI growth, leasing spreads, etc.); the responsibilities and performance of the executive, such as how they performed relative to their delineated goals; value created for AmREIT’s shareholders, such as total shareholder return (defined as distributions plus capital appreciation for a given year or period) compared to sector average and net asset value; strategic accomplishment, such as identifying strategic direction for the Company such as with Vision 2010; and direction of AmREIT and other market factors, such as navigating the current economic recession and the strength of the balance sheet and debt maturities.

          AmREIT compensates its executive officers for long-term service to AmREIT and for sustained increases in AmREIT’s share performances, through grants of restricted shares. Historically these shares have vested ratably over four years for the CEO and 70% in the fifth year and 15% in each of the sixth and seventh years for the CFO. Currently, all restricted share grants for both the CEO and CFO vest ratably over a seven year period, which the compensation committee believes appropriately aligns the interest of senior management with that of the shareholders. The aggregate value of the long-term incentive compensation granted is based on established goals set by the compensation committee and include an assessment of FFO as compared to its budgeted or targeted goals; FFO growth year over year as compared against the refined peer group; the identification of strategic initiatives, their execution and the anticipated long term benefits to shareholders; and overall shareholder value and performance based on the above metrics and in relation to the refined peer group performance.

          The compensation committee determines the number of restricted shares and the period and conditions for vesting. The compensation committee awarded equity compensation to its executive officers and senior management team based primarily on the strategic initiatives and decisions made during 2008 surrounding AmREIT’s Vision 2010 strategic plan and the platform changes made during 2008. The CEO received 32,025 restricted shares that vest ratably over seven years and the CFO received 8,030 restricted shares that vest ratably over seven years. Additional information regarding restricted shares granted to AmREIT’s executive officers can be found below under “Grants of Plan Based Awards.”

          Perquisites and Other Personal Benefits. AmREIT provides the executive officers with perquisites and other personal benefits that AmREIT and the compensation committee believe are reasonable and consistent with AmREIT’s overall compensation program to better enable AmREIT to attract and retain superior employees for key positions. The compensation committee periodically reviews the levels of perquisites and other personal benefits provided to the executive officers.

          AmREIT maintain a 401(k) retirement savings plan for all of its employees on the same basis, which provides matching contributions at the rate of 50% of the employees’ contributions, not to exceed 2% of those salaries. Executive officers are also eligible to participate in all of AmREIT’s employee benefit plans, such as medical, dental, group life, disability and accidental death and dismemberment insurance, in each case on the same basis as other employees.

          AmREIT has entered into employment agreements with its senior executive officers, which provide severance payments under specified conditions within one year following a change in control. These severance agreements are described below under “Employment Agreements.” AmREIT believes these agreements help AmREIT to retain executives who are essential to our long-term success.

Other Compensation Policies

          Equity Grant Practices. All equity-based compensation awards are made under AmREIT’s 1999 Flexible Incentive Plan, which AmREIT’s shareholders approved. AmREIT’s equity awards are determined and granted in the first quarter of each year, at the same time as management and the compensation committee conclude their evaluation of the performance of AmREIT’s senior executives as a group and each executive individually. In addition and from time to time, additional equity awards may be granted in connection with new hires or promotions. AmREIT has never granted options.

          Employment, Severance and Change of Control Agreements. AmREIT does, from time to time, enter into employment agreements with some of its senior executive officers, which AmREIT negotiates on a case-by-case basis in connection with a new employment arrangement or a new agreement governing an existing employment arrangement. Otherwise, AmREIT’s senior executive and other employees serve “at will.” Except as may be provided in these employment agreements or pursuant to AmREIT’s compensation plans generally, AmREIT has not entered into any separate severance or change of control agreements. For those of AmREIT’s senior executives who have employment agreements, these agreements generally provide for a severance payment for termination by AmREIT ‘without cause’ or by the executive with ‘good reason’ (each as defined in the applicable employment agreement and further described below under – “Employment Agreements”) and change of control payments if employment is terminated following a change of control (as defined in the applicable employment agreement and further described below under – “Employment Agreements”) in the range of one to two times the applicable executive’s annual salary and bonus. In addition, the employment agreements generally provide that equity grants will vest automatically on a change of control. These change of control arrangements are designed to compensate management in the event of a fundamental change in the company, their employer, and to provide an incentive to these executives to continue with AmREIT at least through such time. A more complete description of employment agreements, severance and change of control arrangements pertaining to named executive officers is set forth under “Employment Agreements.”

          Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code limits the deductibility on AmREIT’s tax return of compensation over $1 million to any of AmREIT’s executive officers. However, compensation that is paid pursuant to a plan that is performance-related, non-discretionary and has been approved by AmREIT’s shareholders is not subject to section 162(m). AmREIT had such a plan and may utilize it to mitigate the potential impact of section 162(m). AmREIT did not pay any compensation during 2008 that would be subject to section 162(m). AmREIT believes that, because it qualifies as a REIT under the Internal Revenue Code and therefore is not subject to federal income taxes on its income to the extent distributed, the payment of compensation that does not satisfy the requirements of section 162(m) will not generally affect AmREIT’s net income. However, to the extent that compensation does not qualify for deduction under section 162(m) or under AmREIT’s short term incentive plan approved by shareholders to, among other things, mitigate the effects of section 162(m), a larger portion of shareholder distributions may be subject to federal income taxation as dividend income rather than return of capital. AmREIT does not believe that section 162(m) will materially affect the taxability of shareholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each shareholder. For these reasons, the compensation committee’s compensation policy and practices are not directly governed by section 162(m).

Summary Compensation Table

          The following table includes information concerning compensation for the one-year periods ended December 31, 2008, December 31, 2007 and December 31, 2006.

Name and Principal Position	Year	Salary	Bonus ($)	Share Awards ($) (3)	Option Awards ($)	Non-Equity Incentive Plan Compensation (1) ($)	Change in Pension Value and Preferential Nonqualified Deferred Compensation Earnings ($)	All Other Compensation (2) ($)	Total ($)
H. Kerr Taylor	2008	$350,000	$—	$288,225	$—	$49,875	$—	$15,887	$703,987
(President & CEO)	2007	350,000	—	—	—	41,250	—	18,810	410,060
	2006	350,000	—	279,356	—	157,500	—	23,705	810,561

Chad C. Braun	2008	198,000	—	72,270	—	37,620	—	9,377	317,267
(EVP & CFO)	2007	185,500	—	—	—	44,056	—	10,761	240,317
	2006	175,000	—	132,663	—	107,188	—	9,920	424,771

(1)

Non-Equity Incentive Plan Compensation represents the portion of the named executive’s incentive compensation that is paid in cash. These annual incentives are primarily based upon company performance objectives.

(2)

All Other Compensation includes amounts paid on behalf of each named executive for employer matching contributions to the tax qualified 401(k) plan and insurance premiums paid as part of the employer sponsored group benefit plans such as medical, dental, group life, and disability insurance, offered by us to our associates.

(3)	Represents the total value of restricted shares granted, however, all shares are restricted shares and vest over a period of 5-7 years.

Employment Agreements

          As of December 31, 2008, AmREIT had entered into employment agreements with each of its executive officers (Mr. Taylor and Mr. Braun) and certain of its management team (Mr. Tayar and Mr. Scoville) that provide that during the term of the respective agreements, that executive’s base salary will not be reduced and that the executive will remain eligible for participation in AmREIT’s executive compensation and benefit programs. The employment agreements provide that each executive receive a base salary, is eligible to participate in AmREIT’s annual cash and share incentive awards as provided for in our ‘pay for performance’ incentive plans as approved by AmREIT’s compensation committee, and to participate in all other employee benefit programs (such as medical insurance and 401(k) plan), which are applicable to all of AmREIT’s employees.

          Each employment agreement provides that the respective executive may terminate the agreement at any time by delivering written notice of termination to AmREIT at least 30 days prior to the effective date of such termination, in which case he will be subject to a 12 month non-competition agreement and entitled to payment of his base salary through the effective date of termination, plus all other benefits to which he has a vested right at that time.

          The employment agreements provide that, if AmREIT terminates an executive’s employment without “cause” or the executive terminates his employment for “good reason” (each as defined below), the executive will be entitled to the following payments and benefits, subject to his execution and non-revocation of a general release of claims:

•

a cash payment equal to one times executive’s annual base salary at the time of termination and one times the executive’s annual bonus, computed as the average of the last three years’ bonuses received by the executive, payable in equal monthly installments over 12 months;

•	all unvested restricted shares and equity interests will immediately vest; and

•	health and medical benefits shall continue for a period of one year.

For purposes of the employment agreements, ‘cause’ has the following definition and meaning:

(A) continued failure by executive (other than for reason of mental or physical illness), after notice by AmREIT, to perform his duties;

(B) misconduct in the performance of executive’s duties;

(C) any act by executive of fraud or dishonesty with respect to any aspect of AmREIT’s business including, but not limited to, falsification of records;

(D) conviction of executive of a felony (or a plea of nolo contendere with respect thereto);

(E) acceptance by executive of employment with another employer; or

(F) executive’s breach of certain sections of the employment agreement addressing confidential information and records, non-competition and solicitation of employees.

For purposes of the employment agreements, ‘good reason’ has the following definition and meaning:

(A) a reduction by AmREIT, without executive’s consent, in executive’s position, duties, responsibilities or status with the company that represents a substantial adverse change from his position, duties, responsibilities or status, but specifically excluding any action in connection with the termination of executive’s employment for death, disability, Cause (as defined herein) or by executive for normal retirement; provided, however, that AmREIT (i) hiring or promoting of one or more new or existing employees to whom executive may report or (ii) otherwise undertaking an internal reorganization that results in executive reporting to a new or different person shall not be considered “Good Reason”;

(B) AmREIT’s requiring, as a condition of employment, executive to relocate his employment more than fifty (50) miles from the location of his principal office on the date of the employment agreement, without his consent;

(C) any willful and material breach by AmREIT (or by the acquiring or successor business entity) of any material provision of the employment agreement or any other agreement between AmREIT or any of its subsidiaries and executive that, in any case, is not cured within thirty (30) days of AmREIT’s receipt of written notice from executive of such breach; or

(D) the failure by AmREIT to obtain the assumption of the employment agreement by any successor or assign of the company.

          The employment agreements also provide for a “change of control” (as defined below) provision. On the date of a “change of control” all of the executive’s unvested restricted shares and equity interest will immediately vest. Additionally, if within a period beginning six months before, and ending 12 months after, the date of a “change of control,” the executive’s employment is terminated without cause or terminated for good reason, then the executive will be entitled to the following payments and benefits, subject to his execution and non-revocation of a general release of claims:

•

a cash payment equal to two times for Mr. Taylor, one and a half times for Mr. Braun and one times for Mr. Tayar and Mr. Scoville, the executive’s annual base salary at the time of termination and annual bonus, computed as the average of the last three years’ bonuses received by the executive, payable in equal monthly installments over twelve months; and

•	health and medical benefits shall continue for a period of one year.

          For purposes of the employment agreement, a ‘change in control’ shall be deemed to have occurred at such time as:

(A) any “person” (as the term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of AmREIT’s voting securities representing more than 50% of AmREIT’s outstanding voting securities or rights to acquire such securities except for any voting securities issued or purchased under any employee benefit plan of AmREIT or its subsidiaries; or

(B) a plan of reorganization, merger, consolidation, sale of all or substantially all of our assets or similar transaction is approved or occurs or is effectuated pursuant to which we are not the resulting or surviving entity; provided, however, that such an event listed above will be deemed to have occurred or to have been effectuated only upon receipt of all required regulatory approvals not including the lapse of any required waiting periods; or

(C) a plan of liquidation of AmREIT or an agreement for its sale or liquidation is approved and completed; or

(D) the board determines in its sole discretion that a Change in Control has occurred, whether or not any event described above has occurred or is contemplated.

          Each employment agreement expired on December 31, 2008 and was automatically renewed one year and will continue to renew annually for successive one-year periods until either party gives written notice of non-renewal, which will be subject to the terms and conditions of the employment agreement.

          As part of “All Other Compensation,” AmREIT is required to report any payments that were made to named executives due to any obligation under AmREIT’s employment contracts and any amounts accrued by us for the benefit of the named executives relating to any obligation under AmREIT’s employment contracts. There have been no payments, nor have there been any amounts accrued as of December 31, 2008.

          The following table quantifies compensation that would become payable under the employment agreements with Messrs. Taylor and Braun if the named executive’s employment had terminated on December 31, 2008, based on, where applicable, our closing share price on that date. Due to the number of factors that affect the amount of any benefits provided upon the events discussed below, actual amounts paid or distributed may be different.

Involuntary Termination Without Cause or Quit with Good Reason

Name and Principal Position	Salary(1)	Bonus(2)	Participation in Back-End Interests of Partnerships(3)	Continuation of Health Benefits(4)	Value of Unvested Restricted Share Awards(5)	Total

H. Kerr Taylor	$350,000	$82,875	$1,304,250	$13,145	$598,977	$2,349,247
President and Chief
Executive Officer

Chad C. Braun	198,000	62,955	187,980	13,145	448,785	910,865
Executive Vice President
and Chief Financial Officer

(1)	Amount equal to one times annual base salary.
(2)	Amount equal to one times the average of the last three years’ bonuses.
(3)

Calculated assuming that the underlying partnerships are liquidated in the next 12 months at their estimated fair values, as estimated by management in the absence of readily ascertainable market values, that distributions are made to the respective general partners in accordance with the provisions of the limited partnership agreements, and that distributions are then made to the executive officers based on their percentage participation in such back-end interests.

(4)	Benefits amounts include the cost of continued medical and dental coverage to the executive, spouse and dependents for one year.
(5)	Because AmREIT’s shares are no longer traded on a national exchange, the value of the restricted shares is based on an estimate of Net Asset Value, equating to $9.00 per share.

Involuntary Termination or Quit with Good Reason Following a Change in Control

Name and Principal Position	Salary(1)	Bonus(2)	Participation in Back-End Interests of Partnerships(3)	Continuation of Health Benefits(4)	Value of Unvested Restricted Share Awards(5)	Total

H. Kerr Taylor	$700,000	$165,750	$1,304,250	$13,145	$598,977	$2,782,122
President and Chief Executive
Officer

Chad C. Braun	297,000	94,432	187,980	13,145	448,785	1,041,342
Executive Vice President and Chief Financial Officer

(1)	Amount equal to two time annual base salary for Mr. Taylor and one and one-half times annual base salary for Mr. Braun.
(2)	Amount equal to two times the average of the last three years’ bonuses for Mr. Taylor and one and one-half times the average of the last three years’ bonuses for Mr. Braun.
(3)

Calculated assuming that the underlying partnerships are liquidated in the next 12 months at their estimated fair values, as estimated by management in the absence of readily ascertainable market values, that distributions are made to the respective general partners in accordance with the provisions of the limited partnership agreements and that distributions are then made to the executive officers based on their percentage participation in such back-end interests.

(4)	Benefits amounts include the cost of continued medical and dental coverage to the executive, spouse and dependents for one year.
(5)	Because AmREIT shares are no longer traded on a national exchange, the value of the restricted shares is based on an estimate of Net Asset Value, equating to $9.00 per share.

Grants of Plan-Based Awards

          The compensation committee determined the number of restricted shares and the period and conditions for vesting. Based on the recommendation of the Chief Executive Officer, the Committee did not award any equity compensation to its named executive officers, nor were any members of the management team awarded equity compensation, during 2008 for its 2007 performance. Mr. Taylor and the entire AmREIT management team believes that this was an appropriate step given the direction of AmREIT and the anticipation of the economic turmoil, financial chaos and turbulent commercial real estate market that would ensue. The compensation committee commended management for their willingness to align their interests with shareholders and accepted their recommendations.

Outstanding Equity Awards

          The following table sets forth certain information with respect to the value of all shares previously awarded to the named executive officers as of December 31, 2008. The AmREIT Board has not previously granted options to our named executive officers.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Share Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares that Have Not Vested (#)	Market Value of Shares that Have Not Vested ($)		Equity Incentive Plan Awards: Number of Shares, Units, or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)
H. Kerr Taylor	—	—	—	—	—	66,553	$598,977	(1)	—	—

Chad C. Braun	—	—	—	—	—	49,865	448,785	(2)	—	—

(1)	24,203 shares vest in 2009, 21,779 shares vest in 2010, 13,389 shares vest in 2011, 7,143 shares vest in 2012.
(2)	14,441 shares vest in 2009, 9,084 shares vest in 2010, 10,616 shares vest in 2011, 10,735 shares vest in 2012, 3,454 shares vest in 2013 and 1,534 shares vest in 2014.

Shares Vested

The following table sets forth certain information with respect to the shares held by the named executive officers that vested during the year ended December 31, 2008.

	Share Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
H. Kerr Taylor	26,037	$171,584

Chad C. Braun	4,115	27,118

Non-Qualified Deferred Compensation Table

          AmREIT did not offer, and the named executive officers did not participate in, any non-qualified deferred compensation programs during 2008.

Trustee Compensation

          The following table provides compensation information for the one year period ended December 31, 2008 for each non-officer member of the AmREIT Board.

Trust Manager Compensation for the Year Ended December 31, 2008

Name	Fees Earned or Paid in Cash (1) ($)	Share Awards (2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

G. Steven Dawson (3)	$23,000	$47,118	$—	$—	$—	$70,118

Robert Cartwright (4)	21,000	30,328	—	—	—	48,828

Philip Taggart (5)	28,500	24,729	—	—	—	46,229

H. L. “Hank” Rush, Jr. (6)	30,000	11,223	—	—	—	41,223

(1)

Each non-employee trust manager received an annual retainer fee of $12,000. Additionally, each non-employee trust manager received fees for attending board meetings and committee meetings as follows: $1,000 for each board meeting attended in person, $1,000 for each audit committee meeting attended in person, $1,000 for each compensation, nominating and corporate governance or pricing committee meetings attended in person, and $1,000 for each board or committee meeting attended via teleconference. The audit committee chairman received $5,000. The chairman for each other committee received $3,000, respectively. Each non-employee trust manager can elect to defer up to $10,000 of cash compensation into restricted shares with a 25% premium ($10,000 of cash deferred into $12,500 in shares). The restricted shares vest 33% on the date of grant and equally on each of the next two anniversaries.

(2)

Each non-employee trust manager received an award of 2,000 restricted shares that vest 33% on the date of grant and equally on each of the next two anniversaries. Additionally, the Lead Independent Trust Manager receives an additional award of 2,000 restricted shares that vest the same way. The amounts reflected in the table above reflects the value of the restricted share awards that vested during 2008.

(3)	Mr. Dawson resigned from the board effective September 5, 2008.
(4)	Mr. Cartwright holds an aggregate of 2,495 shares in unvested share awards.
(5)	Mr. Taggart holds an aggregate of 2,247 shares in unvested share awards.
(6)	Mr. Rush holds an aggregate of 3,333 shares in unvested share awards.

REITPlus Executive Officer and Director Compensation

          REITPlus has no employees to whom it pays salaries. REITPlus does not intend to pay any annual compensation to its officers for their services as officers. Pursuant to the Advisory Agreement between REITPlus’ Advisor, AmREIT, REITPlus’s operating partnership and REITPlus, REITPlus will reimburse AmREIT for the services of its personnel, including those who serve as REITPlus’s officers; provided, however, that REITPlus will not reimburse for personnel costs in connection with services for which the AmREIT receives acquisition fees, asset management fees, property management fees or real estate commissions. Examples of reimbursable personnel costs include legal services (such as negotiating leases and tenant collection issues), preparation of sales materials for use in REITPlus’ best efforts initial public offering, accounting and financial reporting services, and investor services. As a result, REITPlus does not have, and its board of directors has not considered, a compensation policy or program for its executive officers.

Option/SAR Grants in Last Fiscal Year

          No option grants were made to officers and directors for the year ended December 31, 2008.

Director Compensation

          REITPlus’s independent directors receive the following forms of compensation:

Annual Retainer	Independent directors receive an annual retainer of $20,000 each.
Monthly Retainer	Independent directors receive a monthly retainer of $2,000 per month each.
Meeting Fees

Independent directors receive $2,000 for each board meeting attended in person or by telephone, and $1,000 for each committee meeting attended in person or by telephone, and an additional annual retainer of $4,000 to the audit committee chair.

Equity Deferral Option

Each of the independent directors, at his sole discretion and election, may direct a portion of his cash compensation to be deferred into restricted shares of REITPlus Common Stock at the then current fair market value, 33% of which will vest immediately at the time of the issuance and the remaining 66.6% in equal installments over two years on each anniversary of the date of issuance.

Other Compensation

REITPlus reimburses its directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings, including committee meetings, of the board of directors. Independent directors do not receive other benefits from REITPlus.

          Non-independent directors do not receive any compensation from REITPlus.

          The following table sets forth the compensation earned by REITPlus’s directors in 2008:

Name	Fees Earned or Paid in Cash ($)	Stock Awards	Options Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
H. Kerr Taylor, Chairman of the Board	$ —	—	—	—	—	—	—
Chad C. Braun, Director	$ —	—	—	—	—	—	—
Mack D. Pridgen III, Chairman, Audit Committee	$30,000	20,000	—	—	—	—	$50,000
Brent M. Longnecker, Member, Audit Committee	$30,000	20,000	—	—	—	—	$50,000
Scot J. Luther, Member, Audit Committee	$30,000	20,000	—	—	—	—	$50,000

Equity Compensation Plan Information

Under the terms of the REITPlus, Inc. 2007 Incentive Plan, the aggregate number of shares of REITPlus Common Stock subject to options, restricted shares of common stock, stock purchase rights, stock appreciation rights or other awards will be no more than 2,000,000 shares. The following table sets forth REITPlus’s equity compensation plans as of December 31, 2008.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted – average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Plan Category
Equity compensation plans approved by security holders	—	—	2,000,000
Equity compensation plans not approved by security holders	—	—
Total	—	—	2,000,000

EXPENSES

          AmREIT will bear the cost of preparing, printing, assembling and mailing the proxy cards, joint proxy statement/ prospectus and other materials that may be sent to REITPlus and AmREIT shareholders in connection with this solicitation.

LEGAL MATTERS

          The validity of the REITPlus Common Stock to be issued in the merger will be opined upon for REITPlus by Venable LLP. Bass, Berry & Sims PLC will deliver an opinion to REITPlus and AmREIT as to certain federal income tax matters. Members of Bass, Berry & Sims, PLC own an aggregate of 31,000 shares of AmREIT Class A Stock.

EXPERTS

          The consolidated financial statements of REITPlus, Inc. and subsidiary as of December 31, 2008 and 2007 and for the year ended December 31, 2008 and the period May 16, 2007 (inception) through December 31, 2007, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

          The consolidated financial statements of Shadow Creek Holding Company LLC and subsidiaries as of December 31, 2008 and for the period from February 25, 2008 (inception) through December 31, 2008, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

          The consolidated financial statements of AmREIT and subsidiaries for the year ended December 31, 2008 and 2007 and for each of the years in the three-year period ended December 31, 2008 and the related financial statement schedule, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

SUBMISSION OF SHAREHOLDER PROPOSALS

          To be included in the proxy statement for the 2010 annual meeting of REITPlus shareholders, any shareholder proposals must be received by REITPlus, addressed to Mr. Chad C. Braun, 8 Greenway Plaza, Suite 1000, Houston, Texas, 77046, no later than March 19, 2010 and must otherwise comply with REITPlus’s bylaws and Rule 14d-8 under the Securities Exchange Act of 1934, as amended. To be properly brought before the annual meeting, a shareholder must provide notice to Mr. Braun of director nominations and other business after the close of business on February 17, 2010, and prior to the close of business on March 19, 2010. Management is not aware of any other matters to be brought before the special meeting.

WARNING ABOUT FORWARD-LOOKING STATEMENTS

          REITPlus and AmREIT have made forward-looking statements in this joint proxy statement/prospectus and in the documents annexed to this joint proxy statement/prospectus, which are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of REITPlus and AmREIT, as the case may be, and on the information currently available to them.

          When used or referred to in this joint proxy statement/prospectus or the documents annexed to this joint proxy statement/prospectus, these forward-looking statements may be preceded by, followed by or otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects” or similar expressions, or statements that certain events or conditions “will” or “may” occur. Forward-looking statements in this joint proxy statement/prospectus also include:

•	statements relating to the anticipated cost savings expected to result from the merger;

•	statements regarding other perceived benefits expected to result from the merger;

•	statements with respect to various actions to be taken or requirements to be met in connection with completing the merger; and

•	statements relating to revenue, income and operations of the combined company after the merger is completed.

          These forward-looking statements are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, including those discussed in the section of this joint proxy statement/prospectus entitled “Risk Factors,” could cause actual results to differ materially from those described in the forward-looking statements:

•	cost savings expected from the merger may not be fully realized;

•	revenue of the combined company following the merger may be lower than expected;

•	general economic conditions, either internationally or nationally or in the jurisdictions in which REITPlus or AmREIT are doing business, may be less favorable than expected;

•	legislative or regulatory changes, including changes in environmental regulation, may adversely affect the businesses in which REITPlus and AmREIT are engaged;

•	there may be environmental risks and liability under federal, state and foreign environmental laws and regulations; and

•	changes may occur in the securities or capital markets.

          Except for its ongoing obligations to disclose material information as required by the federal securities laws, neither REITPlus nor AmREIT has any intention or obligation to update these forward-looking statements after it distributes this joint proxy statement/prospectus.

WHAT INFORMATION YOU SHOULD RELY ON

          No person has been authorized to give any information or to make any representation that differs from, or adds to, the information discussed in this joint proxy statement/prospectus or in the annexes attached hereto which are specifically incorporated into this joint proxy statement/prospectus. Therefore, if anyone gives you different or additional information, you should not rely on it.

          This joint proxy statement/prospectus is dated October 19, 2009. The information contained in this joint proxy statement/prospectus speaks only as of its date unless the information specifically indicates that another date applies. This joint proxy statement/prospectus does not constitute an offer to exchange or sell, or a solicitation of an offer to exchange or purchase, REITPlus Common Stock or to ask for proxies, to or from any person to whom it is unlawful to direct these activities.

ANNEX A

Unaudited Pro Forma Condensed Consolidated Financial Statements

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

          The following unaudited pro forma condensed combined financial statements, which we refer to as the pro forma financial statements, have been derived from the historical consolidated financial statements of REITPlus and AmREIT, both of which are included in this joint proxy statement/prospectus. The transaction between AmREIT and REITPlus will be treated legally as a merger of the two entities; however, for accounting purposes, the transaction has been treated as an asset acquisition (“the Acquisition”) pursuant to Statement of Financial Accounting Standards No. 141(R), Business Combinations, which we refer to as SFAS 141(R), as outlined in the accompanying notes to the pro forma financial statements, which we refer to as the pro forma notes. In accordance with SFAS 141(R), AmREIT has been treated as the accounting acquirer and therefore is deemed to have acquired the net assets of REITPlus in the proposed transaction.

          The following unaudited pro forma condensed combined balance sheet at June 30, 2009, which we refer to as the pro forma balance sheet, is presented on a basis to reflect the recapitalization and Acquisition as if they had occurred on June 30, 2009. The following unaudited pro forma condensed combined statements of operations, which we refer to as the pro forma statements of operations, for the year ended December 31, 2008 and for the six months ended June 30, 2009 are presented on a basis to reflect the Acquisition as if it had occurred on January 1, 2008.

          The Acquisition is accounted for by applying the acquisition method under SFAS 141(R). The purchase price for REITPlus will be determined based on the fair value of the consideration given in exchange for the REITPlus net assets received in the Acquisition. A final determination of the acquired fair values, which cannot be made prior to completion of the Acquisition, will be based on the actual fair value of the assets and liabilities of REITPlus that exist on the date of the completion of the Acquisition. The actual amounts recorded following the completion of the Acquisition may be materially different from the information presented in these pro forma financial statements due to a number of factors, including timing of completion of the Acquisition and changes in the fair value of REITPlus’s assets and liabilities.

          The pro forma financial statements should be read in conjunction with the pro forma notes. The pro forma financial statements and pro forma notes were based on, and should be read in conjunction with the following financial statements which are included in this joint proxy statement/prospectus:

•

AmREIT’s historical audited consolidated financial statements for the fiscal year ended December 31, 2008 and the related notes included in AmREIT’s Annual Report on Form 10-K for the year ended December 31, 2008;

•	REITPlus’s historical audited financial statements for the year ended December 31, 2008 and the related notes included in REITPlus’s Annual Report for the year ended December 31, 2008;
•

AmREIT’s unaudited consolidated financial statements as of and for the six months ended June 30, 2009 and the related notes in AmREIT’s Quarterly Report on Form 10-Q for the six months ended June 30, 2009; and

•	REITPlus’s unaudited consolidated financial statements as of and for the six months ended June 30, 2009 and the related notes to financial statements for the six months ended June 30, 2009.

          AmREIT’s and REITPlus’s historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the Acquisition; (2) factually supportable; and (3) with respect to the pro forma statement of operations, expected to have a continuing impact on the combined results. The pro forma financial statements do not reflect any revenue enhancements or any cost savings from operating efficiencies or other synergies that could result from the Acquisition.

          The pro forma adjustments are based upon available information and assumptions that we believe reasonably reflect the Acquisition. We present the unaudited pro forma financial statements for informational purposes only. The pro forma financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of AmREIT would have been had the Acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

REITPlus, Inc. Unaudited
Pro Forma Condensed Consolidated Balance Sheet
June 30, 2009

		Pro Forma Adjustments
	AmREIT	Deemed AmREIT Recapitalization(1)	Acquisition(2)	Pro Forma Consolidated
ASSETS
Real estate investments at cost:
Land	$131,328	$—	$—	$131,328
Buildings	142,241	—	—	142,241
Tenant improvements	9,712	—	—	9,712
	283,281	—	—	283,281
Less accumulated depreciation and amortization	(22,558)	—	—	(22,558)
	260,723	—	—	260,723

Net investment in direct financing leases held for investment	21,193	—	—	21,193
Acquired lease intangibles, net	8,313	—	—	8,313
Investment in merchant development funds and other affiliates	4,140	—	5,479	9,619
Net real estate investments	294,369		5,479	299,848
			1,061
Cash and cash equivalents	1,021	—	(900)	1,182
Tenant receivables, net	3,554	—	—	3,554
Accounts receivable, net	1,702	—	—	1,702
Accounts receivable - related party	1,519	—	(107)	1,412
Notes receivable	4,062	—	—	4,062
Notes receivable - related party	5,150	—	—	5,150
Deferred costs, net	2,449	—	—	2,449
Other assets	7,455	—	11	7,466
TOTAL ASSETS	$321,281	$—	$5,544	$326,825

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Notes payable	$183,090	$—	$—	183,090
Accounts payable and other liabilities	8,080	—	8	8,088
			112
Accounts payable - related party	—	—	(107)	5
Acquired below market lease intangibles, net	1,918	—	—	1,918
Security deposits	681	—	—	681
TOTAL LIABILITIES	193,769	—	13	193,782

Equity:
Preferred shares, $.01 par value, 10,000,000 shares authorized, none issued	—	—	—	—
Class A common shares, $.01 par value, 50,000,000 shares authorized, 6,634,489	66	157	(223)	–
Class C common shares, $.01 par value, 4,400,000 shares authorized, 4,139,802	41	(41)	—	—
Class D common shares, $.01 par value, 17,000,000 shares authorized, 10,966,255	110	(110)	—	—
REITPlus preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued	—	—		—
REITPlus common stock, $0.01 par value, 1,000,000,000 shares authorized, 752,307 issued and outstanding	—	—	230	230
Capital in excess of par value	184,861	478	6,074	191,413
Accumulated distributions in excess of earnings	(48,829)	(10,171)	(550)	(59,550)
Accumulated other comprehensive income	(317)	—	—	(317)
Non-controlling interest	1,267	—	—	1,267
Cost of treasury shares, 1,315,564 Class A common shares	(9,687)	9,687	—	—
SHAREHOLDERS’ EQUITY	127,512	—	5,531	133,043
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$321,281	$—	$5,544	$326,825

See Notes to Consolidated Financial Statements

(1) Under the AmREIT Declaration of Trust, any merger of AmREIT that results in Class A Stock being converted into another security or other form of consideration must also result in Class C Stock and Class D Stock being converted or convertible into such securities or consideration as if the Class C Stock and Class D Stock had first been converted into Class A Stock at the conversion prices and fair market value per share of Class A Stock as set forth in the Declaration of Trust. In conjunction with the recapitalization, all AmREIT Common Stock will be converted into a single class of REITPlus Common Stock at exchange ratios reflecting the foregoing conversion principles. Inasmuch as AmREIT will be the accounting acquirer under SFAS 141(R), the foregoing conversion/exchange is treated as a deemed recapitalization of AmREIT immediately prior to the Acquisition, resulting in a single class of common stock that will be the equity capital of the surviving corporation. The Class C Stock and Class D Stock are each convertible into Class A Stock at their respective premiums as set forth in the Declaration of Trust. This premium, estimated to be approximately $10.2 million, will be recorded as an additional dividend upon consummation of the recapitalization. The premium has been reflected in this pro forma balance sheet as an additional dividend effective on the date of the transaction. The following table reflects the value of the Class C and D Stock to be converted into Class A Stock as well as the number of Class A Stock to be issued to the Class C and Class D shareholders in the AmREIT recapitalization:

	Class C		Class D		Total
	Purchased	DRIP	Purchased	DRIP
Shares outstanding	3,369,439	770,363	9,374,938	1,591,317
Amount invested per share	$10.00	$10.00	$10.00	$10.00
Total invested	$33,694,390	$7,703,630	$93,749,380	$15,913,170
Premium percentage on total invested (a)	10.00%	10.00%	5.50%	5.50%
Premium	3,369,439	770,363	5,156,216	875,224
Total value to be exchanged in recapitalization	$37,063,829	$8,473,993	$98,905,596	$16,788,394	$161,231,812
Value of Class A Shares (b)					$9.50
Class A Stock to be issued in exchange for Class C and D Stock					16,971,770
Class A Stock currently outstanding					5,318,925
Class A Stock outstanding post-recapitalization					22,290,695

(a) The conversion price of Class C Stock as set forth in the Declaration of Trust is equal to $11.00 per share (i.e. a 10% premium on the $10.00 issuance price), which is referred to as the Class C Conversion Price. The conversion price of Class D Stock as set forth in the Declaration of Trust is equal to the original $10.00 issuance price of the Class D Stock, increased by a premium of 1.1% per year outstanding (with a maximum increase of 7.7%), such increased price being referred to as the Class D Conversion Price. The conversion ratio of Class C Stock or Class D Stock, as the case may be, into Class A Stock is determined under the Declaration of Trust by dividing the applicable conversion price by the fair market value of the Class A Stock.

(b) AmREIT management conducted a “bottom-up” valuation of the real estate assets of both AmREIT and REITPlus. Management based its valuation of the real estate assets with appraisals from two nationally-recognized real estate appraisal firms. After valuing the real estate assets of both companies to the merger, management estimated the value of the common shares of the constituent companies as going-concerns utilizing generally accepted valuation methodologies. Such methodologies included analyzing the net value of the assets of the respective companies, determining equity value based on the discounted cash flows of the companies, and evaluating the companies in comparison to peer companies in the REIT industry. On the basis of its analyses, management estimated the value of AmREIT’s Class A Stock to be between $9.00 and $12.00 per share after assigning to AmREIT’s Class C Stock and Class D Stock the $11.00 and $10.55 per share values, respectively, mandated by the conversion prices for those classes of shares as set forth in the AmREIT Declaration of Trust. Management recommended, and the AmREIT Board approved, a valuation of the AmREIT Class A Stock at $9.50 per share, near the bottom of the valuation range estimated by management, based on the facts that the Class A Stock lacked an established trading market and AmREIT’s business was currently subject to economic and market conditions that countered a higher valuation. Management believed that such valuation was an approximately 20% discount from the estimated net asset value per share of Class A Stock, which management believed to be appropriate when compared to the discounts to net asset value of the shares of other REITs that management deemed comparable to AmREIT. Management recognizes that shares of Class A Stock have traded on The Pink Sheets since the Company’s delisting from the NYSE Alternext in December 2008. Those trades have been at values significantly less than management’s estimate of fair value. Management believes that The Pink Sheets are not a reliable measure of value for AmREIT shares because they are not an active market for AmREIT shares, they do not contemplate the fair value of AmREIT’s assets, including its properties, as there is no published fair value information or analyst reports and they do not contemplate a unified capital structure with a single dividend rate. At the time management determined the estimated value of the Class A Stock, management did not have the benefit of KeyBanc’s analysis discussed above under the heading “Proposal Number 1: The Merger – Opinion of AmREIT’s Opinion Provider.” KeyBanc delivered its opinion to the AmREIT Board on May 20, 2009, at the time the Board was considering approval of the merger agreement and recommendation of the merger to AmREIT’s shareholders. KeyBanc’s opinion was that the exchange ratios provided in the merger agreement were fair, from a financial point of view, to the AmREIT shareholders. In reaching its opinion, KeyBanc utilized a comparable company analysis that estimated the value per share of Class A Stock to be between $7.25 and $9.75, a discounted cash flow analysis that estimated the value per share of Class A Stock to be between $7.47 and $10.73 and a net asset value analysis that estimated the net asset value per share of Class A Stock to be between $10.83 and $11.87 per share. In opining as to the fairness of the various exchange ratios, KeyBanc did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support its opinion and ultimately reached its opinion based on the results of all analyses taken as a whole. Neither management nor KeyBanc placed particular reliance or weight on any individual analyses.

(2) By applying the acquisition method under SFAS 141(R), we plan to account for the transaction as an asset acquisition in which AmREIT will be considered to have acquired REITPlus’s net assets in exchange for shares of AmREIT Common Stock. In an asset acquisition effected through an exchange of equity interests, the entity that issues the equity interests is generally considered the acquirer. However, there are other factors in SFAS 141(R) that must be considered. We considered these factors and determined that AmREIT, although not legally issuing the equity interests, will be considered the accounting acquirer of REITPlus’s net assets for accounting purposes. Therefore, the pro forma condensed consolidated balance sheet reflects AmREIT’s deemed issuance of shares in consideration for the net assets of REITPlus. Because the consideration to be given is not in the form of cash, generally accepted accounting principles regarding asset acquisitions require that we measure REITPlus’s net assets based on either the cost to AmREIT (the consideration given) or the fair value of the net assets acquired (the consideration received), whichever is more reliably measurable. The purchase price for REITPlus will be determined based on the fair value of the consideration given by AmREIT in exchange for the REITPlus net assets received in the acquisition. For purposes of accounting for the deemed asset acquisition, we have determined that the fair value of AmREIT Common Stock is equal to $9.50 per share. AmREIT’s management and the Board of Trustees of AmREIT and the Board of Directors of REITPlus believe that the aggregate fair value of AmREIT Common Stock deemed to be delivered to REITPlus shareholders in exchange for the net assets of REITPlus, which is approximately $7.1 million of AmREIT Common Stock deemed given in the transaction (determined by multiplying 752,307 shares of REITPlus Common Stock outstanding by $9.50 per share of AmREIT Common Stock), reflects the fair value of the net assets of REITPlus deemed acquired by AmREIT in the merger. Additionally, we plan to initially capitalize acquisition costs of approximately $550,000 as part of the assets acquired pursuant to generally accepted accounting principles applied to asset acquisitions, resulting in a total cost to AmREIT of approximately $7.6 million. However, we expect to subsequently expense such acquisition costs as an other than temporary impairment given that the carrying amount of REITPlus’s net assets acquired will be in excess of their fair value to the extent of these costs.

We have obtained an appraisal of Shadow Creek Ranch, REITPlus’s sole real estate investment where it holds a 10% interest. The combination of the appraised value of REITPlus’s interest in Shadow Creek Ranch and REITPlus’s other net assets equals approximately $6 million. We believe that the $7.1 million cost ($7.6 million total consideration, net of the $550,000 transaction costs to be expensed) to AmREIT is a more clearly evident and reliable measure than the value of REITPlus’s net assets, including the appraised value of its interest in Shadow Creek Ranch. We believe that the $1.1 million difference in these values is attributable to the use of an ‘as is’ appraised value of Shadow Creek Ranch versus the use of a ‘stabilized value’ of Shadow Creek Ranch using a 10-year discounted cash flow analysis. As such, we believe this is a temporary impairment. The following is a preliminary estimate of assets to be acquired and the liabilities to be assumed by AmREIT in the acquisition:

Assets
Cash	$1,060,594
Remaining interest in Shadow Creek Ranch	5,479,601	(a)
Investment in AmREIT (89,641 Class A shares)	715,335	(b)
Prepaid expenses	10,871
Total assets acquired	$7,266,401

Liabilities
Accounts payable & accrued liabilities	$8,308
Accounts payable - related party	112,127
Total liabilities assumed	$120,435

Net assets acquired	$7,145,966

(a)

AmREIT currently owns a 16% interest in REITPlus Operating Partnership, which holds the investment in Shadow Creek Ranch and AmREIT. The $5.5 million represents AmREIT’s cost in acquiring the remaining 84% interest in Shadow Creek Ranch owned by the REITPlus Operating Partnership, after expensing the estimated $550 thousand in acquisition costs as an other than temporary impairment.

(b)

The value of the investment in AmREIT was determined using the $9.50 fair value of an AmREIT Class A share and represents the remaining 84% interest in the AmREIT shares owned by the REITPlus Operating Partnership. See Note (1)(b) on page A-4 for a discussion of the valuation methodology employed by management and KeyBanc in determining the value of the Class A Shares.

AmREIT estimates that its expenses for this transaction will be approximately $900 thousand, but will ultimately depend on various factors, including the success of the transaction. These costs include fees for investment banking services, legal, accounting, due diligence, tax, valuation, printing and other various services necessary to complete the transaction. Costs incurred in connection with the issuance of our equity securities (estimated to be approximately $300-$400 thousand) will be recorded as a reduction of shareholders’ equity. The remaining costs incurred which are associated with the Acquisition (estimated to be approximately $500-$600 thousand) will be initially capitalized as part of the assets acquired pursuant to generally accepted accounting principles applied to asset acquisitions. However, we expect to subsequently expense such acquisition costs as an impairment given that the carrying amount of REITPlus’s net assets acquired will be in excess of their fair value to the extent of these costs. These estimated costs are reflected in the pro forma balance sheet as of June 30, 2009 as a reduction to cash of $900 thousand, a reduction to Capital in excess of par value of $350 thousand (issuance costs) and a reduction to Accumulated distributions in excess of earnings of $550 thousand (acquisition costs to be impaired).

(3) Pursuant to the terms and conditions of the Merger Agreement, each share of AmREIT Class A Stock will be exchanged for 1.00 share of REITPlus Common Stock.

A reconciliation of REITPlus’s shares outstanding before and after the recapitalization and Acquisition is as follows:

		Shares
REITPlus shares before the recapitalization and Acquisition		752,307
AmREIT shares to be exchanged for REITPlus shares:
AmREIT shares outstanding post-recapitalization (See Note 1 above)	22,290,695
Exchange rate	1:1	22,290,695

Less: Cancellation of AmREIT shares owned by REITPlus pre-Acquisition		(89,641)

REITPlus shares after the recapitalization and Acquisition		22,953,361

REITPlus, Inc. Unaudited
Pro Forma Condensed Consolidated Statement of Operations
For the six months ended June 30, 2009

	AmREIT	Acquisition	Pro Forma Adjustments		Pro Forma Consolidated
Revenues:
Rental income from operating leases	$14,890	$—	$—		$14,890
Earned income from direct financing leases	1,111	—	—		1,111
Lease termination fee income	1,065	—	—		1,065
Real estate fee income	154	—	—		154
Real estate fee income - related party	1,244	—	(22	) (a)	1,222
Construction management fee income - related party	244	—	—		244
Asset management fee income - related party	767	—	(27	) (a)	740
Total revenues	19,475	—	(49)		19,426

Expenses:
General and administrative	3,476	136	83	(a)	3,695
General and administrative - related party	—	83	(83	) (a)	—
Asset management fee expense - related party	—	27	(27	) (a)	—
Property expense	4,041	—	—		4,041
Legal and professional	1,102	55	—		1,157
Depreciation and amortization	3,770	—	—	(d)	3,770
Total expenses	12,389	301	(27)		12,663

Operating income (loss)	7,086	(301)	(22)		6,763

Other income (expense):
Interest and dividend income	—	22	—		22
Interest and other income - related party	340	—	—		340
Loss from merchant development funds and other affiliates	(268)	(157)	(27	) (b)	(452)
Income tax benefit for taxable REIT subsidiary	164	—	7		171
Interest expense	(5,219)	—	—		(5,219)

Income (loss) from continuing operations	2,103	(436)	(42)		1,625

Loss from discontinued operations, net of taxes	(16)	—	—		(16)
Gain on sales of real estate acquired for resale, net of taxes	1,897	—	—		1,897
Income from discontinued operations	1,881	—	—		1,881

Net income (loss) before noncontrolling interest	3,984	(436)	(42)		3,506

Net income (loss) attributable to noncontrolling interest	(102)	25			(77)
Net income (loss)	3,882	(411)	(42)		3,429

Distributions paid to class C and D shareholders	(5,014)	—	5,014	(c)	—

Net income (loss) available to class A shareholders	$(1,132)	$(411)	$4,972		$3,429

Net income (loss) per class A common share - basic and diluted
Income (loss) before discontinued operations	$(0.57)				$0.07
Income from discontinued operations	$0.36				$0.08
Net income (loss)	$(0.21)				$0.15

Weighted average class A common shares used to compute net income (loss) per share, basic and diluted	5,296				22,953

See Notes to Consolidated Financial Statements.

(a) Prior to the Acquisition, REITPlus was externally advised by AmREIT. AmREIT and its affiliates received compensation for providing various services to REITPlus and to its investment portfolio. The following adjustments reflect the reduction in AmREIT’s compensation as a result of REITPlus being internally advised by AmREIT after the Acquisition:

•

Real estate fee income – related party - after the Acquisition, AmREIT will own 10% of Shadow Creek Ranch. Pursuant to generally accepted accounting principles, we will defer recognition of these fees to the extent of our ownership interest in the property. We will therefore be required to defer 10% of the acquisition, property management, leasing and financing coordination fees generated by the property.

•

Asset management fees – related party – after the Acquisition, AmREIT will no longer receive the asset management fees earned in connection with its oversight and investment management of REITPlus’s investment portfolio.

•

General & Administrative – related party – after the Acquisition, AmREIT will no longer receive the administrative expense reimbursements to cover the cost of its personnel providing investor services and financial reporting services to REITPlus.

(b) Prior to the Acquisition, AmREIT recorded its investment in REITPlus under the equity method of accounting. After the Acquisition, AmREIT will have a controlling financial interest in REITPlus and will therefore consolidate REITPlus’s results of operations into its financial statements. This adjustment reflects the removal of AmREIT’s interest in REITPlus’s losses that was recorded under the equity method of accounting prior to the Acquisition.

(c) Pursuant to the terms of the Merger Agreement, the AmREIT Class C and Class D Stock will convert into Class A Stock immediately prior to the exchange of those Class A shares for shares of REITPlus Common Stock. Effective with the conversion of the Class C and D Stock into Class A Stock, there will be no further Class C or D distributions paid. The Class C and D Stock conversion will result in a net reduction in total annual distributions of approximately $1.6 million, net of an approximate $200 thousand increase in REITPlus distributions, compared to total annual distributions pre-recapitalization. See page 19 for a discussion of Dividend Policy as well as a comparison of pre- and post-recapitalization dividends by class of stock. Additionally, the Class C and Class D Stock provides for a premium to be paid upon conversion of those shares into Class A Stock. This premium, estimated to be approximately $10.2 million, will be recorded as an additional dividend upon consummation of the recapitalization and Acquisition. However, the premium has not been reflected in this pro forma statement of operations as it is directly attributable to this transaction and will be included in AmREIT’s post-Acquisition historical results of operations.

(d) The costs associated with the acquisition of REITPlus’s net assets will be initially capitalized as part of the assets acquired pursuant to generally accepted accounting principles applied to asset acquisitions. However, we expect to subsequently expense these costs as an impairment given that the carrying amount of REITPlus’s net assets acquired will be in excess of their fair value to the extent of these costs. Such impairment charge has not been reflected in this pro forma statement of operations as it is directly attributable to this transaction and will be included in AmREIT’s post-Acquisition historical result of operations.

REITPlus, Inc. Unaudited

Pro Forma Condensed Consolidated Statement of Operations
For the year ended December 31, 2008

	AmREIT	Acquisition	Pro Forma Adjustments		Pro Forma Consolidated

Revenues
Rental income from operating leases	$31,805	$—	$—		$31,805
Earned income from direct financing leases	2,009	—	—		2,009
Real estate fee income	438	—	—		438
Real estate fee income (loss) - related party	3,877	—	(262	)(a)	3,615
Construction management fee income	46	—	—		46
Construction management fee income - related party	405	—	—		405
Asset management fee income - related party	1,501	—	—		1,501
Total Revenues	40,081	—	(262)		39,819

Expenses:
General and administrative	7,771	258	106	(a)	8,135
General and administrative - related party	—	106	(106	)(a)	—
Property expense	8,905	—	—		8,905
Legal and professional	1,618	283	—		1,901
Real estate commissions	139	—	—		139
Depreciation and amortization	9,006	—	—		9,006
Impairment charge	863	—	—	(d)	863
Total Expenses	28,302	647	—		28,949

Operating income (loss)	11,779	(647)	(262)		10,870

Other income (expense)
Interest Income	—	16	—		16
Interest and other income - related party	1,162	—	—		1,162
Income (loss) from merchant development funds and other affiliates	(894)	(180)	16	(b)	(1,058)
Income tax benefit for taxable REIT subsidiary	696	6	89		791
Interest expense	(10,474)	—	—		(10,474)
Minority interest in loss of consolidated joint ventures	(331)	39	—		(292)

Income (loss) before discontinued operations	1,938	(766)	(157)		1,015

Loss from discontinued operations, net of taxes	(2,355)	—	—		(2,355)
Gain on sales of real estate acquired for resale, net of taxes	229	—	—		229
Loss from discontinued operations	(2,126)	—	—		(2,126)

Net loss	(188)	(766)	(157)		(1,111)

Distributions paid to class C and D shareholders	(10,013)	—	10,013	(c)	—

Net loss available to class A shareholders	$(10,201)	$(766)	$9,856		$(1,111)
Net loss per class A common share – basic and diluted
Income/(loss) before discontinued operations	$(1.42)				$0.04
Income /(loss) from discontinued operations	$(0.38)				$(0.09)
Net loss	$(1.80)				$(0.05)

Weighted average class A common shares used to compute net loss per share, basic and diluted	5,667				22,953

See Notes to Consolidated Financial Statements.

(a) Prior to the Acquisition, REITPlus was externally advised by AmREIT. AmREIT and its affiliates received compensation for providing various services to REITPlus and to its investment portfolio. The following adjustments reflect the reduction in AmREIT’s compensation as a result of REITPlus being internally advised by AmREIT after the Acquisition:

•

Real estate fee income – related party - after the Acquisition, AmREIT will own 10% of Shadow Creek Ranch. Pursuant to generally accepted accounting principles, we will defer recognition of these fees to the extent of our ownership interest in the property. We will therefore be required to defer 10% of the acquisition, property management, leasing and financing coordination fees generated by the property.

•

Asset management fees – related party – after the Acquisition, AmREIT will no longer receive the asset management fees earned in connection with its oversight and investment management of REITPlus’s investment portfolio.

•

General & Administrative – related party – after the Acquisition, AmREIT will no longer receive the administrative expense reimbursements to cover the cost of its personnel providing investor services and financial reporting services to REITPlus.

(b) Prior to the Acquisition, AmREIT recorded its investment in REITPlus under the equity method of accounting. After the Acquisition, AmREIT will have a controlling financial interest in REITPlus and will therefore consolidate REITPlus’s results of operations into its financial statements. This adjustment reflects the removal of AmREIT’s interest in REITPlus’s losses that was recorded under the equity method of accounting prior to the Acquisition.

(c) Pursuant to the terms of the Merger Agreement, the AmREIT Class C and Class D Stock will convert into Class A Stock immediately prior to the exchange of those Class A shares for shares of REITPlus Common Stock. Effective with the conversion of the Class C and D Stock into Class A Stock, there will be no further Class C or D distributions paid. The Class C and D Stock conversion will result in a net reduction in total annual distributions of approximately $1.6 million, net of an approximate $200 thousand increase in REITPlus distributions, compared to total annual distributions pre-recapitalization. See page 19 for a discussion of Dividend Policy as well as a comparison of pre- and post-recapitalization dividends by class of stock. Additionally, the Class C and Class D Stock provides for a premium to be paid upon conversion of those shares into Class A Stock. This premium, estimated to be approximately $10.2 million, will be recorded as an additional dividend upon consummation of the recapitalization and Acquisition. However, the premium has not been reflected in this pro forma statement of operations as it is directly attributable to this transaction and will be included in AmREIT’s post-Acquisition historical results of operations.

(d) The costs associated with the acquisition of REITPlus’s net assets will be initially capitalized as part of the assets acquired pursuant to generally accepted accounting principles applied to asset acquisitions. However, we expect to subsequently expense these costs as an impairment given that the carrying amount of REITPlus’s net assets acquired will be in excess of their fair value to the extent of these costs. Such impairment charge has not been reflected in this pro forma statement of operations as it is directly attributable to this transaction and will be included in AmREIT’s post-Acquisition historical result of operations.

ANNEX B

Information Concerning REITPlus, Inc.

REITPLUS, INC. AND SUBSIDIARY

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
REITPlus, Inc.:

          We have audited the accompanying consolidated balance sheets of REITPlus, Inc. and subsidiary (the “Company”) as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2008 and for the period from May 16, 2007 (inception) through December 31, 2007. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

          We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company’s internal control over financial reporting. As such, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of REITPlus, Inc. and subsidiary as of December 31, 2008 and 2007, and the results of their operations and their cash flows for the year ended December 31, 2008 and for the period from May 16, 2007 (inception) through December 31, 2007, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Houston, Texas
May 29, 2009, except as to note 2 (New Accounting Standards), which is as of September 29, 2009

REITPLUS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
December 31, 2008 and December 31, 2007

	December 31, 2008	December 31, 2007
ASSETS

Investment in non-consolidated entity	$5,074,248	$—
Net real estate investments	5,074,248	—

Cash and cash equivalents	1,805,287	1,019,608
Accounts receivable	8	2,827
Accounts receivable – related party	—	944
Other assets	—	—
TOTAL ASSETS	$6,879,543	$1,023,379

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$16,272	$6,607
Accounts payable – related party	49,671	1,000
TOTAL LIABILITIES	65,943	7,607

Stockholders’ equity:

Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 1,000,000,000 shares authorized; 752,307 and 100 shares issued and outstanding at December 31, 2008 and 2007, respectively	7,523	1
Additional paid-in capital	6,733,434	999
Accumulated distributions in excess of earnings	(889,630)	13,772
TOTAL REITPLUS, INC. STOCKHOLDERS’ EQUITY	5,851,327	14,772
Noncontrolling interest	962,273	1,001,000
TOTAL STOCKHOLDERS’ EQUITY	6,813,600	1,015,772
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,879,543	$1,023,379

See notes to consolidated financial statements.

REITPLUS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
For the year ended December 31, 2008 and for the period from
May 16, 2007 (inception) through December 31, 2007

	December 31, 2008	For the period from May 16, 2007 (inception) through December 31, 2007

Loss of non-consolidated entity	$(180,352)	$—

Expenses:
General and administrative	257,969	—
General and administrative – related party	105,829	—
Legal and professional	282,907	—
Total expenses	646,705	—

Operating loss	(827,057)

Other income (expense):
Interest income	16,260	20,380
State tax expense	(462)	—
Income tax benefit (expense)	6,608	(6,608)
Total other income	22,406	13,772

Net income (loss), including noncontrolling interests	(804,651)	13,772

Net loss attributable to noncontrolling interests	38,727	—

Net income (loss) attributable to REITPlus, Inc.	$(765,924)	$13,772

See notes to consolidated financial statements.

REITPLUS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the year ended December 31, 2008 and for the period from
May 16, 2007 (inception) through December 31, 2007

	Common stock	Additional paid-in capital	Accumulated distributions in excess of earnings	Non-Controlling Interests	Total
Balance, May 16, 2007 (initial capitalization)	$—	$—	$—	$—	$—

Contributions	1	999	—	1,001,000	1,002,000
Net income	—	—	13,772	—	13,772

Balance, December 31, 2007	$1	$999	$13,772	$1,001,000	$1,015,772

Net loss	—	—	(765,924)	(38,727)	(804,651)
Common stock issued, net of issuance costs of $782,118	7,522	6,732,435	—		6,739,957
Distributions	—	—	(137,478)		(137,478)

Balance, December 31, 2008	$7,523	$6,733,434	$(889,630)	$962,273	$6,813,600

See notes to consolidated financial statements.

REITPLUS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the year ended December 31, 2008 and for the period from
May 16, 2007 (inception) through December 31, 2007

	December 31, 2008	For the period from May 16, 2007 (inception) through December 31, 2007
Cash flows from operating activities:
Net income (loss)	$(765,924)	$13,772
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Loss of non-consolidated entity	180,352	—
Minority interest in loss of consolidated subsidiary	(38,727)	—
Decrease (increase) in accounts receivable	2,819	(2,827)
Decrease (increase) in accounts receivable – related party	944	(944)
Increase in accounts payable	9,665	6,607
Increase in accounts payable – related party	54,518	1,000
Net cash provided by (used in) operating activities	(556,353)	17,608

Cash flows from investing activity:
Investment in non-consolidated entity	(5,260,447)	—
Net cash used in investing activities	(5,260,447)	—

Cash flows from financing activities:
Proceeds from sale of common stock	7,522,075	1,000
Issuance costs	(782,118)	—
Distributions	(137,478)	—
Proceeds from minority interest holders	—	1,001,000
Net cash provided by financing activities	6,602,479	1,002,000

Net increase in cash and cash equivalents	785,679	1,019,608
Cash and cash equivalents, beginning of period	1,019,608	—
Cash and cash equivalents, end of period	$1,805,287	$1,019,608

See notes to consolidated financial statements.

REITPLUS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007

1.	DESCRIPTION OF BUSINESS AND NATURE OF OPERATIONS

REITPlus, Inc. was formed on April 13, 2007 to acquire an interest in a portfolio of retail and mixed-use properties, including a combination of stabilized, income-producing properties and value-added opportunities. We are externally managed by REITPlus Advisor, Inc., a wholly-owned subsidiary of AmREIT, a Texas real estate investment trust. We elected to be treated as a real estate investment trust (“REIT”) for federal income tax purposes. The use of the words “we,” “us,” or “our” refers to REITPlus, Inc. and its subsidiary, except where the context otherwise requires.

We anticipate that we will conduct substantially all of our operations through our subsidiary, REITPlus Operating Partnership, LP (“REITPlus OP”). Subject to certain restrictions and limitations, our business will be managed by REITPlus Advisor, Inc. (our “Advisor”), an affiliate, pursuant to an advisory agreement. Our Advisor will supervise and manage our day-to-day operations and will select the properties we acquire, subject to oversight by our board of directors. Our Advisor will also provide marketing, sales and client services on our behalf. Our Advisor is affiliated with us in that we and our Advisor have common management. Our Advisor engages wholly-owned subsidiaries of AmREIT, including AmREIT Realty Investment Corporation, to provide various services to us and our properties.

Our charter authorizes us to issue 1,050,000,000 shares of capital stock, of which 1,000,000,000 shares of capital stock are designated as common stock with a par value of $0.01 per share and 50,000,000 shares of capital stock are designated as preferred stock with a par value of $0.01 per share. In 2008, we conducted a best efforts initial public offering (the “Offering”), in which we offered a maximum of 50,000,000 shares of our common stock for $10.00 per share to the public and 5,263,158 shares of our common stock pursuant to our distribution reinvestment plan (“the DRIP”) at $9.50 per share. We reached the minimum offering amount of $2.0 million on April 22, 2008, and had received $7.5 million for the sale of 752,307 shares of REITPlus Common Stock as of the close of the Offering on October 4, 2008.

We commenced our principal operations on April 22, 2008 when we raised the minimum offering of $2.0 million pursuant to the terms of our Offering. The Offering was closed on October 4, 2008, and, as of December 31, 2008, we had received $7.5 million for the sale of 752,307 shares of common stock. At December 31, 2008, we had an investment interest in a non-consolidated entity, which owned one property comprising 593,163 square feet of gross leasable area.

On January 7, 2009, our board of directors approved in concept the merger of AmREIT with REITPlus. The anticipated merger is part of Phase II in AmREIT’s strategic plan, referred to as “Vision 2010,” and would combine all AmREIT capital stock into a single class of common shares, accomplishing AmREIT’s goal of simplifying its capital structure. The merger will be subject to appraisal of AmREIT and REITPlus’s real estate properties, valuation by a third party investment banking firm of AmREIT’s three classes of common stock, entry into a definitive merger agreement, approval of shareholders of both REITs and other customary closing conditions. We believe these steps would better position us to raise Wall Street and/or institutional capital either through joint ventures at the entity level or through an initial public offering and re-listing of our shares.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Our financial records are maintained on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recorded when incurred. The consolidated financial statements include our accounts as well as the accounts of any wholly- or majority-owned subsidiaries in which we have a controlling financial interest (see Note 3). Investments in joint ventures and partnerships where we have the ability to exercise significant influence but do not exercise financial and operating control are accounted for using the equity method. As applicable, we consolidate certain joint ventures and partnerships in which we own less than a 100% equity interest if the entity is a variable interest entity and we are the primary beneficiary (as defined in Financial Accounting Standard Board (“FASB”) Interpretation No. (“FIN”) 46(R): Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51, as revised (“FIN 46(R)”)). Following consideration under FIN 46(R), if required, we also evaluate applicable partially-owned entities under Emerging Issues Task Force (“EITF”) Issue No. 04-5, Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity when the Limited Partners Have Certain Rights, for consolidation considerations. All significant intercompany accounts and transactions have been eliminated in consolidation.

We operate in an umbrella partnership REIT structure in which REITPlus OP, our operating partnership, or wholly-owned subsidiaries of our operating partnership, owns substantially all of the properties acquired on our behalf. REITPlus, Inc. is the sole general partner of REITPlus OP and, as of December 31, 2008, owns an 83.53% general partnership interest therein. AmREIT, the parent of our Advisor, is a limited partner and, as of December 31, 2008, owns a 16.45% limited partnership interest in REITPlus OP. Additionally, REITPlus Holdings, LLC, an affiliate of AmREIT, which is partially owned by AmREIT and by AmREIT management, owns a 0.02% special limited partnership interest in REITPlus OP. As of December 31, 2008, AmREIT and REITPlus Holdings, LLC hold a 16.47% minority interest in REITPlus OP that we consolidate as a result of our controlling 83.53% financial interest in the partnership. Management expects our ownership percentage in REITPlus OP to increase significantly as we invest net proceeds from the Offering in REITPlus OP. Because REITPlus, Inc. is the sole general partner of REITPlus OP and has unilateral control over its management and major operating decisions (even if additional limited partners are admitted to our operating partnership), the accounts of our operating partnership are consolidated in our consolidated financial statements.

We were initially capitalized on May 16, 2007. Accordingly, the accompanying consolidated statements of operations, cash flows, and changes in partners’ capital related to 2007 represent activity for the period from May 16, 2007 (date of initial capitalization) through December 31, 2007. Unless otherwise noted, all references to the “2007 period” or “the period ended December 31, 2007” refer to the short period of operations from May 16, 2007 through December 31, 2007.

Investments in Non-consolidated Entities

As of December 31, 2008, we have an ownership interest in one property through a joint venture. Although we exercise significant influence over the activities of the property, we do not have a controlling financial interest in it. Accordingly, our joint venture interest in the property is reported under the equity method of accounting pursuant to U.S. generally accepted accounting principles. Certain of the significant accounting policies below are applicable specifically to property-level reporting and represent policies that are therefore primarily relevant at the investee entity level as of December 31, 2008.

The joint venture in which we invest accounts for real estate acquisitions pursuant to SFAS No. 141, Business Combinations (SFAS No. 141). Accordingly, it allocates the purchase price of the acquired properties to tangible and intangible assets as well as liabilities acquired. The joint venture computes depreciation using the straight-line method over an estimated life of up to 39 years for buildings, up to 16 years for site improvements and over the term of the lease for tenant improvements. The intangible assets are being amortized over the remaining term of their respective leases.

The joint venture reviews its properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets, including accrued rental income, may not be recoverable through operations. It determines whether an impairment in value occurred by comparing the estimated future cash flows (undiscounted and without interest charges), including the residual value of the property, with the carrying value of the individual property. If impairment is indicated, a loss will be recorded for the amount by which the carrying value of the asset exceeds its fair value. Both the estimated undiscounted cash flow analysis and fair value determination are based upon various factors which require complex and subjective judgments to be made by management. Such assumptions include projecting lease-up periods, holding periods, cap rates, rental rates, operating expenses, lease terms, tenant creditworthiness, tenant improvement allowances, terminal sales value and certain macroeconomic factors among other assumptions to be made for each property, The joint venture has not incurred any impairment losses since its inception.

The joint venture leases space to tenants under agreements with varying terms. All of the leases are accounted for as operating leases and although certain leases of the properties provide for tenant occupancy during periods for which no rent is due and/or increases or decreases in the minimum lease payments over the terms of the leases, revenue is recognized on a straight-line basis over the terms of the individual leases. In most cases, revenue recognition under a lease begins when the lessee takes possession of or controls the physical use of the leased asset. Generally, this occurs on the lease commencement date. When our joint ventures acquire a property, the terms of existing leases are considered to commence as of the acquisition date for the purposes of this calculation.

In all cases, we have determined that the joint venture is the owner of any tenant improvements that it funds pursuant to the lease terms. In cases where tenant improvements are made prior to lease commencement, the leased asset is considered to be the finished space, and revenue recognition therefore begins when the improvements are substantially complete. Accrued rents are included in tenant receivables. Revenue from tenant reimbursements of taxes, maintenance expenses and insurance is recognized in the period the related expense is recorded. Additionally, certain of the lease agreements contain provisions that grant additional rents based on tenants’ sales volumes (contingent or percentage rent). Percentage rents are recognized when the tenants achieve the specified targets as defined in their lease agreements. Lease termination income is recorded if there is a signed termination letter agreement, all of the conditions of the agreement have been met and collectability is certain. Upon early lease termination the joint venture provides for losses related to unrecovered intangibles and other assets. Cost recoveries from tenants are included in rental income in the period the related costs are incurred.

Environmental Exposures

Our joint venture is subject to numerous environmental laws and regulations as they apply to real estate pertaining to chemicals used by the dry cleaning industry, the existence of asbestos in older shopping centers, and underground petroleum storage tanks. We believe that the tenants who currently operate dry cleaning plants or gas stations do so in accordance with current laws and regulations. We believe that the ultimate disposition of any known environmental matters will not have a material effect on our joint venture’s financial position, liquidity, or operations. However, we can give no assurance that existing environmental studies with respect to the shopping centers have revealed all potential environmental liabilities; that any previous owner, occupant or tenant did not create any material environmental condition not known to it; that the current environmental condition of the shopping centers will not be affected by tenants and occupants, by the condition of nearby properties, or by unrelated third parties; or that changes in applicable environmental laws and regulations or their interpretation will not result in additional environmental liability to the Company.

Income Taxes

We elected to be taxed as a REIT, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, or the Code, effective January 1, 2008. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90% of our ordinary taxable income to stockholders. As a REIT, we generally are not subject to federal income tax on taxable income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Standards

In September 2006, the Financial Accounting Standards Board (the “FASB”) issued SFAS No. 157, Fair Value Measurements (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. SFAS No. 157 requires companies to disclose the fair value of their financial instruments according to a fair value hierarchy. Additionally, companies are required to provide certain disclosures regarding instruments within the hierarchy, including a reconciliation of the beginning and ending balances for each major category of assets and liabilities. This statement is effective for our fiscal year beginning January 1, 2008, except for non-financial assets and liabilities that are not recognized or disclosed at fair value on a recurring basis, for which the effective date is our fiscal year beginning January 1, 2009. We adopted the provisions of SFAS No. 157 for financial assets and liabilities as of January 1, 2008 and there was no material effect on our results of operations, cash flows, or financial condition. Management is currently evaluating the impact SFAS No. 157 will have on our consolidated financial position and results of operations when it is applied to non-financial assets and liabilities.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS No. 159”). SFAS No. 159 expands opportunities to use fair value measurement in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. We currently do not measure any eligible financial assets and liabilities at fair value under the provisions of SFAS No. 159.

In December 2007, the FASB revised SFAS No. 141 (Revised 2007), Business Combinations (“SFAS No. 141R”). SFAS No. 141R will change the accounting for business combinations. Under SFAS No. 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. We currently capitalize acquisition costs as part of the basis of the asset acquired. Upon effectiveness of SFAS No. 141R, we will expense acquisition costs as incurred.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“SFAS No. 160”). SFAS No. 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. SFAS No. 160 requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. All other requirements of SFAS No. 160 shall be applied prospectively. The impact of our adoption of SFAS No. 160 was to increase our stockholders’ equity, by approximately $1.0 million for both 2008 and 2007 as a result of transferring the minority interest in our consolidated subsidiaries from the mezzanine section of our balance sheet into equity.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133 (“SFAS No. 161”). This statement amends SFAS No. 133 to provide additional information about how derivative and hedging activities affect an entity’s financial position, financial performance and cash flows. The statement requires enhanced disclosures about an entity’s derivatives and hedging activities. SFAS No. 161 will be effective for financial statements issued for years beginning on or after November 15, 2008. The adoption of SFAS No. 161 is not expected to have a material effect on our results of operations or financial position.

Offering Costs

Our Advisor incurred $1.9 million of organization and offering costs on our behalf. As of December 31, 2008, we had reimbursed our Advisor for approximately $62,456 and $29,543 of organization and offering costs, respectively. Upon our closing of the Offering in October 2008, our Advisor wrote off the remaining unreimbursed costs. The organization costs that we paid were expensed in the accompanying consolidated statement of operations and are included in legal and professional fees. The offering costs that we paid, which include items such as legal and accounting fees, marketing, and promotional printing costs will be treated as a reduction of stockholders’ equity along with sales commissions and dealer manager fees of 6.75% and 3.25%, respectively (See Note 5).

Cash and Cash Equivalents

We consider all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds.

3.	INVESTMENTS IN NON-CONSOLIDATED ENTITIES

In May 2008, we acquired a 5.0% interest in AmREIT Shadow Creek Acquisition, LLC (“Shadow Creek”), which owns a multi-tenant retail property located in Pearland, Texas with a combined gross leasable area of 593,163 square feet. In June 2008, we acquired an additional 2.6% interest in Shadow Creek. In July 2008 and August 2008, we acquired an additional 2.0% and 0.4% interest, respectively, in Shadow Creek from AmREIT Realty Investment Company. The ownership interests were acquired at net book value from affiliates for a total of $5.3 million from AmREIT Realty Investment Company, an affiliated AmREIT entity. The remaining interest is owned by an unaffiliated third party (80%) and by AmREIT Monthly Income & Growth Fund IV, L.P. (10%), an affiliated AmREIT entity.

We report our investment in this joint venture using the equity method of accounting due to our ability to exercise significant influence over it. Combined condensed financial information for Shadow Creek (at 100%) is summarized as follows:

Combined Balance Sheet	As of December 31, 2008
(In thousands)
Assets
Property, net	$99,965
Cash	191
Other assets	23,493
Total Assets	$123,649
Liabilities and partners’ capital:
Notes payable (1)	65,000
Other liabilities	10,481
Partners capital	48,168
Total Liabilities and Partners’ Capital	$123,649

REITPlus share of net assets	$5,074

Combined Statement of Operations	Year Ended December 31, 2008
(In thousands)

Revenue
Total Revenue	$5,339
Expense
Interest	3,015
Depreciation and amortization	2,589
Other	2,238
Total expense	7,842
Net loss	$(2,503)

REITPlus share of net loss	$(180)

(1) We serve as guarantor on debt in the amount of $20.0 million that is the primary obligation of this joint venture.

4.	STOCKHOLDERS’ EQUITY AND MINORITY INTEREST

Common Stock

Our charter authorizes us to issue 1,050,000,000 shares of capital stock, of which 1,000,000,000 shares of capital stock are designated as common stock with a par value of $0.01 per share and 50,000,000 shares of capital stock are designated as preferred stock with a par value of $0.01 per share. In 2008 we offered a maximum of 50,000,000 shares of our REITPlus Common Stock in our primary offering for $10.00 per share and 5,263,158 shares of our REITPlus Common Stock pursuant to our distribution reinvestment plan at $9.50 per share. We reached the minimum offering of $2.0 million on April 22, 2008, and had received $7.5 million for the sale of 752,307 shares of REITPlus Common Stock as of the close of the Offering on October 4, 2008.

Share Redemption Program

Our board of directors has approved a share redemption program. Subject to certain restrictions and limitations, the share redemption program allows stockholders who have held their shares for a minimum of one year to redeem their shares at a price equal to or at a discount to the purchase price they paid for the shares being redeemed. The discount will vary based upon the length of time the stockholder held the shares subject to redemption. We are not obligated to redeem shares of our common stock under the share redemption plan, and share redemptions will be made at the sole discretion of the board of directors.

Incentive Plan

On October 18, 2007, our board of directors adopted the REITPlus, Inc. 2007 Incentive Plan, or the incentive stock plan. Under the terms of the incentive stock plan, the aggregate number of shares of our common stock subject to options, restricted stock awards, stock purchase rights, stock appreciation rights or other awards will be no more than 2,000,000 shares. On October 18, 2007, our board of directors approved the award of 2,000 restricted shares of our common stock to each of our independent directors pursuant to an award agreement and the REITPlus, Inc. 2007 Independent Directors Compensation Plan, or the Incentive Plan. On January 22, 2008, our board of directors and each independent director, in his individual capacity, approved the cancellation of the award grants to each independent director of 2,000 restricted shares of our common stock. These shares were not recorded in the accompanying consolidated financial statements as they were deemed to be of immaterial value at the date of issuance.

5.	RELATED PARTY TRANSACTIONS

Our Advisor funded all of the organization and offering costs on our behalf. As of December 31, 2008, we had reimbursed our Advisor for approximately $62,456 and $29,543 of organization and offering costs, respectively. Organization costs were expensed in the accompanying consolidated statement of operations and are included in legal and professional fees. The offering costs, which include items such as legal and accounting fees, marketing, and promotional printing costs will be treated as a reduction of stockholders’ equity along with sales commissions and dealer manager fees of 6.75% and 3.25%, respectively.

As of December 31, 2008, we have recorded $49,671 in Accounts Payable – Related Party, which consists of administrative cost reimbursements associated with our Advisor providing financial reporting services to us, as well as pursuit costs incurred in connection with potential acquisitions that ultimately were not consummated.

Certain of our affiliates received fees and compensation during the organizational stage of the entity, including securities commissions and due diligence reimbursements, marketing reimbursements and reimbursement of organizational and offering expenses. In the event that these companies are unable to provide us with the respective services, we would be required to find alternative providers of these services. The following table summarizes the amount of such compensation incurred by us related to services provided by our affiliates during the year ended December 31, 2008 and for the period from May 16, 2007 (inception) through December 31, 2007:

Type of Service	Service Description & Compensation	2008	2007
Selling Commissions and Dealer Manager Fees (1)	Selling commissions (6.75%) and dealer manager fees (3.25%) received for the sale of shares in the primary offering.	$752,576	$—

Organizational and Offering Cost Reimbursements	Reimbursement of our organizational and offering costs, including legal and accounting fees, printing costs, filing fees and distribution costs.	91,999	—
Total		$844,575	$—

(1) $508,000 of the securities commissions paid by us to AmREIT Securities Company, an affiliated AmREIT entity, was paid to third-party broker dealers.

We have no employees or offices. Additionally, certain of our affiliates receive fees and compensation during the operating stage, including compensation for providing services to us in the areas of asset management, development and acquisitions, property management and leasing, financing, brokerage and administration. We reimburse our Advisor for an allocation of salary and other overhead costs. The following table summarizes the amount of such compensation paid to our affiliates during the years ended December 31, 2008 and for the period from May 16, 2007 (inception) through December 31, 2007:

Type of Service	Service Description & Compensation	2008	2007
Asset Management	A fee equal to 1.0% of the aggregate cost of all of our real property in connection with the active oversight and investment management of our real estate portfolio.	$—	$—
Acquisition	A fee not to exceed, for any single acquisition, 2.25% of the contract purchase price.	223,750	—
Development and Redevelopment	Development and redevelopment fees on properties we acquire an interest in and for which we intend to develop, redevelop or substantially renovate. These fees will be based on the total project costs, including the cost of acquiring the property, and will be paid as project costs are incurred.	—	—
Property Management and Leasing	Property management fees not to exceed 4% of the gross revenue of each real property owned by us. Leasing fees not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar properties, as determined by a survey of brokers and agents in such area.	—	—
Financing Coordination Fees	For services in connection with the origination or refinancing of any debt financing obtained that we use to acquire properties, we will pay our Advisor a fee not to exceed 1% of the amount available under such financing.	40,500	—
Real Estate Sales Commissions	A fee not to exceed 50% of the reasonable, customary, and competitive commission paid for the sale of a comparable real property, provided that such commission shall not exceed 3% of the contract price of the property sold and, when added to all other real estate commissions paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the property.	—	—
Reimbursement of Operating Expenses	We reimburse the actual expenses incurred by our Advisor for performing acquisition, development, management and administrative functions for us, including construction and construction management fees for development and redevelopment projects.	105,829	—
Total		$370,079	$—

In addition to the above fees paid by us, Shadow Creek paid a total of $1.3 million in property management and leasing fees to one of our affiliated entities for the year ended December 31, 2008. See also Note 3 regarding investments in non-consolidated entities.

6.	COMMITMENTS AND CONTINGENCIES

Litigation - In the ordinary course of business, we may become subject to litigation or claims. There are no material pending legal proceedings known to be contemplated against us.

Environmental matters - In connection with the ownership and operation of real estate, we may be potentially liable for costs and damages related to environmental matters. We have not been notified by any governmental authority of any non-compliance, liability or other claim.

Report of Independent Registered Public Accounting Firm
The Members of Shadow Creek Holding Company LLC and Subsidiaries:

          We have audited the accompanying consolidated balance sheet of Shadow Creek Holding Company LLC and subsidiaries (collectively, the “Company”) as of December 31, 2008, and the related consolidated statement of operations, members’ equity and cash flows for the period from February 25, 2008 (inception) through December 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

          We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shadow Creek Holding Company LLC and subsidiaries as of December 31, 2008, and the results of their operations and their cash flows for the period from February 25, 2008 (inception) through December 31, 2008, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Houston, Texas
April 30, 2009

Shadow Creek Holding Company LLC and Subsidiaries
CONSOLIDATED BALANCE SHEET
December 31, 2008
(in thousands)

December 31, 2008

ASSETS
Real estate investments at cost:
Land	$23,991
Buildings	75,770
Tenant improvements	1,730
101,491
Less accumulated depreciation and amortization	(1,526)
99,965

Acquired lease intangibles, net	13,552
Net real estate investments	113,517

Cash and cash equivalents	191
Tenant receivables, net	1,717
Accounts receivable - related party	11
Deferred costs, net	1,368
Other assets	6,845
TOTAL ASSETS	$123,649

LIABILITIES AND MEMBERS’ EQUITY
Liabilities:
Note payable	$65,000
Accounts payable and accrued liabilities	2,166
Advances - related party	611
Below market leases, net	7,614
Security deposits	90
TOTAL LIABILITIES	75,481

Members’ equity	48,168
TOTAL MEMBERS’ EQUITY	48,168
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$123,649

See Notes to Consolidated Financial Statements.

Shadow Creek Holding Company LLC and Subsidiaries
CONSOLIDATED STATEMENT OF OPERATIONS
For the period from February 25, 2008 through December 31, 2008
(in thousands)

2008

Revenues:
Rental income from operating leases	$5,296
Total revenues	5,296
Expenses:
General and administrative	60
Property expense	1,936
Property management fees - related party	117
Legal and professional	82
Depreciation and amortization	2,589
Total expenses	4,784

Operating income	512

Other income (expense):
Interest and other income	43
Interest expense	(3,015)
State tax expense	(43)
Total other income (expense)	(3,015)

Net loss	$(2,503)

See Notes to Consolidated Financial Statements.

Shadow Creek Holding Company LLC and Subsidiaries
CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY
For the period from February 25, 2008 (inception) through December 31, 2008
(in thousands)

Members’ Equity

Balance at February 25, 2008 (inception)	$—

Contributions	50,671
Net loss	(2,503)

Balance at December 31, 2008	$48,168

See Notes to Consolidated Financial Statements.

Shadow Creek Holding Company LLC and Subsidiaries
CONSOLIDATED STATEMENT OF CASH FLOWS
For the period from February 25, 2008 (inception) through December 31, 2008
(in thousands)

2008

Cash flows from operating activities:
Net loss	$(2,503)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,589
Amortization of above/below market rent	(220)
Amortization of financing cost	37
Interest deposited on escrow	—
Increase in tenant receivables	(1,717)
Increase in accounts receivable - related party	(11)
Increase in deferred costs	(1,132)
Increase in other assets	(138)
Increase in accounts payable and accrued liabilities	2,166
Increase in advances - related party	611
Increase in security deposits	90
Net cash used in operating activities	(228)

Cash flows from investing activities:
Improvements to real estate	(2,254)
Master lease payments received	652
Acquisition of investment properties	(50,855)
Net cash used in investing activities	(52,457)

Cash flows from financing activities:
Funds received from escrow, net of interest earned	2,518
Contributions	50,671
Loan acquisition costs	(313)
Net cash provided by financing activities	52,876

Net increase in cash and cash equivalents	191
Cash and cash equivalents, beginning of period	—
Cash and cash equivalents, end of period	$191

Supplemental schedule of cash flow information:

Cash paid during the year for interest	$2,681

Supplemental schedule of cash flow information:

In conjunction with our acquisition of the Property in February 2008, we executed a $65 million loan, of which approximately $56 million was funded directly to the seller and approximately $9 million was retained in escrow by the lender and recorded in our accompanying consolidated balance sheet.

See Notes to Consolidated Financial Statements.

Shadow Creek Holding Company LLC and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008

1.	DESCRIPTION OF BUSINESS

          Shadow Creek Holding Company LLC, a limited liability corporation and subsidiaries (collectively, the Company) was formed on February 25, 2008 to acquire Shadow Creek Ranch (the Property) a multi-tenant retail property with multiple buildings located in Pearland, Texas with a combined gross leasable area of 565,812 square feet. The members of the Company are Shadow Creek Ranch Town Center Acquisition LLC and AmREIT Shadow Creek Acquisitions, LLC which own 80% and 20% interests, respectively. All contributions and distributions have been, and will continue to be, split according to each member’s ownership percentage. AmREIT Shadow Creek Acquisitions, LLC, the Company’s Managing Member, maintains its principal place of business in Houston, Texas.

          We have contracted with AmREIT Realty Investment Corporation (ARIC), an affiliate of the Company’s Managing Member, to provide property management and leasing services. ARIC is a wholly-owned subsidiary of AmREIT, a Texas real estate investment trust.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

          Our financial records are maintained on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recorded when incurred. The consolidated financials statements include our accounts as well as the accounts of four wholly owned subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation.

          We were formed on February 25, 2008. Accordingly, the accompanying consolidated statements of operations, changes in members’ equity and cash flows related to 2008 represent activity for the period from February 25, 2008 (inception) through December 31, 2008. Unless otherwise noted, all references to the “2008 period” or “the period ended December 31, 2008” refer to the period of operations from February 25, 2008 through December 31, 2008.

          REVENUE RECOGNITION

          We lease space to tenants under agreements with varying terms. All of the leases are accounted for as operating leases and although certain leases of the property provide for tenant occupancy during periods for which no rent is due and/or increases or decreases in the minimum lease payments over the terms of the leases, revenue is recognized on a straight-line basis over the terms of the individual leases. In most cases, revenue recognition under a lease begins when the lessee takes possession of or controls the physical use of the leased asset. Generally, this occurs on the lease commencement date. In all cases, we have determined that we are the owner of any tenant improvements that we fund pursuant to the lease terms. In cases where tenant improvements are made prior to lease commencement, the leased asset is considered to be finished space, and revenue recognition therefore begins when the improvements are substantially complete. Accrued rents are included in tenant receivables. Revenue from tenant reimbursements of taxes, maintenance expenses and insurance is recognized in the period the related expense is recorded. Additionally, certain of the lease agreements contain provisions that grant additional rents based on tenants’ sales volumes (contingent or percentage rent). Percentage rents are recognized when the tenants achieve the specified targets as defined in their lease agreements. During the period ended December 31, 2008, we did not recognize any percentage rent. We record lease termination income if there is a signed termination letter agreement, all of the conditions of the agreement have been met and collectability is certain. Upon early lease termination we provide for losses related to unrecovered intangibles and other assets. No lease termination fees were recognized during the 2008 period.

          REAL ESTATE INVESTMENTS

          Acquired Properties and Acquired Lease Intangibles - We account for real estate acquisitions pursuant to Statement of Financial Accounting Standards No. 141, Business Combinations (“SFAS No. 141”). Accordingly, we allocate the purchase price of the acquired properties to land, building and improvements, identifiable intangible assets and acquired liabilities based on their respective fair values. Identifiable intangibles include amounts allocated to acquired above and below market leases, the value of in-place leases and customer relationship value, if any. We determine fair value based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known trends and specific market and economic conditions that may affect the property. Factors considered by management in our analysis of determining the as-if-vacant property value include an estimate of carrying costs during the expected lease-up periods considering market conditions and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and estimates of lost rentals at market rates during the expected lease-up periods, tenant demand and other economic conditions. Management also estimates costs to execute similar leases including leasing commissions, tenant improvements, legal and other related expenses. Intangibles related to above, below and in-place lease value are recorded as acquired lease intangibles and are amortized as an adjustment to rental revenue or amortization expense, as appropriate, over the remaining terms of the underlying leases. Below market leases include any fixed-rate renewal periods. Premiums or discounts on acquired out-of-market debt are amortized to interest expense over the remaining term of such debt.

In conjunction with the acquisition of the property, we receive payments under a master lease agreement pertaining to certain non-revenue producing spaces at the time of our purchase of the property. These master leases were established at the time of purchase in order to mitigate the potential negative effects of loss of rent and of expense reimbursements. Master lease payments are received through a draw of funds escrowed at the time of purchase. These funds may be released to either us or the seller when certain leasing conditions are met. Upon our receipt of the payments, the receipts are recorded as a reduction in the purchase price of the property rather than as rental income. As of December 31, 2008, the Company has received payments of $652,000, and $359,000 remains in escrow to be released to either us or the seller when certain leasing conditions are met. The seller funded the escrow, and therefore it is not recorded in our financial statements.

          Depreciation - Depreciation is computed using the straight-line method over an estimated useful life of up to 39 years for buildings, 16 years for site improvements and over the term of lease for tenant improvements. We commence depreciation when a building is substantially complete, including completion of tenant improvements, but no later than one year from the completion of major construction activities. A building is considered substantially complete when tenant improvements have been completed for 90% of the leasable space of the building.

          Impairment - We review the property for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets, including accrued rental income, may not be recoverable through operations. We determine whether an impairment in value occurred by comparing the estimated future cash flows (undiscounted and without interest charges), including the residual value of the property, with the carrying value of the individual property. If impairment is indicated, a loss will be recorded for the amount by which the carrying value of the asset exceeds its fair value. Both the estimated undiscounted cash flow analysis and fair value determination are based upon various factors which require complex and subjective judgments to be made by management. Such assumptions include projecting lease-up periods, holding periods, cap rates, rental rates, operating expenses, lease terms, tenant creditworthiness, tenant improvement allowances, terminal sales value and certain macroeconomic factors among other assumptions to be made for each property. We have not incurred any impairment losses since our inception.

          ENVIRONMENTAL EXPOSURES

          We are subject to numerous environmental laws and regulations as they apply to real estate pertaining to chemicals used by the dry cleaning industry and underground petroleum storage tanks. We believe that the tenants who currently operate dry cleaning plants or gas stations do so in accordance with current laws and regulations. We can give no assurance that existing environmental studies with respect to the shopping center have revealed all potential environmental liabilities; that any previous owner, occupant or tenant did not create any material environmental condition not known to it; that the current environmental condition of the shopping center will not be affected by tenants and occupants, by the condition of nearby properties, or by unrelated third parties; or that changes in applicable environmental laws and regulations or their interpretation will not result in additional environmental liability to the Company.

          RECEIVABLES AND ALLOWANCE FOR UNCOLLECTIBLE ACCOUNTS

          Tenant Receivables - Included in tenant receivables are base rents, tenant reimbursements and receivables attributable to recording rents on a straight-line basis. An allowance for the uncollectible portion of accrued rents and accounts receivable is determined based upon customer credit-worthiness (including expected recovery of our claim with respect to any tenants in bankruptcy), historical bad debt levels, and current economic trends. Bad debt expenses and any related recoveries related to tenant receivables are included in property expense. As of December 31, 2008, we had recorded no allowance for uncollectible accounts related to our tenant receivables.

          DEFERRED COSTS

          Deferred costs include deferred leasing costs and loan acquisition costs, net of amortization. Loan acquisition costs are incurred in obtaining financing and are amortized to interest expense over the term of the debt agreements. Deferred leasing costs consist of external commissions associated with leasing our properties and are amortized to depreciation and amortization expense over the lease term. Accumulated amortization related to loan acquisition costs as of December 31, 2008 totaled $37,000. Accumulated amortization related to leasing costs as of December 31, 2008 totaled $39,000.

          OTHER ASSETS

          Other assets include funds that were withheld from our loan proceeds by our lender. These monies will be released to us in order to fund payment of tenant improvements and leasing commissions related to certain of the Property’s identified tenants. Any amounts not released to us to fund these expenditures will be used to pay down the loan. At December 31, 2008, the amount held in escrow was approximately $6.8 million.

          INCOME TAXES

          Federal - No provision for U.S. federal income taxes is included in the accompanying consolidated financial statements. As a limited liability corporation, we are not subject to federal income tax, and the federal tax effect of our activities is passed through to our members.

          State - In May 2006, the State of Texas adopted House Bill 3, which modified the state’s franchise tax structure, replacing the previous tax based on capital or earned surplus with one based on margin (often referred to as the “Texas Margin Tax”) effective with franchise tax reports filed on or after January 1, 2007. The Texas Margin Tax is computed by applying the applicable tax rate (1% for the Company) to the profit margin. As of December 31, 2008 we had accrued state taxes related to the Texas Margin Tax of approximately $43,000.

          USE OF ESTIMATES

          The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          FAIR VALUE OF FINANCIAL INSTRUMENTS

          Our financial instruments consist primarily of cash and cash equivalents, tenant receivables, accounts receivable-related parties, note payable, accounts payable and accrued liabilities, and accounts payable-related party. The carrying value of cash, cash equivalents, tenant receivables, accounts receivable-related parties, accounts payable and accrued liabilities, and accounts payable-related party are representative of their respective fair values due to the short-term nature of these instruments. As of December 31, 2008, the carrying value of our total debt obligations was $65.0 million; all of which represents fixed-rate obligations with an estimated fair value of $65.4 million, based on a discounted cash flow analysis using current market rates of interest.

          SFAS No. 157, Fair Value Measurements (“SFAS No. 157”) defines a hierarchy of inputs to valuation techniques based upon whether those inputs reflect assumptions other market participants would use based upon market data obtained from independent sources (observable inputs). The following summarizes the fair value hierarchy defined within SFAS 157:

•	Level 1 Inputs – Quoted market prices (unadjusted) for identical assets and liabilities in an active market that the Company has the ability to access at the measurement date.

•	Level 2 Inputs – Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly.

•	Level 3 Inputs – Inputs based on prices or valuation techniques that are both unobservable and significant to the overall fair value measurements.

          SFAS No. 157 requires the use of observable market data, when available, in making fair value measurements. Observable inputs are inputs that the market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of ours. Unobservable inputs are inputs that reflect our assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurement.

          In determining the value of our debt instruments, we determine the appropriate Treasury Bill Rate based on the remaining time to maturity for each of the debt instruments. We then add the appropriate yield spread to the Treasury Bill Rate. The yield spread is a risk premium estimated by investors to account for credit risk involved in debt financing. The spread is typically estimated based on the property type and loan-to-value ratio of the debt instrument. The result is an estimate of the market interest rate a typical investor would expect to receive given the underlying subject asset (property type) and remaining time to maturity.

          The following table presents our assets and liabilities and related valuation inputs within the fair value hierarchy utilized to measure fair value as of December 31, 2008 (in thousands):

	Level 1	Level 2	Level 3
Notes Payable	$ —	$ —	$ 65,372

          NEWACCOUNTING STANDARDS

          In September 2006, the Financial Accounting Standards Board (the “FASB”) issued SFAS No. 157. SFAS No. 157 defines fair value, establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. SFAS No. 157 requires companies to disclose the fair value of their financial instruments according to a fair value hierarchy. Additionally, companies are required to provide certain disclosures regarding instruments within the hierarchy, including a reconciliation of the beginning and ending balances for each major category of assets and liabilities. This statement is effective for our fiscal year beginning January 1, 2008, except for non-financial assets and liabilities that are not recognized or disclosed at fair value on a recurring basis, for which the effective date is our fiscal year beginning January 1, 2009. We adopted the provisions of SFAS No. 157 for financial assets and liabilities as of January 1, 2008 and there was no material effect on our results of operations, cash flows, or financial condition. Management is currently evaluating the impact SFAS No. 157 will have on our consolidated financial position and results of operations when it is applied to non-financial assets and liabilities.

          In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS No. 159”). SFAS No. 159 expands opportunities to use fair value measurement in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. We have elected not to measure any existing eligible financial assets and liabilities at fair value under the provisions of SFAS No. 159.

          In December 2007, the FASB revised SFAS No. 141 (Revised 2007), Business Combinations (“SFAS No. 141R”). SFAS No. 141R will change the accounting for business combinations. Under SFAS No. 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. We currently capitalize acquisition costs as part of the basis of the asset acquired. Upon effectiveness of SFAS No. 141R, we will expense acquisition costs as incurred.

          In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“SFAS No. 160”). SFAS No. 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. SFAS No. 160 requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. All other requirements of SFAS No. 160 shall be applied prospectively. We do not believe the adoption of SFAS No. 160 will have an impact on our consolidated financial statements as we have no minority interests.

          In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133 (“SFAS No. 161”). This statement amends SFAS No. 133 to provide additional information about how derivative and hedging activities affect an entity’s financial position, financial performance and cash flows. The statement requires enhanced disclosures about an entity’s derivatives and hedging activities. SFAS No. 161 will be effective for financial statements issued for years beginning on or after November 15, 2008. We do not expect that the application of this statement will have an effect on our consolidated financial statements.

          CASH AND CASH EQUIVALENTS

          We consider all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks.

          INTEREST

          Interest is charged to interest expense as it accrues. No interest has been capitalized since inception of the Company.

3.	OPERATING LEASES

          Our operating leases generally range from one month to twelve years and generally include one or more five year renewal options. A summary of minimum future base rentals to be received, exclusive of any renewals, under non-cancelable operating leases in existence at December 31, 2008 is as follows (in thousands):

2009	$5,015
2010	5,078
2011	5,100
2012	5,147
2013	5,023
Thereafter	43,447
$68,810

          Future minimum rental revenue excludes amounts that may be received from tenants for reimbursements of operating costs, real estate taxes and insurance. Expense reimbursements recognized as revenue totaled $1.3 million during the period ended December 31, 2008.

4.	ACQUIRED LEASE INTANGIBLES

          In accordance with SFAS No. 141, we have identified and recorded the value of intangibles at the property acquisition date. Such intangibles include the value of acquired in-place leases and above and below market leases. Acquired lease intangible assets (in-place leases and above-market leases) are amortized over the leases’ remaining terms, which range from one month to approximately twenty years. The amortization of above-market leases is recorded as a reduction of rental income and the amortization of in-place leases is recorded to amortization expense. The amortization expense related to in-place leases was approximately $990,000 during the 2008 period. The amortization of above-market leases, which was recorded as a reduction of rental income, was approximately $4,000 during the 2008 period. Acquired lease intangible liabilities (below-market leases) are accreted over the leases’ remaining non-cancelable lease term plus any fixed rate renewal options, if applicable, which range from one month to approximately 35 years. Accretion of below-market leases was approximately $224,000 during the 2008 period. Such accretion is recorded as an increase to rental income.

          Acquired in-place lease and above and below market lease values and their respective accumulated amortization are as follows (in thousands):

December 31, 2008
Acquired lease intangible assets:
In-place leases	$14,486
In-place leases – accumulated amortization	(990)
Above-market leases	60
Above-market leases – accumulated amortization	(4)
Acquired leases intangibles, net	$13,552

Acquired lease intangible liabilities:
Below-market leases	$7,838
Below-market leases – accumulated amortization	(224)
Acquired below-market lease intangibles, net	$7,614

          The estimated aggregate amortization amounts from acquired lease intangibles for each of the next five years are as follows (in thousands):

Year Ending December 31,	Amortization Expense (in-place lease value)	Rental Income (above and below market leases)
2009	$976	$274
2010	976	274
2011	976	274
2012	976	274
2013	942	274
	$4,846	$1,370

5.	NOTE PAYABLE

          Our outstanding debt at December 31, 2008 consisted entirely of a $65.0 million fixed-rate mortgage loan, which requires monthly interest-only payments for the first three years and matures in March 2015. Our mortgage loan is secured by the Property and may be prepaid, but may be subject to a prepayment penalty.

          As of December 31, 2008, the interest rate on our fixed-rate debt is 5.48%, and the remaining life is 6 years. As of December 31, 2008, scheduled principal repayments on our note payable were as follows (in thousands):

Scheduled Payments by Year	Scheduled Principal Payments	Term-Loan Maturities	Total Payments
2009	$—	$—	$—
2010	—	—	—
2011	729	—	729
2012	920	—	920
2013	971	—	971
Thereafter	1,203	61,177	62,380
Total	$3,823	$61,177	$65,000

6.	CONCENTRATIONS

          As of December 31, 2008, the Property consisted of 38 tenants; 4 of which comprised more than 10% of our total base rent. Following are the base rents generated by our top tenants during the periods ended December 31, 2008:

Tenant	2008
HEB	$684
Academy	535
Ashley Furniture	454
Hobby Lobby	409
Wachovia	156
$2,238

7.	RELATED PARTY TRANSACTIONS

          We have no employees or offices. We rely on our General Partner to manage our business and affairs. Our Managing Member utilizes the services of AmREIT and its affiliates in performing its duties to us. These services primarily include supervision of the property manager and leasing of the Property, and construction management related to the tenant build out of the Property. As a result, we are dependent upon AmREIT and its affiliates. In the event that these companies are unable to provide us with the respective services, we would be required to find alternative providers of these services. During the 2008, we incurred property management and leasing fees of $1.3 million. Additionally, during 2008, we incurred an acquisition fee of $350,000.

          From time to time, we receive operating cash advances from the parent of our Managing Member. These advances are typically outstanding for 30 days or less and are due upon demand. As of December 31, 2008, such amount outstanding totaled approximately $611,000.

8.	REAL ESTATE ACQUISITIONS AND DISPOSITIONS

The acquisition of the Property was accounted for as a purchase, and the results of its operations are included in the accompanying consolidated financial statements from the date of acquisition. Following is a summary of assets acquired and liabilities assumed as of the acquisition date (February 29, 2008):

Summary of Assets Acquired and Liabilities Assumed	As of February 29, 2008
(asset/(liability))
Land	$23,991
Buildings	75,931
Acquired lease intangibles	14,546
Below market leases	(7,838)
Net Assets Acquired	$106,630

          Following are our pro forma results of operations for the year ended December 31, 2008, assuming that we owned the Property for the twelve-month period:

Year Ended December 31, 2008

Revenues	$5,644
Expenses	9,060
Net Loss	$(3,416)

9.	COMMITMENTS AND CONTINGENCIES

          Litigation - In the ordinary course of business, we may become subject to litigation or claims. There are no material pending legal proceedings known to be contemplated against us.

Environmental matters - In connection with the ownership and operation of real estate, we may be potentially liable for costs and damages related to environmental matters. We have not been notified by any governmental authority of any non-compliance, liability or other claim.

REITPLUS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

	June 30, 2009	December 31, 2008
	(unaudited)
ASSETS
Investment in non-consolidated entity	$5,117,207	$5,074,248
Investment in AmREIT common stock	195,588	—
Net real estate investments	5,312,795	5,074,248

Cash and cash equivalents	1,060,594	1,805,287
Accounts receivable	—	8
Other assets	10,871	—
TOTAL ASSETS	$6,384,260	$6,879,543

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and other liabilities	$8,308	$16,272
Accounts payable - related party	112,127	49,671
TOTAL LIABILITIES	120,435	65,943

Stockholders’ equity:
REITPlus, Inc. stockholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 1,000,000,000 shares authorized; 752,307 shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively	7,523	7,523
Additional paid-in capital	6,733,434	6,733,434
Accumulated distributions in excess of earnings	(1,414,065)	(889,630)
TOTAL REITPLUS, INC. STOCKHOLDERS’ EQUITY	5,326,892	5,851,327

Non-controlling interests	936,933	962,273
TOTAL STOCKHOLDERS’ EQUITY	6,263,825	6,813,600

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,384,260	$6,879,543

See notes to consolidated financial statements.

REITPLUS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008

Loss of non-consolidated entity	$(141,734)	$(19,636)	$(157,084)	$(19,636)

Expenses:
General and administrative	66,425	110,667	135,499	110,667
General and administrative - related party	56,707	27,344	83,197	27,344
Asset management fees - related party	13,541	—	27,111	—
Legal and professional	34,097	129,518	54,693	129,518
Total expenses	170,770	267,529	300,500	267,529

Operating loss	(312,504)	(287,165)	(457,584)	(287,165)

Other income (expense):
Interest and dividend income	20,086	4,476	21,538	9,559
State tax expense	(138)	(50)	(838)	(86)
Income tax benefit	—	1,728	—	—
Total other income	19,948	6,154	20,700	9,473

Net loss including non-controlling interests	(292,556)	(281,011)	(436,884)	(277,692)

Net loss attributable to non-controlling interests	22,503	2,621	25,340	2,621

Net loss attributable to REITPlus, Inc.	$(270,053)	$(278,390)	$(411,544)	$(275,071)

See notes to consolidated financial statements.

REITPLUS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the six months ended June 30, 2009
(unaudited)

	REITPlus, Inc. Stockholders’ Equity
	Common stock	Additional paid- in capital	Accumulated distributions in excess of earnings	Non-Controlling Interests	Total
Balance, December 31, 2008	$7,523	$6,733,434	$(889,630)	$962,273	$6,813,600

Net loss	—	—	(411,544)	(25,340)	(436,884)
Distributions	—	—	(112,891)	—	(112,891)

Balance, June 30, 2009	$7,523	$6,733,434	$(1,414,065)	$936,933	$6,263,825

See notes to consolidated financial statements.

REITPLUS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six months ended June 30,
	2009	2008
Cash flows from operating activities:
Net loss	$(436,884)	$(277,692)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of prepaid expenses	53,573	74,691
Loss of non-consolidated entity	157,084	19,636
Decrease in accounts receivable	8	2,588
Decrease in accounts receivable - related party	—	944
Increase in other assets	(64,444)	(128,142)
(Decrease) increase in accounts payable and other liabilities	(7,964)	71,854
Increase in accounts payable - related party	62,456	16,855
Net cash used in operating activities	(236,171)	(219,266)

Cash flows from investing activities:
Investment in non-consolidated entity	(200,043)	(3,850,000)
Investment in AmREIT common stock	(195,588)	—
Net cash used in investing activities	(395,631)	(3,850,000)

Cash flows from financing activities:
Proceeds from sale of common stock	—	3,768,357
Issuance costs	—	(376,836)
Distributions	(112,891)	(4,794)
Net cash (used in) provided by financing activities	(112,891)	3,386,727

Net decrease in cash and cash equivalents	(744,693)	(682,539)
Cash and cash equivalents, beginning of period	1,805,287	1,019,608
Cash and cash equivalents, end of period	$1,060,594	$337,069

See notes to consolidated financial statements.

REITPLUS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009
 (unaudited)

1.	DESCRIPTION OF BUSINESS AND NATURE OF OPERATIONS

REITPlus, Inc. was formed on April 13, 2007 to acquire an interest in a portfolio of retail and mixed-use properties, including a combination of stabilized, income-producing properties and value-added opportunities. We are externally managed by REITPlus Advisor, Inc., a wholly-owned subsidiary of AmREIT, a Texas real estate investment trust. We elected to be treated as a real estate investment trust (“REIT”) for federal income tax purposes. The use of the words “we,” “us” or “our” refers to REITPlus, Inc. and its subsidiary, except where the context otherwise requires.

We conduct substantially all of our operations through our subsidiary, REITPlus Operating Partnership, LP (“REITPlus OP”). Subject to certain restrictions and limitations, our business is managed by REITPlus Advisor, Inc. (our “Advisor”), an affiliate, pursuant to an advisory agreement. Our Advisor supervises and manages our day-to-day operations and selects the properties we acquire, subject to oversight by our board of directors. Our Advisor provides marketing, sales and client services on our behalf. Our Advisor is affiliated with us in that we and our Advisor have common management. Our Advisor engages wholly-owned subsidiaries of AmREIT, including AmREIT Realty Investment Corporation, to provide various services to us and our properties.

Our charter authorizes us to issue 1,050,000,000 shares of capital stock, of which 1,000,000,000 shares of capital stock are designated as common stock with a par value of $0.01 per share and 50,000,000 shares of capital stock are designated as preferred stock with a par value of $0.01 per share. In 2008, we conducted a best efforts initial public offering (the “Offering”), in which we offered a maximum of 50,000,000 shares of our common stock for $10.00 per share to the public and 5,263,158 shares of our common stock pursuant to our distribution reinvestment plan (“the DRIP”) at $9.50 per share, aggregating up to $550,000,000, or the maximum offering.

We commenced our principal operations on April 22, 2008 when we raised the minimum offering amount of $2.0 million pursuant to the terms of our Offering. The Offering was closed on October 4, 2008, and, as of June 30, 2009, we had received $7.5 million from the sale of 752,307 shares of common stock. As of June 30, 2009, we had an investment interest in a non-consolidated entity, which owned one property comprising approximately 593,000 square feet of gross leasable area.

On May 20, 2009, our board of directors approved the agreement of merger between AmREIT and REITPlus. The anticipated merger is part of Phase II in AmREIT’s strategic plan, referred to as “Vision 2010,” and would combine all AmREIT capital stock into a single class of common shares, accomplishing AmREIT’s goal of simplifying its capital structure. The merger is subject to the approval of shareholders of both AmREIT and REITPlus and other customary closing conditions. We believe these steps, if successful, will better position us to raise Wall Street and/or institutional capital either through joint ventures at the entity level or through an initial public offering and listing of our shares. The cost of the merger will be subject to various factors, and we expect the ultimate costs to be as much as $1.3 million, of which we estimate our share to be in the range of $40,000 to $50,000. As of June 30, 2009, we have incurred $11,000 in merger costs, which have been deferred and are included in other assets in the accompanying consolidated balance sheet until consummation of the merger.

During the past 18 months, the United States has experienced an unprecedented business downturn, coupled with a substantial curtailment of available debt financing and a virtual shutdown of equity capital markets, particularly in the real estate sector. While we believe that we have sufficient cash on hand to meet our contractual obligations, a significant additional deterioration in the national economy, the bankruptcy or insolvency of one or more of our large tenants in our joint venture property could cause our 2009 cash resources to be insufficient to meet our obligations. If necessary, our joint venture property has the ability to defer capital improvements and to defer payment of certain operating costs, including property taxes, until cash resources are available.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Our financial records are maintained on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recorded when incurred. The consolidated financial statements include our accounts as well as the accounts of our majority-owned subsidiary in which we have a controlling financial interest (see Note 1). Investments in joint ventures and partnerships where we have the ability to exercise significant influence but do not exercise financial and operating control are accounted for using the equity method (see Note 3). As applicable, we consolidate certain joint ventures and partnerships in which we own less than a 100% equity interest if the entity is a variable interest entity and we are the primary beneficiary (as defined in Financial Accounting Standards Board (“FASB”) Interpretation No. (“FIN”) 46(R): Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51, as revised (“FIN 46(R)”)). Following consideration under FIN 46(R), if required, we also evaluate applicable partially-owned entities under Emerging Issues Task Force Issue No. 04-5: Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity when the Limited Partners Have Certain Rights, for consolidation considerations. All significant inter-company accounts and transactions have been eliminated in consolidation.

We operate in an umbrella partnership REIT structure in which REITPlus OP, our operating partnership, or wholly-owned subsidiaries of our operating partnership, owns substantially all of the properties acquired on our behalf. REITPlus, Inc. is the sole general partner of REITPlus OP and, as of June 30, 2009, owns an 84.46% general partnership interest therein. AmREIT, the parent of our Advisor, is a limited partner, and, as of June 30, 2009, owns a 15.52% limited partnership interest in REITPlus OP. Additionally, REITPlus Holdings, LLC, an affiliate of AmREIT which will be partially owned by AmREIT and by AmREIT management, owns a 0.02% special limited partnership interest in REITPlus OP. As of June 30, 2009, AmREIT and REITPlus Holdings, LLC hold a 15.54% minority interest in REITPlus OP that we consolidate as a result of our controlling 84.46% financial interest in the partnership. Because REITPlus, Inc. is the sole general partner of REITPlus OP and has unilateral control over its management and major operating decisions (even if additional limited partners are admitted to our operating partnership), the accounts of our operating partnership are consolidated in our consolidated financial statements.

Investments in Non-consolidated Entities

As of June 30, 2009, we have an ownership interest in one property through a joint venture. Although we exercise significant influence over the activities of the property, we do not have a controlling financial interest in it. Accordingly, our joint venture interest in the property is reported under the equity method of accounting pursuant to U.S. generally accepted accounting principles (“GAAP”). Certain of the significant accounting policies below are applicable specifically to property-level reporting and represent policies that are therefore primarily relevant at the investee entity level as of June 30, 2009.

The joint venture leases space to tenants under agreements with varying terms. All of the leases are accounted for as operating leases and although certain leases of the properties provide for tenant occupancy during periods for which no rent is due and/or increases or decreases in the minimum lease payments over the terms of the leases, revenue is recognized on a straight-line basis over the terms of the individual leases. In most cases, revenue recognition under a lease begins when the lessee takes possession of or controls the physical use of the leased asset. Generally, possession or control occurs on the lease commencement date. When our joint venture acquires a property, the terms of existing leases are considered to commence as of the acquisition date for the purposes of this calculation.

In all cases, we have determined that the joint venture is the owner of any tenant improvements that it funds pursuant to the lease terms. In cases where tenant improvements are made prior to lease commencement, the leased asset is considered to be the finished space, and revenue recognition therefore begins when the improvements are substantially complete. Accrued rents are included in tenant receivables. Revenue from tenant reimbursements of taxes, maintenance expenses and insurance is recognized in the period the related expense is recorded. Additionally, certain of the lease agreements contain provisions that grant additional rents based on tenants’ sales volumes (contingent or percentage rent). Percentage rents are recognized when the tenants achieve the specified targets as defined in their lease agreements. Lease termination fees are recognized in the period that the lease is terminated and collection of the fees is reasonably assured. Upon early lease termination the joint venture provides for losses related to unrecovered intangibles and other assets. Cost recoveries from tenants are included in rental income in the period the related costs are incurred.

Investments in Common Stock

As of June 30, 2009 we have an ownership interest in the common stock of a related entity. This investment is recorded at its acquisition cost and is accounted for under the cost method of accounting as we do not have the ability to exercise significant influence over the entity.

Environmental Exposures

Our joint venture is subject to numerous environmental laws and regulations as they apply to real estate pertaining to chemicals used by the dry cleaning industry, the existence of asbestos in older shopping centers, and underground petroleum storage tanks. We believe that the tenants who currently operate dry cleaning plants or gas stations do so in accordance with current laws and regulations. We believe that the ultimate disposition of any known environmental matters will not have a material affect on our joint venture’s financial position, liquidity, or operations. However, we can give no assurance that existing environmental studies with respect to the shopping centers have revealed all potential environmental liabilities; that any previous owner, occupant or tenant did not create any material environmental condition not known to it; that the current environmental condition of the shopping centers will not be affected by tenants and occupants, by the condition of nearby properties, or by unrelated third parties; or that changes in applicable environmental laws and regulations or their interpretation will not result in additional environmental liability to the Company.

Income Taxes

Federal - We elected to be taxed as a REIT, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, or the Code, effective January 1, 2008. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90% of our ordinary taxable income to stockholders. As a REIT, we generally are not subject to federal income tax on taxable income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders.

State - In May 2006, the State of Texas adopted House Bill 3, which modified the state’s franchise tax structure, replacing the previous tax based on capital or earned surplus with one based on margin (often referred to as the “Texas Margin Tax” effective with franchise tax reports filed on or after January 1, 2008. The Texas Margin Tax is computed by applying the applicable tax rate (1% for the Partnership) to the profit margin, which, generally, will be determined for us as total revenue less a 30% standard deduction. Although House Bill 3 states that the Texas Margin Tax is not an income tax, we believe that SFAS No. 109, Accounting for Income Taxes, applies to the Texas Margin Tax. We have recorded a margin tax provision of approximately $338 and $86 for the six months ended June 30, 2009 and 2008, respectively.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Standards

In December 2007, the FASB revised SFAS No. 141 (Revised 2007), Business Combinations (“SFAS No. 141R”). SFAS No. 141R will change the accounting for business combinations. Under SFAS No. 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. We adopted the provisions of SFAS No. 141R on January 1, 2009. Such adoption did not have an impact on our results of operations, cash flows or financial condition as we did not acquire any operating properties or entities during the six months ended June 30, 2009.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“SFAS No. 160”). SFAS No. 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. SFAS No. 160 requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. All other requirements of SFAS No. 160 shall be applied prospectively. Our adoption of SFAS No. 160 caused our partners’ capital to increase as a result of transferring the minority interest in our consolidated subsidiaries from the mezzanine section of our balance sheet into equity.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133 (“SFAS No. 161”). This statement amends SFAS No. 133 to provide additional information about how derivative and hedging activities affect an entity’s financial position, financial performance and cash flows. The statement requires enhanced disclosures about an entity’s derivatives and hedging activities. SFAS No. 161 will be effective for financial statements issued for years beginning on or after November 15, 2008. We adopted the provisions of SFAS No. 161 on January 1, 2009, and there was no material impact on the results of our operations or financial position.

In May 2009, the FASB issued SFAS No. 165, Subsequent Events (“SFAS No. 165”). SFAS No. 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. We adopted SFAS No. 165 in the second quarter of 2009 and evaluated all events or transactions through September 8, 2009. During this period, we did not have any material subsequent events that impacted our consolidated financial statements.

In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R) (“SFAS No. 167”), which amends the consolidation guidance applicable to variable interest entities. The amendments will significantly affect the overall consolidation analysis under FASB Interpretation No. 46(R), Consolidation of Variable Interest Entities—an interpretation of ARB No. 51 and will change the way entities account for securitizations and special purpose entities as a result of the elimination of the qualified special purpose entity concept in SFAS No.166. SFAS No. 167 is effective as of the beginning of the first fiscal year that begins after November 15, 2009 and early adoption is prohibited. Management is currently evaluating the impact on our consolidated financial statements of adopting SFAS No. 167.

In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (“SFAS No. 168”). SFAS No. 168 will become the single source of authoritative nongovernmental U.S. generally accepted accounting principles, superseding existing FASB, American Institute of Certified Public Accountants, EITF, and related accounting literature. SFAS No. 168 reorganizes the thousands of GAAP pronouncements into roughly 90 accounting topics and displays them using a consistent structure. Also included is relevant Securities and Exchange Commission guidance organized using the same topical structure in separate sections. SFAS No. 168 will be effective for financial statements issued for reporting periods that end after September 15, 2009 and is not expected to have a significant impact on our consolidated financial statements.

Cash and Cash Equivalents

We consider all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds.

3.	NET REAL ESTATE INVESTMENTS

Investment in Non-consolidated Entity

In May 2008, we acquired a 5.0% interest in AmREIT Shadow Creek Acquisition, LLC (“Shadow Creek”), which owns a multi-tenant retail property located in Pearland, Texas with a combined gross leasable area of approximately 593,000 square feet. In June 2008, we acquired an additional 2.6% interest in Shadow Creek. In July 2008 and August 2008, we acquired an additional 2.0% and 0.4% interest, respectively, in Shadow Creek. The ownership interests were all acquired at net book value for a total of $5.3 million from AmREIT Realty Investment Company, an affiliated AmREIT entity. The remaining interest is owned by an unaffiliated third party (80%) and by AmREIT Monthly Income & Growth Fund IV, L.P. (10%), an affiliated AmREIT entity.

We report our investment in this joint venture using the equity method of accounting due to our ability to exercise significant influence over it. Condensed unaudited financial information for Shadow Creek (at 100%) is summarized as of June 30, 2009 and December 31, 2008, and for the three and six months ended June 30, 2009 and 2008 as follows (in thousands):

	As of
Condensed Balance Sheets	June 30, 2009	December 31, 2008

Assets
Real estate assets	$98,923	$99,965
Other assets	23,414	23,684
Total Assets	$122,337	$123,649
Liabilities and partners’ capital:
Notes payable (1)	$65,000	$65,000
Other liabilities	9,005	10,481
Partners capital	48,332	48,168
Total Liabilities and Partners’ Capital	$122,337	$123,649

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Revenue	$1,654	$1,134	$3,573	$1,444
Depreciation and amortization	1,442	478	1,784	478
Operating income (loss)	(464)	25	327	316
Interest expense	912	898	1,814	1,205
Net loss	(1,388)	(873)	(1,513)	(889)

(1) We serve as guarantor on debt in the amount of $20.0 million that is the primary obligation of this joint venture.

Investment in AmREIT Common Stock

As of June 30, 2009, we have invested approximately $196,000 in AmREIT class A common shares, which represented 89,641 shares at their acquisition cost.

4.	STOCKHOLDERS’ EQUITY AND MINORITY INTEREST

Common Stock

Our charter authorizes us to issue 1,050,000,000 shares of capital stock, of which 1,000,000,000 shares of capital stock are designated as common stock with a par value of $0.01 per share and 50,000,000 shares of capital stock are designated as preferred stock with a par value of $0.01 per share. We offered a maximum of 50,000,000 shares of our common stock in our primary offering for $10.00 per share and 5,263,158 shares of our common stock pursuant to our distribution reinvestment plan at $9.50 per share. We reached the minimum offering of $2.0 million on April 22, 2008, and had received $7.5 million for the sale of 752,307 shares of common stock as of the close of the Offering on October 4, 2008.

Share Redemption Program

Our board of directors has approved a share redemption program. Subject to certain restrictions and limitations, the share redemption program allows stockholders who have held their shares for a minimum of one year to redeem their shares at a price equal to or at a discount to the purchase price they paid for the shares being redeemed. The discount will vary based upon the length of time the stockholder held the shares subject to redemption. We are not obligated to redeem shares of our common stock under the share redemption plan, and share redemptions will be made at the sole discretion of the board of directors.

Incentive Plan

On October 18, 2007, our board of directors adopted the REITPlus, Inc. 2007 Incentive Plan, or the incentive stock plan. Under the terms of the incentive stock plan, the aggregate number of shares of our common stock subject to options, restricted stock awards, stock purchase rights, stock appreciation rights or other awards will be no more than 2,000,000 shares. On October 18, 2007, our board of directors approved the award of 2,000 restricted shares of our common stock to each of our independent directors pursuant to an award agreement and the REITPlus, Inc. 2007 Independent Directors Compensation Plan, or the Incentive Plan. On January 22, 2008, our board of directors and each independent director, in his individual capacity, approved the cancellation of the award grants to each independent director of 2,000 restricted shares of our common stock. These shares were not recorded in the accompanying financial statements as they were deemed to be of immaterial value at the date of issuance.

5.	RELATED PARTY TRANSACTIONS

Our Advisor funded all of the organization and offering costs on our behalf. As of June 30, 2009, we had reimbursed our Advisor for approximately $62,456 and $29,543 of organization and offering costs, respectively. Upon our closing the Offering in October 2008, our Advisor wrote off the remaining unreimbursed costs. Organization costs are expensed as incurred and are included in legal and professional fees. Offering costs, which include items such as legal and accounting fees, marketing, and promotional printing costs were treated as a reduction of stockholders’ equity along with sales commissions and dealer manager fees of 6.75% and 3.25%, respectively.

As of June 30, 2009, we have recorded $112,127 in Accounts Payable – Related Party, which consists of administrative cost reimbursements associated with our Advisor providing investor services and financial reporting services to us.

Certain of our affiliates received fees and compensation during the organizational stage of the entity, including securities commissions and due diligence reimbursements, marketing reimbursements and reimbursement of organizational and offering expenses. These affiliates also receive fees for ongoing administrative services and accounting and financial reporting services. In the event that these companies are unable to provide us with the respective services, we would be required to find alternative providers of these services. The following table summarizes the amount of such compensation incurred by us related to services provided by our affiliates during the three and six months ended June 30, 2009 and 2008:

	Three months ended June 30,		Six months ended June 30,
Type of service	2009	2008	2009	2008
Securities commissions, due diligence and marketing reimbursements	$—	$376,836	$—	$376,836
Acquisitions costs	—	189,438	—	189,438
Asset management fees	13,541	—	27,111	—
Administrative costs reimbursements	56,707	27,344	83,197	27,344
	$70,248	$593,618	$110,308	$593,618

In addition to the above fees paid by us, Shadow Creek paid a total of $167,000 and $23,000 in property management and leasing fees to one of our affiliated entities for the six months ended June 30, 2009 and 2008, respectively. See also Note 3 regarding investments in non-consolidated entities.

6.	COMMITMENTS AND CONTINGENCIES

Litigation - In the ordinary course of business, we may become subject to litigation or claims. There are no material pending legal proceedings known to be contemplated against us.

Environmental matters - In connection with the ownership and operation of real estate, we may be potentially liable for costs and damages related to environmental matters. We have not been notified by any governmental authority of any non-compliance, liability or other claim.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The use of the words “we,” “us” or “our” refers to REITPlus, Inc. and our subsidiary, except where the context otherwise requires.

OVERVIEW

REITPlus, Inc. was formed on April 13, 2007 to acquire an interest in a portfolio of retail and mixed-use properties, including a combination of stabilized, income-producing properties and value-added opportunities. We are externally managed by REITPlus Advisor, Inc., a wholly-owned subsidiary of AmREIT, a Texas real estate investment trust. We elected to be treated as a real estate investment trust (“REIT”) for federal income tax purposes. The use of the words “we,” “us” or “our” refers to REITPlus, Inc. and its subsidiary, except where the context otherwise requires.

We conduct substantially all of our operations through our subsidiary, REITPlus Operating Partnership, LP (“REITPlus OP”). Subject to certain restrictions and limitations, our business is managed by REITPlus Advisor, Inc. (our “Advisor”), an affiliate, pursuant to an advisory agreement. Our Advisor supervises and manages our day-to-day operations and selects the properties we acquire, subject to oversight by our board of directors. Our Advisor also provides marketing, sales and client services on our behalf. Our Advisor is affiliated with us in that we and our Advisor have common management. Our Advisor engages wholly-owned subsidiaries of AmREIT, including AmREIT Realty Investment Corporation, to provide various services to us and our properties.

Our charter authorizes us to issue 1,050,000,000 shares of capital stock, of which 1,000,000,000 shares of capital stock are designated as common stock with a par value of $0.01 per share and 50,000,000 shares of capital stock are designated as preferred stock with a par value of $0.01 per share. In 2008, we conducted a best efforts initial public offering (the “Offering”), in which we offered a maximum of 50,000,000 shares of our common stock for $10.00 per share to the public and 5,263,158 shares of our common stock pursuant to our distribution reinvestment plan (“the DRIP”) at $9.50 per share, aggregating up to $550,000,000, or the maximum offering.

We commenced our principal operations on April 22, 2008 when we raised the minimum offering amount of $2.0 million pursuant to the terms of our Offering. The Offering was closed on October 4, 2008, and, as of June 30, 2009, we had received $7.5 million from the sale of 752,307 shares of common stock. As of June 30, 2009, we had an investment interest in a non-consolidated entity, which owned one property comprising approximately 593,000 square feet of gross leasable area.

On May 20, 2009, our board of directors approved the agreement of merger between AmREIT and REITPlus. The anticipated merger is part of Phase II in AmREIT’s strategic plan, referred to as “Vision 2010,” and would combine all AmREIT capital stock into a single class of common shares, accomplishing AmREIT’s goal of simplifying its capital structure. The merger is subject to the approval of shareholders of both AmREIT and REITPlus and other customary closing conditions. We believe these steps, if successful, will better position us to raise Wall Street and/or institutional capital either through joint ventures at the entity level or through an initial public offering and re-listing of our shares. The cost of the merger will be subject to various factors, and we expect the ultimate costs to be as much as $1.3 million, of which we estimate our share to be in the range of $40,000 to $50,000. As of June 30, 2009, we have incurred $11,000 in merger costs, which have been deferred and are included in other assets in the accompanying consolidated balance sheet until consummation of the merger.

Summary of Critical Accounting Policies

Our results of operations and financial condition, as reflected in the accompanying consolidated financial statements and related footnotes, are subject to management’s evaluation and interpretation of business conditions, retailer performance, changing capital market conditions and other factors, which could affect the ongoing viability of our tenants. Management believes the most critical accounting policies in this regard are revenue recognition, regular evaluation of whether the value of a real estate asset has been impaired, accounting for the investment in real estate assets, accounting for the investment in non-consolidated entities, and accounting for real estate acquisitions. We evaluate our assumptions and estimates on an on-going basis. We base our estimates on historical experience as well as various other assumptions that we believe to be reasonable under the circumstances. Actual results could vary from those estimates, perhaps in material adverse ways, and those estimates could be different under different assumptions or conditions.

Investments in Non-consolidated Entities

As of June 30, 2009, we have an ownership interest in one property through a joint venture.  Although we exercise significant influence over the activities of the property, we do not have a controlling financial interest in it.  Accordingly, our joint venture interest in the property is reported under the equity method of accounting pursuant to U.S. generally accepted accounting principles (“GAAP”).  Certain of the significant accounting policies below are applicable specifically to property-level reporting and represent policies that are therefore primarily relevant at the investee entity level as of June 30, 2009.

The joint venture leases space to tenants under agreements with varying terms. All of the leases are accounted for as operating leases and although certain leases of the properties provide for tenant occupancy during periods for which no rent is due and/or increases or decreases in the minimum lease payments over the terms of the leases, revenue is recognized on a straight-line basis over the terms of the individual leases. In most cases, revenue recognition under a lease begins when the lessee takes possession of or controls the physical use of the leased asset. Generally, possession or control occurs on the lease commencement date. When our joint ventures acquire a property, the terms of existing leases are considered to commence as of the acquisition date for the purposes of this calculation.

In all cases, our joint venture has determined they are the owner of any tenant improvements that it funds pursuant to the lease terms. In cases where tenant improvements are made prior to lease commencement, the leased asset is considered to be the finished space, and revenue recognition therefore begins when the improvements are substantially complete. Accrued rents are included in tenant receivables. Revenue from tenant reimbursements of taxes, maintenance expenses and insurance is recognized in the period the related expense is recorded. Additionally, certain of the lease agreements contain provisions that grant additional rents based on tenants’ sales volumes (contingent or percentage rent). Percentage rents are recognized when the tenants achieve the specified targets as defined in their lease agreements. Lease termination fees are recognized in the period that the lease is terminated and collection of the fees is reasonably assured. Upon early lease termination the joint venture provides for losses related to unrecovered intangibles and other assets. Cost recoveries from tenants are included in rental income in the period the related costs are incurred.

Recently Issued Accounting Pronouncements

In December 2007, the FASB revised SFAS No. 141 (Revised 2007), Business Combinations (“SFAS No. 141R”). SFAS No. 141R will change the accounting for business combinations. Under SFAS No. 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions.  SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  We adopted the provisions of SFAS No. 141R on January 1, 2009. Such adoption did not have an impact on our results of operations, cash flows or financial condition as we did not acquire any properties or entities during the six months ended June 30, 2009.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“SFAS No. 160”). SFAS No. 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. SFAS No. 160 requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. All other requirements of SFAS No. 160 shall be applied prospectively. Our adoption of SFAS No. 160 caused our partners’ capital to increase as a result of transferring the minority interest in our consolidated subsidiaries from the mezzanine section of our balance sheet into equity.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133 (“SFAS No. 161”). This statement amends SFAS No. 133 to provide additional information about how derivative and hedging activities affect an entity’s financial position, financial performance and cash flows.  The statement requires enhanced disclosures about an entity’s derivatives and hedging activities.  SFAS No. 161 will be effective for financial statements issued for years beginning on or after November 15, 2008. We adopted the provisions of SFAS No. 161 on January 1, 2009, and there was no material impact on the results of our operations or financial position

In May 2009, the FASB issued SFAS No. 165, Subsequent Events (“SFAS No. 165”). SFAS No. 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. We adopted SFAS No. 165 in the second quarter of 2009 and evaluated all events or transactions through September 8, 2009. During this period, we did not have any material subsequent events that impacted our consolidated financial statements.

In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R) (“SFAS No. 167”), which amends the consolidation guidance applicable to variable interest entities. The amendments will significantly affect the overall consolidation analysis under FASB Interpretation No. 46(R), Consolidation of Variable Interest Entities—an interpretation of ARB No. 51 and will change the way entities account for securitizations and special purpose entities as a result of the elimination of the qualified special purpose entity concept in SFAS No.166. SFAS No. 167 is effective as of the beginning of the first fiscal year that begins after November 15, 2009 and early adoption is prohibited. Management is currently evaluating the impact on our consolidated financial statements of adopting SFAS No. 167.

In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (“SFAS No. 168”).  SFAS No. 168 will become the single source of authoritative nongovernmental U.S. generally accepted accounting principles, superseding existing FASB, American Institute of Certified Public Accountants, EITF, and related accounting literature.  SFAS No. 168 reorganizes the thousands of GAAP pronouncements into roughly 90 accounting topics and displays them using a consistent structure.  Also included is relevant Securities and Exchange Commission guidance organized using the same topical structure in separate sections.  SFAS No. 168 will be effective for financial statements issued for reporting periods that end after September 15, 2009 and is not expected to have a significant impact on our consolidated financial statements.

Offering Costs

Our Advisor funded all of the organization and offering costs on our behalf. As of June 30, 2009, we had reimbursed our Advisor for approximately $62,456 and $29,543 of organization and offering costs, respectively. The organization costs were expensed to legal and professional fees. Offering costs, which include items such as legal and accounting fees, marketing, and promotional printing costs were treated as a reduction of stockholders’ equity along with sales commissions and dealer manager fees of 6.75% and 3.25%, respectively.

Results of Operations

We commenced our principal operations on April 22, 2008 when we raised the minimum offering amount of $2.0 million pursuant to the terms of our Offering. The Offering was closed on October 4, 2008, and, as of June 30, 2009, we had received $7.5 million from the sale of 752,307 shares of common stock. As of June 30, 2009, we had an investment interest in a joint venture, which owned one property comprising approximately 593,000 square feet of gross leasable area.

We report our investments in non-consolidated entities under the equity method of accounting.

Comparison of the three months ended June 30, 2009 to the three months ended June 30, 2008

Loss From Non-Consolidated Entity. Loss from non-consolidated entity increased approximately $122,000 to approximately $142,000 for the three months ended June 30, 2009 compared to approximately $20,000 for the three months ended June 30, 2008. Loss from non-consolidated entity represents our ownership portion of Shadow Creek’s net loss. We first acquired Shadow Creek in May 2008, so we owned the property for only a portion of the three months ended June 30, 2008. In addition, we recorded a loss from non-consolidated entity during December 2008 that was related to the three months ended June 30, 2008 due to purchase price allocation adjustments to Shadow Creek.

General & Administrative. General and administrative expenses decreased approximately $45,000 to approximately $66,000 for the three months ended June 30, 2009 compared to approximately $111,000 for the three months ended June 30, 2008. The decrease is primarily due to insurance costs that were incurred prior to the three months ended June 30, 2008, but that were recognized during April 2008. We did not recognize any expenses during 2008 until we commenced our principal operations on April 22, 2008 when we raised the minimum offering of $2.0 million pursuant to the terms of our Offering.

General & Administrative – Related Party. General and administrative expenses owed to our Advisor increased approximately $30,000 to approximately $57,000 for the three months ended June 30, 2009 compared to approximately $27,000 for the three months ended June 30, 2008. These costs primarily represent reimbursements to our Advisor for its costs incurred in providing financial reporting services to us. This increase was due to an increase in the compensation pool and to an increase in the allocation of those costs during the period to better reflect the level of effort expended by our affiliate’s financial personnel in providing accounting and financial reporting services to us.

Asset Management Fees – Related Party. Asset management fees – related party paid to our affiliate of approximately $14,000 represented fees incurred for the oversight and investment management of our real estate portfolio as outlined in the REITPlus prospectus. Our Advisor did not charge us asset management fees during the three months ended June 30, 2008 because we had just commenced our principal operations on April 22, 2008 when we raised the minimum offering of $2.0 million pursuant to the terms of our Offering.

Legal & Professional Fees. Legal and professional fees decreased approximately $96,000 to approximately $34,000 for the three months ended June 30, 2009 compared to approximately $130,000 for the three months ended June 30, 2008. The decrease is primarily due to extensive audit and legal fees that were incurred prior to the three months ended June 30, 2008, but that were recognized during April 2008. We did not recognize any expenses during 2008 until we commenced our principal operations on April 22, 2008 when we raised the minimum offering of $2.0 million pursuant to the terms of our Offering.

Interest and Dividend Income. Interest and dividend income increased approximately $16,000 to approximately $20,000 for the three months ended June 30, 2009 compared to approximately $4,000 for the three months ended June 30, 2008. This increase was primarily attributable to dividends received during 2009 from our investment in AmREIT common stock.

Net Loss Attributable to Non-controlling Interests. Net loss attributable to non-controlling interests increased approximately $20,000 to approximately $23,000 during the three months ended June 30, 2009 compared to approximately $3,000 for the three months ended June 30, 2008. Net loss attributable to non-controlling interests represents the ownership interest of AmREIT and REITPlus Holdings, LLC in REITPlus OP. The increase in net loss attributable to non-controlling interests was primarily due to REITPlus OP recognizing a larger loss from non-consolidated entity during the three months ended June 30, 2009. REITPlus OP first acquired Shadow Creek in May 2008, so it owned the property for only a portion of the three months ended June 30, 2008. In addition, REITPlus OP recorded a loss from non-consolidated entity during December 2008 that was related to the three months ended June 30, 2008 due to purchase price allocation adjustments to Shadow Creek.

Comparison of the six months ended June 30, 2009 to the six months ended June 30, 2008

Loss From Non-Consolidated Entity. Loss from non-consolidated entity increased approximately $137,000 to approximately $157,000 for the six months ended June 30, 2009 compared to approximately $20,000 for the six months ended June 30, 2008. Loss from non-consolidated entity represents our ownership portion of Shadow Creek’s net loss. We first acquired Shadow Creek in May 2008, so we owned the property for only a portion of the six months ended June 30, 2008. In addition, we recorded a loss from non-consolidated entity during December 2008 that was related to the six months ended June 30, 2008 due to purchase price allocation adjustments to Shadow Creek.

General & Administrative. General and administrative expenses increased approximately $24,000 to approximately $135,000 for the six months ended June 30, 2009 compared to approximately $111,000 for the six months ended June 30, 2008. The increase is primarily due to an increase in fees paid to our board of directors.

General & Administrative – Related Party. General and administrative expenses owed to our Advisor increased approximately $56,000 to approximately $83,000 for the six months ended June 30, 2009 compared to approximately $27,000 for the six months ended June 30, 2008. These costs primarily represent reimbursements to our Advisor for its costs incurred in providing financial reporting services to us. This increase was due to an increase in the compensation pool and to an increase in the allocation of those costs during the period to better reflect the level of effort expended by our affiliate’s financial personnel in providing accounting and financial reporting services to us.

Asset Management Fees – Related Party. Asset management fees – related party paid to our affiliate of approximately $27,000 represented fees incurred for the oversight and investment management of our real estate portfolio as outlined in the REITPlus prospectus. Our Advisor did not charge us asset management fees during the six months ended June 30, 2008 because we had just commenced our principal operations on April 22, 2008 when we raised the minimum offering of $2.0 million pursuant to the terms of our Offering.

Legal & Professional Fees. Legal and professional fees decreased approximately $75,000 to approximately $55,000 for the six months ended June 30, 2009 compared to approximately $130,000 for the six months ended June 30, 2008. The decrease is primarily due to extensive audit and legal fees that were incurred prior to April 2008, but that were recognized during April 2008. We did not recognize any expenses during 2008 until we commenced our principal operations on April 22, 2008 when we raised the minimum offering of $2.0 million pursuant to the terms of our Offering.

Interest and Dividend Income. Interest and dividend income increased approximately $12,000 to approximately $22,000 for the six months ended June 30, 2009 compared to approximately $10,000 for the six months ended June 30, 2008. This increase was primarily attributable to dividends received during 2009 from our investment in AmREIT common stock.

Net Loss Attributable to Non-controlling Interests. Net loss attributable to non-controlling interests increased approximately $22,000 to approximately $25,000 during the six months ended June 30, 2009 compared to approximately $3,000 for the six months ended June 30, 2008. Net loss attributable to non-controlling interests represents the ownership interest of AmREIT and REITPlus Holdings, LLC in REITPlus OP. The increase in net loss attributable to non-controlling interests was primarily due to REITPlus OP recognizing a larger loss from non-consolidated entity during the six months ended June 30, 2009. REITPlus OP first acquired Shadow Creek in May 2008, so it owned the property for only a portion of the six months ended June 30, 2008. In addition, REITPlus OP recorded a loss from non-consolidated entity during December 2008 that was related to the three months ended June 30, 2008 due to purchase price allocation adjustments to Shadow Creek.

Liquidity and Capital Resources

We expect to meet our short-term liquidity requirements with cash on hand. Until we acquire additional properties, we invest all excess cash in short-term investments or overnight funds. This investment strategy allows us to offset the interest costs from any fixed-rate mortgage loans and provides us with the liquidity to acquire properties at such time as those suitable for acquisition are located.

As of June 30, 2009 and December 31, 2008, our cash and cash equivalents totaled approximately $1.1 million and approximately $1.8 million, respectively. Cash flows provided by (used in) operating activities, investing activities and financing activities for the six months ended June 30, 2009 and 2008 are as follows (in thousands):

	Six months ended June 30,
	2009	2008
Operating activities	$(236)	$(219)
Investing activities	$(396)	$(3,850)
Financing activities	$(113)	$3,387

Net cash flows used in operating activities increased approximately $17,000 to approximately $236,000 for the six months ended June 30, 2009 compared to approximately $219,000 for the six months ended June 30, 2008. This increase in operating outflows is primarily attributable to an increase of $43,000 in the net loss before amortization, and loss from non-consolidated entity.  This increase in operating outflows was partially offset by a $26,000 net increase in working capital cash flows.  The net working capital increase was comprised primarily of a net decrease of $64,000 paid for directors’ and officers’ insurance, partially offset with a net decrease of $34,000 in payables.

Net cash flows used in investing activities decreased approximately $3.5 million to approximately $396,000 for the six months ended June 30, 2009 compared to approximately $3.9 million for the six months ended June 30, 2008. This decrease was due to our investment in Shadow Creek of $3.9 million during the 2008 period, partially offset by our investment in AmREIT class A common shares of $196,000 and an additional investment in Shadow Creek of $200,000 during the 2009 period.

Net cash flows used in financing activities increased approximately $3.5 million to approximately $113,000 for the six months ended June 30, 2009 compared to net cash flows provided by financing activities of approximately $3.4 million for the six months ended June 30, 2008. The increase in net cash outflows is primarily attributable to an increase in distributions of approximately $108,000, coupled with a decrease in net cash inflows; we raised approximately $3.4 million (net of $377,000 of issuance costs) during the 2008 period compared to $0 during the 2009 period.

REITPlus may be required by our Advisor to establish working capital reserves from offering proceeds, out of cash flow generated by operating assets or out of proceeds from the sale of assets. Working capital reserves are typically utilized to fund tenant improvements, leasing commissions and major capital expenditures. Our lenders also may require working capital reserves.

During the past 18 months, the United States has experienced an unprecedented business downturn, coupled with a substantial curtailment of available debt financing and a virtual shutdown of equity capital markets, particularly in the real estate sector.  While we believe that we have sufficient cash on hand to meet our contractual obligations, a significant additional deterioration in the national economy, the bankruptcy or insolvency of one or more of our large tenants in our joint venture property could cause our 2009 cash resources to be insufficient to meet our obligations.  If necessary, our joint venture property has the ability to defer capital improvements and to defer payment of certain operating costs, including property taxes, until cash resources are available.

Distributions

As of June 30, 2009, all of our distributions paid were funded by cash flows from financing activities that was generated during 2008 and were a return of capital.

ANNEX C

Information Concerning AmREIT

AmREIT 10-K for the year ended December 31, 2008

AmREIT 10-Q for the quarterly period ended June 30, 2009

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10-K
(Mark One)

☑	ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2008
or

☐	TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Commission File No. 0-28378
AmREIT
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	76-0410050 (I.R.S. Employer Identification No.)

8 Greenway Plaza, Suite 1000 Houston, Texas (Address of principal executive offices)	77046 (Zip Code)
Registrant’s telephone number, including area code: (713) 850-1400
Securities registered pursuant to Section 12 (b) of the Exchange Act:

Title of Class	Name of Exchange on Which Registered
Class A Common Shares	American Stock Exchange
Securities registered under Section 12(g) of the Exchange Act: None
Indicate by check mark if the registrant is a well-known seasoned issuer (as defined in Rule 405 of the Securities Act).
YES ☐ NO ☑
Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.
YES ☐ NO ☑
Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. YES ☑ NO ☐
Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☑
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). YES ☐ NO ☑
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐
The aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the common equity was last sold as of June 30, 2008 was $35.5 million
The number of common shares outstanding On March 26, 2009 was 5,279,084 Class A Common Shares, 4,139,802, Class C Common Shares, and 10,966,255 Class D Common Shares.
DOCUMENTS INCORPORATED BY REFERENCE
The registrant incorporates by reference into Part III portions of its Proxy Statement for the 2009 Annual Meeting of Shareholders.

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FORWARD —LOOKING STATEMENTS
In this report all references to “we”, “our”, and “us” refer collectively to AmREIT, Inc. and its subsidiaries including joint ventures.
Certain statements constrained herein constitute forward-looking statements as such term is defined in Section 33A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations, and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward looking statements. You can find many of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this Annual Report on Form 10-K. We also note the following forward-looking statements: in the case of our developments projects, the estimated completion date, estimated project costs and costs to complete; and estimates of future capital expenditures, common and preferred share dividends. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. For further discussion of factors that could materially affect the outcome of our forward-looking statements are beyond our ability to control or predict.
For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this Annual Report on Form 10-K or the date of any document incorporated by reference. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this Annual Report on Form 10-K.

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PART I
Item 1. Business
General
We are a full service real estate company that focuses on acquiring Irreplaceable Corner™ commercial properties in three of the top six major growth markets throughout the United States. For 25 years, we have provided our clients and investors with financial transparency, reliability and creation of value for future real estate investment growth. We have access to a variety of capital markets including public and private financial companies and institutional investors, and our platform has grown from approximately $100 million in assets in 2002 to approaching $1 billion. We have elected to be taxed as a real estate investment trust (“REIT”) for federal income tax purposes.
Our core portfolio consists of Today’s Irreplaceable Corners™. These are corner properties in Top U.S. Growth Markets with high barriers to entry, high daytime and evening population, high rate of cars per day and high household incomes within 3-5 miles of the property. To provide future growth and investment opportunities, Our advisory business invests in and advises seven merchant development funds that own, develop and manage Tomorrow’s Irreplaceable Corners™. These are properties that are located on dominant regional intersections within fast growing markets. We create value for our clients and investors through our expertise in development, redevelopment and daily operation of these properties.
Our Strategy
During 2007, we initiated a strategic plan which we refer to as “Vision 2010”. Vision 2010 is designed to create a more confirming structure that will reduce the earnings volatility of our business model while also simplifying our capital structure, with the ultimate goal of growing our portfolio of Irreplaceable Corners. We expect that Vision 2010 will have three phases as follows:
•	Phase I consisted of business model changes which are designed to reduce the earnings volatility created by some of our transactional operating subsidiaries. In connection with phase I of our plan we have simplified our operating platform and reduced our transactional volatility by exiting the general contracting business and the fund raising business. Additionally, we suspended the REITPlus, Inc. best efforts equity offering. Together, these restructuring initiatives have resulted in a one-time restructuring charge of approximately $2.5 million during 2008 and have reduced our annual overhead and general and administrative expenses by approximately $4.5 million.

•	Phase II will consist of changes which are designed to simplify our equity capital structure. As the first step in Phase II, in December 2008, we voluntarily de-listed our class A common shares from trading on the NYX. Our class A common shares are therefore no longer traded on a national exchange. Additionally, we have announced the potential merger of AmREIT into REITPlus, resulting in a combined, conforming entity with a single class of common stock.

•	Phase III will consist of growing our portfolio of Irreplaceable Corners and identifying additional sources of liquidity for shareholders once we have accomplished the first two phases of Vision 2010 and the country begins to move into recovery.
On January 7, 2009, our Board of Trust Managers approved in concept the merger of AmREIT with REITPlus, an affiliated non-traded REIT that we sponsored in 2007. The anticipated merger is the next step in Vision 2010 and would combine all AmREIT capital stock into a single class of common shares, accomplishing our goal of simplifying our capital structure. The merger will be subject to appraisal of AmREIT and REITPlus’s real estate properties, valuation by a third party investment banking firm of AmREIT’s three classes of common stock, entry into a definitive merger agreement, approval of shareholders of both REITs and other customary closing conditions. We believe these steps would better position us to raise Wall Street and/or institutional capital either through joint ventures at the entity level or through an IPO and re-listing of its shares.

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Our Structure
Our structure consists of an institutional grade portfolio of Irreplaceable Corners and our advisory business, each of which is supported by our real estate development and operating group.
Portfolio of Irreplaceable Corners
Our core portfolio consists of Today’s Irreplaceable Corners™. These are corner properties in Top U.S. Growth Markets with the following characteristics:
•	Located on a corner in major metropolitan area

•	High barriers to entry

•	High daytime and evening population

•	High count of cars per day

•	High average household income within 3-5 mile radius
As of December 31, 2008, we owned a real estate portfolio consisting of 45 properties located in 15 states. Leased to national, regional and local tenants, our properties are primarily located throughout Texas. We are currently focused in three of the top six population and job growth markets in the United States: Houston, Dallas and San Antonio. Our long term goal is to be in six of the top ten population and job growth major markets in the United States. As owners of real estate, we implement high standards of excellence in maintaining the value, aesthetics, tenant mix and safety of each of our properties. As of December 31, 2008, our operating properties are leased at 98.4% based on leasable square footage compared to 98.1% as of December 31, 2007.
No single tenant represented more than 10% of total revenues for the year ended December 31, 2008. As of December 31, 2008, one property individually accounted for more than 10% of the Company’s year-end consolidated total assets —Uptown Park in Houston, Texas, which accounted for 14.4% of total assets. For the year ended December 31, 2008, the top three tenants by base rental income concentration were IHOP at 8.96%, Kroger at 8.51% and CVS/pharmacy at 3.7%. Consistent with our strategy of investing in areas that we know well, 15 of our properties are located in the Houston metropolitan area. These properties represented 59% of our base rental income for the year ended December 31, 2008. Houston is Texas’ largest city and the fourth largest city in the United States. See “Location of Properties” in Item 2 for further discussion regarding Houston’s economy.
Advisory Business
For 25 years, we have created financial solutions for our investors by offering real estate investment opportunities as a stable and dependable source of income and portfolio growth. We have successfully advised 17 private and public investment vehicles over the past two and a half decades that have led to the acquisition, development and redevelopment of Tomorrow’s Irreplaceable Corners™ properties throughout the United States. Tomorrow’s Irreplaceable Corners are properties that are located on dominant regional intersections within fast growing markets. AmREIT creates value for its clients and investors through its expertise in development, redevelopment and daily operation of these properties.
As of December 31, 2008, the advisory group directly managed, through its seven merchant development funds, a total of $172 million in contributed capital. Two of the seven partnerships, AmREIT Opportunity Fund, Ltd. (AOF) and AmREIT Income and Growth Fund, Ltd. (AIG), entered into their liquidation phase in 2003 and 2007 respectively, and the remaining five partnerships are scheduled to enter their liquidation phases in 2010, 2011, 2012, 2013, and 2016. As these partnerships enter into liquidation, we, acting as the general partner/advisor, expect to receive economic benefit from our profit participation, after certain preferred returns have been paid to the limited partners. During the years ended December 31, 2008, 2007 and 2006, AmREIT recognized approximately $80,000, $401,000 and $414,000, respectively, related to its general partner interest in AOF, which fully liquidated during 2008.
Real Estate Development and Operating Group
Our real estate operating and development business is comprised of a fully integrated real estate team that works directly with landlords, builders and developers. This team is primarily focused on managing, leasing and creating value on our owned and managed portfolio of Irreplaceable Corners and gives us a competitive edge on pricing and development opportunities. Having a full complement of real estate professionals helps secure strong tenant relationships for both our portfolio and the merchant development portfolios managed by our advisory business. During the years ended December 31, 2008, 2007 and 2006, the real estate operating and development business generated net real estate and asset management fees of $5.8 million, $6.5 million, and $9.1 million, which represented 14%, 13%, and 16% of the Company’s total revenues, respectively. This business is structured as a taxable REIT subsidiary.

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Competition
All of our properties are located in areas that include competing properties. The number of competitive properties in a particular area could have a material adverse affect on both our ability to lease space at any of our properties or at any newly developed or acquired properties and on the rents charged. We may be competing with owners, including, but not limited to, other REITs, insurance companies and pension funds that have greater resources than us.
Compliance with Governmental Regulations
Under various federal and state environmental laws and regulations, as an owner or operator of real estate, we may be required to investigate and clean up certain hazardous or toxic substances, asbestos-containing materials, or petroleum product releases at our properties. We may also be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by those parties in connection with the contamination. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. The presence of contamination or the failure to remediate contaminations at any of our properties may adversely affect our ability to sell or lease the properties or to borrow using the properties as collateral. We could also be liable under common law to third parties for damages and injuries resulting from environmental contamination coming from our properties.
All of our properties will be acquired subject to satisfactory Phase I environmental assessments, which generally involve the inspection of site conditions without invasive testing such as sampling or analysis of soil, groundwater or other media or conditions; or satisfactory Phase II environmental assessments, which generally involve the testing of soil, groundwater or other media and conditions. Our Board of Trust Managers may determine that we will acquire a property in which a Phase I or Phase II environmental assessment indicates that a problem exists and has not been resolved at the time the property is acquired, provided that (A) the seller has (1) agreed in writing to indemnify us and/or (2) established an escrow account with predetermined funds greater than the estimated costs to remediate the problem; or (B) we have negotiated other comparable arrangements, including, without limitation, a reduction in the purchase price. We cannot be sure, however, that any seller will be able to pay under an indemnity we obtain or that the amount in escrow will be sufficient to pay all remediation costs. Further, we cannot be sure that all environmental liabilities have been identified or that no prior owner, operator or current occupant has created an environmental condition not known to us. Moreover, we cannot be sure that (1) future laws, ordinances or regulations will not impose any material environmental liability or (2) the current environmental condition of our properties will not be affected by tenants and occupants of the properties, by the condition of land or operations in the vicinity of the properties (such as the presence of underground storage tanks), or by third parties unrelated to us.
Employees
As of December 31, 2008, AmREIT had 50 full-time employees, 2 part-time contract personnel and 3 full-time dedicated brokers.
Financial Information
Additional financial information related to AmREIT is included in Item 8 “Consolidated Financial Statements and Supplementary Data.”
Materials Available on Our Website
     Copies of our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports, as well as Reports on Forms 3, 4 and 5 regarding officers, trustees or 10% beneficial owners of us, filed or furnished pursuant to Section 13(a), 15(d) or 16(a) of the Securities Exchange Act of 1934 are available free of charge through our website (www.amreit.com) as soon as reasonably practicable after they are electronically filed with, or furnished to, the Securities and Exchange Commission. We have also made available on our website copies of our Audit Committee Charter, Compensation Committee Charter, Corporate Governance and Nominating Committee Charter, Code of Business Conduct and Ethics and Corporate Governance Guidelines. In the event of any changes to these charters or the code or guidelines, changed copies will also be made available on our website. Copies of these documents are also available directly from us free of charge. Our website also includes other financial information about us, including certain non-GAAP financial measures, none of which is a part of this annual report on Form 10-K.
Item 1B. Unresolved Staff Comments
None

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Item 2. Properties
General
Our core portfolio consists of Today’s Irreplaceable Corners™. These are corner properties in Top U.S. Growth Markets with the following characteristics:
•	Located on a corner in major metropolitan area

•	High barriers to entry

•	High daytime and evening population

•	High count of cars per day

•	High average household income within 3-5 mile radius
As of December 31, 2008, we owned a real estate portfolio consisting of 45 properties located in 15 states. Leased to national, regional and local tenants, our properties are primarily located throughout Texas. As owners of real estate, we implement high standards of excellence in maintaining the value, aesthetics, tenant mix and safety of each of our properties. Reference is made to the Schedule III — Consolidated Real Estate Owned and Accumulated Depreciation filed with this Form 10-K for a listing of the properties and their respective costs.
Land — Our property sites, on which our leased buildings sit, range from approximately 34,000 to 1.0 million square feet, depending upon building size and local demographic factors. Our sites are in highly-populated, high traffic corridors and have been reviewed for traffic and demographic pattern and history.
Buildings — The buildings are multi-tenant shopping centers and freestanding single-tenant properties located at “Main and Main” locations throughout the United States. They are positioned for good exposure to traffic flow and are constructed from various combinations of stucco, steel, wood, brick and tile. Shopping centers are generally 14,000 square feet and greater and single-tenant buildings range from approximately 2,000 to 66,000 square feet. Buildings are suitable for possible conversion to various uses, although modifications may be required prior to use for other operations.
Leases — Primary lease terms range from five to 25 years. Generally, leases also provide for one to four five-year renewal options. Our retail properties are primarily leased on a “net” basis whereby the tenants are responsible, either directly or through landlord reimbursement, for the property taxes, insurance and operating costs such as water, electric, landscaping, maintenance and security. Generally, leases provide for either percentage rents based on sales in excess of certain amounts, periodic escalations or increases in the annual rental rates or both.
Location of Properties
We are currently invested in three of the top six population and job growth markets in the United States with a long-term goal to be in six of the top ten populations and job growth markets in the United States. Houston, Dallas and San Antonio/Austin rank in the top six population and job growth markets in the United States. Of our 45 properties, 22 are located in Texas, with 15 being located in the greater Houston metropolitan statistical area. These 15 properties represented 59% of our rental income for the year ended December 31, 2008. Our portfolio of assets tends to be located in areas we know well, that meet the above criteria and where we can monitor them closely. Because of our proximity and deep knowledge of our markets, we believe we can deliver an extra degree of hands-on management to our real estate investments. We expect over the long term we will outperform absentee landlords in these markets and landlords in underperforming markets as it relates to population and job growth.
Because of our investments in the greater Houston area, and throughout Texas, the Houston and Texas economy have a significant impact on our business and on the viability of our properties. Accordingly, management believes that any downturn in the Houston, Dallas and San Antonio economies could adversely affect us; however, general retail and grocery anchored shopping centers that provide basic necessity-type items, which we primarily own, that are located in strong population and job growth markets with strong barriers to entry and strong demographics such as density and affluence of population should be less sensitive to macroeconomic downturns.

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A listing of our properties by property type and by location follows, including gross leasable area (GLA), annualized base rent (ABR) and percent leased as of December 31, 2008:

Grocery Anchored Shopping Centers		City	State	GLA	ABR	% Leased
1	AmREIT C-Ranch LP	Houston	TX	97,297	$1,263,969	100%
2	MacArthur Park	Irving	TX	237,381	3,906,589	96%
3	Plaza in the Park	Houston	TX	144,062	2,663,253	98%

3	Grocery Anchored Shopping Centers Total			478,740	$7,833,811

Neighborhood Lifestyle & Community Shopping Center		City	State	GLA	ABR	% Leased
1	Bakery Square	Houston	TX	34,614	$856,786	100%
2	Courtyard on Post Oak	Houston	TX	13,597	485,997	100%
3	Sugarland Plaza	Sugarland	TX	16,750	349,612	100%
4	Terrace Shops	Houston	TX	16,395	443,752	100%
5	Uptown Plaza (including CVS)	Houston	TX	28,000	1,242,311	100%
6	Uptown Park	Houston	TX	169,112	5,336,029	98%
7	Woodlands Plaza	The Woodlands	TX	20,018	321,724	85%
8	Southbank — Riverwalk	San Antonio	TX	46,673	1,536,786	100%
9	Uptown Plaza — Dallas	Dallas	TX	33,840	1,583,020	96%

9	Community Shopping Centers Total			378,999	$12,156,017

Single Tenant (Ground Leases) — Land		City	State	GLA	ABR	% Leased
1	410-Blanco (Citibank)	San Antonio	TX	4,439	$159,979	100%
2	Carlson Restaurants	Hanover	MD	6,802	141,674	100%
3	Darden	Peachtree City	GA	6,867	94,922	100%
4	Commerce & Zarzamora	San Antonio	TX	14,820	Note (1)	0%
5	CVS Corporation (Eckerds at Yorktown)	Houston	TX	13,824	327,167	100%
6	Woodlands Ring Road — Ground Leases	The Woodlands	TX	66,349	664,538	100%

6	Single Tenant (Ground Leases) Total			113,101	$1,388,280

Single Tenant (Fee Simple)		City	State	GLA	ABR	% Leased
1	AFC, Inc. (2)	Atlanta	GA	2,583	$119,279	100%
2	Advance Auto	Aurora	IL	7,000	Note (1) (3)	0%
3	McAlister’s Deli	Champaign	IL	7,000	175,392	100%
4	McAlister’s Deli	Peoria	IL	3,426	153,000	100%
5	Sunbelt Rental (2 acres of land)	Champaign	IL	12,000	176,970	100%
6	Carlson Restaurants	Houston	TX	8,500	215,000	100%
7	Golden Corral	Houston	TX	12,000	210,450	100%
8	Golden Corral (2)	Humble	TX	12,000	208,941	100%
9	IHOP Corporation #1483	Sugarland	TX	4,020	190,620	100%
10	IHOP Corporation #1737	Centerville	UT	4,020	163,896	100%
11	IHOP Corporation #4462	Memphis	TN	4,020	179,496	100%
12	IHOP Corporation #5318	Topeka	KS	4,020	159,504	100%

12	Single Tenant (Fee Simple) Total			80,589	$1,952,548

Single Tenant (Leasehold)		City	State	GLA	ABR	% Leased
15	Single Tenant (Leasehold) Total	Various	Various	60,300	$1,524,420	100%

	Company Total Sq. Ft.			1,111,729	$24,855,076

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(1)	Under Development (GLA represents proposed leasable square footage)

(2)	Held for Sale

(3)	Advance Auto property is located in IL. The property has a proposed GLA of 7,000 square feet.
The base rental income generated by our properties during 2008 by state/city is as follows:

	Held for Investment		Held for Sale
	Rental	Rental	Rental	Rental
State/City	Income	Concentration	Income	Concentration

Texas — Houston	$19,847,418	58.7%	$349,277	56.4%
Texas — Dallas	$8,611,463	25.5%		0.0%
Texas — San Antonio	$2,750,389	8.1%		0.0%
Texas — other	$229,922	0.7%		0.0%

Total Texas	31,439,192	93.0%	349,277	56.4%

Tennessee	$298,804	0.9%	$150,120	24.3%
Louisiana	$209,082	0.6%		0.0%
Kansas	$96,323	0.3%		0.0%
Illinois	$501,809	1.5%		0.0%
Missouri	$110,395	0.3%		0.0%
Colorado	$105,138	0.3%		0.0%
Georgia	$82,930	0.2%	$119,279	19.3%
Oregon	$176,763	0.5%		0.0%
Virginia	$171,869	0.5%		0.0%
Utah	$163,846	0.5%		0.0%
Maryland	$141,664	0.4%		0.0%
New York	$125,128	0.4%		0.0%
California	$112,105	0.4%		0.0%
New Mexico	$78,638	0.2%		0.0%

Total	33,813,686	100.0%	618,676	100.0%

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Grocery-Anchored Shopping Centers
Our grocery-anchored shopping centers comprise 31% of our annualized rental income from the properties owned as of December 31, 2008. These properties are designed for maximum retail visibility and ease of access and parking for the consumer. All of our grocery-anchored centers are anchored by Kroger and are supported by a mix of specialty national and regional tenants such as Barnes & Noble, GAP and Starbucks. They are leased in a manner that provides a complementary array of services to support the local retail consumer. These properties are located in the Houston and Dallas metropolitan areas and are typically located at an intersection guided by a traffic light, with high visibility, significant daily traffic counts, and in close proximity to neighborhoods and communities with household incomes above those of the national average. We are dependent upon the financial viability of Kroger, and any downturn in Kroger’s operating results could negatively impact our operating results.
All of our grocery-anchored center leases provide for the monthly payment of base rent plus reimbursement of operating expenses. This monthly operating expense payment is based on an estimate of the tenant’s pro rata share of property taxes, insurance, utilities, maintenance and other common area maintenance charges. Annually these operating expenses are reconciled with any overage being reimbursed to the tenants and any underpayment being billed to the tenant. Generally these are net lease terms and allow the landlord to recover all of its operating expenses, with the exception of expenses allocable to any vacant space.
Our grocery-anchored shopping center leases range from one to 20 years and generally include one or more five-year renewal options. Annual rental income from these leases ranges from $22,000 to $1.0 million per year.
Neighborhood, Lifestyle and Community Shopping Centers
As of December 31, 2008, we owned 9 shopping centers, excluding the grocery-anchored centers discussed above, representing approximately 379,000 leasable square feet and comprising 49% of our annualized rental income from the properties owned as of December 31, 2008. Our shopping center properties are primarily neighborhood, lifestyle and community centers, ranging from 14,000 to 169,000 square feet. None of the centers have internal common areas, but instead are designed for maximum retail visibility and ease of access and parking for the consumer. These properties have a mix of national, regional and local tenants, leased in a manner to provide a complementary array of services to support the local retail consumer. All of our centers are located in major metropolitan areas, are typically located at an intersection guided by a traffic light, with high visibility, significant daily traffic counts, and are in close proximity to neighborhoods and communities with household incomes above those of the national average.
All of our shopping center leases provide for the monthly payment of base rent plus reimbursement of operating expenses. This monthly operating expense payment is based on an estimate of the tenant’s pro rata share of property taxes, insurance, utilities, maintenance and other common area maintenance charges. Annually these operating expenses are reconciled with any overage being reimbursed to the tenants and any underpayment being billed to the tenant.
Our shopping center leases range from one to 60 years and generally include one or more five-year renewal options. Annual rental income from these leases ranges from $12,000 to $574,000 per year and typically allow for rental increases, or bumps, periodically through the life of the lease.
Single-tenant Properties
As of December 31, 2008, we owned 33 single-tenant properties, representing approximately 254,000 leaseable square feet and comprising 20% of our annualized rental income from the properties owned as of December 31, 2008. Our single-tenant leases typically provide that the tenant bears responsibility for substantially all property costs and expenses associated with ongoing maintenance and operation of the property such as utilities, property taxes and insurance. Some of the leases require that we will be responsible for roof and structural repairs. In these instances, we normally require warranties and/or guarantees from the related vendors, suppliers and/or contractors to mitigate the potential costs of repairs during the primary term of the lease.
Because our leases are entered into with or guaranteed by the corporate, parent tenant, they typically do not limit the Company’s recourse against the tenant and any guarantor in the event of a default. For this reason, these leases are designated by us as “Credit Tenant Leases”, because they are supported by the assets of the entire company, not just the individual store location.
The primary term of the single-tenant leases ranges from 5 to 30 years. All of the leases also provide for one to four, five-year renewal options. Annual rental income ranges from $80,000 to $327,000 per year.
Land to be Developed
As part of our investment objectives, we will invest in land to be developed on Irreplaceable Corners. A typical investment in land to be developed will result in a six to 12 month holding period, followed by the execution of a ground lease with a national or regional retail

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tenant or by the development of a single-tenant property or shopping center. During 2008, we acquired a 1.4-acre parcel of land in San Antonio, Texas that is currently under development for a national drugstore tenant with whom we have an executed long-term lease.
Property Acquisitions and Dispositions
During 2008, we acquired a 1.4-acre parcel of land in San Antonio, Texas and in February 2009 we completed the development of a Walgreen’s Drug Store that is subject to an executed long-term lease. Additionally, we sold four properties which were recorded as real estate held for sale. Three of these sales generated aggregate proceeds of $3.5 million which generated a $924,000 gain. The fourth sale was consummated in November 2008 and is expected to generate proceeds of $6.0 million, $5.5 million of which was seller-financed. We recognized a gain of $229,000 on this transaction in the fourth quarter of 2008 and have recorded a deferred gain of $2.9 million which we expect to recognize in 2009 as we receive principal payments on the note receivable from the buyer.
In February 2007, we acquired The Woodlands Mall Ring Road property, which represents 66,000 square feet of gross leasable area in Houston, Texas. The property is ground-leased to five tenants, including Bank of America, Circuit City and Landry’s Seafood. Additionally, during 2007, we sold one property acquired for resale for $1.4 million which approximated our cost.
Property Held for Sale
Discontinued operations includes any properties sold during the period as well as the operations of properties that are held for sale as of the end of the period. The 2008 operating results reflect 2 properties included in held for sale as of December 31, 2008.
Item 3. Legal Proceedings
We are involved in various matters of litigation arising in the normal course of business. While we are unable to predict with certainty the amounts involved, our management and counsel believe that when such litigation is resolved, our resulting liability, if any, will not have a material adverse effect on our consolidated financial statements.
Item 4. Submission of Matters to a Vote of Security Holders
No matters were submitted to a vote of shareholders during the fourth quarter of the 2008 fiscal year.

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PART II
Item 5. Market for Registrant’s Common Equity, Related Shareholder Matters and Issuer Purchases of Equity Securities
As of March 26, 2009, there were approximately 512 holders of record for 5,279,084 of our class A common shares outstanding on such date, net of 1,355,405 shares held in treasury. On December 1, 2008 the Board of Trust Managers approved the privatization of the Company through the voluntary withdrawal of its Class A common shares from listing on the NYSE Euronext Exchange (“NYX”, formerly the American Stock Exchange). On December 19, 2008, trading on the NYX ceased and all AmREIT share classes became unlisted. Since the voluntary withdrawal of the listing on the NYX on December 19, 2008, our class A common shares have traded sporadically in The Pink Sheets, which is an electronic market where quotations to purchase and sell securities may be entered by registered broker-dealers. Upon voluntarily delisting on the NYX in December, our Board of Trust Managers intended that no trading market exist for our class A common shares, and trading in The Pink Sheets market, which began on December 22, 2008, was not requested by us or our Board and has been increasingly limited and sporadic, with volume during the first five trading days of February 2009 being an average of less than 500 shares per day.
The following table reflects the high and low closing prices of our class A common shares on the NYX for the last two fiscal years, through December 19, 2008, which was the last day our class A common shares traded on the NYX, and the quarterly distributions declared with respect to such shares. We believe that reliable bid and offer information with respect to our class A common stock is not generally reported to the market by The Pink Sheets and is otherwise not reasonably available. Accordingly, we have omitted such information from this section.

Calendar Period	High	Low	Dividends
2008
Fourth Quarter (through December 19)	$7.00	$1.95	$.1242
Third Quarter	$7.23	$5.45	$.1242
Second Quarter	$8.04	$6.65	$.1242
First Quarter	$7.48	$5.91	$.1242
2007
Fourth Quarter	$8.40	$6.56	$.1242
Third Quarter	$8.91	$6.66	$.1242
Second Quarter	$9.00	$7.90	$.1242
First Quarter	$9.25	$8.00	$.1242
The payment of any future dividends on our class A common shares is dependent upon applicable legal and contractual restrictions, including the provisions of the class C common shares, as well as our earnings and financial needs.
Class C Common Shares — As of March 26, 2009, there were approximately 1,203 holders of record for 4,139,802 of the Company’s class C common shares. The class C common shares are not listed on an exchange and there is currently no available trading market for the class C common shares. The class C common shares have voting rights, together with all classes of common shares, as one class of stock. The class C common shares were issued at $10.00 per share. Holders of class C common shares are entitled to a fixed 7.0% non-cumulative preferred annual dividend, payable in monthly installments, when, as and if declared by the Board of Trust Managers. Class C common shares are convertible into class A common shares after a 7-year lock out period at a conversion price equal to 110% of invested capital, at the holder’s option. After three years and beginning in August 2006, subject to the issuance date of the respective shares, we have the right to redeem, in whole or in part, class C common shares for a cash redemption price of $11.00 per share, or at the holder’s option, shares of class A common stock at the conversion price described above.
Class D Common Shares — As of March 26, 2009, there were approximately 3312 holders of record for 10,993,010 of the Company’s class D common shares. The class D common shares are not listed on an exchange and there is currently no available trading market for the class D common shares. The class D common shares have voting rights, together with all classes of common shares, as one class of stock. The class D common shares were issued at $10.00 per share. Holders of class D common shares are entitled to a fixed 6.5% non-cumulative annual dividend, paid in monthly installments, when, as and if declared by the Board of Trust Managers, subject to prior or contemporaneous payment of monthly dividends then payable to class C common shares. The class D common shares are convertible into the class A common shares at a conversion price equal to the $10.00 per share issuance price plus a 7.7% premium on original capital after a 7-year lock out period, at the holder’s option. After one year and beginning in July 2005, subject to the issuance date of the respective shares, we have the right to redeem the class D common shares at a cash price of $10.00 per share plus the accreted portion of the conversion premium. In either case, the conversion premium will be pro rated based on the number of years the shares are outstanding.

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In June 2007, our Board of Trust Managers authorized a common share repurchase program as part of our ongoing investment strategy. Under the prior terms of the program, we were authorized to purchase up to a maximum value of $5 million of our class A common shares of beneficial interest. In May of 2008, the Board of Trust Managers increased our class A common share repurchase authority to a maximum value of $10 million of our class A common shares. Share repurchases may be made in the open market or in privately negotiated transactions at the discretion of management and as market conditions warrant. We funded the repurchase of shares primarily through the proceeds received from general corporate funds as well as through the use of our credit facility.
Repurchases of our common shares of beneficial interest for the year ended December 31, 2008 are as follows:

	(a)	(b)	(c)	(d)
	Total	Average	Total Number of	Approximate Dollar
	Number	Price	Shares Purchased	Value of Shares that
	of Shares	Paid per	As Part of Publicly	May Yet be Purchased
Period	Purchased	Share	Announced Program	Under the Program

January 1, 2008 to March 31, 2008	156,490	$6.99	156,490	$2,618,707

April 1, 2008 to June 30, 2008	695,800	$7.28	695,800	$2,560,990

July 1, 2008 to September 30, 2008	84,310	$7.09	84,310	$1,963,519

October 2, 2008 to December 31, 2008	49,900	$6.42	49,900	$1,643,161

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Item 6. Selected Financial Data
The following table sets forth selected consolidated financial data with respect to AmREIT and should be read in conjunction with Item 7 — “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” the Consolidated Financial Statements and accompanying Notes in Item 8 — “Financial Statements and Supplementary Data” and the financial schedule included elsewhere in this Form 10-K.

	December 31,	December 31,	December 31,	December 31,	December 31,
	2008	2007	2006	2005	2004
Balance sheet data (at end of period)
Real estate investments before accumulated depreciation and amortization	$316,189	$329,819	$312,405	$290,097	$198,744
Total assets	327,027	344,187	328,430	314,971	203,151
Notes payable	184,352	168,560	144,453	114,687	105,964
Notes payable held for sale	—	12,811	—	—	—
Shareholders’ equity	128,624	149,433	169,050	187,285	88,370

Other data
Funds from operations, available to class A (1)	(1,357)	1,896	4,750	3,644	(2,003)

Operating Data
Revenues	40,081	38,628	38,397	27,631	11,856
Expenses (2)	28,302	24,167	24,993	16,383	7,207
Other income and expenses.	(9,841)	(8,356)	(6,022)	(7,758)	(2,770)
Income (Loss) from discontinued operations (3)	(2,355)	(854)	(201)	3,414	(3,118)
Gain on sale of real estate acquired for resale	229	—	382	3,222	1,827

Net income (loss)	$(188)	$5,251	$7,563	$10,126	$588

Net income (loss) available to class A shareholders	$(10,201)	$(6,458)	$(3,879)	$881	$(3,866)

Net (loss) income per common share — basic and diluted
Loss before discontinued operations	$(1.42)	$(0.88)	$(0.64)	$(1.11)	$(0.79)
Income (loss) from discontinued operations	(0.38)	(0.13)	0.03	1.28	(0.40)

Net income (loss)	$(1.80)	$(1.01)	$(0.61)	$0.17	$(1.19)

Distributions per share — class A	$0.50	$0.50	$0.50	$0.50	$0.48

(1)	We have adopted the National Association of Real Estate Investment Trusts (NAREIT) definition of FFO. FFO is calculated as net income (computed in accordance with generally accepted accounting principles) excluding gains or losses from sales of depreciable operating property, depreciation and amortization of real estate assets, and excluding results defined as “extraordinary items” under generally accepted accounting principles. We consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company’s real estate between periods, or as compared to different companies. FFO should not be considered an alternative to cash flows from operating, investing and financing activities in accordance with general accepted accounting principles and is not necessarily indicative of cash available to meet cash needs. Our computation of FFO may differ from the methodology for calculating FFO utilized by other equity REITs and, therefore, may not be comparable to such other REITS. FFO is not defined by generally accepted accounting principles and should not be considered an alternative to net income as an indication of our performance, or of cash flows as a measure of liquidity. Please see reconciliation of Net Income to FFO in Item 7 — “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” For the year ended December 31, 2004, FFO includes an impairment charge of $2.4 million related to two single tenant, non-core assets. For the year ended December 31, 2004, FFO includes deferred merger costs of $1.7 million resulting from shares issued to our CEO from the sale of his advisory company to us in June 1998. For the year ended December 31, 2008, FFO includes an impairment charge of $1.5 million related to four properties that represent non-core real estate assets, one of which was sold in July 2008. FFO for the year ended December 31, 2008 also includes a restructuring charge of $2.5 million related to the wind-down of our fund raising business and general contracting operations, including severance costs related to the employees terminated as part of the restructuring.

(2)	Operating expenses for the year ended December 31, 2004 include a charge of $1.7 million resulting from shares issued to our CEO as deferred merger cost stemming from the sale of his advisory company to us in June 1998.

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(3)	Income from discontinued operations in 2004 includes an impairment charge of $2.4 million, resulting from two asset impairments and corresponding write-downs of value. Income from discontinued operations in 2008 includes impairment charge of $632,000 related to two properties that represent non-core real estate assets, both of which were disposed of during 2008.
Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations
Executive Overview
We are a full service real estate company that focuses on acquiring Irreplaceable Corner™ commercial properties in three of the top six major growth markets throughout the United States. For 25 years, we have provided our clients and investors with financial transparency, reliability and creation of value for future real estate investment growth. We have access to a variety of capital markets including public and private financial companies and institutional investors, and our platform has grown from approximately $100 million in assets in 2002 to approaching $1 billion. We have elected to be taxed as a real estate investment trust (“REIT”) for federal income tax purposes.
Our core portfolio consists of Today’s Irreplaceable Corners™. These are corner properties in Top U.S. Growth Markets with high barriers to entry, high daytime and evening population, high rate of cars per day and high household incomes within 3-5 miles of the property. To provide future growth and investment opportunities, AmREIT also owns, develops and manages Tomorrow’s Irreplaceable Corners™. These are properties that are located on dominant regional intersections within fast growing markets. AmREIT creates value for its clients and investors through its expertise in development, redevelopment and daily operation of these properties.
During 2007, we initiated a strategic plan which we refer to as “Vision 2010”. Vision 2010 is designed to create a more confirming structure that will reduce the earnings volatility of our business model while also simplifying our capital structure, with the ultimate goal of growing our portfolio of Irreplaceable Corners. We expect that Vision 2010 will have three phases as follows:
•	Phase I consisted of business model changes which are designed to reduce the earnings volatility created by some of our transactional operating subsidiaries. In connection with phase I of our plan we have simplified our operating platform and reduced our transactional volatility by exiting the general contracting business and the fund raising business. Additionally, we suspended the REITPlus, Inc. best efforts equity offering. Together, these restructuring initiatives have resulted in a one-time restructuring charge of approximately $2.5 million during 2008 and have reduced our annual overhead and general and administrative expenses by approximately $4.5 million.

•	Phase II will consist of changes which are designed to simplify our equity capital structure. As the first step in Phase II, in December 2008, we voluntarily de-listed our class A common shares from trading on the NYX. Our class A common shares are therefore no longer traded on a national exchange. Additionally, we have announced the potential merger of AmREIT into REITPlus, resulting in a combined, conforming entity with a single class of common stock.

•	Phase III will consist of growing our portfolio of Irreplaceable Corners and identifying additional sources of liquidity for shareholders once we have accomplished the first two phases of Vision 2010 and the country begins to move into recovery.
On January 7, 2009, our Board of Trust Managers approved in concept the merger of AmREIT with REITPlus, an affiliated non-traded REIT that we sponsored in 2007. The anticipated merger is the next step in Vision 2010 and would combine all AmREIT capital stock into a single class of common shares, accomplishing our goal of simplifying our capital structure. The merger will be subject to appraisal of AmREIT and REITPlus’s real estate properties, valuation by a third party investment banking firm of AmREIT’s three classes of common stock, entry into a definitive merger agreement, approval of shareholders of both REITs and other customary closing conditions. We believe these steps would better position us to raise Wall Street and/or institutional capital either through joint ventures at the entity level or through an IPO and re-listing of its shares.
Selecting properties with high quality tenants and mitigating risk through diversifying our tenant base is at the forefront of our acquisition and leasing strategy. We believe our strategy of purchasing premier retail properties in high-traffic, highly-populated areas should produce stable earnings and growth opportunities in future years. We continually monitor the sales trends and creditworthiness of our tenants. Our acquisitions program is sensitive to changes in interest rates. As of December 31, 2008, 74% of our outstanding debt had a long-term fixed interest rate with an average term of 6.5 years. Our philosophy continues to be matching long-term leases with long-term debt structures while keeping our debt to total assets (at fair value) ratio less than 55%.
Our structure consists of two distinct companies: an institutional grade portfolio of Irreplaceable Corners and our advisory business, each of

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which is supported by our real estate development and operating group.
Portfolio of Irreplaceable Corners
Our core portfolio consists of Today’s Irreplaceable Corners™. These are corner properties in Top U.S. Growth Markets with the following characteristics:
•	Located on a corner in major metropolitan area

•	High barriers to entry

•	High daytime and evening population

•	High count of cars per day

•	High average household income within 3-5 mile radius
As of December 31, 2008, we owned a real estate portfolio consisting of 45 properties located in 15 states. Leased to national, regional and local tenants, our properties are primarily located throughout Texas. We are currently focused in three of the top six population and job growth markets in the United States: Houston, Dallas and San Antonio. Our long term goal is to be in six of the top ten population and job growth major markets in the United States. As owners of real estate, we implement high standards of excellence in maintaining the value, aesthetics, tenant mix and safety of each of our properties. As of December 31, 2008, our operating properties are leased at 98.4% based on leasable square footage compared to 98.1% as of December 31, 2007.
Advisory Business
For 25 years, we have created financial solutions for our investors by offering real estate investment opportunities as a stable and dependable source of income and portfolio growth. We have successfully advised 17 private and public investment vehicles over the past two and a half decades that have led to the acquisition, development and redevelopment of Tomorrow’s Irreplaceable Corners™ properties throughout the United States. Tomorrow’s Irreplaceable Corners are properties that are located on dominant regional intersections within fast growing markets. AmREIT creates value for its clients and investors through its expertise in development, redevelopment and daily operation of these properties.
The advisory business invests in and actively manages six merchant development partnership funds, which were formed to develop, own, manage, and add value to properties with an average holding period of two to four years, and REITPlus, Inc. We invest in the limited partnerships we manage as both the general partner and as a limited partner, and, in REITPlus, we have invested as a limited partner in its operating partnership. Our advisory business sells interests in these funds to retail investors. We, as the general partner or advisor, manage the funds and, in return, receive management fees as well as potential profit participation interests. However, we strive to create a structure that aligns the interests of our shareholders with those of the investors in our managed funds. In this spirit, the funds are structured so that the general partner does not receive a significant profit until after the limited partners in the funds have received or are deemed to have received their targeted return, therefore linking our success to that of the investors in our managed funds. Within our asset advisory business we manage an additional $259 million in assets, representing 27 properties, all located in Texas, and equity under management within our advisory business has grown from approximately $15 million to approximately $172 million. We also manage an additional $214 million in institutional assets under management, and $70 million of institutional equity under management.
Real Estate Development and Operating Group
Our real estate operating and development business is comprised of a fully integrated real estate team that works directly with landlords, builders and developers. This team is primarily focused on managing, leasing and creating value on our owned and managed portfolio of Irreplaceable Corners and gives us a competitive edge on pricing and development opportunities. Having a full complement of real estate professionals helps secure strong tenant relationships for both our portfolio and the merchant development portfolios managed by our advisory business.
Summary of Critical Accounting Policies
Our results of operations and financial condition, as reflected in the accompanying consolidated financial statements and related footnotes, are subject to management’s evaluation and interpretation of business conditions, retailer performance, changing capital market conditions and other factors, which could affect the ongoing viability of our tenants. Management believes the most critical accounting policies in this regard are revenue recognition, the regular evaluation of whether the value of a real estate asset has been impaired, the allowance for uncollectible accounts, derivative valuation, and accounting for real estate acquisitions. We evaluate our assumptions and estimates on an

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on-going basis. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable based on the circumstances.
Revenue Recognition — We lease space to tenants under agreements with varying terms. The majority of the leases are accounted for as operating leases and although certain leases of the properties provide for tenant occupancy during periods for which no rent is due and/or increases or decreases in the minimum lease payments over the terms of the leases, revenue is recognized on a straight-line basis over the terms of the individual leases. In most cases, revenue recognition under a lease begins when the lessee takes possession of or controls the physical use of the leased asset. Generally, this occurs on the lease commencement date. In all cases, we have determined that we are the owner of the tenant improvements. In cases where tenant improvements are made prior to lease commencement, the leased asset is considered to be the finished space, and revenue recognition therefore begins when the improvements are substantially complete.
Other than the merchant development funds, we have investments in entities that are accounted for under the equity method because we exercise significant influence over such entities. We record our prorate share of income or loss from the underlying entity based on our ownership interest. In 2007, we invested $3.4 million in AmREIT Woodlake, LP, (“Woodlake”) for a 30% limited partner interest in the partnership. Woodlake was formed in 2007 to acquire, lease and manage Woodlake Square, a shopping center located on the west side of Houston, Texas at the intersection of Westheimer and Gessner. In June 2008, we sold two-thirds (20%) of our interest in Woodlake to Monthly Income and Growth Fund IV (“MIG IV”). Pursuant to the purchase agreement, the interest in the property was sold at its carrying value, resulting in no gain or loss to us. At December 31, 2008, we hold a remaining 10% interest in Woodlake Square. Also in 2007, we invested $3.8 million in AmREIT Woodlake Pointe, LP, for a 30% limited partner interest in the partnership. AmREIT Westheimer Gessner, LP was formed in 2007 to acquire, lease and manage Borders Shopping Center, a shopping center located on the west side of Houston, Texas at the intersection of Westheimer and Gessner. In June 2008, we sold two-thirds (20%) of our interest in Borders Shopping Center to MIG IV. Pursuant to the purchase agreement, the interest in the property was sold at its carrying value, resulting in no gain or loss to us. At December 31, 2008, we hold a 10% interest in Borders Shopping Center. In the first quarter of 2008, we invested $5.1 million in AmREIT SPF Shadow Creek, LP, for a 10% limited partner interest in the partnership. AmREIT SPF Shadow Creek, LP was formed in 2008 to acquire, lease and manage Shadow Creek Ranch, a shopping center located in Pearland, Texas at the intersection of Highway 288 and FM 518. During the third quarter of 2008, we sold our remaining interest in Shadow Creek Ranch to REITPlus. Pursuant to the purchase agreement, the interest in the property was sold at its carrying value, resulting in no gain or loss.
The Company accounts for profit recognition on sales of real estate in accordance with Financial Accounting Standards Board’s (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 66: Accounting for Sales of Real Estate. Pursuant to SFAS 66, profits from sales will not be recognized under the full accrual method by the Company until certain criteria are met. Gains relating to transactions which do not meet the criteria for full accrual method of accounting are deferred and recognized when the full accrual method of accounting criteria are met or by using the installment or deposit methods of profit recognition, as appropriate in the circumstances.
We have been engaged to provide various real estate services, including development, construction (discontinued operations), construction management, property management, leasing and brokerage. The fees for these services are recognized as services are provided and are generally calculated as a percentage of revenues earned or to be earned or of property cost, as appropriate. Construction management contracts are recognized only to the extent of the fee revenue.
Real Estate Valuation — Land, buildings and improvements are recorded at cost. Expenditures related to the development of real estate are carried at cost which includes capitalized carrying charges, acquisition costs and development costs. Carrying charges, primarily interest, real estate taxes and loan acquisition costs, and direct and indirect development costs related to buildings under construction are capitalized as part of construction in progress. The capitalization of such costs ceases at the earlier of one year from the date of completion of major construction or when the property, or any completed portion, becomes available for occupancy. We capitalize acquisition costs once the acquisition of the property becomes probable. Prior to that time, the Company expenses these costs as acquisition expenses. When we classify a property as held for sale, we record the property at the lower of its cost or its market value in accordance with GAAP.
Management reviews its properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets, including accrued rental income, may not be recoverable through operations. Management determines whether an impairment in value occurred by comparing the estimated future cash flows (undiscounted and without interest charges), including the residual value of the property, with the carrying value of the individual property. We make significant assumptions in the review including, but not limited to, the lease —up period, holding period, rental rates and capital expenditures. If impairment is indicated, a loss will be recorded for the amount by which the carrying value of the asset exceeds its fair value.
Valuation of Receivables — An allowance for the uncollectible portion of tenant receivables and accounts receivable is determined based upon an analysis of balances outstanding, historical payment history, tenant credit worthiness, additional guarantees and other economic trends. Balances outstanding include base rents, tenant reimbursements and receivables attributed to the accrual of straight line rents. Additionally, estimates of the expected recovery of pre-petition and post-petition claims with respect to tenants in bankruptcy are considered in assessing the collectability of the related receivables.

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Real Estate Acquisitions — We account for real estate acquisitions pursuant to Statement of Financial Accounting Standards No. 141, Business Combinations (“SFAS No. 141”). Accordingly, we allocate the purchase price of the acquired properties to land, building and improvements, identifiable intangible assets and to the acquired liabilities based on their respective fair values. Identifiable intangibles include amounts allocated to acquired above and below market leases, the value of in-place leases and customer relationships, if any. We determine fair value based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known trends and specific market and economic conditions that may affect the property. Factors considered by management in our analysis of determining the as-if-vacant property value include an estimate of carrying costs during the expected lease-up periods considering market conditions, and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and estimates of lost rentals at market rates during the expected lease-up periods, tenant demand and other economic conditions. Management also estimates costs to execute similar leases including leasing commissions, tenant improvements, legal and other related expenses. Intangibles related to above and in-place lease value are recorded as acquired lease intangibles and are amortized as an adjustment to rental revenue or amortization expense, as appropriate, over the remaining terms of the underlying leases. Below market lease amortization includes fixed-rate renewal periods. Premiums or discounts on acquired out-of-market debt are amortized to interest expense over the remaining term of such debt.
Depreciation is computed using the straight-line method over an estimated useful life of up to 50 years for buildings, up to 20 years for site improvements and over the life of the respective leases for tenant improvements. Leasehold estate properties, where the Company owns the building and improvements but not the related ground, are amortized over the life of the lease. The determination of useful lives requires judgment and include significant estimates.
Derivative Financial Instruments—We account for our derivative financial instruments pursuant to SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS No. 133”) as amended by SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS No. 133 requires that all derivative instruments, whether designated in hedging relationships or not, be recorded on the balance sheet at their fair value. Gains or losses resulting from changes in the values of those derivatives are accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. Our use of derivative financial instruments to date has been limited to the use of interest rate swaps to mitigate our interest rate risk on variable-rate debt. We have designated these interest rate swaps as cash flow hedges for financial reporting purposes.
SFAS No. 133 requires that changes in fair value of derivatives that qualify as cash flow hedges be recognized in other comprehensive income (“OCI”) while the ineffective portion of the derivative’s change in fair value be recognized in the income statement as interest expense. Upon the settlement of a hedge, gains and losses associated with the transaction are recorded in OCI and amortized over the underlying term of the hedge transaction. We assess, both at inception of the hedge and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in the cash flows of the hedged items. In assessing the hedge, we use standard market conventions and techniques such as discounted cash flow analysis, option pricing models, and termination costs at each balance sheet date. Valuations are not actual market prices at which an offer would be for unwinding any transactions, but rather calculated mathematical approximations of market values derived from proprietary models as of a given date. These valuations are calculated on a mid-market basis and do not include bid/offered spread that would be reflected in an actual price quotations, therefore, actual price quotations for unwinding our transactions would be different. These valuations and models rely on certain assumptions regarding past, present, and future market conditions. All methods of assessing fair value result in a general approximation of value, and such value may never actually be realized.
Recently Issued Accounting Pronouncements
In September 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 157, Fair Value Measurements (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. SFAS No. 157 requires companies to disclose the fair value of financial instruments according to a fair value hierarchy. Additionally, companies are required to provide certain disclosures regarding instruments within the hierarchy, including a reconciliation of the beginning and ending balances for each major category of assets and liabilities. FASB delayed the effective date for non-financial assets and liabilities for our fiscal year beginning January 1, 2009. The adoption of SFAS No. 157 related to our financial assets and liabilities effective January 1, 2008 did not have a material effect on our results of operations or financial condition. Management is currently evaluating the impact SFAS No. 157 will have on our consolidated financial position and results of operations when it is applied to non-financial assets and liabilities.
In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS No. 159”). SFAS No. 159 expands opportunities to use fair value measurement in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. We did not elect the fair value option for any eligible financial assets and liabilities at fair value under the provisions of SFAS No. 159.

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In December 2007, the FASB issued SFAS No. 141 (Revised 2007), Business Combinations (“SFAS No. 141R”). SFAS No. 141R will change the accounting for business combinations. Under FAS 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. We currently capitalize acquisition costs as part of the basis of the asset acquired. Upon effectiveness of SFAS No. 141R we will expense acquisition costs as incurred.
In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“SFAS No. 160”). SFAS No. 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. SFAS No. 160 requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. All other requirements of SFAS No. 160 shall be applied prospectively. We are currently evaluating the potential impact of the adoption of SFAS No. 160 on our consolidated financial statements. We expect that the impact of our adoption of SFAS 160 will be to increase our shareholders’ equity as a result of transferring the minority interest in our consolidated subsidiaries from the mezzanine section of our balance sheet into equity.
In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133. This statement amends SFAS No. 133 to provide additional information about how derivative and hedging activities affect an entity’s financial position, financial performance and cash flows. The statement requires enhanced disclosures about an entity’s derivatives and hedging activities. SFAS No. 161 will be effective for financial statements issued for years beginning on or after November 15, 2008. We are currently evaluating the application of this statement and its effect upon our consolidated financial statements.
Liquidity and Capital Resources
At December 31, 2008 and December 31, 2007, our cash and cash equivalents totaled $2.3 million and $1.2 million, respectively. Cash flows provided by (used in) operating activities, investing activities and financing activities are as follows for the three years ended December 31, (in thousands):

	2008	2007	2006

Operating activities	$10,229	$10,950	$18,147
Investing activities	$8,980	$(23,965)	$(23,980)
Financing activities	$(18,095)	$10,821	$3,333
Cash flows from operating activities and investing activities have been the principal sources of capital to fund our ongoing operations and dividends. Our cash on hand, internally-generated cash flow, borrowings under our existing credit facilities, issuance of equity securities, as well as the placement of secured debt and other equity alternatives, are expected to provide the necessary capital to maintain and operate our properties as well as execute our growth strategies.
Additionally, as part of our investment strategy, we constantly evaluate our property portfolio, systematically selling off any non-core or underperforming assets and replacing them with Irreplaceable Corners and other core assets. We anticipate that we will continue to increase our operating cash flow by selling any underperforming assets and deploying the capital generated into high-quality income-producing retail real estate assets
Cash provided by operating activities as reported in the Consolidated Statements of Cash Flows decreased by $721,000 for 2008 when compared to 2007. Our net income decreased by approximately $5.4 million from the 2007 period to the 2008 period. This net income reduction was partially mitigated from a cash flow standpoint due to the non-cash nature of the $1.5 million impairment charge as well as the $1.9 million non-cash portion of our $2.5 million restructuring charge. Additionally, during the 2008 period, we had a $4.2 million increase in working capital cash flows, which was driven primarily by a $5.7 million increase in cash flows related to our related party receivables. This increase in working capital cash flows was partially offset by a $2.5 million reduction in cash flows from our activities related to real estate that we acquire for resale. During the 2008 period, we purchased one property for $2.5 million and generated $466,000 in proceeds from the sale of one property versus the 2007 period wherein we generated $1.4 million in proceeds from the sale of one property.
Cash provided by investing activities as reported in the consolidated statements of cash flows increased by approximately $32.9 million

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when compared to 2007. This increase is primarily attributable to a $10.6 million decrease in property acquisitions during 2008, coupled with an increase of $13.9 million in cash flows attributable to our investments in affiliates. Additionally, we sold three investment properties in 2008 which generated proceeds of $3.5 million and made no such sales in 2007. With respect to investment property acquisitions during 2008, we acquired a 1.4-acre parcel of land in San Antonio, Texas and in February 2009 we completed the development of a Walgreen’s Drug Store that is subject to an executed long-term lease. In February 2007, we acquired the Woodlands Mall Ring Road which represents 66,000 square feet of gross leaseable area in Houston, Texas. With respect to investments made in affiliates, we made a $5.1 million investment during the first quarter of 2008 in Shadow Creek Ranch Shopping Center through a joint venture with an institutional partner. Shadow Creek Ranch Shopping Center is a 616,372 square foot grocery-anchored shopping center located in Pearland, Texas. During 2008, we sold that investment at cost to one of our affiliates, REITPlus. Additionally during 2008, we sold to MIG IV for $5.2 million a 20% interest in Woodlake Square and Westheimer Gessner which we acquired in 2007. Additionally, during 2008, the net proceeds from our loans to affiliates were $5.4 million, which was comprised of a $4.0 million increase in payments during the period, and a $1.4 million decrease in outstanding affiliate loans. As part of our treasury management function, we have historically placed excess cash in short term bridge loans for our merchant development funds for the purpose of acquiring or developing properties. Such financing has been provided to our affiliates as a way of efficiently deploying our excess cash and earning a higher return than we would in other short term investments or overnight funds. In some cases, the funds have a construction lender in place, and we step in as the lender and provide financing on the same terms as the third-party lender. These loans are unsecured, bear a market rate of interest and are due upon demand. We are no longer providing this type of financing to our merchant development funds and are receiving payments on these notes receivable as the funds generate liquidity from property dispositions and from financings with third parties. These investing cash flow increases were partially offset by a $1.7 million investment in receivables purchased in conjunction with the acquisition of the Shadow Creek Ranch Shopping Center by our affiliated funds. Our $1.7 million investment in the receivable is to be funded by 33% of all sales tax revenues generated by the shopping center. We expect to be fully collect on this investment by July 2012.
Cash provided by financing activities as reported in the consolidated statements of cash flows decreased by approximately $28.9 million when compared to 2007. The decrease was primarily the result of a $33.9 million reduction in net proceeds from notes payable during the 2008 period when compared to the 2007 period. During 2007, we drew down approximately $30.3 million in the aggregate on our credit facility in order to finance the acquisition of the Woodlands Ground Leases, the investments we made in other affiliates on behalf of REITPlus and the redemption of our remaining class B common shares. Additionally, during 2008 we had an increase in treasury share repurchases of $5.8 million pursuant to our approved share repurchase program. These decreases in financing cash inflows were partially offset by a $9.3 million reduction in the retirement of common shares as well as a related $1.5 million reduction in common dividends paid on those shares. In December 2007, we redeemed the remaining Class B shares for $9.3 million.
We have an unsecured credit facility in place which is being used to provide funds for the acquisition of properties and working capital. The credit facility matures in October 2009 and provides that we may borrow up to $35 million, subject to the value of unencumbered assets. As of December 31, 2008, we are able to borrow up to $31.5 million. The credit facility contains covenants which, among other restrictions, require us to maintain a minimum net worth, a maximum leverage ratio, maximum tenant concentration ratios, specified interest coverage and fixed charge coverage ratios and allow the lender to approve all distributions. During 2008, we violated several covenants which were waived by the lender. As of December 31, 2008, we are in compliance with the debt covenants. The credit facility’s annual interest rate varies depending upon our debt to asset ratio, from LIBOR plus a spread of 2.50% to LIBOR plus a spread of 3.00%. As of December 31, 2008, the interest rate was LIBOR plus 3.00%. As of December 31, 2008 and 2007, there was $27.4 million and $30.4 million outstanding on the credit facility, respectively. As of December 31, 2008, we have approximately $3.1 million available under our line of credit, subject to the covenant provisions discussed above. One of our lenders requires that we maintain a letter of credit in the amount of $1 million. This letter of credit was issued by the lender on our credit facility,and is treated as outstanding for puposes of determining our availability under the line of credit. In addition to the credit facility, we utilize various permanent mortgage financing and other debt instruments.
During the past 18 months, the United States has experienced an unprecedented business downturn, coupled with a substantial curtailment of available debt financing and a virtual shutdown of equity capital markets, particularly in the REIT sector. While we expect to generate sufficient cash flow from operations in 2009 to meet our contractual obligations described below, a significant additional deterioration in the national economy, the bankruptcy or insolvency of one or more of our large tenants or the acceleration of our unsecured credit facility due to our breach of a covenant could cause our 2009 cash resources to be insufficient to meet our obligations. In such event, we would likely suspend our dividends or elect to pay our dividends in shares of stock. On October 30, 2009 our unsecured credit facility matures, and we cannot predict whether the credit markets or equity capital markets will be accessible at that time at a reasonable price.
Our credit facility matures in October 2009. If we are unable to renew the facility on acceptable terms with our current lender, we believe that we will be able to obtain a similar facility with another lender. In the event that we are unable to come to terms with our current lender or another lender, we believe that we would be able to generate sufficient liquidity to satisfy our obligation under the credit facility through a combination of (1) sales of non-core properties currently held for sale as of December 31, 2008, (2) sales of certain of our investments in non-consolidated affiliates, (3) financings on a portion of our unencumbered property

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pool, (4) refinancing of underleveraged properties and (5) collections on notes receivable.
Contractual Obligations
As of December 31, 2008, we had the following contractual debt obligations (see also Note 7 of the Consolidated Financial Statements for further discussion regarding the specific terms of our debt):

	2009	2010	2011	2012	2013	Thereafter	Total
Unsecured debt:
Revolving credit facility*	$27,411	$—	$—	$—	$—	$—	$27,411
Secured Debt**	5,444	1,554	21,682	36,943	425	$90,494	156,542
Interest*	8,857	7,821	7,525	5,730	5,222	21,310	56,465
Non-cancelable operating lease payments	219	23	23	—	—	—	265

Total contractual obligations	$41,931	$9,398	$29,230	$42,673	$5,647	$111,804	$240,683

*	Interest expense includes our interest obligations on our revolving credit facility as well as on our fixed-rate loans. Our revolving credit facility is a variable-rate debt instrument, and the outstanding balance tends to fluctuate throughout the year based on our liquidity needs. This table assumes that the balance outstanding ($27.4 million) and the interest rate as of December 31, 2008 (3.4%) remain constant through maturity.

**	Secured debt as shown above is $400,000 less than total secured debt as reported in the accompanying balance sheet due to the premium recorded on above-market debt assumed in conjunction with certain of our property acquisitions.
During 2008, we paid dividends to our shareholders of $12.8 million, compared with $14.9 million in 2007. The class A, C and D shareholders receive monthly dividends and the class B shareholders receive quarterly dividends. All dividends are declared at the discretion of the Board of Trust Managers. The dividends by class follow (in thousands):

	Class A	Class B		Class C	Class D
2008
Fourth Quarter	$655	$—		$723	$1,782
Third Quarter	$670	$—		$723	$1,783
Second Quarter	$719	$—		$723	$1,781
First Quarter	$773	$—		$723	$1,775
2007
Fourth Quarter	$785	$1,097	(1)	$721	$1,783
Third Quarter	$793	$191		$720	$1,783
Second Quarter	$796	$192		$726	$1,791
First Quarter	$785	$194		$725	$1,786

(1)—	Includes a $933,000 redemption premium associated with the redemption of the remaining Class B Shares in December 2007.
Until we acquire properties, we use our funds to pay down outstanding debt under the credit facility. Thereafter, any excess cash is invested in short-term investments or overnight funds. This investment strategy allows us to manage our interest costs and provides us with the liquidity to acquire properties at such time as those suitable for acquisition are located.
Inflation has had very little effect on our income from operations. We expect that increases in store sales volumes due to inflation as well as increases in the Consumer Price Index, may contribute to capital appreciation of our properties. These factors, however, also may have an adverse impact on the operating margins of the tenants of the properties.
Results of Operations
Comparison of the year ended December 31, 2008 to the year ended December 31, 2007
Total revenues increased by $1.5 million, or 4%, to $40.1 million in 2008 as compared to $38.6 million in 2007. This increase was primarily attributable to an increase in rental revenues, construction management fee income, and asset management fee income offset by a decrease in real estate fee income.

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Rental revenues increased by $1.9 million, or 6%, to 33.8 million in 2008 as compared to $31.9 million in 2007. The increase was primarily due to an increase in base rent attributable to the Woodlands ground leases, which we acquired in February 2007, as well as an increase in tenant reimbursements of taxes, maintenance expenses.
Real estate fee income decreased approximately $927,000, or 18%, to $4.3 million in 2008 as compared to $5.2 million in 2007. The decrease is primarily attributable to a decrease in development fees resulting from a decreased number of development projects in 2008.
Construction management fee income- related party increased $237,000, or 141%, to $405,000 in 2008 as compared to $168,000 in 2007. This increase is due to an increase in construction management fees primarily attributable to a large redevelopment project owned by one of our merchant development funds which commenced during 2008.
Asset management fee revenues increased $212,000, or 16%, to $1.5 million in 2008 as compared to $1.3 million in 2007 primarily due to an increase in capital under management as a result of capital-raising by our merchant development funds during 2008.
Expenses
Total operating expenses increased by $4.1 million, or 17%, to $28.3 million in 2008 as compared to $24.2 million in 2007. This increase was primarily attributable to increases in general and administrative, property expense, impairment charge and depreciation and amortization offset by a decrease in real estate commissions.
General and administrative expense increased by $986,000, or 15%, to $7.7 million in 2008 as compared to $6.8 million in 2007. The increase was primarily due to due diligence costs incurred in connection with a pending transaction.
Property expense increased by $1.5 million, or 20%, to $8.9 million in 2008 as compared to $7.4 million in 2007. During 2008 we recorded $1.1 million of bad debt expense related to tenant collections. Our bad debts are primarily associated with a small number of major tenants, two of which declared bankruptcy during 2008 and another which vacated their space during the second quarter of 2008. Additionally, we incurred non-reimbursable structural repairs of $236,000 on one of our properties during 2008.
Impairment charge increased by $863,000, or 100%, to $863,000 in 2008 as compared to $0 in 2007. During 2008, we recorded an impairment related to 2 non-core real estate assets whose carrying values exceeded their net realizable values.
Depreciation and amortization increased by $1.1 million, or 14%, to $9.0 million in 2008 compared to $7.9 million in 2007. This increase was primarily attributable to accelerated depreciation related to two tenants that terminated their leases during 2008 prior to lease expiration.
Real estate commission expense decreased by $320,000, or 70%, to $139,000 in 2008 compared to $459,000 in 2007. This reduction in real estate commission expense is attributable to reduced transactional activity during 2008, consistent with out reduction in real estate fee income described above.
Other
Interest expense increased by $681,000, or 7%, to $10.5 million in 2008 as compared to $9.8 million in 2007. The increase is primarily attributable to an increase in the average outstanding balance during 2008 as a result of the buyback of our Class A common shares as well as our acquisition of a 1.4-acre parcel of land in San Antonio, Texas that is currently under development for a national drugstore tenant.
Income from merchant development funds and other affiliates decreased by $1.0 million, or 684%, to a loss of $894,000 as compared to income of $153,000 in 2007. The decrease is mainly due to a decrease in income recognized during the 2008 period related to our promoted general partner interest in AmREIT Opportunity Fund, LP. Additionally, we recorded a net loss related to our investment in AmREIT Woodlake, LP and Woodlake Pointe, LP during the 2008 period. We invested in AmREIT Woodlake, LP August 2007 and Woodlake Pointe, LP which we invested in November 2007.
Loss from discontinued operations increased by $1.3 million, or 149%, to a loss of $2.1 million in 2008 as compared to a loss of $854,000 in 2007. The increase is mainly attributable to our Company restructuring in 2008. As a result of this restructure, we incurred $2.5 million related to the write-off of organization and offering costs and severance costs related to employees terminated as part of the restructuring. Additionally, the net loss generated by our fund raising business, which we discontinued as part of the restructuring, increased during 2008 as a result of a reduction in capital-raising activities. The total loss resulting from the restructuring charges were offset by net gains on the disposition of properties of $1.0 million.

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Results of Operations
Comparison of the year ended December 31, 2007 to the year ended December 31, 2006
The results of operations for the year ended 2007 and 2006 have been adjusted to reflect the discontinuation of our general contracting business, our fund-raising business, and certain of our properties.
Total revenues increased by $231,000, or 1%, in 2007 to $38.6 million in 2007 as compared to $38.4 million in 2006. This increase was primarily attributable to an increase in rental revenues and asset management fees, offset by a decrease in real estate fee income.
Rental revenues increased by $2.7 million, or 10%, to $31.9 million in 2007 as compared to $29.1 million in 2006. This increase is attributable to the acquisition of Uptown Dallas in March 2006 and the Woodlands ground leases in February 2007.
Real estate fee income decreased approximately $3.1 million , or 37%, to $5.2 million in 2007 as compared to $8.3 million in 2006. The decrease is a result of decreased acquisition fees earned on property transactions within our merchant development funds. During 2007, we acquired three properties with a total gross lease-able area of approximately 288,000 square feet within our merchant development funds compared to eight properties in 2006 with a total gross lease-able area of approximately 1.0 million square feet.
Asset management fee income increased by $466,000, or 57%, to d1.3 million in 2007 as compared to $823,000 in 2006 primarily due to an increase in capital under management as a result of capital-raising within our merchant development funds during 2007.
Expenses
Total operating expenses decreased by $826,000, or 3%, to $24.2 million in 2007 from $25.0 million in 2006. This decrease was primarily attributable to decreases in depreciation and amortization and real estate commissions. These decreases were partially offset by increases in general and administrative and property expense.
Depreciation and amortization decreased by $906,000, or 10%, to $7.9 million in 2007 compared to $8.8 million in 2006. The decrease in depreciation and amortization is attributable to capitalized leasing costs that became fully amortized upon expiration of the related leases in 2006 as well as in 2007. This decrease was partially offset by increased depreciation and amortization during 2007 related to Uptown Dallas which was acquired in March 2006.
Real estate commission expense decreased by $583,000, or 56%, to $459,000 in 2007 as compared to $1.0 million in 2006. This reduction in real estate commission expense is consistent with the reduction in revenues described above.
General and administrative expense increased by $54,000, or 1%, to $6.8 million in 2007 as compared to $6.8 million in 2006. The increase is primarily attributable to an increase in personnel in order to appropriately match our resources with the growth in our portfolio as well as in our real estate operating and development activities.
Property Expense increased by $560,000, or 8%, to $7.4 million in 2007 as compared to $6.8 million in 2006. This increase is attributable to the acquisition of Uptown Dallas in March 2006 and the Woodlands ground leases in February 2007.
Other
Interest expense increased by $2.0 million, or 25%, to $9.8 million in 2007 compared to $7.8 million in 2006. The increase in interest expense is primarily attributable to the Woodlands Ground lease acquisition in January 2007, as well as additional draw-downs on our line of credit related to the tender of the Class B shares.
Income from merchant development funds and other affiliates decreased by $814,000, or 84%, to $153,000 in 2007 from $967,000 in 2006. The decrease is mainly due to a $465,000 decrease in income associated with our 25% limited partner interest in West Road Plaza, which was sold during 2006. Additionally, in 2007 we recognized $185,000 in losses related to our 30% limited partner interest in Woodlake Square.
Loss from discontinued operations decreased by $1.0 million, or 572%, to a loss of $854,000 in 2007 compared to income of $181,000 in 2006. The decrease is primarily attributed to a reduction in capital-raising activities.
Funds From Operations
We consider FFO to be an appropriate measure of the operating performance of an equity REIT. NAREIT defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. In addition, NAREIT recommends that

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extraordinary items not be considered in arriving at FFO. We calculate our FFO in accordance with this definition. Most industry analysts and equity REITs, including us, consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company’s real estate between periods, or as compared to different companies. Management uses FFO as a supplemental measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income by itself as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, management believes that the presentation of operating results for real estate companies that uses historical cost accounting is insufficient by itself. There can be no assurance that FFO presented by us is comparable to similarly titled measures of other REITs. FFO should not be considered as an alternative to net income or other measurements under GAAP as an indicator of our operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity.
Below is the calculation of FFO and the reconciliation to net income, which we believe is the most comparable GAAP financial measure to FFO, in thousands:

	2008	2007	2006
Income — before discontinued operations	$1,938	$6,105	$7,382
Income (Loss) — from discontinued operations	(2,126)	(854)	181
Plus depreciation of real estate assets — from operations	8,845	7,742	8,628
Plus depreciation of real estate assets — from discontinued operations	74	136	153
Adjustments for nonconsolidated affiliates	849	476	133
Less gain on sale of real estate assets acquired for investment	(924)	—	(285)
Less class B, C & D distributions	(10,013)	(11,709)	(11,442)

Total Funds From Operations available to class A shareholders	($1,357)	$1,896	$4,750
For the year ended December 31, 2008, FFO includes an impairment charge of $1.5 million related to four properties that represent non-core real estate assets, one of which was sold in July 2008. FFO for the year ended December 31, 2008 also includes a restructuring charge of $2.5 million related to the wind-down of our fund raising business and general contracting operations, including severance costs related to the employees terminated as part of the restructuring.
Item 7A. Quantitative and Qualitative Disclosures about Market Risk
We are exposed to interest-rate changes primarily related to the variable interest rate on our credit facility and related to the refinancing of long-term debt which currently contains fixed interest rates. To achieve these objectives, we borrow primarily at fixed interest rates. To achieve these objectives, we borrow primarily at fixed interest rates, and we occasionally enter into interest-rate swaps as part of our interest-rate risk management approach.
As of December 31, 2008, the carrying value of our debt obligations associated with assets held for investment was $184.4 million, $135.9 million of which represented fixed rate obligations with an estimated fair value of $140.3 million. As of December 31, 2007, the carrying value of our total debt obligations was $168.6 million, $138.1 million of which represented fixed-rate obligations with an estimated fair value of $139.1 million. The remaining $48.4 million of our debt obligations have a variable interest rate. Such debt has market-based terms, and was renegotiated in November and December 2008; therefore management believes its carrying value is therefore representative of its fair value as of December 31, 2008. We entered into an interest rate swap agreement related to a $17.0 million variable-rate note collateralized by our MacArthur Park property, the effect of which was to convert these variable interest payments to fixed payments throughout the term of the note. In the event interest rates on our variable rate debt, excluding the debt where payments have been fixed through an interest-rate swap, were to increase 100 basis points, annual net income, FFO and future cash flows would decrease by $314,000 based on the variable-rate debt outstanding at December 31, 2008.
The discussion above considers only those exposures that exist as of December 31, 2008. It, therefore, does not consider any exposures or positions that could arise after that date. As a result, the ultimate impact to us of interest-rate fluctuations will depend upon the exposures that arise during the period, any hedging strategies in place at that time and actual interest rates.

C-24

Item 8. Consolidated Financial Statements and Supplementary Data
(a)	(1)	Financial Statements

		Report of Independent Registered Public Accounting Firm

		Consolidated Balance Sheets as of December 31, 2008 and 2007

		Consolidated Statements of Operations for the Years Ended December 31, 2008, 2007 and 2006

		Consolidated Statements of Shareholders’ Equity for the Years Ended December 31, 2008, 2007 and 2006

		Consolidated Statements of Cash Flows for the Years Ended December 31, 2008, 2007 and 2006

		Notes to Consolidated Financial Statements

	(2)	Financial Statement Schedule (unaudited)

		Schedule III — Consolidated Real Estate Owned and Accumulated Depreciation
Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
None.
Item 9A. Controls and Procedures
Evaluation of Disclosure Controls and Procedures
Under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, management has evaluated the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rule 13a-15(e) or 15d-15(e) of the Securities Exchange Act of 1934) as of December 31, 2008. Based on that evaluation, our CEO and CFO concluded that our disclosure controls and procedures were effective as of December 31, 2008.
Management’s Report on Internal Control over Financial Reporting
AmREIT and its subsidiaries maintain a system of internal control over financial reporting, as defined in Rules 13a-15(f) and 15d-15(f) under the Securities Exchange Act, which is a process designed under the supervision of the AmREIT’s principal executive officer and principal financial officer and effected by AmREIT’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
AmREIT’s internal control over financial reporting includes those policies and procedures that:
•	Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of AmREIT’s assets;

•	Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of AmREIT are being made only in accordance with authorizations of management and trust managers of AmREIT; and

•	Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of AmREIT’s assets that could have a material effect on the financial statements.
AmREIT’s management has responsibility for establishing and maintaining adequate internal control over financial reporting for AmREIT. Management, with the participation of AmREIT’s Chief Executive Officer and Chief Financial Officer, conducted an evaluation of the effectiveness of AmREIT’s internal control over financial reporting as of December 31, 2008 based on the framework in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.
Based on their evaluation of AmREIT’s internal control over financial reporting, AmREIT’s management along with the Chief Executive and Chief Financial Officer believe that AmREIT’s internal control over financial reporting is effective as of December 31, 2008.
This annual report does not include an attestation report of the company’s registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the company’s registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit the company to provide only management’s report in this annual report.
Changes in Internal Controls

C-25

There has been no change to our internal control over financial reporting during the year ended December 31, 2008 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.
Item 9B. Other Information
Not applicable
PART III
Item 10. Trust Managers, Executive Officers and Corporate Governance
Information with respect to this Item is incorporated by reference from our Proxy Statement, relating to our annual meeting of shareholders to be held on May 20, 2009.
Item 11. Executive Compensation
Information with respect to this Item is incorporated by reference from our Proxy Statement, relating to our annual meeting of shareholders to be held on May 20, 2009.
Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters
We are authorized to grant stock options up to an aggregate of 1,288,739 shares of common stock outstanding at any time as incentive stock options (intended to qualify under Section 422 of the Code) or as options that are not intended to qualify as incentive stock options. All of our equity compensation plans were approved by security holders. Information regarding our equity compensation plans was as follows as of December 31, 2008:

(c)
Number of
securities
remaining available
for future
	(a)		issuances under
	Number of		equity compensation
	securities to be	(b)	plans (excluding
	issued upon	Weighted average	securities
Plan	exercise of	exercise price of	reflected in column
Category	outstanding options	outstanding options	(a))

Equity compensation plans approved by security holders.	—	—	1,288,739

Equity compensation plans not approved by security holders.	—	—	—

TOTAL			1,288,739
Information relating to the security ownership of certain beneficial owners and management is incorporated by reference from our proxy statements, relating to our annual meeting of shareholders to be held on May 20, 2009.
Item 13. Certain Relationships, Related Transactions and Trust Manager Independence

C-26

Information with respect to this Item is incorporated by reference from our Proxy Statement, relating to our annual meeting of shareholders to be held on May 20, 2009.
Item 14. Principal Accountant Fees and Services
Information with respect to this Item is incorporated by reference from our Proxy Statement, relating to our annual meeting of shareholders to be held on May 20, 2009.
PART IV
Item 15. Exhibits, Financial Statements and Schedules
(a)	(1)	Financial Statements

		Report of Independent Registered Public Accounting Firm

		Consolidated Balance Sheets as of December 31, 2008 and 2007

		Consolidated Statements of Operations for the Years Ended December 31, 2008, 2007 and 2006

		Consolidated Statements of Shareholders’ Equity for the Years Ended December 31, 2008, 2007 and 2006

		Consolidated Statements of Cash Flows for the Years Ended December 31, 2008, 2007 and 2006

		Notes to Consolidated Financial Statements

	(2)	Financial Statement Schedule (unaudited)

		Schedule III — Consolidated Real Estate Owned and Accumulated Depreciation

(b)		Exhibits

3.1	Amended and Restated Declaration of Trust (included as Exhibit 3.1 of the Exhibits to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002, and incorporated herein by reference).

3.2	By-Laws, dated December 22, 2002 (included as Exhibit 3.1 of the Exhibits to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002, and incorporated herein by reference).

10.2	Amended and Restated Revolving Credit Agreement, effective December 8, 2003, by and among AmREIT and Wells Fargo Bank, as the Agent, relating to a $30,000,000 loan (included as Exhibit 10.4 of the Exhibits to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003 and incorporated herein by reference).

10.3	Eighth Modification Agreement, effective November 4, 2005 by and between AmREIT and Wells Fargo Bank, relating to a $40,000,000 loan and modifying the September 4, 2003 Revolving Credit Agreement (included as Exhibit 10.3 of the Exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and incorporated herein by reference).

10.4	Revolving Credit Agreement, dated effective as of October 30, 2007 by and between AmREIT as borrower and Wells Fargo Bank.

10.5*	Amended and Restated Revolving Credit Agreement, dated effective as of November 21, 2008 by and between AmREIT as borrower and Wells Fargo Bank, National Association as Lender.

21.1 *	Subsidiaries of the Company

31.1 *	Certification pursuant to Rule 13a-14(a) of Chief Executive Officer dated December 31, 2008.

C-27

31.2 *	Certification pursuant to Rule 13a-14(a) of Chief Financial Officer dated December 31, 2008.

32.1 **	Chief Executive Officer certification pursuant to 18 U.S.C. Section 1350, adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2 **	Chief Financial Officer certification pursuant to 18 U.S.C. Section 1350, adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

*	Filed herewith

**	Furnished herewith
Items 5, 6, 7, 7A and 8 of Part II and Item 15 of Part IV of this Form 10-K contain the financial statements, financial statement schedule and other financial information. No Annual Report or proxy material has yet been provided to security holders with respect to 2008.
SIGNATURES
Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf on the 13th of March 2009 by the undersigned, thereunto duly authorized.

AmREIT
/s/ H. Kerr Taylor
H. Kerr Taylor, President and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

/s/ H. Kerr Taylor H. KERR TAYLOR President, Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	March 27, 2009

/s/ Robert S. Cartwright, Jr. ROBERT S. CARTWRIGHT, JR., Trust Manager	March 27, 2009

/s/ Philip W. Taggart PHILIP W. TAGGART, Trust Manager	March 27, 2009

/s/ H.L. Rush, Jr. H.L. RUSH, JR., Trust Manager	March 27, 2009

/s/ Brett P. Treadwell BRETT P. TREADWELL, Managing Vice President — Finance (Principal Accounting Officer)	March 27, 2009

C-28

AmREIT AND SUBSIDIARIES
INDEX TO FINANCIAL STATEMENTS
All other financial statement schedules are omitted as the required information is either inapplicable or is included in the financial statements or related notes.

C-F-1

Report of Independent Registered Public Accounting Firm
The Board of Trust Managers and Shareholders
AmREIT:
We have audited the accompanying consolidated balance sheets of AmREIT and subsidiaries (“the Company”) as of December 31, 2008 and 2007, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2008. In connection with our audit of the consolidated financial statements, we have also audited the related financial statement schedule. These consolidated financial statements and the financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company’s internal control over financial reporting. As such, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AmREIT and subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2008, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.
KPMG LLP
Houston, Texas
March 27, 2009, except as to note 2 (New Accounting Standards), which is as of September 29, 2009

C-F-2

PART I — FINANCIAL INFORMATION
Item 1. Financial Statements
AmREIT AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31 2008 and 2007
(in thousands, except share data)

	December 31,	December 31,
	2008	2007
ASSETS
Real estate investments at cost:
Land	$130,438	$130,563
Buildings	140,711	141,045
Tenant improvements	9,552	10,105

	280,701	281,713
Less accumulated depreciation and amortization	(19,721)	(15,626)

	260,980	266,087

Real estate held for sale and investment in direct financing leases held for sale, net	2,662	22,438
Net investment in direct financing leases held for investment	18,884	2,058
Acquired lease intangibles, net	9,446	13,096
Investment in merchant development funds and other affiliates	4,496	10,514

Net real estate investments	296,468	314,193

Cash and cash equivalents	2,335	1,221
Tenant receivables, net	3,717	4,398
Accounts receivable, net	1,979	1,251
Accounts receivable — related party	1,441	5,386
Notes receivable	5,533	—
Notes receivable — related party	5,307	10,442
Deferred costs, net	2,556	2,472
Other assets	7,691	4,824

TOTAL ASSETS	$327,027	$344,187

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Notes payable	$184,352	$168,560
Notes payable, held for sale	—	12,811
Accounts payable and other liabilities	7,071	8,129
Acquired below market lease intangibles, net	2,112	3,401
Deferred gain on sale of property	2,919	—
Security deposits	705	674

TOTAL LIABILITIES	197,159	193,575

Shareholders’ equity:
Preferred shares, $.01 par value, 10,000,000 shares authorized, none issued	—	—
Class A common shares, $.01 par value, 50,000,000 shares authorized, 6,634,489 and 6,626,559 shares issued and outstanding, respectively	66	66
Class C common shares, $.01 par value, 4,400,000 shares authorized, 4,139,802 and 4,143,971 shares issued and outstanding, respectively	41	41
Class D common shares, $.01 par value, 17,000,000 shares authorized, 10,993,010 and 11,045,763 shares issued and outstanding, respectively	110	110
Capital in excess of par value	185,350	185,165
Accumulated distributions in excess of earnings	(46,383)	(33,365)
Accumulated other comprehensive income	(409)	—
Cost of treasury shares, 1,355,405 and 337,308 Class A common shares, respectively	(10,151)	(2,584)

TOTAL SHAREHOLDERS’ EQUITY	128,624	149,433

Noncontrolling interest	1,244	1,179

TOTAL EQUITY	129,868	150,612

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$327,027	$344,187

See Notes to Consolidated Financial Statements.

C-F-3

AmREIT AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
For the years ended December 31, 2008, 2007 and 2006
(in thousands, except per share data)

	Year to date ended December 31,
	2008	2007	2006
Revenues:
Rental income from operating leases	$31,805	$29,842	$27,138
Earned income from direct financing leases	2,009	2,026	2,030
Real estate fee income	438	1,196	1,334
Real estate fee income — related party	3,877	4,046	6,983
Construction management fee income	46	61	63
Construction management fee income — related party	405	168	26
Asset management fee income — related party	1,501	1,289	823

Total revenues	40,081	38,628	38,397

Expenses:
General and administrative	7,771	6,785	6,839
Property expense	8,905	7,400	6,840
Legal and professional	1,618	1,621	1,464
Real estate commissions	139	459	1,042
Depreciation and amortization	9,006	7,902	8,808
Impairment Charge	863	—	—

Total expenses	28,302	24,167	24,993

Operating income	11,779	14,461	13,404

Other income (expense):
Interest and other income — related party	1,162	1,103	1,425
Income (loss) from merchant development funds and other affiliates	(894)	153	967
Income tax benefit (expense) for taxable REIT subsidiary	696	321	(542)
Interest expense	(10,474)	(9,793)	(7,814)

Income before discontinued operations	2,269	6,245	7,440

Loss from discontinued operations, net of taxes	(2,355)	(854)	(201)
Gain on sales of real estate acquired for resale, net of taxes	229	—	382

Income (loss) from discontinued operations	(2,126)	(854)	181

Net income (loss) including noncontrolling interest	143	5,391	7,621

Net income attributable to noncontrolling interest	(331)	(140)	(58)

Net income (loss) attributable to AmREIT shareholders	(188)	5,251	7,563

Distributions paid to class B, C and D shareholders	(10,013)	(11,709)	(11,442)

Net loss available to class A shareholders	$(10,201)	$(6,458)	$(3,879)

Net loss per class A common share — basic and diluted
Loss before discontinued operations	$(1.42)	$(0.88)	$(0.64)
Income (loss) from discontinued operations	$(0.38)	$(0.13)	$0.03

Net loss	$(1.80)	$(1.01)	$(0.61)

Weighted average class A common shares used to compute net loss per share, basic and diluted	5,667	6,358	6,300

See Notes to Consolidated Financial Statements.

C-F-4

AmREIT AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
For the years ended December 31, 2008, 2007 and 2006
(in thousands)
	Common Shares Amount	Capital in excess of par value	Accumulated distributions in excess of earnings	Accumulated other comprehensive income	Noncontrolling Interest	Cost of treasury shares	Total
Balance at December 31, 2005	$238	$204,331	$(16,736)	$—	1,176	$(548)	$188,461

Net income	—	—	7,621			—	7,621
Net loss attributable to noncontrolling interest		—	(58)	—	58	—	—
Deferred compensation issuance of restricted shares, Class A	—	(987)	—			1,264	277
Repurchase of common shares, Class A	—	—	—			(2,840)	(2,840)
Repurchase of common shares, Class B	(11)	(9,220)	—			—	(9,231)
Amortization of deferred compensation	—	556	—			—	556
Issuance of common shares, Class C	2	1,726	—			—	1,728
Retirement of common shares, Class C	(2)	(1,506)	—			—	(1,508)
Issuance of common shares, Class D	5	4,554	—			—	4,559
Retirement of common shares, Class D	(5)	(4,758)	—			—	(4,763)
Distributions	—	—	(14,576)		(97)	—	(14,673)
Balance at December 31, 2006	$227	$194,696	$(23,749)	$—	1,137	$(2,124)	$170,187

Net income	—	—	5,391			—	5,391
Net loss attributable to noncontrolling interest		—	(140)	—	140	—	—
Deferred compensation issuance of restricted shares, Class A	—	(749)	—			837	88
Issuance of common shares, Class A	1	—	—			—	1
Repurchase of common shares, Class A	—	—	—			(1,297)	(1,297)
Repurchase of common shares, Class B	(11)	(9,274)	—			—	(9,285)
Amortization of deferred compensation	—	739	—			—	739
Issuance of common shares, Class C	2	1,721	—			—	1,723
Retirement of common shares, Class C	(2)	(1,754)	—			—	(1,756)
Issuance of common shares, Class D	5	4,412	—			—	4,417
Retirement of common shares, Class D	(5)	(4,626)	—			—	(4,631)
Distributions	—	—	(14,867)		(98)	—	(14,965)
Balance at December 31, 2007	$217	$185,165	$(33,365)	$—	1,179	$(2,584)	$150,612

Net income before noncontrolling interest	—	—	143			—	143
Net loss attributable to noncontrolling interest		—	(331)	—	331	—	—
Fair value of hedge liability		—		(409)			(409)
Deferred compensation issuance of restricted shares, Class A	—	492	—			(559)	(67)
Issuance of common shares, Class A	—	47	—			67	114
Repurchase of common shares, Class A	—	—	—			(7,075)	(7,075)
Amortization of deferred compensation	—	437	—			—	437
Issuance of common shares, Class C		1,545	—			—	1,545
Retirement of common shares, Class C		(1,590)	—			—	(1,590)
Issuance of common shares, Class D		4,016	—			—	4,016
Retirement of common shares, Class D		(4,762)	—			—	(4,762)
Distributions	—	—	(12,830)		(266)	—	(13,096)
Balance at December 31, 2008	$217	$185,350	$(46,383)	$(409)	$1,244	$(10,151)	$129,868
See Notes to Consolidated Financial Statements.

C-F-5

AmREIT AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, except share data)

	Year Ended December 31,
	2008	2007	2006
Cash flows from operating activities:
Net income (loss)	$(188)	$5,251	$7,563
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Investment in real estate acquired for resale	(2,476)	—	(3,331)
Proceeds from sales of real estate acquired for resale	466	1,399	2,190
Gain on sales of real estate acquired for resale	(229)	—	—
Gain on sales of real estate acquired for investment	(924)	—	(382)
Impairment charge	1,494	—	(285)
Bad debt expense	1,403	—	—
Restructuring charges	1,919	—	—
Loss (Income) from merchant development funds and other affiliates	894	(153)	(967)
Cash receipts (payments) related to deferred related party fees	(400)	851	—
Depreciation and amortization	9,081	8,071	9,214
Amortization of above/below market rent	(944)	(298)	(158)
Amortization of loan premium and financing cost	113	(27)	(232)
Amortization of deferred compensation	437	739	556
Minority interest in income of consolidated joint ventures	331	139	56
Distributions from merchant development funds and other affiliates	539	467	1,857
Decrease in tenant receivables	(473)	(68)	(1,198)
Decrease in accounts receivable	453	521	35
Decrease (Increase) in accounts receivable — related party	2,026	(3,721)	2,493
Cash receipts from direct financing leases more than income recognized	209	112	8
Increase in other assets	(2,370)	(962)	(296)
Increase (decrease) in accounts payable and other liabilities	(693)	(1,377)	1,002
Decrease in accounts payable — related party	(469)	—	—
Increase in security deposits	30	6	22

Net cash provided by operating activities	10,229	10,950	18,147

Cash flows from investing activities:
Improvements to real estate	(3,107)	(3,735)	(4,026)
Acquisition of investment properties	—	(10,610)	(24,518)
Loans to affiliates	(4,986)	(6,423)	(22,069)
Payments from affiliates	10,121	6,085	23,197
Investment in receivable	(1,621)	—	—
Additions to furniture, fixtures and equipment	(120)	(75)	(128)
Proceeds from sale to related party of investment in other affiliates	10,126	—	—
Investment in merchant development funds and other affiliates	(5,490)	(9,263)	(1,055)
Distributions from merchant development funds and other affiliates	333	235	137
Proceeds from sale of investment property	3,530	—	4,466
Decrease (increase) in preacquisition costs	194	(179)	16

Net cash provided by (used in) investing activities	8,980	(23,965)	(23,980)

Cash flows from financing activities:
Proceeds from notes payable	66,037	104,811	82,650
Payments of notes payable	(62,817)	(67,658)	(52,652)
Increase in deferred costs	(508)	(542)	(130)
Purchase of treasury shares	(7,075)	(1,297)	(2,610)
Issuance of common shares	81	—	—
Retirement of common shares	(6,352)	(15,669)	(15,502)
Issuance costs	(42)	(12)	(82)
Common dividends paid	(7,261)	(8,715)	(8,246)
Distributions to minority interests	(158)	(97)	(95)

Net cash provided by (used in) financing activities	(18,095)	10,821	3,333

Net increase (decrease) in cash and cash equivalents	1,114	(2,194)	(2,500)
Cash and cash equivalents, beginning of period	1,221	3,415	5,915

Cash and cash equivalents, end of period	$2,335	$1,221	$3,415

Supplemental schedule of cash flow information:
Cash paid during the year for:
Interest	$10,683	$9,708	$7,861
Income taxes	210	867	945

Supplemental schedule of noncash investing and financing activities
During 2008 and 2007, 0 and 49,000 class B common shares, respectively were converted to class A common shares. Additionally, during 2008 and 2007, we issued class C common and D common shares with a value of $5.6 and $6.2 million in satisfaction of dividends through the dividend reinvestment program.
In 2008, we issued 10,000 restricted shares to trust managers as part of their compensation arrangements. The restricted shares vest over a three year period. We recorded $67,000 in deferred compensation related to the issuance of the restricted shares.
In 2007, we issued 131,000 restricted shares to employees and trust managers as part of their compensation arrangements. The restricted shares vest over a four and three year period, respectively. We recorded $1.1 million in deferred compensation related to the issuance of the restricted shares.
During 2008, we reclassified $23.7 of assets held for sale back to held for use as a result of those assets not being sold within a twelve month period.
See Notes to Consolidated Financial Statements.

C-F-6

AmREIT AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008, 2007 and 2006
1. DESCRIPTION OF BUSINESS AND NATURE OF OPERATIONS
We are a full service real estate company that focuses on acquiring Irreplaceable Corner™ commercial properties in three of the top six major growth markets throughout the United States. For 25 years, we have provided our clients and investors with financial transparency, reliability and creation of value for future real estate investment growth. We have access to a variety of capital markets including public and private financial companies and institutional investors, and our platform has grown from approximately $100 million in assets in 2002 to approaching $1 billion. We have elected to be taxed as a real estate investment trust (“REIT”) for federal income tax purposes.
Our core portfolio consists of Today’s Irreplaceable Corners™. These are corner properties in Top U.S. Growth Markets with high barriers to entry, high daytime and evening population, high rate of cars per day and high household incomes within 3-5 miles of the property. To provide future growth and investment opportunities, Our advisory business invests in and advises seven merchant development funds that own, develop and manage Tomorrow’s Irreplaceable Corners™. These are properties that are located on dominant regional intersections within fast growing markets. We create value for our clients and investors through our expertise in development, redevelopment and daily operation of these properties.
During 2007, we initiated a strategic plan which we refer to as “Vision 2010”. Vision 2010 is designed to create a more confirming structure that will reduce the earnings volatility of our business model while also simplifying our capital structure, with the ultimate goal of growing our portfolio of Irreplaceable Corners. We expect that Vision 2010 will have three phases as follows:
•	Phase I consisted of business model changes which are designed to reduce the earnings volatility created by some of our transactional operating subsidiaries. In connection with phase I of our plan we have simplified our operating platform and reduced our transactional volatility by exiting the general contracting business and the fund raising business. Additionally, we suspended the REITPlus, Inc. best efforts equity offering. Together, these restructuring initiatives have resulted in a one-time restructuring charge of approximately $2.5 million during 2008 and have reduced our annual overhead and general and administrative expenses by approximately $4.5 million.

•	Phase II will consist of changes which are designed to simplify our equity capital structure. As the first step in Phase II, in December 2008, we voluntarily de-listed our class A common shares from trading on the NYX. Our class A common shares are therefore no longer traded on a national exchange. Additionally, we have announced the potential merger of AmREIT into REITPlus, resulting in a combined, conforming entity with a single class of common stock.

•	Phase III will consist of growing our portfolio of Irreplaceable Corners and identifying additional sources of liquidity for shareholders once we have accomplished the first two phases of Vision 2010 and the country begins to move into recovery.
On January 7, 2009, our Board of Trust Managers approved in concept the merger of AmREIT with REITPlus, an affiliated non-traded REIT that we sponsored in 2007. The anticipated merger is the next step in Vision 2010 and would combine all AmREIT capital stock into a single class of common shares, accomplishing our goal of simplifying our capital structure. The merger will be subject to appraisal of AmREIT and REITPlus’s real estate properties, valuation by a third party investment banking firm of AmREIT’s three classes of common stock, entry into a definitive merger agreement, approval of shareholders of both REITs and other customary closing conditions. We believe these steps would better position us to raise Wall Street and/or institutional capital either through joint ventures at the entity level or through an IPO and re-listing of its shares.
AmREIT’s direct predecessor, American Asset Advisers Trust, Inc. (“ATI”), was formed as a Maryland corporation in 1993. Prior to 1998, ATI was externally advised by American Asset Advisors Corp. which was formed in 1985. In June 1998, ATI merged with its advisor and changed its name to AmREIT, Inc. In December 2002, AmREIT, Inc. reorganized as a Texas real estate investment trust and became AmREIT.

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2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
BASIS OF PRESENTATION
Our financial records are maintained on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recorded when incurred. The consolidated financial statements include our accounts as well as the accounts of any wholly- or majority-owned subsidiaries in which we have a controlling financial interest. Investments in joint ventures and partnerships where we have the ability to exercise significant influence but do not exercise financial and operating control, are accounted for using the equity method, as applicable, the Company consolidates certain joint ventures and partnerships in which it owns less than a 100% equity interest if the entity is a variable interest entity and the Company is the primary beneficiary (as defined in FASB Interpretation (“FIN”) 46(R): Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51, as revised). Following consideration under FIN 46(R), if required, the Company also evaluates applicable partially-owned entities under Emerging Issues Task Force (“EITF”) Issue No. 04-5: Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity when the Limited Partners Have Certain Rights for consolidation considerations. All significant inter-company accounts and transactions have been eliminated in consolidation.
As discussed above, we have exited the general contracting business and the fund-raising business. Accordingly, the operating activity of these businesses, including all prior activity, has been reclassified as discontinued operations in the accompanying statements of operations. See “Discontinued Operations” below for further detail.
REVENUE RECOGNITION
We lease space to tenants under agreements with varying terms. The majority of the leases are accounted for as operating leases and although certain leases of the properties provide for tenant occupancy during periods for which no rent is due and/or increases or decreases in the minimum lease payments over the terms of the leases, revenue is recognized on a straight-line basis over the terms of the individual leases. In most cases, revenue recognition under a lease begins when the lessee takes possession of or controls the physical use of the leased asset. Generally, this occurs on the lease commencement date. In all cases, we have determined that we are the owner of any tenant improvements that we fund pursuant to the lease terms. In cases where tenant improvements are made prior to lease commencement, the leased asset is considered to be the finished space, and revenue recognition therefore begins when the improvements are substantially complete. Accrued rents are included in tenant receivables. Revenue from tenant reimbursements of taxes, maintenance expenses and insurance is recognized in the period the related expense is recorded. Additionally, certain of the lease agreements contain provisions that grant additional rents based on tenants’ sales volumes (contingent or percentage rent). Percentage rents are recognized when the tenants achieve the specified targets as defined in their lease agreements. During the years ended December 31, 2008, 2007 and 2006, we recognized percentage rents of $559,000, $669,000, and $760,000, respectively. During the three years in the period ended December 31, 2008, we recognized lease termination fees of $100,000, $266,000, and $700,000, respectively, which have been included in rental income from operating leases. We record lease termination income if there is a signed termination letter agreement, all of the conditions of the agreement have been met and collectability is certain. Upon early lease termination we provide for losses related to unrecovered intangibles and other assets. The terms of certain leases require that the building/improvement portion of the lease be accounted for under the direct financing method which treats the building as if we had sold it to the lessee and entered into a long-term financing arrangement with such lessee. This accounting method is appropriate when the lessee has all of the benefits and risks of property ownership that they otherwise would if they owned the building versus leasing it from us.
Other than the merchant development funds, we have investments in entities that are accounted for under the equity method because we exercise significant influence over such entities. In 2007, we invested $3.4 million in AmREIT Woodlake, LP, (“Woodlake”) for a 30% limited partner interest in the partnership. Woodlake was formed in 2007 to acquire, lease and manage Woodlake Square, a shopping center located on the west side of Houston, Texas at the intersection of Westheimer and Gessner. In June 2008, we sold two-thirds (20%) of our interest in Woodlake to MIG IV. Pursuant to the purchase agreement, our interest in the property was sold at its carrying value, resulting in no gain or loss to us. At December 31, 2008, we hold a remaining 10% interest in Woodlake Square. Also in 2007, we invested $3.8 million in AmREIT Westheimer Gessner, LP, for a 30% limited partner interest in the partnership. AmREIT Westheimer Gessner, LP was formed in 2007 to acquire, lease and manage Borders Shopping Center, a shopping center located on the west side of Houston, Texas at the intersection of Westheimer and Gessner. In June 2008, we sold two-thirds (20%) of our interest in Borders Shopping Center to MIG IV.

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Pursuant to the purchase agreement, our interest in the property was sold at its carrying value, resulting in no gain or loss to us. At December 31, 2008, we hold a 10% interest in Borders Shopping Center. In the first quarter of 2008, we invested $5.1 million in AmREIT SPF Shadow Creek, LP, for a 10% limited partner interest in the partnership. AmREIT SPF Shadow Creek, LP was formed in 2008 to acquire, lease and manage Shadow Creek Ranch, a shopping center located in Pearland, Texas at the intersection of Highway 288 and FM 518. During the third quarter of 2008, we sold our remaining interest in Shadow Creek Ranch to REITPlus. Pursuant to the purchase agreement, our interest in the property was sold at its carrying value, resulting in no gain or loss.
The Company accounts for profit recognition on sales of real estate in accordance with Financial Accounting Standards Board’s (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 66, Accounting for Sales of Real Estate. Pursuant to SFAS 66, profits from sales will not be recognized under the full accrual method by the Company until certain criteria are met. Gains relating to transactions which do not meet the criteria for full accrual method of accounting are deferred and recognized when the full accrual method of accounting criteria are met or by using the installment or deposit methods of profit recognition, as appropriate in the circumstances.
We have been engaged to provide various real estate services, including development, construction (discontinued operations), construction management, property management, leasing and brokerage. The fees for these services are recognized as services are provided and are generally calculated as a percentage of revenues earned or to be earned or of property cost, as appropriate. Construction management contracts are recognized only to the extent of the fee revenue.
REAL ESTATE INVESTMENTS
Development Properties — Land, buildings and improvements are recorded at cost. Expenditures related to the development of real estate are carried at cost which includes capitalized carrying charges, acquisition costs and development costs. Carrying charges, primarily interest, real estate taxes and loan acquisition costs, and direct and indirect development costs related to buildings under construction, are capitalized as part of construction in progress. The capitalization of such costs ceases at the earlier of one year from the date of completion of major construction or when the property, or any completed portion, becomes available for occupancy. The Company capitalizes acquisition costs once the acquisition of the property becomes probable. Prior to that time, we expense these costs. During the years ended December 31, 2008, 2007 and 2006, interest and taxes in the amount of $106,000, $46,000, and, $57,000, respectively were capitalized on properties under development.
Acquired Properties and Acquired Lease Intangibles — We account for real estate acquisitions pursuant to Statement of Financial Accounting Standards No. 141, Business Combinations (“SFAS No. 141”). Accordingly, we allocate the purchase price of the acquired properties to land, building and improvements, identifiable intangible assets and to the acquired liabilities based on their respective fair values. Identifiable intangibles include amounts allocated to acquired above and below market leases, the value of in-place leases and customer relationship value, if any. We determine fair value based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known trends and specific market and economic conditions that may affect the property. Factors considered by management in our analysis of determining the as-if-vacant property value include an estimate of carrying costs during the expected lease-up periods considering market conditions, and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and estimates of lost rentals at market rates during the expected lease-up periods, tenant demand and other economic conditions. Management also estimates costs to execute similar leases including leasing commissions, tenant improvements, legal and other related expenses. Intangibles related to above and in-place lease value are recorded as acquired lease intangibles and are amortized as an adjustment to rental revenue or amortization expense, as appropriate, over the remaining terms of the underlying leases. Below market leases include fixed-rate renewal periods. Premiums or discounts on acquired out-of-market debt are amortized to interest expense over the remaining term of such debt.
Depreciation — Depreciation is computed using the straight-line method over an estimated useful life of up to 50 years for buildings, up to 20 years for site improvements and over the term of lease for tenant improvements. Leasehold estate properties, properties on which we own the building and improvements but not the related ground, are amortized over the life of the lease.
Properties Held for Sale — Properties are classified as held for sale if we have decided to market the property for immediate sale in its present condition with the belief that the sale will be completed within one year. Properties held for sale are carried at the

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lower of cost or fair value less cost to sell. Depreciation and amortization are suspended during the held for sale period. At December 31, 2008, we owned 2 properties with a carrying value of $2.7 million which were classified as real estate held for sale. At December 31, 2007, we owned 19 properties with a carrying value of $22.4 million which were classified as real estate held for sale. During 2008, we reclassified $6.9 million of real estate held for sale and $16.8 million of investment in direct financing leases held for sale back to held for use as a result of those assets not being sold within a twelve month period.
Our properties generally have operations and cash flows that can be clearly distinguished from the rest of the Company. The operations and gains on sales reported in discontinued operations include those properties that have been sold or are held for sale and for which operations and cash flows have been clearly distinguished. The operations of these properties have been eliminated from ongoing operations, and we will not have continuing involvement after disposition. Prior period operating activity related to such properties has been reclassified as discontinued operations in the accompanying statements of operations.
Impairment — We review our properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets, including accrued rental income, may not be recoverable through operations. We determine whether an impairment in value has occurred by comparing the estimated future cash flows (undiscounted and without interest charges), including the residual value of the property, with the carrying value of the individual property. If an impairment is indicated, a loss will be recorded for the amount by which the carrying value of the asset exceeds its fair value. An impairment charge of $1.5 million was recognized for the year ended December 31, 2008 related to four properties that represent non-core real estate assets, two of which were disposed of during 2008. Of the $1.5 million impairment charge, $632,000 is included in discontinued operations. We identified certain indicators of impairment for these non-core properties such as deteriorating macroeconomic conditions as well as their locations in the non-core markets. Both the estimated undiscounted cash flow analysis and fair value determination are based upon various factors which require complex and subjective judgments to be made by management. Such assumptions include projecting lease-up periods, holding periods, cap rates, rental rates, operating expenses, lease terms, tenant creditworthiness, tenant improvement allowances, terminal sales value and certain macroeconomic factors among other assumptions to be made for each property. No impairment charges were recognized for the years ended December 31, 2007 and 2006.
RECEIVABLES AND ALLOWANCE FOR UNCOLLECTIBLE ACCOUNTS
Tenant receivables — Included in tenant receivables are base rents, tenant reimbursements and receivables attributable to recording rents on a straight-line basis. An allowance for the uncollectible portion of accrued rents and accounts receivable is determined based upon customer credit-worthiness (including expected recovery of our claim with respect to any tenants in bankruptcy), historical bad debt levels, and current economic trends. As of December 31, 2008 and 2007, we had an allowance for uncollectible accounts of $502,000 and $157,000, respectively, related to our tenant receivables. During 2008, 2007 and 2006, we recorded bad debt expense in the amount of $1.1 million, $55,000 and $236,000, respectively, related to tenant receivables that we specifically identified as potentially uncollectible based on our assessment of the tenant’s credit-worthiness. Our bad debts are primarily associated with a small number of major tenants, one of which declared bankruptcy during the second quarter of 2008 and another which vacated their space during the second quarter of 2008. We had no recoveries of bad debt in 2006 or 2007 related to tenant receivables and recovered $220,000 in 2008. Bad debt expenses and any related recoveries related to tenant receivables are included in property expense.
Accounts receivable — Included in accounts receivable are amounts due from clients of our construction services business (discontinued operation) and various other receivables. During December 31, 2008, 2007 and 2006, we recorded bad debt expense of $282,000, $0, and $0 respectively, respectively, related to construction receivables that we specifically identified as potentially uncollectible based on our assessment of the customer’s credit-worthiness. We believe such amounts to be potentially uncollectible based on our assessment of the vendor’s credit-worthiness and other considerations. Bad debt expense and any related recoveries on construction services receivables are included in construction expense. Also included in accounts receivable as of December 31, 2008 is a $1.6 million receivable from the City of Pearland, Texas. We acquired this receivable in June 2008 in conjunction with the acquisition of Shadow Creek Ranch Shopping Center by our affiliated funds in February 2008. The receivable is to be funded by 1/3 of the 1.5% sales tax that the City of Pearland collects from the shopping center.

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Note receivable — Included in note receivable is a $5.5 million note from the sale of a tract of land adjacent to our Uptown Plaza — Dallas property located outside of downtown Dallas, Texas. During the first quarter of 2009, we expect to collect $1.5 million on this note from the buyer. The note agreement provides that the remaining $4.0 million is due in December 2009 along with interest accrued thereon since inception of the note. With a 30-day notice period, the buyer has a one-time loan extension right to June 30, 2010 with payment of a $50,000 extension fee.
Notes receivable — related party — Included in related party notes receivable are loans made to our affiliated merchant development funds as part of our treasury management function whereby we place excess cash in short term bridge loans for these affiliates related to the acquisition or development of properties. We typically provide such financing to our affiliates as a way of efficiently deploying our excess cash and earning a higher return than we would in other short term investments or overnight funds. In some cases, the funds have a construction lender in place, and we simply step in and provide financing on the same terms as the third party lender. In so doing, we are able to access these funds as needed by having our affiliate then draw down on their construction loans. These loans are unsecured, bear interest at the prime rate and are due upon demand.
DERIVATIVE FINANCIAL INSTRUMENTS
We account for our derivative financial instruments pursuant to SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS No. 133”) as amended by SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS No. 133 requires that all derivative instruments, whether designated in hedging relationships or not, be recorded on the balance sheet at their fair value. Gains or losses resulting from changes in the values of those derivatives are accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. Our use of derivative financial instruments to date has been limited to the use of interest rate swaps to mitigate our interest rate risk on variable-rate debt. In December 2008, we entered into an interest rate swap for the purpose of hedging the interest rate risk on a variable-rate loan placed in conjunction with the refinancing of one of our properties. We have designated this interest rate swap as a cash flow hedge for financial reporting purposes.
SFAS No. 133 requires that changes in fair value of derivatives that qualify as cash flow hedges be recognized in other comprehensive income (“OCI”) while the ineffective portion of the derivative’s change in fair value be recognized in the income statement as interest expense. Upon the settlement of a hedge, gains and losses associated with the transaction are recorded in OCI and amortized over the underlying term of the hedge transaction. We assess, both at inception of the hedge and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in the cash flows of the hedged items. In assessing the hedge, we use standard market conventions and techniques such as discounted cash flow analysis, option pricing models, and termination costs at each balance sheet date. All methods of assessing fair value result in a general approximation of value, and such value may never actually be realized.
DEFERRED COSTS, NET
Deferred costs include deferred leasing costs and deferred loan costs, net of amortization. Deferred loan costs are incurred in obtaining financing and are amortized using a method that approximates the effective interest method to interest expense over the term of the debt agreements. Deferred leasing costs consist of internal and external commissions associated with leasing our properties and are amortized to depreciation and amortization expense over the lease term. Accumulated amortization related to deferred loan costs as of December 31, 2008 and 2007 totaled $834,000 and $627,000, respectively. Accumulated amortization related to leasing costs as of December 31, 2008 and 2007 totaled $644,000 and $450,000, respectively.
DEFERRED COMPENSATION
Our deferred compensation and long term incentive plan is designed to attract and retain the services of our trust managers and employees that we consider essential to our long-term growth and success. As such, it is designed to provide them with the opportunity to own shares, in the form of restricted shares, in us, and provide key employees the opportunity to participate in the success of our affiliated actively-managed merchant development funds through the economic participation in our general partner companies. All long term compensation awards are designed to vest over a period of three to seven years and promote retention of our team.
Restricted Share Issuances — Deferred compensation includes grants of restricted shares to our trust managers and employees as a form of long-term compensation. The share grants vest over a period of three to seven years. We determine the fair value of

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the restricted shares as the number of shares awarded multiplied by the closing price per share of our class A common shares on the grant date. We amortize such fair value ratably over the vesting periods of the respective awards.
The following table presents restricted share activity during the years ended December 31, 2008 and 2007:

	2008		2007
		Weighted Average		Weighted Average
	Non-vested	grant	Non-vested	grant
	Shares	date fair value	Shares	date fair value
Beginning of period	410,830	$7.67	355,599	$7.31
Granted	10,000	6.70	131,334	8.51
Vested	(55,974)	7.68	(50,758)	7.36
Forfeited	(72,551)	7.57	(25,345)	7.53

End of period	292,305	7.67	410,830	7.67

The weighted-average grant date fair value of restricted shares issued during the years ended December 31, 2008 and 2007 was $6.70 per share and $8.51 per share, respectively. The total fair value of shares vested during the years ended December 31, 2008 and 2007 was $430,000 and $374,000 respectively. Total compensation cost recognized related to restricted shares during the three years in the period ended December 31, 2008 was $478,000, $739,000 and $556,000, respectively. As of December 31, 2008, total unrecognized compensation cost related to restricted shares was $2.2 million, and the weighted average period over which we expect this cost to be recognized is 3.1 years.
General Partner Profit Participation Interests — We have assigned up to 45% of the residual economic interest in certain of our merchant development funds to certain of our key employees. This economic interest is received, as, if and when we receive economic benefit from our profit participation, after certain preferred returns have been paid to the partnership’s limited partners. This assignment of economic interest generally vests over a period of five to seven years. This allows us to align the interest of our employees with the interest of our shareholders. Because any future profits and earnings from the retail limited partnerships cannot be reasonably predicted or estimated, and any employee benefit is contingent upon the benefit received by the general partner of the retail limited partnerships, we recognize expense associated with the assignment of economic interest in our retail limited partnerships as we recognize the corresponding income from the associated merchant development funds. No portion of the economic interest in the merchant development funds that have provided profit participation to us to date have been assigned to employees. Therefore, no compensation expense has been recorded to date.
Tax-Deferred Retirement Plan (401k) — We maintain a defined contribution 401k retirement plan for our employees. This plan is available for all employees immediately upon employment. The plan allows for contributions to be either invested in an array of large, mid and small cap mutual funds or directly into class A common shares. Employee contributions invested in our stock are limited to 50% of the employee’s contributions. We match 50% of the employee’s contribution, up to a maximum employee contribution of 4%. None of the employer contribution can be matched in our stock. As of December 31, 2008, 2007 and 2006, there were 52, 65 and 40 participants enrolled in the plan. Employer contributions to the plan were $109,000, $101,000 and $99,000, for the three years in the period ended December 31, 2008.
Stock Options — We are authorized to grant options on up to an aggregate of 1,288,739 shares of our class A common shares as either incentive or non-qualified share options, up to an aggregate of 6.0% of the total voting shares outstanding. As of December 31, 2008 and December 31, 2007, none of these options have been granted.
FEDERAL INCOME TAXES
We account for federal and state income taxes under the asset and liability method.
Federal — We have elected to be taxed as a REIT under the Internal Revenue Code of 1986, and are, therefore, not subject to Federal income taxes to the extent of dividends paid, provided we meet all conditions specified by the Internal Revenue Code for retaining our REIT status, including the requirement that at least 90% of our real estate investment trust taxable income be distributed to shareholders.

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Our real estate development and operating business, AmREIT Realty Investment Corporation and subsidiaries (“ARIC”), is a fully integrated and wholly-owned business consisting of brokers and real estate professionals that provide development, acquisition, brokerage, leasing, construction, asset and property management services to our publicly traded portfolio and merchant development funds as well as to third parties. ARIC and our wholly-owned corporations that serve as the general partners of our merchant development funds are treated for federal income tax purposes as taxable REIT subsidiaries (collectively, the “Taxable REIT Subsidiaries”).
State — In May 2006, the State of Texas adopted House Bill 3, which modified the state’s franchise tax structure, replacing the previous tax based on capital or earned surplus with one based on margin (often referred to as the “Texas Margin Tax”) effective with franchise tax reports filed on or after January 1, 2008. The Texas Margin Tax is computed by applying the applicable tax rate (1% for us) to the profit margin, which, generally, will be determined for us as total revenue less a 30% standard deduction. Although House Bill 3 states that the Texas Margin Tax is not an income tax, SFAS No. 109, Accounting for Income Taxes, applies to the Texas Margin Tax. We have recorded a margin tax provision of $279,000 for the Texas Margin Tax for both of the years ended December 31, 2008 and December 31, 2007.
EARNINGS PER SHARE
Basic earnings per share has been computed by dividing net income (loss) available to Class A common shareholders by the weighted average number of class A common shares outstanding. Diluted earnings per share has been computed by dividing net income (as adjusted as appropriate) by the weighted average number of common shares outstanding plus the weighted average number of dilutive potential common shares. Diluted earnings per share information is not applicable due to the anti-dilutive nature of the common class C and class D shares which represent 22.9 million, 19.4 million, and 24.7 million potential common shares for the years ended December 31, 2008, 2007, and 2006, respectively.
The following table presents information necessary to calculate basic and diluted earnings per share for the periods indicated:

	For the Years Ended December 31,
	2008	2007	2006

Loss to class A common shareholders	$(10,201)	$(6,458)	$(3,879)
Weighted average class A common shares outstanding	5,667	6,358	6,300
Basic and diluted loss per share	$(1.80)	$(1.01)	$(0.61)
USE OF ESTIMATES
The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
FAIR VALUE OF FINANCIAL INSTRUMENTS
Our consolidated financial instruments consist primarily of cash and cash equivalents, tenant receivables, accounts receivable, notes receivable, accounts payable and other liabilities and notes payable. The carrying value of cash, cash equivalents, tenant receivables, accounts receivable, accounts receivable-related party, notes receivable, notes receivable-related party, accounts payable and other liabilities are representative of their respective fair values due to the short-term maturity of these instruments. Our revolving line of credit as well as our $17.0 million loan on our MacArthur Park property have market-based terms, including a variable interest rate. Accordingly, the carrying value of these debt obligations are representative of their respective fair values. Additionally, our derivative financial instruments are recorded at fair value in the accompanying balance sheets.

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SFAS No. 157 defines a hierarchy of inputs to valuation techniques based upon whether those inputs reflect assumptions other market participants would use based upon market data obtained from independent sources (observable inputs). The following summarizes the fair value hierarchy defined within SFAS 157:
•	Level 1 Inputs — Quoted market prices (unadjusted) for identical assets and liabilities in an active market that the Company has the ability to access at the measurement date.

•	Level 2 Inputs — Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly.

•	Level 3 Inputs — Inputs based on prices or valuation techniques that are both unobservable and significant to the overall fair value measurements.
SFAS No. 157 requires the use of observable market data, when available, in making fair value measurements. Observable inputs are inputs that the market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of ours. Unobservable inputs are inputs that reflect our assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurement.
In determining the fair value of our derivative instruments, we consider whether credit valuation adjustments are necessary to appropriately reflect both our own nonperformance risk and the respective counterparty’s nonperformance risk in the fair value measurements. Although we have determined that the majority of the inputs used to value our derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with its derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by us and our counterparties. However, as of December 31, 2008, we have assessed the significance of the impact of the credit valuation adjustments on the overall valuation of our derivative positions and have determined that the credit valuation adjustments are not significant to the overall valuation of our derivatives. As a result, we have determined that our derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.
In determining the value of our debt instruments, we determine the appropriate Treasury Bill Rate based on the remaining time to maturity for each of the debt instruments. We then add the appropriate yield spread to the Treasury Bill Rate. The yield spread is a risk premium estimated by investors to account for credit risk involved in debt financing. The spread is typically estimated based on the property type and loan-to-value ratio of the debt instrument. The result is an estimate of the market interest rate a typical investor would expect to receive given the underlying subject asset (property type) and remaining time to maturity.
The following table presents our assets and liabilities and related valuation inputs within the fair value hierarchy utilized to measure fair value as of December 31, 2008 (in thousands) :

	Level 1	Level 2	Level 3

Notes Payable			$140,313
Derivative Liability		$409
NEW ACCOUNTING STANDARDS
In September 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 157, Fair Value Measurements

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(“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. SFAS No. 157 requires companies to disclose the fair value of financial instruments according to a fair value hierarchy. Additionally, companies are required to provide certain disclosures regarding instruments within the hierarchy, including a reconciliation of the beginning and ending balances for each major category of assets and liabilities. This statement is effective for our fiscal year beginning January 1, 2008, except for non-financial assets and liabilities that are not recognized or disclosed at fair value on a recurring basis, for which the effective date is our fiscal year beginning January 1, 2009. We adopted the provisions of SFAS No. 157 for financial assets and liabilities as of January 1, 2008 and there was no material effect on the our results of operations, cash flows, or financial condition. Management is currently evaluating the impact SFAS No. 157 will have on our consolidated financial position and results of operations when it is applied to non-financial assets and liabilities.
In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS No. 159”). SFAS No. 159 expands opportunities to use fair value measurement in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. We did not elect the fair value option for any eligible financial assets and liabilities under the provisions of SFAS No. 159.
In December 2007, the FASB issued SFAS No. 141 (Revised 2007), Business Combinations (“SFAS No. 141R”). SFAS No. 141R will change the accounting for business combinations. Under FAS 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. We currently capitalize acquisition costs as part of the basis of the asset acquired. Upon effectiveness of SFAS No. 141R we will expense acquisition costs as incurred.
In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“SFAS No. 160”). SFAS No. 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. SFAS No. 160 requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. All other requirements of SFAS No. 160 shall be applied prospectively. The impact of our adoption of SFAS 160 was to increase our shareholders’ equity, by approximately $1.2 million for both 2008 and 2007, as a result of transferring the minority interest in our consolidated subsidiaries from the mezzanine section of our balance sheet into equity.
In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS No. 161”). SFAS No. 161 requires enhanced disclosures about an entity’s derivative and hedging activities. Under SFAS No. 161, entities are required to provide enhanced disclosures about how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations, and how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for fiscal years and interim periods beginning after November 15, 2008. The adoption of SFAS No. 161 is not expected to have a material effect on our results of operations or financial position.
DISCONTINUED OPERATIONS
During the third quarter of 2008, we exited the general contracting business and the fund-raising business. These businesses have been reflected as discontinued operations in the accompanying statement of operations along with any properties that we have sold during the reporting periods or that were held for sale as of December 31, 2008. We continue to receive cashflows from the general contracting business as we complete our contractual obligations. We expect to cease all of the general contracting operations by the second quarter of 2009. We have 2 properties that were held for sale as of December 31, 2008, and we had 19 properties held for sale as of 2007. During the twelve months ended December 31, 2008, we reclassified to continuing operations $2.0 million of earned income from direct financing leases generated in both 2007 and 2006. The following is a summary of our discontinued operations for the years ended December 31, 2008, 2007, and 2006 (in thousands, except for per share data):

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	For the Years Ended December 31,
	2008	2007	2006
Rental revenue	$619	$805	$1,072
Real estate fee income	115	—	—
Construction revenues	8,661	7,416	13,371
Securities commission income	1,365	4,805	6,554
Interest and other income	15	38	—
Gain on sale of real estate held for investment	924	—	285
Gain on sale of real estate held for resale	229	—	382

Total revenues	11,928	13,064	21,664

Other general and administrative	2,321	2,282	2,272
Property expense	249	196	115
Construction costs	8,050	6,906	12,290
Legal and professional	195	171	133
Securities commissions	963	3,989	5,732
Depreciation and amortization	74	136	153
Restructuring charges	2,457	—	—
Impairment charge	632	—	—
Interest expense	315	166	276
Federal income tax expense (benefit)	(1,202)	72	512

Total expenses	14,054	13,918	21,483

Income (Loss) from discontinued operations	(2,126)	(854)	181
Basic and diluted income (loss) from discontinued operations per class A common share	$(0.38)	$(0.13)	$0.03
Restructuring charges — Restructuring charges consists of $1.9 million related to the write-off of organization and offering costs incurred by our securities business on behalf of REITPlus, Inc. and approximately $536,000 related to the wind down and severance costs related to employees terminated as part of the restructuring. Of the $536,000 in costs, $66,000 is attributable to our general contracting business (included in our real estate segment) and $470,000 is attributable to our securities operation. We expect to incur no further severance cost and believe we are complete with our restructuring as of December 31, 2008.
Following is a discussion of significant accounting policies that are applicable to the general contracting and fund-raising business that we exited in the third quarter of 2008:
General Contracting — Revenues from fixed-price construction contracts are recognized on the percentage-of-completion method, measured by the physical completion of the structure. Revenues from cost-plus-percentage-fee contracts are recognized on the basis of costs incurred during the period plus the percentage fee earned on those costs. Construction contract costs include all direct material and labor costs and any indirect costs related to contract performance. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from any contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Any profit incentives are included in revenues when their realization is reasonably assured. An amount equal to contract costs attributable to any claims is included in revenues when realization is probable and the amount can be reliably estimated. Unbilled construction receivables represent reimbursable costs and amounts earned under contracts in progress as of the date of our balance sheet. Such amounts become billable according to contract terms, which usually consider the passage of time, achievement of certain milestones or completion of the project. Advance billings represent billings to or collections from clients on contracts in advance of revenues earned thereon. Unbilled construction receivables are generally billed and collected within the twelve months following the date of our balance sheet, and advance billings are generally earned within the twelve months following the date of our balance sheet.

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Following are the significant assets and liabilities of our general contracting business:

	2008	2007
Billed receivables
— Third party	$189	$498
— Related party	$511	$1,927
Unbilled receivables
— Third party	$1	$4
— Related party	$—	$(85)
Retention receivables
— Third party	$—	$61
— Related party	$521	$527

Accounts payable/accrued liabilities	$1,180	$1,235
Advances billings	$—	$6
Fund-raising business — Securities commission income is recognized as units of our merchant development funds are sold through our wholly-owned subsidiary, AmREIT Securities Company. Securities commission income is earned as the services are performed and pursuant to the corresponding prospectus or private offering memorandum. Generally, it includes a selling commission of between 6.5% and 7.5%, a dealer-manager fee of between 2.5% and 3.25% and offering and organizational costs of 1.0% to 1.50%. The selling commission is then paid to the unaffiliated selling broker-dealer and reflected as securities commission expense.
Following are the significant assets and liabilities of our fund-raising business:

	2008	2007
Cash	$141	$1,104
Accounts payable/accrued liabilities	$19	$776
STOCK ISSUANCE COSTS
Issuance costs incurred in the raising of capital through the sale of common shares are treated as a reduction of shareholders’ equity.
CASH AND CASH EQUIVALENTS
For purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds.
RECLASSIFICATIONS
Certain amounts in the prior year consolidated financial statements have been reclassified to conform to the presentation used in the current year consolidated financial statement. During 2008, we reclassified $6.9 million of real estate held for sale and $16.8 million of investment in direct financing leases held for sale back to held for use as a result of those assets not being sold within a twelve month period.

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3. OPERATING LEASES
Our operating leases range from one to twenty-five years and generally include one or more five year renewal options. A summary of minimum future base rentals to be received, exclusive of any renewals, under non-cancelable operating leases in existence at December 31, 2008 is as follows (in thousands):

2009	$24,211
2010	20,517
2011	17,479
2012	15,426
2013	12,902
Thereafter	89,199

$179,734

4. NET INVESTMENT IN DIRECT FINANCING LEASES
The Company’s net investment in its direct financing leases at December 31, 2008 and 2007 included (in thousands):

	Associated with Assets
	Held for Investment		Associated with Assets
	2008	2007	Held for Sale
Minimum lease payments receivable	$40,442	$4,517	$—	$38,142
Unguaranteed Residual Value	1,493	701	—	802
Less: Unearned Income	(23,051)	(3,160)	—	(21,909)

	$18,884	$2,058	$—	$17,035

During 2008, we reclassified $16.8 million of investment in direct financing leases held for sale back to held for use as a result of those assets not being sold within a twelve month period.
A summary of minimum future rentals, exclusive of any renewals, under the non-cancelable direct financing leases in existence at December 31, 2008 is as follows (in thousands):

Associated with Assets
Held for Investment
2009	2,229
2010	2,240
2011	2,241
2012	2,351
2013	2,439
2014-thereafter	28,941

Total	40,441

5. INVESTMENTS IN MERCHANT DEVELOPMENT FUNDS AND OTHER AFFILIATES
AAA CTL Notes, Ltd.

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AAA CTL Notes I Corporation (“AAA Corp”), our wholly-owned subsidiary, invested as a general partner and limited partner in AAA CTL Notes, Ltd. (“AAA”). AAA is a majority-owned subsidiary through which we purchased 15 IHOP leasehold estate properties and two IHOP fee simple properties. We have consolidated AAA in our financial statements. Certain members of our management team have been assigned a 51% aggregate residual interest in the income and cash flow of AAA’s general partner. Net sales proceeds from the liquidation of AAA will be allocated to the limited partners and to the general partner pursuant to the AAA limited partnership agreement.
Merchant Development Funds
As of December 31, 2008, we owned, through wholly-owned subsidiaries, interests in six limited partnerships which are accounted for under the equity method as we exercise significant influence over, but do not control, the investee. In each of the partnerships, the limited partners have the right, with or without cause, to remove and replace the general partner by a vote of the limited partners owning a majority of the outstanding units. These merchant development funds were formed to develop, own, manage and add value to properties with an average holding period of two to four years. Our interests in these merchant development funds range from 2.1% to 10.5%. See Note 11 regarding transactions we have entered into with our merchant development funds.
AmREIT Opportunity Fund (“AOF”) — AmREIT Opportunity Corporation (“AOC”), our wholly-owned subsidiary, invested $250,000 as a limited partner and $1,000 as a general partner in AOF. We currently own a 10.5% limited partner interest in AOF. Liquidation of AOF commenced in July 2002, and, as of December 31, 2008, AOF has completely liquidated. As the general partner, AOC received a promoted interest in cash flow and any profits after certain preferred returns are achieved for its limited partners.
AmREIT Income & Growth Fund, Ltd. (“AIG”) — AmREIT Income & Growth Corporation (“AIGC”), our wholly-owned subsidiary, invested $200,000 as a limited partner and $1,000 as a general partner in AIG. We currently own an approximate 2.0% limited partner interest in AIG. Certain members of our management team have been assigned a 49% aggregate residual interest in the income and cash flow of AIGC. Pursuant to the AIG limited partnership agreement, net sales proceeds from its liquidation (expected in 2008) will be allocated to the limited partners, and to the general partner (AIGC) as, if and when the annual return thresholds have been achieved by the limited partners.
AmREIT Monthly Income & Growth Fund (“MIG”) — AmREIT Monthly Income & Growth Corporation, our wholly-owned subsidiary, invested $200,000 as a limited partner and $1,000 as a general partner in MIG. We currently own an approximate 1.3% limited partner interest in MIG.
AmREIT Monthly Income & Growth Fund II (“MIG II”) — AmREIT Monthly Income & Growth II Corporation, our wholly- owned subsidiary, invested $400,000 as a limited partner and $1,000 as a general partner in MIG II. We currently own an approximate 1.6% limited partner interest in MIG II.
AmREIT Monthly Income & Growth Fund III (“MIG III”) — AmREIT Monthly Income & Growth III Corporation (“MIGC III”), our wholly-owned subsidiary, invested $800,000 as a limited partner and $1,000 as a general partner in MIG III. MIG III began raising money in June 2005. The offering was closed in October 2006, and the capital raised was approximately $71 million. Our $800,000 investment represents a 1.1% limited partner interest in MIG III. Certain members of our management team have been assigned a 28.5% aggregate residual interest in the income and cash flow of MIGC III. Pursuant to the MIG III limited partnership agreement, net sales proceeds from its liquidation (expected in 2012) will be allocated to the limited partners, and to the general partner (MIGC III) as, if and when the annual return thresholds have been achieved by the limited partners.
AmREIT Monthly Income & Growth Fund IV (“MIG IV”) — AmREIT Monthly Income & Growth IV Corporation (“MIGC IV”), our wholly-owned subsidiary, invested $800,000 as a limited partner and $1,000 as a general partner in MIG IV. MIG IV began raising money in November 2006. The offering was closed in March 2008, and the capital raised was approximately $50 million. Our $800,000 investment represents a 1.6% limited partner interest in MIG IV. Certain members of our management team have been assigned a 28.5% general partner’s share of aggregate interest in the income and cash flow of MIGC IV. Pursuant to the MIG IV limited partnership agreement, net sales proceeds from its liquidation (expected in 2013) will be allocated to the limited partners, and to the MIGC IV as, if and when the annual return thresholds have been achieved by the limited partners.

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REITPlus, Inc.— In November 2007, a registration statement relating to REITPlus, Inc., a $550 million non-traded REIT offering that is advised by one of our wholly-owned subsidiaries, was declared effective by the SEC, allowing REITPlus to begin offering its common stock through our securities operation’s broker-dealer network. REITPlus conducts substantially all of its operations through REITPlus Operating Partnership, LP (“REITPlus OP”) which will own substantially all of the properties acquired on REITPlus’s behalf. On May 16, 2007, we purchased 100 shares of common stock of REITPlus for total cash consideration of $1,000 and were admitted as the initial shareholder. Additionally, on May 16, 2007, we made an initial limited partner contribution of $1 million to REITPlus OP.
A wholly owned subsidiary of AmREIT serves as the advisor to REITPlus and will therefore earn recurring fees such as asset management and property management fees, and transactional fees such as acquisition fees, development fees, financing coordination fees, and real estate sales commissions. We will also participate in a 15% promoted interest, payable upon REITPlus’ liquidation, listing of its shares on a national securities exchange, or the termination or non-renewal of the advisory agreement with our subsidiary (other than for cause) after the REITPlus stockholders receive or are deemed to have received, their invested capital plus a 7% preferred return. In our capacity as the parent company of the advisor to REITPlus, we have paid organization and offering costs of $1.9 million on its behalf. We recorded these costs as a receivable in the accompanying financial statements. In October 2008, the REITPlus offering was suspended, and capital-raising ceased. As a result, we believe that this receivable is uncollectible and have therefore expensed it as part of the restructuring charge. This restructuring charge was incurred by our fund-raising business and reported in discontinued operations during the year ended December 31, 2008.

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The following table sets forth certain financial information for the AIG, MIG, MIG II, MIG III and MIG IV merchant development funds (AOF is not included as it is currently in liquidation):

Merchant	Capital
Development	under	LP	GP	Scheduled	Sharing Ratios(1)		LP
Fund	Mgmt.	Interest	Interest	Liquidation	LP	GP	Preference
AIG	$3 million	2.0%	1.0%	2008	99%	1%	8%
					90%	10%	10%
					80%	20%	12%
					70%	30%	15%
					0%	100%	40% Catch Up
					60%	40%	Thereafter

MIG	$15 million	1.3%	1.0%	2010	99%	1%	8%
					90%	10%	10%
					80%	20%	12%
					0%	100%	40% Catch Up
					60%	40%	Thereafter

MIG II	$25 million	1.6%	1.0%	2011	99%	1%	8%
					85%	15%	12%
					0%	100%	40% Catch Up
					60%	40%	Thereafter

MIG III	$71 million	1.1%	1.0%	2012	99%	1%	10%
					0%	100%	40% Catch Up
					60%	40%	Thereafter

MIG IV	$50 million	1.6%	1.0%	2013	99%	1%	8.5%
					0%	100%	40% Catch Up
					60%	40%	Thereafter

REITPlus (2)	$7.5 million	NA	NA	2014	99%	1%	(Note 3)
					85%	15%

(1)	Using AIG as an example of how the sharing ratios and LP preference provisions are applied, the LPs share in 99% of the cash distributions until they receive an 8% preferred return. The LPs share in 90% of the cash distributions until they receive a 10% preferred return and so on.

(2)	REITPlus suspended its offering during October 2008.

(3)	We will be entitled to distributions from REITPlus with respect to our $1 million investment to the same extent as stockholders who purchased shares in the public offering. For a description of our subsidiary’s promoted interest in REITPlus, please see the second paragraph under “REITPlus, Inc.” above in the Section 3.
Other Affiliates

Other than the merchant development funds, we have investments in entities that are accounted for under the equity method because we exercise significant influence over such entities. We record our prorate share of income or loss from the underlying entity based on our ownership interest.

AmREIT Woodlake, L.P. — In 2007, we invested $3.4 million in AmREIT Woodlake, LP, (“Woodlake”) for a 30% limited partner interest in the partnership. Woodlake was formed in 2007 to acquire, lease and manage Woodlake Square, a shopping center located on the west side of Houston, Texas at the intersection of Westheimer and Gessner. In June 2008, we sold two-thirds (20%) of our interest in Woodlake to MIG IV. Pursuant to the purchase agreement, our interest in the property was sold at its carrying value, resulting in no gain or loss to us. At December 31, 2008, we hold a remaining 10% interest in Woodlake Square.

AmREIT Westheimer Gessner, L.P. — In 2007, we invested $3.8 million in AmREIT Westheimer Gessner, LP, for a 30% limited partner interest in the partnership. AmREIT Westheimer Gessner, LP was formed in 2007 to acquire, lease and manage Borders Shopping Center, a shopping center located on the west side of Houston, Texas at the intersection of Westheimer and Gessner.

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In June 2008, we sold two-thirds (20%) of our interest in Borders Shopping Center to MIG IV. Pursuant to the purchase agreement, our interest in the property was sold at its carrying value, resulting in no gain or loss to us. At December 31, 2008, we hold a 10% interest in Borders Shopping Center.
AmREIT SPF Shadow Creek, L.P. — In the first quarter of 2008, we invested $5.1 million in AmREIT SPF Shadow Creek, LP, for a 10% limited partner interest in the partnership. AmREIT SPF Shadow Creek, LP was formed in 2008 to acquire, lease and manage Shadow Creek Ranch, a shopping center located in Pearland, Texas at the intersection of Highway 288 and FM 518. During the third quarter of 2008, we sold our remaining interest in Shadow Creek Ranch to REITPlus. Pursuant to the purchase agreement, our interest in the property was sold at its carrying value, resulting in no gain or loss.
Combined condensed financial information for the merchant development funds and other affiliates (at 100%) is summarized as follows:

	As of December 31,
Combined Balance Sheets (in thousands)	2008	2007
Assets
Property, net	$204,481	$155,699
Cash	4,652	28,208
Notes receivable	2,388	8,823
Other assets	47,676	38,483

Total Assets	259,197	231,213

Liabilities and partners’ capital:
Notes payable (1)	140,794	106,291
Other liabilities	19,779	10,575
Partners capital	98,624	114,348

Total Liabilities and Partners’ Capital	$259,197	$231,214

AmREIT share of Partners’ Capital	$4,496	$10,514

	Years ended December 31,
Combined Statement of Operations (in thousands)	2008	2007	2006
Revenue
Total Revenue	21,963	15,220	14,248
Expense
Interest	8,269	5,135	3,196
Depreciation and amortization	9,483	4,570	2,757
Other	11,042	8,508	3,722

Total Expense	28,794	18,213	9,675

Net (loss) income	$(6,831)	$(2,993)	$4,573

AmREIT share of Net (loss) income	$(894)	$153	$967

(1)	Includes $5.3 million and $10.4 million payable to us as of December 31, 2008 and 2007, respectively.
6. ACQUIRED LEASE INTANGIBLES
In accordance with SFAS No. 141, we have identified and recorded the value of intangibles at the property acquisition date.

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Such intangibles include the value of acquired in-place leases and above and below market leases. Acquired lease intangible assets (in-place leases and above-market leases) are amortized over the leases’ remaining terms, which range from 1 month to 20 years. The amortization of above-market leases is recorded as a reduction of rental income and the amortization of in-place leases is recorded to amortization expense. The amortization expense related to in-place leases was $3.3 million, $2.3 million and $2.7 million during 2008, 2007 and 2006, respectively. The amortization of above-market leases, which was recorded as a reduction of rental income, was $347,000, $382,000 and $487,000 during 2008, 2007 and 2006, respectively. Acquired lease intangible liabilities (below-market leases) are accreted over the leases’ remaining terms, which range from 1 month to 20 years. Accretion of below-market leases was $1.3 million, $546,000 and $526,000 during 2008, 2007 and 2006, respectively. Such accretion is recorded as an increase to rental income.
In-place and above-market lease amounts and their respective accumulated amortization are as follows (in thousands):

	December 31, 2008		December 31, 2007
		Accumulated		Accumulated
	Cost	Amortization	Cost	Amortization
In-place leases	$17,347	$(8,508)	$19,052	$(6,910)
Above-market leases	2,023	(1,416)	2,025	(1,071)
Below-market leases	(3,865)	1,753	(5,016)	1,616

Intangible lease cost	$15,505	$(8,171)	$16,061	$(6,365)

The estimated aggregate amortization amounts from acquired lease intangibles for each of the next five years are as follows (in thousands):

	Amortization Expense	Rental Income (above
	(in-place	and below market
Year Ending December 31,	lease value)	leases)
2009	$1,938	$81
2010	1,462	218
2011	1,128	192
2012	874	186
2013	694	177

	$6,096	$854
7. NOTES PAYABLE
The Company’s outstanding debt at December 31, 2008 and 2007 consists of the following (in thousands):

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	2008	2007
Notes Payable, Held for Investment

Fixed rate mortgage loans	135,935	138,121
Variable-rate unsecured line of credit	27,411	30,439
Variable-rate secured loans	21,006	—

Total	184,352	168,560

Notes Payable, Held for Sale
Fixed rate mortgage loans	—	12,811

	—	12,811

We have an unsecured credit facility in place which is being used to provide funds for the acquisition of properties and working capital. The credit facility matures in October 2009 and provides that we may borrow up to $35 million, subject to the value of unencumbered assets. As of December 31, 2008, we are able to borrow up to $31.5 million. The credit facility contains covenants which, among other restrictions, require us to maintain a minimum net worth, a maximum leverage ratio, maximum tenant concentration ratios, specified interest coverage and fixed charge coverage ratios and allow the lender to approve all distributions. During 2008, we violated several covenants which were waived by the lender. As of December 31, 2008, we are in compliance with the debt covenants. The credit facility’s annual interest rate varies depending upon our debt to asset ratio, from LIBOR plus a spread of 2.50% to LIBOR plus a spread of 3.00%. As of December 31, 2008, the interest rate was LIBOR plus 3.00%. As of December 31, 2008 and 2007, there was $27.4 million and $30.4 million outstanding on the credit facility, respectively. As of December 31, 2008, we have approximately $3.1 million available under our line of credit, subject to the covenant provisions discussed above. In addition to the credit facility, we utilize various permanent mortgage financing and other debt instruments.
Our credit facility matures in October 2009. If we are unable to renew the facility on acceptable terms with our current lender, we believe that we will be able to obtain a similar facility with another lender. In the event that we are unable to come to terms with our current lender or another lender, we believe that we would be able to generate sufficient liquidity to satisfy our obligation under the credit facility through a combination of (1) sales of non-core properties currently held for sale as of December 31, 2008, (2) sales of certain of our investments in non-consolidated affiliates, (3) financings on a portion of our unencumbered property pool, (4) refinancing of underleveraged properties and (5) collections on notes receivable.
As of December 31, 2008, the weighted average interest rate on our fixed-rate debt is 6.57%, and the weighted average remaining life of such debt is 6.48 years. We added variable-rate debt of $17.0 million and variable rate debt of $4.0 million during the year ended December 31, 2008. During 2008, we entered into an interest rate swap with a notional amount of $17 million and a fixed rate of 5.11% to hedge the interest rate risk on the $17 million variable-rate loan that was placed in conjunction with the 2008 refinancing of the MacArthur Park property. We added fixed-rate debt of $19.9 million during the year ended December 31, 2007.
As of December 31, 2008, scheduled principal repayments on notes payable and the Credit Facility were as follows (in thousands):

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	Associated with Assets
	Held for Investment
	Scheduled Principal	Term-Loan
Scheduled Payments by Year	Payments	Maturities	Total Payments
2009	$28,849	4,006	32,855
2010	1,554	—	1,554
2011	1,816	19,866	21,682
2012	1,308	35,635	36,943
2013	425	—	425
Beyond five years	1,594	88,900	90,494
Unamortized debt premiums	—	399	399

Total	$35,546	$148,806	$184,352

Additionally, we serve as guarantor on debt in the amount of $27.9 million that is the primary obligation of our wholly-owned subsidiaries and on debt in the amount of $4.4 million that is the primary obligation of our non-consolidated affiliates.
8. DERIVATIVE FINANCIAL INSTRUMENTS
We use derivative instruments primarily to manage exposures to interest rate risks. In order to manage the volatility relating to interest rate risk, we may enter into interest rate swaps from time to time. We do not use derivative financial instruments for trading or speculative purposes. In December 2008, MacArthur Park entered into an interest rate swap with a notional amount of $17 million and a fixed rate of 5.11% to hedge the interest rate risk on the $17 million variable-rate loan that was placed in conjunction with the 2008 refinancing of the MacArthur Park property. The fair value of the swap was a liability of $409,000 at December 31, 2008. The swap settles monthly with an amount paid to or received from our counterparty upon settlement being recorded as an adjustment to interest expense. For the year ended December 31, 2008, we have paid $5,000 related to this swap which is included in interest expense.
Valuations are not actual market prices on which an offer would be for unwinding any transactions, but rather calculated mathematical approximations of market values derived from proprietary models as of a given date. These valuations are calculated on a mid market basis and do not include bid/offered spread that would be reflected in an actual price quotations, therefore, actual price quotations for unwinding our transactions would be different. These valuations and models rely on certain assumptions regarding past, present, and future market conditions. All methods of assessing fair value result in a general approximation of value, and such value may never actually be realized.
We have designated this interest rate swap as a hedge for financial reporting purposes. Accordingly, gains or losses resulting from changes in the value of our derivatives are recorded on our balance sheet.
9. CONCENTRATIONS
As of December 31, 2008, one property individually accounts for more than 10% of our consolidated total assets — Uptown Park in Houston, Texas, which accounted for 14.4% of total assets. Consistent with our strategy of investing in areas that we know well, 15 of our properties are located in the Houston metropolitan area. These Houston properties represent 59% of our base rental income for the year ended December 31, 2008. Houston is Texas’ largest city and the fourth largest city in the United States.
Following are the base revenues generated by the Company’s top tenants for each of the years in the three-year period ended December 31 ($ in thousands):

	2008	2007	2006
IHOP Corporation	2,228	2,246	2,249
Kroger	2,116	2,116	2,116
CVS	922	922	922
Hard Rock Café	442	439	426
TGI Friday’s	435	415	333
Champps Americana	422	422	422
Landry’s Restaurant	418	701	615
Golden Corral	413	367	365
Linen’s N Things	403	403	403
Paesanos	355	357	367

	8,154	8,388	8,218

C-F-25

10. FEDERAL INCOME TAXES
Non-taxable Operations — We qualify as a REIT under the provisions of the Internal Revenue Code, and therefore, no tax is imposed on us for our taxable income distributed to shareholders. To maintain out REIT status, we must distribute at least 90% of our ordinary taxable income to our shareholders and meet certain income source and investment restriction requirements. Our shareholders must report their share of income distributed in the form of dividends. At December 31, 2008 the net tax and book bases of real estate assets were $292.1million and $280.7 million, respectively. At December 31, 2007 the net tax and book bases of real estate assets were $271.1 million and $281.7 million, respectively.
Taxable Operations — Income tax (benefit) expense is attributable to the operations of our taxable REIT subsidiaries and consists of the following for the years ended December 31, 2008, 2007 and 2006 which is included in income tax (benefit) expense or in discontinued operations as appropriate ($ in thousands):

	2008	2007	2006

Current- Federal	$(861)	$(267)	$692
Current- State	$258	$328	$191
Deferred-Federal	(1,292)	(305)	171

Total income tax expense (benefit)	$(1,895)	$(244)	$1,054

The effective tax rate approximates the statutory tax rate of 34% as no significant permanent differences exist between book and taxable income of the Taxable REIT Subsidiaries. Additionally, the Taxable REIT Subsidiaries had a net deferred tax asset of last set of revisions requested $4.6 million and $430,000 at December 31, 2008 and 2007, respectively. The deferred tax assets relate to income received from transactions with our merchant development funds, a portion of which has been deferred for financial reporting purposes pursuant to generally accepted accounting principles. However, all of such income will be subject to tax. Our deferred tax liabilities were established to record the tax effect of the differences between the book and tax bases of certain real estate assets of our real estate development and operating and our asset advisory businesses. No valuation allowance was provided on the net deferred tax assets as of December 31, 2008 and 2007 as we believe that it is more likely than not that the future benefits associated with these deferred tax assets will be realized.
In May 2006, the State of Texas adopted House Bill 3, which modified the state’s franchise tax structure, replacing the previous tax based on capital or earned surplus with one based on margin (often referred to as the “Texas Margin Tax”) effective with franchise tax reports filed on or after January 1, 2008. The Texas Margin Tax is computed by applying the applicable tax rate (1% for us) to the profit margin, which, generally, will be determined for us as total revenue less a 30% standard deduction. Although House Bill 3 states that the Texas Margin Tax is not an income tax, SFAS No. 109, Accounting for Income Taxes, applies to the Texas Margin Tax.

C-F-26

11. SHAREHOLDERS’ EQUITY AND MINORITY INTEREST
Class A Common Shares — On December 01, 2008 the Board of Trust Managers approved the privatization of the Company through withdrawal of its Class A common shares from listing on the NYSE Euronext Exchange (“NYX”, formerly the American Stock Exchange). On December 19, 2008, trading on the NYX ceased and all AmREIT share classes became non-traded. As of December 31, 2008, there were 6,634,489 of our class A common shares outstanding, net of 1,355,405 shares held in treasury. Our payment of any future dividends to our class A common shareholders is dependent upon applicable legal and contractual restrictions, including the provisions of the class C common shares, as well as our earnings and financial needs.
Class C Common Shares — The class C common shares are not listed on an exchange and there is currently no available trading market for the class C common shares. The class C common shares have voting rights, together with all classes of common shares, as one class of stock. The class C common shares were issued at $10.00 per share. They receive a fixed 7.0% preferred annual dividend, paid in monthly installments, and are convertible into the class A common shares after a 7-year lock out period based on 110% of invested capital, at the holder’s option. After three years and beginning in August 2006, subject to the issuance date of the respective shares, we have the right to force conversion of the shares into class A shares on a one-for-one basis or to redeem the shares at a cash redemption price of $11.00 per share at the holder’s option. As of December 31, 2008, there were 4,139,802 of our class C common shares outstanding. We have discontinued the class C dividend reinvestment program which allowed investors to reinvest their dividends into additional class C common shares.
Class D Common Shares — The class D common shares are not listed on an exchange and there is currently no available trading market for the class D common shares. The class D common shares have voting rights, together with all classes of common shares, as one class of stock. The class D common shares were issued at $10.00 per share. They receive a fixed 6.5% annual dividend, paid in monthly installments, subject to payment of dividends then payable to class C common shares. The class D common shares are convertible into the class A common shares at a 7.7% premium on original capital after a 7-year lock out period, at the holder’s option. After one year and beginning in July 2005, subject to the issuance date of the respective shares, we have the right to force conversion of the shares into class A shares at the 7.7% conversion premium or to redeem the shares at a cash price of $10.00. In either case, the conversion premium will be pro rated based on the number of years the shares are outstanding. As of December 31, 2008, there were 10,993,010 of our class D common shares outstanding. We have discontinued the class D dividend reinvestment program that allowed investors to reinvest their dividends into additional class D common shares.
Minority Interest — Minority interest represents a third-party interest in entities that we consolidate as a result of our controlling financial interest in such investees.
12. RELATED PARTY TRANSACTIONS
See Note 5 regarding investments in merchant development funds and other affiliates and Note 1 regarding notes receivable from affiliates.
We earn real estate fee income by providing property acquisition, leasing, property management, construction and construction management services to our merchant development funds. We own 100% of the stock of the companies that serve as the general partner for the funds. Real estate fee income of $4.0 million ($115,000 related to discontinued operations), $4.0 million and $7.0 million were paid by the funds to the Company for 2008, 2007, and 2006, respectively. Additionally, construction revenues (included in discontinuted operations) of $6.8 million, $5.9 million and $10.4 million were earned from the merchant development funds during 2008, 2007 and 2006, respectively. Construction management fee income of $405,000, $168,000, and $26,000 were earned from the merchant development funds during 2008, 2007 and 2006, respectively. The Company earns asset management fees from the funds for providing accounting related services, investor relations, facilitating the deployment of capital, and other services provided in conjunction with operating the fund. Asset management fees of $1.5 million, $1.3 million and $823,000 were paid by the funds to us for 2008, 2007 and 2006, respectively. Additionally, during the year ended December 31, 2008 and December 31, 2007 we were reimbursed by the merchant development funds $858,000 and $547,000, respectively for reimbursements of administrative costs and for organization and offering costs incurred on behalf of those funds.
As a sponsor of our merchant development funds, we maintain an indirect 1% general partner interest in the investment funds that we sponsor. The funds are typically structured such that the limited partners receive 99% of the available cash flow until

C-F-27

100% of their original invested capital has been returned and a preferred return has been met. Once this has happened, then the general partner begins sharing in the available cash flow at various promoted levels. We also may assign a portion of this general partner interest in these investment funds to our employees as long term, contingent compensation. We believe that this assignment will align the interest of management with that of the shareholders, while at the same time allowing for a competitive compensation structure in order to attract and retain key management positions without increasing the overhead burden.
13. REAL ESTATE ACQUISITIONS AND DISPOSITIONS
2008
During 2008, we acquired a 1.4-acre parcel of land in San Antonio, Texas that is currently under development for a national drugstore tenant with whom we have an executed long-term lease. Additionally, we sold four properties which were recorded as real estate held for sale. Three of these sales generated aggregate proceeds of $3.5 million which generated a $924,000 gain. The fourth sale was consummated in November 2008 and is expected to generate proceeds of $6.0 million, $5.5 million of which was seller-financed. We recognized a gain of $229,000 on this transaction in the fourth quarter of 2008 and have recorded a deferred gain of $2.9 million which we expect to recognize in 2009 as we receive principal payments on the note receivable from the buyer.
2007
In May 2007, we acquired a 2-acre parcel of land in Champaign, IL that was acquired for resale and is currently under development for a national tenant that is in the rental equipment business. In February 2007, we acquired The Woodlands Mall Ring Road property, which represents 66,000 square feet of gross leasable area in Houston, Texas. The property is ground-leased to five tenants, including Bank of America, Circuit City and Landry’s Seafood. The acquisitions were accounted for as purchases and the results of their operations are included in the consolidated financial statements from the respective dates of acquisition. Additionally, during 2007, we sold one property acquired for resale for $1.4 million which approximated our cost.
2006
During 2006, we invested approximately $28 million through the acquisition of two properties and generated proceeds of $6.7 million from the sale of four properties. The acquisitions were accounted for as purchases and the results of their operations are included in the consolidated financial statements from the respective dates of acquisition.
On March 30, 2006, we acquired Uptown Plaza in Dallas, a 34,000 square foot multi-tenant retail complex which was developed in 2005. The center’s tenants include, among others, Pei-Wei, and Century Bank. Uptown Plaza is located at the corner of McKinney and Pearl Street in an infill location with high barriers to entry and the property services the surrounding affluent residential and downtown areas. The property was acquired for cash which was substantially funded by proceeds from our credit facility. In December 2006, we acquired an undeveloped 0.9 acre piece of property contiguous to Uptown Plaza in Dallas.
Additionally, during the quarter ended March 31, 2006, we sold two properties which were recorded as real estate held for sale at December 31, 2005. These sales generated aggregate proceeds of $3.6 million which approximated the properties’ carrying values. Additionally, we sold one of our properties that was held for investment for proceeds of $2.0 million, which generated a $285,000 gain during the quarter ended June 30, 2006.
14. COMMITMENTS
In March of 2004, we signed a new lease agreement for our office facilities which expires August 31, 2009. In addition, we lease various office equipment. Rental expense for the years ended December 31, 2008, 2007 and 2006 was $386,000, $316,000 and $334,000, respectively.

C-F-28

A summary of future minimum lease payments for the office lease and equipment follows (in thousands):

2009	$219
2010	23
2011	23
2012	—
2013	—
2014 & thereafter	—

Total	$265

We are also involved in various matters of litigation arising in the normal course of business. While we are unable to predict with certainty the amounts involved, our management and counsel are of the opinion that, when such litigation is resolved, any additional liability, if any, will not have a material effect on our consolidated financial statements.
15. SEGMENT REPORTING
The operating segments presented are the segments of AmREIT for which separate financial information is available, and revenue and operating performance is evaluated regularly by senior management in deciding how to allocate resources and in assessing performance.
The portfolio segment consists of our portfolio of single and multi-tenant shopping center projects. This segment consists of 45 properties located in 15 states. Expenses for this segment include depreciation, interest, minority interest, legal cost directly related to the portfolio of properties and property level expenses. Substantially all of our consolidated assets are in this segment.
Our real estate development and operating business is a fully integrated and wholly-owned business consisting of brokers and real estate professionals that provide development, acquisition, brokerage, leasing, construction (discontinued operation), and asset and property management services to our publicly traded portfolio and merchant development funds as well as to third parties. Our securities operation, a business that we exited in the third quarter of 2008, consisted of a FINRA-registered broker-dealer business that, through the internal securities group, raised capital from the independent financial planning marketplace. The merchant development funds that we sponsor sell limited partnership interests and non-listed REIT securities to retail investors. We invest in these funds as both the general partner and a limited partner in the case of the limited partnerships, and, in the case of REITPlus, as a stockholder in the REIT or a limited partner in the REIT’s operating partnership (see Note 5). These merchant development funds were formed to develop, own, manage, and add value to properties with an average holding period of two to four years with respect to the limited partnerships, and an extended term consistent with REIT status for REITPlus.

C-F-29

		Real Estate	Asset Advisory Group
		Development &	Securities	Merchant
2008 (in thousands)	Portfolio	Operating Company	Operations	Development Funds	Total
Rental income	33,312	502	—	—	33,814
Securities commission income	—	—	—	—	—
Real estate fee income	—	4,315	—	—	4,315
Construction management fee income	—	451	—	—	451
Asset management fee income	—	—	—	1,501	1,501

Total revenue	33,312	5,268	—	1,501	40,081

General and administrative	1,892	5,759	—	120	7,771
Property expense	8,891	14	—	—	8,905
Legal and Professional	1,468	150	—	—	1,618
Real estate commissions	—	139	—	—	139
Depreciation and amortization	8,923	83	—	—	9,006
Impairment Charge	—	863	—	—	863

Total expenses	21,174	7,008	—	120	28,302

Interest expense	(9,685)	(26)	—	(763)	(10,474)
Other income/(expense)	325	885	—	(577)	633

Income (loss) from discontinued operations	1,338	(848)	(2,616)	—	(2,126)

Net income (loss)	4,116	(1,729)	(2,616)	41	(188)

C-F-30

		Real Estate	Asset Advisory Group
		Development &		Merchant
		Operating	Securities	Development
2007 (in thousands)	Portfolio	Company	Operations	Funds	Total
Rental income	31,737	131	—	—	31,868
Securities commission income	—	—	—	—	—
Real estate fee income	—	5,242	—	—	5,242
Construction management fee income		229	—		229
Asset management fee income	—	—	—	1,289	1,289

Total revenue	31,737	5,602	—	1,289	38,628

General and administrative	1,608	5,068	—	109	6,785
Property expense	7,395	5	—	—	7,400
Legal and Professional	1,411	179	—	31	1,621
Real estate commissions	—	459	—	—	459
Depreciation and amortization	7,891	11	—	—	7,902

Total expenses	18,305	5,722	—	140	24,167

Interest expense	(9,021)	(772)	—	—	(9,793)
Other income/(expense)	528	735		174	1,437

Income (loss) from discontinued operations	428	(274)	(1,008)	—	(854)

Net income (loss)	5,367	(431)	(1,008)	1,323	5,251

C-F-31

		Real Estate	Asset Advisory Group
		Development &		Merchant
		Operating	Securities	Development
2006 (in thousands)	Portfolio	Company	Operations	Funds	Total
Rental income	29,168	—	—	—	29,168
Real estate fee income	—	8,317	—	—	8,317
Construction management fee income	—	89	—	—	89
Asset management fee income	—	—	—	823	823

Total revenue	29,168	8,406	—	823	38,397

General and administrative	1,862	4,818	—	159	6,839
Property expense	6,909	(69)	—	—	6,840
Legal and Professional	1,243	221		—	1,464
Real estate commissions	—	1,042	—	—	1,042
Depreciation and amortization	8,808	—	—	—	8,808

Total expenses	18,822	6,012	—	159	24,993

Interest expense	(7,519)	(295)	—	—	(7,814)
Other income/(expense)	418	1,014	—	360	1,792

Income (loss) from discontinued operations	1,563	(19)	(1,363)	—	181

Net income (loss)	4,808	3,094	(1,363)	1,024	7,563

C-F-32

15. SUMMARY OF QUARTERLY FINANCIAL DATA (UNAUDITED)
Presented below is a summary of the consolidated quarterly financial data for the years ended December 31, 2008 and 2007 (amounts in thousands, except per share data):

2008:	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter

Revenues as reported	$11,572	$12,777	$8,590	$9,962
Reclassified to/from discontinued operations	(1,473)	(1,942)	595	—

Adjusted Revenues	10,099	10,835	9,185	9,962

Net (loss) income available to class A shareholders	(1,501)	(3,169)	(2,858)	(2,673)

Net (loss) income per class A share: basic and diluted	(0.24)	(0.54)	(0.53)	(0.49)

2007:	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter

Revenues as reported	$11,246	$11,460	$12,794	$15,048
Reclassified to discontinued operations	(2,054)	(2,536)	(2,542)	(4,788)

Adjusted Revenues	9,192	8,924	10,252	10,260

Net (loss) income available to class A shareholders	(1,702)	(1,610)	(688)	(2,458)

Net (loss) income per class A share: basic and diluted	(0.27)	(0.25)	(0.11)	(0.38)

C-F-33

AmREIT and subsidiaries
SCHEDULE III — Consolidated Real Estate Owned and Accumulated Depreciation
For the year ended December 31, 2008

	Initial Cost				Total Cost
				Cost
			Investment	Capitalized			Real	Investment
			in Direct	Subsequent to			Estate	in Direct
	Building and		Financing	Acquisition	Building and		Held	Financing		Accumulated	Date
Property Description	Improvements	Land	Lease	(Note A)	Improvements	Land	for Sale	Lease	Total	Depreciation	Acquired	Encumbrances

SHOPPING CENTERS
Bakery Square, Texas	4,806,518	4,325,612	—	6,520	4,803,164	4,335,486	—	—	9,138,650	666,519	07-21-04	3,418,138
Cinco Ranch, Texas	11,558,491	2,666,534	—	61,970	11,618,769	2,668,226	—	—	14,286,995	1,602,200	07-01-04	8,010,678
Courtyard Square, Texas	1,777,161	4,133,641	—	24,400	1,784,450	4,150,752	—	—	5,935,202	283,494	06-15-04	—
Lake Woodlands Plaza, Texas	2,385,103	1,366,452	—	985,669	3,368,160	1,369,064	—	—	4,737,224	1,008,620	06-03-98	—
McArthur Park Pads, Texas	5,853,816	6,946,048	—	40,997	5,894,812	6,946,049	—	—	12,840,861	843,540	12-15-05	—
McArthur Park, Texas	26,445,219	8,637,580	—	(144,067)	26,301,152	8,637,580	—	—	34,938,732	3,365,765	12-27-04	17,000,000
Plaza in the Park, Texas	17,375,782	13,257,976	—	333,366	17,705,332	13,261,792	—	—	30,967,124	2,474,792	07-01-04	16,930,825
Riverwalk, Texas	17,148,688	7,979,779	—	206,398	17,345,897	7,988,968	—	—	25,334,865	1,673,154	09-30-05	20,000,000
Sugar Land Plaza, Texas	3,016,816	1,280,043	—	—	3,016,816	1,280,043	—	—	4,296,859	845,481	07-01-98	2,227,977
Terrace Shops, Texas	2,544,592	2,212,278	—	98,873	2,643,465	2,212,278	—	—	4,855,743	353,029	12-15-03	2,664,870
Uptown Park, Texas	27,060,070	36,976,809	—	1,822,933	28,994,711	36,865,101	—	—	65,859,812	4,118,902	06-01-05	49,000,000
Uptown Plaza Dallas, Texas	14,129,798	9,295,665	—	(392,646)	13,736,590	9,296,227	—	—	23,032,817	1,264,679	03-30-06	19,900,000
Uptown Plaza, Texas	4,887,774	7,796,383	—	218,204	5,105,978	7,796,383	—	—	12,902,361	694,645	12-10-03	—

Total Shopping Centers	138,989,828	106,874,800	—	3,262,617	142,319,296	106,807,949	—	—	249,127,245	19,194,820		139,152,488

SINGLE TENANT
410 and Blanco, Texas	—	1,318,418	—	165,742	50,943	1,433,217	—	—	1,484,160	9,714	12-17-04	—
Advance Auto, Illinois	—	552,258	—	(76,192)	332,772	143,293	—	—	476,066	n/a	06-03-04	—
CVS Pharmacy, Texas	—	2,665,332	—	23,664	—	2,688,996	—	—	2,688,996	n/a	01-10-03	—
Commerce & Zarzamora, Texas	—	2,588,615	—	1,740,130	1,736,554	2,507,198			4,243,752	n/a	06-17-08	4,006,298
Golden Corral, Texas	1,093,139	718,702	—	10,926	1,099,818	722,949	—	—	1,822,767	182,128	07-23-02	—
Golden Corral, Texas	1,290,347	553,006	—	(187,520)	—	—	1,655,833	—	1,655,833	—	07-23-02	—
IHOP, Kansas		450,984	958,975	73,980	—	450,984	—	1,032,955	1,483,939	n/a	09-30-99	—
IHOP, Texas		740,882	962,752	73,303	—	740,882	—	1,036,055	1,776,937	n/a	09-22-99	1,062,026
IHOP, Utah		457,493	1,067,483	53,325	—	457,493	—	1,120,808	1,578,301	n/a	07-25-02	1,031,928
IHOP, Tennessee	—	469,502	1,074,438	74,127	—	469,502	—	1,148,565	1,618,067	n/a	07-26-02	1,115,238
IHOP, New Mexico	—	—	884,965	(86,639)	—	—	—	798,326	798,326	Note B	04-23-02	621,461
IHOP, Louisiana			850,110	1,670	—	—	—	851,780	851,780	Note B	07-18-02	595,317
IHOP, Louisiana	—	—	1,464,105	(210,785)	—	—	—	1,253,320	1,253,320	Note B	04-23-02	1,026,969
IHOP, Oregon	—	—	1,036,506	11,248	—	—	—	1,047,754	1,047,754	Note B	04-16-02	728,291
IHOP, Virginia			741,991	5,750	—	—	—	747,741	747,741	Note B	04-23-02	517,465
IHOP, Texas			886,212	22,107	—	—	—	908,319	908,319	Note B	04-16-02	624,622
IHOP, Texas			1,144,152	33,839	—	—	—	1,177,991	1,177,991	Note B	08-23-02	745,834
IHOP, California	—	—	987,204	29,191	—	—	—	1,016,395	1,016,395	Note B	08-23-02	621,392
IHOP, Tennessee			1,050,313	30,245	—	—	—	1,080,558	1,080,558	Note B	08-23-02	647,557
IHOP, Colorado	—	—	1,104,574	(70,007)	—	—	—	1,034,567	1,034,567	Note B	08-23-02	696,946
IHOP, Virginia		—	839,240	3,917	—	—	—	843,157	843,157	Note B	06-21-02	589,450
IHOP, New York	—	—	1,125,356	23,888	—	—	—	1,149,244	1,149,244	Note B	04-16-02	780,777
IHOP, Oregon	—	—	730,472	(82,472)	—	—	—	648,000	648,000	Note B	05-17-02	511,535
IHOP, Kansas	—	—	876,324	11,028	—	—	—	887,352	887,352	Note B	04-16-02	616,470
IHOP, Missouri	—	—	1,203,723	(102,689)	—	—	—	1,101,034	1,101,034	Note B	05-17-02	849,162
McAlister Deli, Illinois	—	550,425	—	1,179,246	1,179,246	550,425	—	—	1,729,671	57,220	07-19-06	—
McAlister Deli, Illinois		1,051,862			442,106	1,095,861			1,537,967	7,456	11-30-07	—
Popeye’s, Georgia	778,772	333,758	—	(106,785)	—	—	1,005,745	—	1,005,745	—	07-23-02	—
Smokey Bones, Georgia		773,800	—	(60,414)	—	713,386	—	—	713,386	n/a	12-18-98	—
Sunbelt Rental, Illinois		402,080		1,648,699	1,648,699	402,080	—	—	2,050,779	29,228	05-23-07
TGI Friday’s, Maryland	—	1,473,613	—	860	—	1,474,473	—	—	1,474,473	n/a	09-16-03	—
TGI Friday’s, Texas	1,425,843	611,075	—	39,894	1,453,769	623,043	—	—	2,076,812	240,739	07-23-02	—
Woodlands Ring Road, Texas		8,957,570		198,839	—	9,156,409			9,156,409	n/a	02-01-07

Total Single Tenant	4,588,101	24,669,375	18,988,895	4,472,115	7,943,907	23,630,192	2,661,578	18,883,921	53,119,598	526,485		17,388,737
Total	$143,577,929	$131,544,175	$18,988,895	$7,734,732	$150,263,203	$130,438,141	$2,661,578	$18,883,921	$302,246,843	$19,721,306		$156,541,226

Note A	—	The negative balance for costs capitalized subsequent to acquisition could be the result of out-parcels sold, tenant activity or reductions in our investments in properties accounted for as direct financing leases.

Note B	—	The portion of the lease relating to the building of this property has been recorded as a direct financing lease for financial reporting purposes. Consequently, depreciation is not applicable.

Note C	—	As of December 31, 2008, the aggregate book basis of our properties approximated the aggregate tax basis.
Activity within real estate and accumulated depreciation during the three years in the period ended December 31, 2008 is as follows:

		Accumulated
	Cost	Depreciation

Balance at December 31, 2005	250,812,570	$5,943,499
Acquisitions / additions	31,929,242	—
Disposals	(8,207,968)	(331,253)
Impairment	—	—
Transfer to held for sale		—
Depreciation expense	—	5,016,230

Balance at December 31, 2006	$274,533,844	$10,628,476
Acquisitions / additions	14,214,097	—
Disposals	(1,550,237)	(80,346)
Impairment	—	—
Transfer to held for sale	(5,484,748)	—
Depreciation expense	—	5,077,541

Balance at December 31, 2007	$281,712,956	$15,625,671
Acquisitions / additions	8,890,260	28,975
Disposals	(5,745,486)	(702,750)
Impairment	(1,494,808)
Transfer to held for sale	(2,661,578)	(215,462)
Depreciation expense		4,984,872

Balance at December 31, 2008	$280,701,344	$19,721,306

C-S-1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 10-Q

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2009

OR

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
EXCHANGE ACT OF 1934

For the transition period from _________ to _________

Commission file number 001-31397

AmREIT
(Exact Name of Registrant as Specified in Its Charter)

Maryland	76-0410050
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8 Greenway Plaza, Suite 1000
Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 850-1400

          Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. YES ☒ NO ☐

          Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). ☒ Yes ☐ No

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
          (Do not check if a smaller reporting company)

          Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).
YES ☐ NO ☒

          Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date:

Class	Outstanding as of August 12, 2009
Class A Common Stock, $0.01 par value	5,318,925 shares
Class C Common Stock, $0.01 par value	4,139,802 shares
Class D Common Stock, $0.01 par value	10,966,255 shares

AmREIT

Form 10-Q
Quarter Ended June 30, 2009

PART I - FINANCIAL INFORMATION
Item 1.	Financial Statements

AmREIT AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
June 30, 2009 and December 31, 2008
(in thousands, except share data)

	June 30, 2009	December 31, 2008
	(unaudited)
ASSETS
Real estate investments at cost:
Land	$131,328	$130,438
Buildings	142,241	140,711
Tenant improvements	9,712	9,552
	283,281	280,701
Less accumulated depreciation and amortization	(22,558)	(19,721)
	260,723	260,980

Real estate held for sale, net	—	2,662
Net investment in direct financing leases held for investment	21,193	18,884
Acquired lease intangibles, net	8,313	9,446
Investment in merchant development funds and other affiliates	4,140	4,496
Net real estate investments	294,369	296,468

Cash and cash equivalents	1,021	2,335
Tenant receivables, net	3,554	3,717
Accounts receivable, net	1,702	1,979
Accounts receivable - related party	1,519	1,441
Notes receivable	4,062	5,533
Notes receivable - related party	5,150	5,307
Deferred costs, net	2,449	2,556
Other assets	7,455	7,691
TOTAL ASSETS	$321,281	$327,027

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Notes payable	$183,090	$184,352
Accounts payable and other liabilities	8,080	7,071
Acquired below market lease intangibles, net	1,918	2,112
Deferred gain on sale of property	—	2,919
Security deposits	681	705
TOTAL LIABILITIES	193,769	197,159

Shareholders’ equity:
Preferred shares, $0.01 par value, 10,000,000 shares authorized, none issued	—	—
Class A common shares, $0.01 par value, 50,000,000 shares authorized, 6,634,489 and 6,634,489 shares issued and outstanding, respectively	66	66
Class C common shares, $0.01 par value, 4,400,000 shares authorized, 4,139,802 and 4,139,802 shares issued and outstanding, respectively	41	41
Class D common shares, $0.01 par value, 17,000,000 shares authorized,10,966,255 and 10,993,010 shares issued and outstanding, respectively	110	110
Capital in excess of par value	184,861	185,350
Accumulated distributions in excess of earnings	(48,829)	(46,383)
Accumulated other comprehensive loss	(317)	(409)
Cost of treasury shares, 1,315,564 and 1,355,405 Class A common shares, respectively	(9,687)	(10,151)
TOTAL SHAREHOLDERS’ EQUITY	126,245	128,624
Non-controlling interest	1,267	1,244
TOTAL EQUITY	127,512	129,868
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$321,281	$327,027

See Notes to Consolidated Financial Statements.

AmREIT AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
For the quarter ended June 30, 2009 and 2008
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Revenues:
Rental income from operating leases	$7,383	$8,456	$14,890	$16,089
Earned income from direct financing leases	566	503	1,111	1,007
Lease termination income	—	—	1,065	—
Real estate fee income	67	85	154	285
Real estate fee income - related party	554	1,311	1,244	2,643
Construction management fee income	—	4	—	41
Construction management fee income - related party	206	145	244	205
Asset management fee income - related party	383	377	767	753
Total revenues	9,159	10,881	19,475	21,023

Expenses:
General and administrative	793	1,748	3,476	3,479
Property expense	1,932	2,466	4,041	4,421
Legal and professional	370	390	1,101	775
Real estate commissions	—	5	1	42
Depreciation and amortization	1,905	2,680	3,770	4,642
Total expenses	5,000	7,289	12,389	13,359

Operating income	4,159	3,592	7,086	7,664

Other income (expense):
Interest and other income - related party	159	229	340	490
Loss from merchant development funds and other affiliates	(179)	(246)	(268)	(389)
Income tax benefit (expense) for taxable REIT subsidiary	(127)	192	164	113
Interest expense	(2,625)	(2,698)	(5,219)	(5,418)

Income from continuing operations	1,387	1,069	2,103	2,460

Loss from discontinued operations, net of taxes	(22)	(1,536)	(16)	(1,899)
Gain on sales of real estate acquired for resale, net of taxes	—	—	1,897	—
Income (loss) from discontinued operations	(22)	(1,536)	1,881	(1,899)

Net income (loss) including noncontrolling interest	1,365	(467)	3,984	561

Net income attributable to noncontrolling interest	(49)	(198)	(102)	(229)
Net income (loss) attributable to AmREIT shareholders	1,316	(665)	3,882	332

Distributions paid to Class C and D shareholders	(2,507)	(2,504)	(5,014)	(5,002)

Net loss available to Class A shareholders	$(1,191)	$(3,169)	$(1,132)	$(4,670)

Net income (loss) per Class A common share - basic and diluted
Loss before discontinued operations	$(0.22)	$(0.28)	$(0.57)	$(0.46)
Income (loss) from discontinued operations	$(0.00)	$(0.27)	$0.36	$(0.32)
Net loss	$(0.22)	$(0.55)	$(0.21)	$(0.78)

Weighted average Class A common shares used to compute net loss per share, basic and diluted	5,314	5,775	5,296	5,995

See Notes to Consolidated Financial Statements.

AmREIT AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
For the six months ended June 30, 2009
(in thousands)
(unaudited)

	Common Shares Amount	Capital in excess of par value	Accumulated distributions in excess of earnings	Accumulated other comprehensive loss	Noncontrolling Interest	Cost of treasury shares	Total
Balance at December 31, 2008	$217	$185,350	$(46,383)	$(409)	$1,244	$(10,151)	$129,868

Net income before noncontrolling interest	—	—	3,984	—	—	—	3,984
Net income attributable to noncontrolling interest		—	(102)	—	102	—	—
Fair value of hedge liability	—	—	—	92	—	—	92
Deferred compensation issuance of restricted shares, Class A	—	(464)	—	—	—	464	—
Amortization of deferred compensation	—	250	—	—	—	—	250
Retirement of common shares, Class D	—	(275)	—	—	—	—	(275)
Distributions	—	—	(6,328)	—	(79)	—	(6,407)

Balance at June 30, 2009	$217	$184,861	$(48,829)	$(317)	$1,267	$(9,687)	$127,512

See Notes to Consolidated Financial Statements.

AmREIT AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, except share data)
(unaudited)

	Six months ended June 30,
	2009	2008
Cash flows from operating activities:
Net income	$3,984	$561
Adjustments to reconcile net income to net cash provided by operating activities:
Investment in real estate acquired for resale	—	(2,739)
Proceeds from sales of real estate acquired for resale	1,500	—
Gain on sales of real estate acquired for resale	(2,875)	—
Impairment charge	—	1,332
Bad debt expense	342	648
Lease termination income	(1,065)	—
Loss from merchant development funds and other affiliates	268	390
Cash receipts (payments) related to deferred related party fees	10	(323)
Depreciation and amortization	3,730	2,997
Amortization of above/below market rent	(26)	747
Amortization of loan premium and financing cost	209	47
Amortization of deferred compensation	250	224
Distributions from merchant development funds and other affiliates	—	19
Decrease (increase) decrease in tenant receivables	(74)	266
Decrease (increase) in accounts receivable	172	(319)
Decrease (Increase) in accounts receivable - related party	(78)	1,442
Cash receipts from direct financing leases more than income recognized	(73)	102
Decrease (Increase) in other assets	136	(831)
Increase (decrease) in accounts payable and other liabilities	1,051	(1,886)
Increase (decrease) in security deposits	(24)	31
Net cash provided by operating activities	7,437	2,708

Cash flows from investing activities:
Improvements to real estate	(1,039)	(758)
Loans to affiliates	(193)	(4,108)
Payments from affiliates	350	5,157
Investment in receivable	—	(1,711)
Additions to furniture, fixtures and equipment	—	(91)
Proceeds from sale to related party of investment in other affiliates	—	9,068
Investment in merchant development funds and other affiliates	—	(5,490)
Distributions from merchant development funds and other affiliates	84	130
Decrease in preacquisition costs	4	89
Net cash provided by (used in) investing activities	(794)	2,286

Cash flows from financing activities:
Proceeds from notes payable	902	31,462
Payments of notes payable	(2,124)	(24,588)
Increase in deferred costs	(53)	(18)
Purchase of treasury shares	—	(6,172)
Issuance of common shares	—	81
Retirement of common shares	(275)	(3,229)
Issuance costs	—	(34)
Common dividends paid	(6,328)	(3,431)
Distributions to non-controlling interests	(79)	(79)
Net cash used in financing activities	(7,957)	(6,008)

Net decrease in cash and cash equivalents	(1,314)	(1,014)
Cash and cash equivalents, beginning of period	2,335	1,221
Cash and cash equivalents, end of period	$1,021	$207

Supplemental schedule of cash flow information:
Cash paid during the year for:
Interest	$5,066	$5,409
Income taxes	316	380

Supplemental schedule of noncash investing and financing activities

During the six months ended June 30, 2008, we issued class C common and D common shares with a value of $3.1 million in satisfaction of dividends through the dividend reinvestment program.

During the six months ended June 30, 2009, we reclassified $2.7 of assets held for sale back to held for use.

See Notes to Consolidated Financial Statements.

AmREIT AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009
(unaudited)

1. DESCRIPTION OF BUSINESS AND NATURE OF OPERATIONS

We are a full service real estate company that focuses on acquiring Irreplaceable Corner™ commercial properties in three of the top six major growth markets throughout the United States. For 25 years, we have provided our clients and investors with financial transparency, reliability and creation of value for future real estate investment growth. We have access to a variety of capital markets including public and private financial companies and institutional investors, and our platform has grown from approximately $100 million in assets in 2002 to approaching $1 billion. We have elected to be taxed as a real estate investment trust (“REIT”) for federal income tax purposes.

Our core portfolio consists of Today’s Irreplaceable Corners™. These are corner properties in top U.S. growth markets with high barriers to entry, high daytime and evening population, high traffic counts and high household incomes within 3-5 miles of the property. To provide future growth and investment opportunities, our advisory business invests in and advises six merchant development funds that own, develop and manage Tomorrow’s Irreplaceable Corners™. These are properties that are located at dominant regional intersections within fast growing markets. We create value for our clients and investors through our expertise in development, redevelopment and daily operation of these properties.

During 2007, we initiated a strategic plan which we refer to as “Vision 2010”. Vision 2010 is designed to create a more conforming business platform that will reduce the earnings volatility of our business model while also simplifying our capital structure, with the ultimate goal of growing our portfolio of Irreplaceable Corners. We expect that Vision 2010 will have three phases as follows:

•

Phase I consisted of business model changes which are designed to reduce the earnings volatility created by some of our transactional operating subsidiaries. In connection with Phase I of our plan, we have simplified our operating platform and reduced our transactional volatility by exiting the general contracting business and the independent broker-dealer fund-raising business. Additionally, we terminated the best efforts equity offering of our affiliate, REITPlus, Inc. (“REITPlus”). Together, these restructuring initiatives resulted in a one-time restructuring charge of approximately $2.5 million during 2008, but reduced our annual overhead and general and administrative expenses by approximately $4.5 million.

•

Phase II will consist of changes which are designed to simplify our equity capital structure. As the first step in Phase II, in December 2008, we voluntarily de-listed our Class A common shares from trading on the NYSE EuroNext Exchange. Our Class A common shares are therefore no longer traded on a national exchange. Additionally, we have announced the potential merger of AmREIT into REITPlus, resulting in a combined, conforming entity with a single class of common stock.

•

Phase III will consist of growing our portfolio of Irreplaceable Corners and identifying additional sources of liquidity for shareholders once we have accomplished the first two phases of Vision 2010 and the country begins to move out of the current recession and into recovery.

On May 20, 2009, our Board of Trust Managers approved the agreement of merger between AmREIT and REITPlus. We have filed our joint proxy statement prospectus with the Securities and Exchange Commission on Form S-4 for the merger. Subject to regulatory review, we expect to complete the merger in September 2009. The anticipated merger is the next step in Vision 2010 and would combine all AmREIT capital stock into a single class of common shares, accomplishing our goal of simplifying our capital structure. The merger is subject to the approval of shareholders of both AmREIT and REITPlus and other customary closing conditions. We believe these steps, if successful, will better position us to raise Wall Street and/or institutional capital either through joint ventures at the entity level or through an initial public offering and re-listing of our shares. The cost of the merger will be subject to various factors, and we expect the ultimate costs to be as much as $1.3 million. As of June 30, 2009, we have incurred $141,000 in merger costs, which have been deferred and are included in other assets in the accompanying consolidated balance sheet until consummation of the merger.

AmREIT’s direct predecessor, American Asset Advisers Trust, Inc. (“ATI”), was formed as a Maryland corporation in 1993. Prior to 1998, ATI was externally advised by American Asset Advisors Corp. which was formed in 1985. In June 1998, ATI merged with its advisor and changed its name to AmREIT, Inc. In December 2002, AmREIT, Inc. reorganized as a Texas real estate investment trust and became AmREIT. At our annual meeting of shareholders on May 20, 2009, our shareholders approved a redomestication merger, the purpose of which was to change our state of domicile from Texas to Maryland. The redomestication became effective May 21, 2009.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

Our financial records are maintained on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recorded when incurred. The consolidated financial statements include our accounts as well as the accounts of any wholly- or majority-owned subsidiaries in which we have a controlling financial interest. Investments in joint ventures and partnerships where we have the ability to exercise significant influence but do not exercise financial and operating control are accounted for using the equity method. The Company consolidates certain joint ventures and partnerships in which it owns less than a 100% equity interest if the entity is a variable interest entity and the Company is the primary beneficiary (as defined in FASB Interpretation (“FIN”) 46(R): Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51, as revised (“FIN 46(R)”)). Following consideration under FIN 46(R), if required, the Company also evaluates applicable partially-owned entities under Emerging Issues Task Force (“EITF”) Issue No. 04-5: Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity when the Limited Partners Have Certain Rights, for consolidation considerations. All significant inter-company accounts and transactions have been eliminated in consolidation.

As discussed above, we have exited the general contracting business and the independent broker-dealer fund-raising business. Accordingly, the operating activity of these businesses, including all prior activity, has been reclassified as discontinued operations in the accompanying statements of operations. See “Discontinued Operations” below for further detail.

The consolidated financial statements included in this report for the quarters ended June 30, 2009 and 2008 are unaudited. In our opinion, all adjustments necessary for a fair presentation of such financial statements have been included, and such adjustments consisted of normal recurring items.

REVENUE RECOGNITION

We lease space to tenants under agreements with varying terms. The majority of the leases are accounted for as operating leases and, although certain leases of the properties provide for tenant occupancy during periods for which no rent is due and/or increases or decreases in the minimum lease payments over the terms of the leases, revenue is recognized on a straight-line basis over the terms of the individual leases. In most cases, revenue recognition under a lease begins when the lessee takes possession of or controls the physical use of the leased asset. Generally, possession or control occurs on the lease commencement date. In all cases, we have determined that we are the owner of any tenant improvements that we fund pursuant to the lease terms. In cases where significant tenant improvements are made prior to lease commencement, the leased asset is considered to be the finished space, and revenue recognition therefore begins when the improvements are substantially complete. Accrued rents are included in tenant receivables. Revenue from tenant reimbursements of taxes, maintenance expenses and insurance is recognized in the period the related expense is recorded. Additionally, certain of the lease agreements contain provisions that grant additional rents based on tenants’ sales volumes (contingent or percentage rent). Percentage rents are recognized when the tenants achieve the specified targets as defined in their lease agreements. During the six months ended June 30, 2009, we recognized percentage rents of $11,000 compared to no percentage rent recognized for the six months ended June 30, 2008. The terms of certain leases require that the building/improvement portion of the lease be accounted for under the direct financing method which treats the building as if we had sold it to the lessee and entered into a long-term financing arrangement with such lessee. This accounting method is appropriate when the lessee has all of the benefits and risks of property ownership that they otherwise would if they owned the building compared to leasing it from us.

We recognize lease termination fees in the period that the lease is terminated and collection of the fees is reasonably assured. Upon early lease termination, we provide for losses related to unrecovered intangibles and other assets. During the six months ended June 30, 2009, we recognized $1.1 million in lease termination income related to a national tenant that declared bankruptcy and subsequently rejected their operating ground lease with us. Upon rejection of the operating lease, ownership of the building transferred from the tenant to us as the ground lessor. Accordingly, we recorded lease termination income in an amount equal to the fair value of the building during the six months ended June 30, 2009. We recognized no lease termination income during the six months ended June 30, 2008.

We have investments in merchant development funds and other affiliates that are accounted for under the equity method because we exercise significant influence over such entities. We record our percentage interest in the earnings and losses of these entities in our statement of operations.

The Company accounts for profit recognition on sales of real estate in accordance with Financial Accounting Standards Board’s (“FASB”) Statement of Financial Accounting Standards No. 66, Accounting for Sales of Real Estate (“SFAS No. 66”). Pursuant to SFAS No. 66, profits from sales will not be recognized under the full accrual method by the Company until certain criteria are met. Gains relating to transactions which do not meet the criteria for full accrual method of accounting are deferred and recognized when the full accrual method of accounting criteria are met or by using the installment or deposit methods of profit recognition, as appropriate in the circumstances.

We have been engaged to provide various real estate services, including development, construction (discontinued operations), construction management, property management, leasing and brokerage. The fees for these services are recognized as services are provided and are generally calculated as a percentage of revenues earned or to be earned or of property cost, as appropriate. Construction management contracts are recognized only to the extent of the fee revenue.

REAL ESTATE INVESTMENTS

Development Properties – Land, buildings and improvements are recorded at cost. Expenditures related to the development of real estate are carried at cost which includes capitalized carrying charges, acquisition costs and development costs. Carrying charges, primarily interest, real estate taxes and loan acquisition costs, and direct and indirect development costs related to buildings under construction, are capitalized as part of construction in progress. The capitalization of such costs ceases at the earlier of one year from the date of completion of major construction or when the property, or any completed portion, becomes available for occupancy. We capitalize as incurred costs associated with pending acquisitions of raw land. Such costs are expensed if and when such land acquisition becomes no longer probable. Prior to that time, we capitalize these costs. During the six months ended June 30, 2009 and June 30, 2008, we had $20,000 and $29,000, respectively, of capitalized interest and taxes on properties under development.

Acquired Properties and Acquired Lease Intangibles – We account for real estate acquisitions pursuant to Statement of Financial Accounting Standards No. 141R, Business Combinations (“SFAS No. 141R”). Accordingly, we allocate the purchase price of the acquired properties to land, building and improvements, identifiable intangible assets and to the acquired liabilities based on their respective fair values. Identifiable intangibles include amounts allocated to acquired above and below market leases, the value of in-place leases and customer relationship value, if any. We determine fair value based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known trends and specific market and economic conditions that may affect the property. Factors considered by management in our analysis of determining the as-if-vacant property value include an estimate of carrying costs during the expected lease-up periods considering market conditions and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and estimates of lost rentals at market rates during the expected lease-up periods, tenant demand and other economic conditions. Management also estimates costs to execute similar leases including leasing commissions, tenant improvements, legal and other related expenses. Intangibles related to above and in-place lease value are recorded as acquired lease intangibles and are amortized as an adjustment to rental revenue or amortization expense, respectively, over the remaining terms of the underlying leases. Below market leases include fixed-rate renewal periods and are amortized as an adjustment to rental revenue over the remaining terms of the underlying leases. Premiums or discounts on debt are amortized to interest expense over the remaining term of such debt. Effective January 1, 2009, we expense as incurred costs associated with pending and completed acquisitions of operating properties.

Depreciation — Depreciation is computed using the straight-line method over an estimated useful life of up to 50 years for buildings, up to 20 years for site improvements and over the term of lease for tenant improvements. Leasehold estate properties, properties on which we own the building and improvements but not the related ground, are amortized over the life of the lease.

Properties Held for Sale — Properties are classified as held for sale if we have decided to market the property for immediate sale in its present condition with the belief that the sale will be completed within one year. Properties held for sale are carried at the lower of cost or fair value less cost to sell. Depreciation and amortization are suspended during the held for sale period. As of June 30, 2009, no properties were classified as real estate held for sale. As of December 31, 2008, we owned two properties with a carrying value of $2.7 million that were classified as real estate held for sale. During 2009, we transferred $2.7 million of real estate held for sale as of December 31, 2008 back to held for use as of June 30, 2009.

Our properties generally have operations and cash flows that can be clearly distinguished from the rest of the Company. The operations and gains on sales reported in discontinued operations include those properties that have been sold or are held for sale and for which operations and cash flows have been clearly distinguished. The operations of these properties have been eliminated from ongoing operations, and we will not have continuing involvement after disposition. Prior period operating activity related to such properties has been reclassified as discontinued operations in the accompanying statements of operations.

Impairment – We review our properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets, including accrued rental income, may not be recoverable through operations. We determine whether an impairment in value has occurred by comparing the estimated future cash flows (undiscounted and without interest charges), including the residual value of the property, with the carrying value of the individual property. If impairment is indicated, a loss will be recorded for the amount by which the carrying value of the asset exceeds its fair value. No impairment charges were recognized for the six months ended June 30, 2009. An impairment charge of $1.3 million was recognized for the six months ended June 30, 2008 related to four properties that represent non-core real estate assets, all of which are in discontinued operations. Both the estimated undiscounted cash flow analysis and fair value determination are based upon various factors which require complex and subjective judgments to be made by management. Such assumptions include projecting lease-up periods, holding periods, cap rates, rental rates, operating expenses, lease terms, tenant credit-worthiness, tenant improvement allowances, terminal sales value and certain macroeconomic factors among other assumptions to be made for each property.

RECEIVABLES AND ALLOWANCE FOR UNCOLLECTIBLE ACCOUNTS

Tenant receivables — Included in tenant receivables are base rents, tenant reimbursements and receivables attributable to recording rents on a straight-line basis. An allowance for the uncollectible portion of accrued rents and accounts receivable is determined based upon customer credit-worthiness (including expected recovery of our claim with respect to any tenants in bankruptcy), historical bad debt levels, and current economic trends. As of June 30, 2009 and December 31, 2008, we had an allowance for uncollectible accounts of $758,000 and $502,000, respectively, related to our tenant receivables. We had recoveries of bad debt related to tenant receivables of $94,000 during the six months ended June 30, 2009. Bad debt expenses and any related recoveries related to tenant receivables are included in property expense.

Accounts receivable – Included in accounts receivable are amounts due from clients of our construction services business (discontinued operation) and various other receivables. As of June 30, 2009 and December 31, 2008, we had an allowance for uncollectible accounts of $181,000 and $87,000, respectively, related to our receivables that we specifically identified as potentially uncollectible based on our assessment of the customer’s credit-worthiness. Bad debt expense and any related recoveries on receivables are included in general and administrative expense. Also included in accounts receivable as of June 30, 2009 is a $1.5 million receivable from the City of Pearland, Texas. We acquired this receivable in June 2008 in conjunction with the acquisition of Shadow Creek Ranch Shopping Center by our affiliated funds in February 2008. The receivable is to be funded by one-third of the 1.5% sales tax that the City of Pearland collects from the shopping center.

Note receivable – Included in note receivable is a $4.0 million note from the sale of a tract of land adjacent to our Uptown Plaza – Dallas property located outside of downtown Dallas, Texas. During the six months ended June 30, 2009, we collected $1.5 million on this note from the buyer. The note agreement provides that the remaining $4.0 million is due in December 2009 along with interest accrued thereon since inception of the note. With a 30-day notice period, the buyer has a one-time loan extension right to June 30, 2010 with payment of a $50,000 extension fee.

Notes receivable – related party – Included in related party notes receivable are loans made to our affiliated merchant development funds as part of our treasury management function whereby we place excess cash in short term bridge loans for these affiliates related to the acquisition or development of properties. We typically provide such financing to our affiliates as a way of efficiently deploying our excess cash and earning a higher return than we would in other short term investments or overnight funds. In some cases, the funds have a construction lender in place, and we simply step in and provide financing on the same terms as the third-party lender. In so doing, we are able to access these funds as needed by having our affiliate then draw down on their construction loans. These loans are unsecured, bear interest at the prime rate and are due upon demand.

DISCONTINUED OPERATIONS

During the third quarter of 2008, we exited the general contracting business and the independent broker-dealer fund-raising business. These businesses have been reflected as discontinued operations in the accompanying statement of operations along with any operating properties that we have sold during the reporting periods or that were held for sale. We continue to receive cashflows from the general contracting business as we complete our contractual obligations. We ceased general contracting operations during the second quarter of 2009. We have no properties that were held for sale as of June 30, 2009, and we had two properties held for sale as of December 31, 2008. During the six months ended June 30, 2009, we reclassified $2.7 million of real estate held for sale back to held for use. During 2008, we reclassified $6.9 million of real estate held for sale and $16.8 million of investment in direct financing leases held for sale back to held for use. The following is a summary of our discontinued operations for the three and six months ended June 30, 2009 and 2008 (in thousands, except for per share data):

	Three months ended June 30		Six months ended June 30
	2009	2008	2009	2008
Rental revenue	$—	$114	$(10)	$225
Real estate fee income	—	30	—	100
Construction revenues	179	2,199	857	3,458
Securities commission income	—	424	—	949
Interest and other income	—	—	—	13
Gain on sale of real estate held for resale	—	—	1,897	—
Total revenues	179	2,767	2,744	4,745

Other general and administrative	17	534	(29)	1,281
Property expense	10	20	34	130
Construction costs	167	2,221	826	3,362
Legal and professional	6	60	21	145
Securities commissions	—	296	—	676
Depreciation and amortization	—	20	—	39
Impairment charge	—	1,331	—	1,331
Federal income tax expense (benefit)	1	(179)	11	(320)
Total expenses	201	4,303	863	6,644
Income (loss) from discontinued operations	(22)	(1,536)	1,881	(1,899)
Basic and diluted income (loss) from discontinued operations per class A common share	$—	$(0.27)	$0.36	$(0.32)

The following is a discussion of significant accounting policies that are applicable to the general contracting and independent broker-dealer fund-raising businesses that we exited in the third quarter of 2008:

General Contracting - Revenues from fixed-price construction contracts are recognized on the percentage-of-completion method, measured by the physical completion of the structure. Revenues from cost-plus-percentage-fee contracts are recognized on the basis of costs incurred during the period plus the percentage fee earned on those costs. Construction contract costs include all direct material and labor costs and any indirect costs related to contract performance. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from any contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Any profit incentives are included in revenues when their realization is reasonably assured. An amount equal to contract costs attributable to any claims is included in revenues when realization is probable and the amount can be reliably estimated. Unbilled construction receivables represent reimbursable costs and amounts earned under contracts in progress as of the date of our balance sheet. Such amounts become billable according to contract terms, which usually consider the passage of time, achievement of certain milestones or completion of the project. Advance billings represent billings to or collections from clients on contracts in advance of revenues earned thereon. Unbilled construction receivables are generally billed and collected within the twelve months following the date of our balance sheet, and advance billings are generally earned within the twelve months following the date of our balance sheet.

The following are the significant assets and liabilities of our general contracting business:

	June 30, 2009	December 31, 2008

Billed receivables
- Third party	$53	$189
- Related party	$764	$511
Unbilled receivables
- Third party	$—	$1
- Related party	$—	$—
Retention receivables
- Third party	$—	$—
- Related party	$—	$521

Accounts payable/accrued liabilities	$204	$1,180
Advances billings	$—	$—

Independent broker-dealer fund-raising business – Securities commission income is recognized as units of our merchant development funds are sold through our wholly-owned subsidiary, AmREIT Securities Company. Securities commission income is earned as the services are performed and pursuant to the corresponding prospectus or private offering memorandum. Generally, it includes a selling commission of between 6.5% and 7.5%, a dealer-manager fee of between 2.5% and 3.25% and offering and organizational costs of 1.0% to 1.50%. The selling commission is then paid to the unaffiliated selling broker-dealer and reflected as securities commission expense.

The following are the significant assets and liabilities of our broker-dealer securities business:

	June 30, 2009	December 31, 2008

Cash	$131	$141
Accounts payable/accrued liabilities	$5	$19

DERIVATIVE FINANCIAL INSTRUMENTS

We account for our derivative financial instruments pursuant to SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS No. 133”) as amended by SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS No. 133 requires that all derivative instruments, whether designated in hedging relationships or not, be recorded on the balance sheet at their fair value. Gains or losses resulting from changes in the values of those derivatives are accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. Our use of derivative financial instruments to date has been limited to the use of interest rate swaps to mitigate our interest rate risk on variable-rate debt. In December 2008, we entered into an interest rate swap for the purpose of hedging the interest rate risk on a variable-rate loan placed in conjunction with the refinancing of one of our properties. We have designated this interest rate swap as a cash flow hedge for financial reporting purposes.

SFAS No. 133 requires that changes in fair value of derivatives that qualify as cash flow hedges be recognized in other comprehensive income (“OCI”) while the ineffective portion of the derivative’s change in fair value be recognized in the income statement as interest expense. Upon the settlement of a hedge, gains and losses associated with the transaction are recorded in OCI and amortized over the underlying term of the hedge transaction. We assess, both at inception of the hedge and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in the cash flows of the hedged items. In assessing the hedge, we use standard market conventions and techniques such as discounted cash flow analysis, option pricing models, and termination costs at each balance sheet date. All methods of assessing fair value result in a general approximation of value, and such value may never actually be realized.

DEFERRED COSTS

Deferred costs include deferred leasing costs and deferred loan costs, net of amortization. Deferred loan costs are incurred in obtaining financing and are amortized using a method that approximates the effective interest method to interest expense over the term of the debt agreements. Deferred leasing costs consist of external commissions associated with leasing our properties and are amortized to expense over the lease term. Accumulated amortization related to deferred loan costs as of June 30, 2009 and December 31, 2008 totaled $1.1 million and $834,000, respectively. Accumulated amortization related to deferred leasing costs as of June 30, 2009 and December 31, 2008 totaled $764,000 and $644,000, respectively.

DEFERRED COMPENSATION

Our deferred compensation and long term incentive plan is designed to attract and retain the services of our trustees and employees that we consider essential to our long-term growth and success. As such, it is designed to provide them with the opportunity to own shares, in the form of restricted shares, in us, and provide key employees the opportunity to participate in the success of our affiliated actively-managed merchant development funds through the economic participation in our general partner companies. All long term compensation awards are designed to vest over a period of three to seven years and promote retention of our team members.

Restricted Share Issuances - Deferred compensation includes grants of restricted shares to our trustees and employees as a form of long-term compensation. The share grants vest over a period of three to seven years. We determine the fair value of the restricted shares as the number of shares awarded multiplied by the closing price per share of our class A common shares on the grant date. We amortize such fair value ratably over the vesting periods of the respective awards. The following table presents restricted share activity during the six months ended June 30, 2009.

	Non-vested Shares	Weighted Average grant date fair value
Beginning of period	292,305	$7.67
Granted	64,055	9.06
Vested	(51,495)	6.58
Forfeited	—	—
End of period	304,865	$8.16

During the six months ended June 30, 2009, the weighted-average grant date fair value of shares issued under our deferred compensation and long term incentive plan was $9.06 per share. The total fair value of shares vested during the six months ended June 30, 2009 and 2008 was $339,000 and $407,000, respectively. Total compensation cost recognized related to restricted shares during the six months ended June 30, 2009 and 2008 was $250,000 and $224,000, respectively. As of June 30, 2009, total unrecognized compensation cost related to restricted shares was $2.4 million, and the weighted average period over which we expect this cost to be recognized is 3.9 years.

General Partner Profit Participation Interests - We have assigned up to 51% of the economic interest in certain of our merchant development funds to certain of our key employees. This economic interest is received as, if and when we receive economic benefit from our profit participation, after certain preferred returns have been paid to the partnership’s limited partners. This assignment of economic interest generally vests over a period of five to seven years. This allows us to align the interest of our employees with the interest of our shareholders. Because any future profits and earnings from the merchant development funds cannot be reasonably predicted or estimated, and any employee benefit is contingent upon the benefit received by the general partner of the merchant development funds, we recognize expense associated with the assignment of these economic interests as we recognize the corresponding income from the associated merchant development funds. No portion of the economic interest in the merchant development funds that have provided profit participation to us to date have been assigned to employees. Therefore, no compensation expense has been recorded to date.

Tax-Deferred Retirement Plan (401(k)) - We maintain a defined contribution 401(k) retirement plan for our employees. This plan is available for all employees immediately upon employment. The plan allows for contributions to be either invested in an array of large, mid and small cap mutual funds or directly into class A common shares. Employee contributions invested in our shares are limited to 50% of the employee’s contributions. We match 50% of the employee’s contribution, with the maximum employee contribution being 4%. No portion of the employer matching contribution can be comprised of our stock.

Share Options - We are authorized to grant options of our Class A common shares as either incentive or non-qualified share options, up to an aggregate of 6.0% of the total voting shares outstanding. As of June 30, 2009 and December 31, 2008, none of these options have been granted.

INCOME TAXES

We account for federal and state income taxes under the asset and liability method.

Federal – We have elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, and are, therefore, not subject to federal income taxes to the extent of dividends paid, provided that we meet all conditions specified by the Internal Revenue Code for retaining our REIT status, including the requirement that at least 90% of our REIT taxable income be distributed to shareholders.

Our real estate development and operating business, AmREIT Realty Investment Corporation and subsidiaries (“ARIC”), is a fully integrated and wholly-owned business consisting of brokers and real estate professionals that provide development, acquisition, brokerage, leasing, construction, asset and property management services to our portfolio and merchant development funds as well as to third parties. ARIC and our wholly-owned corporations that serve as the general partners of our merchant development funds are treated for federal income tax purposes as taxable REIT subsidiaries (collectively, the “Taxable REIT Subsidiaries”).

State – In May 2006, the State of Texas adopted House Bill 3, which modified the state’s franchise tax structure, replacing the previous tax based on capital or earned surplus with a tax based on margin (often referred to as the “Texas Margin Tax”) effective beginning with franchise tax reports filed on or after January 1, 2008. The Texas Margin Tax is computed by applying the applicable tax rate (1% for us) to the profit margin, which, generally, will be determined for us as total revenue less a 30% standard deduction. Although House Bill 3 states that the Texas Margin Tax is not an income tax, SFAS No. 109, Accounting for Income Taxes, applies to the Texas Margin Tax. We have recorded a margin tax provision of $144,000 and $145,000 for the Texas Margin Tax for the six months ended June 30, 2009 and 2008, respectively.

EARNINGS PER SHARE

Basic earnings per share has been computed by dividing net loss available to Class A common shareholders by the weighted average number of Class A common shares outstanding. Diluted earnings per share has been computed by dividing net income by the weighted average number of common shares outstanding plus the weighted average number of dilutive potential common shares. Diluted earnings per share information is not applicable due to the anti-dilutive nature of the Class C and Class D common shares which represent17.0 million and 23.0 million potential common shares for the six months ended June 30, 2009 and 2008, respectively.

The following table presents information necessary to calculate basic and diluted earnings per class A common share for the three and six months ended June 30, 2009 and 2008, respectively, as indicated:

	Three months ended June 30		Six months ended June 30
	2009	2008	2009	2008
Net income (loss) to Class A common shareholders*	$(1,191)	$(3,169)	$(1,132)	$(4,670)
Weighted average Class A common shares outstanding*	5,314	5,775	5,296	5,995
Basic and diluted income (loss) per share	$(0.22)	$(0.55)	$(0.21)	$(0.78)

* In thousands

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Our consolidated financial instruments consist primarily of cash and cash equivalents, tenant receivables, accounts receivable, notes receivable, accounts payable and other liabilities and notes payable. The carrying value of cash, cash equivalents, tenant receivables, accounts receivable, accounts receivable-related party, notes receivable, notes receivable-related party, accounts payable and other liabilities are representative of their respective fair values due to the short-term maturity of these instruments. Our revolving line of credit, as well as our $17.0 million loan on the MacArthur Park property, were recently transacted and have market-based terms, including a variable interest rate. Accordingly, the carrying value of these debt obligations are representative of their respective fair values. Additionally, our derivative financial instruments are recorded at fair value in the accompanying balance sheets.

In September 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 157, Fair Value Measurements (“SFAS No. 157”). SFAS No. 157 defines a hierarchy of inputs to valuation techniques based upon whether those inputs reflect assumptions other market participants would use based upon market data obtained from independent sources (observable inputs). The following summarizes the fair value hierarchy defined within SFAS 157:

•	Level 1 Inputs – Quoted market prices (unadjusted) for identical assets and liabilities in an active market that the Company has the ability to access at the measurement date.

•	Level 2 Inputs – Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly.

•	Level 3 Inputs – Inputs based on prices or valuation techniques that are both unobservable and significant to the overall fair value measurements.

SFAS No. 157 requires the use of observable market data, when available, in making fair value measurements. Observable inputs are inputs that the market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of ours. Unobservable inputs are inputs that reflect our assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurement.

In determining the fair value of our derivative instruments, we consider whether credit valuation adjustments are necessary to appropriately reflect both our own nonperformance risk and the respective counterparty’s nonperformance risk in the fair value measurements. Although we have determined that the majority of the inputs used to value our derivatives fall within level 2 of the fair value hierarchy, the credit valuation assumptions associated with its derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by us and our counterparties. However, as of June 30,2009, we have assessed the significance of the impact of the credit valuation adjustments on the overall valuation of our derivative positions and have determined that the credit valuation adjustments are not significant to the overall valuation of our derivatives. As a result, we have determined that our derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.

In determining the value of our debt instruments, we determine the appropriate Treasury Bill Rate based on the remaining time to maturity for each of the debt instruments. We then add the appropriate yield spread to the Treasury Bill Rate. The yield spread is a risk premium estimated by investors to account for credit risk involved in debt financing. The spread is typically estimated based on the property type and loan-to-value ratio of the debt instrument. The result is an estimate of the market interest rate a typical investor would expect to receive given the underlying subject asset (property type) and remaining time to maturity.

The following table presents our assets and liabilities and related valuation inputs within the fair value hierarchy utilized to measure fair value as of June 30, 2009 (in thousands):

	Level 1	Level 2	Level 3
Notes Payable	$—	$—	$182,272
Derivative Liability	$—	$317	$—

NEW ACCOUNTING STANDARDS

In September 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 157, Fair Value Measurements (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. SFAS No. 157 requires companies to disclose the fair value of financial instruments according to a fair value hierarchy. Additionally, companies are required to provide certain disclosures regarding instruments within the hierarchy, including a reconciliation of the beginning and ending balances for each major category of assets and liabilities. This statement is effective for our fiscal year beginning January 1, 2008, except for non-financial assets and liabilities that are not recognized or disclosed at fair value on a recurring basis, for which the effective date is our fiscal year beginning January 1, 2009. We adopted the provisions of SFAS No. 157 for financial assets and liabilities as of January 1, 2008 and adopted the provisions of SFAS No. 157 for non-financials assets and liabilities as of January 1, 2009 and there was no material effect on our results of operations, cash flows, or financial condition.

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), Business Combinations (“SFAS No. 141R”). SFAS No. 141R will change the accounting for business combinations. Under FAS 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. With the adoption of FAS 141R, we will no longer be capitalizing acquisition costs associated with the acquisition of operating properties; rather, we will expense those costs as incurred. During the six months ended June 30, 2009 we did not incur any acquisition costs.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“SFAS No. 160”). SFAS No. 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS No 160 clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. SFAS No. 160 requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. All other requirements of SFAS No. 160 shall be applied prospectively. Our adoption of SFAS No. 160 caused our equity to increase as a result of transferring the minority interest in our consolidated subsidiaries from the mezzanine section of our balance sheet into equity.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS No. 161”). SFAS No. 161 requires enhanced disclosures about an entity’s derivative and hedging activities. Under SFAS No. 161, entities are required to provide enhanced disclosures about how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations, and how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for fiscal years and interim periods beginning after November 15, 2008. The adoption of SFAS No. 161 did not have a material effect on our results of operations or financial position.

          In April 2008, the FASB issued FSP No. 142-3, Determination of the Useful Life of Intangible Assets (“FSP 142-3”). FSP 142-3 revises the factors that should be considered in developing renewal or extension assumptions determining the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets. FSP 142-3 will be effective for intangibles acquired during fiscal years beginning after December 15, 2008. The adoption had no effect as we have not acquired any intangibles during the current year.

          In May 2009, the FASB issued SFAS No. 165, Subsequent Events, (“SFAS No. 165”). SFAS No. 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. We adopted SFAS No. 165 in the second quarter of 2009 and evaluated all events or transactions through August 13, 2009. During this period, we did not have any material subsequent events that impacted our consolidated financial statements.

          In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R) (“SFAS No. 167”), which amends the consolidation guidance applicable to variable interest entities. The amendments will significantly affect the overall consolidation analysis under FASB Interpretation No. 46(R), Consolidation of Variable Interest Entities—an interpretation of ARB No. 51 and changes the way entities account for securitizations and special purpose entities as a result of the elimination of the QSPE concept in SFAS No.166. SFAS No. 167 is effective as of the beginning of the first fiscal year that begins after November 15, 2009 and early adoption is prohibited. Management is currently evaluating the impact on our consolidated financial statements of adopting SFAS No. 167.

          In June 2009, the Financial Accounting Standards Board issued Statement “FASB” issued Statement No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 168”). SFAS No. 168 will become the single source of authoritative nongovernmental U.S. generally accepted accounting principles (“GAAP”), superseding existing FASB, American Institute of Certified Public Accountants (“AICPA”), Emerging Issues Task Force (“EITF”), and related accounting literature. SFAS No. 168 reorganizes the thousands of GAAP pronouncements into roughly 90 accounting topics and displays them using a consistent structure. Also included is relevant Securities and Exchange Commission guidance organized using the same topical structure in separate sections. SFAS No. 168 will be effective for financial statements issued for reporting periods that end after September 15, 2009. This statement will have an impact on the Company’s financial statements since all future references to authoritative accounting literature will be references in accordance with SFAS No. 168. The Company will adopt the use of the Codification for the quarter ending September 30, 2009. The Company is currently evaluating the effect on its financial statement disclosures since all future references to authoritative accounting literature will be references in accordance with the Codification.

STOCK ISSUANCE COSTS

Issuance costs incurred in the raising of capital through the sale of common shares are treated as a reduction of shareholders’ equity.

CASH AND CASH EQUIVALENTS

We consider all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds.

3. INVESTMENTS IN MERCHANT DEVELOPMENT FUNDS

AAA CTL Notes, Ltd.
AAA CTL Notes I Corporation (“AAA Corp”), our wholly-owned subsidiary, invested as a general partner and limited partner in AAA CTL Notes, Ltd. (“AAA”). AAA is a majority-owned subsidiary through which we purchased 15 IHOP Corp. (“IHOP”) leasehold estate properties and two IHOP fee simple properties. We have consolidated AAA in our financial statements. Certain members of our management team have been assigned a 51% aggregate interest in the income and cash flow of AAA’s general partner. Net sales proceeds from the liquidation of AAA will be allocated to the limited partners and to the general partner pursuant to the limited partnership agreement of AAA.

Merchant Development Funds
As of June 30, 2009, we owned, through wholly-owned subsidiaries, interests in six limited partnerships which are accounted for under the equity method as we exercise significant influence over, but do not control, the investee. In each of the partnerships, the limited partners have the right, with or without cause, to remove and replace the general partner by a vote of the limited partners owning a majority of the outstanding units. These merchant development funds were formed to develop, own, manage and add value to properties with an average holding period of two to four years. Our interests in these merchant development funds range from 2.1% to 15.4%. See Note 9 regarding transactions we have entered into with our merchant development funds.

AmREIT Income & Growth Fund, Ltd. (“AIG”) — AmREIT Income & Growth Corporation (“AIGC”), our wholly-owned subsidiary, invested $200,000 as a limited partner and $1,000 as a general partner in AIG. We currently own an approximate 2.0% limited partner interest in AIG. Certain members of our management team have been assigned a 49% aggregate interest in the income and cash flow of AIGC. Pursuant to the AIG limited partnership agreement, net sales proceeds from its liquidation will be allocated to the limited partners and to the general partner, AIGC, as, if and when the annual return thresholds have been achieved by the limited partners.

AmREIT Monthly Income & Growth Fund (“MIG”) — AmREIT Monthly Income & Growth Corporation, our wholly-owned subsidiary, invested $200,000 as a limited partner and $1,000 as a general partner in MIG. We currently own an approximate 1.3% limited partner interest in MIG. Pursuant to the MIG limited partnership agreement, net sales proceeds from its liquidation will be allocated to the limited partners and MIGC III as, if and when the annual return thresholds have been achieved by the limited partners.

AmREIT Monthly Income & Growth Fund II (“MIG II”) — AmREIT Monthly Income & Growth II Corporation, our wholly- owned subsidiary, invested $400,000 as a limited partner and $1,000 as a general partner in MIG II. We currently own an approximate 1.6% limited partner interest in MIG II. Pursuant to the MIG II limited partnership agreement, net sales proceeds from its liquidation will be allocated to the limited partners and MIGC II as, if and when the annual return thresholds have been achieved by the limited partners.

AmREIT Monthly Income & Growth Fund III (“MIG III”) — AmREIT Monthly Income & Growth III Corporation (“MIGC III”), our wholly-owned subsidiary, invested $800,000 as a limited partner and $1,000 as a general partner in MIG III. MIG III began raising money in June 2005. The offering was closed in October 2006, and the capital raised was approximately $71 million. Our $800,000 investment represents a 1.1% limited partner interest in MIG III. Certain members of our management team have been assigned a 28.5% general partner’s share of aggregate interest in the income and cash flow of MIGC III. Pursuant to the MIG III limited partnership agreement, net sales proceeds from its liquidation will be allocated to the limited partners, and to MIGC III as, if and when the annual return thresholds have been achieved by the limited partners.

AmREIT Monthly Income & Growth Fund IV (“MIG IV”) - AmREIT Monthly Income & Growth IV Corporation (“MIGC IV”), our wholly-owned subsidiary, invested $800,000 as a limited partner and $1,000 as a general partner in MIG IV. MIG IV began raising money in November 2006. The offering was closed in March 2008, and the capital raised was approximately $50 million. Our $800,000 investment represents a 1.6% limited partner interest in MIG IV. Certain members of our management team have been assigned a 28.5% general partner’s share of aggregate interest in the income and cash flow of MIGC IV. Pursuant to the MIG IV limited partnership agreement, net sales proceeds from its liquidation will be allocated to the limited partners, and to the MIGC IV as, if and when the annual return thresholds have been achieved by the limited partners.

REITPlus, Inc (“REITPlus”).- On May 16, 2007, we purchased 100 shares of common stock of REITPlus for total cash consideration of $1,000 and were admitted as the initial shareholder. Additionally, on May 16, 2007, we made an initial limited partner contribution of $1 million to REITPlus OP. REITPlus conducts substantially all of its operations through REITPlus Operating Partnership, LP (“REITPlus OP”) which will own substantially all of the properties acquired on REITPlus’s behalf.

A wholly owned subsidiary of AmREIT serves as the advisor to REITPlus and will therefore earn recurring fees such as asset management and property management fees. We will also earn transactional fees such as acquisition fees, development fees, financing coordination fees, and real estate sales commissions. We will also participate in a 15% promoted interest, payable upon REITPlus’ liquidation, listing of its shares on a national securities exchange, or the termination or non-renewal of the advisory agreement with our subsidiary (other than for cause) after the REITPlus stockholders receive, or are deemed to have received, their invested capital plus a 7% preferred return. In October 2008, the REITPlus offering was terminated, and capital-raising ceased (see Note 1).

Merchant Development Funds – Financial Information

The following table sets forth certain financial information as of June 30, 2009 for the AIG, MIG, MIG II, MIG III and MIG IV merchant development funds and REITPlus:

				Sharing Ratios(1)
Merchant Development Fund	Capital under Mgmt.	LP Interest	GP Interest	LP	GP	LP Preference
AIG	$3 million	2.0%	1.0%	99%	1%	8%
				90%	10%	10%
				80%	20%	12%
				70%	30%	15%
				0%	100%	40% Catch Up
				60%	40%	Thereafter

MIG	$15 million	1.3%	1.0%	99%	1%	8%
				90%	10%	10%
				80%	20%	12%
				0%	100%	40% Catch Up
				60%	40%	Thereafter

MIG II	$25 million	1.6%	1.0%	99%	1%	8%
				85%	15%	12%
				0%	100%	40% Catch Up
				60%	40%	Thereafter

MIG III	$71 million	1.1%	1.0%	99%	1%	10%
				0%	100%	40% Catch Up
				60%	40%	Thereafter

MIG IV	$50 million	1.6%	1.0%	99%	1%	8.5%
				0%	100%	40% Catch Up
				60%	40%	Thereafter

REITPlus (2)	$7.5 million	NA	NA	99%	1%	(Note 3)
				85%	15%

(1) Using AIG as an example of how the sharing ratios and LP preference provisions are applied, the LPs share in 99% of the cash distributions until they receive an 8% preferred return. The LPs share in 90% of the cash distributions until they receive a 10% preferred return and so on.

(2) REITPlus terminated its offering in October 2008.

(3) We will be entitled to distributions from REITPlus with respect to our $1 million investment to the same extent as stockholders who purchased shares in the public offering.

Other Affiliates

We have investments in entities other than the merchant development funds that are accounted for under the equity method because we exercise significant influence over such entities. We record our pro rata share of income or loss from the underlying entities based on our ownership interest.

AmREIT Woodlake, L.P. - In 2007, we invested $3.4 million in AmREIT Woodlake, LP, (“Woodlake”) for a 30% limited partner interest in the partnership. Woodlake was formed in 2007 to acquire, lease and manage Woodlake Square, a grocery-anchored shopping center located in Houston, Texas at the northeast intersection of Westheimer and Gessner. In June 2008, we sold two-thirds (20%) of our interest in Woodlake to MIG IV. Pursuant to the purchase agreement, the property was sold at its carrying value, resulting in no gain or loss to us. As of June 30, 2009, we held the remaining 10% interest in Woodlake Square.

AmREIT Westheimer Gessner, L.P. - In 2007, we invested $3.8 million in AmREIT Westheimer Gessner, LP, for a 30% limited partner interest in the partnership. AmREIT Westheimer Gessner, LP was formed in 2007 to acquire, lease and manage Woodlake Pointe, a shopping center located in Houston, Texas at the southeast intersection of Westheimer and Gessner. In June 2008, we sold two-thirds (20%) of our interest in Woodlake Pointe to MIG IV. Pursuant to the purchase agreement, the property was sold at its carrying value, resulting in no gain or loss to us. As of June 30, 2009, we held a 10% interest in Woodlake Pointe.

4. ACQUIRED LEASE INTANGIBLES

In accordance with SFAS No. 141, (SFAS No. 141R will be applied to operating real estate property acquired subsequent to its adoption) we have identified and recorded the value of intangibles at the property acquisition date. Such intangibles include the value of acquired in-place leases and above and below market leases. Acquired lease intangible assets (in-place leases and above-market leases) are amortized over the leases’ remaining terms, which range from one month to 20 years. The amortization of above-market leases is recorded as a reduction of rental income and the amortization of in-place leases is recorded to amortization expense. The amortization expense related to in-place leases was $976,000 and $1.6 million during the six months ended June 30, 2009 and 2008, respectively. The amortization of above-market leases, which was recorded as a reduction of rental income, was $168,000 and $175,000 during the six months ended June 30, 2009 and 2008, respectively. Acquired lease intangible liabilities (below-market leases) are accreted over the leases’ remaining terms, which range from one month to 20 years. Accretion of below-market leases was $193,000 and $1.0 million during the six months ended June 30, 2009 and 2008, respectively. Such accretion is recorded as an increase to rental income.

In-place and above-market lease amounts and their respective accumulated amortization are as follows (in thousands):

	June 30, 2009	December 31, 2008
Acquired lease intangible assets:
In-place leases	$17,344	$17,347
In-place leases – accumulated amortization	(9,470)	(8,508)
Above-market leases	2,022	2,023
Above-market leases – accumulated amortization	(1,583)	(1,416)
Acquired leases intangibles, net	$8,313	$9,446

Acquired lease intangible liabilities:
Below-market leases	$3,865	$3,865
Below-market leases – accumulated amortization	(1,947)	(1,753)
Acquired below-market lease intangibles, net	$1,918	$2,112

5. NOTES PAYABLE

Our outstanding debt at June 30, 2009 and December 31, 2008 consists of the following (in thousands):

	June 30, 2009	December 31, 2008

Fixed rate Mortgage Loans (1)	$152,183	$152,935
Variable-rate unsecured line of credit	25,999	27,411
Variable-rate secured loans	4,908	4,006
Total	$183,090	$184,352

(1) Included in Fixed-Rate Mortgage Loans is a $17 million variable-rate debt instrument that has been effectively converted to a fixed-rate instrument pursuant to executing an interest rate swap agreement.

We have an unsecured credit facility in place which is available for the acquisition of properties and for working capital. The credit facility matures in October 2009 and provides that we may borrow up to $35 million, subject to the value of unencumbered assets. As of June 30, 2009, we are able to borrow up to $30.1 million. The credit facility contains covenants which, among other restrictions, require us to maintain a minimum net worth, a maximum leverage ratio, maximum tenant concentration ratios, specified interest coverage and fixed charge coverage ratios. As of June 30, 2009, we are in compliance with all covenants. The credit facility’s annual interest rate varies depending upon our debt to asset ratio, from LIBOR plus a spread of 2.50% to LIBOR plus a spread of 3.00%. As of June 30, 2009, the interest rate was LIBOR plus 3.00%, and we had $26.0 million outstanding on the credit facility. We have approximately $3.1 million available under our credit facility, subject to the covenants above. We have $1.0 million in letters of credit outstanding related to various properties. These letters of credit reduce our availability under our credit facility.

Our credit facility matures and will therefore become due and payable in October 2009. We are currently discussing a renewed credit facility with our lender and expect that we will have a renewed facility in place by the time the current facility expires. If we are unable to renew the facility on acceptable terms with our current lender, we believe that we will be able to obtain a similar facility with another lender. In the event that we are unable to come to terms with our current lender or another lender, we believe that we would be able to generate sufficient liquidity to satisfy our obligation under the credit facility through a combination of (1) sales of non-core properties, (2) sales of certain of our investments in non-consolidated affiliates, (3) financings on a portion of our unencumbered property pool, (4) refinancing of underleveraged properties and/or (5) collections on notes receivable. However, in the event that we are unable to come to terms with our lender on a renewed facility, no assurance can be given that we would be able to generate sufficient liquidity or in a sufficient amount of time to allow for extinguishment of the obligation by the maturity date. In this event, we would be in default on the facility, and our lender would be able to exercise their rights pursuant to the terms of the credit agreement.

As of June 30, 2009, the weighted average interest rate on our fixed-rate debt is 5.92%, and the weighted average remaining life of such debt is 5.6 years. We added variable-rate debt of $21.0 million during the year ended December 31, 2008, $17.0 million of which we fixed through an interest rate swap with a notional amount of $17 million and a fixed rate of 5.11%. This $17.0 million loan was placed in conjunction with the 2008 refinancing of our MacArthur Park property. We entered into the swap agreement in order to hedge our exposure to interest rate fluctuations.

As of June 30, 2009, scheduled principal repayments on notes payable and the credit facility were as follows (in thousands):

Scheduled Payments by Year	Scheduled Principal Payments		Term-Loan Maturities	Total Payments
2009	$26,725	(1)	4,908	31,633
2010	1,554		—	1,554
2011	1,816		19,866	21,682
2012	1,308		12,811	14,119
2013	425		22,824	23,249
Thereafter	1,594		88,900	90,494
Unamortized debt premiums	359		—	359
Total	$33,781		$149,309	$183,090

(1) $26.0 million of the scheduled principal repayments represent our credit facility which matures in October 2009.

6. CONCENTRATIONS

As of June 30, 2009, Uptown Park in Houston, Texas accounted for approximately 21% and MacArthur Park accounted for 12% of our consolidated total assets. Consistent with our strategy of investing in areas that we know well, 15 of our properties are located in the Houston metropolitan area. These Houston properties represent 67% of our base rental income for the six months ended June 30, 2009. Houston is Texas’ largest city and the fourth largest city in the United States.

The following are the base rents generated by our top tenants for the three and six months ended June 30, 2009 and 2008 (in thousands):

	Three months ended June 30,		Six months ended June 30,
Tenant	2009	2008	2009	2008
IHOP Corporation	$552	$559	$1,106	$1,117
Kroger	529	529	1,058	1,058
CVS	230	230	461	461
Walgreens	206	75	330	149
TGI Fridays	114	109	223	217
Hard Rock Cafe	113	111	223	221
Champps Americana	106	106	211	211
Golden Corral	105	105	210	203
Paesanos	89	89	178	178
McCormick & Schmicks	85	85	170	170
	$2,129	$1,998	$4,170	$3,985

The above base rents have been recorded in the accompanying consolidated statement of operations as rental income from operating leases or earned income from direct financing leases as appropriate (see discussion of revenue recognition in Note 2).

7. DERIVATIVE INSTRUMENTS

We use derivative instruments primarily to manage exposures to interest rate risks. In order to manage the volatility relating to interest rate risk, we may enter into interest rate swaps from time to time. We do not use derivative financial instruments for trading or speculative purposes. In December 2008, we entered into an interest rate swap with a notional amount of $17 million and a fixed rate of 5.11% to hedge the interest rate risk on the $17 million variable-rate loan that was placed in conjunction with the 2008 refinancing of the MacArthur Park property. The fair value of the swap was a liability of $317,000 at June 30, 2009 and is recorded in accrued liabilities on the balance sheet. The swap settles monthly with an amount paid to or received from our counterparty upon settlement being recorded as an adjustment to interest expense. For the six months ended June 30, 2009, we have paid $164,000 related to this swap which is included in interest expense.

Valuations are not actual market prices on which an offer would be for unwinding any transactions but rather are calculated mathematical approximations of market values derived from proprietary models as of a given date. These valuations are calculated on a mid-market basis and do not include bid/offered spread that would be reflected in an actual price quotations; therefore, actual price quotations for unwinding our transactions would be different. These valuations and models rely on certain assumptions regarding past, present, and future market conditions. All methods of assessing fair value result in a general approximation of value, and such value may never actually be realized.

We have designated this interest rate swap as a hedge for financial reporting purposes. Accordingly, gains or losses resulting from changes in the value of our derivatives are recorded on our balance sheet.

8. SHAREHOLDERS’ EQUITY AND MINORITY INTEREST

Class A Common Shares — On December 1, 2008 the Board of Trust Managers approved the privatization of the Company through withdrawal of its Class A common shares from listing on the NYSE Euronext Exchange (“NYX”, formerly the American Stock Exchange). On December 19, 2008, trading on the NYX ceased, and all AmREIT share classes became non-traded. As of June 30, 2009, there were 5,318,925 of our class A common shares outstanding, net of 1,315,564 shares held in treasury. Our payment of any future cash dividends to our class A common shareholders is dependent upon applicable legal and contractual restrictions, including the provisions of the class C common shares, as well as our earnings and financial needs.

Class C Common Shares — The class C common shares are not listed on an exchange and there is currently no available trading market for the class C common shares. The class C common shares have voting rights, together with all classes of common shares, as one class of stock. The class C common shares were issued at $10.00 per share. They receive a fixed 7.0% preferred annual dividend, paid in monthly installments, and are convertible into the class A common shares after a 7-year lock out period based on 110% of invested capital, at the holder’s option. After three years and beginning in August 2006, subject to the issuance date of the respective shares, we have the right to force conversion of the shares into class A shares on a one-for-one basis or to redeem the shares at a cash redemption price of $11.00 per share at the holder’s option. As of June 30, 2009, there were 4,139,802 of our class C common shares outstanding. We have discontinued the class C dividend reinvestment program which allowed investors to reinvest their dividends into additional class C common shares.

Class D Common Shares — The class D common shares are not listed on an exchange and there is currently no available trading market for the class D common shares. The class D common shares have voting rights, together with all classes of common shares, as one class of stock. The class D common shares were issued at $10.00 per share. They receive a fixed 6.5% annual dividend, paid in monthly installments, subject to payment of dividends then payable to class C common shares. The class D common shares are convertible into the class A common shares at a 7.7% premium on original capital after a 7-year lock out period, at the holder’s option. After one year and beginning in July 2005, subject to the issuance date of the respective shares, we have the right to force conversion of the shares into class A shares at the 7.7% conversion premium or to redeem the shares at a cash price of $10.00. In either case, the conversion premium will be pro rated based on the number of years the shares are outstanding. As of June 30, 2009, there were 10,966,255 of our class D common shares outstanding. We have discontinued the class D dividend reinvestment program that allowed investors to reinvest their dividends into additional class D common shares.

Non-controlling Interest — Non-controlling interest represents a third-party interest in entities that we consolidate as a result of our controlling financial interest in such investees.

9. RELATED PARTY TRANSACTIONS

See Note 3 regarding investments in merchant development funds and other affiliates and Note 2 regarding related party notes receivable.

We earn real estate fee income by providing property acquisition, leasing, property management, construction and construction management services to our merchant development funds. We wholly own the companies that serve as the general partner for the funds. Real estate fee income of $1.2 million and $2.7 million ($100,000 in discontinued operations) were paid by the funds to the Company for the six months ended June 30, 2009 and 2008, respectively. Additionally, construction revenues (included in discontinued operations) of $857,000 and $2.4 million were earned from the merchant development funds during the six months ended June 30, 2009 and 2008, respectively. Construction management fee income of $289,000 and $205,000 were earned from the merchant development funds during the six months ended June 30, 2009 and 2008, respectively. The Company earns asset management fees from the funds for providing accounting related services, investor relations, facilitating the deployment of capital, and other services provided in conjunction with operating the fund. Asset management fees of $767,000 and $753,000 were paid by the funds to us during the six months ended June 30, 2009 and 2008, respectively. Additionally, during the six months ended June 30, 2009 and 2008, we were reimbursed by the merchant development funds $724,000 and $422,000, respectively for reimbursements of administrative costs and for organization and offering costs incurred on behalf of those funds.

As a sponsor of our merchant development funds, we maintain an indirect 1% general partner interest in the investment funds that we sponsor. The funds are typically structured such that the limited partners receive 99% of the available cash flow until 100% of their original invested capital has been returned and a preferred return has been met. Once this has happened, then the general partner begins sharing in the available cash flow at various promoted levels. We also may assign a portion of this general partner interest in these investment funds to our employees as long term, contingent compensation. We believe that this assignment will align the interest of management with that of the shareholders, while at the same time allowing for a competitive compensation structure in order to attract and retain key management positions without increasing the overhead burden.

10. REAL ESTATE ACQUISITIONS AND DISPOSITIONS

There were no acquisitions or dispositions in the six months ended June 30, 2009. A sale was consummated in November 2008 that generated a sales price of $6.0 million, $5.5 million of which we financed to the buyer. We recognized a gain of $229,000 on this transaction in the fourth quarter of 2008 and recorded a deferred gain of $2.9 million. We recognized the remaining $2.9 million gain during the six months ended June 30, 2009 as we believe the ultimate collectability of the note is reasonably assured and we collected proceeds on the note from the buyer sufficient to allow for full recognition of the gain.

During the six months ended June 30, 2008, we acquired a 1.4-acre parcel of land in San Antonio, Texas that is currently operating for a national drugstore tenant with whom we have an executed long-term lease.

11. COMMITMENTS & CONTINGENCIES

In May 2009, we signed a new lease agreement for our office facilities which expires August 31, 2010. In addition, we lease various office equipment for daily activities. Rental expense for the six months ended June 30, 2009 and 2008 was $179,000 and $198,000, respectively.

We are involved in various matters of litigation arising in the normal course of business. While we are unable to predict with certainty the amounts involved, our management and counsel are of the opinion that, when such litigation is resolved, any additional liability, if any, will not have a material effect on our consolidated financial statements.

12. SEGMENT REPORTING

The operating segments presented are the segments of AmREIT for which separate financial information is available, and revenue and operating performance is evaluated regularly by senior management in deciding how to allocate resources and in assessing performance.

The portfolio segment consists of our portfolio of single and multi-tenant shopping center projects. This segment consists of 45 properties located in 15 states. Expenses for this segment include depreciation, interest, minority interest, legal cost directly related to the portfolio of properties and property level expenses. Substantially all of our consolidated assets are in this segment.

Our real estate development and operating business is a fully integrated and wholly-owned business consisting of brokers and real estate professionals that provide development, acquisition, brokerage, leasing, construction (discontinued operation), and asset and property management services to our publicly traded portfolio and merchant development funds as well as to third parties. Our securities operation, a business that we exited in the third quarter of 2008, consisted of a FINRA-registered broker-dealer business that, through the internal securities group, raised capital from the independent financial planning marketplace. The merchant development funds that we sponsor sell limited partnership interests and non-listed REIT securities to retail investors. We invest in these funds as both the general partner and a limited partner in the case of the limited partnerships, and, in the case of REITPlus, as a stockholder in the REIT or a limited partner in the REIT’s operating partnership (see Note 5). These merchant development funds were formed to develop, own, manage, and add value to properties with an average holding period of two to four years with respect to the limited partnerships, and an extended term consistent with REIT status for REITPlus.

Segment results for the three and six months ended June 30, 2009 and 2008 are as follows:

			Asset Advisory Group
For the three months ended June 30, 2009 (in thousands)	Portfolio	Real Estate Operations	Securities	Merchant Development Funds	Total
Rental income	$7,822	$127	$—	$—	$7,949
Real estate fee income	—	621	—	—	621
Construction management fee income	—	206	—	—	206
Asset management fee income	—	—	—	383	383
Total revenue	7,822	954	—	383	9,159

General and administrative	—	744	—	49	793
Property expense	1,929	3	—	—	1,932
Legal and professional	352	13	—	5	370
Real estate commissions	—	—	—	—	—
Depreciation and amortization	1,883	22	—	—	1,905
Total expenses	4,164	782	—	54	5,000

Interest income (expense)	(2,593)	138	—	(170)	(2,625)
Other income/ (expense)	101	(49)	—	(199)	(147)

Loss from discontinued operations	(5)	(8)	(9)	—	(22)

Net (loss) attributable to noncontrolling interest	(49)	—	—	—	(49)

Net income (loss)	$1,112	$253	$(9)	$(40)	$1,316

			Asset Advisory Group
For the three months ended June 30, 2008 (in thousands)	Portfolio	Real Estate Operations	Securities	Merchant Development Funds	Total
Rental income	$8,754	$205	$—	$—	$8,959
Real estate fee income	—	1,396	—	—	1,396
Construction management fee income	—	149	—	—	149
Asset management fee income	—	—	—	377	377
Total revenue	8,754	1,750	—	377	10,881

General and administrative	492	1,229	—	27	1,748
Property expense	2,463	3	—	—	2,466
Legal and professional	348	42	—	—	390
Real estate commissions	—	5	—	—	5
Depreciation and amortization	2,676	4	—	—	2,680
Total expenses	5,979	1,283	—	27	7,289

Interest expense	(2,495)	(16)	—	(187)	(2,698)
Other income/ (expense)	62	230	—	(117)	175

Loss from discontinued operations	(81)	(1,358)	(97)	—	(1,536)

Net (loss) attributable to noncontrolling interest	(50)	(148)	—	—	(198)

Net income (loss)	$211	$(825)	$(97)	$46	$(665)

			Asset Advisory Group
For the six months ended June 30, 2009 (in thousands)	Portfolio	Real Estate Operations	Securities	Merchant Development Funds	Total
Rental income	$15,745	$256	$—	$—	$16,001
Lease termination fee income	$1,065	$—	$—	$—	$1,065
Real estate fee income	—	1,398	—	—	1,398
Construction management fee income	—	244	—	—	244
Asset management fee income	—	—	—	767	767
Total revenue	16,810	1,898	—	767	19,475

General and administrative	762	2,633	—	81	3,476
Property expense	4,027	14	—	—	4,041
Legal and professional	543	539	—	19	1,101
Real estate commissions	1	—	—	—	1
Depreciation and amortization	3,727	43	—	—	3,770
Total expenses	9,060	3,229	—	100	12,389

Interest income (expense)	(5,104)	164	—	(279)	(5,219)
Other income/ (expense)	112	478	—	(354)	236

Income (loss) from discontinued operations	(27)	1,905	3	—	1,881

Net (loss) attributable to noncontrolling interest	(102)	—	—	—	(102)

Net income	$2,629	$1,216	$3	$34	$3,882

			Asset Advisory Group
For the six months ended June 30, 2008 (in thousands)	Portfolio	Real Estate Operations	Securities	Merchant Development Funds	Total
Rental income	$16,847	$249	$—	$—	$17,096
Real estate fee income	—	2,928	—	—	2,928
Construction management fee income	—	246	—	—	246
Asset management fee income	—	—	—	753	753
Total revenue	16,847	3,423	—	753	21,023

General and administrative	845	2,567	—	67	3,479
Property expense	4,415	6	—	—	4,421
Legal and professional	696	79	—	—	775
Real estate commissions	—	42	—	—	42
Depreciation and amortization	4,637	5	—	—	4,642
Inpairment Charge	—	—	—	—	—
Total expenses	10,593	2,699	—	67	13,359

Interest expense	(5,052)	(74)	—	(292)	(5,418)
Other income/ (expense)	308	152	—	(246)	214

Loss from discontinued operations	(16)	(1,539)	(344)	—	(1,899)

Net (loss) attributable to noncontrolling interest	(95)	(134)	—	—	(229)

Net income (loss)	$1,399	$(871)	$(344)	$148	$332

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The use of the words “we,” “us” or “our” refers to AmREIT and our consolidated subsidiaries, except where the context otherwise requires.

FORWARD-LOOKING STATEMENTS

Certain information presented in this Form 10-Q constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in real estate market conditions, continued availability of proceeds from our debt or equity capital, our ability to locate suitable tenants for our properties, the ability of tenants to make payments under their respective leases, timing of acquisitions, development starts and sales of properties, the ability to meet development schedules and the other risks, uncertainties and assumptions. Any forward-looking statement speaks only as of the date on which it was made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results over time.

The following discussion should be read in conjunction with our consolidated financial statements and notes thereto appearing elsewhere in this report, as well as our 2008 consolidated financial statements and notes thereto included in our filing on Form 10-K for the year ended December 31, 2008. Historical results and trends which might appear should not be taken as indicative of future operations.

EXECUTIVE OVERVIEW

We are a full service real estate company that focuses on acquiring Irreplaceable Corner™ commercial properties in three of the top six major growth markets throughout the United States. For 25 years, we have provided our clients and investors with financial transparency, reliability and creation of value for future real estate investment growth. We have access to a variety of capital markets including public and private financial companies and institutional investors, and our platform has grown from approximately $100 million in assets in 2002 to approaching $1 billion. We have elected to be taxed as a real estate investment trust (“REIT”) for federal income tax purposes.

Our core portfolio consists of Today’s Irreplaceable Corners™. These are corner properties in top U.S. growth markets with high barriers to entry, high daytime and evening population, high rate of cars per day and high household incomes within 3-5 miles of the property. To provide future growth and investment opportunities, our advisory business invests in and advises seven merchant development funds that own, develop and manage Tomorrow’s Irreplaceable Corners™. These are properties that are located on dominant regional intersections within fast growing markets. We create value for our clients and investors through our expertise in development, redevelopment and daily operation of these properties.

During 2007, we initiated a strategic plan which we refer to as “Vision 2010”. Vision 2010 is designed to create a more conforming structure that will reduce the earnings volatility of our business model while also simplifying our capital structure, with the ultimate goal of growing our portfolio of Irreplaceable Corners. We expect that Vision 2010 will have three phases as follows:

•

Phase I consisted of business model changes which are designed to reduce the earnings volatility created by some of our transactional operating subsidiaries. In connection with Phase I of our plan, we have simplified our operating platform and reduced our transactional volatility by exiting the general contracting business and the independent broker-dealer fund-raising business. Additionally, we suspended the best efforts equity offering of our affiliate, REITPlus, Inc. (“REITPlus”). Together, these restructuring initiatives have resulted in a one-time restructuring charge of approximately $2.5 million during 2008 and have reduced our annual overhead and general and administrative expenses by approximately $4.5 million.

•

Phase II will consist of changes which are designed to simplify our equity capital structure. As the first step in Phase II, in December 2008, we voluntarily de-listed our class A common shares from trading on the NYSE EuroNext Exchange. Our class A common shares are therefore no longer traded on a national exchange. Additionally, we have announced the potential merger of AmREIT into REITPlus, resulting in a combined, conforming entity with a single class of common stock.

•

Phase III will consist of growing our portfolio of Irreplaceable Corners and identifying additional sources of liquidity for shareholders once we have accomplished the first two phases of Vision 2010 and the country begins to move out of the current recession and into recovery.

On May 20, 2009, our Board of Trust Managers approved the agreement of merger between AmREIT and REITPlus. We have filed our joint proxy statement/prospectus with the Securities and Exchange Commission on Form S-4 for the merger. Subject to regulatory review, we expect to complete the merger in September 2009. The anticipated merger is the next step in Vision 2010 and would combine all AmREIT capital stock into a single class of common shares, accomplishing our goal of simplifying our capital structure. The merger is subject to the approval of shareholders of both AmREIT and REITPlus and other customary closing conditions. We believe these steps, if successful, will better position us to raise Wall Street and/or institutional capital either through joint ventures at the entity level or through an initial public offering and re-listing of our shares. The cost of the merger will be subject to various factors, and we expect the ultimate costs to be as much as $1.3 million.

On May 21, 2009, we changed our state of domicile from Texas to Maryland pursuant to a merger into a newly created Maryland entity, as approved by shareholders at our 2009 annual meeting. Maryland’s well established body of statutory and case law relating to REITs and REIT issues provides our Board of Trustees with greater certainty and predictability in managing the affairs of the Company. In addition, as REITPlus is a Maryland entity, any merger between us and REITPlus will now be more easily accomplished as between two Maryland entities.

Our structure consists of two distinct companies: an institutional grade portfolio of Irreplaceable Corners and our advisory business, each of which is supported by our real estate development and operating group.

Portfolio of Irreplaceable Corners

Our core portfolio consists of Today’s Irreplaceable Corners™. These are corner properties in Top U.S. Growth Markets with the following characteristics:

•	Located on a corner in major metropolitan area
•	High barriers to entry
•	High daytime and evening population
•	High count of cars per day
•	High average household income within 3-5 mile radius

As of June 30, 2009, we owned a real estate portfolio consisting of 45 properties located in 15 states. Leased to national, regional and local tenants, our properties are primarily located throughout Texas. We are currently focused in three of the top six population and job growth markets in the United States: Houston, Dallas and San Antonio. Our long term goal is to have a presence in six of the top ten population and job growth major markets in the United States. As owners of real estate, we implement high standards of excellence in maintaining the value, aesthetics, tenant mix and safety of each of our properties. As of June 30, 2009, our operating properties are leased at 91.5% based on leasable square footage compared to 98.4% as of December 31, 2008, and 91.5% as of March 31, 2009.

Selecting properties with high quality tenants and mitigating risk through diversifying our tenant base is at the forefront of our acquisition and leasing strategy. We believe our strategy of purchasing premier retail properties in high-traffic, highly-populated areas should produce stable earnings and growth opportunities in future years. We continually monitor the sales trends and creditworthiness of our tenants. Our acquisitions program is sensitive to changes in interest rates. As of June 30, 2009, 83% of our outstanding debt had a long-term fixed interest rate with an average term of 5.6 years. Our philosophy continues to seek to match long-term leases with long-term debt structures while keeping our debt to total assets (at fair value) ratio less than 55%.

Advisory Business
For 25 years, we have created financial solutions for our investors by offering real estate investment opportunities as a stable and dependable source of income and portfolio growth. We have successfully formed, invested in and advised 17 private and public investment vehicles over the past two and a half decades that have led to the acquisition, development and redevelopment of Tomorrow’s Irreplaceable Corners™ properties throughout the United States. Tomorrow’s Irreplaceable Corners are properties that are located on dominant regional intersections within fast growing markets. AmREIT creates value for its clients and investors through its expertise in development, redevelopment and daily operation of these properties.

The advisory business invests in and actively manages five merchant development partnership funds, which were formed to develop, own, manage, and add value to properties with an average holding period of two to four years, and in REITPlus. We invest in the limited partnerships we manage as both the general partner and as a limited partner, and, in REITPlus, we have invested as a limited partner in its operating partnership. Our advisory business sells interests in these funds to retail investors. We, as the general partner or advisor, manage the funds and, in return, receive management fees as well as potential profit participation interests. However, we strive to create a structure that aligns the interests of our shareholders with those of the investors in our managed funds. In this spirit, the funds are structured so that the general partner does not receive a significant profit until after the limited partners in the funds have received or are deemed to have received their targeted return, thereby linking our success to that of the investors in our managed funds. Within our asset advisory business we manage an additional $473 million in assets, representing 27 properties, all located in Texas, and equity under management within our advisory business has grown from approximately $15 million to approximately $242 million. including $70 million of institutional equity.

Real Estate Development and Operating Group
Our real estate operating and development business is comprised of a fully integrated real estate team that works directly with landlords, builders and developers. This team is primarily focused on managing, leasing and creating value on our owned and managed portfolio of Irreplaceable Corners and gives us a competitive edge on pricing and development opportunities. Having a full complement of real estate professionals helps secure strong tenant relationships for both our portfolio and the merchant development portfolios managed by our advisory business.

Liquidity and Capital Resources

As of June 30, 2009 and December 31, 2008, our cash and cash equivalents totaled $1.0 million and $2.3 million, respectively. Cash flows provided by (used in) operating activities, investing activities and financing activities for the six months ended June 30, are as follows (in thousands):

	2009	2008
Operating activities	$7,437	$2,706
Investing activities	$(794)	$2,286
Financing activities	$(7,957)	$(6,008)

Cash flows from operating activities and financing activities have been the principal sources of capital to fund our ongoing operations and dividends. Our cash on hand, internally-generated cash flow, borrowings under our existing credit facilities, issuance of equity securities, as well as the placement of secured debt and other equity alternatives, are expected to provide the necessary capital to maintain and operate our properties as well as execute our growth strategies.

Cash provided by operating activities as reported in the consolidated statements of cash flows increased by $4.7 million for the six months ended June 30, 2009 when compared to the prior period. Our net income increased by approximately $3.6 million from the 2008 period to the 2009 period. This increase was reduced from a cash flow standpoint due to the non-cash nature of the $2.9 million deferred gain that we recognized during the period as well as the $1.1 million non-cash lease termination fee. During the 2009 period, we had a $4.2 million increase in cash flows from our activities related to real estate that we purchase with the intent to resell. During the 2008 period, we purchased one property for $2.7 million versus the 2009 period wherein we received proceeds of $1.5 million from the sale of the Fontana tract in Dallas. We sold this property in December 2008 and provided seller-financing to the buyer which is being repaid to us in installments. We also had a $2.3 million increase in working capital cash flow changes, which was driven primarily by $2.9 million increase in accounts payable and other liabilities. This increase is mainly due to compensation and income tax accruals recorded during the period directly attributable to the recognition of the deferred gain from the sale of the Fontana tract. These increases in working capital cash flow changes were partially offset by a $1.5 million reduction in cash flows associated with our related party receivables.

Cash used in investing activities as reported in the consolidated statements of cash flows decreased by approximately $3.1 million for the six months ended June 30, 2009 period when compared to the comparable prior year period. This decrease in cash was primarily attributable to a net decrease of $3.6 million in cash flows attributable to our investments in affiliates. In first quarter 2008, we made a $5.0 million investment in Shadow Creek Ranch Shopping Center through a joint venture with an institutional partner. Shadow Creek Ranch Shopping Center is a 616,372 square foot grocery-anchored shopping center located in Pearland, Texas. During 2008, we sold all of that investment at cost to one of our affiliates, REITPlus. Additionally during 2008, we sold our 20% interest in Woodlake Square and Westheimer Gessner to MIG IV for $5.2 million. We made no investment in affiliates during the 2009 period. In conjunction with the acquisition of the Shadow Creek Ranch shopping center, we also purchased a $1.7 million investment in receivables in 2008. Cash flows associated with loans to our merchant development funds decreased by $892,000 during the 2009 period when compared to 2008. In 2008 we collected a net $1.0 million from the merchant development funds, compared to net collections of $157,000 in 2009. As part of our treasury management function, we have historically placed excess cash in short term bridge loans for our merchant development funds for the purpose of acquiring or developing properties. Such financing has been provided to our affiliates as a way of efficiently deploying our excess cash and earning a higher return than we would in other short term investments or overnight funds. In some cases, the funds have a construction lender in place, and we step in as the lender and provide financing on the same terms as the third-party lender. These loans are unsecured, bear a market rate of interest and are due upon demand. We are no longer providing this type of financing to our merchant development funds and are receiving payments on these notes receivable as the funds generate liquidity from property dispositions and from financings with third parties.

Cash used in financing activities as reported in the consolidated statements of cash flows increased by approximately $2.0 million for the six months ended June 30, 2009 when compared to the 2008 period. The decrease in cash was primarily the result of an $8.1 million reduction in net proceeds from notes payable during the 2009 period when compared to the 2008 period. During 2008, we drew down on our credit facility in order to finance an investment we made in other affiliates on behalf of REITPlus. Additionally, common dividends paid increased by $2.9 million as a result of the discontinuance of the dividend reinvestment program on class C and D shares in the fourth quarter of 2008. These decreases in cash were partially offset by a $6.2 million reduction in treasury share repurchases during the periods pursuant to our approved share repurchase program. In addition, cash used for redemptions decreased by $3.0 million in 2009 compared to 2008 since we are no longer allowing redemptions of Class C and D shares.

We have an unsecured credit facility in place which is being used to provide funds for the acquisition of properties and working capital. The credit facility matures in October 2009 and provides that we may borrow up to $35 million, subject to the value of unencumbered assets. As of June 30, 2009, we are able to borrow up to $30.1 million. The credit facility contains covenants which, among other restrictions, require us to maintain a minimum net worth, a maximum leverage ratio, maximum tenant concentration ratios, specified interest coverage and fixed charge coverage ratios. As of June 30, 2009, we are in compliance with all covenants. The credit facility’s annual interest rate varies depending upon our debt to asset ratio, from LIBOR plus a spread of 2.50% to LIBOR plus a spread of 3.00%. As of June 30, 2009, the interest rate was LIBOR plus 3.00%, and we had $26.0 million outstanding on the credit facility. We have approximately $3.1 million available under our credit facility, subject to the covenants above. We have $1.0 million in letters of credit outstanding related to various properties. These letters of credit reduce our availability under our credit facility.

Our credit facility matures and will therefore become due and payable in October 2009. We are currently discussing a renewed credit facility with our lender and expect that we will have a renewed facility in place by the time the current facility expires. If we are unable to renew the facility on acceptable terms with our current lender, we believe that we will be able to obtain a similar facility with another lender. In the event that we are unable to come to terms with our current lender or another lender, we believe that we would be able to generate sufficient liquidity to satisfy our obligation under the credit facility through a combination of (1) sales of non-core properties, (2) sales of certain of our investments in non-consolidated affiliates, (3) financings on a portion of our unencumbered property pool, (4) refinancing of underleveraged properties and/or (5) collections on notes receivable. However, in the event that we are unable to come to terms with our lender on a renewed facility, no assurance can be given that we would be able to generate sufficient liquidity or in a sufficient amount of time to allow for extinguishment of the obligation by the maturity date. In this event, we would be in default on the facility, and our lender would be able to exercise their rights pursuant to the terms of the credit agreement.

During the past several months, the United States has experienced an unprecedented business downturn, coupled with a substantial curtailment of available debt financing and a virtual shutdown of equity capital markets, particularly in the REIT sector. While we expect to generate sufficient cash flow from operations in 2009 to meet our contractual obligations, a significant additional deterioration in the national economy, the bankruptcy or insolvency of one or more of our large tenants or the acceleration of our unsecured credit facility due to our breach of a covenant could cause our 2009 cash resources to be insufficient to meet our obligations. In such event, we would likely suspend our dividends or elect to pay our dividends in shares of stock.

During the six months ended June 30, 2009, we declared dividends to our shareholders of $6.3 million, compared with $6.5 million in the six months ended June 30, 2008. All share classes receive monthly dividends. The dividends by class are as follows (in thousands):

		Class A	Class C	Class D
2009	Second Quarter	$659	$724	$1,783
	First Quarter	$655	$724	$1,783

2008	Fourth Quarter	$655	$723	$1,782
	Third Quarter	$670	$723	$1,783
	Second Quarter	$719	$723	$1,781
	First Quarter	$773	$723	$1,775

Until we acquire properties, we use our funds to pay down outstanding debt under the credit facility. Thereafter, any excess cash is invested in short-term investments or overnight funds. This investment strategy provides us with the liquidity to acquire properties at such time as those suitable for acquisition are located.

Results of Operations
Comparison of the three months ended June 30, 2009 to the three months ended June 30, 2008

Revenues
Total revenues decreased by $1.7 million, or 16%, for the three months ended June 30, 2009 as compared to the same period in 2008 ($9.1 million in 2009 versus $10.9 million in 2008). This decrease was primarily attributable to a decrease in rental income from operating leases and real estate fee income.

Rental income from operating leases decreased by $1.1 million, or 13%, for the three months ended June 30, 2009 as compared to the same period in 2008 ($7.3 million in 2009 versus $8.5 million in 2008). During 2008, a major tenant on one of our properties vacated their space which resulted in the accelerated amortization of their below market lease in the amount of approximately $850,000. Additionally, our occupancy has decreased during the 2009 period which has resulted in a decrease in rental income of approximately $275,000 during the three month period.

Real estate fee income decreased approximately $775,000, or 56%, for the three months ended June 30, 2009 as compared to the same period in 2008 ($621,000 in 2009 versus $1.4 million in 2008) primarily due to a decrease in acquisition fees earned on property transactions within our merchant development funds during 2008.

Expenses
Total operating expenses decreased by $2.3 million, or 31%, for the three months ended June 30, 2009 as compared to the same period in 2008 ($5.0 million in 2009 versus $7.3million in 2008). This decrease was primarily attributable to decreases in general and administrative expenses, property expense, legal and professional expense, depreciation and amortization expenses and in impairment charges.

General and administrative expense decreased by $955,000, or 55%, for the three months ended June 30, 2009 as compared to the same period in 2008 ($793,000 in 2009 versus $1.7 million in 2008). The decrease is primarily attributable to a reduction in compensation expense of approximately $350,000 coupled with additional general and administrative costs savings driven by our ongoing efforts to manage our costs as part of Vision 2010.

Property expense decreased by $534,000, or 22%, for the three months ended June 30, 2009 as compared to the same period in 2008 ($1.9 million in 2009 versus $2.5 million in 2008). During 2008, we recorded bad debt reserves on our tenant receivables of $470,000 versus reserves of $50,000 recorded in 2009. Additionally, during 2008, we incurred $135,000 of non-reimbursable repairs on one of our Dallas properties. No repair costs were incurred during the 2009 period.

Depreciation and amortization decreased by $775,000, or 29%, for the three months ended June 30, 2009 as compared to the same period in 2008 ($1.9 million in 2009 versus $2.7 million in 2008). This decrease is mainly attributable to the accelerated depreciation recorded in the 2008 period related to a tenant that terminated their lease in 2008.

Other Income (expense)

Loss from merchant development funds and other affiliates decreased by $67,000 for the three months ended June 30, 2009 as compared to the same period in 2008 (a loss of $179,000 in 2009 versus a loss of $246,000 in 2008). The decrease is mainly due to 2008 losses related to our investments in AmREIT Woodlake, LP, AmREIT Westheimer Gessner, LP, and Shadow Creek Ranch holding company. We sold all of our interest in Shadow Creek Ranch and a portion of our interests in AmREIT Woodlake L.P. and AmREIT Westheimer Gessner, L.P. to our merchant development funds at each investment’s carrying cost.

Loss from discontinued operations decreased by $1.5 million for the three months ended June 30, 2009. The decrease is primarily attributed to impairment charges during 2008 related to four properties that represent non-core real estate assets. Additionally, the decrease is all due to our independent broker-dealer fund-raising business, which generated a net loss in 2008 and was discontinued as part of Phase I of Vision 2010 which we executed in 2008.

Results of Operations
Comparison of the six months ended June 30, 2009 to the six months ended June 30, 2008

Revenues
Total revenues decreased by $1.5 million, or 7%, for the six months ended June 30, 2009 as compared to the same period in 2008 ($19.5 million in 2009 versus $21.0 million in 2008). This decrease was primarily attributable to a decrease in rental income from operating leases and real estate fee income, offset by an increase in lease termination income.

Rental income from operating leases decreased by $1.2 million, or 7%, for the six months ended June 30, 2009 as compared to the same period in 2008 ($14.9 million in 2009 versus $16.1 million in 2008) primarily due to accelerated amortization of below market leases recorded in 2008 related to a tenant that terminated their lease during the quarter. Rental income also decreased as a result of a decrease in occupancy.

Real estate fee income decreased approximately $1.5 million, or 52%, for the six months ended June 30, 2009 as compared to the same period in 2008 ($1.4 million in 2009 versus $2.9 million in 2008) primarily due to a decrease in acquisition fees earned on property transactions within our merchant development funds.

Lease termination income increased by $1.1 million, or 100%, for the six months ended June 30, 2009 as compared to the same period in 2008 ($1.1 million in 2009 versus $0 in 2008). This increase is primarily attributable to a national tenant declaring bankruptcy and subsequently rejecting their ground lease with us. Upon rejection of that lease, ownership of the building transferred from the tenant to us as the land owner. Lease termination income for the six months ended June 30, 2009 represents the fair value of the building.

Expenses
Total operating expenses decreased by $970,000, or 7%, for the six months ended June 30, 2009 as compared to the same period in 2008 ($12.4 million in 2009 versus $13.4 million in 2008). This decrease was primarily attributable to decreases in property expense, legal and professional, and depreciation and amortization expenses

Property expense decreased by $380,000, or 9%, for the six months ended June 30, 2009 as compared to the same period in 2008 ($4.0 million in 2009 versus $4.4 million in 2008). This decrease was primarily attributable bad debt reserves on our tenant receivables of $470,000 in 2008 versus reserves of $50,000 recorded in 2009.

Legal and professional fees increase by $326,000, or 42%, for the six months ended June 30, 2009 as compared to the same prior year period in 2008 ($1.1 million in 2009 versus $775,000 in 2008). This increase was primarily attributable to a litigation reserve recorded in the first quarter of 2009.

Depreciation and amortization decreased by $872,000, or 19%, for the six months ended June 30, 2009 as compared to the same period in 2008 ($3.8 million in 2009 versus $4.6 million in 2008). This decrease is mainly attributable to the accelerated depreciation related to a tenant that terminated their lease during the 2008 period.

Other Income (expense)

Interest and other income decreased by $150,000, or 31%, for the six months ended June 30, 2009 as compared to the same period in 2008 ($340,000 in 2009 versus $490,000 in 2008). This decrease is primarily attributable to related party interest income reduction as a result of a decrease in related party notes receivable.

Loss from merchant development funds and other affiliates decreased by $121,000 for the six months ended June 30, 2009 as compared to the same period in 2008 (a loss of $268,000 in 2009 versus a loss of $389,000 in 2008). The decrease is mainly due to 2008 losses related to our investments in AmREIT Woodlake, LP, AmREIT Westheimer Gessner, LP, and Shadow Creek Ranch holding company. We sold all of our interest in Shadow Creek Ranch and a portion of our interests in AmREIT Woodlake L.P. and AmREIT Westheimer Gessner, L.P. to our merchant development funds at each investment’s carrying cost.

Income (loss) from discontinued operations increased by $3.8 million for the six months ended June 30, 2009. The increase is primarily attributed to the recognition of a $1.9 million deferred gain (net of taxes) resulting from the 2008 sale of an undeveloped 0.9 acre piece of property contiguous to Uptown Plaza in Dallas. Additionally, our independent broker-dealer fund-raising business, which we discontinued as part of the restructuring in 2008, generated a net loss in 2008. Additionally, during 2008, we recorded impairment charges of $1.3 million related to four properties that represent non-core real estate assets.

Funds From Operations

We consider funds from operations (“FFO”), a non-GAAP measure, to be an appropriate measure of the operating performance of an equity REIT. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property held for investment, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. See Discontinued Operations discussion in footnote 1 to our accompanying financial statements for detail of discontinued operations included in FFO. In addition, NAREIT recommends that extraordinary items not be considered in arriving at FFO. We calculate our FFO in accordance with this definition. Most industry analysts and equity REITs, including us, consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company’s real estate between periods, or as compared to different companies. Management uses FFO as a supplemental measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income by itself as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Because real estate values instead have historically risen or fallen with market conditions, management believes that the presentation of operating results for real estate companies that uses historical cost accounting is insufficient by itself. There can be no assurance that FFO presented by us is comparable to similarly titled measures of other REITs. FFO should not be considered as an alternative to net income or other measurements under GAAP as an indicator of our operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity.

Below is the calculation of FFO and the reconciliation to net income, which we believe is the most comparable GAAP financial measure to FFO, in thousands:

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Income - before discontinued operations	$1,387	$1,069	$2,103	$2,460
Income (loss) - from discontinued operations	(22)	(1,536)	1,881	(1,899)
Non-controlling interest	(49)	(198)	(102)	(229)

Plus depreciation of real estate assets - from operations	1,869	2,653	3,695	4,598
Plus depreciation of real estate assets - from discontinued operations	—	20	—	39

Adjustments for nonconsolidated affiliates	138	270	265	564
Less Class C and D distributions	(2,507)	(2,504)	(5,014)	(5,002)

Total Funds From Operations available to Class A shareholders	$816	$(226)	$2,828	$531

Item 3.	Quantitative and Qualitative Disclosures about Market Risk

Not applicable.

Item 4.	Controls and Procedures

Evaluation of Disclosure Controls and Procedures

Under the supervision and with the participation of our Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”), management has evaluated the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rule 13a-15(e) or 15d-15(e) of the Securities Exchange Act of 1934) as of June 30, 2009. Based on that evaluation, our CEO and CFO concluded that as of June 30, 2009 our disclosure controls and procedures were effective in causing material information relating to us (including our consolidated subsidiaries) to be recorded, processed, summarized and reported by management on a timely basis and to ensure the quality and timeliness of our public disclosures with SEC disclosure obligations.

Changes in Internal Controls

There has been no change to our internal control over financial reporting during the quarter ended June 30, 2009 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Part II – OTHER INFORMATION

Item 1.	Legal Proceedings.

We are involved in various matters of litigation arising in the normal course of business. While we are unable to predict with certainty the amounts involved, our management and counsel are of the opinion that, when such litigation is resolved, any additional liability, if any, will not have a material effect on our consolidated financial statements.

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds.

None.

Item 3.	Defaults Upon Senior Securities.

None.

Item 4.	Submission of Matters to a Vote of Security Holders.

          On May 20, 2009, we held our annual meeting of stockholders. Two matters were submitted to the stockholders for consideration:

1. To elect the Board of Trust Managers, each to serve until their successors are duly elected and qualified; and

2. To approve a redomestication merger to change our state of domicile from Texas to Maryland.

The results of the shares voted with regard to each of these matters are as follows:

1. Elections of Board of Trust Managers:

TRUST MANAGER	FOR	WITHHELD

H. Kerr Taylor	4,497,238	475,726
Robert S. Cartwright, Jr.	4,500,076	472,588
H.L. Rush, Jr.	4,497,776	474,888
Philip Taggart	4,495,785	476,879
Total	17,990,875	1,900,081

2. Approval of a redomestication merger to change our state of domicile from Texas to Maryland:

FOR	AGAINST	ABSTAIN
3,251,402	379,490	37,934

Item 5.	Other Information.

None.

Item 6.	Exhibits.

The exhibits listed on the accompanying Exhibit Index are filed, furnished or incorporated by reference (as stated therein) as part of this Quarterly Report on Form 10-Q

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

AmREIT

/s/ H. Kerr Taylor
Date: August 13, 2009	H. Kerr Taylor, President and Chief Executive Officer

/s/ Chad C. Braun
Date: August 13, 2009	Chad C. Braun, Executive Vice President and Chief Financial Officer

Exhibit Index

Ex 3.1 - Declaration of Trust (included as Appendix A to the Company’s 2009 Proxy Statement filed April 7, 2009, and incorporated herein by reference).

Ex. 3.2 - By-Laws, dated December 22, 2002 (included as Exhibit 3.1 of the Exhibits to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002, and incorporated herein by reference).

Ex. 3.2.1- Amendment No. 1 to By-laws, dated May 1, 2008 (included as Exhibit 3.1 of the Exhibits to the Company’s Current Report on Form 8-K, filed on May 7, 2008, and incorporated herein by reference).

Ex 31.1 - Certification pursuant to Rule 13a-14(a) of Chief Financial Officer dated August 13, 2009 (filed herewith).

Ex 31.2 - Certification pursuant to Rule 13a-14(a) of Chief Financial Officer dated August 13, 2009 (filed herewith).

Ex 32.1 - Chief Executive Officer certification pursuant to 18 U.S.C. Section 1350, adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (furnished herewith).

Ex 32.2 - Chief Financial Officer certification pursuant to 18 U.S.C. Section 1350, adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (furnished herewith).

ANNEX D

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

by and among

AmREIT,

REITPlus Advisor, Inc.

and

REITPlus, Inc.

Dated as of July 10, 2009

EXECUTION VERSION

AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER

by and among

AmREIT,

REITPLUS ADVISOR, INC.

and

REITPLUS, INC.

Dated as of July 10, 2009

[1] The Table of Contents is not a part of this Agreement.

D-i

D-ii

D-iii

Annex A	Defined Terms

D-iv

AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER

          THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of July 10, 2009 (the “Agreement”) is by and among AmREIT, a Maryland real estate investment trust (the “Parent”), REITPlus Advisor, Inc., a Delaware corporation (“Parent Advisory”), and REITPlus, Inc. a Maryland corporation (the “Company”). Defined terms not otherwise defined herein shall have the meanings ascribed to them in Annex A.

WITNESSETH:

          WHEREAS, on May 21, 2009 the shareholders of AmREIT, a Texas real estate investment trust and the predecessor of the Parent (the “Predecessor”) approved a transaction (the “Re-domestication Transaction”) whereby the Parent as formed by filing a Declaration of Trust governed by Maryland law and the Predecessor was merged with and into the Parent, converting the Predecessor to a Maryland real estate investment trust;

          WHEREAS, on May 21, 2009 the parties hereto entered into an Agreement and Plan of Merger (the “May 21 Merger Agreement”) governing the terms and conditions of a proposed merger between the Parent and the Company (the “Merger”);

          WHEREAS, the Parent and the Company intend to amend and restate the May 21 Merger Agreement to effect the Merger in accordance with the terms and subject to the conditions of this Agreement, and in accordance with the Maryland General Corporation Law (as in effect from time to time, the “MGCL”) and Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended (the “Maryland REIT Law”);

          WHEREAS, the Board of Directors of the Company (the “Company Board”) has approved this Agreement and the Merger and has declared that the Merger and the other transactions contemplated by this Agreement are advisable on the terms and subject to the conditions set forth herein;

          WHEREAS, the Company Board, including the independent directors of the Company, has determined that the Merger and the other transactions contemplated by this Agreement are fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties;

          WHEREAS, the Company Board has adopted resolutions directing that the Merger be submitted to the Company’s shareholders for approval and recommending that the Company’s shareholders approve and adopt this Agreement and the Merger;

          WHEREAS, the Board of Trustees of the Parent (the “Parent Board”) has approved this Agreement and the Merger and has declared that the Merger and the other transactions contemplated by this Agreement are advisable on the terms and subject to the conditions set forth herein;

          WHEREAS, the Parent Board has adopted resolutions directing that the Merger be submitted to the Parent’s shareholders for approval and recommending that the Parent’s shareholders approve and adopt this Agreement and the Merger;

          WHEREAS, the Parent and the Company intend that for federal, and applicable state, income tax purposes the Merger shall be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code);

          WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I.
THE MERGER

          Section 1.1 The Merger. At the Effective Time, upon the terms and subject to the conditions of this Agreement, and in accordance with the MGCL and other applicable Maryland law, the Parent and the Company shall consummate the Merger, pursuant to which the Parent shall be merged with and into the Company, and the Company shall continue as the surviving corporation following the Merger (sometimes hereinafter referred to as, the “Surviving Corporation”).

          Section 1.2 Effect of the Merger. The Merger shall have the effects set forth in the Articles of Merger and in the applicable provisions of the MGCL, the Maryland REIT Law and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time: (1) the Parent shall be merged with and into the Company, and the separate corporate existence of the Parent shall thereupon cease; (2) the Surviving Corporation shall continue to be governed by the laws of the State of Maryland; (3) the corporate existence of the Surviving Corporation with all its property, rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger; and (4) all the property, rights, privileges, immunities, powers and franchises of the Company and the Parent shall be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and the Parent shall become the debts, liabilities and duties of the Surviving Corporation.

          Section 1.3 Closing. The closing of the Merger (the “Closing”) will take place at 10:00 a.m. (Central time) on a date to be specified by the parties, such date to be as soon as practicable (and in no event later than two Business Days after satisfaction or, to the extent permitted by law, waiver or extension by the party entitled to the benefit thereof, of all of the conditions set forth in Article VIII capable of satisfaction prior to the Closing (excluding conditions that, by their nature, cannot be satisfied until the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or waiver of such conditions). The Closing will occur at the offices of Bass, Berry & Sims PLC, The Tower at Peabody Place, Suite 900, Memphis, Tennessee 38103, or at another time, date or place as the parties agree. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

          Section 1.4 Effective Time. Prior to the Closing, the parties shall prepare, and as early as practicable on the Closing Date (after satisfaction or, to the extent permitted under applicable law or this Agreement, waiver of all conditions to the Closing of the Merger, except conditions that, by their nature, cannot be satisfied until the Closing), the parties shall duly execute and file the articles of Merger (the “Articles of Merger”) with the SDAT in accordance with the Maryland REIT Law and MGCL and shall make all other filings or recordings required under the Maryland REIT Law, MGCL or other applicable Laws to effect the Merger. The Merger shall become effective at the Effective Time.

          Section 1.5 Charter and Bylaws. At the Effective Time:

                    (a) The charter of the Company as in effect immediately before the effective time shall be the charter of the Surviving Corporation until amended or changed in accordance with the MGCL, except that the name of the Surviving Corporation shall be “AmREIT, Inc.”

                    (b) The bylaws of the Company shall be the bylaws of the Surviving Corporation until amended or changed in accordance with the MGCL.

          Section 1.6 Directors and Officers. From and after the Effective Time, the Directors of the Surviving Corporation shall be all of the Trustees of the Parent and the Directors of the Company immediately prior to the Effective Time, and the officers of the Parent immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the charter and Bylaws of the Surviving Corporation.

          Section 1.7 Further Assurances. At and after the Effective Time, the officers of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Parent or the Company, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Parent or the Company, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

          Section 1.8 Structure. Notwithstanding anything in this Agreement otherwise to the contrary, the Company shall cooperate with and agree to any reasonable changes requested by the Parent regarding the structure of the transactions contemplated herein (such cooperation shall include entering into appropriate amendments to this Agreement); provided, however, that any such changes do not have an adverse effect on the holders of the Company Stock.

ARTICLE II.
CONVERSION OF PARENT CAPITAL STOCK

          Section 2.1 Conversion of the Parent Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the holders hereof;

                    (a) any share of the Parent Capital Stock (as defined below) then held by the Company, the Parent or any wholly-owned subsidiary of the Parent shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

                    (b) except as otherwise provided in Section 2.1(a), each share of the Parent class A common shares of beneficial interest, par value $0.01 per share (the “Parent Class A Common Stock”), outstanding immediately prior to the Effective Time shall be cancelled and converted into the right to receive 1.0 (the “Class A Exchange Ratio”) share of Company Stock (together with the cash in lieu of fractional shares of Company Stock as specified below, the “Class A Merger Consideration”);

                    (c) except as otherwise provided in Section 2.1(a), each share of the Parent class C common shares of beneficial interest, par value $0.01 per share (the “Parent Class C Common Stock”), outstanding immediately prior to the Effective Time shall be cancelled and converted into the right to receive 1.16 (the “Class C Exchange Ratio”) shares of Company Stock (together with the cash in lieu of fractional shares of Company Stock as specified below, the “Class C Merger Consideration”);

                    (d) except as otherwise provided in Section 2.1(a), each share of the Parent class D common shares of beneficial interest, par value $0.01 per share (the “Parent Class D Common Stock” and, together with the Parent Class A Common Stock and the Parent Class C Common Stock, collectively, the “Parent Capital Stock” ), outstanding immediately prior to the Effective Time shall be cancelled and converted into the right to receive 1.11 (the “Class D Exchange Ratio”) shares of Company Stock (together with the cash in lieu of fractional shares of Company Stock as specified below, the “Class D Merger Consideration” and, together with the Class A Merger Consideration and the Class C Merger Consideration, collectively, the “Merger Consideration”); and

                    (e) Each share of the Parent Capital Stock (to the extent not previously redeemed in accordance with its terms) shall no longer be outstanding and shall automatically be retired and shall cease to be outstanding, and each holder of a certificate representing any such share(s) (a “Certificate”) shall cease to have any rights with respect to the Parent Capital Stock except (i) the right to receive the applicable Merger Consideration, (ii) any cash in lieu of fractional shares of Company Stock to be paid in consideration for the Parent Capital Stock and (iii) any dividends or other distributions to which holders become entitled, all in accordance with Section 2.2 upon the surrender of such Certificate.

          Section 2.2 Exchange of Certificates and Payment.

                    (a) Prior to the Effective Time, the Parent and the Company shall appoint a mutually acceptable agent (the “Exchange Agent”) for the purpose of exchanging for the Merger Consideration (i) certificates representing shares of the Parent Capital Stock or (ii) uncertificated shares of the Parent Capital Stock (the “Uncertificated Shares”). The Company shall (x) deposit with the Exchange Agent, to be held in trust for the holders of the Parent Capital Stock, certificates (if such shares shall be certificated) representing shares of Company Stock issuable pursuant to Section 2.1 in exchange for outstanding shares of the Parent Capital Stock and (y) make available to the Exchange Agent, as needed, cash in amounts that are sufficient to pay cash in lieu of fractional shares pursuant to Section 2.4 and any dividends or other distributions pursuant to Section 2.2(f), in each case, to be paid in respect of the Certificates and the Uncertificated Shares. Promptly after the Effective Time, the Company shall send, or shall cause the Exchange Agent to send, to each holder of shares of the Parent Capital Stock at the Effective Time a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Uncertificated Shares to the Exchange Agent) for use in such exchange.

                    (b) Each holder of shares of the Parent Capital Stock shall be entitled to receive, upon (i) surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, or (ii) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the aggregate Merger Consideration that such holder has a right to receive pursuant to Section 2.1. The shares of Company Stock constituting part of such Merger Consideration, at the Company’s option but subject to the written consent of the Parent (which consent shall not be unreasonably withheld or delayed), shall be in uncertificated book-entry form, unless a physical certificate is requested by a holder of shares of the Parent Capital Stock or is otherwise required under Applicable Law. As a result of the Merger, at the Effective Time, all shares of the Parent Capital Stock shall cease to be outstanding and each holder thereof shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration payable in respect thereof and any dividends or other distributions payable in respect thereof in accordance with Section 2.2(f).

                    (c) If any portion of the Merger Consideration is to be paid to a Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                    (d) At the Effective Time, there shall be no further registration of transfers of shares of the Parent Capital Stock that were outstanding prior to the Merger. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration payable in respect thereof provided for, and in accordance with the procedures set forth, in this Article II.

                    (e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.2(a) that remains unclaimed by the holders of shares of the Parent Capital Stock six months after the Effective Time shall be returned to the Surviving Corporation, upon demand, and any such holder who has not exchanged shares of the Parent Capital Stock for the Merger Consideration in accordance with this Section 2.2 prior to that time shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration, and any dividends and distributions with respect thereto, in respect of such shares without any interest thereon. Notwithstanding the foregoing, the Surviving Corporation shall not be liable to any holder of shares of the Parent Capital Stock for any amounts properly paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of the Parent Capital Stock six years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority) shall become, to the extent permitted by Applicable Law, the property of the Surviving Corporation, free and clear of any claims or interest of any Person previously entitled thereto.

                    (f) No dividends or other distributions with respect to Company Stock constituting part of the Merger Consideration, and no cash payment in lieu of fractional shares as provided in Section 2.4, shall be paid to the holder of any Certificates not surrendered or of any Uncertificated Shares not transferred until such Certificates or Uncertificated Shares are surrendered or transferred, as the case may be, as provided in this Section. Following such surrender or transfer, there shall be paid, without interest, to the Person in whose name the securities of the Company have been registered, (i) at the time of such surrender or transfer, the amount of any cash payable in lieu of fractional shares to which such person is entitled pursuant to Section 2.4 and the amount of all dividends or other distributions with a record date after the Effective Time previously paid or payable on the date of such surrender with respect to such securities, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and prior to surrender or transfer and with a payment date subsequent to surrender or transfer payable with respect to such securities.

          Section 2.3 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of the Parent Capital Stock represented by such Certificate, as contemplated by Section 2.1 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.2(f).

          Section 2.4 Fractional Shares. No certificates, scrip or shares of Company Stock representing fractional shares of Company Stock or book-entry credit of the same shall be issued upon the surrender or exchange of Certificates or Uncertificated Shares, and such fractional share interests shall not entitle the owner thereof to vote or to have any rights as a stockholder of the Company by virtue of such fractional share interests. All fractional shares of Company Stock that a holder of shares of the Parent Capital Stock would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash without interest determined by multiplying the underlying value of a share of the Parent Capital Stock based on a good-faith appraisal by the Financial Advisor by the fraction of a share of Company Stock to which such holder would otherwise have been entitled. The Company shall deposit with the Exchange Agent the funds required to make the cash payments required by this Section 2.4 when and as needed.

          Section 2.5 Withholding. The Company and the Surviving Corporation shall be entitled to deduct and withhold, or cause the Exchange Agent to withhold, from any amounts payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of shares of Company Stock such amounts as are required to be deducted or withheld therefrom under any provision of federal, state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts otherwise would have been paid.

          Section 2.6 Transfer Taxes. If payment of the Merger Consideration payable to a holder of shares of the Parent Capital Stock pursuant to the Merger is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid all transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered (or shall have established to the reasonable satisfaction of the Surviving Corporation that such Tax either has been paid or is not applicable).

          Section 2.7 No Further Rights. From and after the Effective Time, holders of Certificates shall cease to have any rights as shareholders of the Parent, except as expressly provided herein or by applicable Legal Requirements.

          Section 2.8 Adjustments to Prevent Dilution. Notwithstanding anything to the contrary in this Agreement, if, after the date hereof, and prior to the Effective Time, the issued and outstanding shares of the Parent Capital Stock shall have been changed into a different number of shares or a different class by reason of any stock split, reverse stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or other similar transaction, then the Merger Consideration and the Exchange Ratio and any other similarly dependent items, as the case may be, shall be appropriately adjusted to provide to the holders of shares of the Parent Capital Stock the same economic effect as contemplated by this Agreement prior to such action, and as so adjusted shall, from and after the date of such event, be the Merger Consideration, the Exchange Ratio or other dependent item, as applicable, subject to further adjustment in accordance with this sentence.

          Section 2.9 Closing of the Parent’s Transfer Books. At the Effective Time:

                    (a) all holders of Certificates that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Parent other than the right to receive shares of Company Stock (and cash in lieu of any fractional share of Company Stock) as contemplated by Section 2.1 hereof; and

                    (b) the stock transfer books of the Parent shall be closed with respect to all shares of the Parent Capital Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the Parent Capital Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid Certificate is presented to the Exchange Agent or to the Surviving Corporation, such Certificate shall be cancelled and shall be exchanged as provided in Section 2.2 hereof.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          Simultaneously with the execution and delivery of this Agreement, the Company shall deliver to the Parent a disclosure schedule with numbered sections corresponding to the relevant sections in this Agreement (the “Company Disclosure Schedule”). Any exception or qualification set forth in the Company Disclosure Schedule with respect to a particular representation, warranty or covenant contained in this Agreement shall be deemed to be an exception or qualification with respect to all other applicable representations, warranties and covenants contained in this Agreement to the extent any description of facts regarding the event, item or matter disclosed is adequate so as to make readily apparent or otherwise make the Parent reasonably aware that such exception or qualification is applicable to such other representations, warranties or covenants whether or not such exception or qualification is so numbered. Except as otherwise set forth in the Company Disclosure Schedule, the Company hereby represents and warrants to the Parent as follows:

          Section 3.1 Organization and Qualification.

                    (a) The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has the requisite power and authority to carry on its business as it is now being conducted and (ii) is duly qualified to do business in each jurisdiction where the character of the properties owned, operated or leased or the nature of its activities make such qualification necessary, except in the case of clause (ii), for any such failure which, when taken together with all other such failures would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                    (b) The Company has made available to the Parent complete and correct copies of its charter (the “Company Charter”) and the Company’s Bylaws, as amended, in each case as in effect on the date of this Agreement.

          Section 3.2 Capitalization.

                    (a) The authorized shares of stock of the Company consist of an aggregate of 1,050,000,000 shares of Company Stock. As of the date of this Agreement, 752,307 shares of Company Stock are issued and outstanding.

                    (b) The issuance and sale of all the shares of stock described in this Section 3.2 have been made in compliance in all material respects with United States federal and state securities laws, rules and regulations. Except as set forth in Schedule 3.2(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has agreed to register any securities under the Securities Act or under any state securities law or granted registration rights to any Person, and complete and correct copies of any such agreements have previously been made available to the Parent. Except as set forth in Schedule 3.2(b) of the Company Disclosure Schedule, there are no (i) outstanding stock-appreciation rights, security-based performance units, “phantom” shares or other security rights or (ii) other Contracts pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance, share price performance of the Company or any of its Subsidiaries or assets.

                    (c) All outstanding shares of Company Stock are, and all shares of Company Stock that may be issued pursuant to the Company Share Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, right of first offer, preemptive right, subscription right or any similar right. Except as set forth above or on Schedule 3.2(c) of the Company Disclosure Schedule, (i) there are no other options, warrants or other Contracts obligating the Company or any Subsidiary of the Company to issue or sell any shares of beneficial interest of or other equity interests in the Company or any Subsidiary of the Company or any Voting Debt of the Company or any Subsidiary of the Company to any Person other than the Company and its Subsidiaries and (ii) there is no Voting Debt of the Company or any Subsidiary of the Company.

                    (d) All of the outstanding shares of capital stock of, or other equity interest in, to the extent owned directly or indirectly by the Company, each such Subsidiary are duly authorized, validly issued, fully paid and (except for general partnership interests) non-assessable, and are owned, directly or indirectly, by the Company, as applicable.

                    (e) Except as set forth in Schedule 3.2(e) of the Company Disclosure Schedule, all dividends or distributions on securities of the Company or any Company Subsidiary that have been declared or authorized prior to the date of this Agreement have been paid in full (except to the extent such dividends have been publicly announced and are not yet due and payable).

                    (f) Except as set forth in Schedule 3.2(f) of the Company Disclosure Schedule, to the Company’s Knowledge there are not any voting trusts, proxies or other Contracts relating to the voting of any shares of stock of the Company or any Company Subsidiary, to which the Company or any Company Subsidiary is a party or by which it is bound. Except as set forth in Schedule 3.2(f) of the Company Disclosure Schedule, there are no restrictions on the Company’s ability to vote the equity interests of any of the Company Subsidiaries.

                    (g) Except as set forth in Schedule 3.2(g) of the Company Disclosure Schedule, there are no Company Subsidiaries in which any officer or director of the Company or any Company Subsidiary owns any stock or other securities. There are no Contracts between the Company or any Company Subsidiary and any Person that could cause such Person to be treated as holding any stock or security in the Company or any Company Subsidiary as an agent for, or nominee of, the Company or any Company Subsidiary.

          Section 3.3 Company Subsidiaries. Each Subsidiary of the Company (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as it is now being conducted and (ii) is duly qualified to do business in each jurisdiction where the character of the properties owned, operated or leased or the nature of its activities make such qualification necessary, except in the case of clause (ii), for any such failure which, when taken together with all other such failures would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          Section 3.4 Authorization and Execution.

                    (a) The Company Board has, by unanimous vote, approved and declared advisable the Merger, directed that the Merger be submitted for consideration at the Company Shareholders’ Meeting and determined that the Merger and the other transactions contemplated by this Agreement are fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions to which it is a party, subject (i) to the effectiveness of the Articles of Amendment and Restatement of the Company and (ii) solely with respect to the consummation of the Merger, to receipt of approval by the Company’s shareholders at the Company Shareholders’ Meeting and the acceptance for record of the Articles of Merger by the SDAT. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate, trust or other organizational action on the part of the Company and the Company’s Subsidiaries (as applicable) subject to receipt of approval by the Company’s shareholders at the Company Shareholder’s Meeting with respect to the Merger.

                    (b) This Agreement has been duly executed and delivered by the Company and subject, solely with respect to the consummation of the Merger, to receipt of approval by the Company’s shareholders at the Company Shareholders’ Meeting and assuming due execution and delivery by each of the Parent and Parent Advisory, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other Legal Requirements of general applicability relating to or affecting creditors’ rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          Section 3.5 Absence of Conflicts; Governmental Authorizations.

                    (a) The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby will not, (i) subject to the effectiveness of the Articles of Amendment and Restatement of the Company, conflict with or result in any violation of any provision of the Company Charter or Bylaws or equivalent organizational document, each as amended to date, of the Company or any of its Subsidiaries; (ii) subject to obtaining the Consents listed in Schedule 3.5(a) of the Company Disclosure Schedule, conflict with, result in any violation or breach of, constitute a default under, give rise to any right of termination or acceleration (with or without notice or the lapse of time or both), right of purchase, first offer or forced sale, or increase in any cost or obligation of the Company or any of its Subsidiaries or the loss of any benefit of the Company or any of its Subsidiaries pursuant to, or result in being declared void or voidable, any term or provision of any Company Material Contract as to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets are or may be bound; or (iii) violate in any respect any term of any Legal Requirement applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets are bound or affected, except, in the case of clauses (ii) and (iii) immediately above, for any such conflicts, violations, breaches, defaults, terminations, cancellations or Liens which would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect.

                    (b) Without limiting the generality of this Section 3.5(b), and except as set forth on Schedule 3.5(b) of the Company Disclosure Schedule, the transactions contemplated herein do not (i) violate any provision regarding direct or indirect transfers of interests in any Company Subsidiary that are set forth in any Contract relating to the operation of, or the ownership of interests in, any Company Subsidiary, even if such transactions result in a termination under Section 708 of the Code of any Company Subsidiary or (ii) trigger any termination, buy-sell, transfer, option, right of first refusal, right of first offer, tag-along or any similar right by any party under any joint venture Contract or require the consent of any joint venture partner.

                    (c) Except for applicable requirements, if any, of the Exchange Act (including the filing with the SEC of the Proxy Statement relating to any required approval by the Company’s shareholders of this Agreement), the Securities Act, the filing and recordation of appropriate merger documents as required by the MGCL and the Maryland REIT Law, filings required pursuant to any state securities or “blue sky” laws, the pre-merger notification requirements of the HSR Act, reports or other filings the failure of which to be made would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect or prevent or materially impair the consummation of the transactions contemplated hereby, the Company is not required to submit any notice, report or other filing to any Governmental Authority or obtain any Consent of any Governmental Authority in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

          Section 3.6 Company Financial Statements. Except as set forth in Schedule 3.6 of the Company Disclosure Schedule, the consolidated financial statements of the Company (the “Company Financial Statements”) have been prepared in accordance with GAAP (except as may be indicated in the notes thereto) and fairly present in all material respects (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position, results of operations and cash flows of the Company at the respective dates of and for the periods presented in the Company Financial Statements.

          Section 3.7 Absence of Certain Changes Or Events. Since December 31, 2007, except as contemplated by this Agreement or as set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 or the Company’s Current Reports on Form 8-K, in each case as amended, filed subsequent thereto and prior to the date hereof (excluding any disclosures set forth in any risk factor section, in any section relating to forward looking statements and any other disclosures included therein that are cautionary, predictive or forward-looking in nature) (the “Recent Company SEC Documents”), or Schedule 3.6 of the Company Disclosure Schedule, there has not been:

                    (a) any event that has had or is, individually or in the aggregate, reasonably likely to result in a Company Material Adverse Effect;

                    (b) any damage, destruction or loss (whether or not covered by insurance) with respect to any of the assets of the Company or its Subsidiaries, exceeding $500,000 individually or $2,000,000 in the aggregate;

                    (c) any acquisition (by merger, consolidation, purchase of assets or otherwise) of any Person or business, or any sale of all or any portion of the Company’s or its Subsidiaries’ assets, in each case exceeding $500,000 individually or $2,000,000 in the aggregate;

                    (d) any incurrence, assumption or guarantee of Indebtedness other than in the ordinary course of business and consistent with past practice or any issuance of any debt securities by the Company or any of its Subsidiaries;

                    (e) any material change in the Company’s accounting principles, except insofar as may have been required by a change in GAAP or other Legal Requirement, recommended by the Company’s independent auditors or made pursuant to instructions, comments or orders from the SEC; or

                    (f) except as set forth on Schedule 3.6 of the Company Disclosure Schedule, any capital expenditure which, when added to all other capital expenditures since the date of the most recent balance sheet included in the Recent Company SEC Documents, exceeds $2,000,000 in the aggregate; provided further that neither the Company nor its Subsidiaries has made or committed to make any capital expenditures since such dates outside of the ordinary course of business or inconsistent with past practice.

          Section 3.8 Litigation. Except for environmental matters, which are exclusively addressed in Section 3.14, or as disclosed in the Recent Company SEC Documents, or as set forth on Schedule 3.8 of the Company Disclosure Schedule, there are no actions, suits, arbitrations, inquiries, proceedings or investigations pending or, to the Knowledge (after reasonable inquiry) of the Company, threatened against the Company or any of its Subsidiaries or any properties or rights of the Company or any of the Subsidiaries, before any Governmental Entity or other Person, which, individually or in the aggregate, has had or would, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect or would materially impair or materially delay the ability of the Company to perform its obligations hereunder or prevent the consummation of the transactions contemplated hereby. Neither the Company, nor any of its Subsidiaries, nor any of the Company’s or any of its Subsidiaries’ respective properties is subject to any order, judgment, writ, injunction or decree, which, individually or in the aggregate, has had or would, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect.

          Section 3.9 No Undisclosed Liabilities. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has any liabilities of a nature required by GAAP to be reflected in a consolidated balance sheet or the notes thereto, except liabilities that (a) are accrued or reserved against in the most recent financial statements included in the Company SEC Documents filed prior to the date hereof or are reflected in the notes thereto, (b) were incurred in the ordinary course of business since the date of the most recent balance sheet included in the Recent Company SEC Documents, (c) are incurred pursuant to the transactions contemplated by this Agreement, (d) have been discharged or paid in full prior to the date of this Agreement in the ordinary course of business or (e) would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          Section 3.10 Information Supplied. None of the information supplied by the Company for inclusion in the registration statement on Form S-4 or any amendment or supplement thereto pursuant to which Company Stock issuable in the Merger will be registered with the SEC (the “Registration Statement”) shall (i) when filed with the SEC or other regulatory agency, (ii) when it is declared effective by the SEC, and (iii) at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information to be supplied by the Company for inclusion in the Proxy Statement shall (i) when filed with the SEC or other regulatory agency, (ii) when it (or any amendment thereof or supplement thereto) is mailed to the holders of the Parent Capital Stock or Company Stock, (iii) at the times of each of the Company Shareholders’ Meeting and the Parent Shareholders’ Meeting, and (iv) at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time, any material event with respect to the Company, or with respect to information supplied by the Company specifically for inclusion in the Proxy Statement or Registration Statement, shall occur which is required to be described in an amendment of, or supplement to, the Proxy Statement or Registration Statement, such event shall be so described by the Company and promptly provided to the Parent. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein, to the extent relating to the Company or other information supplied by the Company for inclusion therein, will comply as to form, in all material respects, with the provisions of the Exchange Act, and each such document required to be filed with any Governmental Authority (other than the SEC) will comply in all material respects with the provisions of any Legal Requirement as to the information required to be contained therein. Notwithstanding the foregoing the Company makes no representation or warranty with respect to the information supplied or to be supplied by the Parent or its Affiliates for inclusion in the Proxy Statement or the Registration Statement.

          Section 3.11 Permits. Except for environmental matters which are addressed exclusively in Section 3.14, the permits, licenses, approvals, variances, exemptions, orders, franchises, certifications and authorizations from Governmental Entities and accreditation and certification agencies, bodies or other organizations (collectively, “Permits”), held by the Company and its Subsidiaries are valid and sufficient in all respects for all business presently conducted by the Company and its Subsidiaries and for the operation of the Company Properties, except as would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. All applications required to have been filed for the renewal of the Company Permits have been duly filed on a timely basis with the appropriate Governmental Authorities, and all other filings required to have been made with respect to such Company Permits have been duly made on a timely basis with the appropriate Governmental Authorities, except for failures to file which, individually or in the aggregate, have not constituted and would not reasonably be expected to constitute a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any claim or notice nor has any Knowledge (after reasonable inquiry) indicating that the Company or any of its Subsidiaries is currently not in compliance with the terms of any such Permits, except where the failure to be in compliance would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect.

          Section 3.12 Compliance with Legal Requirements. Except for environmental matters, which are exclusively addressed in Section 3.14, to the Company’s Knowledge (after reasonable inquiry), the Business is not being, and has not since December 31, 2008 been, conducted in violation of any Legal Requirement, except such violations which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. To the Knowledge (after reasonable inquiry) of the Company, no investigation, review or inquiry by any Governmental Authority with respect to the Company or any of the Company Subsidiaries is pending or is threatened that would reasonably be expected to have a Company Material Adverse Effect.

          Section 3.13 Taxes. Except as disclosed in Schedule 3.12 of the Company Disclosure Schedule:

                    (a) The Company and each of its Subsidiaries have duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by them in the manner provided by law and all such Tax Returns were correct and complete in all material respects.

                    (b) The Company and each of its Subsidiaries have (i) timely paid (or had paid on its behalf) all material Taxes (whether or not shown on any Tax Return) that are required to be paid by it and, with respect to any period ending on or prior to December 31, 2008 for which Tax Returns have not yet been filed or for which Taxes are not yet due or owing, have made accruals for the projected amount of such Taxes in its books and records and in the balance sheet dated December 31, 2008 contained in the Company Financial Statements, (ii) complied in all material respects with the Legal Requirements relating to the payment and withholding of any material Taxes (including any Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other Third Party and sales, use and gross receipts Taxes), (iii) duly and timely withheld and paid over to the appropriate Governmental Entity all amounts so withheld and paid under all Legal Requirements, and (iv) duly and timely filed all material Tax Returns with respect to such withheld Taxes.

                    (c) There are no material Liens for Taxes upon the assets of the Company or any of its Subsidiaries, other than Permitted Liens.

                    (d) No deficiencies for Taxes have been asserted or assessed or threatened in writing by any Governmental Authority against the Company or any of its Subsidiaries.

                    (e) No claim has been asserted in writing by any Governmental Authority in any jurisdiction where the Company or any of its Subsidiaries do not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by such jurisdiction. Neither the Company nor any Company Subsidiary is a party to any litigation or administrative proceeding relating to Taxes.

                    (f) The Company, for the taxable year ended December 31, 2008, (i) has always been a real estate investment trust within the meaning of Section 856 of the Code (a “REIT”) and has qualified as a REIT for all such years, and (ii) has not taken any action or omitted to take any action which would reasonably be expected to result in a successful challenge by the IRS to its status as a REIT, and no such challenge is pending, or is or has been threatened in writing.

                    (g) True, correct and complete copies of all U.S. federal income Tax Returns for the Company and the Subsidiaries that are treated as corporations or partnerships for U.S. federal income tax purposes, with respect to the taxable years commencing on or after January 1, 2007 have been delivered or made available to the Parent.

                    (h) The Company has not incurred, and, to the Company’s Knowledge, no event has occurred, and no condition or circumstance exists, that will make it likely that the Company will at any time prior to, but not including the Effective Time, incur, any liability for any material Taxes under Sections 857(b), 860(c) or 4981 of the Code. Except as disclosed on the Company’s Tax Returns, neither the Company nor any Subsidiary (other than a Taxable REIT Subsidiary) has engaged at any time in any “prohibited transactions” within the meaning of Section 857(b)(6) of the Code.

                    (i) Other than regular quarterly dividends in amounts consistent with the amounts permitted under this Agreement, the Company will not be required to make distributions to its shareholders in order to maintain its REIT status or to avoid the imposition of corporate level Tax or excise Tax under Section 4981 of the Code (determined without regard to the effects of the Merger).

                    (j) Each Company Subsidiary other than any such subsidiary that is a taxable REIT subsidiary within the meaning of Section 856(l) of the Code (a “Taxable REIT Subsidiary”) or a qualified REIT subsidiary within the meaning of Section 856(i)(2) of the Code (a “Qualified REIT Subsidiary”), has since the date it became a subsidiary been, and will through the Effective Time be, classified for U.S. federal income tax purposes as a partnership or disregarded entity, as the case may be, and not as a corporation or an association taxable as a corporation, or a “publicly traded partnership” within the meaning of Section 7704(b) of the Code. Each Company Subsidiary that is a corporation has always been a Qualified REIT Subsidiary or a Taxable REIT Subsidiary and each Company Subsidiary that is a Taxable REIT Subsidiary will continue to be a Taxable REIT Subsidiary through the Effective Time.

                    (k) The Company is not a foreign person within the meaning of Section 1445(b)(2) of the Code, and to the Company’s Knowledge the Company is a “domestically-controlled” REIT within the meaning of Section 897(h) of the Code and Treasury Regulation Section 1.897-1(c)(2)(i).

                    (l) None of the Company and its Subsidiaries (i) is a party to any Tax allocation or sharing agreement (other than such an agreement that is exclusively between or among the Company and its wholly owned Subsidiaries, either directly or indirectly) or (ii) has any liability for the Taxes of any Person other than the Company and its Subsidiaries (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Legal Requirement) or (B) as a transferee or successor or (C) by Contract or otherwise (not including any gross-ups for withholding Taxes or tax indemnities for equipment leasing).

                    (m) Neither the Company nor any Company Subsidiary holds any asset the disposition of which would subject the Company to taxation under Section 337(d) of the Code, the Treasury Regulations thereunder or IRS Notice 88-19 (or any comparable provisions of state or local law). None of the Company and its Subsidiaries holds any asset the disposition of which would be subject to rules similar to Section 1374 of the Code.

                    (n) Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

                    (o) Neither the Company nor any Company Subsidiary has (i) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of any Legal Requirement or has any application pending with any Governmental Authority requesting permission for any changes in accounting methods, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar Legal Requirement, (iii) requested any extension of time within which to file any material Tax Return, which Tax Return has since not been filed, (iv) granted any extension of the statute of limitations for the assessment or collection of Taxes, or otherwise entered into or filed any agreements, arrangements, waivers or objections extending the statutory period or providing for an extension of time with respect to the assessment or reassessment of Taxes or the filing of any Tax Return, or any payment of Taxes, (v) granted to any Person (other than to an employee of the Company) any power of attorney that is currently in force with respect to any material Tax matter, or (vi) received a ruling from any Governmental Entity in respect of Taxes.

                    (p) Neither the Company nor any of its Subsidiaries is subject to any Tax Protection Agreements.

          Section 3.14 Properties.

                    (a) The Company or one of its Subsidiaries (each a “Company Property Owner”) owns (i) fee simple title to each of the real properties (or the applicable portion thereof) set forth in Schedule 3.14(a) of the Company Disclosure Schedule, as adjusted to reflect purchases and sales disclosed in the Company SEC Documents prior to the date hereof or on Schedule 3.13(a) or Schedule 3.6 of the Company Disclosure Schedule (together with the land underlying such properties and all buildings, structures and other improvements and fixtures located on or under such land and all easements, rights and other appurtenances thereto, collectively, the “Company Properties”), and (ii) a valid leasehold estate to each of the real properties identified as being leased and set forth on Schedule 3.13(a) or Schedule 3.6 of the Company Disclosure Schedule (collectively, the “Leased Properties”) pursuant to leases, subleases or other agreements, including any ground leases (together with any amendments or modifications thereto, collectively, the “Company Leases”). The Company has made available to the Parent complete and accurate copies of all of the following materials related to such Company Properties, to the extent in the Company’s possession or control: title insurance policies; deeds; surveys; environmental assessment and similar reports; and leases, subleases, licenses or agreements (including any amendments or modifications thereto) granting to any other party the right of use or occupancy of any portion of such Company Property and providing for payments in excess of $250,000.00 on an annual basis. The Company has delivered or made available to the Parent true and complete copies of the Company Leases, and except as would not have a Company Material Adverse Effect, each Company Lease is valid, binding and in full force and effect. The Company Properties and the Leased Properties are all of the real properties owned or leased by the Company and its Subsidiaries. Except as would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect, the interests of the Company Property Owners in the Company Properties and the Leased Properties are good and marketable and the same are owned free and clear of Liens except for Permitted Liens. No written termination or notice of default has been received by the Company or any of its Subsidiaries under a Company Lease, and to the Company’s Knowledge, no event has occurred which, with due notice or lapse of time or both, would constitute a default or violation thereunder by any party thereto or which might interfere with the quiet enjoyment of the applicable Company Property Owner under any Company Lease, except as would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect.

                    (b) The Company and the Subsidiaries have good title to the personal properties and assets (i) reflected on the Company Financial Statements or acquired since the date of such financial statements and (ii) sufficient for the conduct and operation of their respective businesses as currently conducted, except for properties and assets not material in the aggregate to the Business and disposed of in the ordinary course of business consistent with past practice and except for such defects in title which, individually or in the aggregate, would not have a Company Material Adverse Effect.

                    (c) Except as listed in Schedule 3.13(c) of the Company Disclosure Schedule or which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, each Company Property and Leased Property (i) is in good operating condition and repair and is structurally sound and free of latent or patent structural, mechanical or other significant defects, with no alterations or repairs being required thereto under applicable Legal Requirements or insurance company requirements; (ii) has not suffered any casualty or other material damage that has not been repaired; (iii) consists of sufficient land, parking areas, driveways and other improvements and lawful means of access to permit the use thereof in the manner and for the purposes to which it is presently devoted; and (iv) is otherwise suitable, sufficient, adequate and appropriate in all respects (whether physical, structural, legal, practical or otherwise) for its current use, operation and occupancy, except, in each such case, to the extent that failure to meet such standards does not impair or adversely affect the manner or extent of the current use, operation or occupancy of such property. Except as would not have a Company Material Adverse Effect, the Business will, at the Closing Date, include all right, title and interest in and to all assets that are used primarily in or that are being held primarily for use or are otherwise necessary in the operation of the Business as currently conducted.

                    (d) Except as set forth on Schedule 3.13(d) of the Company Disclosure Schedule or which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, there are no (i) pending or, to the Knowledge of the Company, threatened (in writing) requirements by any insurance company which has issued an insurance policy covering any Company Property or Leased Property which require any repairs or work to be done on any Company Property or Leased Property; (ii) condemnation, eminent domain or rezoning or proceedings that are pending or, to the Knowledge of the Company, threatened (in writing) with respect to any portion of any of the Company Properties or Leased Properties; (iii) pending or, to the Knowledge of the Company (after reasonable inquiry), threatened (in writing) action or proceeding by any Governmental Entity for assessment or collection of taxes, impact fees or special assessments affecting any part of any Company Property or Leased Property; or (iv) zoning, building, land-use, fire, safety and signage or other applicable Legal Requirements (including to the Knowledge of the Company, Title III of the Americans with Disabilities Act, 42 U.S.C. ss.ss. 12181-12213, as amended from time to time) or orders that are presently being violated or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Company Properties or Leased Properties or by the continued maintenance, operation or use of the parking areas related thereto.

                    (e) Except as set forth in Schedule 3.13(e), Schedule 3.16 or Schedule 5.3 of the Company Disclosure Schedule, no Company Property or Leased Property is subject to any sales contract, option, right of first refusal or similar agreement or arrangement in favor of any Third Party the exercise of which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          Section 3.15 Environmental. Except as would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect, or as disclosed in the Company SEC documents or on Schedule 3.14 of the Company Disclosure Schedule:

                    (a) (i) each of the Company Properties, the Leased Properties and the Business is in compliance with all applicable Environmental Laws; (ii) there is no litigation, investigation, request for information or other proceeding pending, or, to the Knowledge of the Company (after reasonable inquiry), threatened against the Company or any of its Subsidiaries under any applicable Environmental Laws; and (iii) the Company has not received any written notice (A) of violation or potential liability under any applicable Environmental Laws that remains unresolved, or (B) that any judicial, administrative or compliance order has been issued against the Company or any Subsidiary which remains unresolved.

                    (b) Neither the Company nor any of its Subsidiaries has used, generated, stored, treated or handled any Hazardous Material on the Company Properties or Leased Properties, in a manner that would reasonably be expected to result in liability under Environmental Laws, and to the Knowledge of the Company, there are currently no underground storage tanks, active or abandoned, used for the storage of Hazardous Materials on, in or under any Company Properties or Leased Properties in violation of applicable Environmental Laws. Neither the Company nor any of its Subsidiaries has caused a Release of Hazardous Materials on either the Company Properties or the Leased Properties and, to the Knowledge of the Company, no Third Party has caused a Release or threatened Release of Hazardous Materials on either the Company Properties or Leased Properties.

                    (c) To the Knowledge of the Company, all Hazardous Material which has been removed from any Company Properties or Leased Properties was handled, transported and disposed of at the time of removal in compliance with applicable Environmental Laws.

                    (d) No representation or warranty is made under this Section 3.14 with respect to the contents of individual storage units of the Company and its Subsidiaries unless the Company has Knowledge of a Release of Hazardous Materials from an individual storage unit on either the Company Properties or the Leased Properties.

          Section 3.16 Intellectual Property. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (a) the Company and its Subsidiaries own, or are licensed or otherwise possess the right to use, all patents, trademarks, service marks, trade names, trade secrets, domain names, computer software, copyrights, inventions, processes, discoveries, formulas, research and development, and applications and registrations for any of the foregoing, in each case, which are material to the conduct of the business of the Company and its Subsidiaries taken as a whole (collectively, the “Company Intellectual Property Rights”); (b) to the Company’s Knowledge, there are no conflicts with or infringements of any Intellectual Property Rights by any Third Party and the conduct of the business of the Company and its Subsidiaries does not conflict with or infringe any intellectual property or other proprietary right of any Third Party; and (c) to the Company’s Knowledge, there are neither any outstanding nor any threatened disputes or disagreements with respect to any of the Intellectual Property Rights.

          Section 3.17 Material Contracts.

                    (a) As of the date hereof, except as set forth on Schedule 3.16(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by:

                              (i) any Contract which contains restrictions with respect to payment of dividends or any other distribution in respect of the capital stock or other equity interests of the Company or any of its Subsidiaries;

                              (ii) any Contract relating to development, construction, capital expenditures or purchases of material, supplies, equipment or other assets or properties (other than purchase orders for such items in the ordinary course of business) in each case requiring aggregate payments by the Company or any of its Subsidiaries in excess of $2,000,000 during their remaining term following the Closing Date;

                              (iii) any Contract relating to (A) Indebtedness of the Company or any of its Subsidiaries in excess of $1,500,000 or (B) any guarantee or assumption of other obligations or reimbursement of any maker of a letter of credit except for agreements entered into in the ordinary course consistent with past practice which agreements relate to obligations which do not exceed $1,500,000 in the aggregate for all such agreements;

                              (iv) any Contract limiting in any material respect the ability of the Company or any of its Subsidiaries to engage in the Business or to compete in such Business with any Person;

                              (v) any confidentiality agreements entered into by the Company with a Third Party since December 31, 2008 relating to any actual or potential business combination, merger, sale of the Company, a sale or other divestiture in a single or series of related transactions of more than 25% of the Company’s capital stock, assets or operations, or any other transaction that would reasonably be expected to result in a change of control of the Company (each a “Third Party Confidentiality Agreement”);

                              (vi) any hedging agreement or other financial agreement or arrangement designed to protect the Company or its Subsidiaries against fluctuations in commodities prices or exchange rates;

                              (vii) any Contract or executed binding letter of intent involving the future disposition or acquisition of assets or properties, or any merger, consolidation or similar business combination transaction;

                              (viii) any Contract involving any joint venture, partnership, strategic alliance, shareholders’ agreement, co-marketing, co-promotion, joint development or similar arrangement (other than Contracts with respect to Indebtedness), in each case involving aggregate payments or obligations by the Company or any of its Subsidiaries in excess of $500,000;

                              (ix) any Contract involving any resolution or settlement of any actual or threatened litigation, arbitration, claim or other dispute which has not been fully performed, other than, in each case, any such Contracts concerning the routine collection of debts entered into in the ordinary course of business and other than, in each case, providing for payments under any such Contract by the Company or any of its Subsidiaries in an amount less than $75,000;

                              (x) other than the Company Charter, the Bylaws or applicable insurance policies, any Contract providing for continuing indemnification of any of the Company’s directors, officers or employees (except, in each case, for reimbursement of employment related costs or expenses in the ordinary course);

                              (xi) any management agreement to which the Company or any of its Subsidiaries is a party as manager;

                              (xii) any guarantee of third party obligations by the Company or any of its Subsidiaries;

                              (xiii) any lease for real property in which the amount of payments which the Company is required to make on an annual basis exceeds $500,000; or

                              (xiv) any Contract entered into outside of the ordinary course of business (including any lease or sublease to which the Company or any of its Subsidiaries is party as lessor or tenant outside of the ordinary course of business) not disclosed pursuant to any other clause of this Section 3.16(a) or involving payments or obligations in excess of $200,000 by the Company or any of its Subsidiaries which are not terminable by the Company or its Subsidiaries without penalty or premium on sixty days prior notice.

          The foregoing Contracts to which the Company or any of its Subsidiaries is a party or are bound are collectively referred to herein as the “Company Material Contracts.” Notwithstanding anything above, in the case of clauses (ii), (iii), (vi), (vii), (viii), (xi), and (xii), Company Material Contracts shall not include any Contract that (1) is terminable upon less than 60-days notice without penalty or premium, (2) will be fully satisfied at or prior to the Closing or (3) provides for aggregate payments by the Company or any of its Subsidiaries of less than $200,000 during the remaining term of such Contract following the Closing Date.

                    (b) Except as disclosed in Schedule 3.16(b) of the Company’s Disclosure Schedule, neither the Company nor any of its Subsidiaries are in breach or default and, to the Company’s Knowledge, no other party to any of the Company Material Contracts is in breach or default (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) under any of the Company Material Contracts, except for such defaults which, individually or in the aggregate, would not be reasonably expected to have a Company Material Adverse Effect.

          Section 3.18 Anti-Takeover Legal Requirements.

                    (a) Prior to the date of this Agreement, the Company has taken all actions necessary to exempt (i) the execution and delivery of this Agreement; (ii) the Merger; and (iii) the transactions contemplated hereby, under or make not subject to the requirements of any “moratorium,” “control share,” “fair price,” “affiliate transaction,” “business combination” or other takeover Legal Requirements and regulations of any state, including the Maryland Business Combination Act and the Maryland Control Share Acquisition Act, any other applicable provisions of the Maryland REIT Law, the MGCL or any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares (collectively, “Takeover Statutes”).

                    (b) Subject to the effectiveness of the Articles of Amendment and Restatement of the Company, the Company and the Company Board have taken all appropriate and necessary actions to render any and all limitations on ownership of Company Stock as set forth in the Company Charter, inapplicable to the Merger and the other transactions contemplated thereby.

          Section 3.19 Insurance. The Company and its Subsidiaries have obtained and maintained in full force and effect insurance in such amounts, on such terms and covering such risks as management of the Company believes is reasonable for its business. The Company or the applicable Company Subsidiary has paid, or caused to be paid, all premiums due under such policies and is not in default with respect to any obligations under such policies in any material respect. All such policies are valid, outstanding and enforceable and neither the Company nor any of its Subsidiaries has agreed to modify or cancel any of such insurance policies nor has the Company received any notice of any actual or threatened modification or cancellation of such insurance other than in the ordinary course of business and consistent with past practice or such as is normal and customary in the Company’s industry. No such policy will terminate as a result of the Merger.

          Section 3.20 Voting Requirements. The affirmative vote of a majority of the votes entitled to be cast on the matter by holders of Company Stock (the “Company Shareholder Approval”) is the only vote of the holders of any class or series of stock of the Company necessary or required to approve the Merger.

          Section 3.21 Affiliate Transactions. Since January 1, 2008, there have been no transactions or series of related transactions, or to the Knowledge of the Company (after reasonable inquiry), and except as set forth on Schedule 5.3 of the Company Disclosure Schedule, currently proposed transactions or series of related transactions, entered or to be entered into by the Company or any of its Subsidiaries which are of the type required to be disclosed, or would be required to be disclosed if consummated, by the Company pursuant to Item 404 of Regulation S-K under the Securities Act that are not so disclosed or have not been disclosed to the Parent. True and complete copies of any Contracts relating to any such consummated transactions have been delivered or made available to the Parent prior to the date hereof.

          Section 3.22 Investment Company Act of 1940. Neither the Company nor any of the Company Subsidiaries is, or on the Closing Date will be, required to be registered as an investment company under the Investment Company Act of 1940, as amended.

          Section 3.23 Receivables; Customers.

                    (a) All existing accounts receivable of the Company represent valid obligations of customers or tenants of the Company arising from bona fide transactions entered into in the ordinary course of business.

                    (b) Schedule 3.22(b) lists, and sets forth the amount of revenues received during the most recent fiscal year and fiscal quarter from, each customer, tenant or other Person that accounted for (i) more than $200,000 of the consolidated gross revenues of the Company and its Subsidiaries in the most recently completed fiscal year, or (ii) more than $50,000 of the consolidated gross revenues of the Company and its Subsidiaries in the most recently completed fiscal quarter. Neither the Company nor its Subsidiaries has received any notice or other communication (in writing or otherwise), or received any other information, indicating that any customer or other Person identified in Schedule 3.22(b) may cease dealing with the Company or its Subsidiaries or may otherwise materially reduce the volume of business transacted by such Person with the Company or its Subsidiaries below historical levels.

          Section 3.24 Business Relationships. The relationships of the Company with its customers, tenants, distributors, licensors, designers and suppliers are satisfactory in all material respects and the execution of this Agreement and the consummation of the Merger will not materially adversely affect the relationships of the Company with such customers, distributors, licensors, designers and suppliers.

          Section 3.25 Full Disclosure. This Agreement (including the Company Disclosure Schedule) does not, and the certificate referred to in Section 8.1(g) and Section 8.1(h) will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

          Section 3.26 Certain Payments. Neither the Company, any of its Subsidiaries, nor, to the Knowledge of the Company, any of their respective directors, officers, agents or employees, or any Representative or other Person associated with or acting for or on behalf of the Company or any of its Subsidiaries, has directly or indirectly made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions, or for special concessions already obtained, for or in respect of the Company or any Company Subsidiary, in any such case, in violation of any Legal Requirement.

          Section 3.27 Tax Treatment. Neither the Company nor any of its Subsidiaries or Affiliates has taken or agreed to take any action or is aware of any fact or circumstance, that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code (a “368 Reorganization”).

          Section 3.28 Disclaimer of Other Representations and Warranties. The Company does not make, and has not made, any representations or warranties in connection with the Merger and the transactions contemplated hereby other than those expressly set forth in or made pursuant to this Agreement. Except as expressly set forth herein, no Person has been authorized by the Company to make any representation or warranty relating to the Company or any of its Subsidiaries or their respective businesses, or otherwise in connection with the Merger and the transactions contemplated hereby and, if made, such representation or warranty may not be relied upon as having been authorized by the Company.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF THE PARENT

          Simultaneously with the execution and delivery of this Agreement, the Parent shall deliver to the Company a disclosure schedule with numbered sections corresponding to the relevant sections in this Agreement (the “Parent Disclosure Schedule”). Any exception or qualification set forth in the Parent Disclosure Schedule with respect to a particular representation, warranty or covenant contained in this Agreement shall be deemed to be an exception or qualification with respect to all other applicable representations, warranties and covenants contained in this Agreement to the extent any description of facts regarding the event, item or matter disclosed is adequate so as to make readily apparent or otherwise make the Company reasonably aware that such exception or qualification is applicable to such other representations, warranties or covenants whether or not such exception or qualification is so numbered. Except as otherwise set forth in the Parent Disclosure Schedule, the Parent hereby represents and warrants to the Company as follows:

          Section 4.1 Organization and Qualification.

                    (a) The Parent (i) is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland and has the requisite power and authority to carry on its business as it is now being conducted and (ii) is duly qualified to do business in each jurisdiction where the character of the properties owned, operated or leased or the nature of its activities make such qualification necessary, except in the case of clause (ii), for any such failure which, when taken together with all other such failures would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

                    (b) The Parent has made available to the Company complete and correct copies of its Declaration of Trust (the “Parent Declaration of Trust”) and its Bylaws, as amended, in each case, as in effect on the date of this Agreement.

          Section 4.2 Capitalization.

                    (a) The authorized shares of beneficial interest of the Parent consist of an aggregate of 103,000,000 shares of the Parent Capital Stock, consisting of the following:

                              (i) 10,000,000 preferred shares of beneficial interest, of which no shares are issued and outstanding;

                              (ii) 50,000,000 shares of the Parent Class A Common Stock, of which 5,279,084 shares are issued and outstanding as of the date of this Agreement;

                              (iii) 4,400,000 shares of the Parent Class C Common Stock, of which 4,139,802 shares are issued and outstanding as of the date of this Agreement;

                              (iv) 17,000,000 shares of the Parent Class D Common Stock, of which 10,966,255 shares are issued and outstanding as of the date of this Agreement; and

                              (v) 21,600,000 common shares of beneficial interest, of which no shares are issued and outstanding.

                    (b) The issuance and sale of all the shares of beneficial interest described in this Section 4.2 have been made in compliance in all material respects with United States federal and state securities laws, rules and regulations. Schedule 4.2(b) of the Parent Disclosure Schedule accurately sets forth as of the date hereof the unvested Restricted Share awards, performance awards and any Options, including the names of the holders of such awards. Except as set forth in Schedule 4.2(b) of the Parent Disclosure Schedule, neither the Parent nor any of its Subsidiaries has agreed to register any securities under the Securities Act or under any state securities law or granted registration rights to any Person, and complete and correct copies of any such agreements have previously been made available to the Company. Except as set forth in Schedule 4.2(b) of the Parent Disclosure Schedule, there are no (i) outstanding stock-appreciation rights, security-based performance units, “phantom” shares or other security rights or (ii) other Contracts pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance, share price performance of the Parent or any of its Subsidiaries or assets.

                    (c) All outstanding shares of the Parent Capital Stock are, and all shares of the Parent Capital Stock that may be issued pursuant to the Parent Share Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, right of first offer, preemptive right, subscription right or any similar right. Except as set forth above or on Schedule 4.2(c) of the Parent Disclosure Schedule, (i) there are no other options, warrants or other Contracts obligating the Parent or any Subsidiary of the Parent to issue or sell any shares of beneficial interest of or other equity interests in the Parent or any Subsidiary of the Parent or any Voting Debt of the Company or any Subsidiary of the Parent to any Person other than the Parent and its Subsidiaries and (ii) there is no Voting Debt of the Parent or any Subsidiary of the Parent.

                    (d) All of the outstanding shares of capital stock of, or other equity interest in, to the extent owned directly or indirectly by the Parent, each such Subsidiary are duly authorized, validly issued, fully paid and (except for general partnership interests) non-assessable, and are owned, directly or indirectly, by the Parent, as applicable.

                    (e) Except as set forth in Schedule 4.2(e) of the Parent Disclosure Schedule, all dividends or distributions on securities of the Parent or any Parent Subsidiary that have been declared or authorized prior to the date of this Agreement have been paid in full (except to the extent such dividends have been publicly announced and are not yet due and payable).

                    (f) Except as set forth in Schedule 4.2(f) of the Parent Disclosure Schedule, to the Parent’s Knowledge there are not any voting trusts, proxies or other Contracts relating to the voting of any shares of stock of the Parent or any Parent Subsidiary, to which the Parent or any Parent Subsidiary is a party or by which it is bound. Except as set forth in Schedule 4.2(f) of the Parent Disclosure Schedule, there are no restrictions on the Parent’s ability to vote the equity interests of any of the Parent Subsidiaries.

                    (g) Except as set forth in Schedule 4.2(g) of the Parent Disclosure Schedule, there are not any Parent Subsidiaries in which any officer or trustee of the Parent or any Parent Subsidiary owns any stock or other securities. There are no Contracts between the Parent or any Parent Subsidiary and any Person that could cause such Person to be treated as holding any stock or security in the Parent or any Parent Subsidiary as an agent for, or nominee of, the Parent or any Parent Subsidiary.

          Section 4.3 Parent Subsidiaries. Each Subsidiary of the Parent (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as it is now being conducted and (ii) is duly qualified to do business in each jurisdiction where the character of the properties owned, operated or leased or the nature of its activities make such qualification necessary, except in the case of clause (ii), for any such failure which, when taken together with all other such failures would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

          Section 4.4 Authorization and Execution.

                    (a) The Parent Board has, by unanimous vote, approved and declared advisable the Merger and has directed that the Merger be submitted for consideration at the Parent Shareholder Meeting. The Parent has all requisite trust power and authority to enter into this Agreement and to consummate the transactions to which it is a party, subject, solely with respect to the consummation of the Merger, to receipt of approval by the Parent’s shareholders at the Parent Shareholder Meeting and the acceptance for record of the Articles of Merger by the SDAT. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate, trust or other organizational action on the part of the Parent and the Parent’s Subsidiaries (as applicable) subject, to receipt of approval by the Parent’s shareholders at the Parent Shareholders’ Meeting with respect to the Merger.

                    (b) This Agreement has been duly executed and delivered by the Parent and subject, solely with respect to the consummation of the Merger, to receipt of approval by the Parent’s shareholders at the Parent Shareholders’ Meeting and assuming due execution and delivery by the Company, constitutes the legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other Legal Requirements of general applicability relating to or affecting creditors’ rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          Section 4.5 Absence of Conflicts; Governmental Authorizations.

                    (a) The execution and delivery by the Parent of this Agreement, the performance by the Parent of its obligations hereunder and the consummation by the Parent of the transactions contemplated hereby will not, (i) conflict with or result in any violation of any provision of the Declaration of Trust or Bylaws or equivalent organizational document, each as amended to date, of the Parent or any of its Subsidiaries; (ii) subject to obtaining the Consents listed in Schedule 4.5(a) of the Parent Disclosure Schedule, conflict with, result in any violation or breach of, constitute a default under, give rise to any right of termination or acceleration (with or without notice or the lapse of time or both), right of purchase, first offer or forced sale, or increase in any cost or obligation of the Parent or any of its Subsidiaries or the loss of any benefit of the Parent or any of its Subsidiaries pursuant to, or result in being declared void or voidable, any term or provision of any Parent Material Contract as to which the Parent or any of its Subsidiaries is a party or by which any of their respective properties or assets are or may be bound; or (iii) violate in any respect any term of any Legal Requirement applicable to the Parent or any of its Subsidiaries or by which any of their respective properties or assets are bound or affected, except, in the case of clauses (ii) and (iii) immediately above, for any such conflicts, violations, breaches, defaults, terminations, cancellations or Liens which would not, individually or in the aggregate, be reasonably expected to have a Parent Material Adverse Effect.

                    (b) Without limiting the generality of this Section 4.5(b), and except as set forth on Schedule 4.5(b) of the Parent Disclosure Schedule, the transactions contemplated herein do not (i) violate any provision regarding direct or indirect transfers of interests in any Parent Subsidiary that are set forth in any Contract relating to the operation of, or the ownership of interests in, any Parent Subsidiary, even if such transactions result in a termination under Section 708 of the Code of any Parent Subsidiary or (ii) trigger any termination, buy-sell, transfer, option, right of first refusal, right of first offer, tag-along or any similar right by any party under any joint venture Contract or require the consent of any joint venture partner.

                    (c) Except for applicable requirements, if any, of the Exchange Act (including the filing with the SEC of the Proxy Statement relating to any required approval by the Parent’s shareholders of this Agreement), the Securities Act, the filing and recordation of appropriate merger documents as required by the Maryland REIT Law and the MGCL, filings required pursuant to any state securities or “blue sky” laws, the pre-merger notification requirements of the HSR Act, reports or other filings the failure of which to be made would not, individually or in the aggregate, be reasonably expected to have a Parent Material Adverse Effect or prevent or materially impair the consummation of the transactions contemplated hereby, the Parent is not required to submit any notice, report or other filing to any Governmental Authority or obtain any Consent of any Governmental Authority in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

          Section 4.6 SEC Reports and Financial Statements.

                    (a) The Parent has filed all forms, reports, schedules, statements and other documents required to be filed by it with the SEC, and has made available to the Company true and complete copies of all such forms, reports, schedules, statements and other documents filed by it since January 1, 2006, under the Exchange Act or the Securities Act (such forms, reports, schedules, statements and other documents, including any financial statements or schedules included therein, are referred to as the “Parent SEC Documents”). Except as set forth in Schedule 4.6(a) of the Parent Disclosure Schedule each of the Parent SEC Documents, except to the extent that information contained in any Parent SEC Document has been revised, at the time filed, (i) did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by such Parent SEC Document and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. No Subsidiary of the Parent is required to file any form, report or other document with the SEC. To the Parent’s Knowledge, the Parent does not have any comments from the SEC with respect to any of the Parent SEC Documents filed since August 2004 which are outstanding or have not been adequately addressed, nor has it received letters from the SEC requesting information or otherwise inquiring as to any matters affecting the Parent which have not been adequately addressed. None of the Parent SEC Documents is the subject of any confidential treatment request by the Parent.

                    (b) Except as set forth in Schedule 4.6(b) of the Parent Disclosure Schedule, the consolidated financial statements included in the Parent SEC Documents have complied as of their respective dates in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of the unaudited statements of the Parent, as permitted by SEC Forms 10-Q and 8-K) and fairly present in all material respects (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position, results of operations and cash flows of the Parent at the respective dates of and for the periods presented in the Parent SEC Documents.

                    (c) The management of the Parent has (i) implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Parent, including the consolidated Parent Subsidiaries, is made known to the management of the Parent, and (ii) has disclosed, based on its most recent evaluation, to the Parent’s outside auditors and the audit committee of the Parent Board (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect the Parent’s ability to record, process, summarize and report financial data and (B) any fraud or allegation of fraud whether or not material, that involves management or other employees who have a significant role in the Parent’s or any of the Parent’s Subsidiaries’ internal controls over financial reporting.

                    (d) Except as otherwise permitted by this Agreement, there are no “off balance sheet arrangements” (as defined by item 303(a)(4) of Regulation S-K promulgated by the SEC) in respect of the Parent and its Subsidiaries.

          Section 4.7 Absence of Certain Changes Or Events.

          Since December 31, 2008, except as contemplated by this Agreement or as set forth in the Parent’s Annual Report on Form 10-K for the year ended December 31, 2008, as amended, the Parent’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, the Parent’s Current Reports on Form 8-K or the Parent’s proxy statement on Schedule 14A, in each case as amended, filed subsequent thereto and prior to the date hereof (excluding any disclosures set forth in any risk factor section, in any section relating to forward looking statements and any other disclosures included therein that are cautionary, predictive or forward-looking in nature) (the “Recent Parent SEC Documents”), or on Schedule 4.7 of the Parent Disclosure Schedule, there has not been:

                    (a) any event that has had or is, individually or in the aggregate, reasonably likely to result in a Parent Material Adverse Effect;

                    (b) any damage, destruction or loss (whether or not covered by insurance) with respect to any of the assets of the Parent or its Subsidiaries, exceeding $500,000 individually or $5,000,000 in the aggregate;

                    (c) any acquisition (by merger, consolidation, purchase of assets or otherwise) of any Person or business, or any sale of all or any portion of the Parent’s or its Subsidiaries’ assets, in each case exceeding $500,000 individually or $5,000,000 in the aggregate;

                    (d) any incurrence, assumption or guarantee of Indebtedness other than in the ordinary course of business and consistent with past practice or any issuance of any debt securities by the Parent or any of its Subsidiaries;

                    (e) any material change in the Parent’s accounting principles, except insofar as may have been required by a change in GAAP or other Legal Requirement, recommended by the Parent’s independent auditors or made pursuant to instructions, comments or orders from the SEC; or

                    (f) except as set forth on Schedule 4.7 of the Parent Disclosure Schedule, any capital expenditure which, when added to all other capital expenditures since the date of the most recent balance sheet included in the Recent Parent SEC Documents, exceeds $5,000,000 in the aggregate; provided further that neither the Parent nor its Subsidiaries has made or committed to make any capital expenditures since such dates outside of the ordinary course of business or inconsistent with past practice.

          Section 4.8 Litigation. Except for environmental matters, which are exclusively addressed in Section 4.15, or as disclosed in the Recent Parent SEC Documents, or as set forth on Schedule 4.8 of the Parent Disclosure Schedule, there are no actions, suits, arbitrations, inquiries, proceedings or investigations pending or, to the Knowledge (after reasonable inquiry) of the Parent, threatened against the Parent or any of its Subsidiaries or any properties or rights of the Parent or any of the Subsidiaries, before any Governmental Entity or other Person, which, individually or in the aggregate, has had or would, individually or in the aggregate, be reasonably expected to have a Parent Material Adverse Effect or would materially impair or materially delay the ability of the Parent to perform its obligations hereunder or prevent the consummation of the transactions contemplated hereby. Neither the Parent, nor any of its Subsidiaries, nor any of the Parent’s or any of its Subsidiaries’ respective properties is subject to any order, judgment, writ, injunction or decree, which, individually or in the aggregate, has had or would, individually or in the aggregate, be reasonably expected to have a Parent Material Adverse Effect.

          Section 4.9 No Undisclosed Liabilities. As of the date of this Agreement, neither the Parent nor any of its Subsidiaries has any liabilities of a nature required by GAAP to be reflected in a consolidated balance sheet or the notes thereto, except liabilities that (a) are accrued or reserved against in the most recent financial statements included in the Parent SEC Documents filed prior to the date hereof or are reflected in the notes thereto, (b) were incurred in the ordinary course of business since the date of the most recent balance sheet included in the Recent Parent SEC Documents, (c) are incurred pursuant to the transactions contemplated by this Agreement, (d) have been discharged or paid in full prior to the date of this Agreement in the ordinary course of business or (e) would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          Section 4.10 Information Supplied. None of the information supplied by the Parent for inclusion in the Registration Statement shall (i) when filed with the SEC or other regulatory agency, (ii) when it is declared effective by the SEC, and (iii) at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information to be supplied by the Parent for inclusion in the Proxy Statement shall (i) when filed with the SEC or other regulatory agency, (ii) when it (or any amendment thereof or supplement thereto) is mailed to the holders of the Parent Capital Stock or Company Stock, (iii) at the times of each of the Company Shareholders’ Meeting and the Parent Shareholders’ Meeting, and (iv) at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time, any event with respect to the Parent, or with respect to information supplied by the Parent specifically for inclusion in the Proxy Statement or Registration Statement, shall occur which is required to be described in an amendment of, or supplement to, the Proxy Statement or Registration Statement, such event shall be so described by the Parent and promptly provided to the Company. All documents that the Parent is responsible for filing with the SEC in connection with the transactions contemplated herein, to the extent relating to the Parent or other information supplied by the Parent for inclusion therein, will comply as to form, in all material respects, with the provisions of the Exchange Act, and each such document required to be filed with any Governmental Authority (other than the SEC) will comply in all material respects with the provisions of any Legal Requirement as to the information required to be contained therein. Notwithstanding the foregoing the Parent makes no representation or warranty with respect to the information supplied or to be supplied by the Company or its Affiliates for inclusion in the Proxy Statement or the Registration Statement.

          Section 4.11 Permits. Except for environmental matters which are addressed exclusively in Section 4.15, the Permits held by the Parent and its Subsidiaries are valid and sufficient in all respects for all business presently conducted by the Parent and its Subsidiaries and for the operation of the Parent Properties, except as would not, individually or in the aggregate, be reasonably expected to have a Parent Material Adverse Effect. All applications required to have been filed for the renewal of the Parent Permits have been duly filed on a timely basis with the appropriate Governmental Authorities, and all other filings required to have been made with respect to such Parent Permits have been duly made on a timely basis with the appropriate Governmental Authorities, except for failures to file which, individually or in the aggregate, have not constituted and would not reasonably be expected to constitute a Parent Material Adverse Effect. Neither the Parent nor any of its Subsidiaries has received any claim or notice nor has any Knowledge (after reasonable inquiry) indicating that the Parent or any of its Subsidiaries is currently not in compliance with the terms of any such Permits, except where the failure to be in compliance would not, individually or in the aggregate, be reasonably expected to have a Parent Material Adverse Effect.

          Section 4.12 Compliance with Legal Requirements. Except for environmental matters, which are exclusively addressed in Section 4.15, to the Parent’s Knowledge (after reasonable inquiry), the Business is not being, and has not since December 31, 2008 been, conducted in violation of any Legal Requirement, except such violations which, individually or in the aggregate, would not be reasonably expected to have a Parent Material Adverse Effect. To the Knowledge (after reasonable inquiry) of the Parent, no investigation, review or inquiry by any Governmental Authority with respect to the Parent or any of the Parent Subsidiaries is pending or is threatened that would reasonably be expected to have a Parent Material Adverse Effect.

          Section 4.13 Taxes. Except as disclosed in Schedule 4.13 of the Parent Disclosure Schedule:

                    (a) The Parent and each of its Subsidiaries have duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by them in the manner provided by law and all such Tax Returns were correct and complete in all material respects.

                    (b) The Parent and each of its Subsidiaries have (i) timely paid (or had paid on its behalf) all material Taxes (whether or not shown on any Tax Return) that are required to be paid by it and, with respect to any period ending on or prior to December 31, 2008 for which Tax Returns have not yet been filed or for which Taxes are not yet due or owing, have made accruals for the projected amount of such Taxes in its books and records and in the balance sheet dated December 31, 2008 contained in the Parent SEC Documents filed prior to the date of this Agreement, (ii) complied in all material respects with the Legal Requirements relating to the payment and withholding of any material Taxes (including any Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other Third Party and sales, use and gross receipts Taxes), (iii) duly and timely withheld and paid over to the appropriate Governmental Entity all amounts so withheld and paid under all Legal Requirements, and (iv) duly and timely filed all material Tax Returns with respect to such withheld Taxes.

                    (c) There are no material Liens for Taxes upon the assets of the Parent or any of its Subsidiaries, other than Permitted Liens.

                    (d) No deficiencies for Taxes have been asserted or assessed or threatened in writing by any Governmental Authority against the Parent or any of its Subsidiaries.

                    (e) No claim has been asserted in writing by any Governmental Authority in any jurisdiction where the Parent or any of its Subsidiaries do not file Tax Returns that the Parent or any of its Subsidiaries is or may be subject to taxation by such jurisdiction. Neither the Parent nor any Subsidiary is a party to any litigation or administrative proceeding relating to Taxes.

                    (f) The Parent, for all taxable years beginning with its date of formation (i) has always been a REIT and has qualified as a REIT for all such years, and (ii) has not taken any action or omitted to take any action which would reasonably be expected to result in a successful challenge by the IRS to its status as a REIT, and no such challenge is pending, or is or has been threatened in writing.

                    (g) True, correct and complete copies of all U.S. federal income Tax Returns for the Parent and the Subsidiaries that are treated as corporations or partnerships for U.S. federal income tax purposes, with respect to the taxable years commencing on or after January 1, 2004 have been delivered or made available to the Company.

                    (h) The Parent has not incurred, and, to the Parent’s Knowledge, no event has occurred, and no condition or circumstance exists, that will make it likely that the Parent will at any time prior to, but not including the Effective Time, incur, any liability for any material Taxes under Sections 857(b), 860(c) or 4981 of the Code. Except as disclosed on the Parent’s Tax Returns, neither the Parent nor any Subsidiary (other than a Taxable REIT Subsidiary) has engaged at any time in any “prohibited transactions” within the meaning of           Section 857(b)(6) of the Code.

                    (i) Other than regular quarterly dividends in amounts consistent with the amounts permitted under this Agreement, the Parent will not be required to make distributions to its shareholders in order to maintain its REIT status or to avoid the imposition of corporate level Tax or excise Tax under Section 4981 of the Code (determined without regard to the effects of the Merger).

                    (j) Each Parent Subsidiary other than any such subsidiary that is a Taxable REIT Subsidiary or a Qualified REIT Subsidiary, has since the date it became a subsidiary been, and will through the Effective Time be, classified for U.S. federal income tax purposes as a partnership or disregarded entity, as the case may be, and not as a corporation or an association taxable as a corporation, or a “publicly traded partnership” within the meaning of Section 7704(b) of the Code. Each Parent Subsidiary that is a corporation has always been a Qualified REIT Subsidiary or a Taxable REIT Subsidiary and each Parent Subsidiary that is a Taxable REIT Subsidiary will continue to be a Taxable REIT Subsidiary through the Effective Time.

                    (k) The Parent is not a foreign person within the meaning of Section 1445(b)(2) of the Code, and to the Parent’s Knowledge the Parent is a “domestically-controlled” REIT within the meaning of Section 897(h) of the Code and Treasury Regulation Section 1.897-1(c)(2)(i).

                    (l) None of the Parent and its Subsidiaries (i) is a party to any Tax allocation or sharing agreement (other than such an agreement that is exclusively between or among the Parent and its wholly owned Subsidiaries, either directly or indirectly) or (ii) has any liability for the Taxes of any Person other than the Parent and its Subsidiaries (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Legal Requirement) or (B) as a transferee or successor or (C) by Contract or otherwise (not including any gross-ups for withholding Taxes or tax indemnities for equipment leasing).

                    (m) Neither the Parent nor any Subsidiary holds any asset the disposition of which would subject the Parent to taxation under Section 337(d) of the Code, the Treasury Regulations thereunder or IRS Notice 88-19 (or any comparable provisions of state or local law). None of the Parent and its Subsidiaries holds any asset the disposition of which would be subject to rules similar to Section 1374 of the Code.

                    (n) Neither the Parent nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

                    (o) Neither the Parent nor any Parent Subsidiary has (i) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of any Legal Requirement or has any application pending with any Governmental Authority requesting permission for any changes in accounting methods, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar Legal Requirement, (iii) requested any extension of time within which to file any material Tax Return, which Tax Return has since not been filed, (iv) granted any extension of the statute of limitations for the assessment or collection of Taxes, or otherwise entered into or filed any agreements, arrangements, waivers or objections extending the statutory period or providing for an extension of time with respect to the assessment or reassessment of Taxes or the filing of any Tax Return, or any payment of Taxes, (v) granted to any Person (other than to an employee of the Parent) any power of attorney that is currently in force with respect to any material Tax matter, or (vi) received a ruling from any Governmental Entity in respect of Taxes.

                    (p) Neither the Parent nor any of its Subsidiaries is subject to any Tax Protection Agreements.

          Section 4.14 Properties.

                    (a) The Parent or one of its Subsidiaries (each a “Parent Property Owner”) owns (i) fee simple title to each of the real properties (or the applicable portion thereof) set forth in the Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as amended, under “Item 2. Properties”, as being owned in fee (and which do not otherwise qualify as Leased Properties as defined below), as adjusted to reflect purchases and sales disclosed in the Parent SEC Documents prior to the date hereof or on Schedule 4.14(a) or Schedule 4.7 of the Parent Disclosure Schedule (together with the land underlying such properties and all buildings, structures and other improvements and fixtures located on or under such land and all easements, rights and other appurtenances thereto, collectively, the “Parent Properties”), and (ii) a valid leasehold estate to each of the real properties identified as being leased and set forth on Schedule 4.14(a) or Schedule 4.7 of the Parent Disclosure Schedule (collectively, the “Parent Leased Properties”) pursuant to leases, subleases or other agreements, including any ground leases (together with any amendments or modifications thereto, collectively, the “Parent Leases”). The Parent has made available to the Company complete and accurate copies of all of the following materials related to such Parent Properties, to the extent in the Parent’s possession or control: title insurance policies; deeds; surveys; environmental assessment and similar reports; and leases, subleases, licenses or agreements (including any amendments or modifications thereto) granting to any other party the right of use or occupancy of any portion of such Parent Property and providing for payments in excess of $250,000.00 on an annual basis. The Parent has delivered or made available to the Company true and complete copies of the Parent Leases, and except as would not have a Parent Material Adverse Effect, each Parent Lease is valid, binding and in full force and effect. The Parent Properties and the Parent Leased Properties are all of the real properties owned or leased by the Parent and its Subsidiaries. Except as would not, individually or in the aggregate, be reasonably expected to have a Parent Material Adverse Effect, the interests of the Parent Property Owners in the Parent Properties and the Parent Leased Properties are good and marketable and the same are owned free and clear of Liens except for Permitted Liens. No written termination or notice of default has been received by the Parent or any of its Subsidiaries under a Parent Lease, and to the Parent’s Knowledge, no event has occurred which, with due notice or lapse of time or both, would constitute a default or violation thereunder by any party thereto or which might interfere with the quiet enjoyment of the applicable Parent Property Owner under any Parent Lease, except as would not, individually or in the aggregate, be reasonably expected to have a Parent Material Adverse Effect.

                    (b) The Parent and the Subsidiaries have good title to the personal properties and assets (i) reflected on the consolidated financial statements included in the Recent Parent SEC Documents or acquired since the date of such financial statements and (ii) sufficient for the conduct and operation of their respective businesses as currently conducted, except for properties and assets not material in the aggregate to the Business and disposed of in the ordinary course of business consistent with past practice and except for such defects in title which, individually or in the aggregate, would not have a Parent Material Adverse Effect.

                    (c) Except as listed in Schedule 4.14(c) of the Parent Disclosure Schedule or which, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect, each Parent Property and Parent Leased Property (i) is in good operating condition and repair and is structurally sound and free of latent or patent structural, mechanical or other significant defects, with no alterations or repairs being required thereto under applicable Legal Requirements or insurance company requirements; (ii) has not suffered any casualty or other material damage that has not been repaired; (iii) consists of sufficient land, parking areas, driveways and other improvements and lawful means of access to permit the use thereof in the manner and for the purposes to which it is presently devoted; and (iv) is otherwise suitable, sufficient, adequate and appropriate in all respects (whether physical, structural, legal, practical or otherwise) for its current use, operation and occupancy, except, in each such case, to the extent that failure to meet such standards does not impair or adversely affect the manner or extent of the current use, operation or occupancy of such property. Except as would not have a Parent Material Adverse Effect, the Business will, at the Closing Date, include all right, title and interest in and to all assets that are used primarily in or that are being held primarily for use or are otherwise necessary in the operation of the Business as currently conducted.

                    (d) Except as set forth on Schedule 4.14(d) of the Parent Disclosure Schedule or which, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect, there are no (i) pending or, to the Knowledge of the Parent, threatened (in writing) requirements by any insurance company which has issued an insurance policy covering any Parent Property or Parent Leased Property which require any repairs or work to be done on any Parent Property or Parent Leased Property; (ii) condemnation, eminent domain or rezoning or proceedings that are pending or, to the Knowledge of the Parent, threatened (in writing) with respect to any portion of any of the Parent Properties or the Parent Leased Properties; (iii) pending or, to the Knowledge of the Parent (after reasonable inquiry), threatened (in writing) action or proceeding by any Governmental Entity for assessment or collection of taxes, impact fees or special assessments affecting any part of any Parent Property or Parent Leased Property; or (iv) zoning, building, land-use, fire, safety and signage or other applicable Legal Requirements (including to the Knowledge of the Parent, Title III of the Americans with Disabilities Act, 42 U.S.C. ss.ss. 12181-12213, as amended from time to time) or orders that are presently being violated or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Parent Properties or the Parent Leased Properties or by the continued maintenance, operation or use of the parking areas related thereto.

                    (e) Except as set forth in Schedule 4.14(e), Schedule 4.17 or Schedule 6.4 of the Parent Disclosure Schedule, no Parent Property or Parent Leased Property is subject to any sales contract, option, right of first refusal or similar agreement or arrangement in favor of any Third Party the exercise of which would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

          Section 4.15 Environmental. Except as would not, individually or in the aggregate, be reasonably expected to have a Parent Material Adverse Effect, or as disclosed in the Parent SEC documents or on Schedule 4.15 of the Parent Disclosure Schedule:

                    (a) (i) each of the Parent Properties, the Parent Leased Properties and the Business is in compliance with all applicable Environmental Laws; (ii) there is no litigation, investigation, request for information or other proceeding pending, or, to the Knowledge of the Parent (after reasonable inquiry), threatened against the Parent or any of its Subsidiaries under any applicable Environmental Laws; and (iii) the Parent has not received any written notice (A) of violation or potential liability under any applicable Environmental Laws that remains unresolved, or (B) that any judicial, administrative or compliance order has been issued against the Parent or any Subsidiary which remains unresolved.

                    (b) Neither the Parent nor any of its Subsidiaries has used, generated, stored, treated or handled any Hazardous Material on the Parent Properties or the Parent Leased Properties, in a manner that would reasonably be expected to result in liability under Environmental Laws, and to the Knowledge of the Parent, there are currently no underground storage tanks, active or abandoned, used for the storage of Hazardous Materials on, in or under any Parent Properties or the Parent Leased Properties in violation of applicable Environmental Laws. Neither the Parent nor any of its Subsidiaries has caused a Release of Hazardous Materials on either the Parent Properties or the Parent Leased Properties and, to the Knowledge of the Parent, no Third Party has caused a Release or threatened Release of Hazardous Materials on either the Parent Properties or the Parent Leased Properties.

                    (c) To the Knowledge of the Parent, all Hazardous Material which has been removed from any Parent Properties or Parent Leased Properties was handled, transported and disposed of at the time of removal in compliance with applicable Environmental Laws.

          Section 4.16 Intellectual Property. Except as would not, individually or in the aggregate, have a Parent Material Adverse Effect, (a) the Parent and its Subsidiaries own, or are licensed or otherwise possess the right to use, all patents, trademarks, service marks, trade names, trade secrets, domain names, computer software, copyrights, inventions, processes, discoveries, formulas, research and development, and applications and registrations for any of the foregoing, in each case, which are material to the conduct of the business of the Parent and its Subsidiaries taken as a whole (collectively, the “Parent Intellectual Property Rights”); (b) to the Parent’s Knowledge, there are no conflicts with or infringements of any Parent Intellectual Property Rights by any Third Party and the conduct of the business of the Parent and its Subsidiaries does not conflict with or infringe any intellectual property or other proprietary right of any Third Party; and (c) to the Parent’s Knowledge, there are neither any outstanding nor any threatened disputes or disagreements with respect to any of the Parent Intellectual Property Rights.

          Section 4.17 Material Contracts.

                    (a) As of the date hereof, except as set forth on Schedule 4.17(a) of the Parent Disclosure Schedule or disclosed in the Recent Parent SEC Documents, neither the Parent nor any of its Subsidiaries is a party to or bound by:

                              (i) any Contract which contains restrictions with respect to payment of dividends or any other distribution in respect of the capital stock or other equity interests of the Parent or any of its Subsidiaries;

                              (ii) any Contract relating to development, construction, capital expenditures or purchases of material, supplies, equipment or other assets or properties (other than purchase orders for such items in the ordinary course of business) in each case requiring aggregate payments by the Parent or any of its Subsidiaries in excess of $2,000,000 during their remaining term following the Closing Date;

                              (iii) any Contract relating to (A) Indebtedness of the Parent or any of its Subsidiaries in excess of $1,500,000 or (B) any guarantee or assumption of other obligations or reimbursement of any maker of a letter of credit except for agreements entered into in the ordinary course consistent with past practice which agreements relate to obligations which do not exceed $1,500,000 in the aggregate for all such agreements;

                              (iv) any Contract limiting in any material respect the ability of the Parent or any of its Subsidiaries to engage in the Business or to compete in such Business with any Person;

                              (v) any Third Party Confidentiality Agreement entered into by the Parent with a Third Party since December 31, 2008 relating to any proposed transaction as set forth thereunder, provided that such proposed transaction shall relate to a potential single or series of related transactions of more than 25% of the Parent Capital Stock;

                              (vi) except as otherwise disclosed in the Parent’s Annual Report on form 10-K for the year ended December 31, 2008, as amended, any hedging agreement or other financial agreement or arrangement designed to protect the Parent or its Subsidiaries against fluctuations in commodities prices or exchange rates;

                              (vii) any Contract or executed binding letter of intent involving the future disposition or acquisition of assets or properties, or any merger, consolidation or similar business combination transaction;

                              (viii) any Contract involving any joint venture, partnership, strategic alliance, shareholders’ agreement, co-marketing, co-promotion, joint development or similar arrangement (other than Contracts with respect to Indebtedness), in each case involving aggregate payments or obligations by the Parent or any of its Subsidiaries in excess of $500,000;

                              (ix) any Contract involving any resolution or settlement of any actual or threatened litigation, arbitration, claim or other dispute which has not been fully performed, other than, in each case, any such Contracts concerning the routine collection of debts entered into in the ordinary course of business and other than, in each case, providing for payments under any such Contract by the Parent or any of its Subsidiaries in an amount less than $75,000;

                              (x) other than the Declaration of Trust, the Bylaws or applicable insurance policies, any Contract providing for continuing indemnification of any of the Parent’s trustees, officers or employees (except, in each case, for reimbursement of employment related costs or expenses in the ordinary course);

                              (xi) any management agreement to which the Parent or any of its Subsidiaries is a party as manager;

                              (xii) any guarantee of third party obligations by the Parent or any of its Subsidiaries;

                              (xiii) any lease for real property in which the amount of payments which the Parent is required to make on an annual basis exceeds $500,000; or

                              (xiv) any Contract entered into outside of the ordinary course of business (including any lease or sublease to which the Parent or any of its Subsidiaries is party as lessor or tenant outside of the ordinary course of business) not disclosed pursuant to any other clause of this Section 4.17(a)(xiv) or involving payments or obligations in excess of $200,000 by the Parent or any of its Subsidiaries which are not terminable by the Parent or its Subsidiaries without penalty or premium on sixty days prior notice.

          The foregoing Contracts to which the Parent or any of its Subsidiaries is a party or are bound are collectively referred to herein as the “Parent Material Contracts.” Notwithstanding anything above, in the case of clauses (ii), (iii), (vi), (vii), (viii), (xi), and (xii), the Parent Material Contracts shall not include any Contract that (1) is terminable upon less than 60-days notice without penalty or premium, (2) will be fully satisfied at or prior to the Closing or (3) provides for aggregate payments by the Parent or any of its Subsidiaries of less than $200,000 during the remaining term of such Contract following the Closing Date.

                    (b) Except as disclosed in Schedule 4.17(b) of the Parent’s Disclosure Schedule, neither the Parent nor any of its Subsidiaries are in breach or default and, to the Parent’s Knowledge, no other party to any of the Parent Material Contracts is in breach or default (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) under any of the Parent Material Contracts, except for such defaults which, individually or in the aggregate, would not be reasonably expected to have a Parent Material Adverse Effect.

          Section 4.18 Brokers. No broker, finder or investment banker (other than KeyBanc Capital Markets (the “Financial Advisor”)) is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Parent. The Parent has heretofore furnished to the Company true and complete information concerning the financial arrangements between the Parent and the Financial Advisor pursuant to which such firm would be entitled to any payment as a result of the transactions contemplated hereunder. The Financial Advisor is entitled to a fee in the amount set forth on Schedule 4.18 of the Parent Disclosure Schedule including amounts that have been previously paid and is not entitled to any other brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement.

          Section 4.19 Opinion of Financial Advisor. The Financial Advisor has rendered to the Parent Board an opinion to the effect that, as of the date of the opinion and subject to the assumptions and limitations set forth therein, the Exchange Ratio is fair, from a financial point of view, to the holders of the Parent Capital Stock (except the Company and its respective Affiliates). A true and correct copy of such opinion will be delivered to the Company solely for informational purposes after receipt thereof by the Parent.

          Section 4.20 Anti-Takeover Legal Requirements.

                    (a) Prior to the date of this Agreement, the Parent has taken all actions necessary to exempt (i) the execution and delivery of this Agreement; (ii) the Merger; and (iii) the transactions contemplated hereby, under or make not subject to the requirements of any “moratorium,” “control share,” “fair price,” “affiliate transaction,” “business combination” or other takeover Legal Requirements and Takeover Statutes.

                    (b) The Parent and the Parent Board have taken all appropriate and necessary actions to render any and all limitations on ownership of the Parent Capital Stock as set forth in the Declaration of Trust, inapplicable to the Merger and the other transactions contemplated thereby.

          Section 4.21 Insurance. The Parent and its Subsidiaries have obtained and maintained in full force and effect insurance in such amounts, on such terms and covering such risks as management of the Parent believes is reasonable for its business. The Parent or the applicable Parent Subsidiary has paid, or caused to be paid, all premiums due under such policies and is not in default with respect to any obligations under such policies in any material respect. All such policies are valid, outstanding and enforceable and neither the Parent nor any of its Subsidiaries has agreed to modify or cancel any of such insurance policies nor has the Parent received any notice of any actual or threatened modification or cancellation of such insurance other than in the ordinary course of business and consistent with past practice or such as is normal and customary in the Parent’s industry. No such policy will terminate as a result of the Merger.

          Section 4.22 Voting Requirements. The affirmative vote of a majority of the votes entitled to be cast on the matter by holders of Parent Capital Stock, voting together as a single class (the “Parent Shareholder Approval”), is the only vote of the holders of any class or series of beneficial interest of the Parent necessary or required to approve the Merger.

          Section 4.23 Affiliate Transactions. Since January 1, 2008, there have been no transactions or series of related transactions, or to the Knowledge of the Parent (after reasonable inquiry), and except as set forth on Schedule 6.4 of the Parent Disclosure Schedule, currently proposed transactions or series of related transactions, entered or to be entered into by the Parent or any of its Subsidiaries which are of the type required to be disclosed, or would be required to be disclosed if consummated, by the Parent pursuant to Item 404 of Regulation S-K under the Securities Act that are not so disclosed or have not been disclosed to the Company. True and complete copies of any Contracts relating to any such consummated transactions have been delivered or made available to the Company prior to the date hereof.

          Section 4.24 Investment Company Act of 1940. Neither the Parent nor any of the Parent Subsidiaries is, or on the Closing Date will be, required to be registered as an investment company under the Investment Company Act of 1940, as amended.

Section 4.25 Receivables; Customers.

                    (a) All existing accounts receivable of the Parent represent valid obligations of customers or tenants of the Parent arising from bona fide transactions entered into in the ordinary course of business.

                    (b) Schedule 4.25(b) lists, and sets forth the amount of revenues received during the most recent fiscal year and fiscal quarter from, each customer, tenant or other Person that accounted for (i) more than $5,000,000 of the consolidated gross revenues of the Parent and its Subsidiaries in the most recently completed fiscal year, or (ii) more than $500,000 of the consolidated gross revenues of the Parent and its Subsidiaries in the most recently completed fiscal quarter. Neither the Parent nor its Subsidiaries has received any notice or other communication (in writing or otherwise), or received any other information, indicating that any customer or other Person identified in Schedule 4.25(b) may cease dealing with the Parent or its Subsidiaries or may otherwise materially reduce the volume of business transacted by such Person with the Parent or its Subsidiaries below historical levels.

          Section 4.26 Business Relationships. The relationships of the Parent with its customers, tenants, distributors, licensors, designers and suppliers are satisfactory in all material respects and the execution of this Agreement and the consummation of the Merger will not materially adversely affect the relationships of the Parent with such customers, distributors, licensors, designers and suppliers.

          Section 4.27 Full Disclosure. This Agreement (including the Parent Disclosure Schedule) does not, and the certificate referred to in Section 8.1(g) and Section 8.1(h) will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

          Section 4.28 Certain Payments. Neither the Parent, any of its Subsidiaries, nor, to the Knowledge of the Parent, any of their respective trustees, officers, agents or employees, or any Representative or other Person associated with or acting for or on behalf of the Parent or any of its Subsidiaries, has directly or indirectly made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions, or for special concessions already obtained, for or in respect of the Parent or any Parent Subsidiary, in any such case, in violation of any Legal Requirement.

          Section 4.29 Tax Treatment. Neither the Parent nor any of its Subsidiaries or Affiliates has taken or agreed to take any action or is aware of any fact or circumstance, that would prevent the Merger from qualifying as a 368 Reorganization.

          Section 4.30 Disclaimer of Other Representations and Warranties. The Parent does not make, and has not made, any representations or warranties in connection with the Merger and the transactions contemplated hereby other than those expressly set forth in or made pursuant to this Agreement. Except as expressly set forth herein, no Person has been authorized by the Parent to make any representation or warranty relating to the Parent or any of its Subsidiaries or their respective businesses, or otherwise in connection with the Merger and the transactions contemplated hereby and, if made, such representation or warranty may not be relied upon as having been authorized by the Parent.

ARTICLE V.
COVENANTS OF THE COMPANY

          Section 5.1 Access to Information.

                    (a) The Company will provide the Parent and the Parent’s counsel, accountants and other representatives and agents with reasonable access (in relation to the Parent’s status as a party to this Agreement), upon reasonable prior notice and during normal business hours, to the books and records of the Company and will furnish the Parent with such financial and operating data and other information with respect to the business, personnel and properties of the Company and the Company Subsidiaries or the transactions contemplated hereby as the Parent shall from time to time reasonably request; provided, however, that such investigation (a) shall be conducted upon reasonably prior notice with a representative of the Company present, and in such manner as not to interfere unreasonably with the operation of the business of the Company or any of its Subsidiaries, (b) shall not include speaking with employees, customers or suppliers of the Company or any of its Subsidiaries without the prior consent of the Company, other than to the extent such customers or suppliers are customers of or suppliers to the Parent or any of its Subsidiaries, and (c) neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate the rights of any Person with which it has a business relationship, constitute a waiver of the attorney-client privilege or contravene any Legal Requirement.

                    (b) The Parent will hold and treat and will cause its Representatives to hold and treat in confidence all documents and information concerning the Company or its Subsidiaries furnished or otherwise made available to such party in connection with the transactions contemplated by this Agreement.

          Section 5.2 Information for Registration Statement and Proxy Statement for the Parent’s Shareholders. The Company will promptly furnish to the Parent such data and information relating to it and its Subsidiaries as the Parent may reasonably request for the purpose of including such data and information in the Registration Statement and Proxy Statement and any amendments or supplements.

          Section 5.3 Conduct of Business. The Company covenants and agrees that prior to the Effective Time, except (i) as expressly provided in this Agreement, (ii) as set forth in Schedule 5.3 of the Company Disclosure Schedule or (iii) as consented to in writing by the Parent (which consent shall not be unreasonably withheld, conditioned or delayed), after the date hereof:

                    (a) (1) Subject to the restrictions set forth in clause (a)(2), the Company will, and will cause each of its Subsidiaries to, conduct its business in the ordinary course consistent with past practice, use commercially reasonable efforts to preserve substantially intact in all material respects its present business organization, assets, properties, reputation and key relations, keep available in all material respects the services of its present officers, trustees and employees (except that the Parent agrees that it shall not be a breach of this provision if any employees of the Company or any of its Subsidiaries choose to voluntarily terminate their employment with the Company or such Subsidiary, as applicable, after the date hereof), and (2) the Company will not, and will not, to the extent such Subsidiary is controlled by the Company or its Affiliates, permit any of its Subsidiaries, to:

                              (i) other than in connection with the Merger, authorize, issue or commit to issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of beneficial interest or other equity interests in the Company, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or securities, except for the issuance of Company Stock upon the exercise of, and in accordance with, Options granted prior to the date hereof;

                              (ii) split up, combine or reclassify any shares of stock or other equity interests in the Company;

                              (iii) purchase, redeem or otherwise acquire any shares of stock or other equity interests in the Company, or any interest in or right to acquire any such shares or other equity interests in the Company;

                              (iv) (A) increase the compensation or benefits payable or to become payable to the directors, officers, consultants or employees of the Company, or any of its Subsidiaries, other than to employees in the ordinary course of business consistent with past practice; provided, however, that no such increases shall increase the number of weeks of severance, if any, that the Company is obligated to pay such employees or the terms of the Company’s severance plans, (B) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, employment, termination, severance, stock incentive or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee, except as contemplated by this Agreement or to the extent required by applicable Legal Requirements or the terms of a collective bargaining agreement, (C) increase the benefits payable under any existing severance or termination pay policies or employment or other agreements, (D) take any affirmative action to accelerate the vesting of any stock-based compensation, (E) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted shares, or the removal of existing restrictions in any agreements or awards made thereunder), (G) make any material determinations not in the ordinary course of business consistent with past practice under any collective bargaining agreement, (H) amend or modify any Company Share Plan, (I) grant or promise any tax offset payment award under any Company Share Plan, (J) make any loan or cash advance to, or engage in any transaction with, any current or former director, officer or employee, except advances to employees in the ordinary course of business consistent with past practice, (K) make any loan or cash advance to any current or former consultant or independent contractor, or (L) hire any officers, consultants or employees other than in the ordinary course of business consistent with past practice and only to the extent such hires are reasonably necessary to replace employees no longer employed after the date hereof or to staff new facilities;

                              (v) subject to the provisions of Section 5.4, adopt or effect a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

                              (vi) subject to the provisions of Section 5.4, except for transactions disclosed on Schedule 5.3 of the Company Disclosure Schedule, transfer, sell, lease (other than as lessee pursuant to leases in effect as of the date hereof), license, sell and leaseback, mortgage (except as otherwise permitted pursuant to Schedule 5.3 of the Company Disclosure Schedule), encumber or otherwise dispose of or assign any (i) Company Properties (ii) of the Company’s or any Subsidiary’s interest in the Leased Properties or (iii) other material assets (including any contracts or stock (or equivalent thereof of the Company’s Subsidiaries) or permit any (x) Company Properties, (y) of the Company’s or any Subsidiary’s interest in the Leased Properties or (z) other material assets (including any contracts or stock (or equivalent thereof of the Company’s Subsidiaries) to be subjected to any Liens, other than Permitted Liens, except (A) to the extent such Lien is made or incurred in the ordinary course of business consistent with past practice, or (B) to the extent such Lien does not materially affect the value of, or interfere with the business or the operation of, the Company Properties and the Leased Properties taken as a whole;

                              (vii) amend, modify or repeal, or propose to do, or permit or consent to any amendment, modification or repeal of the Company Charter or Bylaws (or equivalent organizational document), other than the amendment and restatement of the Company Charter and any amendments to the Bylaws that may be required as a result of the Merger;

                              (viii) enter into, or become obligated under, or change, amend, terminate or otherwise modify except in the ordinary course of business consistent with past practice any Company Material Contract (other than as otherwise permitted by this Section 5.3), or fail to enforce any material rights or claims of the Company under any Contract in a manner reasonably likely to result in a Company Material Adverse Effect;

                              (ix) make or commit to make capital expenditures except (A) in the ordinary course of business consistent with past practice, (B) for expenditures the Company reasonably deems necessary to address emergency situations, (C) to ensure compliance with applicable Legal Requirements, (D) to cure a default under a material agreement, or (E) as set forth in Schedule 5.3 of the Company Disclosure Schedule;

                              (x) (A) incur any Indebtedness for borrowed money other than borrowings in the ordinary course of business consistent with past practice, (B) issue, sell or amend any debt securities or other rights to acquire any debt securities of the Company or any of its Subsidiaries, or (C) make any loans, advances or capital contributions to, or investment in, or repay any indebtedness owing to any Person other than the Company or any of its direct or indirect Subsidiaries in an amount in excess of $500,000 individually or $5,000,000 in the aggregate other than the repayment of Indebtedness existing as of the date hereof in accordance with its terms; provided, however, that the Company may take any of the actions proscribed by this Section 5.3(a)(x) with the Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed);

                              (xi) enter into any hedging agreement or other financial agreement or arrangement designed to protect the Company or its Subsidiaries against fluctuations in commodities prices, exchange rates or interest rates (other than replacement of such existing hedging agreements or other financial agreements or arrangements required by the Company’s Contracts related to Indebtedness, following reasonable consultation with the Parent); provided, however, that the Company may enter into such agreements with the Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed);

                              (xii) acquire by merging or consolidating with, or by purchasing all or substantially all, or a portion of all, the assets, capital stock (or equivalent thereof) or other equity securities of any other Person, or any business division, assets or properties of any other Person or otherwise organize or acquire control or ownership of any other Person for an amount exceeding $500,000 individually or $2,000,000 in the aggregate;

                              (xiii) make, amend or rescind any express or deemed material election relative to Taxes, unless such election or rescission is (i) required by any Legal Requirement, or (ii) necessary to preserve the status of the Company as a REIT or of any Subsidiary of the Company (other than any taxable REIT subsidiary or qualified REIT subsidiary) as a partnership or disregarded entity for federal income tax purposes, waive or extend the statute of limitations with respect to any Taxes, or settle or compromise any material liability for Taxes (other than settling appeals of property Tax valuations) or amend any Tax Return; provided, however, that nothing in this Agreement shall preclude the Company from designating dividends paid by it as “capital gains dividends” within the meaning of Section 857 of the Code or electing to treat any entity as a taxable REIT subsidiary;

                              (xiv) enter into any Tax Protection Agreement;

                              (xv) make any material changes in financial accounting methods, principles or practices, except insofar as may have been required by a change in GAAP or other Legal Requirement, recommended by the Company’s independent auditors;

                              (xvi) take any action, or fail to take any action, which can reasonably be expected to cause (i) the Company to fail to qualify as a REIT, or (ii) any of its Subsidiaries to cease to be treated as a partnership or disregarded entity for federal income tax purposes, as a REIT, as a Qualified REIT Subsidiary, or as a Taxable REIT Subsidiary under Section 856(l) of the Code, as the case may be;

                              (xvii) make any payments or incur any liability or obligation to or for the benefit of any Third Party for the purpose of obtaining any consent from such Third Party to the Merger or the transactions contemplated hereunder in excess of $500,000 individually or $5,000,000 in the aggregate;

                              (xviii) initiate, compromise or settle any litigation or arbitration proceeding (A) relating to this Agreement or the transactions contemplated hereby or (B) material to the Company and its Subsidiaries, taken as a whole;

                              (xix) open or close any facility or office material to the Company and its Subsidiaries, taken as a whole;

                              (xx) adopt or implement any shareholder rights plan or similar device or arrangement; or

                              (xxi) take, undertake, incur, authorize, commit or agree to take any of the foregoing actions.

                    (b) The Company will advise the Parent as soon as reasonably practicable of (and, in the case of any written notice, provide to the Parent a copy of):

                              (i) the commencement of or, to the Knowledge of the Company, any threat in writing of any material claim, litigation, action, suit, inquiry or proceeding involving the Company, any of its Subsidiaries, their respective properties or assets, or, to the Knowledge of the Company, involving any of their respective directors, officers or agents (in their capacities as such);

                              (ii) any written notice from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                              (iii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; and

                              (iv) in furtherance and not in limitation of Section 5.1(a), 7.1 and 7.2, a copy of each report, schedule, form, statement and other document filed or received by it during such period pursuant to the requirements of domestic or foreign (whether national, federal, state, provincial, local or otherwise) laws in connection with this transaction or outside of the ordinary course of business which, in each case, would be reasonably likely to result in a Company Material Adverse Effect.

                    (c) The Company will, and will cause each of its Subsidiaries to, comply with all Legal Requirements applicable to the Business, except to the extent failure to so comply would not be reasonably likely to result in a Company Material Adverse Effect.

                    (d) The Company shall provide to the Parent a summary of the amounts outstanding on its and its Subsidiaries’ revolving credit arrangements on a monthly basis.

                    (e) Nothing contained in this Agreement shall give the Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ operations.

          Section 5.4 No Solicitation.

                    (a) Except as provided in this Section 5.4(a) or in Section 5.3(b), the Company shall not, and it shall cause its Subsidiaries and its and their respective officers, directors, employees, agents and representatives (collectively, the “Representatives”) not to, directly or indirectly, (i) solicit, initiate, knowingly encourage or knowingly facilitate any inquiries or the making of any inquiries regarding, or the submission of, any proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to any proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal, or (iii) enter into any agreement with respect to any Acquisition Proposal or approve or recommend any Acquisition Proposal; provided, however, that (without limiting the rights of the Parent hereunder) nothing contained in this Section 5.4 or any other provision of this Agreement shall prohibit the Company or the Company Board from (A) taking and disclosing to the Company’s shareholders a position with respect to a tender or exchange offer by a Third Party pursuant to Rules 14d-9 and 14e-2 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act (or any similar communication to shareholders in connection with the making or amendment of a tender offer or exchange offer) or (B) making any disclosure to shareholders with regard to an Acquisition Proposal that the Company Board determines in good faith, and in consultation with its legal advisors, is required to be disclosed by any Legal Requirement. Upon execution of this Agreement, the Company shall, and it shall cause the Representatives to, immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and shall immediately request the return or destruction of all confidential information regarding the Company or its Subsidiaries provided to any Person or group prior to the date of this Agreement pursuant to the terms of any applicable Third Party Confidentiality Agreements, and the Company shall use commercially reasonable efforts to enforce (to the extent the Company has Knowledge of a breach by the other party thereto), and shall not waive any of the provisions of, any such Third Party Confidentiality Agreement. Notwithstanding the foregoing, prior to the date of the Company Shareholders’ Meeting, the Company and the Representatives may furnish information concerning its and its Subsidiaries’ business, properties or assets to any Person or group (so long as such Person or group is not in breach of the “standstill” provisions of any Third Party Confidentiality Agreement), and may negotiate and participate in discussions and negotiations with such Person or group concerning an Acquisition Proposal if: (w) such Person or group has submitted an unsolicited Acquisition Proposal which did not result from a material breach by the Company, any of its Subsidiaries or any Representative of the terms and conditions set forth herein and which the Company Board believes in good faith (after consultation with its legal and financial advisors) is reasonably likely to lead to a Superior Proposal; (x) if the Company Board determines in good faith (after consultation with its legal advisors) that failing to do so would be inconsistent with the duties of the members of the Company Board, including the standards of conduct set forth in the MGCL, (y) prior to providing any non-public information permitted to be provided pursuant to this sentence, the Company shall have entered into a confidentiality agreement with such Person or Group on reasonable and customary terms, and (z) the Company shall provide the Parent a copy of any non-public information to be provided pursuant to this sentence prior to furnishing such information to such Person or group.

                    (b) Except as set forth in this Section 5.4(b), neither the Company Board nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Parent, the approval or recommendation by the Company Board or any such committee of this Agreement or the transactions contemplated hereby, including the Merger, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal. Notwithstanding anything in this Agreement to the contrary, prior to the date of the Company Shareholders’ Meeting, the Company Board may withdraw or modify its approval or recommendation of this Agreement or the transactions contemplated hereby, including the Merger, approve or recommend a Superior Proposal, or enter into an agreement with respect to a Superior Proposal (each, a “Subsequent Determination”), in each case if (x) the Company shall not have violated its obligations under this Section 5.4 in any material respect and shall have received a Superior Proposal, (y) the Company Board shall have determined in good faith (after consultation with its legal advisors) that failing to take such action would be inconsistent with the duties of the members of the Company Board, including the standards of conduct set forth in the MGCL, and (z) prior to taking such action, the Company provides four Business Days written notice to the Parent advising the Parent that the Company Board has made the determination described in clause (y) immediately above and complies with Section 9.1(f).

                    (c) From and after the date of this Agreement, the Company shall promptly (but in any event within 24 hours) advise the Parent of the receipt of any inquiries, requests, proposals or offers relating to an Acquisition Proposal received by the Company and keep the Parent informed as to the status of and any material developments regarding any such inquiries, requests, proposals or offers. Any such notice shall be made in writing and shall indicate the material terms and conditions thereof (including the identity of the party making the Acquisition Proposal and a copy of the Acquisition Proposal and any modifications thereto).

          Section 5.5 Tax Matters.

                    (a) From the date of this Agreement until the Effective Time, each of the Company and its Subsidiaries will duly and timely file all Tax Returns and other documents required to be filed by it with federal, state, local and foreign Governmental Authorities, subject to extensions permitted by any Legal Requirement and properly granted by the appropriate authority, provided that such extensions do not adversely affect the Company’s status as a REIT under the Code.

                    (b) The Company and its Subsidiaries shall cooperate in the preparation, execution, and filing of all returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar Taxes (together with any related interest, penalties or additions to such Taxes, “Transfer Taxes”) which become payable in connection with the transactions contemplated by this Agreement and shall cooperate in attempting to minimize the amount of such Transfer Taxes.

                    (c) The Company shall provide the Parent an opinion of Bass, Berry & Sims PLC, or other counsel to the Company reasonably satisfactory to the Parent, dated as of the date of the Closing Date, opining that the Company has been organized and has operated in conformity with the requirements for qualification as a REIT under the Code for the Company’s taxable year ended December 31, 2008 and that the Company’s organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT for subsequent taxable years. Such opinion shall be based upon customary assumptions and customary representations made by the Company and its Subsidiaries, and such opinion shall be subject to such changes or modifications as may be deemed necessary or appropriate by Bass, Berry & Sims PLC (or such counsel rendering the opinion and as shall be reasonably satisfactory to Parent).

          Section 5.6 Director Resignations. The Company shall obtain and deliver to the Parent at the Closing evidence reasonably satisfactory to the Parent of the resignation, effective from and after the Effective Time, of those directors of the Company or any Company Subsidiary designated by the Parent to the Company in writing at least fifteen (15) business days prior to the Closing.

ARTICLE VI.
COVENANTS OF PARENT

          The Parent covenants and agrees with the Company that, at all times before the Closing and to the extent specified, after the Closing, the Parent at its expense will comply and will cause Parent Advisory or the Surviving Corporation, as the case may be, to comply with all covenants and provisions of this Article VI, except to the extent otherwise expressly required or permitted by this Agreement.

          Section 6.1 Obligation of the Parent to Make Merger Effective. The Parent shall take all legally permitted actions necessary on its part to carry out the transactions contemplated hereby. The Parent will consent in writing to the approval of this Agreement and the Merger in accordance with applicable Legal Requirements.

          Section 6.2 Access to Information.

                    (a) The Parent and Parent Advisory will provide the Company’s counsel, accountants and other representatives and agents with reasonable access (in relation to the Company’s status as a party to this Agreement), upon reasonable prior notice and during normal business hours, to the books and records of the Parent and Parent Advisory and will furnish the Company with such financial and operating data and other information with respect to the business, personnel and properties of the Parent and Parent Advisory or the transactions contemplated hereby as the Company shall from time to time reasonably request; provided, however, that such investigation (a) shall be conducted upon reasonably prior notice with a representative of the Parent present, and in such manner as not to interfere unreasonably with the operation of the business of the Parent or Parent Advisory, (b) shall not include speaking with employees, customers or suppliers of the Parent or Parent Advisory without the prior consent of the Parent, other than to the extent such customers or suppliers are customers of or suppliers to the Company or any of its Subsidiaries, and (c) neither the Parent, Parent Advisory nor any of the Parent’s Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate the rights of any Person with which it has a business relationship, constitute a waiver of the attorney-client privilege or contravene any Legal Requirement.

                    (b) The Company will hold and treat and will cause its Representatives to hold and treat in confidence all documents and information concerning the Parent or Parent Advisory or their Subsidiaries furnished or otherwise made available to such party in connection with the transactions contemplated by this Agreement.

          Section 6.3 Information for Registration Statement and Proxy Statement for the Company’s Shareholders. The Parent will promptly furnish to the Company such data and information relating to it and Parent Advisory as the Company may reasonably request for the purpose of including such data and information in the Registration Statement and Proxy Statement and any amendments or supplements thereto used by the Company to obtain the necessary shareholder approval of the Merger.

          Section 6.4 Conduct of Business. The Parent and Parent Advisory covenant and agree that prior to the Effective Time, except (i) as expressly provided in this Agreement, or (ii) as agreed in writing by Company, after the date hereof:

                    (a) Subject to the restrictions set forth in clause (a)(2), the Parent and Parent Advisory will, and will cause each of the Parent’s Subsidiaries to, conduct its business in the ordinary course consistent with past practice, use commercially reasonable efforts to preserve substantially intact in all material respects its present business organization, assets, properties, reputation and key relations, keep available in all material respects the services of its present officers, trustees and employees (except that the Parent agrees that it shall not be a breach of this provision if any employees of the Parent or any of its Subsidiaries choose to voluntarily terminate their employment with the Parent or such Subsidiary, as applicable, after the date hereof), and (2) the Parent and Parent Advisory will not, and will not permit any of the Parent’s Subsidiaries to:

                              (i) authorize, issue or commit to issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of beneficial interest or other equity interests in the Parent, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or securities, except for the issuance of the Parent Capital Stock upon the exercise of, and in accordance with, Options granted prior to the date hereof; provided, however, that nothing herein shall prohibit the Parent from (A) making automatic option grants or restricted share grants to directors or employees of the Parent pursuant to the employee benefit plans of the Parent, or (B) issuing the Parent Capital Stock pursuant to the terms of the employee benefit plans of the Parent;

                              (ii) split up, combine or reclassify any shares of beneficial interest or other equity interests in the Company;

                              (iii) purchase, redeem or otherwise acquire any shares of beneficial interest or other equity interests in the Company, or any interest in or right to acquire any such shares or other equity interests in the Company;

                              (iv) adopt or effect a plan of complete or partial liquidation or dissolution as to the Parent or Parent Advisory;

                              (v) except for transactions disclosed on Schedule 6.3 of the Parent Disclosure Schedule, transfer, sell, lease (other than as lessee pursuant to leases in effect as of the date hereof), license, sell and leaseback, mortgage (except as otherwise permitted pursuant to Schedule 6.4 of the Parent Disclosure Schedule), encumber or otherwise dispose of or assign any (i) of the Parent Properties (ii) of the Parent’s or any Subsidiary’s interest in the Parent Leased Properties or (iii) other material assets (including any contracts or stock (or equivalent thereof of the Parent’s Subsidiaries) or permit any (x) Parent Properties, (y) of the Parent’s or any Subsidiary’s interest in the Parent Leased Properties or (z) other material assets (including any contracts or stock (or equivalent thereof of the Company’s Subsidiaries) to be subjected to any Liens, other than Permitted Liens, except (A) to the extent such Lien is made or incurred in the ordinary course of business consistent with past practice, or (B) to the extent such Lien does not materially affect the value of, or interfere with the business or the operation of, the Parent Properties and the Parent Leased Properties taken as a whole;

                              (vi) amend, modify or repeal, or propose to do, or permit or consent to any amendment, modification or repeal of its Declaration of Trust or Bylaws (or equivalent organizational document);

                              (vii) enter into, or become obligated under, or change, amend, terminate or otherwise modify except in the ordinary course of business consistent with past practice any Parent Material Contract (other than as otherwise permitted by this Section 6.4), or fail to enforce any material rights or claims of the Parent under any Contract in a manner reasonably likely to result in a Parent Material Adverse Effect;

                              (viii) make or commit to make capital expenditures except (A) in the ordinary course of business consistent with past practice, (B) for expenditures the Parent reasonably deems necessary to address emergency situations, (C) to ensure compliance with applicable Legal Requirements, (D) to cure a default under a material agreement or (E) as set forth in Schedule 6.4 of the Parent Disclosure Schedule;

                              (ix) (A) incur any Indebtedness for borrowed money other than borrowings pursuant to the Parent’s and its Subsidiaries’ revolving credit arrangements in effect on the date hereof in the ordinary course of business consistent with past practice, (B) issue, sell or amend any debt securities or other rights to acquire any debt securities of the Parent or any of its Subsidiaries, or (C) make any loans, advances or capital contributions to, or investment in, or repay any indebtedness owing to any Person other than the Parent or any of its direct or indirect Subsidiaries in an amount in excess of $5,000,000 other than the repayment of Indebtedness existing as of the date hereof in accordance with its terms; provided, however, that the Parent may take any of the actions proscribed by this Section 6.4(a)(ix) with the Company’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed);

                              (x) enter into any hedging agreement or other financial agreement or arrangement designed to protect the Parent or its Subsidiaries against fluctuations in commodities prices, exchange rates or interest rates (other than replacement of such existing hedging agreements or other financial agreements or arrangements required by the Parent’s Contracts related to Indebtedness, following reasonable consultation with the Company); provided, however, that the Parent may enter into such agreements with the Company’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed);

                              (xi) acquire by merging or consolidating with, or by purchasing all or substantially all, or a portion of all, the assets, capital stock (or equivalent thereof) or other equity securities of any other Person, or any business division, assets or properties of any other Person or otherwise organize or acquire control or ownership of any other Person;

                              (xii) make, amend or rescind any express or deemed material election relative to Taxes, unless such election or rescission is (i) required by any Legal Requirement, or (ii) necessary to preserve the status of the Parent as a REIT or of any Subsidiary of the Parent (other than any taxable REIT subsidiary or qualified REIT subsidiary) as a partnership or disregarded entity for federal income tax purposes, waive or extend the statute of limitations with respect to any Taxes, or settle or compromise any material liability for Taxes (other than settling appeals of property Tax valuations) or amend any Tax Return; provided, that nothing in this Agreement shall preclude the Parent from designating dividends paid by it as “capital gains dividends” within the meaning of Section 857 of the Code or electing to treat any entity as a taxable REIT subsidiary;

                              (xiii) enter into any Tax Protection Agreement;

                              (xiv) make any material changes in financial accounting methods, principles or practices, except insofar as may have been required by a change in GAAP or other Legal Requirement, recommended by the Parent’s independent auditors or made pursuant to instructions, comments or orders from the SEC;

                              (xv) take any action, or fail to take any action, which can reasonably be expected to cause (i) the Parent to fail to qualify as a REIT, or (ii) any of its Subsidiaries to cease to be treated as a partnership or disregarded entity for federal income tax purposes, as a REIT, as a Qualified REIT Subsidiary, or as a Taxable REIT Subsidiary under Section 856(l) of the Code, as the case may be;

                              (xvi) make any payments or incur any liability or obligation to or for the benefit of any Third Party for the purpose of obtaining any consent from such Third Party to the Merger or the transactions contemplated hereunder in excess of $500,000 individually or $5,000,000 in the aggregate;

                              (xvii) initiate, compromise or settle any litigation or arbitration proceeding (A) relating to this Agreement or the transactions contemplated hereby or (B) material to the Parent and its Subsidiaries, taken as a whole;

                              (xviii) open or close any facility or office material to the Parent and its Subsidiaries, taken as a whole;

                              (xix) adopt or implement any shareholder rights plan or similar device or arrangement; or

                              (xx) take, undertake, incur, authorize, commit or agree to take any of the foregoing actions.

                    (b) The Parent will advise the Company as soon as reasonably practicable of (and, in the case of any written notice, provide to the Company a copy of):

                              (i) the commencement of or, to the Knowledge of the Parent, any threat in writing of any material claim, litigation, action, suit, inquiry or proceeding involving the Parent, any of its Subsidiaries, their respective properties or assets, or, to the Knowledge of the Parent, involving any of their respective trustees, officers or agents (in their capacities as such);

                              (ii) any written notice from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                              (iii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; and

                              (iv) in furtherance and not in limitation of Section 6.1, 8.1 and 8.2, a copy of each report, schedule, form, statement and other document filed or received by it during such period pursuant to the requirements of domestic or foreign (whether national, federal, state, provincial, local or otherwise) laws in connection with this transaction or outside of the ordinary course of business which, in each case, would be reasonably likely to result in a Parent Material Adverse Effect.

                    (c) The Parent will, and will cause each of its Subsidiaries to, comply, in all material respects, with all Legal Requirements applicable to their business, except to the extent failure to do so would not be reasonably likely to result in a Parent Material Adverse Effect.

          Section 6.5 Indemnification Rights.

                    (a) The Company and the Surviving Corporation agree that all rights to indemnification and advancement of expenses and exculpation and release now existing in favor of the officers and trustees of the Parent or any of its Subsidiaries (including any Person who was or becomes a trustee or officer prior to the Effective Time) (the “Indemnified Parties”) under the Maryland REIT Law or the MGCL or as provided in the Parent’s or any of its Subsidiaries’ articles of incorporation, declaration of trust, bylaws or resolutions or any other written agreement between them with respect to matters occurring at or prior to the Effective Time shall survive the Merger and shall continue in full force and effect for a period of not less than six years after the Effective Time (or, in the case of claims or other matters occurring on or prior to the expiration of such six-year period which have not been resolved prior to the expiration of such six-year period, until such matters are finally resolved), and the Company shall cause the Surviving Corporation and its Subsidiaries to, and the Surviving Corporation shall, honor all such rights to the fullest extent of the law. The Company shall cause to be maintained in effect for not less than six years from the Effective Time the current policies of the trustees’ and officers’ liability insurance maintained by the Parent (provided that the Company may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous); provided, however, that in no event shall the Company be required to pay aggregate premiums for insurance under this Section 6.5(a) in excess of 200% of the aggregate premiums paid by the Parent in 2008 for such purpose and, if the annual premiums of such insurance coverage exceed such amount, the Company shall use commercially reasonable efforts to obtain a policy with the greatest coverage available for a cost not exceeding such amount; and provided, further, that officers and trustees of the Parent or any Subsidiary may be required to make application and provide customary representations and warranties to the Company’s insurance carrier for the purpose of obtaining such insurance. Until the sixth anniversary of the Effective Time, the Company and its Affiliates shall not amend, modify or repeal the provisions for exculpation or indemnification of directors or officers contained in the articles of incorporation or bylaws (or comparable charter documents) of the Surviving Corporation or its Subsidiaries in such a manner as would adversely affect the rights of any individual who has served as a trustee or officer of the Parent or its Subsidiaries prior to the Effective Time to be exculpated or indemnified in respect of their serving in such capacities prior to the Effective Time.

                    (b) Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against or involves any Indemnified Party, on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 6.5 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

                    (c) This covenant is intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives. The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to any Legal Requirement, contract or otherwise.

                    (d) In the event the Parent or any of its successors or assigns (i) consolidates or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in either such case, proper provision shall be made so that the successors and assigns of the Parent shall assume the obligations set forth in this Section 6.5.

          Section 6.6 Tax Matters.

                    (a) From the date of this Agreement until the Effective Time, each of the Parent and its Subsidiaries will duly and timely file all Tax Returns and other documents required by them to be filed with federal, state, local and foreign Governmental Authorities, subject to extensions permitted by any Legal Requirement and properly granted by the appropriate authority, provided that such extensions do not adversely affect the Parent’s status as a REIT under the Code.

                    (b) The Parent and its Subsidiaries shall cooperate in the preparation, execution, and filing of all returns, questionnaires, applications, or other documents regarding any Transfer Taxes which become payable in connection with the transactions contemplated by this Agreement and shall cooperate in attempting to minimize the amount of such Transfer Taxes.

                    (c) The Parent shall provide the Company an opinion of Bass, Berry & Sims PLC, or other counsel to the Parent reasonably satisfactory to the Company, dated as of the date of the Closing Date, opining that the Parent has been organized and has operated in conformity with the requirements for qualification as a REIT under the Code commencing with the Parent’s taxable year ended December 31, 2006 and through the Parent’s taxable year ended December 31, 2008 and that the Parent’s organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT for subsequent taxable years. Such opinion shall be based upon customary assumptions and customary representations made by the Parent and its Subsidiaries, and such opinion shall be subject to such changes or modifications as may be deemed necessary or appropriate by Bass, Berry & Sims PLC (or such counsel rendering the opinion and as shall be reasonably satisfactory to Company).

          Section 6.7 Deregistration. The Parent and the Surviving Corporation shall cause the Company Stock and the Parent Capital Stock to be deregistered under the Exchange Act as soon as practicable following the Effective Time.

ARTICLE VII.
COVENANTS OF ALL PARTIES

          Section 7.1 Shareholder Approval; Preparation of Proxy Statement and Registration Statement.

                    (a) As promptly as practicable following the date hereof, the Company and the Parent shall cooperate in preparing and shall cause to be filed with the SEC mutually acceptable proxy materials that shall constitute the joint proxy statement/prospectus relating to the matters to be submitted to the holders of Company Stock at the Company Shareholders’ Meeting (as defined below) and to holders of the Parent Capital Stock at the the Parent Shareholders’ Meeting (such joint proxy statement/prospectus, and any amendments or supplements thereto, the “Proxy Statement”), and the Company shall prepare and file with the SEC the Registration Statement (of which the Proxy Statement will be a part). The Parent and the Company shall use their commercially reasonable efforts to cause the Proxy Statement and the Registration Statement to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff, to cause the Registration Statement to become effective under the Securities Act as soon after such filing as practicable and to keep the Registration Statement effective as long as is necessary to consummate the Merger. Each of the Parent and the Company will cause the Proxy Statement to be disseminated to its shareholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. The Company, acting through the Company Board, shall, subject to the duties of the members of the Company Board under the MGCL, have included in the Proxy Statement the recommendation of the Company Board that the shareholders of the Company approve the Merger and adopt this Agreement. The Parent, acting through its board of trustees, shall have included in the Proxy Statement the recommendation of the Parent’s board of trustees that the shareholders of the Parent approve the Merger. All correspondence and communications to the SEC made by the Company or the Parent with respect to the transactions contemplated by this Agreement, will be provided to the other party with an opportunity to review and comment thereon, prior to such communication or correspondence being made to the SEC, and all other correspondence or communication made to the SEC by the Company or the Parent shall be provided to the other party at the time of submission to the SEC.

                    (b) The Parent and the Company shall make all necessary filings with respect to the Merger and the transactions contemplated thereby under the Securities Act and the Exchange Act and applicable blue sky laws and the rules and regulations thereunder. Each party will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Company Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. No amendment or supplement to the Proxy Statement or the Registration Statement shall be filed without the approval of both parties hereto, which approval shall not be unreasonably withheld or delayed; provided, however, that the Company, in connection with a Subsequent Determination, may amend or supplement the Proxy Statement pursuant to a Qualifying Amendment (as defined below) to effect such a Subsequent Determination, and in such event, this right of approval shall apply only with respect to information relating to the Parent and its Affiliates or their business, financial condition or results of operations. “Qualifying Amendment” means an amendment or supplement to the Proxy Statement to the extent it contains (i) a Subsequent Determination, (ii) a statement of the reasons of the Company Board for making such Subsequent Determination and (iii) additional information reasonably related to the foregoing.

                    (c) If at any time prior to the Effective Time, any information relating to the Parent or the Company, or any of their respective Affiliates, officers, directors or trustees, should be discovered by the Parent or the Company that should be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of the Company and the Parent.

                    (d) The Company shall, following the execution of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of adopting this Agreement and approving the Merger (the “Company Shareholders’ Meeting”). The Company shall, subject to the provisions of Section 5.4, (i) use commercially reasonable efforts to solicit from shareholders of the Company proxies in favor of adoption of this Agreement and approval of the Merger for the Company Shareholders’ Meeting and (ii) recommend to its shareholders the adoption of this Agreement and the approval of the Merger.

                    (e) The Parent shall, following the execution of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the “Parent Shareholders’ Meeting”) for the purpose of adopting this Agreement and approving the Merger. The Parent shall (i) use commercially reasonable efforts to solicit from shareholders of the Parent proxies in favor of adoption of this Agreement and approval of the Merger for the Parent Shareholders’ Meeting and (ii) recommend to its shareholders the adoption of this Agreement and the approval of the Merger. The Parent board of trustees shall not withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Company, its approval or recommendation of this Agreement and the Merger.

                    (f) Notwithstanding anything to the contrary contained in this Agreement, if this Agreement is terminated, the Company shall not be required to hold the Company Shareholders’ Meeting and the Parent shall not be required to hold the Parent Shareholders’ Meeting.

          Section 7.2 Voting of Shares. The Company shall vote all shares of the Parent Capital Stock beneficially owned by it or any of its Subsidiaries as of the record date for the Parent Shareholders’ Meeting in favor of adoption of this Agreement and approval of the Merger.

          Section 7.3 Commercially Reasonable Efforts.

                    (a) Each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under Legal Requirements applicable to such party and otherwise to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all other necessary actions or non-actions, extensions, waivers, Permits or Consents from Persons, including Third Parties and the making of all other necessary registrations, notices and filings (including other filings with Governmental Entities, if any), (ii) the preparation of the Proxy Statement, (iii) the preparation of the Registration Statement and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

                    (b) Each of the Parent and the Company shall use commercially reasonable efforts to cooperate in all respects with each other in connection with any filing or submission to any Governmental Entity.

                    (c) Each of the Parent and the Company shall, in connection with the efforts referenced in Section 7.3(a) to obtain all required Permits and Consents under any Legal Requirements, use commercially reasonable efforts to (i) subject to Legal Requirements and provided that parties may redact any discussion of the value of this or alternative transactions, permit the other party to review and discuss in advance, and consider in good faith the views of the other in connection with, any proposed written or material oral communication (or other correspondence or memoranda) between it and any Governmental Entity, and (ii) promptly inform each other of and supply to such other party any communication (or other correspondence or memoranda) received by such party from, or given by such party to, any Governmental Entity, in each case regarding the Merger contemplated hereby.

                    (d) In furtherance and not in limitation of the covenants of the parties contained in this Section 7.3, if any objections are asserted with respect to the Merger contemplated hereby under any antitrust or competition law, each of the Parent and the Company agrees to use commercially reasonable efforts (which under no circumstances shall involve divesting of material assets) to resolve any antitrust concerns, federal, state, foreign or private, obtain all Permits and Consents and obtain termination of the waiting period under the HSR Act or any other applicable Legal Requirements and the termination of any outstanding judicial or administrative orders prohibiting the Closing so as to permit consummation of the Merger as soon as practicable. In furtherance and not in limitation thereof, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened in writing to be instituted) challenging any transaction contemplated by this Agreement as violative of any law or regulation, or if any statute, rule, regulation, executive order, decree, injunction or administrative order is enacted, entered, promulgated or enforced by a Governmental Entity that would make the Merger illegal or would otherwise prohibit or materially impair or delay the consummation of the transactions contemplated hereby, the Company shall cooperate with the Parent in all respects in responding thereto, and each shall use its respective commercially reasonable efforts to contest, resist and/or attempt to resolve any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement, and to have such statute, rule, regulation, executive order, decree, injunction or administrative order repealed, rescinded or made inapplicable so as to permit consummation of the Merger.

                    (e) In connection with the obtaining of Consents from Third Parties or obviating the need to obtain such Consents, if requested in writing by the other party hereto, each of the Company and the Parent shall, or shall cause its Subsidiaries to, execute any documents, agreements and instruments and take such other actions to the extent practicable, in accordance with Legal Requirements and its charter or Declaration of Trust and Bylaws and the applicable formation and governing contracts of its Subsidiaries (including forming Subsidiaries and transferring properties or assets of such party to such Subsidiaries).

          Section 7.4 Affiliate Letter. On or prior to the date of the Company Shareholders Meeting, the Company will deliver to the Parent a letter (the “Company Affiliate Letter”) identifying all persons who are “affiliates” of the Company for purposes of Rule 145 under the Securities Act (“Rule 145”). On or prior to the Closing Date, the Company will use all reasonable efforts to cause each person identified as an “affiliate” in the Company Affiliate Letter to deliver a written agreement, in form and substance reasonably acceptable to the Parent, in connection with restrictions on affiliates under Rule 145.

          Section 7.5 Section 16(b). The Parent, Parent Advisory, and the Company shall take all such steps as may be required to cause the transactions contemplated hereby and any other dispositions of equity securities of the Company (including derivative securities) or acquisitions of equity securities of the Company by each individual who (a) is a director or officer of the Parent, or (b) at the Effective Time will become a director or officer of the Surviving Corporation, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

          Section 7.6 Company Indebtedness. With respect to the instruments of Indebtedness set forth on Schedule 7.7 of the Company Disclosure Schedule (collectively, the “Assumed Indebtedness”), the Company shall execute and deliver to the directors or other representatives in accordance with the terms of the respective Assumed Indebtedness, supplemental indentures or other instruments, in form reasonably satisfactory to the respective directors or other representatives, expressly assuming the obligations of the Parent and/or any of its Subsidiaries under such indentures with respect to the due and punctual payment of the principal of (and premium, if any) and interest, if any, on, and conversion and redemption obligations, if any, under, all debt securities issued by the Parent and/or any of its Subsidiaries under the Assumed Indebtedness and the due and punctual performance of all the terms, covenants and conditions of the Assumed Indebtedness to be kept or performed by the Parent and/or any of its Subsidiaries and shall deliver such supplemental indentures or other instruments to the respective trustees or other representatives under the Assumed Indebtedness. The Parent and its Subsidiaries shall provide, and shall cause their respective officers, employees and Representatives to provide, all cooperation reasonably requested by the Company in connection with the repayment, defeasance, modification, refinancing, or assumption, effective upon the Closing of all rights and obligations of the Parent and its Subsidiaries in respect of Indebtedness and any equity financing arrangements of the Company. Such cooperation shall include, but not be limited to, the preparation and delivery of any required certificates, supplemental indentures, notices, supplemental agreements and other customary documents and deliverables.

          Section 7.7 Dividends. From and after the date of this Agreement, each of the Company and the Parent shall not declare or pay any dividend or distribution to its shareholders without the prior written consent of the other party; provided, however, that the written consent of such other party shall not be required for the authorization and payment of (i) regular quarterly dividends that are paid at rates, and with record and payment dates fixed, in accordance with past practice or (ii) additional distributions required by the Code for either the Company or the Parent to maintain its REIT status or necessary to eliminate any federal Tax liability, after giving effect to any payments made pursuant to clauses (a) above.

          Section 7.8 The Parent Board of Directors. At the Effective Time, the Parent shall take all requisite action to cause all of the members of the Parent Board and all of the members of the Company Board to constitute the board of directors of the Surviving Corporation.

          Section 7.9 Notification of Certain Matters. Each party shall give prompt notice to the other parties of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would reasonably be expected to cause any representation or warranty made by such party in this Agreement to be untrue or inaccurate in any material respect at the Closing, or would reasonably be expected to cause any condition set forth in Article VIII not to be satisfied in any material respect at the Closing, and (ii) any material failure of such party or any of its representatives to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided however that no such notification (except, with respect to the representations and warranties of the Company, regarding developments arising from events occurring after the date hereof) shall affect the representations, warranties, covenants or agreements of the parties (or the remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

          Section 7.10 Reorganization Qualification. Each of the Company, the Parent and Parent Advisory shall use all commercially reasonable efforts to cause the Merger to qualify, and shall not take any action which could prevent the Merger from qualifying, as a 368 Reorganization.

          Section 7.11 Public Announcements. The press release announcing the execution of this Agreement shall be issued only in such form as shall be mutually agreed upon by the Parent and the Company. Thereafter, the Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including the Merger and shall not issue any such press release or make any such public statement before such consultation, except as may be required by any Legal Requirement. Notwithstanding the foregoing, without prior consent of the other parties, each party to this Agreement (a) may communicate with customers, vendors, suppliers, financial analysts, investors and media representatives in a manner consistent with its past practice in compliance with any Legal Requirement and (b) may disseminate the information included in a press release or other document previously approved for external distribution by the other parties.

          Section 7.12 Additional Agreements. Subject to the terms and conditions herein provided, but subject to the obligation to act in good faith, and subject at all times to the right and duty of each party’s directors or trustees to act in a manner consistent with their obligations under Applicable Law, each party agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and to cooperate with the other parties in connection with the foregoing, including the taking of such actions as are necessary to obtain any necessary consents, approvals, orders, exemptions and authorizations by or from any public or private third party, including, without limitation, any that are required to be obtained under any Applicable Law or any contract, agreement or instrument to which the parties or their Subsidiaries are a party or by which any of their respective properties or assets are bound, to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the Merger, to effect all necessary registrations, other filings or submissions of information requested by a Governmental Authority, and to use its best efforts to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the Merger.

ARTICLE VIII.
CONDITIONS OF MERGER

          Section 8.1 Conditions to the Obligations of each Party to Effect the Merger. The respective obligations of each of the Parent, Parent Advisory and the Company to effect the Merger are subject to the satisfaction or waiver by consent of the other parties, at or prior to the Effective Time, of each of the following conditions:

                    (a) Shareholder Approval. The Company Shareholders’ Meeting shall have been held and the Company’s shareholders shall have approved the matters provided for and as contemplated in Section 7.1(d) hereof. The Parent Shareholders’ Meeting shall have been held and the Parent’s shareholders shall have approved the matters provided for and as contemplated in Section 7.1(e) hereof.

                    (b) Other Regulatory Approvals. All material approvals, authorizations and consents of any Governmental Authority required to consummate the Merger shall have been obtained and remain in full force and effect, and all statutory waiting periods relating to such approvals, authorizations and consents shall have expired or been terminated.

                    (c) No Injunctions, Orders or Restraints; Illegality. No preliminary or permanent injunction or other order issued by a court or other Governmental Authority or competent jurisdiction shall be in effect which would have the effect of (i) making the consummation of the Merger illegal, or (ii) otherwise prohibiting the consummation of the Merger; provided, however, that prior to the Parent or the Company asserting this condition such party shall have used its reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

                    (d) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated and not concluded or withdrawn.

                    (e) 368 Reorganization. The Parent and the Company shall have received an opinion of Bass, Berry & Sims PLC in form and substance reasonably satisfactory to the Parent and the Company, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Effective Time, to the effect that the Merger should be treated for federal income tax purposes as a 368 Reorganization and that each of the Parent, the Company and Parent Advisory should be a party to the reorganization within the meaning of Section 368(b) of the Code.

                    (f) Representations and Warranties. Each of the representations and warranties made by the other parties in this Agreement that is qualified by reference to materiality or Company Material Adverse Effect or Parent Material Adverse Effect shall be true and correct, and each of the other representations and warranties made by the other parties in this Agreement shall be true and correct in all material respects, in each case of the date of this Agreement and at and as of the Closing Date as if made on that date (except that representations and warranties that expressly speak as of a specified date or time need only be true and correct as of such specified date or time). The Company shall have received a certificate signed by an authorized officer on behalf of the Parent and Parent Advisory, dated as of the Closing Date, to the foregoing effect. The Parent shall have received a certificate signed by an authorized officer on behalf of the Company, dated as of the Closing Date, to the foregoing effect. No representation or warranty of a party contained in this Agreement will be affected or deemed waived or otherwise impaired or limited by reason of any investigation by the other parties or their representatives pursuant to Section 5.1(a) and Section 6.2(a) hereof or otherwise, except in each case to the extent that on or before the Closing Date, the other parties have actual knowledge of any facts, events or circumstances that would cause the representation or warranty of the other Party in question to be untrue.

                    (g) Performance and Obligations of the Parties. The parties to this Agreement shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. The Company shall have received a certificate signed by an authorized officer on behalf of each of the Parent and Parent Advisory, and the Parent shall have received a certificate signed by an authorized officer on behalf of the Company, in each case dated as of the Closing Date, to the foregoing effect.

                    (h) Consents. All consents or approvals listed in Schedule 3.5(a) of the Company Disclosure Schedule and in Schedule 4.5(a) of the Parent Disclosure Schedule, and any other consents or approvals, the absence of which would, or would reasonably be expected to, result in a Company Material Adverse Effect or a Parent Material Adverse Effect, respectively, shall have been obtained and the Company or the Parent shall have received the respective copies of the consents of the other party in form and substance reasonably satisfactory to them.

          Section 8.2 Frustration of Closing Conditions. No party to this Agreement may rely on the failure of any condition set forth in this Article VIII to be satisfied if such failure was caused by such party’s failure to use its own commercially reasonable efforts to consummate the Merger and the other transactions contemplated hereunder.

ARTICLE IX.
TERMINATION, AMENDMENT AND WAIVER

          Section 9.1 Termination. This Agreement may be terminated at any time before the Effective Time:

                    (a) By mutual written consent of the Parent Board and the Company Board; or

                    (b) By either the Parent or the Company, if any Governmental Authority shall have issued a final and nonappealable order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or

                    (c) By either the Parent or the Company, if any U.S. federal or state Legal Requirement that makes consummation of the Merger illegal shall be in effect or shall have been enacted or adopted since the date of this Agreement and shall remain in effect; or

                    (d) By either the Parent or the Company, if (i) the shareholders of the Company fail to approve the Merger upon the taking of a vote at a duly held meeting of the shareholders or at any adjournment thereof or (ii) the shareholders of the Parent fail to approve the Merger upon the taking of a vote at a duly held meeting of the shareholders or at any adjournment thereof; or

                    (e)

                              (i) By the Parent or the Company, if the Company has approved a Superior Proposal in accordance with Section 5.4(b); provided, however, that this Agreement may be terminated by the Company pursuant to this Section 9.1(e)(i) only after the fourth Business Day following the Company’s delivery of written notice to the Parent advising the Parent that the Company Board is prepared to accept a Superior Proposal setting forth the material terms and conditions of any such Superior Proposal, including the amount of consideration per share of the Company Stock the shareholders of the Company will receive and the definitive agreements pursuant to which such Superior Proposal would be implemented (the “Superior Proposal Notice”) and only if (i) during such four Business Day period, if requested by the Parent, the Company has caused its financial and legal advisors to negotiate with the Parent in good faith to propose adjustments in the terms and conditions of this Agreement and (ii) the Parent Board has considered such proposed adjustments in the terms and conditions of this Agreement and has concluded in good faith, after consultation with its financial and legal advisors, that the Acquisition Proposal as set forth in the Superior Proposal Notice remains a Superior Proposal even after giving effect to the adjustments proposed by the Parent and provided that, immediately prior to and as a condition of such termination, the Parent shall comply with its obligations under the terms of Section 9.2; or

                              (ii) by the Parent, if there shall have been a material breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement such that the condition set forth in either Section 8.1(g) or 8.1(h) would not be satisfied and which, if curable, shall not have been cured prior to the earlier of (x) thirty Business Days after the giving of written notice by the Parent to the Company and (y) the Outside Date (as defined below); provided, that the Parent shall not have the right to terminate this Agreement pursuant to this clause (ii) if the Parent is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement such that the condition set forth in either Section 8.1(g) or 8.1(h) would not be satisfied; or

                              (iii) by the Parent, if the Closing shall not have occurred on or before December 31, 2009 (the “Outside Date”); provided that the Parent may not terminate this Agreement pursuant to this Section 9.1(e)(iii) if the Parent is in material breach of this Agreement; or.

                    (f) By the Company:

                              (i) If the Parent Board shall have (w) withdrawn, or modified or changed in a manner adverse to the Company its approval or recommendation of this Agreement or the transactions contemplated hereby, including the Merger, (x) recommended or approved an Acquisition Proposal, (y) adopted any resolution to effect any of the foregoing, or (z) failed to reconfirm its recommendation of this Agreement within five Business Days after being requested in writing by the Company to do so (except as permitted by Section 5.4(b)); or

                              (ii) if there shall have been a material breach of any representation, warranty, covenant or agreement on the part of the Parent contained in this Agreement such that the condition set forth in either Section 8.1(g) or 8.1(h) would not be satisfied and which, if curable, shall not have been cured prior to the earlier of thirty Business Days after the giving of written notice by the Company to the Parent and the Outside Date; provided, that the Company shall not have the right to terminate this Agreement pursuant to this clause (ii) if the Company is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement such that the condition set forth in either Section 8.1(g) or 8.1(h) would not be satisfied; or

                              (iii) if the Closing shall not have occurred on or before the Outside Date; provided that the Company may not terminate this Agreement pursuant to this Section 9.1(f)(iii) if the Company is in material breach of this Agreement.

          Section 9.2 Effect of Termination. In the event of termination of this Agreement by either the Company or the Parent as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Parent, Parent Advisory or the Company, except (i) that the terms and conditions set forth in this Article IX shall continue to remain in full force and effect notwithstanding any such termination, (ii) as otherwise provided in Section 10.2, and (iii) that nothing contained herein shall relieve any party for willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

ARTICLE X.
MISCELLANEOUS

          Section 10.1 Entire Agreement. This Agreement, together with the Company Disclosure Schedule and the Parent Disclosure Schedule and the documents and instruments referred to herein that are to be delivered at the Closing, contains the entire agreement among the parties with respect to the Merger and related transactions, and supersedes all prior or contemporaneous agreements, written or oral, among the parties or their respective Affiliates with respect thereto. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PARENT NOR THE COMPANY MAKE ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE MERGER, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER’S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

          Section 10.2 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or the termination of this Agreement pursuant to Section 9.1, as the case may be, except that the agreements set forth in Article I, Article II and Section 6.5, and (to the extent applicable to any of the foregoing) Article X shall survive the Effective Time indefinitely and those set forth in Section 5.1(b), Section 6.2(b), Section 9.2 and (to the extent applicable to any of the foregoing) Article X shall survive termination indefinitely.

          Section 10.3 Amendments and Waivers.

                    (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that after the Parent Shareholder Approval or Company Shareholder Approval is obtained, no such amendment or waiver shall, without the further approval of those shareholders, make any change that would require such approval under the Maryland REIT Law or the MGCL.

                    (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

          Section 10.4 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile with confirmation of transmission by the transmitting equipment, (c) received by the addressee, if sent by certified mail, return receipt requested, or (d) received by the addressee, if sent by a nationally recognized overnight delivery service, return receipt requested, in each case to the appropriate addresses or facsimile numbers set forth below (or to such other addresses or facsimile numbers as a party may designate by notice to the other parties):

                    (a) if to the Parent or Parent Advisory:

AmREIT
8 Greenway Plaza
Houston, Texas 77046
Attention:
Facsimile:

With a copy to:

Bass, Berry & Sims PLC
100 Peabody Place, Suite 900
Memphis, Tennessee 38103
Attention: John A. Good, Esq.
Facsimile: (888) 543-4644

                    (b) if to the Company:

REITPlus, Inc.
8 Greenway Plaza
Houston, Texas 77046
Attention:
Facsimile:

With a copy to:

Bass, Berry & Sims PLC
100 Peabody Place, Suite 900
Memphis, Tennessee 38103
Attention: John A. Good, Esq.
Facsimile: (888) 543-4644

          Section 10.5 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, and except as otherwise expressly set forth herein, all legal and other costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

          Section 10.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

          Section 10.7 Effectiveness. This Agreement shall not be effective until, and shall become effective and binding upon the parties hereto upon, the execution and delivery hereof by the Company, the Parent and Parent Advisory.

          Section 10.8 Assignment. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties.

          Section 10.9 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns except for (i) the rights of the Parent’s shareholders to receive the Merger Consideration at the Effective Time (of which the Parent’s shareholders are the intended beneficiaries) and (ii) the rights to continued indemnification and insurance pursuant to Section 7.5 (of which the Persons entitled to indemnification are the intended beneficiaries). Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The Company shall be entitled to pursue damages on behalf of its shareholders arising from the willful and material breach of this Agreement by the Parent.

          Section 10.10 Governing Law. Except as otherwise expressly provided herein, this Agreement and all claims or causes of action (whether at Law, in equity, in contract or in tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Laws of the State of Maryland, without giving effect to any choice or conflict of Law provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Maryland.

          Section 10.11 Enforcement of Agreement. The parties acknowledge and agree that the parties would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which any party may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

          Section 10.12 Consent to Jurisdiction; Venue. Each of the Company and the Parent irrevocably submits to the exclusive jurisdiction and venue of the courts of the State of Tennessee sitting in the City of Memphis in the State of Tennessee (or, in the case of any claim as to which the federal courts have exclusive subject matter jurisdiction, the United States District Court for the Western District of the State of Tennessee, Western Division) in any action arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action may be heard and determined in such court. Each of the Company and the Parent hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by Applicable Law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

          Section 10.13 WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

          Section 10.14 Disclosure Schedule. Notwithstanding anything in this Agreement that may be deemed to the contrary:

                    (a) any reference in a particular Schedule of either the Company Disclosure Schedule or the Parent Disclosure Schedule shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (i) the representations and warranties (or covenants, as applicable) of the relevant party that are contained in the corresponding Section of this Agreement, but only in each case if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties would be readily apparent on its face to a reasonable person who has read that reference and such representations and warranties, without any independent knowledge on the part of the reader regarding the matter(s) so disclosed. The mere inclusion of an item in either the Company Disclosure Schedule or the Parent Disclosure Schedule as an except to a representation or warranty shall not be deemed and admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would be reasonably expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect.

                    (b) Any information contained in any part of any Company SEC Document or of any Parent SEC Document shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) the representations and warranties of the relevant party if the relevance of that information as an exception to (or a disclosure for purposes of) such representations and warranties would be readily apparent on its face to a reasonable person who has read that information and such representations and warranties, without any independent knowledge on the part of the reader regarding the matter(s) so disclosed, provided that in no event shall any information contained in any part of any Company SEC Document or of any Parent SEC Document entitled “Risk Factors” or “Forward-Looking Statements” be deemed to be an exception to (or, as applicable, a disclosure for purposes of) any representation(s) and warranty(ies) of the Company or the Parent that is contained in this Agreement.

          Section 10.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile, or by .pdf or similar imaging transmission, will constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile, or by .pdf or similar imaging transmission, will be deemed to be their original signatures for any purpose whatsoever.

          Section 10.16 Interpretation. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All Annexes, Exhibits and Schedules to this Agreement are incorporated into and constitute an integral part of this Agreement as if fully set forth herein. When a reference is made in this Agreement to an Article, Section, Schedule or Exhibit such reference shall be to an Article or Section of, or Schedule or Exhibit to, this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. References to a Person are also to its permitted successors and assigns.

          Section 10.17 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the Company, the Parent and Parent Advisory have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

REITPlus, Inc.

By:	/s/ H. Kerr Taylor
Name:	H. Kerr Taylor
Title:	President

AmREIT

By:	/s/ H. Kerr Taylor
Name:	H. Kerr Taylor
Title:	President

REITPlus Advisor, Inc.

By:	/s/ H. Kerr Taylor
Name:	H. Kerr Taylor
Title:	President

Annex A: Defined Terms

          “368 Reorganization” has the meaning set forth in Section 3.27 hereof.

          “Acquisition Proposal” means any proposal or offer from a Third Party for or with respect to the acquisition, directly or indirectly, of beneficial ownership (as defined under Rule 13(d) of the Exchange Act) of assets, securities or ownership interests of or in the Company or any of its Subsidiaries representing 10% or more of the consolidated assets of the Company and its Subsidiaries or of an equity interest representing a 10% or greater economic interest in the Company and such Subsidiaries taken as whole, pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, share exchange, liquidation, dissolution, recapitalization, tender offer, exchange offer or similar transaction with respect to either the Company or any of such Subsidiaries.

          “Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.

          “Agreement” has the meaning forth in the preamble hereof.

          “Applicable Law” means, with respect to any Person, any United States federal, state or local or any foreign law (in each case, statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to that Person.

          “Articles of Merger” has the meaning set forth in Section 1.4 hereof.

          “Assumed Indebtedness” has the meaning set forth in Section 7.7 hereof.

          “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

          “Business” with respect to the Company, shall mean all businesses operated by the Company and its Subsidiaries and with respect to the Parent, shall mean all businesses operated by the Parent and its Subsidiaries.

          “Bylaws” means the Company’s Bylaws, as amended, in effect on the date hereof.

          “Certificate” has the meaning set forth in Section 2.1(f) hereof.

          “Class A Exchange Ratio” has the meaning set forth in Section 2.1(b) hereof.

D-A-1

          “Class A Merger Consideration” has the meaning set forth in Section 2.1(b) hereof.

          “Class C Exchange Ratio” has the meaning set forth in Section 2.1(c) hereof.

          “Class C Merger Consideration” has the meaning set forth in Section 2.1(c) hereof.

          “Class D Exchange Ratio” has the meaning set forth in Section 2.1(e) hereof.

          “Class D Merger Consideration” has the meaning set forth in Section 2.1(e) hereof.

          “Closing Date” has the meaning set forth in Section 1.3 hereof.

          “Closing” has the meaning set forth in Section 1.3 hereof.

          “Code” has the meaning set forth in the recitals hereof.

          “Company Affiliate Letter” has the meaning set forth in Section 7.5 hereof.

          “Company Board” has the meaning specified in the preamble hereof.

          “Company Charter” has the meaning set forth in Section 3.1(b) hereof.

          “Company Disclosure Schedule” has the meaning set forth in the preamble to Article III hereof.

          “Company Financial Statements” has the meaning set forth in Section 3.6 hereof.

          “Company Intellectual Property Rights” has the meaning set forth in Section 3.16 hereof.

          “Company Leases” has the meaning set forth in Section 3.14(a) hereof.

          “Company Material Adverse Effect” means any change, event, circumstance or effect that, individually or in the aggregate, is materially adverse to the business, operations, financial condition, results of operations, properties, assets or liabilities of the Company and its Subsidiaries taken as a whole or on the ability of the Company to timely consummate the transactions contemplated hereby; provided, however, that this definition shall exclude any such change, event, circumstance or effect to the extent arising out of, attributable to or resulting from (a) conditions generally affecting the real estate industry (including economic, legal and regulatory changes); (b) changes in general international, national or regional economic or financial conditions or changes in the securities markets in general; (c) changes in any laws or regulations or accounting regulations or principles applicable to the Company and its Subsidiaries; (d) any outbreak or escalation of hostilities (including any declaration of war by the United States) or act of terrorism; (e) the announcement, execution or consummation of this Agreement and the transactions contemplated hereby; (f) the Company’s compliance with the terms of, or taking any actions required by, this Agreement, or taking or not taking any actions at the request of or with the consent of the Parent; or (g) any decrease in the fair market value of the Company Common Shares, provided that the exception in this clause shall not prevent or otherwise affect a determination that any change, event, circumstance or effect underlying such decrease had or contributed to a Company Material Adverse Effect.

D-A-2

          “Company Material Contracts” has the meaning set forth in Section 3.17(a) hereof.

          “Company Properties” has the meaning set forth in Section 3.14(a) hereof.

          “Company Property Owner” has the meaning set forth in Section 3.14(a) hereof.

          “Company REIT Opinion” has the meaning set forth in Section 5.5(c) hereof.

          “Company Shareholder Approval” has the meaning set forth in Section 3.20 hereof.

          “Company Shareholders’ Meeting” has the meaning set forth in Section 7.1(d) hereof.

          “Company Stock” means the validly issued, fully paid and non-assessable shares of common stock, par value $0.01 per share, of the Company.

          “Consent” means any consent, approval, permit, notice, action, authorization or giving of notice to any Person not a party to this Agreement.

          “Contract” means, with respect to any Person, any written contract, agreement, understanding or other instrument or obligation to which such Person is a party or by which such Person or such Person’s properties or assets are or may be bound.

          “Effective Time” means the time and date on which the Articles of Merger have been accepted for record with the SDAT or such later time and date as is specified in the Articles of Merger.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules promulgated thereunder.

          “Exchange Agent” has the meaning set forth in Section 2.2(a) hereof.

          “Financial Advisor” has the meaning set forth in Section 4.18 hereof.

          “GAAP” means generally accepted United States accounting principles, consistently applied on a basis consistent with the basis on which the financial statements of the Company or the Parent as the case may be, were prepared.

          “Governmental Authority” means any transnational, domestic or foreign, federal, state or local governmental authority, department, court, administrative or regulatory agency, commission or official, including any political subdivision thereof.

D-A-3

          “Indebtedness” means, with respect to any Person, all obligations, contingent or otherwise in respect of borrowed money (other than preferred shares), letters of credit, purchase money indebtedness, guarantees, keep well arrangements, capital leases and any other indebtedness for borrowed money whether or not evidenced by a note, mortgage, bond, indenture or similar instrument.

          “Indemnified Parties” has the meaning set forth in Section 6.5(a) hereof.

          “Knowledge” means with respect to the Company, the actual knowledge of the officers and directors of the Company, and with respect to the Parent, the actual knowledge of the officers and trustees of the Parent.

          “Leased Properties” has the meaning set forth in Section 3.14(a) hereof.

          “Legal Requirement” means any applicable United States federal, state or local or foreign law, statute, rule, ordinance or regulation of any Governmental Authority or any decision, judgment, order, writ, injunction, decree, award or determination of any Governmental Authority.

          “Lien” means, with respect to any properties or assets, any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, security interest, lien, Tax lien, assessment, adverse claim, levy, charge, or encumbrance in respect of such properties or assets.

          “Maryland REIT Law” has the meaning set forth in the recitals hereof.

          “Merger Consideration” has the meaning set forth in Section 2.1(e) hereof.

          “Merger” has the meaning set forth in the recitals hereof.

          “MGCL” has the meaning set forth in the preamble hereof.

          “Outside Date” has the meaning set forth in Section 9.1(e)(iii) hereof.

          “Parent Board” has the meaning set forth in the recitals hereto.

          “Parent Capital Stock” has the meaning set forth in Section 2.1(e) hereof.

          “Parent Class A Common Stock” has the meaning set forth in Section 2.1(b) hereof.

          “Parent Class C Common Stock” has the meaning set forth in Section 2.1(c) hereof.

          “Parent Class D Common Stock” has the meaning set forth in Section 2.1(d) hereof.

           “Parent Declaration of Trust” has the meaning set forth in Section 4.1(b) hereof.

          “Parent Intellectual Property Rights” has the meaning set forth in Section 4.16 hereof.

D-A-4

          “Parent Leased Properties” has the meaning set forth in Section 4.14(a) hereof.

          “Parent Leases” has the meaning set forth in Section 4.14(a) hereof.

          “Parent Material Adverse Effect” means any change, event, circumstance or effect that, individually or in the aggregate, is materially adverse to the business, operations, financial condition, results of operations, properties, assets or liabilities of the Parent and its Subsidiaries taken as a whole or on the ability of the Parent to timely consummate the transactions contemplated hereby; provided, however, that this definition shall exclude any such change, event, circumstance or effect to the extent arising out of, attributable to or resulting from (a) conditions generally affecting the real estate industry (including economic, legal and regulatory changes); (b) changes in general international, national or regional economic or financial conditions or changes in the securities markets in general; (c) changes in any laws or regulations or accounting regulations or principles applicable to the Parent and its Subsidiaries; (d) any outbreak or escalation of hostilities (including any declaration of war by the United States) or act of terrorism; (e) the announcement, execution or consummation of this Agreement and the transactions contemplated hereby; (f) the Parent’s compliance with the terms of, or taking any actions required by, this Agreement; or (g) any decrease in the fair market value of the Parent Common Shares, provided that the exception in this clause shall not prevent or otherwise affect a determination that any change, event, circumstance or effect underlying such decrease had or contributed to a Parent Material Adverse Effect.

          “Parent Material Contract” has the meaning set forth in Section 4.17(a) hereof.

          “Parent Multiemployer Plan” has the meaning set forth in Section 4.10(f) hereof.

          “Parent Pension Plans” has the meaning set forth in Section 4.10(a) hereof.

          “Parent Plan” has the meaning set forth in Section 6.7(b) hereof.

          “Parent Properties” has the meaning set forth in Section 4.14(a) hereof.

          “Parent Property Owner” has the meaning set forth in Section 4.14(a) hereof.

          “Parent REIT Opinion” has the meaning set forth in Section 6.7(c) hereof.

          “Parent SEC Documents” has the meaning set forth in Section 4.6(a) hereof.

          “Parent Shareholder Approval” has the meaning set forth in Section 4.22 hereof.

          “Parent Shareholders’ Meeting” has the meaning set forth in Section 7.1(e) hereof.

          “Parent” has the meaning set forth in the preamble hereof.

          “Permits” has the meaning set forth in Section 3.11 hereof.

D-A-5

          “Permitted Liens” means (a) liens for utilities and current Taxes not yet due and payable, (b) mechanics’, carriers’, workers’, repairers’, materialmen’s, warehousemen’s, lessor’s, landlord’s and other similar liens arising or incurred in the ordinary course of business not yet due and payable, (c) liens for Taxes being contested in good faith by appropriate proceedings and for which appropriate reserves have been included on the balance sheet of the applicable Person, (d) easements, subdivision plats, restrictive covenants and similar encumbrances or impediments against any assets or properties of an entity and which individually or in the aggregate do not materially interfere with the business of such entity or the operation of the property to which they apply, (e) minor irregularities and defects of title which individually or in the aggregate do not materially interfere with an entity’s business or the operation of the property to which they apply, (f) Liens related to Indebtedness incurred in the ordinary course of business or related to any Contract for Indebtedness or any guarantee set forth on Schedule 3.19 of the Company’s Disclosure Schedule or Schedule 4.19 of the Parent’s Disclosure Schedule, and (g) Liens disclosed on the existing title policies, title commitments and/or surveys which have been previously provided or made available to the Parent or the Company, as the case may be, none of which materially interfere with the Business or the operation of the property to which they apply.

          “Person” means any corporation, association, partnership, limited liability company, joint venture, organization, individual, business, trust or any other entity or organization of any kind or character, including a Governmental Entity.

          “Proxy Statement” has the meaning set forth in Section 7.1(a) hereof.

          “Qualified REIT Subsidiary” has the meaning set forth in Section 3.13(k) hereof.

          “Qualifying Amendment” has the meaning set forth in Section 7.1(b) hereof.

          “Recent Company SEC Documents” has the meaning set forth in Section 3.7 hereof.

          “Recent Parent SEC Documents” has the meaning set forth in Section 4.7 hereof.

          “Re-domestication Transaction” has the meaning set forth in the recitals hereof.

          “Registration Statement” has the meaning set forth in Section 3.10 hereof.

          “REIT” has the meaning set forth in Section 3.13(f) hereof.

          “Representative” or “Representatives” has the meaning set forth in Section 5.4(a) hereof.

          “Rule 145” has the meaning set forth in Section 7.4 hereof.

          “SDAT” means the State Department of Assessments and Taxation of the State of Maryland.

          “SEC” means the United States Securities and Exchange Commission.

          “Section 754 Election” has the meaning set forth in Section 3.13(p) hereof.

          “Securities Act” means the Securities Act of 1933, as amended and the rules promulgated thereunder.

D-A-6

          “Subsequent Determination” has the meaning set forth in Section 5.4(b) hereof.

          “Superior Proposal Notice” has the meaning set forth in Section 9.1(e)(i) hereof.

          “Superior Proposal” means an unsolicited bona fide written Acquisition Proposal by a Third Party, (i) on terms which the Company Board determines in good faith, and in consultation with its legal and financial advisors, to be more favorable to the Company’s shareholders than the Merger, taking into account any amendments to this Agreement proposed by the Parent, (ii) for which financing, to the extent required, is then committed subject to customary conditions and which in the good faith judgment of the Company Board is reasonably capable of being obtained by such Third Party, and (iii) which, in the good faith reasonable judgment of the Company Board, is reasonably likely to be consummated on the timetable and terms proposed; provided that for purposes of this definition the references in the definition of Acquisition Proposal to “10%” shall be deemed to be references to “50%”.

          “Surviving Corporation” has the meaning set forth in Section 1.1 hereof.

          “Takeover Statutes” has the meaning set forth in Section 3.18(a) hereof.

          “Tax Protection Agreement” means a Contract that (a) relates to the deferral of U.S. federal taxable income that otherwise might have been recognized upon a transfer of property to the Company or any of its Subsidiaries or the recognition of income relating to a negative capital account and that prohibits or restricts in any manner the disposition of any assets of the Company or any of its Subsidiaries, (b) requires that the Company or its Subsidiaries maintain, put in place, or replace, indebtedness whether or not secured by one or more properties, (c) requires that the Company or any of its Subsidiaries offer to any Person at any time the opportunity to guarantee or otherwise assume, directly or indirectly (including through a “deficit restoration obligation,” guarantee (including a “bottom” guarantee), indemnification or other similar arrangement), the risk of loss for U.S. federal income Tax purposes of indebtedness or other liabilities of the Company or any of its Subsidiaries, or (d) requires the Company to make or refrain from making Tax elections, operate (or refrain from operating) in a particular manner, use (or refrain from using) a specified method of taking into account book-tax disparities under Section 704(c) of the Code with respect to one or more assets of the Company or any Subsidiary, or use (or refrain from using) a particular method for allocating one or more liabilities of the Company or any Subsidiary under Section 752 of the Code.

          “Tax Return” means any return, report, information return or other document (including any related or supporting information, schedule or amendment thereto) and, where applicable, profit and loss accounts and balance sheets) with respect to Taxes, including any documents accompanying payments of estimated Taxes, or accompanying requests for the extension of time in which to file any such return, report, information return or other document.

D-A-7

          “Tax” or “Taxes” means (i) any and all taxes, charges, fees, levies or other assessments imposed by any United States Federal, state, local or foreign taxing authority, including income, gross receipts, excise, property, sales, use, transfer, payroll, license, ad valorem, value added, withholding (including dividend withholding or withholding required pursuant to Sections 1441 through 1446 of the Code), social security, national insurance (or other similar contributions or payments), franchise, estimated, severance, stamp, and other taxes (including any interest, fines, penalties or additions attributable to or imposed on or with respect to any such taxes, charges, fees, levies or other assessments) (whether disputed or not) and (ii) any obligation with respect to Taxes payable by reason of Treasury Regulation Section 1.1.502-6 (or any analogous or similar provision under state, local or foreign law).

          “Taxable REIT Subsidiary” has the meaning set forth in Section 3.13(k) hereof.

          “Third Party Confidentiality Agreement” has the meaning set forth in Section 3.17(a)(v) hereof.

          “Third Party” means any Person or group (as defined in Section 13(d)(3) under the Exchange Act) other than the Parent or any Affiliate thereof.

          “Transfer Taxes” has the meaning set forth in Section 5.5(b) hereof.

          “Uncertificated Shares” has the meaning set forth in Section 2.2(a) hereof.

          “Voting Debt” means, with respect to the Company, any Indebtedness having the right to vote on any matters on which shareholders of the Company may vote, and with respect to the Parent, any Indebtedness having the right to vote on any matters on which shareholders of the Parent may vote.

D-A-8

ANNEX E

OPINION OF KEYBANC CAPITAL MARKETS, INC.

CONFIDENTIAL

May 20, 2009

Board of Trust Managers
of AmREIT
8 Greenway Plaza, Suite 1000
Houston, TX 77046

Ladies and Gentlemen:

                    You have requested our opinion as to the fairness, from a financial point of view, to the holders of the issued and outstanding shares of Class A, Class C and Class D Common Stock, each class $0.01 par value per share (collectively the “Common Stock”), of AmREIT (the “Company”) of the consideration to be received by these holders pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) to be entered into by and among the Company and REITPlus, Inc. (“REITPlus”). Pursuant to the Merger Agreement, the Company will be merged with and into REITPlus with REITPlus continuing as the surviving entity (the “Transaction”). Capitalized terms that are used but are not defined in this letter shall have the meaning ascribed to them in the Merger Agreement.

                    You have advised us that under the terms of the Merger Agreement, (i) each of the issued and outstanding shares of Class A Common Stock will be converted into the right to receive, and become exchangeable for one share of REITPlus Common Stock, (ii) each of the issued and outstanding shares of Class C Common Stock will be converted into the right to receive, and become exchangeable for 1.16 shares of REITPlus Common Stock, (iii) each of the issued and outstanding shares of Class D Common Stock not acquired pursuant to the Company’s Class D share Dividend Reinvestment Plan will be converted into the right to receive, and become exchangeable for 1.11 shares of REITPlus Common Stock, and (iv) each of the issued and outstanding shares of Class D Common Stock acquired pursuant to the Company’s Class D share Dividend Reinvestment Plan will be converted into the right to receive, and become exchangeable for one share of REITPlus Common Stock. The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

                    KeyBanc Capital Markets Inc. (“KBCM”), as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary and follow-on distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

                    In connection with rendering this opinion, we have reviewed and analyzed, among other things, the following: (i) a draft of the Merger Agreement, dated May 20, 2009, which we understand to be in substantially final form; (ii) certain publicly available information concerning the Company, including the Annual Reports on Form 10-K of the Company for each of the years in the three year period ended December 31, 2008, and the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2009; (iii) certain other internal information, primarily financial in nature, including projections, concerning the business and operations of the Company furnished to us by the Company for purposes of our analysis; (iv) third party property appraisal reports for the Company and REITPlus prepared by CB Richard Ellis, Inc. and Valuation Associates Real Estate Group, Inc.; (v) certain publicly available information concerning REITPlus; (vi) certain other internal information, primarily financial in nature, concerning REITPlus; (vii) certain publicly available information with respect to certain other publicly traded companies that we believe to be comparable to the Company and the trading markets for certain of such other companies’ securities; and (viii) certain publicly available information concerning the nature and terms of certain other transactions that we consider relevant to our inquiry. We have also met with certain officers and employees of the Company to discuss the business and prospects of the Company, as well as other matters we believe relevant to our inquiry, and considered such other data and information we judged necessary to render our opinion. You have imposed no restrictions or limitations on KBCM with respect to the investigations made or the procedures followed by KBCM in rendering this opinion.

Board of Directors
of AmREIT
May 20, 2009

                    In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to or otherwise reviewed by or discussed with us or publicly available and have assumed and relied upon the representations and warranties of the Company and REITPlus contained in the Merger Agreement. We have not been engaged to, and have not independently attempted to, verify any of such information. We have also relied upon the management of the Company as to the reasonableness and achievability of the financial and operating projections (and the assumptions and bases therefor) provided to us and, with your consent, we have assumed that such projections were reasonably prepared and reflect the best currently available estimates and judgments of the Company. We have not been engaged to assess the reasonableness or achievability of such projections or the assumptions on which they were based and express no view as to such projections or assumptions. In addition, we have not conducted a physical inspection or appraisal of any of the assets, properties or facilities of the Company. We have been furnished with and have relied upon the completeness and accuracy of certain appraisals prepared for the Company by CB Richard Ellis, a national full-service real estate firm, and Valuation Associates Real Estate Group, Inc., a recognized leader in valuation of restaurant properties. We have also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without material adverse effect on the Company, REITPlus or the Transaction.

                    We have not been asked to, nor do we, offer any opinion as to the material terms of the Merger Agreement or the form of the Transaction. In rendering our opinion, we have assumed, with your consent, that the final executed form of the Merger Agreement does not differ in any material respect from the draft that we have examined, and that the conditions to the Transaction as set forth in the Merger Agreement would be satisfied and that the Transaction would be consummated on a timely basis in the manner contemplated by the Merger Agreement.

                    It should be noted that the opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof and does not address any matters subsequent to such date. In addition, our opinion is, in any event, limited to the fairness, as of the date hereof, from a financial point of view, of the consideration to be received by the holders of the shares of Class A, Class C and Class D Common Stock, respectively, pursuant to the Merger Agreement and does not address the Company’s underlying business decision to effect the Transaction or any other terms of the Transaction. It should be noted that although subsequent developments may affect the opinion, we do not have any obligation to update, revise or reaffirm our opinion. The opinion has been approved by a fairness committee of KBCM.

                    We have not acted as financial advisor to the Company in connection with the Transaction. In addition, we have not solicited, nor were we asked to solicit, third party interest in a transaction involving the Company. The Company has agreed to reimburse us for certain expenses and to indemnify us under certain circumstances. We will receive a fee in connection with the delivery of these opinions.

                    It is understood that the opinion was prepared for the information and assistance of the Board of Trust Managers of the Company in its evaluation of the proposed Transaction. Our opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote at any stockholders’ meeting held in connection with the Transaction. The opinion is not to be used for any other purpose, or be reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent. We hereby consent to the inclusion of this opinion in its entirety in any proxy or information statement filed by the Company with the United State Securities and Exchange Commission and any state securities administrator in connection with the Transaction to the extent such inclusion is legally required.

                    In addition, we do not express any opinion as to the fairness of the amount or the nature of the compensation now paid or to be paid to any of the Company’s officers, directors or employees, or class of such persons, relative to the compensation to public shareholders of the Company.

Board of Directors
of AmREIT
May 20, 2009

                    Based upon and subject to the foregoing and such other matters as we consider relevant, it is our opinion that as of the date hereof, the consideration to be received pursuant to the Merger Agreement is fair, from a financial point of view, to the holders of shares of Class A, Class C and Class D Common Stock of the Company, respectively.

Very truly yours,

/s/ KEYBANC CAPITAL MARKETS INC.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.

ITEM 1. TO CONSIDER AND VOTE ON THE APPROVAL OF THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, DATED AS OF JULY 10, 2009, BY AND AMONG REITPLUS, INC., AMREIT AND REITPLUS ADVISOR, INC., A COPY OF WHICH IS ATTACHED AS ANNEX D TO THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS AND THE TRANSACTIONS CONTEMPLATED THEREBY.

FOR	AGAINST	ABSTAIN

☐	☐	☐

ITEM 2. TO APPROVE THE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE MERGER PROPOSAL.

FOR	AGAINST	ABSTAIN

☐	☐	☐

SEE REVERSE SIDE

Signature:	Signature:	Date:

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone proxy authorization is available through 12:00 Noon Central Daylight Time the day prior to special meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
Internet
http://www.eproxy.com/reitplus/

Use the Internet to authorize your
proxy. Have your REITPlus proxy card in
hand when you access the web site.

OR
Telephone
1-800-560-1965

Use any touch-tone telephone to
authorize your proxy. Have your
REITPlus proxy card in
hand when you call.

If you authorize your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To authorize your proxy to vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF REITPLUS, INC.

          The undersigned shareholder of REITPlus, Inc. (“REITPlus”) hereby appoints H. Kerr Taylor and Chad C. Braun, each with power to act without the other and with full power of substitution in each of them, as proxies and attorneys-in-fact and hereby authorizes them to cast on behalf of the undersigned, as provided on the other side and in their discretion upon any procedural matters that may properly come before the special meeting of shareholders of REITPlus to be held at 8 Greenway Plaza, Suite 1000, Houston, Texas 77046 at 11:00 a.m. Central Daylight Time on Tuesday, November 24, 2009, or at any adjournment or postponement thereof, all of the votes that the undersigned is entitled to cast at such special meeting, and to attend and otherwise represent the undersigned at such special meeting with all powers which the undersigned would possess if personally present at the special meeting.

          The undersigned hereby acknowledges receipt of the REITPlus Notice of Special Meeting of Shareholders and of the accompanying joint proxy statement/prospectus, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

(Continued and to be marked, dated and signed, on the other side)

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.

ITEM 1. TO CONSIDER AND VOTE ON THE APPROVAL OF THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, DATED AS OF JULY 10, 2009, BY AND AMONG REITPLUS, INC., AMREIT AND REITPLUS ADVISOR, INC., A COPY OF WHICH IS ATTACHED AS ANNEX D TO THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS AND THE TRANSACTIONS CONTEMPLATED THEREBY.

FOR	AGAINST	ABSTAIN

☐	☐	☐

ITEM 2. TO APPROVE THE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE MERGER PROPOSAL.

FOR	AGAINST	ABSTAIN

☐	☐	☐

SEE REVERSE SIDE

Signature:	Signature:	Date:

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone proxy authorization is available through 12:00 Noon Central Daylight Time the day prior to special meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
Internet
http://www.eproxy.com/amy/

Use the Internet to authorize your
proxy. Have your AmREIT proxy card in
hand when you access the web site.

OR
Telephone
1-800-560-1965

Use any touch-tone telephone to
authorize your proxy. Have your
AmREIT proxy card in
hand when you call.

If you authorize your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To authorize your proxy to vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF AMREIT

          The undersigned shareholder of AmREIT hereby appoints H. Kerr Taylor and Chad C. Braun, each with power to act without the other and with full power of substitution in each of them, as proxies and attorneys-in-fact and hereby authorizes them to cast on behalf of the undersigned, as provided on the other side and in their discretion upon any procedural matters that may properly come before the special meeting of shareholders of AmREIT to be held at 8 Greenway Plaza, Suite 1000, Houston, Texas 77046 at 9:30 a.m. Central Daylight Time on Tuesday, November 24, 2009, or at any adjournment or postponement thereof, all of the votes that the undersigned is entitled to cast at such special meeting, and to attend and otherwise represent the undersigned at such special meeting with all powers which the undersigned would possess if personally present at the special meeting.

          The undersigned hereby acknowledges receipt of the AmREIT Notice of Special Meeting of Shareholders and of the accompanying joint proxy statement/prospectus, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

(Continued and to be marked, dated and signed, on the other side)